UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
 ..........................................................................x



In re:
                                                    :
                                                       Chapter 11 Case Nos.
237 PARK AVENUE ASSOCIATES, L.L.C.
                                                    :  96 B 42177 (JLG) and
and 1290 ASSOCIATES, L.L.C.,                           96 B 42178 (JLG)
                                                    :
Debtors.
(Jointly Administered)

                                                    :


 ......................................................................... x

                            DISCLOSURE STATEMENT FOR
                         THE SECOND AMENDED JOINT PLAN
                              OF REORGANIZATION OF
                       237 PARK AVENUE ASSOCIATES, L.L.C.
                          AND 1290 ASSOCIATES, L.L.C.

WEIL, GOTSHAL & MANGES LLP
                                           Attorney for the Debtors
                                            in Possession
                                           767 Fifth Avenue
                                           New York, New York 10153
                                           (212) 310-8000
                                           Brian S. Rosen, Esq. (BSR 0571)

Dated: New York, New York
       August 9, 1996

       Ad Hoc Committee of $970 Million Noteholders
                                                  August 9, 1996
To 970 Noteholders:

     We write this letter to inform you that the Noteholders serving on the Ad Hoc Committee of $970 Million Noteholders unanimously support the Second Amended Joint Plan of Reorganization of 237 Park Avenue Associates, L.L.C. and 1290 Associates, L.L.C.

     As explained in the Disclosure Statement, the current members of the Ad Hoc Committee represent 51.9% of the outstanding principal amount of the Existing Notes. Notably, the Noteholders serving on the Ad Hoc Committee represent a broad cross-section of Noteholders and include large and small holders and par and non-par buyers. The Plan represents the product of extensive negotiations among the Ad Hoc Committee, O&Y (U.S.) and JMB, as well as the resolution of intercreditor issues among the members of the Ad Hoc Committee concerning both the economic and non-economic features of the Plan. The Plan contains provisions which are designed, among other things, to promote liquidity, to provide Noteholders (within certain parameters) with a choice of debt or equity securities, to permit a refinancing of all or a portion of the debt securities to be issued and to protect the rights of all holders of the REIT Stock to be issued under the Plan. We believe that the Plan provides the best available means to bring about a speedy, sensible and fair resolution of the issues relating to 237 Park Avenue and 1290 Avenue of the Americas.

     For the reasons set forth above, in the Disclosure Statement and in the accompanying letter of John E. Zuccotti, President and Chief Executive Officer of O&Y (U.S.), WE STRONGLY URGE YOU TO VOTE TO ACCEPT THE PLAN BY MARKING AND RETURNING THE ENCLOSED BALLOT.

                                       Very truly yours,

                                       The Ad Hoc Committee of
                                       $970 Million Noteholders

                               TABLE OF CONTENTS




SUMMARY.........................................................
I.       INTRODUCTION..................

         A.     General.........................
         B.     Summary of the Plan...................
II.      GENERAL INFORMATION.............................................
         A.     Background Information.......................
                1.    The Debtors and Certain Affiliates.......
                2.    The Organizational Structure of the Debtors..........
                3.    Principal Assets and Liabilities of the Debtors.....
                4.    Description of the Properties........
         B.     Significant Events Preceding the Commencement of the
                        Debtors' Reorganization Cases............
                1.    Formation of the Ad Hoc Committee............
                2.    Negotiation of Proposed Restructuring.......
                3.    The Settlement Agreement...............
                4.    Motion for Approval of the Settlement Agreement.....
                5.    Commencement of Reorganization Cases.............

III.     THE JOINT PLAN OF REORGANIZATION...........
            A.     Classification and Treatment of Claims and Equity
                  Interests Under the Plan.....
                1.    Administrative Expense Claims and
                      Priority Tax Claims (Article II).....
                2.    Class 1--Priority Non-Tax Claims (Article IV).....
                3.    Class 2--Senior Claims (Article V)...
                4.    Class 3--Other Secured Claims (Article VI).....
                5. Class 4--Insured Claims and Tenant Reimbursement Claims (Article VII)...
                6.    Class 5--General Unsecured Claims (Article VIII)..
                7.    Class 6--Affiliate Unsecured Claims (Article IX)....
                8.    Class 7--Equity Interests (Article X)...
         B.     Implementation of the Plan (Article XIII)...
                1.    Formation of the REIT (Article XIII)....
                2.    Formation of the Partnerships (Article XIII)...
                3.    Assignment of Tenant Notes......
                4.    Assignment of JMB Notes.....
                5.    Transfer of Distributable Cash...
                6.    Assignment of Certain Assets Related to the
                      Sale of 2 Broadway...
                7.    Description of the New Notes and the
                      Restated Indenture......
                8.    Description of the Restated Mortgage......
                9.    Cash Distribution in Lieu of New Notes;
                      Conventional Financing Alternative..........
                10.   Description of Registration Rights Agreement
                      and Stock Option Plan.........
                11.   Issuance of Securities................
         C.     Management of Reorganized Debtors (Article XIII)....
         D.     Provisions Governing Distributions;
                Appointment of Disbursing Agent (Articles XIV and XV).....
                1.    Date of Distributions...
                2.    Disbursing Agent....
                3.    Sources of Distributions......
                4.    Delivery of Distributions......
                5.    Manner of Payment Under the
                6.    Exculpation of Disbursing Agent.........
                7.    Powers of the Disbursing Agent....
         E.     Disputed Claims (Article XVI).........
                1.    Prosecution of Objections........
                2.    Claims Reserve.......
                3.    Distributions After Allowance....
                4.    Remaining Funds..........
                5.    Allowance and Objection to Allowance
                      of Tenant Reimbursement Claims......
                6.    Allowance and Objection to Allowance
                      of Priority Utility Tax Claims.......


                                       i



                7.    No Distributions Pending Allowance.........
                8.    Distributions After Effective Date...
         F.     Executory Contracts and Unexpired Leases
                (Article XVII)......
                1.    The 1290 Ground Lease..........
                2.    General Treatment....
                3.    Amendments to Schedule; Effect of Amendments.....
                4.    Bar to Rejection Damages.........
         G.     Conditions Precedent to Confirmation
                and Consummation (Article XVIII)........
                1.    Confirmation of the Plan....
                2.    Consummation of the Plan..........
                3.    Waiver of Conditions Precedent.....
         H.     Effects of Confirmation (Article
                1.    Vesting and Liens........
                2.    Equityco Claims....
                3.    2 Broadway Plan.....
                4.    Binding Effect......
         I.     Releases, Injunctions and Waiver of Claims (Article XX)...
                1.    Release of the O&Y
                2.    Release of the Plan
                3.    Injunction......
                4.    Avoidance and Recovery Actions....
         J.     Retention of Jurisdiction and Modification of Plan
                (Article XXI)......
         K.     Retiree Benefits........
         L.     Action By Indenture Trustee...........
         M.     VCG Fees....................

IV.      RISK FACTORS......
                1.    Ownership by Apollo.........
                2.    Conflicts of Interest.........
                3.    Accuracy of Financial Projections..............
                4.    No Limitation on Debt; Uncertainty of Ability to
                      Refinance Debt.........
                5.    Real Estate Investment Risks...........
                6.    Changes in Policies........
                7.    Necessity to Maintain Ownership Limit; Anti-Takeover
                      Effect..............
                8.    Limits on Changes in Control.........
                9.    Lack of Appraisals.........
                10.   Restrictions Imposed by the Restated Indenture.......
                11.   Issuance of Additional Securities.............
                12.   Future Sales of REIT Stock and New Notes...........
                13.   Tax Risks........................
                14. Inability to Make Required Distributions to Stockholders Could Affect Real Estate Investment Trust Status; Potential Requirement to Borrow..
                15.   Risks of Third Party Management........
                16.   Effect of Market Interest Rates on Value of REIT
                      Stock...........
                17.   Absence of Public Market.........
V.       SECURITIES ACT CONSIDERATIONS...................................
VI.      TAX CONSEQUENCES OF THE PLAN TO HOLDERS OF SENIOR CLAIMS........
         A.     General.........
         B.     Taxation of the Exchange of Senior Claims.............
         C.     Transfer Taxes..................
         D.     Mortgage Recording Tax....
         E.     REIT Taxation......
         F.     Taxation of the New Notes...............
         G.     Foreign Investors............

VII.     VOTING PROCEDURES AND REQUIREMENTS.....
         A.     Holders of Claims and Equity Interests..........
         B.     Parties in Interest Entitled to Vote........



                                       ii


         C.     Voting Procedures...........
         D.     Non-Standard Election and Exercise of Subscription
                Rights..
         E.     Agreements Upon Furnishing Ballots; Modification of the
                Plan.
         F.     Waivers of Defects and Irregularities..
         G.     Withdrawal of Ballots; Revocation....
VIII.    CONFIRMATION AND CONSUMMATION OF THE PLAN.....
         A.     Confirmation Hearing.....
         B.     Objections to Confirmation of the Plan.........
         C.     Confirmation Requirements......
                1.    Acceptance......
                2.    'Unfair Discrimination' and 'Fair and Equitable'
                      Tests..
                3.    Feasibility of the Plan...............
                4.    'Best Interests' Test............
         D.     Consummation of the Plan...............
IX.      ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN
         A.     Continuation of the Reorganization Case.......
         B.     Alternative Joint Plan of Reorganization...............
         C.     Liquidation Under Chapter 7........
         D.     Section 1129 (b)......
X.       CONCLUSION....................




EXHIBITS
Exhibit 1    Second Amended Joint Plan of Reorganization
Exhibit 2    Order Approving the Disclosure Statement and Notice of
             Confirmation Hearing
Exhibit 3    Pro Forma Balance Sheet for the REIT and the Property Owning
             Partnerships
Exhibit 4    Cash Flow Projections for the Properties and the REIT
Exhibit 5    Property Tenant Stacking Plan for 237 Property and 1290
             Property and a Schedule of Lease Expirations for each Property
Exhibit 6    Terms of the Conventional Financing Alternative
Exhibit 7    Terms of the Retention of the Asset Manager by the REIT
Exhibit 8    Terms of the Retention of the Property Manager/Leasing Agent
             by the Property Owning Partnerships
Schedule A   List of Executory Contracts and Unexpired Leases to be Assumed


                                      iii



                                    SUMMARY

     The following summary is qualified in its entirety by reference to the Second Amended Joint Plan of Reorganization of 237 Park Avenue Associates, L.L.C. ('237 LLC') and 1290 Associates, L.L.C. ('1290 LLC'), dated August 9, 1996 (the 'Plan'), a copy of which is attached hereto as Exhibit 1, and the more detailed information contained herein and therein. In the event of any inconsistency between this Disclosure Statement and the Plan, the terms and conditions of the Plan shall govern; and, in the event of any inconsistency between this Disclosure Statement and any exhibit or schedule to this Disclosure Statement or any exhibit or schedule to the Plan, the terms and conditions of such exhibit or schedule shall govern. All capitalized terms used but not defined herein have the meanings assigned to such terms in the Plan.

PROPONENTS OF THE PLAN

     The Plan has been proposed by 237 LLC and 1290 LLC, as debtors and debtors in possession (collectively, the 'Debtors'), in chapter 11 cases pending in the United States Bankruptcy Court for the Southern District of New York (the 'Bankruptcy Court'). The Debtors own the properties (the 'Properties') located at 237 Park Avenue and 1290 Avenue of the Americas in New York City. The Debtors are also the successors to the issuers of Nine Hundred Seventy Million Dollars ($970,000,000) in original principal amount of notes, the obligations of which are secured by the Properties (the 'Existing Notes').

     This Disclosure Statement and the other documents described herein are being provided by the Debtors to holders of Claims against and Equity Interests in the Debtors.

     The Debtors have identical ownership structures. O&Y Equity Company, L.P. ('Equityco'), a Delaware limited partnership and an O&Y (U.S.) entity, O&Y NY Building Corp. ('Building Corp.'), a Delaware corporation and an entity that is wholly owned by Equityco, and JMB/NYC Office Building Associates, L.P., an Illinois limited partnership ('JMB LP'), are the members of the Debtors. Equityco, Building Corp. and JMB LP, respectively, hold a forty nine and nine tenths percent (49.9%), three and six tenths percent (3.6%) and forty six and five tenths percent (46.5%) membership interest in each of the Debtors.

     The following chart depicts the ownership structure of the Debtors prior to consummation of the Plan.

                              Chart to be inserted

                                       1

RELATIONSHIP OF THE PLAN TO SETTLEMENT AGREEMENT

     The filing of the Debtors' cases under chapter 11 of the Bankruptcy Code (the 'Reorganization Cases') and the Plan are consistent with and necessary in order to consummate the transactions contemplated by the Settlement Agreement, dated January 12, 1996 (as amended, the 'Settlement Agreement'), by and among several of the principal parties in interest in the O&Y (U.S.) bankruptcy cases. Upon consummation of the transactions contemplated by the Settlement Agreement and the Plan, the Debtors will be reorganized into entities independent of the other O&Y (U.S.) entities and their bankruptcy cases. In consideration for the holders (the 'Morgan Loan Lenders') of a loan to O&Y (U.S.) (the 'Morgan Loan') resolving their claims against O&Y (U.S.) in accordance with the terms of the Settlement Agreement, O&Y (U.S.) has agreed, pursuant to the Plan, to relinquish any ongoing management or ownership role in the Properties and to modify the reorganization plan outline for the Debtors agreed to in June 1994 by representatives of holders of Existing Notes (the 'Noteholders') to (i) reduce certain fees inherent in such plan; (ii) provide for the indirect transfer of ownership of the Properties to the Noteholders consensually, expeditiously and in a tax-efficient manner that avoids the substantial taxes, costs and delays that would be incurred in attempting to achieve a comparable result without the assistance and cooperation of O&Y (U.S.); and (iii) provide for the allocation to the Morgan Loan Lenders of approximately seven percent (7%) of the equity securities (i.e., the REIT Stock and the Subscription Rights described below) and two and twenty five hundredths percent (2.25%) of the debt securities to be issued under the Plan. See 'GENERAL INFORMATION--Significant Events Preceding the Commencement of the Debtors' Reorganization Cases--The Settlement
Agreement.'

SECURITIES TO BE ISSUED TO THE HOLDERS OF SENIOR CLAIMS PURSUANT TO THE PLAN

     The Plan provides that the holders of Senior Claims will receive (i) approximately ninety three percent (93%) of the equity securities to be issued under the Plan which equity interests consist of (a) shares of common stock, par value Ten Dollars ($10.00) per share (the 'REIT Stock'), of Metropolis Realty Trust, Inc. (the 'REIT'), a newly-formed Maryland corporation which intends to qualify as a real estate investment trust for federal income tax purposes, and (b) uncertificated rights (the 'Subscription Rights') to purchase an aggregate number of shares of REIT Stock (the 'Offered Shares') equal to the product of (x) 12,000,000 shares of REIT Stock, multiplied by (y) a fraction, the numerator of which is $20,000,000 and the denominator of which is $660,000,000 minus the gross proceeds from the consummation of the Conventional Financing Alternative (or, if not consummated, $400,000,000) for a fixed exercise price per share equal to $20,000,000 divided by the number of Offered Shares (the 'Subscription Price'), such rights to be exercised at the time of voting on the Plan, and (ii) ninety seven and seventy five one hundredths percent (97.75%) of the New Notes to be issued in an aggregate principal amount of Four Hundred Million Dollars ($400,000,000), unless the Conventional Financing Alternative is consummated, as described in paragraph 7 under the caption titled 'INTRODUCTION--Summary of the Plan.' The REIT Stock, the Subscription Rights and the New Notes are hereinafter referred to collectively as the 'Plan Securities.'

     The REIT will own a ninety five percent (95%) partnership interest, as general partner, in a limited partnership (the 'Lower Tier Limited Partnership') which will own a ninety nine percent (99%) partnership interest, as limited partner, in each of the limited partnerships (the 'Property Owning Partnerships') to be formed to own the Properties now owned by the Debtors. The remaining one percent (1%) interest, in each of the Property Owning Partnerships will be owned by one of two corporations to be formed (the 'GP Corps'), as general partner, each of which, in turn, will be wholly owned by the REIT. The REIT will also succeed to certain other assets held by the Debtors, and certain affiliates of the Debtors (as further described in paragraph 8 under the caption titled 'INTRODUCTION--Summary of the Plan'). The remaining five percent (5%) interest in the Lower Tier Limited Partnership (the 'LP Interest') not owned by the REIT will be owned by the successor by merger to the Debtors (the 'Upper Tier Limited Partnership') which, in turn, will be owned almost entirely by JMB LP, an existing member of the Debtors, as limited partner, in the Upper Tier Limited Partnership. The five percent (5%) LP Interest will be subordinated to the ninety five percent (95%) partnership interest of the REIT with respect to certain priority distributions from the Lower Tier Limited Partnership. See 'THE JOINT PLAN OF REORGANIZATION--Implementation of the Plan--Formation of the Partnerships--Description of the Limited Partnership Agreements of the Partnerships.' The Upper Tier Limited Partnership, the Lower Tier Limited Partnership and the Property Owning Partnerships are hereinafter referred to, collectively, as the 'Partnerships.'

                                       2

     The following chart depicts the ownership structure of the Partnerships upon consummation of the Plan, assuming the Conventional Financing Alternative is not consummated on the Effective Date.

                              Chart to be inserted

                                       3

     The aggregate outstanding principal amount of Existing Notes held by the holders of Senior Claims is equal to Nine Hundred Two Million Six Hundred Three Thousand Four Hundred Ninety Two Dollars ($902,603,492) (the 'Election Amount'). Each such holder's Pro Rata share of the Election Amount will be the proportion that the amount of Senior Claims held by such holder bears to the aggregate amount of Senior Claims held by all holders of Senior Claims. Pursuant to the Plan, holders of Allowed Senior Claims may make (a) a Standard Election (as described below), pursuant to which each holder of a Senior Claim will receive, subject to adjustment if the Conventional Financing Alternative is consummated, for each One Million Dollars ($1,000,000) of such holder's Pro Rata share of the Election Amount (i) Four Hundred Thirty Three Thousand One Hundred Ninety One Dollars and Thirty Two Cents ($433,191.32) in principal amount of New Notes, and (ii) Twelve Thousand Three Hundred Sixty Four and Twenty Three Hundredths (12,364.23) shares of REIT Stock, or (b) a Non-Standard Election (as described below), pursuant to which each holder of a Senior Claim will receive, subject to adjustment if the Conventional Financing Alternative is consummated, New Notes in an aggregate principal amount equal to seventy percent (70%) of such holder's Pro Rata share of the Election Amount, if any, allocated by such holder to New Notes on its Ballot (subject to reduction if the holders of Senior Claims have elected to receive more than Three Hundred Ninety One Million Dollars ($391,000,000) in principal amount of New Notes in the aggregate (the 'Senior Claim Note Cap')) and will receive, subject to adjustment if the Conventional Financing Alternative is consummated, up to Thirty Two Thousand Four Hundred Thirty Nine (32,439) shares of REIT Stock for each One Million Dollars ($1,000,000) of such holder's Pro Rata share of the Election Amount not allocated by such holder to New Notes on its Ballot (subject to reduction if the holders of Senior Claims are deemed to have elected to receive more than Eleven Million One Hundred Sixty Thousand (11,160,000) shares of REIT Stock, in the aggregate (the 'Senior Claim Equity Cap')). Holders of Senior Claims may exercise all or a portion of the Subscription Rights distributed to them to purchase ninety three percent (93%) of the Offered Shares. If such holders do not exercise all of their Subscription Rights, the Property Manager/Leasing Agent will purchase any such unsubscribed shares at the Subscription Price.

     The following is a summary of the Standard and Non-Standard Election alternatives, based on a holder's Pro Rata share of the Election Amount equal to One Million Dollars ($1,000,000), assuming the Conventional Financing Alternative is not consummated on the Effective Date:



PRINCIPAL AMOUNT       NUMBER OF SHARES     TYPE OF ELECTION
OF NEW NOTES           OF REIT STOCK        SUBSCRIPTION RIGHTS
----------------     ----------------       ------------------

Standard                $433,191.32          12,364.23 shares

                                             Subscription Rights to purchase
                                             up to 951 additional shares of
                                             REIT Stock.

Non-Standard            Up to $700,000       Up to 32,439 shares of REIT
                        (70% of              Subscription Rights to purchase
                                             principal amount of Existing
                                             Stock elected by the holder of
                                             up to 951 additional shares of
                                             Notes elected by the holder of
                                             a Senior Claim, subject to
                                             REIT Stock.
                                             a Senior Claim), subject to
                                             reduction if the holders of
                                             reduction if the holders of
                                             Senior Claims, in the
                                             Senior Claims, in the
                                             aggregate, elect to receive
                                             aggregate, elect to receive
                                             more than 11,160,000 shares of
                                             more than $391,000,000 in
                                             REIT Stock.
                                             principal amount of New Notes.


SECURITIES TO BE ISSUED TO THE MORGAN LOAN LENDERS PURSUANT TO THE PLAN

     Pursuant to the Plan, the Morgan Loan Lenders will receive, in the aggregate, assuming the Conventional Financing Alternative is not consummated,
(i) Eight Hundred Forty Thousand (840,000) shares of REIT Stock, (ii) Nine Million Dollars ($9,000,000) in principal amount of New Notes, and (iii) Sixty Four Thousand Six Hundred Fifteen (64,615) Subscription Rights to purchase seven percent (7%) of the Offered Shares. See 'SECURITIES ACT CONSIDERATIONS.'

CONVENTIONAL FINANCING ALTERNATIVE

     General. A majority in principal amount of the Noteholders may arrange for the consummation of third party mortgage financing (including a securitized financing) for the Property Owning Partnerships (the 'Conventional Financing Alternative') on the Effective Date in an amount not less than Three Hundred Twenty Five Million Dollars ($325,000,000), and on terms not less favorable than those set forth in Exhibit 6 annexed hereto. Generally, Distributees will receive Cash, in an aggregate amount equal to the net proceeds therefrom but not in excess of Four Hundred Million Dollars ($400,000,000) (the 'Conventional Financing Cash Distribution'), in lieu of New Notes. The portion of the Conventional Financing Cash Distribution each holder of a Senior Claim and Morgan Loan Lender (collectively, the 'Distributees') is entitled to receive is proportionate to the amount of New Notes such Distributees would otherwise have received if the Conventional Financing Alternative had not been consummated,

                                       4

subject to certain adjustments being made with respect to holders of Senior Claims, if required, to reflect an increase in equity resulting from gross proceeds of any Conventional Financing Alternative being less than Four Hundred Million Dollars ($400,000,000). Additionally, as a result of such Conventional Financing Alternative, the allocation of shares of REIT Stock between the Morgan Loan Lenders and the holders of Senior Claims will be adjusted so that the value of Cash and REIT Stock to be distributed to the Morgan Loan Lenders would equal the value of New Notes and REIT Stock that would have been distributable to them had the Conventional Financing Alternative not been consummated on the Effective Date based on a combined valuation (assumed for these purposes only) of Seven Hundred Million Dollars ($700,000,000) for the Twelve Million (12,000,000) shares of REIT Stock to be issued and the New Notes. See 'THE JOINT PLAN OF REORGANIZATION--Implementation of the Plan-- Cash Distribution in Lieu of New Notes.'

     Recent Developments. The Ad Hoc Committee has recently concluded negotiations with Chemical Bank (now known as The Chase Manhattan Bank ('Chase')) for a mortgage loan in the amount of Four Hundred Twenty Million Dollars ($420,000,000) having a five year term and requiring Forty Million Dollars ($40,000,000) of amortization over the loan term and the establishment of certain reserves. The loan would bear interest at a floating rate equal to the LIBOR rate (the 'LIBOR Rate') plus 1.565% per annum provided that the Property Owning Partnerships would be required to purchase an interest rate cap or swap for a fixed rate such that the LIBOR Rate (prior to the addition of the 1.565% spread) shall not exceed 7.685% per annum. The Debtors anticipate seeking Court approval of the commitment and payment of the fees thereunder on notice to all Noteholders in the immediate future.

PRINCIPAL ADVANTAGES OF THE PLAN

     o Noteholders will avoid time-consuming, expensive and uncertain litigation which would result from a foreclosure action and a contested bankruptcy and the costs attendant to such proceedings, including the payment of transfer taxes and, possibly, chapter 7 trustee fees, in connection with a transfer of the Properties. See 'TAX CONSEQUENCES OF THE PLAN TO HOLDERS OF SENIOR CLAIMS--Transfer Taxes.'

     o The Warburg Pincus Note, a non-interest bearing note in the principal amount of Four Million Three Hundred Fifty Four Thousand Seven Hundred Fifty Eight Dollars and Nine Cents ($4,354,758.09), payable on October 31, 1999, and the Robinson Silverman Note, which has an outstanding principal balance of not less than Five Million Three Hundred Seventeen Thousand Six Hundred Ninety Dollars ($5,317,690) on the Petition Date,will be transferred to the respective Property Owning Partnership free and clear of any interests of third parties pursuant to the terms of the Settlement Agreement. These notes may not have otherwise been available to satisfy Senior Claims in a foreclosure action or a chapter 7 liquidation. See 'THE JOINT PLAN OF REORGANIZATION--Implementation of the Plan--Assignment of Tenant Notes.'

     o Equityco's share of the 2 Broadway Utility Tax Reserve, which has an indeterminate value, but could be worth up to One Million Two Hundred Thousand Dollars ($1,200,000), will be transferred to the REIT. See 'THE JOINT PLAN OF REORGANIZATION--Implementation of the Plan--Assignment of Certain Assets Related to the Sale of 2 Broadway.'

     o Affiliates of O&Y (U.S.) will waive their respective claims, if any, against the Debtors for asset management fees and leasing commissions. See 'GENERAL INFORMATION--Background Information--Description of the Properties--Cash Management Agreement; Fees to Management Corp.'

     o Additional assets on which the Indenture Trustee had a lien for the benefit of the holders of Existing Notes will be transferred to the REIT or the Property Owning Partnerships, including the right to any proceeds from the favorable resolution of tax certiorari proceedings with respect to the 2 Broadway Property (net of costs of collection and required tenant reimbursements) and any Cash of the Debtors on hand as of the Effective Date (after payment of claims and reserves required to be funded under the Plan). See 'GENERAL INFORMATION--Background Information--Principal Assets and Liabilities of the Debtors.'

     o The Plan facilitates the restructuring of the indebtedness evidenced by the Existing Notes, which restructuring could not otherwise be accomplished pursuant to the Indenture without the consent of the Debtors and all of the Noteholders.

     o Through their ownership of REIT Stock, Noteholders will control the management of the Properties and will realize the benefit of any appreciation in the value of the Properties.

PRINCIPAL CONCESSIONS TO BE MADE BY THE NOTEHOLDERS UNDER THE PLAN

     o The limited partnership agreements of the Property Owning Partnerships restrict the ability of the Property Owning Partnerships to transfer the Properties or take certain other actions prior to January 2, 2001 without the consent of JMB LP as a limited partner of the Upper Tier Limited Partnership to the extent it would cause JMB LP to recognize a material amount of income. See 'THE JOINT PLAN OF REORGANIZATION--Implementation of the Plan--Formation of the Partnerships--Description of Limited Partnership Agreements of the Partnerships.'

                                       5

     o Under the Plan, and as part of the overall consensual restructuring of O&Y (U.S.) contemplated by the Settlement Agreement, the Morgan Loan Lenders will receive approximately four and three tenths percent (4.3%) of the economic value of the Properties. See 'GENERAL INFORMATION--Significant Events Preceding the Commencement of the Debtors' Reorganization Cases--The Settlement Agreement' and 'THE JOINT PLAN OF REORGANIZATION-- Classification and Treatment of Claims and Equity Interests under the Plan--Class 2--Senior Claims.'

     o Holders of General Unsecured Claims will receive distributions pursuant to the Plan in an amount equal to their Allowed Claims. Although such amounts are de minimis in relation to the aggregate distributions under the Plan, such creditors would likely not receive such distributions in a foreclosure action or a chapter 7 liquidation. See 'THE JOINT PLAN OF REORGANIZATION--Classification and Treatment of Claims and Equity Interests Under the Plan--Class 5--General Unsecured Claims.'

     o On the Effective Date, and pursuant to the Settlement Agreement, any Claim against Equityco or its general partners asserted by or on behalf of any holder of Existing Notes arising out of the Master Cash Flow Agreement (as hereinafter defined), the Existing Notes, the Indenture or instruments entered into in connection therewith will be deemed withdrawn and released with prejudice. The Indenture Trustee has filed proofs of claim as an unsecured creditor in Equityco's bankruptcy case in the amount of Twenty Eight Million Two Hundred Twenty Nine Thousand Three Hundred Ninety Eight Dollars ($28,229,398) under the Master Cash Flow Agreement, plus additional unliquidated amounts against Equityco and its general partners. Equityco has objected to the allowance of the Indenture Trustee's proofs of claim for voting purposes and it is likely that Equityco or its creditors will object to the allowance of the proofs of claim for purposes of payment. If the Indenture Trustee's proofs of claim were allowed, it is uncertain what distribution would be made to unsecured creditors of Equityco. See 'GENERAL
INFORMATION--Background      Information--Principal Assets and Liabilities of
the Debtors.'

SCOPE OF THE PLAN

     The Plan is a plan of reorganization for the Debtors only and this Disclosure Statement relates only to the Plan. The Plan also provides for the distribution of certain assets of 2 Broadway which are subject to the 2 Broadway Plan. A vote to accept or reject the Plan is not a vote to accept or reject any plan of reorganization relating to any Affiliates of the Debtors.

SOLICITATION OF ACCEPTANCES OF THE PLAN

     This Disclosure Statement is being provided for the purpose of, among other things, soliciting votes on the Plan. A copy of the order of the Bankruptcy Court, dated August 9, 1996, approving this Disclosure Statement and the procedures for soliciting votes to accept or reject the Plan (the 'Disclosure Statement Order') and a notice of, among other things, (a) the dates set for filing objections to the Plan and (b) the date set for the hearing on confirmation of the Plan (the 'Notice of the Confirmation Hearing') are also being transmitted with this Disclosure Statement. The Disclosure Statement Order and Notice of Confirmation Hearing are annexed hereto as
Exhibit 2. The Disclosure Statement Order and the Notice of the Confirmation Hearing set forth in detail the deadlines and instructions for casting votes to accept or reject the Plan and for filing objections to confirmation of the Plan and the principles for tabulating Ballots. In addition, detailed voting instructions accompany each Ballot.

     EACH HOLDER OF A CLAIM OR AN EQUITY INTEREST SHOULD READ THIS DISCLOSURE STATEMENT, THE PLAN, THE DISCLOSURE STATEMENT ORDER, THE NOTICE OF THE CONFIRMATION HEARING AND THE INSTRUCTIONS ACCOMPANYING THE BALLOTS IN THEIR ENTIRETY BEFORE VOTING ON THE PLAN AND, IF APPLICABLE, ELECTING THE FORM OF DISTRIBUTIONS THEREUNDER. THE DEBTORS ENCOURAGE EACH HOLDER OF A CLAIM OR AN EQUITY INTEREST TO CONSIDER CAREFULLY AND CONSULT WITH HIS OR ITS OWN LEGAL ADVISOR(S) WITH RESPECT TO THE MATTERS SET FORTH IN THE PLAN AND THIS DISCLOSURE STATEMENT. THESE DOCUMENTS CONTAIN IMPORTANT INFORMATION CONCERNING, AMONG OTHER THINGS, THE CLASSIFICATION AND TREATMENT OF CLAIMS AND EQUITY INTERESTS UNDER THE PLAN AND THE TABULATION OF VOTES ON THE PLAN.

     ALL OF THE CURRENT MEMBERS OF THE AD HOC COMMITTEE, REPRESENTING HOLDERS OF APPROXIMATELY 51.9% OF THE OUTSTANDING PRINCIPAL BALANCE OF THE EXISTING NOTES, CERTAIN OTHER PARTIES TO THE SETTLEMENT AGREEMENT HOLDING AT LEAST 14.74% OF THE OUTSTANDING PRINCIPAL BALANCE OF THE EXISTING NOTES, WHITEHALL STREET REAL ESTATE, L.P. ('WHITEHALL') HOLDING APPROXIMATELY 9.9% OF THE OUTSTANDING PRINCIPAL BALANCE OF THE EXISTING NOTES, AND JMB LP HAVE INDICATED THEIR SUPPORT OF THE PLAN.

                                       6

HOLDERS OF CLAIMS AND EQUITY INTERESTS ENTITLED TO VOTE

     Under the Bankruptcy Code, only holders of claims and equity interests that are 'impaired' and that are not deemed to have rejected a plan of reorganization under section 1126(g) of the Bankruptcy Code are entitled to vote to accept or reject a proposed plan. A class of claims has accepted a plan if holders of at least two-thirds in dollar amount, and more than one-half in number, of the allowed claims of that class on account of which ballots are actually cast for acceptance or rejection of the plan vote to accept the plan. A class of equity interests has accepted a plan if holders of at least two-thirds in amount of allowed equity interests on account of which ballots are actually cast for acceptance or rejection of the plan vote to accept the plan. The Bankruptcy Code further provides that a class of claims or equity interests that is 'unimpaired' under the plan is conclusively presumed to have accepted the proposed plan.

     Under the Plan, six classes of Claims or Equity Interests are impaired:
Class 1 (Priority Non-Tax Claims), Class 2 (Senior Claims), Class 3 (Other Secured Claims), Class 5 (General Unsecured Claims), Class 6 (Affiliate Unsecured Claims) and Class 7 (Equity Interests). Accordingly, those six classes are entitled to vote on the Plan. The Debtors are soliciting votes to accept the Plan from the holders of the Claims and Equity Interests in those six classes. The Claims in Class 4 (Insured Claims and Tenant Reimbursement Claims) are not impaired. Accordingly, the holders of such Class 4 Claims are conclusively presumed under the Bankruptcy Code to have accepted the Plan and are not entitled to vote on the Plan. See 'VOTING PROCEDURES AND REQUIREMENTS--Parties in Interest Entitled to Vote.'

     Based upon an agreement set forth in the Settlement Agreement, certain of the holders of Senior Claims representing approximately 14.74% in outstanding principal amount of the Existing Notes have agreed to cast their votes to accept or reject the Plan in accordance with the direction of Apollo Real Estate Investment Fund, L.P. ('Apollo').

VOTING PROCEDURES

     This Disclosure Statement is accompanied by a Ballot for each holder of a Claim or an Equity Interest entitled to vote on the Plan. After carefully reviewing this Disclosure Statement, including the attached exhibits, please indicate on your Ballots (i) your acceptance or rejection of the Plan by voting in favor of or against the Plan, and (ii) with respect to holders of Senior Claims (w) whether you are making a Standard Election or a Non-Standard Election, (x) if you are making a Non-Standard Election, the amount of your Pro Rata share of the Election Amount that you are allocating to New Notes, if any, (the balance of your Pro Rata share of the Election Amount, if any, will be deemed allocated to shares of REIT Stock), (y) whether you are exercising your Subscription Rights by executing the Subscription Agreement and indicating on page 1 of the Subscription Agreement whether you are exercising all of such rights or rights in respect of a lesser amount of REIT Stock, and
(z) whether or not you are an 'accredited investor' under one of the categories set forth in Rule 501(a)(1) through (8) promulgated under the Securities Act of 1933, as amended (the 'Securities Act'). Your Claims or Equity Interests may be classified in multiple classes and, in such event, you may have received separate Ballots for each class of Claim or Equity Interest. With respect to the Morgan Loan Lenders, please indicate on your Ballots (i) whether you are exercising your Subscription Rights by executing the Subscription Agreement and indicating on page 1 of the Subscription Agreement whether you are exercising all of such right or rights in respect of a lesser amount of REIT Stock, and (ii) whether or not you are an 'accredited investor' under one of the categories set forth in Rule 501(a)(1) through (8) promulgated under the Securities Act. The Morgan Loan Lenders are not entitled to vote on the Plan in their capacity as Morgan Loan Lenders.

     TO BE COUNTED AS VOTES TO ACCEPT OR REJECT THE PLAN, BALLOTS MUST BE PROPERLY COMPLETED AND RECEIVED BY THE BALLOT AGENT NO LATER THAN 5:00 P.M. (NEW YORK CITY TIME) ON SEPTEMBER 4, 1996 (THE 'VOTING DEADLINE'). See 'VOTING PROCEDURES AND REQUIREMENTS--VOTING PROCEDURES.' HOLDERS OF SENIOR CLAIMS THAT SIGN BALLOTS BUT FAIL TO INDICATE A VOTE TO ACCEPT OR REJECT THE PLAN WILL BE CONCLUSIVELY PRESUMED TO HAVE VOTED TO ACCEPT THE PLAN. If you do not vote to accept the Plan, or if you are the holder of an impaired Claim or impaired Equity Interest, you may be bound by the Plan if it is accepted by the requisite statutory percentage of holders of Claims or Equity Interests and the Plan is confirmed by the Bankruptcy Court. See 'CONFIRMATION AND CONSUMMATION OF THE PLAN.'

     The Bankruptcy Court has entered an order fixing August 9, 1996 as the record date for voting on the Plan. Accordingly, any holder of an Allowed Claim or Allowed Equity Interests may vote on the Plan only if such holder was a holder of record on the record date.

     HOLDERS OF SENIOR CLAIMS DESIRING TO MAKE A NON-STANDARD ELECTION MUST COMPLETE AND RETURN A BALLOT. HOLDERS OF SENIOR CLAIMS THAT FAIL TO COMPLETE AND RETURN BALLOTS WILL BE CONCLUSIVELY PRESUMED TO HAVE MADE A STANDARD ELECTION. HOLDERS OF SENIOR CLAIMS THAT SIGN BALLOTS BUT FAIL TO INDICATE A VOTE TO ACCEPT OR REJECT THE PLAN WILL BE CONCLUSIVELY PRESUMED TO HAVE VOTED TO ACCEPT THE PLAN. DISTRIBUTEES DESIRING TO EXERCISE SUBSCRIPTION RIGHTS TO PURCHASE ADDITIONAL SHARES OF REIT STOCK MUST EXECUTE AND RETURN A SUBSCRIPTION

                                       7

AGREEMENT. DISTRIBUTEES THAT FAIL TO EXECUTE AND RETURN A SUBSCRIPTION AGREEMENT WILL BE CONCLUSIVELY PRESUMED TO HAVE NOT EXERCISED THEIR SUBSCRIPTION RIGHTS.

     Questions about the procedure for voting the Claims and Equity Interests that are entitled to vote on the Plan, or the materials distributed in connection with the Plan, should be directed to the Ballot Agent. To obtain copies of the Plan, this Disclosure Statement, or any exhibits to such documents, please contact the Ballot Agent:

                           GEORGESON & COMPANY, INC.
                           WALL STREET PLAZA
                           NEW YORK, NEW YORK 10005
                           PHONE: (212) 440-9800
                           FAX: (212) 440-9009

CONFIRMATION HEARING

     The Bankruptcy Court has scheduled the Confirmation Hearing to be held on September 11, 1996 at 2:00 p.m., before the Honorable James L. Garrity, United States Bankruptcy Judge, in Room 610-2 of the United States Bankruptcy Court, Alexander Hamilton Custom House, One Bowling Green, New York, New York 10004-1408. The Bankruptcy Court has directed that objections, if any, to confirmation of the Plan be served and filed on or before August 28, 1996, at 5:00 p.m., in the manner described in 'VOTING PROCEDURES AND REQUIREMENTS.' The Confirmation Hearing may be adjourned from time to time by the Bankruptcy Court without further notice except for an announcement of the adjourned date made at the Confirmation Hearing or at any adjourned Confirmation Hearing.

                                       8

                       GEORGESON & COMPANY INC.
                       C/O 237 PARK AVENUE ASSOCIATES, L.L.C.
                       AND 1290 ASSOCIATES, L.L.C.
                       PLAN BALLOTING
                       WALL STREET PLAZA
                       NEW YORK, NEW YORK 10005

I. INTRODUCTION

  A. GENERAL

     The Debtors submit this Disclosure Statement pursuant to section 1125 of the Bankruptcy Code in connection with the solicitation of votes to accept the Plan. The purpose of this Disclosure Statement is to set forth information (i) regarding the history of the Debtors, their businesses and the Reorganization Cases, (ii) comparing the Plan with the alternatives to the Plan, (iii) advising Creditors and Equity Interest holders of their rights under the Plan,
(iv) to assist Creditors and Equity Interest holders in making an informed judgment regarding whether they should vote to accept or reject the Plan, and, if applicable, the form of distributions thereof (v) to assist the Bankruptcy Court in determining whether the Plan complies with the provisions of chapter 11 of the Bankruptcy Code and should be confirmed. THE PLAN IS A PLAN OF REORGANIZATION FOR THE DEBTORS ONLY AND THIS DISCLOSURE STATEMENT RELATES ONLY TO THE PLAN. NOTWITHSTANDING THE PRECEDING SENTENCE, THE PLAN PROVIDES FOR THE RELEASE OF O&Y AFFILIATES FROM LIABILITIES RELATING TO, AMONG OTHER THINGS, THE DEBTORS, THE REORGANIZATION CASES AND THE PLAN. A VOTE TO ACCEPT OR REJECT THE PLAN IS NOT A VOTE TO ACCEPT OR REJECT ANY PLAN OF REORGANIZATION RELATING TO ANY AFFILIATES OF THE DEBTORS.

     Certain information included in this Disclosure Statement was prepared by the legal and financial advisors to a committee of certain holders of Existing Notes, as such committee may be constituted from time to time (the 'Ad Hoc Committee'). The Debtors disclaim any and all responsibility for the accuracy and completeness of such information.

     Attached as exhibits to and accompanying this Disclosure Statement are copies of the following:

     o The Plan (Exhibit 1) (the Exhibits to the Plan are included in a Plan Supplement, which may be obtained by writing to the Ballot Agent at the address on the previous page);

     o The Disclosure Statement Order and Notice of Confirmation Hearing (Exhibit 2);

     o Pro Forma Balance Sheets for the REIT and the Property Owning Partnerships as of September 30, 1996 prepared by the financial advisor to the Ad Hoc Committee (Exhibit 3);

     o Cash Flow Projections for the Properties and the REIT for the period from October 1, 1996 through December 31, 1996 and for the calendar years 1997 through 2006 prepared by the financial advisor to the Ad Hoc Committee (Exhibit 4);

     o Property Tenant Stacking Plans for the 237 Property and the 1290 Property and a Schedule of Aggregate Lease Expirations for the period from April 22, 1996 through December 31, 1996 and for the calendar years 1997 through 2005 prepared by the Debtors (Exhibit 5);

     o      inimum Parameters of the Conventional Financing Alternative
(Exhibit 6);

     o      Terms of the Retention of the Asset Manager by the REIT (Exhibit
7); and

     o Terms of the Retention of the Property Manager/Leasing Agent by the Property Owning Partnerships (Exhibit 8).

     Attached as a schedule to and accompanying this Disclosure Statement is a copy of a List of Unexpired Leases and Executory Contracts To Be Assumed (Schedule A).

     By order dated August 9, 1996, after notice and a hearing, the Bankruptcy Court approved this Disclosure Statement as containing adequate information to enable hypothetical, reasonable investors typical of the holders of Claims against and Equity Interests in the Debtors in the Classes which are entitled to vote on the Plan, to make an informed judgment (i) to accept or reject the Plan, (ii) to make a Standard Election or a Non-Standard Election with respect to New Notes and REIT Stock and (iii) to determine whether or not to exercise Subscription Rights. APPROVAL OF THIS DISCLOSURE STATEMENT DOES NOT, HOWEVER, CONSTITUTE A DETERMINATION BY THE BANKRUPTCY COURT AS TO THE FAIRNESS OR MERITS OF THE PLAN.

     THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT ARE MADE AS OF THE DATE HEREOF UNLESS ANOTHER TIME IS SPECIFIED HEREIN, AND THE DELIVERY OF THIS DISCLOSURE STATEMENT SHALL NOT CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH HEREIN SINCE THE DATE HEREOF. ADDITIONALLY, CERTAIN OF THE INFORMATION CONTAINED HEREIN HAS BEEN PROVIDED BY THE LEGAL AND FINANCIAL ADVISORS TO THE AD HOC COMMITTEE. HOLDERS OF IMPAIRED CLAIMS OR EQUITY INTERESTS IN THE CLASSES THAT ARE ENTITLED TO VOTE AND MAKE AN ELECTION WITH RESPECT TO DISTRIBUTIONS AND/OR EXERCISE SUBSCRIPTION RIGHTS PURSUANT TO THE PLAN SHOULD READ CAREFULLY THIS DISCLOSURE STATEMENT PRIOR TO VOTING ON THE PLAN AND/OR EXERCISING SUCH SUBSCRIPTION RIGHTS.

                                       9

     FOR THE CONVENIENCE OF HOLDERS OF IMPAIRED CLAIMS AND EQUITY INTERESTS IN THE CLASSES WHICH ARE ENTITLED TO VOTE ON THE PLAN, THIS DISCLOSURE STATEMENT SUMMARIZES THE TERMS OF THE PLAN, BUT SUCH SUMMARIES ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THE PLAN. IF ANY INCONSISTENCY EXISTS BETWEEN THE PLAN AND THIS DISCLOSURE STATEMENT, THE TERMS OF THE PLAN ARE CONTROLLING. THIS DISCLOSURE STATEMENT MAY NOT BE RELIED UPON FOR ANY PURPOSE OTHER THAN TO DETERMINE (X) WHETHER TO VOTE TO ACCEPT OR REJECT THE PLAN, (Y) WHETHER TO MAKE A STANDARD ELECTION OR A NON-STANDARD ELECTION WITH RESPECT TO NEW NOTES AND REIT STOCK PURSUANT TO ARTICLE XII OF THE PLAN AND (Z) WHETHER TO EXERCISE SUBSCRIPTION RIGHTS TO PURCHASE ADDITIONAL SHARES OF REIT STOCK.

     NOTHING CONTAINED HEREIN SHALL CONSTITUTE AN ADMISSION OF ANY FACT OR LIABILITY BY ANY PARTY, OR BE ADMISSIBLE IN ANY PROCEEDING INVOLVING THE DEBTORS OR ANY OTHER PARTY, OR BE DEEMED CONCLUSIVE EVIDENCE OF THE TAX OR OTHER LEGAL EFFECTS OF THE DEBTORS' REORGANIZATION ON THE HOLDERS OF CLAIMS AGAINST OR EQUITY INTERESTS IN THE DEBTORS. CERTAIN OF THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT, BY NATURE, ARE FORWARD-LOOKING AND CONTAIN ESTIMATES AND ASSUMPTIONS. THERE CAN BE NO ASSURANCE THAT SUCH STATEMENTS WILL BE REFLECTIVE OF ACTUAL OUTCOMES.

     THE MORGAN LOAN LENDERS AND HOLDERS OF CLAIMS AGAINST OR EQUITY INTERESTS IN ANY OF THE DEBTORS ARE ENCOURAGED TO READ AND CAREFULLY CONSIDER THE MATTERS DESCRIBED IN THIS DISCLOSURE STATEMENT UNDER 'RISK FACTORS' PRIOR TO SUBMITTING BALLOTS OR EXECUTING SUBSCRIPTION AGREEMENTS PURSUANT TO THE SOLICITATION.

  B. SUMMARY OF THE PLAN

     The following is a brief overview of the Plan which does not purport to be complete and is qualified in its entirety by reference to the Plan, a copy of which is annexed hereto as Exhibit 1.

     Pursuant to the Plan, the following actions will be taken:

     1. Pursuant to a series of documents to be executed in accordance with the Plan, the amount of Senior Claims in excess of Seven Hundred Million Dollars ($700,000,000) (the 'Excess Amount') will be released. See 'THE JOINT PLAN OF REORGANIZATION--Implementation of the Plan--Formation of the Partnerships--Cancellation of Excess Amount' and '-- Assumption of 237 Excess Amount.'

     2. The REIT, the Property Owning Partnerships, the Upper Tier Limited Partnership, the Lower Tier Limited Partnership, the corporate general partner of the Upper Tier Limited Partnership (the 'Upper Tier GP Corp') and the GP Corps will be formed on or prior to the Confirmation Date. The Indenture Trustee, on behalf of the holders of Existing Notes, will contribute to the REIT an undivided interest in Three Hundred Million Dollars ($300,000,000) principal amount of Existing Notes or, if the Conventional Financing Alternative is consummated in an amount in excess of Four Hundred Million Dollars ($400,000,000), an undivided outstanding amount of Existing Notes equal to Three Hundred Million Dollars ($300,000,000) minus such excess (the 'Contributed Debt') in exchange for Eleven Million One Hundred Sixty Thousand (11,160,000) shares of REIT Stock to be issued under the Plan, the foregoing number of shares of REIT Stock to be adjusted if a Conventional Financing Alternative is consummated. Because of the ability of holders of Senior Claims to make Non-Standard Elections, as described in paragraph 6 below, and because a consummation of a Conventional Financing Alternative will result in an adjustment of the number of shares of REIT Stock to be distributed as described in paragraph 7 below, the exact number of shares of REIT Stock to be distributed to each holder of a Senior Claim cannot be determined until after the completion of the balloting process. Pursuant to the Plan, and prior to the exercise of Subscription Rights, holders of Senior Claims will receive, in the aggregate, subject to adjustment if the Conventional Financing Alternative is consummated, Eleven Million One Hundred Sixty Thousand (11,160,000) shares of REIT Stock and the Morgan Loan Lenders will receive, in the aggregate, Eight Hundred Forty Thousand (840,000) shares of REIT Stock. See 'THE JOINT PLAN OF REORGANIZATION--Implementation of the Plan--Formation of the Partnerships--Capital Contributions to the Partnerships.'

     3. Prior to the merger described in paragraph 4 below, the operating agreement for 237 LLC will be modified pursuant to the 237 Operating Agreement Modification, to provide that any income arising from the release of the 237 Excess Amount will be allocated to Building Corp. and Equityco. In addition, prior to the merger and pursuant to the 237 Assumption and Security Agreement,
(i) Building Corp. and Equityco will assume the obligations of the Debtors to repay the 237 Excess Amount, (ii) Building Corp. and Equityco will grant to the Indenture Trustee for the benefit of the holders of Senior Claims a first priority perfected security interest in and lien on their interests in the Debtors securing their obligation to repay the 237 Excess Amount, and (iii) the Indenture Trustee will release the Debtors from their obligation to repay the 237 Excess Amount.

                                       10

     4. Initially, Building Corp. will hold a one percent (1%) partnership interest in the Upper Tier Limited Partnership, as general partner and the Upper Tier GP Corp. will hold a ninety nine percent (99%) partnership interest, as limited partner. Each of the Debtors will merge with and into the Upper Tier Limited Partnership pursuant to the Merger Agreement and Building Corp., Equityco and JMB LP will receive, respectively, two and six tenths percent (2.6%), forty nine and nine tenths percent (49.9%), and forty six and five tenths percent (46.5%) limited partnership interests therein. Upon consummation of the merger, the Upper Tier GP Corp. will withdraw as the initial limited partner of the Upper Tier Limited Partnership and Building Corp. will retain its one percent (1%) general partnership interest and the Upper Tier Limited Partnership will succeed to the Debtor's ownership of the Properties. In addition, (i) Building Corp. and Equityco will assume the obligation of the Upper Tier Limited Partnership to repay the 1290 Excess Amount pursuant to the 1290 Assumption and Security Agreement, (ii) Building Corp. and Equityco will grant to the Indenture Trustee for the benefit of the holders of Senior Claims a first priority perfected security interest in and lien on their interests in the Upper Tier Limited Partnership (equal in priority with the security interest granted under the 237 Assumption and Security Agreement) securing their obligations to repay the 1290 Excess Amount, and (iii) the Indenture Trustee will release the Upper Tier Limited Partnership from its obligation to repay the 1290 Excess Amount. The partnership agreement of the Upper Tier Limited Partnership which will be in effect prior to the effectiveness of the Redemption and Substitution Agreement will provide that all items of income, gain, loss or deduction attributable to the assumption or reduction of the 237 Excess Amount and the 1290 Excess Amount occurring on or about the date of such agreement will be allocated solely to Equityco and Building Corp. in such manner as they shall agree. See 'THE JOINT PLAN OF REORGANIZATION--Implementation of the Plan--Formation of the Partnerships--Description of the Limited Partnership Agreements of the Partnerships.'

     5. Pursuant to the Property Contribution Agreements and the Conveyancing Documents, the Lower Tier Limited Partnership will direct the Upper Tier Limited Partnership to transfer and contribute the Properties and certain other property to the Property Owning Partnerships, subject to the lien of the Indenture which secures the Existing Notes and, in consideration therefor the Upper Tier Limited Partnership will receive an aggregate five percent (5%) partnership interest, as limited partner, in the Lower Tier Limited Partnership (the 'LP Interest'). See 'THE JOINT PLAN OF REORGANIZATION--Implementation of the Plan-- Formation of the Partnerships--Description of the Limited Partnership Agreements of the Partnerships.'

     6. The REIT will contribute the Contributed Debt to the Lower Tier Limited Partnership in exchange for a ninety five percent (95%) partnership interest, as general partner, in the Lower Tier Limited Partnership, which will entitle the REIT to a significant priority in respect of distributions made by the Lower Tier Limited Partnership. See 'THE JOINT PLAN OF REORGANIZATION--Implementation of the Plan--Formation of the Partnerships--Description of the Limited Partnership Agreements of the Partnerships.' The Lower Tier Limited Partnership (i) will contribute the Contributed Debt to the Property Owning Partnerships (allocated approximately fifty seven and sixteen hundredths percent (57.16%) to the 1290 Property Owning Partnership, and approximately forty two and eighty four hundredths percent (42.84%) to the 237 Property Owning Partnership) and (ii) will cause the Upper Tier Limited Partnership to transfer and contribute the Properties to the Property Owning Partnerships in exchange for a ninety nine percent (99%) partnership interest, as limited partner, in each of the Property Owning Partnerships. The Property Owning Partnerships and the Indenture Trustee will then cancel the Contributed Debt (resulting in an aggregate outstanding indebtedness under the Existing Notes of Four Hundred Million Dollars ($400,000,000)). The GP Corps will hold the remaining one percent (1%) partnership interest, as general partner, in each of the Property Owning Partnerships. The REIT will own all of the outstanding shares of capital stock of the GP Corps. See 'THE JOINT PLAN OF REORGANIZATION-- Implementation of the Plan--Formation of the Partnerships--Description of the Limited Partnership Agreements of the Partnerships.'

     7. Pursuant to the Redemption and Substitution Agreement (i) the Upper Tier GP Corp will be admitted to the Upper Tier Limited Partnership as a general partner, (ii) Building Corp. will withdraw as general partner, (iii) the Upper Tier GP Corp will receive a one percent (1%) general partner interest in the Upper Tier Limited Partnership, (iv) Equityco and Building Corp. will withdraw from the Upper Tier Limited Partnership as limited partners, and (v) JMB LP will receive a ninety nine percent (99%) limited partnership interest.

     8. The Indenture Trustee, on behalf of the holders of the Existing Notes, and the Property Owning Partnerships will amend and restate the Indenture governing the Existing Notes in its entirety (as so amended and restated, the 'Restated Indenture') and the Existing Notes will be amended and restated in their entirety (as so amended and restated, the 'New Notes') to be replaced by New Notes issued by the Property Owning Partnerships in the aggregate principal amount of Four Hundred Million Dollars ($400,000,000). The obligations of the Property Owning Partnerships under the New Notes will be secured by an amended and restated mortgage encumbering the Properties (as so amended and restated, the 'Restated Mortgage').

     The New Notes will (i) bear interest at an annual rate equal to two hundred fifty (250) basis points above the average ten-year Treasury rate for the ten (10) Business Day period immediately prior to the date that is the tenth Business Day prior to the Effective Date, (ii) mature ten (10) years following the Effective Date, (iii) provide that, for the first twelve (12) months after the Effective Date, only interest will be payable with respect to the New Notes and, thereafter, monthly payments of principal and interest will be made based on a twenty five (25) year constant payment amortization schedule, (iv) require the payment of a prepayment premium

                                       11


(except in certain cases) in connection with a prepayment of the New Notes after the date which is eighteen (18) months after the Effective Date, (v) be non-recourse to the Property Owning Partnerships and (vi) be secured by a first mortgage lien encumbering the Properties. During such eighteen (18) month period referred to in (iv) above only, the Property Owning Partnerships may redeem the New Notes in connection with a refinancing for not less than Three Hundred Twenty Five Million Dollars ($325,000,000) of Cash with any balance being payable in preferred stock issued by the REIT having an aggregate liquidation price equal to such shortfall. See 'THE JOINT PLAN OF REORGANIZATION--Implementation of the Plan--Description of the New Notes and the Restated Indenture.'

     The New Notes will not be issued if the Conventional Financing Alternative as described in paragraph 10 below is consummated on the Effective Date.

     9. In connection with the solicitation of votes from holders of Senior Claims to accept the Plan, each holder of a Senior Claim will be provided with a Ballot on which to elect to make either (a) a Standard Election, entitling the holder of a Senior Claim making such election to receive, subject to adjustment if a Conventional Financing Alternative is consummated, for each One Million Dollars ($1,000,000) of such holder's Pro Rata share of the Election Amount (i) Four Hundred Thirty Three Thousand One Hundred Ninety One Dollars and Thirty Two Cents ($433,191.32) in principal amount of New Notes, and (ii) Twelve Thousand Three Hundred Sixty Four and Twenty Three Hundredths (12,364.23) shares of REIT Stock, or (b) a Non-Standard Election entitling each holder of a Senior Claim making such election to receive, subject to adjustment if a Conventional Financing Alternative is consummated, New Notes in a principal amount of up to seventy percent (70%) of such holder's Pro Rata share of the Election Amount allocated to New Notes on the Ballot and/or shares of REIT Stock based on such holder's Pro Rata share of the Election Amount not allocated to New Notes. If the elections for either New Notes or REIT Stock exceed the aggregate amounts thereof which are available for distribution to holders of Senior Claims under the Plan, the excess amounts unavailable from one category will form the basis of a claim for a pro rata distribution from the other category. However, each holder of a Senior Claim making a Standard Election will receive a Standard Distribution notwithstanding any oversubscription of New Notes or REIT Stock. Unless the Conventional Financing Alternative is consummated, pursuant to the Plan, holders of Senior Claims will receive, in the aggregate, Eleven Million
One Hundred Sixty Thousand (11,160,000) shares of REIT Stock and, Three Hundred Ninety One Million Dollars ($391,000,000) in principal amount of New Notes. Unless the Conventional Financing Alternative is consummated, pursuant to the Plan, the Morgan Loan Lenders will receive Eight Hundred Forty Thousand (840,000) shares of REIT Stock, and Nine Million Dollars ($9,000,000) in principal amount of New Notes and will not be entitled to make any type of election between New Notes and REIT Stock.

     In addition, Distributees will be distributed Subscription Rights (with ninety three percent (93%) of such Subscription Rights being distributed to holders of Senior Claims and the remaining seven percent (7%) being distributed to the Morgan Loan Lenders) entitling such Distributees to subscribe to purchase up to their pro rata portion (based upon their Pro Rata share of the Election Amount of Senior Claims, and with respect to the Morgan Loan Lenders based upon their percentage share of the Morgan Loan as determined by the Morgan Loan Agent) of the Offered Shares at the Subscription Price. If less than all of such shares are purchased by Distributees, the Property Manager/Leasing Agent will purchase on the Effective Date any Unsubscribed Shares at a price per share equal to the Subscription Price. See 'THE JOINT PLAN OF REORGANIZATION--Classification and Treatment of Claims and Equity Interests Under the Plan--Class 2--Senior Claims--Subscription Rights.'

     10. Prior to the Effective Date, holders of a majority in principal amount of Existing Notes (excluding Existing Notes held by O&Y Affiliates) may arrange for the consummation of the Conventional Financing Alternative on the Effective Date in an amount not less than Three Hundred Twenty Five Million Dollars ($325,000,000), and on terms not less favorable than those set forth in Exhibit 6 annexed hereto. Distributees will receive Cash, in an aggregate amount equal to the net proceeds therefrom (the 'Conventional Financing Cash Distribution'), in lieu of New Notes. The portion of the Conventional Financing Cash Distribution each Distributee is entitled to receive is proportionate to the amount of New Notes such Distributees would otherwise have received if the Conventional Financing Alternative had not been consummated, subject to certain adjustments being made with respect to holders of Senior Claims if required to reflect an increase in equity resulting from gross proceeds of any Conventional Financing Alternative being less than Four Hundred Million Dollars ($400,000,000). Additionally, as a result of such Conventional Financing Alternative, the allocation of shares of REIT Stock between the Morgan Loan Lenders and the holders of Senior Claims will be adjusted so that the value of Cash and REIT Stock to be distributed to the Morgan Loan Lenders would equal the value of New Notes and REIT Stock that would have been distributable to them had the Conventional Financing Alternative not been consummated on the Effective Date based upon a combined valuation (assumed for these purposes only) of Seven Hundred Million Dollars ($700,000,000) for the Twelve Million (12,000,000) shares of REIT Stock to be issued and the New Notes. Any net proceeds from the consummation of the Conventional Financing Alternative in excess of Four Hundred Million Dollars ($400,000,000) will be retained by the Property Owning Partnerships and/or distributed pursuant to the Property Owning Partnership Agreements.

     The Ad Hoc Committee has recently concluded negotiations with Chase for a mortgage loan in the amount of Four Hundred Twenty Million Dollars ($420,000,000) having a five year term and requiring Forty Million Dollars ($40,000,000) of amortization


                                    12

over the loan term and the establishment of certain reserves. The loan would bear interest at a floating rate equal to the LIBOR Rate plus 1.565% per annum provided that the Property Owning Partnerships would be required to purchase an interest rate cap or swap for a fixed rate such that the LIBOR Rate (prior to the 1.565% spread) will not exceed 7.685% per annum. The Debtors will seek Court approval of the commitment and payment of the fees thereunder on notice to all Noteholders in the immediate future.

     11. Pursuant to the Plan, on the Effective Date,

          (i) the O&Y Affiliates holding the Tenant Notes will, at the direction of the REIT, assign and deliver to the applicable Property Owning Partnership the Tenant Notes and an amount equal to all Cash paid to such O&Y Affiliates in respect of the Tenant Notes from and after January 1,1996. It is a condition to consummation of the Plan that the Bankruptcy Court in the chapter 11 cases of O&Y Financial Company and Baden Real Estate Corp. ('Baden') approve the transfer of the Tenant Notes. See 'THE JOINT PLAN OF REORGANIZATION--Implementation of the Plan--Assignment of Tenant Notes and JMB Notes.'

          (ii) Citibank, N.A. will release its lien on certain notes issued by JMB LP or its predecessor in interest, which are non-recourse but secured by a lien on JMB LP's interest in the Debtors (the 'JMB Notes'). O&Y MFC will assign to the REIT or its designee the JMB Notes and related security agreements. Immediately prior to such assignment, the REIT or its designee will enter into a Note Participation Agreement with an affiliate of JMB LP or another entity acceptable to Noteholders representing a majority in principal amount of Existing Notes pursuant to which the REIT or its designee will retain the first Seven Hundred Fifty Thousand Dollars ($750,000) paid under the JMB Notes. The REIT or its designee and JMB will thereafter enter into the JMB Notes Restatement Documents. The JMB Notes as restated will continue to be non-recourse and secured by the JMB LP interests in the Upper Tier Limited Partnership. The other party to the JMB Notes Participation Agreement will be entitled to receive all other payments made under the JMB Notes. See 'THE JOINT PLAN OF REORGANIZATION--Implementation of the Plan--Assignment of Tenant Notes and JMB Notes.'

          (iii) The Indenture Trustee and the Debtors will transfer, convey and assign all Distributable Cash then in their control to the REIT.

          (iv) Certain assets related to 2 Broadway, which were transferred to 1290 LLC subject to the lien of the Indenture, will be transferred to the REIT. These assets include net proceeds from existing tax certiorari proceedings. See 'THE JOINT PLAN OF REORGANIZATION--Implementation of the Plan--Formation of the Partnerships--Assignment of Certain Assets Related to the Sale of 2 Broadway.'

     12. The REIT will enter into an Asset Management Agreement with Victor Capital Group, L.P. ('VCG' or the 'Asset Manager') pursuant to which VCG will receive Twenty Five Thousand Dollars ($25,000) per month as an asset management fee. Each of the Property Owning Partnerships will enter into a Property Management and Leasing Agreement with Tishman-Speyer Properties, L.P. or such other professional property manager designated by Noteholder Consent (the 'Property Manager/Leasing Agent'), which agreement will become effective upon the consummation of the transactions contemplated by the Plan, at which time, the Property Manager/Leasing Agent will also enter into the Property Manager Subscription Agreement and purchase any Unsubscribed Shares at a price equal to the Subscription Price. See 'THE JOINT PLAN OF REORGANIZATION--Management of Reorganized Debtors--Asset Manager' and '--Property Manager.'

     13. If the Conventional Financing Alternative is consummated, the REIT will pay VCG a fee of One Million Dollars ($1,000,000) in Cash. If the New Notes are refinanced within eighteen (18) months after the Effective Date, the REIT will pay VCG a fee of One Million Dollars ($1,000,000) in Cash; provided however, that if the New Notes are refinanced with respect to only one of the Properties and in an amount less than Three Hundred Twenty Five Million Dollars ($325,000,000) on or before eighteen (18) months after the Effective Date, the REIT will pay VCG an amount to be agreed upon by the REIT and VCG. See 'THE JOINT PLAN OF REORGANIZATION--Implementation of the Plan--Cash Distribution in Lieu of New Notes.'

     14. On the Effective Date, the REIT will pay VCG a fee equal to (i) Five Hundred Thousand Dollars ($500,000) in Cash and (ii) Forty Thousand (40,000) shares of REIT Stock. See 'THE JOINT PLAN OF REORGANIZATION--Implementation of the Plan--VCG Fees.'

     15. On the Effective Date, O&Y (U.S.) Development Company, L.P. ('Devco') or its designee will be entitled to receive Three Hundred Thousand Dollars ($300,000) from the Property Owning Partnerships, which may be offset against cash amounts otherwise receivable by the Property Owning Partnerships in respect of the Tenant Notes.

     16. The Indenture Trustee or another entity designated by the Property Owning Partnerships will act as Disbursing Agent for all distributions under the Plan to holders of Claims and Equity Interests. See 'THE JOINT PLAN OF REORGANIZATION-- Provisions Governing Distributions.'

                                       13

II. GENERAL INFORMATION

  A. BACKGROUND INFORMATION

     1. The Debtors and Certain Affiliates

     The Debtors are limited liability companies organized under the laws of the State of New York. The Debtors are two of the many companies, partnerships and joint ventures that collectively constitute the United States operations of the Olympia & York group of companies.

     On May 14, 1992, Olympia & York Developments Limited ('OYDL') and four of its Canadian subsidiaries each filed with the Bankruptcy Court a petition for relief under chapter 11 of the Bankruptcy Code. The chapter 11 cases of those five debtors have been procedurally consolidated and jointly administered in the pending chapter 11 cases known as In re Olympia & York Realty Corp., et al. (the 'Original Cases'). On March 12, 1993, the Bankruptcy Court entered an order dismissing the chapter 11 case of OYDL. The remaining four debtors in the Original Cases continue to operate their businesses as debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code and are referred to herein as the 'Canadian Debtors.'

     On October 11, 1995, Devco, O&Y (U.S.) Development General Partner Corp. ('Devco GP'), Equityco (a member of the Debtors), O&Y Equity General Partner Corp. ('Equityco GP'), Olympia & York Real Estate (U.S.A.) Inc., Baden, O&Y (U.S.) Financial Company, O&Y WFC Tower Corp., WFC Tower A Company, O&Y 245 Corp. and Olympia & York 245 Park Avenue Holding Company, L.P. (collectively, the '1995 Debtors') commenced cases in the Bankruptcy Court under chapter 11 of the Bankruptcy Code. The 1995 Debtors continue to operate their businesses as debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code.

     On April 23, 1996, 245 Park Avenue Company, O&Y Financial Company, Olympia & York OLP Company, Trinity Place Company and O&Y Liberty Plaza Company (collectively, the '1996 Debtors') commenced cases in the Bankruptcy Court under chapter 11 of the Bankruptcy Code.

     By orders of the Bankruptcy Court, dated October 11, 1995 and April 23, 1996, the chapter 11 cases of the 1995 Debtors, the Canadian Debtors and the 1996 Debtors have been consolidated for procedural purposes only and are being jointly administered by the Bankruptcy Court.

     2. The Organizational Structure of the Debtors

     On or about October 10, 1995, each of 237 Park Avenue Associates and 1290 Associates, New York general partnerships, were converted by operation of law into 237 LLC and 1290 LLC, respectively. As a result of this conversion, all of the respective assets and liabilities of such predecessors, including their respective interests in the Properties vested, by operation of law, in the Debtors. 237 LLC is the current owner of the fee interest in the 237 Property and 1290 LLC is the current owner of both the fee and ground leasehold interests in the 1290 Property.

     The Debtors have identical ownership structures. Equityco, Building Corp., and JMB LP are members of the Debtors and hold, respectively, a forty nine and nine tenths percent (49.9%), three and six tenths percent (3.6%) and forty six and five tenths percent (46.5%) membership interest in each of the Debtors. Pursuant to an operating agreement among the members of the Debtors, Building Corp., as the managing member, is vested with the power and authority to make decisions or take actions on behalf of the Debtors subject to the consent of JMB LP as to certain matters. O&Y Management Corp. ('Management Corp.'), an O&Y (U.S.) entity wholly owned by Equityco, serves as the managing agent for the Debtors in respect of the operations and management of the Properties.

     3. Principal Assets and Liabilities of the Debtors

     The principal properties and interests in property of the Debtors are their respective interests in the Properties, including the commercial office buildings and other improvements existing thereon.

     The Properties, together with the property located at 2 Broadway, New York, New York ('2 Broadway') that was owned by 2 Broadway Associates, L.P. ('2 Broadway LP'), an affiliate of the Debtors, secured the indebtedness evidenced by the Existing Notes and obligations under the Indenture.

     On March 20, 1984, the date of the Indenture, the fee and ground leasehold interests in the 1290 Property and the fee interest in the 237 Property were owned by FAME Associates, O&Y Equity Corp. (the predecessor-in-interest to Equityco) and Olympia & York Holdings Corp., as tenants in common (the 'Co-Tenants'), and the fee and ground leasehold interests in 2 Broadway were owned, respectively, by Olympia & York 2 Broadway Land Company and Olympia & York 2 Broadway Company (the predecessors-in-interest to 2 Broadway LP) (all such owners, collectively, the 'Issuers').

     Pursuant to that certain Mortgage Spreader and Consolidation Agreement and Trust Indenture, dated March 20, 1984, as subsequently supplemented and amended (the 'Indenture'), the Issuers issued and sold Nine Hundred Seventy Million Dollars

                                       14

($970,000,000) in aggregate original principal amount of Existing Notes through a private placement offering to sophisticated institutional investors. The indebtedness evidenced by the Existing Notes was a joint and several obligation of the Issuers, was and is generally nonrecourse to the Issuers and any successors-in-interest thereto, and was secured by, among other things, a first priority mortgage lien on the Properties and 2 Broadway. The Indenture contains, among other things, an assignment by the Issuers of the leases and rents from the Properties, in favor of the Indenture Trustee. As of the Petition Date, the outstanding principal balance of the Existing Notes was Nine Hundred Two Million Six Hundred Three Thousand Four Hundred Ninety Two Dollars ($902,603,492) and interest has accrued and remains unpaid since December 1, 1995.

     Equityco provided potential credit support for the Existing Notes pursuant to that certain Master Cash Flow Agreement (the 'Master Cash Flow Agreement'), dated March 20, 1984 with Equityco's predecessor-in-interest, O&Y Equity Corp., as the original obligor. Under such agreement, Equityco is obligated to pay to the Issuers (or their successors-in-interest) an amount equal to the rental revenues which would be generated if the unleased space in all of the Properties as of December 31, 1983 had been leased at 1983 market terms, including tax and operating expense escalators. The Issuers' rights under the Master Cash Flow Agreement have been pledged to the Indenture Trustee. The Indenture Trustee has filed a proof of claim as an unsecured creditor of Equityco in the bankruptcy cases of the 1995 Debtors in the aggregate amount of Twenty Eight Million Two Hundred Twenty Nine Thousand Three Hundred Ninety Eight Dollars ($28,229,398) based upon the Master Cash Flow Agreement. Equityco has objected to allowance of the Indenture Trustee's proofs of claim for voting purposes and it is likely that Equityco or its creditors will object to the allowance of the proofs of claim for purposes of payment. Such objection will likely be based on the contention that no claim in favor of the Indenture Trustee arose pursuant to the Master Cash Flow Agreement until the occurrence of a monetary event of default in January, 1996. The outcome of any such objection is uncertain. The Indenture Trustee alleges that claims of approximately Two Million Five Hundred Ninety Eight Thousand Three Hundred Four Dollars ($2,598,304) have accrued under the Master Cash Flow Agreement for the period January 1, 1996 through April 1, 1996. Manufacturers Hanover Trust Company ('Manufacturers') was appointed as the original Indenture Trustee under the Indenture. Pursuant to that certain Instrument of Resignation, Appointment and Acceptance, dated as of October 28, 1992, Manufacturers resigned as Indenture Trustee and NationsBank of Tennessee, N.A. ('NationsBank') accepted its appointment as the successor Indenture Trustee. Pursuant to that certain Instrument of Resignation, Appointment and Acceptance, dated as of March 29, 1996, NationsBank resigned as Indenture Trustee and Bankers Trust Company ('Bankers Trust') accepted its appointment as the successor Indenture Trustee.

     Pursuant to Supplemental Indenture Number 1, dated March 20, 1984, Supplemental Indenture Number 2, dated December 30, 1986, and Supplemental Indenture Number 3, dated March 30, 1988, the Indenture was supplemented to reflect, among other things, that 237 Park Avenue Associates and 1290 Associates, as successors-in-interest to the Co-Tenants, became the respective owners of the Properties, and jointly and severally succeeded to the titles, interests, rights and obligations of the Co-Tenants evidenced by the Existing Notes and governed by the Indenture. Supplemental Indenture Number 4, dated as of August 17, 1995, was executed in connection with an approximately Five Hundred Thousand (500,000) square foot lease at the 1290 Property with The Equitable Life Assurance Society of the United States ('Equitable Life').

     On June 20, 1995, 2 Broadway LP filed a voluntary petition for relief under chapter 11 of the Bankruptcy Code. Concurrently with the filing of the petition, 2 Broadway LP filed its plan of reorganization (the '2 Broadway Plan') which was pre-negotiated with the Ad Hoc Committee as then constituted. The objective of 2 Broadway LP's chapter 11 case was to sell 2 Broadway in an orderly manner under the 2 Broadway Plan, free and clear of the lien of the Indenture, and to transfer its carrying costs to the highest and best bidder determined pursuant to certain auction procedures.

     On August 28, 1995, the Bankruptcy Court confirmed the 2 Broadway Plan. By order dated September 6, 1995, the Bankruptcy Court authorized the sale of 2 Broadway to 2 Broadway Acquisition Corp., the entity which submitted the highest and best offer in accordance with the auction procedures approved by the Bankruptcy Court. Pursuant to the 2 Broadway Plan and Supplemental Indenture No. 5, dated September 18, 1995, 2 Broadway LP and its immediate predecessors were relieved of the obligations under the Existing Notes and the Indenture, 2 Broadway was sold to 2 Broadway Acquisition Corp. and 2 Broadway was released from the blanket mortgage lien of the Indenture. The Debtors, however, continue to be jointly and severally obligated under the Existing Notes on a non-recourse basis, and their interests in the Properties continue to be subject to the mortgage lien of the Indenture. Pursuant to the 2 Broadway Plan and certain documents executed and delivered in connection therewith, the net proceeds from the sale of 2 Broadway in the amount of Fourteen Million Twenty One Thousand One Hundred Fifty Six Dollars and Ninety Three Cents ($14,021,156.93) were transferred to the Indenture Trustee and have been used to pay, among other things, certain property-related expenses of the Properties, including capital improvement and leasing costs.

     Pursuant to the terms of the 2 Broadway Plan, on the consummation date thereof, segregated reserve accounts were established by the Indenture Trustee, as disbursing agent under the 2 Broadway Plan, (i) in the amount of Two Million Four Hundred Thousand Dollars ($2,400,000) for potential utility tax claims of the taxing authorities of the City and State of New York (the '2 Broadway Priority Utility Tax Claims') and (ii) in the amount of Eight Hundred Eleven Thousand Two Hundred Seventy


                                       15


Eight Dollars ($811,278), for the payment of all claims which were not then, but might become allowed claims (other than the 2 Broadway Priority Utility Tax Claims) in connection with the 2 Broadway Plan.

     Pursuant to Supplemental Indenture No. 5 dated September 18, 1995, the right, title and interest of 2 Broadway LP and its predecessors, 2 Broadway Associates and 2 Broadway Land Company, in certain assets associated with 2 Broadway were conveyed to 1290 Associates, but all payments with respect thereto were pledged to the Indenture Trustee for the benefit of the holders of the Existing Notes. These assets include tax certiorari proceeds (net of collection costs and tenant reimbursements), cash remaining after paying all allowed claims in the 2 Broadway bankruptcy case, and certain stock which 2 Broadway Associates received in the bankruptcy case of Drexel Burnham Lambert, Inc., a former tenant at 2 Broadway.

     4. Description of the Properties

     (a) The 1290 Property

     The 1290 Property, completed in 1963, is a forty three (43) story, first class commercial office building with approximately one million nine hundred sixty three thousand (1,963,000) rentable square feet of space. The building is centrally located in midtown Manhattan and is connected to the famed 'Rockefeller Center' complex via an underground passageway.

     As of March 1, 1996, the 1290 Property was approximately ninety seven percent (97%) leased and there were leases and license agreements with forty two (42) tenants and seven (7) licensees covering approximately one million nine hundred twelve thousand (1,912,000) rentable square feet of space. As of March 1, 1996, the annual average rent (including electricity and additional rent on this space payable on account of operating expenses and real estate tax escalations) for space leased in the building was approximately Thirty Two Dollars ($32.00) per square foot. As of March 1, 1996, approximately forty nine thousand (49,000) square feet of space was under lease to retail tenants, at an average annual rent (including electricity and real estate tax escalations) of approximately Forty Seven Dollars ($47.00) per rentable square foot. As of March 1, 1996, approximately fifty one thousand (51,000) rentable square feet of office and retail space was available for rent. Attached as Exhibits 4 and 5 to this Disclosure Statement are Cash Flow Projections for the 1290 Property prepared by the financial advisor to the Ad Hoc Committee and a Property Tenant Stacking Plan for the 1290 Property prepared by O&Y (U.S.).

     The building serves as the corporate headquarters of Equitable Life. In addition to Equitable Life, the building houses a variety of tenants, including law firms, financial institutions and entertainment companies.

     The largest tenants in the 1290 Property are as follows:



TENANT              NATURE OF BUSINESS               LEASED SQUARE FOOTAGE
----------          --------------------             ----------------------

Equitable Life      Insurance/Financial Services     Block A--287,664

                                                     Block B--135,528

                                                     Block C-- 79,288
Warner Communica-
 tions, Inc.         Entertainment                   262,155
Deutsche Bank,
 U.S. Financial
 Markets Holding
 Corp.
                     Financial Services              179,288
The Bank of
New York             Financial Services              155,941
EMI Entertainment
World, Inc.          Entertainment                   142,525
JHR Entertainment,
Inc.                 Media                           108,970


     The lease agreement between Equitable Life and 1290 LLC provides for the delivery of space to Equitable Life in three separate blocks. Equitable Life is currently in possession of the space designated as Block A, and is entitled to a free rent period for such space through June 1997. The space designated as Block B is currently occupied by Deutsche Bank, U.S. Financial Markets Holding Corp., whose lease for such space expired June 30, 1996, and such space is to be delivered to Equitable Life on October 1, 1996. Equitable Life is entitled to a free rent period for such space of one year following the date such space is delivered to Equitable Life. The lease agreement provides that if Block B is not delivered to Equitable Life by July 1, 1997, Equitable Life will have the right to terminate its entire lease with 1290 LLC or terminate its obligations to lease any such undelivered space. If Equitable Life so terminates the lease, Equitable Life may be obligated to return a portion of the Twenty Million Three Hundred One Thousand Four Hundred Thirty Three Dollars ($20,301,433) work allowance previously paid by 1290 LLC to Equitable Life in respect of tenant improvements to be made to Block A and Block B. The space designated as Block C is currently occupied and such space is to be delivered to Equitable Life on March 1, 1999. In addition to free rent, Equitable Life will be entitled to a credit against rent of up to approximately One Million Six Hundred Thousand Dollars ($1,600,000) for all three (3) blocks as reimbursement for the cost of certain tenant improvements made by and paid for by Equitable Life.

     The lease agreements between Warner Communications, Inc. ('Warner') and 1290 LLC provide that, with respect to one hundred thirty three thousand eleven (133,011) square feet of space, Warner Communications will not be required to pay rent until

                                       16

July 1, 1997. A block of space constituting twenty four thousand three hundred eighty (24,380) square feet is not scheduled to be delivered to Warner until June 30, 1998, following which Warner is entitled to a free rent period for approximately fourteen and one half (14 1/2) months with respect to such space.

     A major capital project is currently in progress at the 1290 Property which includes a renovation of the building's lobby and the upgrade of certain building systems. The total budget for the project is Nine Million One Hundred Twenty Thousand Dollars ($9,120,000). The Debtors estimate that from and after the Petition Date, Two Million Eight Hundred Fifty Thousand Dollars ($2,850,000) will be required to be expended to complete this project. It is contemplated that the 1290 Property Owning Partnership will complete the project to the extent not completed prior to the Effective Date and will assume any construction contracts related thereto. Anticipated expenditures for capital projects, tenant improvements and leasing commissions for the 1290 Property are reflected in the Cash Flow Projections for the 1290 Property prepared by the financial advisor to the Ad Hoc Committee and annexed as
Exhibit 4 to this Disclosure Statement.

     An environmental report prepared for the Properties indicates that the 1290 Property contains asbestos or asbestos containing materials in the mechanical room and certain other locations. The cost of removing the asbestos in accordance with the operations and maintenance plan for the 1290 Property is estimated to be between Two Million Dollars ($2,000,000) and Three Million Dollars ($3,000,000). This cost is reflected in the Cash Flow Projections. However, there can be no assurance that the cost to remediate the asbestos will not exceed the amount reflected in such projections.

     Attached to this Disclosure Statement as Exhibit 5 is a chart which was prepared by O&Y (U.S.) and which shows anticipated lease expirations on an aggregate basis for the period April 22, 1996 through December 31, 1996 and for each calendar year from 1997 through and including 2005. Such chart assumes that there are no early terminations of leases and that leases expire without extension by existing tenants pursuant to lease options.

     (b) The 237 Property

     The 237 Property is a twenty three (23) story, first class commercial office building with approximately one million one hundred forty thousand (1,140,000) rentable square feet of space. The building was completed in 1981 as a comprehensive renovation of an existing structure and now features an interior layout of an open full atrium. The building, centrally located in midtown Manhattan, is situated off of one of New York City's prestigious thoroughfares and is within close proximity to Grand Central Station, a transportation hub.

     As of March 1, 1996, the 237 Property was approximately ninety eight percent (98%) leased and there were leases and license agreements with seventeen (17) tenants and two (2) licensees covering approximately one million one hundred nineteen thousand (1,119,000) rentable square feet of space. As of March 1, 1996, the annual average rent (including electricity and additional rent on this space payable on account of operating expenses and real estate tax escalations) for space leased in the building was approximately Forty Two Dollars ($42.00) per square foot. As of March 1, 1996, approximately twenty three thousand (23,000) square feet of space was under lease to retail tenants, at an average annual rent (including electricity and real estate tax escalations) of approximately Fifty Three Dollars ($53.00) per rentable square foot. As of March 1, 1996, approximately twenty three thousand (23,000) rentable square feet of office and retail space was available for rent. Attached to this Disclosure Statement as Exhibits 4 and 5, respectively, are Cash Flow Projections for the 237 Property prepared by the financial advisor to the Ad Hoc Committee, and Property Tenant Stacking Plans for the 237 Property prepared by O&Y (U.S.).

     The largest tenants in the 237 Property are as follows:



TENANT                      NATURE                   LEASED
                            OF BUSINESS              SQUARE FOOTAGE
-------                   ---------------           ----------------

J. Walter Thompson
 Company                    Advertising                 456,130

Swiss Reinsurance
 Company, U.S. Branch
 (and certain of its        Insurance/Financial
  afflitates)                Services                   279,906

E.M. Warburg, Pincus
 & Co., Inc.                Financial Services          148,197

Champion International
 Corporation                Pulp and Paper Industry     110,800


     The twelfth (12th) floor and a portion of the thirteenth (13th) floor of the 237 Property serve as headquarters of the U.S. Operations of Olympia & York. As part of the transactions to be effectuated by the Plan, Olympia & York will agree to surrender its directly leased space on the twelfth (12th) floor no later than the end of October 1996. Such space has been leased to E.M. Warburg, Pincus & Company, Inc.

     Anticipated expenditures for capital projects, tenant improvements and leasing commissions for the 237 Property are reflected in the Cash Flow Projections for the 237 Property prepared by the financial advisor to the Ad Hoc Committee.

     Attached to this Disclosure Statement as Exhibit 5 is a chart showing anticipated lease expirations on an aggregate basis for the period from April 22, 1996 through December 31, 1996 and for each calendar year from 1997 through and including 2005. This

                                       17

chart assumes that there are no early terminations of leases and that leases expire without extension by existing tenants pursuant to lease options.

     (c) Provisions of the Cash Collateral Stipulation Relating to New Leases; Cash Management Agreement; Fees to Management Corp.

     The Properties have been managed and operated by Management Corp., an affiliate of the Debtors, pursuant to the Management and Leasing Agreement, dated August 14, 1984, as amended, with respect to the 237 Property and July 27, 1984, as amended, with respect to the 1290 Property. Under such agreements, Management Corp. has been paid a property management fee for such services equal to one percent (1%) of the gross receipts from the Properties.

     In June 1995, in connection with 2 Broadway's chapter 11 case, a Cash Management Agreement (the 'Cash Management Agreement') was entered into between the Debtors' predecessors and the Indenture Trustee. Pursuant to the Cash Management Agreement, Management Corp. was paid property management fees equal to one percent (1%) of the gross receipts from the Properties and O&Y (U.S.) was paid amounts characterized by the Debtors as asset management fees equal to Two Hundred Fifty Thousand Dollars ($250,000) per month and leasing commissions from the cash flow generated by the Properties. The Cash Management Agreement provided for the transfer to the Indenture Trustee of the cash collection accounts for the Properties and required the Indenture Trustee to hold in a reserve account excess property cash flow not required to fund Management Corp.'s property operating accounts. The property operating accounts are funded under the Cash Management Agreement based on a budget, and unbudgeted expenses are funded pursuant to procedures set forth in the Cash Management Agreement. The expenditure of funds for capital and leasing projects requires either (x) pre-approval of such projects by holders of a majority in principal amount of the Existing Notes or (y) the lapse of a thirty (30) day period after notice to the Indenture Trustee and the financial advisor to the Ad Hoc Committee of such capital or leasing project during which period holders of a majority in principal amount of the Existing Notes do not object to such funding. Pursuant to the Cash Management Agreement and a series of monthly letter agreements between the Indenture Trustee and the Debtors, O&Y (U.S.) has not received asset management fees or leasing commissions in respect of the Properties since January 1, 1996, but Management Corp. continues to receive property management fees. The Plan provides that Equityco and Devco (the entities to whom past payments of asset management fees and leasing commissions were made) will waive the right to receive all accrued and unpaid asset management fees and leasing commissions through the Effective Date and that all agreements with Management Corp. will be rejected and terminated, but Management Corp. will be entitled to property management fees for all services performed through the Effective Date.

     During the period from the Petition Date to the Effective Date, leases and lease related transactions will continue to be negotiated for the Properties. Pursuant to the Cash Collateral Stipulation, approved by the Bankruptcy Court on May 13, 1996, the Debtors must obtain approval of the holders of a majority in principal amount of the Existing Notes for new leases during this period; provided, that the failure of holders of a majority in principal amount of the Existing Notes to object to a new lease, within twenty
(20) days of notice to the Indenture Trustee and the Ad Hoc Committee of the intention to enter into such lease, will be deemed approval of such lease. Leases which are entered into in accordance with the foregoing procedures will be assumed by the Property Owning Partnerships on the Effective Date.

     The Debtors anticipate, and the Cash Collateral Stipulation provides, that (i) O&Y (U.S.), through Management Corp., will continue to provide property management services to the Properties and will be compensated for such services on the terms and conditions provided for in the agreements described above until the Effective Date, and (ii) the provisions of the Cash Management Agreement described above with respect to the funding of operating accounts and the approval of expenditures will generally continue through the Effective Date. The Plan provides that all Cash remaining on the Effective Date in any collection, operating or reserve account maintained under the Cash Management Agreement will be used to pay Claims and to fund the Claims Reserve under the Plan, with all remaining Cash to be transferred to the REIT. As of the Petition Date, there was Ten Million Seven Hundred Eighty Five Thousand Five Hundred Sixty Six Dollars ($10,785,566) on hand in the Indenture Trustee's reserve account.

     (d) Real Estate Taxes

     Annual real estate taxes assessed against the 1290 Property and the 237 Property for the fiscal year ended June 30, 1995 were Nineteen Million Ninety Four Thousand Four Hundred Dollars ($19,094,400) and Eight Million Nine Hundred Thousand Fifty Six Dollars ($8,900,056), respectively, which amounts were calculated on assessed values of approximately One Hundred Eighty Million Dollars ($180,000,000) and One Hundred Two Million Dollars ($102,000,000), respectively. Annual real estate taxes assessed against the 1290 Property and the 237 Property for the fiscal year ended June 30, 1996 were Nineteen Million Twenty Three Thousand One Hundred Seventy Eight Dollars ($19,023,178) and Nine Million Five Hundred Eleven Thousand Eight Hundred Seven Dollars ($9,511,807), respectively, which amounts were calculated on assessed values of One Hundred Eighty Nine Million Dollars ($189,000,000) and One Hundred Eight Million Four Hundred Fifty Thousand Dollars ($108,450,000), respectively. On July 1, 1996, the 1290 Debtor paid a portion of the real estate taxes assessed against the 1290 Property for the tax year July 1, 1996 through June 30, 1997 in an amount equal to Eight Million Seven Hundred Eighty Seven Dollars and Fifty Cents ($8,776,687.50) and the 237 Debtor paid a portion of the real estate taxes assessed against the 237 Property for such tax year in an

                                       18

amount equal to Four Million Nine Hundred Eighty Nine Thousand Six Hundred Five Dollars and Thirty Four Cents ($4,989,605.34). The Debtors and their predecessors-in-interest have commenced tax certiorari proceedings which remain outstanding against the City of New York for over-assessment of property taxes for tax years ending June 30, 1991 through June 30, 1996, with respect to the 1290 Property and the tax year ending June 30, 1996 with respect to the 237 Property.

  B. SIGNIFICANT EVENTS PRECEDING THE COMMENCEMENT OF THE DEBTORS' REORGANIZATION CASES

     Since January 1, 1996, combined cash flows generated from the operations of the Properties and the proceeds from the sale of 2 Broadway have been insufficient to service the obligations evidenced by the Existing Notes and to fund the costs and expenses of operating and maintaining the Properties.

     1. Formation of the Ad Hoc Committee

     As early as late 1992, O&Y (U.S.) entered into preliminary discussions with the Ad Hoc Committee and its representatives in connection with the restructuring of the indebtedness evidenced by the Existing Notes. After its formation, the Ad Hoc Committee engaged Battle Fowler LLP as independent counsel and VCG as financial advisor.

     The current members of the Ad Hoc Committee, which represent in the aggregate approximately fifty one and nine tenths percent (51.9%) of the outstanding principal amount of the Existing Notes, are:

     Apollo
     Bank of America
     Blackacre Capital Group
     Elliott Associates, L.P.
     Franciscan Sisters of the Poor
     Health Systems, Inc.
     Oaktree Capital Management, LLC ('Oaktree')
     Regents of the University of Michigan
     Regency Savings Bank, FSB
     Whippoorwill Associates

     2. Negotiation of Proposed Restructuring

     During the second half of 1993 and continuing through the first half of 1994, O&Y (U.S.) and the Ad Hoc Committee engaged in negotiations of a consensual restructuring of the indebtedness evidenced by the Existing Notes, including the sale of 2 Broadway in light of its deteriorating financial condition. On or about June 30, 1994, certain O&Y (U.S.) entities and the Ad Hoc Committee, as then constituted, executed and delivered the Restructuring Proposal (the 'Restructuring Proposal'), which constituted a non-binding agreement in principle as to the basic economic and other terms of an all debt restructuring of the obligations evidenced by the Existing Notes. The Restructuring Proposal contemplated, among other things, the sale of 2 Broadway.

     Because the Restructuring Proposal was not timely implemented and in response to certain developments at the Properties, including scheduled lease expirations, accelerated leasing activities and the greater near-term funding requirements associated with, among other things, such leasing activities, continued amortization payments on account of the Existing Notes and continued operating deficits at 2 Broadway (which were being funded from the cash flow generated by the Properties), the parties to the Restructuring Proposal agreed that it would be in their respective best interests to sell 2 Broadway under chapter 11 of the Bankruptcy Code prior to finalizing their arrangements as to the Debtors. 2 Broadway LP filed for bankruptcy on June 20, 1995 and 2 Broadway was sold on September 18, 1995 pursuant to the 2 Broadway Plan. The net proceeds of Fourteen Million Twenty One Thousand One Hundred Fifty Six Dollars and Ninety Three Cents ($14,021,156.93) were transferred to the Indenture Trustee and were used to fund property related expenses of the Properties.

     3. The Settlement Agreement

     By late 1995, progress toward the reorganization of the O&Y (U.S.) companies that had filed chapter 11 petitions (the 'U.S. Debtors') had stalled, with two competing groups of parties in interest seeking to advance plan proposals. One of these groups, the 'A/T/S Group,' included Apollo, which holds approximately Two Hundred Forty Three Million Dollars ($243,000,000) in original principal amount of Existing Notes. The other group (the 'BPHI Group'), which had won the support of the Board of Directors of the U.S. Debtors, purchased approximately One Hundred Forty Three Million Dollars ($143,000,000) in original principal amount of Existing Notes in connection with the Settlement Agreement described below.

     On or about October 5, 1995, the Bankruptcy Court directed the Court-appointed examiner, Cyrus R. Vance, Esq. (the 'Examiner'), to assess and evaluate the status of plan negotiations among the parties and the likelihood of resolving the outstanding exclusivity issues in the near term. Pursuant to the Bankruptcy Court's direction, on or about October 12, 1995, the Examiner reported to the Court that, due to the lack of sufficient progress in consensual negotiations between the A/T/S Group and

                                       19

the BPHI Group, a hearing on the U.S. Debtors' pending exclusivity motion (the 'Exclusivity Motion') would likely be necessary. In light of the Examiner's report and with a view toward accelerating the process of plan negotiations, the Bankruptcy Court authorized and directed the Examiner to become directly involved in such negotiations.

     At the request of the Examiner, based on his understanding that the parties desired to continue their negotiations, the hearing on the Exclusivity Motion was adjourned through December and into January 1996.

     In light of the inability of the A/T/S Group and the BPHI Group to agree on shared ownership and control of Newco, the negotiations turned to whether the parties could negotiate a separation of their interests in the U.S. Operations. The Settlement Agreement was ultimately negotiated to accomplish this goal by, principally, an exchange of certain of each groups' claims and collateral.

     On January 8, 1996, the Independent Board, by majority vote, approved a series of recitals and resolutions which, among other things, authorized management to execute and deliver the Settlement Agreement.

     The Settlement Agreement contemplated, among other exchanges and consideration, a transaction between Apollo, the other holders of the Morgan Loan and the BPHI Group, in which Apollo and the other holders of the Morgan Loan would transfer their interests in the Morgan Loan, together with Apollo's unsecured claims against O&Y (U.S.), to the BPHI Group in exchange for the Existing Notes held by the BPHI Group. Apollo holds approximately eighty one and twenty five hundredths percent (81.25%) of the outstanding principal amount of the Morgan Loan. The other holders are TCW Special Credits Fund IV, TCW Special Credits Plus Fund, TCW Special Credits Trust IV and TCW Special Credits Trust IVA and Westdeutsche Landesbank Girozentrale, New York Branch. Certain significant aspects of the transactions contemplated by the Settlement Agreement are summarized below:

     (1) The Morgan Loan. The Morgan Loan Lenders would transfer their interests in the Morgan Loan to the BPHI Group. As of October 11, 1995, the aggregate amount outstanding under the Morgan Loan exceeded One Hundred Sixty Five Million Five Hundred Thousand Dollars ($165,500,000). Immediately prior to such transfer, the rights of the Morgan Loan Lenders and O&Y (U.S.) in 11601 Wilshire Boulevard and 400 South Hope Street, would be transferred or surrendered to the Morgan Loan Lenders, leaving as collateral for the Morgan Loan the equity interests of the U.S. Operations in Towers A and B of the World Financial Center and 245 Park Avenue.

     (2) The Existing Notes. Under the Settlement Agreement, the BPHI Group would deliver to the Morgan Loan Lenders approximately One Hundred Twenty Eight Million One Hundred Fifty Four Thousand Two Hundred Seventy Nine Dollars ($128,154,279) in original principal amount of Existing Notes held by the BPHI Group.

     (3) Certain Unsecured Claims. Under the Settlement Agreement, Apollo would transfer certain unsecured claims that it holds against O&Y (U.S.) to the BPHI Group in exchange for an additional Fifteen Million Forty Five Thousand Three Hundred Sixty Six Dollars ($15,045,366) in original principal amount of Existing Notes held by the BPHI Group.

     (4) The Debtors' Joint Plan of Reorganization. There are four provisions in the Settlement Agreement relating to the treatment of the Existing Notes pursuant to a joint plan of reorganization of the Debtors contemplated by the Settlement Agreement:

            First, subject to certain tax considerations, (i) the Noteholders would receive in the aggregate ninety five percent (95%) of the economic benefits and control rights associated with ownership of the Properties, and
(ii) in consideration of the benefits to be afforded the U.S. Operations under the Settlement Agreement, the U.S. Operations would consent to the allocation of the remaining five percent (5%) of such economic benefits and control rights to the Morgan Loan Lenders;

            Second, the U.S. Operations would transfer to the Debtors: (i)   a
non-interest bearing note, dated August 20, 1985, issued by    E.M. Warburg,
Pincus & Co., a tenant at the 237 Property, to Equityco, in the principal amount of Four Million Three Hundred Fifty Four Thousand Seven Hundred Fifty Eight Dollars and Nine Cents ($4,354,758.09) payable on October 31, 1999, and
(ii) a note, dated April 1, 1989, issued by Robinson, Silverman, Pearce, Aronsohn & Berman, a tenant at the 1290 Property, to O&Y Financial Company, L.P., in the face amount of Six Million Five Hundred Thousand Dollars ($6,500,000);

            Third, the Noteholders would release any unsecured claims they may have arising under the Existing Notes against the U.S. Operations; and

            Fourth, management of the reorganized Debtors would be determined by the holders of a majority in interest of equity securities to be issued under the contemplated plan and all existing management agreements between O&Y (U.S.) and its Affiliates and the Debtors would be terminated without penalty.

     The Settlement Agreement, generally, and the provisions described above applicable to the Debtors and the Existing Notes, in particular, formed the framework for the Plan. Consummation of the Plan is conditioned upon, among other things, (a) entry of a final order in the cases of the U.S. Debtors approving the Settlement Agreement and (b) consummation of the transactions

                                       20

contemplated by the Settlement Agreement. See 'THE JOINT PLAN OF
REORGANIZATION--Conditions Precedent to Confirmation and Consummation.'

     The Settlement Agreement provides that, (i) for purposes of voting to approve or reject the U.S. Debtors Second Amended Joint Plan of Reorganization, dated August 9, 1996, as it may be amended (the 'Newco Plan'), the Morgan Loan Lenders and Apollo will vote their respective interests as directed in writing by Carena Bancorp US, Inc., Canadian Imperial Bank of Commerce, Citibank, N.A., Dragon Holdings Limited, and Battery Park Holdings, Inc. (the 'Co-Proponents') and for purposes of voting to approve or reject the Plan, the Co-Proponents will vote their interests as holders of Senior Claims as directed in writing by Apollo, as agent for the Morgan Loan Lenders; provided, however, that, if no such written direction is given by the close of business on the day before the last day for voting in the Plan and the Newco Plan, the Morgan Loan Lenders as the Co-Proponents, as the case may be, may vote on the Plan and the Newco Plan, as applicable, as they so choose.

     4. Motion for Approval of the Settlement Agreement

     By motion, dated January 12, 1996, the U.S. Debtors requested approval of the Settlement Agreement (the 'Approval Motion'). Certain parties, including the committee appointed in the chapter 11 cases for Equityco and the other U.S. Debtors (the 'Other Committee') and Coopers & Lybrand OYDL Inc. (the 'Administrator') indicated their objection to the Approval Motion and requested discovery from the BPHI Group. The Bankruptcy Court established a discovery schedule, including a timetable for all written interrogatories, production of documents and depositions of the parties, and scheduled hearing dates for the second week of March 1996.

     On February 29, 1996, the Other Committee filed an objection to the Settlement Agreement stating, among other things, that under the Settlement Agreement the U.S. Debtors were relinquishing their interests in the Debtors and the Tenant Notes for insufficient consideration. In March, 1996, the U.S. Debtors filed their reply to the various objections.

     On March 12, 1996, the U.S. Debtors requested a sixty (60) day adjournment of the hearing on the Approval Motion. At that time, the Bankruptcy Court again asked the Examiner to become involved in settlement negotiations among the parties to the Settlement Agreement and the objecting parties. In mid-April 1996, the U.S. Debtors reached an agreement with the Other Committee which is now reflected in a chapter 11 plan for the U.S. Debtors.

     5. Commencement of Reorganization Cases

     On April 23, 1996, Building Corp. and Equityco filed involuntary petitions for relief against the Debtors under section 303 of chapter 11 of the Bankruptcy Code. On April 25, 1996, the Debtors consented to the commencement of the chapter 11 cases and orders for relief were entered in connection therewith. By order, dated April 25, 1996, the Reorganization Cases were procedurally consolidated for administrative purposes only. By order, dated April 25, 1996, the Bankruptcy Court authorized the retention of Weil, Gotshal & Manges, LLP, (as bankruptcy reorganization counsel to the Debtors), Fried, Frank, Harris, Shriver & Jacobson (as real estate counsel to the Debtors), and Roberts & Holland LLP (as tax counsel to the Debtors).

III. THE JOINT PLAN OF REORGANIZATION

     THE FOLLOWING SUMMARY OF THE PLAN DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE PROVISIONS OF THE PLAN, A COPY OF WHICH IS ANNEXED TO THIS DISCLOSURE STATEMENT AS EXHIBIT 1. EACH HOLDER OF A CLAIM OR AN EQUITY INTEREST SHOULD READ THE PLAN IN ITS ENTIRETY. THE DEBTORS URGE THE HOLDERS OF CLAIMS AND EQUITY INTERESTS TO CONSIDER CAREFULLY AND CONSULT WITH HIS OR ITS OWN LEGAL ADVISOR(S) WITH RESPECT TO THE MATTERS SET FORTH IN THE PLAN.

  A. CLASSIFICATION AND TREATMENT OF CLAIMS AND EQUITY INTERESTS UNDER THE
PLAN

     1. Administrative Expense Claims and Priority Tax Claims (Article II)

     Administrative Expense Claims are Claims against the Debtors for costs and expenses of administration of the Reorganization Cases allowed under sections 503(b) and 507(a)(1) of the Bankruptcy Code. Administrative Expense Claims include, without limitation, (i) any actual and necessary costs and expenses of preserving the estates of the Debtors, (ii) any actual and necessary costs and expenses of operating the businesses of the Debtors, (iii) any indebtedness or obligations incurred or assumed by the Debtors in connection with the conduct of their businesses or for the acquisition or lease of property or the rendition of services, (iv) any costs and expenses of the Debtors for the management, maintenance, preservation, sale or other disposition of any assets, the administration and implementation of the Plan, and the prosecution or defense of claims by or against the Debtors, (v) any allowances of compensation and reimbursement of expenses to the extent allowed by Final Order under section 330 or 503 of the Bankruptcy Code, whether arising before or after the Effective Date and (vi) any fees or charges assessed against the estate of either Debtor under section 1930, chapter 123, title 28, United States Code.

     The Debtors have been informed by the Ad Hoc Committee that Battle Fowler LLP, Ballard, Spahr, Andrews & Ingersoll, Deloitte & Touche LLP and VCG, the attorneys and financial advisers, to the Ad Hoc Committee, intend to file applications pursuant to sections 503(b)(3) and 503(b)(4) of the Bankruptcy Code pursuant to which they will seek payment of their fees and

                                        21

reimbursement of their expenses in connection with their representation of the Ad Hoc Committee. Such applications will be made on the basis that such professionals have made a substantial contribution to the Reorganization Cases on the basis, inter alia, that they were integrally involved in the structuring, drafting and negotiation of the Plan, portions of the Disclosure Statement, the Plan Supplement and related documents. Further, the Debtors and the Ad Hoc Committee have been informed that (i) Stroock & Stroock & Lavan, the attorneys for certain of the Noteholders, intend to file an application under sections 503(b)(3) and 503(b)(4) of the Bankruptcy Code in an amount not to exceed One Hundred Thousand Dollars ($100,000), which application will be supported by Apollo, and (ii) Apollo and its counsel, Wachtell, Lipton, Rosen & Katz, have agreed to waive their right to file an application under sections 503(b)(3) and 503(b)(4) of the Bankruptcy Code.

     The Plan provides that, on the Effective Date, the Disbursing Agent will pay to each holder of an Allowed Administrative Expense Claim, in Cash, the full amount of such Allowed Administrative Expense Claim, or upon such other terms as may be agreed upon by and between the holder of any Administrative Expense Claim and the Debtors, provided, however, that Administrative Expense Claims incurred or assumed by the Debtors in Possession in the ordinary course of business in accordance with the Cash Collateral Stipulation and not theretofore paid pursuant to the Cash Collateral Stipulation will be paid by the appropriate Property Owning Partnership in accordance with the terms and conditions relating thereto; and provided, further, that Administrative Expense Claims, other than those referred to above and allowances of compensation or reimbursements of expenses referred to below, asserted after the Administrative Claims Bar Date will not be paid and neither the Debtors nor the Property Owning Partnerships will be liable therefor.

     Entities that are awarded allowance of compensation or reimbursement of expenses by the Bankruptcy Court under section 330, 503(b)(2), 503(b)(3), 503(b)(4) or 503(b)(5) of the Bankruptcy Code will be paid by the Disbursing Agent from Closing Cash, or by the Property Owning Partnerships if Closing Cash is insufficient, in such amounts as are allowed by the Bankruptcy Court on the later of the Effective Date and the date upon which the Bankruptcy Court enters an order allowing any such Administrative Expense Claim or upon such other terms as may be mutually agreed upon between such holder of an Administrative Expense Claim and the Debtors, after Bankruptcy Court Approval. The Debtors estimate that the aggregate amount of such compensation and reimbursements of expenses as of the Effective Date will be approximately Three Million Five Hundred Thousand Dollars ($3,500,000).

     Priority Tax Claims are Claims of a governmental unit against the Debtors that are entitled to priority over general unsecured claims under section 507(a)(8) of the Bankruptcy Code. On the Effective Date, each holder of an Allowed Priority Tax Claim will be paid on account of such Allowed Priority Tax Claim by the Disbursing Agent from Closing Cash, an amount in Cash equal to the amount of such Allowed Priority Tax Claim. The Debtors estimate that the amount of Allowed Priority Tax Claims will be approximately Fifty Thousand Dollars ($50,000). See '-- Disputed Claims--Allowance and Objection to Allowance of Priority Utility Tax Claims' for a discussion of the disputed Utility Tax Claims.

     2. Class 1--Priority Non-Tax Claims (Article IV)

     The Plan provides that each holder of an Allowed Priority Non-Tax Claim will be distributed on account of such Allowed Priority Non-Tax Claim a payment in Cash equal to the amount of its Allowed Priority Non-Tax Claim on the Effective Date. Claims contained in Class 1 are impaired. The Debtors estimate that the aggregate amount of Allowed Priority Non-Tax Claims will be approximately Fifty Thousand ($50,000).

     3. Class 2--Senior Claims (Article V)

     (a) Distributions of New Notes, REIT Stock and Subscription Rights

     On the Effective Date, Senior Claims will be deemed to be Allowed in the aggregate amount of all principal, interest, fees and charges due and owing as of the Petition Date under the Existing Notes and the Indenture. Claims contained in Class 2 are impaired.

     Assuming the Conventional Financing Alternative is not consummated, on the Effective Date each holder of a Senior Claim will receive, subject to the election and proration procedures described in the Plan, its pro rata share of
(i) Eleven Million One Hundred Sixty Thousand (11,160,000) shares of REIT Stock, (ii) Three Hundred Ninety One Million Dollars ($391,000,000) of principal amount in New Notes, and (iii) Eight Hundred Fifty Eight Thousand Four Hundred Sixty One (858,461) Subscription Rights. The Election Amount is the aggregate outstanding principal balance of Existing Notes and is equal to Nine Hundred Two Million Six Hundred Three Thousand Four Hundred Ninety Two Dollars ($902,603,492). Each holder's Pro Rata portion of the Election Amount will be the proportion that the amount of Senior Claims held by such holder bears to the aggregate amount of Senior Claims held by all holders of Senior Claims.

     Assuming the Conventional Financing Alternative is not consummated, on the Effective Date the Morgan Loan Lenders will receive, in the aggregate, (i) Eight Hundred Forty Thousand (840,000) shares of REIT Stock, (ii) Nine Million Dollars ($9,000,000) in principal amount of New Notes, and (iii) Sixty Four Thousand Six Hundred Fifteen (64,615) Subscription Rights. Except as expressly specified in the Plan with respect to Plan amendments and waiver of conditions, nothing in the Plan will grant any of the Morgan Loan Lenders any right to vote on the Plan or to issue any direction or consent which is to be issued by the holders of Existing Notes under the Plan or the Indenture (other than in its capacity as a registered holder of an Existing Note). Distributions

                                       22

to Morgan Loan Lenders under the Plan will be made through the Morgan Loan Agent which will make distributions in accordance with the terms of the Morgan Loan.

     Apollo has advised the Ad Hoc Committee that it does not intend to exercise any Subscription Rights it may receive as a Morgan Loan Lender or as a holder of a Senior Claim in order to ensure that the Property
Manager/Leasing Agent purchases a significant number of Offered Shares.

     (b) Description of Plan Ballots

     Each Ballot sent to the holders of Senior Claims will require each such holder to indicate (i) an acceptance or rejection of the Plan, (ii) whether such holder is making a Standard Election or a Non-Standard Election, (iii) if such holder makes a Non-Standard Election, the amount of its Pro Rata portion of the Election Amount which it wishes to allocate to New Notes, if any, with the balance, if any, to be deemed allocated to shares of REIT Stock, (iv) whether or not such holder is an 'accredited investor' under one of the categories set forth in Rules 501(a) (1) through (8) promulgated under the Securities Act, and (v) whether such holder is exercising its Subscription Rights and executing and returning a Subscription Agreement.

     The Ballot sent to the Morgan Loan Lenders will require each Morgan Loan Lender to indicate (i) whether or not it is an 'accredited investor' under one of the categories set forth in Rule 501(a)(1) through (8) promulgated under the Securities Act and (ii) whether it is exercising its Subscription Rights and executing and returning a Subscription Agreement. See '-- Subscription Rights.'
     THE DEBTORS ENCOURAGE EACH DISTRIBUTEE WHO RECEIVES A BALLOT TO CONSIDER CAREFULLY AND CONSULT WITH HIS OR ITS OWN LEGAL ADVISOR(S) WITH RESPECT TO COMPLETING THE BALLOT.

     Assuming the Conventional Financing Alternative is not consummated, on the Effective Date each holder of a Senior Claim who makes a Standard Election will receive for each One Million Dollars ($1,000,000) of such holder's Pro Rata portion of the Election Amount (i) Four Hundred Thirty Three Thousand One Hundred Ninety One Dollars and Thirty Two Cents ($433,191.32) in principal amount of New Notes (the 'Standard Note Distribution') and Twelve Thousand Three Hundred Sixty Four and Twenty Three Hundredths (12,364.23) shares of REIT Stock (the 'Standard Stock Distribution'), each of the foregoing to be pro-rated for holders whose Pro Rata portion of the Election Amount is not evenly divisible by One Million Dollars ($1,000,000). The number of shares of REIT Stock and the principal amount of New Notes to be distributed to holders of Senior Claims who make a Standard Election will not be affected in any way by the proration procedures described below for Non-Standard Elections. EACH HOLDER OF A SENIOR CLAIM THAT DOES NOT SUBMIT A BALLOT OR MARK ITS DISTRIBUTION PREFERENCE ON THE BALLOT ON A TIMELY BASIS IN COMPLETE ACCORDANCE WITH THE INSTRUCTIONS SET FORTH IN THE BALLOT WILL BE CONCLUSIVELY PRESUMED TO HAVE MADE A STANDARD ELECTION AND SHALL RECEIVE A STANDARD NOTE DISTRIBUTION AND A STANDARD STOCK DISTRIBUTION.

     Each holder of a Senior Claim who desires to make a Non-Standard Election will indicate on its Ballot the amount of its Pro Rata portion of the Election Amount which it wishes to allocate to New Notes, if any. The balance of such holder's Pro Rata portion of the Election Amount, if any, will be deemed to be allocated to REIT Stock. Subject to the proration procedures described below, assuming the Conventional Financing Alternative is not consummated, on the Effective Date each holder of a Senior Claim who makes a Non-Standard Election will receive (i) New Notes having a principal amount equal to seventy percent (70%) of such holder's Pro Rata portion of the Election Amount allocated to New Notes on its Ballot, and (ii) its pro rata share of the Eleven Million One Hundred Sixty Thousand (11,160,000) shares of REIT Stock available to holders of Senior Claims (after allocation of shares to holders of Senior Claims making Standard Elections), based on a fraction, the numerator of which is the amount, if any, of such holder's Pro Rata share of the Election Amount not allocated to New Notes and the denominator of which is the portion of the Election Amount of all holders of Senior Claims making Non-Standard Elections and not allocated to New Notes.

     If there are New Notes remaining unallocated following the allocation of New Notes to holders of Senior Claims making the Standard Election and the Non-Standard Election and requesting New Notes (i.e. less than Three Hundred Ninety One Million Dollars ($391,000,000) in principal amount of New Notes were elected by holders of Senior Claims), then each holder which has made a Non-Standard Election will receive, in addition to the distributions to be made pursuant to the Non-Standard Election, its pro rata share, based on the fraction described in the preceding paragraph, of the principal amount of New Notes remaining unallocated.

                                       23

     Set forth below is an illustration of how these provisions would be applied in a hypothetical situation in which less than Three Hundred Ninety One Million Dollars ($391,000,000) in principal amount of New Notes are elected by holders of Senior Claims and the Conventional Financing Alternative is not consummated on the Effective Date.

Total Election Amount.......................................   $902,603,492
Senior Claim Note Cap......................................    391,000,000
Senior Claim Equity Cap....................................     11,160,000

Maximum Recovery Percentage for Election to Receive all New
Notes..................................................            70%

Standard Distribution for each $1,000,000 of a Holder's Pro Rata Portion of the Election Amount:

Principal Amount of New Notes..............................   $ 433,191.32
Shares of REIT Stock.......................................      12,364.23

Illustrative Assumptions:

$2,603,492 of Election Amount makes Standard Election
$500,000,000 of Election Amount elects all New Notes
$400,000,000 of Election Amount elects all REIT Stock

Standard Distribution to Holders Making Standard Election:

Aggregate Principal Amount of New Notes.....................   $  1,127,810
Aggregate Number of Shares of REIT Stock....................         32,190

Distribution to Holders Electing all New Notes:

$500,000,000*70%............................................   $350,000,000

Distribution to Holders Electing all REIT Stock:

ALLOCATION OF NEW NOTES:
Senior Claim Note Cap.......................................   $391,000,000
Less: Distribution to Holders making Standard
Election................................................         (1,127,810)
Less: Distribution to Holders Electing all New Notes........   (350,000,000)
                                                              ------------
Aggregate Principal Amount of New Notes Distributed
to Holders Electing all REIT Stock..........................  $ 39,872,190
                                                              ------------
ALLOCATION OF REIT STOCK:
Senior Claim Equity Cap.....................................    11,160,000
Less: Distribution to Holders making Standard Election..           (32,190)
Less: Distribution to Holders Electing all New Notes.....             --
                                                              ------------
Aggregate Number of Shares of REIT Stock Distributed
to Holders Electing all REIT Stock.........................     11,127,810
                                                              ------------

     If holders of Senior Claims making Non-Standard Elections would receive, based on their elections, New Notes in an aggregate principal amount in excess of the difference between Three Hundred Ninety One Million Dollars ($391,000,000) and the amount of New Notes to be distributed to holders of Senior Claims making the Standard Election, each holder making a Non-Standard Election will instead receive (i) its Pro Rata share of Three Hundred Ninety One Million Dollars ($391,000,000) in principal amount of New Notes (reduced by New Notes allocated to holders making Standard Elections), based on a fraction, the numerator of which is the amount, if any, of such holder's Pro Rata share of the Election Amount allocated to New Notes and the denominator of which is the portion of the Election Amount allocated to New Notes and (ii) its Pro Rata share of Eleven Million One Hundred Sixty Thousand (11,160,000) shares of REIT Stock (after being reduced by shares allocated to holders making Standard Elections), based on a fraction (A) the numerator of which is the amount of such holder's Pro Rata share of the Election Amount, minus the product of the principal amount of New Notes allocated to such holder, multiplied by 1.42857 (i.e., the reciprocal of seventy percent (70%)), and (B) the denominator of which is the portion of the Election Amount represented by holders of Senior Claims making Non-Standard Elections minus the product of the principal amount of New Notes issued to all such holders multiplied by 1.42857.

                                       24

     Set forth below is an illustration of how these provisions would be applied in a hypothetical situation in which, more than Three Hundred Ninety One Million Dollars ($391,000,000) in principal amount of New Notes are elected by holders of Senior Claims and the Conventional Financing Alternative is not consummated on the Effective Date.

Total Election Amount..................................   $902,603,492
Senior Claim Note Cap..................................   $391,000,000
Senior Claim Equity Cap..................................   11,160,000
Maximum Recovery Percentage for Election to Receive all New
Notes...............................................            70%
Standard Distribution for Each $1,000,000 of a Holder's Pro Rata Portion of the Election Amount:
Principal Amount of New Notes..........................   $ 433,191.32
Shares of REIT Stock...................................      12,364.23

Illustrative Assumptions:
$2,603,492 of Election Amount makes Standard Election
$600,000,000 of Election Amount elects all New Notes
$300,000,000 of Election Amount elects all REIT Stock
Standard Distribution to Holders Making Standard Election:
Aggregate Principal Amount of New
Notes....................................................   $  1,127,810
Aggregate Number of Shares of REIT Stock........................  32,190

Distribution to Holders Electing All New Notes:
$556,960,271*70%.........................................   $389,872,190

ALLOCATION OF NEW NOTES:
Senior Claim Note Cap....................................   $391,000,000
Less: Distribution to Holders making Standard
Election.................................................     (1,127,810)
Less: Distribution to Holders Electing all New
Notes....................................................   (389,872,190)
                                                           ------------
Remaining all New Note Election Amount....................       --
                                                           ------------

ALLOCATION OF REIT STOCK TO HOLDERS ELECTING ALL NEW NOTES:
Remaining New Notes Election Amount
($600,000,000--$556,960,271)..............................   $ 43,039,729
Total Remaining Election
Amount....................................................   $343,039,729

Senior Claim Equity Cap...................................     11,160,000
Less: Distribution to Holders making Standard
Election..................................................        (32,190)
                                                             ------------
Remaining Shares of REIT Stock............................     11,127,810
                                                             ------------

Distribution of REIT Stock to Holders Electing All New Notes
$43,039,719/$343,039,729*11,127,810..................      1,396,159 Shares
                                                             ------------

ALLOCATION OF REIT STOCK TO HOLDERS ELECTING ALL REIT STOCK:
Senior Claim Equity Cap..................................     11,160,000
Less: Distribution to Holders making Standard
Election.................................................        (32,190)
Less: Distribution to Holders Electing all New
Notes.....................................................    (1,396,159)
                                                            ------------
Aggregate Number of Shares to Holders Electing all REIT
Stock.....................................................      9,731,651
                                                            ------------

     (c) Subscription Rights

     Each Distributee will receive Subscription Rights entitling such Distributee to purchase a portion of the Offered Shares at a price per share of the Subscription Price, with the holders of Senior Claims receiving ninety three percent (93%) of the Subscription Rights and the Morgan Loan Lenders receiving seven percent (7%) of the Subscription Rights. The Plan provides that on the Effective Date, the REIT will sell such Offered Shares for an aggregate net Cash price of Twenty Million Dollars ($20,000,000) in accordance with the procedures described in the following paragraphs. If the Conventional Financing Alternative is not consummated on the Effective Date, there will be Nine Hundred Twenty Three Thousand Seventy Six (923,076) Offered Shares subject to Subscription Rights, exercisable at a price of Twenty One Dollars and Sixty Seven Cents ($21.67) per share and the Offered Shares will represent approximately seven and one tenth percent (7.1%) of the issued and outstanding shares of REIT Stock on the Effective Date.

     Each holder of a Senior Claim may exercise its Subscription Rights to purchase up to a number of shares of REIT Stock equal to the fraction represented by its Pro Rata portion of the Election Amount multiplied by the number of Offered Shares. The Morgan Loan Lenders may exercise their Subscription Rights to purchase up to a number of shares of REIT Stock equal to seven percent

                                       25

(7%) of the Offered Shares. If the Subscription Rights are not exercised for all of the Offered Shares, any Unsubscribed Shares will be purchased by the Property Manager/Leasing Agent pursuant to the Property Manager Subscription Agreement. EACH ELECTION TO EXERCISE SUBSCRIPTION RIGHTS MUST BE MADE BY A DISTRIBUTEE BY RETURNING WITH ITS BALLOT, A DULY EXECUTED SUBSCRIPTION AGREEMENT INDICATING THE NUMBER OF SUBSCRIPTION RIGHTS, IF ANY, THAT SUCH DISTRIBUTEE ELECTS TO EXERCISE. A DISTRIBUTEE WILL BE DEEMED TO HAVE NOT EXERCISED ITS SUBSCRIPTION RIGHTS UNLESS SUCH DISTRIBUTEE SHALL HAVE RETURNED WITH ITS BALLOT A DULY EXECUTED SUBSCRIPTION AGREEMENT IN THE FORM OF EXHIBIT 5 CONTAINED IN THE PLAN SUPPLEMENT. Each Distributee will have the right to exercise Subscription Rights for a number of shares of REIT Stock equal to the lesser of:

     (a) the number of shares of REIT Stock such Distributee designates in its Subscription Agreement, and

     (b) with respect to each holder of a Senior Claim, the fraction represented by its Pro Rata portion of the Election Amount and, with respect to each Morgan Loan Lender, its share of the Morgan Loan as determined by the Morgan Loan Agent, in the case of a holder of a Senior Claim, multiplied by ninety three percent (93%) of the number of Offered Shares and, in the case of a Morgan Loan Lender, multiplied by seven percent (7%) of the number of Offered Shares.

     The number of Offered Shares (and the Subscription Price therefor) may not be determinable prior to the Effective Date because the actual number of Offered Shares to be issued (and the Subscription Price therefor) will vary if a Conventional Financing Alternative is consummated. However, the aggregate Subscription Price of Twenty Million Dollars ($20,000,000) to be raised from the sale of Offered Shares does not vary in such circumstances, and thus the total amount to be paid by any holder of a Senior Claim who is to receive distributions based on such holder's Pro Rata share of the Election Amount or by any Morgan Loan Lender who is to receive distributions based on its share of the Morgan Loan, in each case, can be determined prior to the Effective Date. As soon as practicable after the Confirmation Date, the Debtors will send a notice to each Distributee that has timely executed and returned a Subscription Agreement, setting forth the maximum amount that such Distributee would be required to pay for its subscription to purchase Offered Shares (assuming for the purposes of determining the amount of Cash to be delivered to the Escrow Agent that such Distributee is to receive Offered Shares calculated in accordance with clause (b) above). Within ten (10) days after the date of such notice, such Distributees will be obligated to deliver the aggregate maximum purchase price to an escrow agent (selected by the Debtors upon Noteholder Consent) identified in such notice and otherwise in accordance with the instructions (approved by order of the Bankruptcy Court) set forth in such notice. EACH DISTRIBUTEE THAT FAILS TO TIMELY DELIVER THE AGGREGATE MAXIMUM PURCHASE PRICE IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH IN THE NOTICE WILL BE CONCLUSIVELY PRESUMED NOT TO HAVE PURCHASED SUCH OFFERED SHARES AND SUCH OFFERED SHARES WILL BECOME UNSUBSCRIBED SHARES THAT THE PROPERTY MANAGER/LEASING AGENT WILL PURCHASE ON THE EFFECTIVE DATE PURSUANT TO THE PROPERTY MANAGER SUBSCRIPTION AGREEMENT. Any election by a Distributee to exercise Subscription Rights will be binding on the Distributee making such election and such Distributee's successors and assigns. All funds held in escrow pursuant to the Plan for any Distributee will be deemed held for such Distributee and such Distributee's successors and assigns. When the actual number of Offered Shares (and the Subscription Price therefor) to be issued is finally determined, the escrow agent will refund to each Distributee any excess amount deposited with the escrow agent by any Distributee which has executed a Subscription Agreement attributable to the excess, if any, of (x) with respect to each holder of a Senior Claim, the fraction represented by its Pro Rata portion of the Election Amount and, with respect to each Morgan Loan Lender, its share of the Morgan Loan as determined by the Morgan Loan Agent, in the case of a holder of a Senior Claim, multiplied by ninety three percent (93%) of the number of Offered Shares and, in the case of a Morgan Loan Lender, multiplied by seven percent (7%) of the number of Offered Shares, over
(y) the number of shares of REIT Stock such Distributee designates in its Subscription Agreement, multiplied by the Subscription Price.

     On the Effective Date, the escrow agent will pay to the REIT all Cash held in the escrow account (other than any amounts to be refunded to Distributees as described above). The REIT will deliver to the Disbursing Agent the number of shares for which the Subscription Price has been received by the escrow agent for distribution to Distributees that have timely exercised their Subscription Rights and paid for their portion of the Offered Shares. A number of shares of REIT Stock equal to the difference between (x) the aggregate number of OfferedShares and (y) the number of Offered Shares that are acquired by Distributees, will be purchased for Cash on the Effective Date by the Property Manager/Leasing Agent for an amount equal to the product of the Subscription Price multiplied by the number of Unsubscribed Shares.

     Apollo has advised the Debtors and the Ad Hoc Committee that it will refrain from exercising the Subscription Rights it is entitled to receive either as a Morgan Loan Lender or as a holder of a Senior Claim in order to ensure that the Property Manager/Leasing Agent will have a material equity interest in the REIT. The effectiveness of the Property Management Agreement will be conditioned upon the consummation of the transactions contemplated by the Property Manager Subscription Agreement. There can be no assurance that the Property Manager/Leasing Agent will enter into or consummate the transactions contemplated by the Property Manager Subscription Agreement. Consummation of the transactions contemplated by the Property

                                       26

Manager/Subscription Agreement is a condition to consummation of the Plan. See 'THE JOINT PLAN OF REORGANIZATION--Conditions Precedent to Confirmation and Consummation.'

     The Plan provides that Subscription Rights are non-transferable and will expire and become void for all purposes at 5:00 p.m. New York City Time on the Effective Date.

     The REIT will use Cash from the sale of the Offered Shares for working capital purposes, to provide liquidity in order to facilitate the consummation of the Conventional Financing Alternative or any subsequent financing of the Properties and to contribute to the Property Owning Partnerships if and when needed, as determined by the REIT in its sole and absolute discretion.

     (d) Fractional Shares

     The distributions described in this Section and Article XII of the Plan could result in Distributees receiving fractional shares of REIT Stock. The REIT will not issue fractional shares of REIT Stock. Each Distributee will receive a number of shares of REIT Stock equal to the first whole number which is less than the number of shares of REIT Stock to which such Distributee would otherwise be entitled to receive if fractional shares of REIT Stock were to be distributed.

     4. Class 3--Other Secured Claims (Article VI)

     Class 3 consists of all Allowed Other Secured Claims. Claims contained in Class 3 are impaired. On the Effective Date, each holder of an Allowed Other Secured Claim will be satisfied and discharged. Not later than ten (10) days prior to the Confirmation Hearing, upon the direction of the Indenture Trustee given upon Noteholder Consent, the Debtors will notify each holder of an Other Secured Claim whether such Other Secured Claim will be satisfied by (i) payment in Cash equal to the amount of its Allowed Other Secured Claim, (ii) distributing to the holder of such Allowed Other Secured Claim the Collateral securing such Claim, or (iii) leaving unaltered the legal, equitable and contractual rights to which such Allowed Other Secured Claim entitles the holder thereof in accordance with section 1124(1) of the Bankruptcy Code or
(iv) reinstating such Allowed Other Secured Claim in accordance with section 1124(2) of the Bankruptcy Code. In the event no direction is given by the Indenture Trustee in accordance with the preceding sentence, the Indenture Trustee will be conclusively presumed to have directed the Debtors to reinstate such Other Secured Claim in accordance with section 1124(2) of the Bankruptcy Code.

     The Debtors estimate that the aggregate amount of Allowed Other Secured Claims will be less than Fifty Thousand Dollars ($50,000).

     5. Class 4--Insured Claims and Tenant Reimbursement Claims (Article VII)

     Class 4 consists of two subclasses. Subclass 4A consists of all Allowed Insured Claims. Allowed Insured Claims are Claims against either Debtor arising out of or in connection with events allegedly causing personal injury or property damage which events are alleged to have occurred at either Property prior to the Effective Date. Allowed Insured Claims will be allowed to the extent that such Claims are covered by an insurance policy or policies for, covering, or issued to or on behalf of the applicable Debtor. Allowed Insured Claims will be unimpaired in accordance with section 1124(1) of the Bankruptcy Code. On the Effective Date, each holder of an Allowed Insured Claim will be entitled to maintain actions against and obtain payment in full solely from an insurance company under an insurance policy issued by such company to, or for the benefit of, the applicable Debtor.

     Subclass 4B consists of all Allowed Tenant Reimbursement Claims, which are Unsecured Claims held by a current or former tenant of either Property based upon a right to payment provided in the lease of such tenant contingent upon the realization of Net Tax Proceeds. See--Disputed Claims--Allowance and Objection to Allowance of Tenant Reimbursement Claims.' Allowed Tenant Reimbursement Claims will be unimpaired in accordance with section 1124(1) of the Bankruptcy Code and assumed by the applicable Property Owning Partnership.


     6. Class 5--General Unsecured Claims (Article VIII)

     Class 5 consists of General Unsecured Claims, which are Unsecured Claims (including Qualifying Affiliate Unsecured Claims) other than Administrative Claims, a Priority Non-Tax Claim, a Priority Tax Claim, an Insured Claim, a Tenant Reimbursement Claim or an Affiliate Unsecured Claim. Claims contained in Class 5 are impaired. On the Effective Date, the Disbursing Agent will pay in Cash to each holder of an Allowed General Unsecured Claim the full amount of its Allowed General Unsecured Claim.

     The Debtors estimate that the aggregate amount of Allowed General Unsecured Claims will be approximately One Hundred Fifty Thousand Dollars ($150,000).

     7. Class 6--Affiliate Unsecured Claims (Article IX)

     Class 6 consists of Affiliate Unsecured Claims which are Unsecured Claims against either of the Debtors held by an O&Y Affiliate, other than a Qualifying Affiliate Unsecured Claim and a Tenant Reimbursement Claim. Qualifying Affiliate Unsecured Claims are Unsecured Claims against the Debtors held by an O&Y Affiliate which would be permitted to be paid under the Cash Collateral Stipulation if such Claims had arisen after the Petition Date. Qualifying Affiliate Unsecured Claims include Claims relating to payments owed by either of the Debtors for property management fees, 'E.E.D. Supervision Services' and 'Special Maintenance and Repair Services' (each as defined in the Cash Collateral Stipulation) and claims made under any affiliate lease. Claims contained in Class 6 are impaired. Each holder of an Affiliate Unsecured Claim will receive in respect of its Claims the aggregate sum of One Dollar ($1).

                                       27

     The Debtors estimate that the aggregate amount of Allowed Affiliate Unsecured Claims will be approximately Ninety Seven Million Dollars ($97,000,000).

     8. Class 7--Equity Interests (Article X)

     Class 7 consists of two subclasses. Class 7A consists of the O&Y Equity Interests, which are Equity Interests in either of the Debtors held by Building Corp. and Equityco or any of their Affiliates. Equity Interests contained in Class 7A are impaired.

     Subclass 7B consists of the JMB Equity Interests, which are Equity Interests in either of the Debtors held by JMB LP or any of its Affiliates. Equity Interests contained in Subclass 7B are impaired.

     On the Effective Date, after giving effect to the transactions described in the section entitled '-- Implementation of the Plan' below, the O&Y Equity Interests will be cancelled and Building Corp. and Equityco will receive no distribution in respect of their Equity Interests and will retain no interests in the successor to the Debtors. On the Effective Date, JMB LP, the holder of Subclass 7B Equity Interests, will receive a ninety nine percent (99%) partnership interest, as a limited partner, in the Upper Tier Limited Partnership, and will become a party to the Upper Tier Limited Partnership Agreement. See '--Implementation of the Plan-- Formation of the Partnerships.'

  B.  IMPLEMENTATION OF THE PLAN (ARTICLE XIII)

     On or prior to the Effective Date, the following actions will take place in order to implement the Plan:

     1. Formation of the REIT (Article XIII)

     The Articles of Incorporation of the REIT were filed on May 13, 1996. On the Effective Date, the Amended and Restated Articles of Incorporation of the REIT will be filed with the State Department of Assessments and Taxation of Maryland and its Amended and Restated Bylaws will be adopted. The REIT will be the general partner of the Lower Tier Limited Partnership, holding a ninety five percent (95%) partnership interest, as general partner, therein, and will also hold all of the outstanding shares of capital stock of the GP Corps and the Upper Tier GP Corp. The Upper Tier Limited Partnership will hold the remaining five percent (5%) partnership interest, as limited partner, in the Lower Tier Limited Partnership.

     (a) Description of Stock of the REIT

     The following description of the REIT's stock, prepared by legal counsel to the Ad Hoc Committee, does not purport to be complete and is qualified in its entirety by reference to the REIT's Amended and Restated Articles of Incorporation (the 'Charter') and Bylaws, copies of which are included in the Plan Supplement.

     Under the Charter, the REIT has authority to issue up to Sixty Million (60,000,000) shares of stock, consisting of Fifty Million (50,000,000) shares of common stock, par value Ten Dollars ($10) per share (the 'Common Stock'), and Ten Million (10,000,000) shares of preferred stock, par value Ten Dollars ($10.00) per share (the 'Preferred Stock'). The REIT will not issue any shares of Common Stock or Preferred Stock prior to the Effective Date, and the REIT will not issue any Preferred Stock pursuant to the Plan. On the Effective Date, the REIT will issue an aggregate of Twelve Million (12,000,000) shares of Common Stock to the Morgan Loan Lenders and the holders of Senior Claims electing to receive or otherwise receiving REIT Stock and will issue the Offered Shares (Nine Hundred Twenty Three Thousand and Seventy Six (923,076) shares of REIT Stock if the Conventional Financing Alternative is not consummated) to Distributees that have exercised Subscription Rights and purchased such shares pursuant to Subscription Agreements or, to the extent of any Unsubscribed Shares, the Property Manager/Leasing Agent. The REIT will also (i) reserve for issuance One Hundred Thousand (100,000) shares of its Common Stock for issuance to its Directors pursuant to the REIT's 1996 Director Stock Option Plan (the 'Stock Option Plan') and (ii) issue Forty Thousand (40,000) shares of its Common Stock to VCG as part of VCG's fee. Five Hundred (500) shares of REIT Stock to be issued to Distributees will instead be issued to charitable institutions. See 'THE JOINT PLAN OF REORGANIZATION--Implementation of the Plan--Description of Registration Rights Agreement and Stock Option Plan,' '-- Management of Reorganized Debtors,' and '-- VCG Fees.'

     The Charter authorizes the Directors to classify or reclassify any unissued shares of stock by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, or terms or conditions of redemption of such stock; provided, however, that the Charter prohibits the issuance of nonvoting common or preferred stock and provides as to the several classes of common or preferred stock possessing voting power, an appropriate distribution of such power among such classes, including, in the case of any class of stock having a preference over another class of stock with respect to dividends, adequate provisions for the election of directors representing such preferred class in the event of default in the payment of such dividends.

     Until the occurrence of a Simplification Event, the Common Stock will be divided into Class A Common Stock and Class B Common Stock. The Class A Common Stock and the Class B Common Stock will have identical rights and privileges, and will be

                                       28

treated as a single class, with respect to all matters (other than certain voting rights described below) including, without limitation, the payment of distributions and upon liquidation. Upon consummation of the Plan, Apollo, with respect to all shares to be delivered to Apollo as a holder of a Senior Claim or as a Morgan Loan Lender, will receive only Class B Common Stock and will be the sole holder of all of the outstanding shares of Class B Common Stock. All other holders of Senior Claims and all other Morgan Loan Lenders will receive Class A Common Stock with respect to the REIT Stock to be distributed to them.

     Until the occurrence of a Simplification Event, the REIT's nine (9) member Board of Directors will be divided into five (5) classes. The Class I Director will be a director designated by Apollo (and after the Effective Date, by the holders of Class B Common Stock); the Class II Directors will consist of a director designated by Apollo (and, after the Effective Date, by the holders of the Class B Common Stock) and a director that is reasonably acceptable to Apollo designated by Noteholders other than Apollo, Whitehall and Oaktree (and, after the Effective Date, by the holders of the Class A Common Stock), the Class III Directors will consist of a director designated by Apollo (and, after the Effective Date, by the holders of Class B Common Stock) and a director that is reasonably acceptable to Apollo designated by Noteholders other than Apollo, Whitehall and Oaktree (and, after the Effective Date, by the holders of Class A Common Stock); the Class IV Directors will consist of a director designated by Apollo (and, after the Effective Date, by the holders of Class B Common Stock) and a director that is reasonably acceptable to Apollo designated by Whitehall (the 'Whitehall Director'); and the Class V Directors will consist of a director designated by Oaktree (the 'Oaktree Director') and a director designated by Noteholders (other than Apollo, Whitehall and Oaktree), in each case, that are reasonably acceptable to Apollo. The initial Directors will be designated and disclosed by Apollo, Whitehall, Oaktree and the other Noteholders, as applicable, prior to the Confirmation Hearing.

     The term of the initial Class I Director will terminate on the date of the 1997 annual meeting of stockholders; the term of the initial Class II Directors will terminate on the date of the 1998 annual meeting of stockholders; the term of the initial Class III Directors will terminate on the date of the 1999 annual meeting of stockholders; the term of the initial Class IV Directors will terminate on the date of the 2000 annual meeting of stockholders; and the term of the initial Class V Directors will terminate on the date of the 2001 annual meeting of stockholders. At the 1997 annual meeting of stockholders, the successor to the Class I Director will be elected for a four-year term; at the 1998 annual meeting of stockholders, the successors to the Class II Directors shall be elected for a three-year term; at the 1999 annual meeting of stockholders, the successors to the Class III Directors will be elected for a two-year term; at the 2000 annual meeting of stockholders, the successors to the Class IV Directors shall be elected for a one-year term; at the 2001 annual meeting of stockholders, the successors to the Class I, Class II, Class III, Class IV and Class V Directors will be elected for a one year term. Directors will hold office until the annual meeting for the year in which their terms expire and until their successors shall be elected and qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. The terms of the Initial Directors will commence on the Effective Date. The Charter provides that the REIT will at all times have at least two directors that are not affiliated with Apollo, any Transferee (as hereinafter defined) or any other stockholder of more than ten percent (10%) of the stock of the REIT.

     'Simplification Event' means the earliest to occur of (i) the date on which Apollo and its affiliates (taken together) or any Transferee and its affiliates (taken together) no longer hold a number of shares of Common Stock representing at least thirty percent (30%) of the combined voting power of all outstanding shares of stock of the REIT; (ii) the date on which Apollo and its affiliates (taken together) or any Transferee and its affiliates (taken together) or any other person or entity and its affiliates (taken together) holds a number of shares of Common Stock representing at least seventy five percent (75%) of the combined voting power of all outstanding shares of stock of the REIT; (iii) the fifth anniversary of the Effective Date of the Plan; and (iv) the date of the annual meeting of stockholders in 2001.

     Upon the occurrence of a Simplification Event, the provisions of the Charter with respect to the classification of the Board of Directors and the division of Common Stock into Class A Common Stock and Class B Common Stock shall terminate and shall be of no further force and effect and, thereafter, the term of each Director shall expire on the date of the annual meeting of stockholders immediately following or concurrent with such Simplification Event, and voting for the election of Directors shall be in the manner set forth in the Bylaws.

     Upon a transfer of shares of Class B Common Stock so that such shares are not beneficially owned by Apollo, a Transferee or their respective affiliates, such shares shall be automatically converted into shares of Class A Common Stock. Except as described in the immediately preceding sentence, holders of Common Stock have no conversion, sinking fund or redemption rights, or preemptive rights to subscribe for any securities of the REIT.

     'Transferee' means, any Person to whom Apollo, its affiliates, or any Transferee shall transfer shares of Class B Common Stock representing at least thirty percent (30%) of the aggregate number of shares of Class A and Class B Common Stock then outstanding.

     All shares of REIT Stock issued in accordance with the terms and conditions of the Plan will be duly authorized, fully paid and nonassessable. Subject to the preferential rights of any other shares or series of shares and to the provisions of the Charter regarding shares of Common Stock held by any person in excess of the Ownership Limit (as hereinafter defined), holders of

                                       29

Common Stock will be entitled to receive distributions on Common Stock if, as and when authorized and declared by the Board of Directors of the REIT out of assets legally available therefor and to share ratably in the assets of the REIT legally available for distribution to its stockholders in the event of its liquidation, dissolution or winding-up after payment of, or adequate provision for, all known debts and liabilities of the REIT.

     Subject to the provisions of the Charter regarding shares of Common Stock held by any person in excess of the Ownership Limit, each outstanding share of Common Stock entitles the holder thereof to one vote on all matters submitted to a vote of stockholders. There is no cumulative voting in the election of directors, which means that the holders of a majority of the outstanding stock of Class A Common Stock or Class B Common Stock can elect all of the directors then standing for election by such Class, and the holders of the remaining Common Stock of such Class will not be able to elect any director.

     Pursuant to the Maryland General Corporation Law (the 'MGCL'), a corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets or engage in a share exchange unless approved by the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on the matter, unless a lesser percentage (but not less than a majority of all of the votes to be cast on the matter) is set forth in the charter of the corporation. The Charter does not provide for a lesser percentage in such situations. See '-- Certain Provisions of Maryland Law and of the REIT's Charter and Bylaws.'

     Preferred Stock may be issued from time to time, in one or more series, as authorized by the Board of Directors. Prior to the issuance of shares of each series, the Board of Directors is required by the MGCL and the Charter to fix for each series, subject to the provisions of the Charter regarding shares of stock held by any Person in excess of the Ownership Limit, such terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption, as are permitted by Maryland law. Such rights, powers, restrictions and provisions could include the right to receive specified dividend payments and payments on liquidation prior to any such payments being made to the holders of some, or a majority, of the shares of Common Stock. The Board of Directors could authorize the issuance of Preferred Stock with terms and conditions that could have the effect of discouraging a takeover or any other transaction that holders of Common Stock might believe to be in their best interests or in which holders of some, or a majority, of the shares of Common Stock might receive a premium for their shares over the then-current market price of such shares. See '--Certain Provisions of Maryland Law and of the REIT's Charter and Bylaws.' As of the date hereof, no shares of Preferred Stock are outstanding, and the REIT has no present plans to issue any Preferred Stock other than in connection with a refinancing of the New Notes in accordance with the terms of the Restated Indenture. See '-- Description of the New Notes and the Restated Indenture.'

     In order for the REIT to qualify as a REIT under the Internal Revenue Code of 1986, as amended (the 'Internal Revenue Code'), among other things, not more than fifty percent (50%) in value of its outstanding stock may be owned, directly or indirectly, by five or fewer individuals (defined in the Internal Revenue Code to include certain entities) during the last half of a taxable year (other than the first year) (the 'Five or Fewer Requirement'), and such shares of stock must be beneficially owned by one hundred (100) or more persons during at least three hundred thirty five (335) days of a taxable year of twelve (12) months (other than the first year) or during a proportionate part of a shorter taxable year. See 'TAX CONSEQUENCES OF THE PLAN TO THE HOLDERS OF SENIOR CLAIMS--REIT Taxation.' In order to protect the REIT against the risk of losing its status as a real estate investment trust on account of a concentration of ownership among its stockholders, the Charter, subject to certain exceptions, provides that no Person may beneficially own, or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code, more than seven and nine tenths percent (7.9%) (the 'Ownership Limit') of the aggregate value of the REIT's shares of stock. Pursuant to the Internal Revenue Code, stock held by certain types of entities, such as pension trusts qualifying under Section 401(a) of the Internal Revenue Code, United States investment companies registered under the Investment Company Act of 1940, as amended, partnerships, trusts and corporations, will be attributed to the beneficial owners of such entities for purposes of the Five or Fewer Requirement (i.e., the beneficial owners of such entities will be counted as holders). Pursuant to the Charter, no person (other than Apollo or a transferee of at least thirty percent (30%) of the aggregate number of shares of Class A Common Stock or Class B Common Stock) may acquire any shares of Common Stock if, as a result of such acquisition, the fair market value of shares of stock of the REIT owned directly or indirectly by Non U.S. Persons (as defined in the Charter) would exceed fifty percent (50%) of the fair market value of all issued and outstanding shares of stock of the REIT. Any acquisition of shares of stock or of any security convertible into shares of stock that would result in the disqualification of the REIT as a real estate investment trust, including any transfer that results in the REIT being 'closely held' within the meaning of Section 856(h) of the Internal Revenue Code, shall be null and void, and the intended transferee will acquire no rights to the shares of stock. The foregoing restrictions on transferability and ownership will not apply if the Board of Directors determines that it is no longer in the best interests of the REIT to attempt to qualify, or to continue to qualify, as a real estate investment trust. The Board of Directors may, in its sole discretion, waive the Ownership Limit if evidence satisfactory to the Board of Directors and the REIT's tax counsel is presented that the changes in ownership will not then or in the future jeopardize the REIT's status as a real estate investment trust and the Board of Directors otherwise decides that such action is in the best interest of the REIT.

     The Charter excludes from the foregoing ownership restriction persons designated by Apollo (or another person designated by Apollo to designate such persons) to exceed the Ownership Limit; provided that no Individual shall be permitted, by designation, to

                                       30

exceed the Ownership Limit by more than ten percent (10%) (i.e. own more than seventeen and nine tenths percent (17.9%) of the aggregate value of outstanding stock of the REIT), and the aggregate percentage by which all Individuals permitted, by designation, to exceed the Ownership Limit shall not be greater than ten percent (10%).

     Shares of Common Stock owned, or deemed to be owned, or acquired by a stockholder (other than an Individual permitted, by designation, to exceed the Ownership Limit) in excess of the Ownership Limit and shares acquired by a person that would cause more than fifty percent (50%) in value of the outstanding shares of the REIT Stock to be owned by Non U.S. Persons, will automatically be transferred to a trustee, in his capacity as trustee of a trust for the exclusive benefit of one or more charitable beneficiaries. Such stock held by the trustee will be issued and outstanding stock of the REIT. However, while such stock is held in trust, it will not be entitled to vote, it will not be considered for purposes of any stockholder vote or the determination of a quorum for such vote, and, except upon liquidation, it will not be entitled to participate in dividends or other distributions. Any distribution paid to a proposed transferee of such stock prior to the discovery by the REIT that stock has been transferred in violation of the provisions of the Charter will be repaid to the trustee upon demand. Within twenty (20) days after receiving notice from the REIT that stock has been transferred to the trust, the trustee will sell such stock to a person designated by the trustee whose ownership of the shares of stock will not violate the Ownership Limit. Upon such sale, the interest of the charitable beneficiary will terminate and the trustee will distribute the net proceeds of such sale to the original transferee-stockholder and the charitable beneficiary. The original transferee-stockholder will receive the lesser of (i) the price paid by the original transferee-stockholder for the shares of stock that were transferred to the trust, or if the original transferee-stockholder did not give value for such shares (e.g., such stock was received through a gift, devise or other transaction), the Market Price (as defined in the Charter) of such shares on the day of the event causing such shares to be held in trust, and (ii) the price received by the trustee from the sale of such shares. Any net sales proceeds in excess of the amount payable to the original transferee-stockholder will be immediately paid to the charitable beneficiary, together with any dividends or other distributions thereon. If, prior to the discovery by the REIT that stock had been transferred to the trustee, such shares are sold by an original transferee-stockholder then (X) such shares will be deemed to have been sold on behalf of the trust, (Y) the proceeds of such sale will be deemed to be held by such original transferee-stockholder as an agent for the trustee and (Z) to the extent that the original transferee-stockholder received an amount for such shares that exceeds the amount that such original transferee-stockholder was entitled to receive pursuant to the Charter, such excess will be paid to the trustee upon demand. Stock transferred to the trustee will be deemed to have been offered for sale to the REIT, or its designee, at a price per share equal to the Market Price on the date the REIT, or its designee, accepts such offer. The REIT will have the right to accept such offer until the trustee has sold the shares held in the trust pursuant to the Charter. Upon such a sale to the REIT, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the original transferee-stockholder and to the charitable beneficiary in the manner described above. If the foregoing transfer restrictions are determined to be void or invalid by virtue of any legal decision, statute, rule or regulations, then the transfer of such stock will be void ab initio.

     Each stockholder will upon demand be required to disclose to the REIT in writing any information with respect to its direct, indirect and constructive ownership of stock as the Board of Directors deems reasonably necessary to comply with the provisions of the Code applicable to the REIT, to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.

     The Ownership Limit may have the effect of precluding acquisition of control of the REIT unless the Board of Directors determines that maintenance of real estate investment trust status is no longer in the best interests of the REIT.

     (b) Certain Provisions of Maryland Law and of the REIT's Charter and
Bylaws

     The following summary of certain provisions of Maryland law and the Charter and Bylaws, prepared by counsel to the Ad Hoc Committee, does not purport to be complete and is qualified in its entirety by reference to Maryland law and the Charter and Bylaws, copies of which are included in the Plan Supplement.

AFFILIATE TRANSACTIONS

     The Bylaws provide that the REIT shall not engage in any transaction (other than transactions entered into in the ordinary course of business, including payments of dividends, salaries or directors compensation) with any stockholder holding more than ten percent (10%) of the Common Stock without the approval of a majority of the REIT's disinterested directors. A director shall be 'disinterested' for the purposes of the Bylaws if such director is unaffiliated (which shall be determined by the Board of Directors, of which determination shall be final) with, and does not receive compensation from the stockholder with whom the transaction is to be effected or any subsidiaries thereof.

     To the extent the REIT requires investment banking services and so long as Whitehall remains a significant stockholder of the REIT, the Board of Directors will, in good faith in light of all appropriate considerations, consider engaging Goldman Sachs & Company (among any other investment banking firms it considers) to provide investment banking services to the REIT on terms
                                       31

customary for such services. Notwithstanding the preceding paragraph, any director affiliated with Whitehall may vote upon any engagement of investment bankers, including Goldman Sachs & Company.

BUSINESS COMBINATIONS

     Under the MGCL, certain 'business combinations' (including a merger, consolidation, share exchange, or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and any person who beneficially owns ten percent (10%) or more of the voting power of the corporation's shares or an affiliate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of ten percent (10%) or more of the voting power of the then-outstanding voting stock of the corporation (an 'Interested Stockholder') or an affiliate thereof are prohibited for five (5) years after the most recent date on which the Interested Stockholder becomes an Interested Stockholder. Thereafter, any such business combination must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least (a) eighty percent (80%) of the votes entitled to be cast by holders of outstanding voting shares of the corporation and (b) two-thirds of the votes entitled to be cast by holders of outstanding voting shares of the corporation other than shares held by the Interested Stockholder with whom (or with whose affiliate) the business combination is to be effected, unless, among other conditions, the corporation's common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in Cash or in the same form as previously paid by the Interested Stockholder for its shares. These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the Interested Stockholder becomes an Interested Stockholder. The Charter exempts from the provisions of Maryland law all business combinations involving the REIT.

     The Charter provides, however, that any Business Combination (as used in Section 3-601(e)(1) and (e)(2) of the MGCL) with, or involving, an Interested Stockholder (as hereinafter defined) shall require the affirmative vote of not less than sixty six and two thirds percent (66 2/3%) of the votes entitled to be cast by the holders of all the then outstanding shares of Common Stock, voting together as a single class, excluding Common Stock beneficially owned by such Interested Stockholder or by any Person having more than fifty percent (50%) beneficial ownership of the Interested Stockholder or of whom the Interested Stockholder has more than (50%) beneficial ownership.

     'Interested Stockholder' is defined in the Charter to mean any person (other than an Exempt Person (as hereinafter defined)) that (a) is the beneficial owner of Common Stock representing twenty percent (20%) or more of the votes entitled to be cast by the holders of all then outstanding shares of Common Stock (or an affiliate of such person) and (b) has held such Common Stock for less than five (5) years.

     'Exempt Person' means (a) (i) Apollo, its partners, Affiliates and Associates (as such terms are defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, as in effect on May 20, 1996 and including without limiting the generality of the foregoing any investment fund under common control with Apollo), (ii) any Transferee or Person that would be a Transferee, but for the occurrence of a Simplification Event, (iii) with respect to the interest so transferred and so long as no Simplification Event shall have occurred, any other transferee of any part of Apollo's interest in the REIT and (iv) any such Transferee's or transferee's partners, stockholders, Affiliates and Associates, and (b) any person that prior to the acquisition of beneficial ownership of Common Stock representing twenty percent (20%) or more of the votes entitled to be cast by the holders of all then outstanding shares of Common Stock obtained the approval of a majority of directors of the REIT to exempt such person from the provisions of the Charter related to Business Combinations;
provided, however, that a director of the REIT shall not vote in any such determination if such director has been appointed by the acquiror or any person acting together with the acquiror in connection with such transaction as part of a 'group' (as such term is used in Rule 13d-5 under the Exchange Act or if such person is affiliated with the selling stockholder in the transaction in which the acquiror exceeds the twenty percent (20%) threshold referred to above (other than in the case of a tender offer or other transaction in which there are a substantial number of selling stockholders).

     This provision could have the effect of delaying, deferring or preventing a change in control, or discouraging others from acquiring shares of REIT Stock and increase the difficulty of consummating any offer to acquire such shares.

CERTAIN VOTING PROVISIONS

     In addition to any vote required by law, the REIT will not take any action regarding the following matters without the affirmative vote of the holders of at least sixty six and two-thirds percent (66 2/3%) of the outstanding shares of stock voting as a single class:

          (a) any merger or consolidation of the REIT (other than any merger between the REIT and any direct or indirect wholly owned subsidiary or the
REIT);

          (b) any sale or transfer of either of the real properties owned by the REIT and its subsidiaries (but excluding any pledge, hypothecation or encumbrance of such assets to provide security for any bona fide debt);

          (c) any dissolution or liquidation of the REIT; or

          (d) any acquisition in excess of Twenty Five Million Dollars ($25,000,000) (other than in connection with the leasing, improvement and other operations of the REIT's properties or as contemplated by the annual budget with respect to such properties, such exclusion to include, without limitation, any acquisition of, any providers of services to such properties and any easements, air rights or appurtenances, necessary or desirable for the operation of the properties).

CONTROL SHARE ACQUISITIONS

     The MGCL provides that 'control shares' of a Maryland corporation acquired in a 'control share acquisition' have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock owned by the acquiror or by officers or by directors who are employees of the corporation. 'Control shares' are voting shares of stock that, if aggregated with all other shares of stock previously acquired by that person or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority of all voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A 'control share acquisition' means the acquisition of control shares, subject to certain exceptions.

     A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel the board of directors to call a special meeting of stockholders to be held within fifty (50) days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

     If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of the appraisal rights referred to in the preceding sentence may not be less than the highest price per share paid in the control share acquisition, and certain limitations and restrictions otherwise applicable to the exercise of dissenter's rights do not apply in the context of a control share acquisition.

     The control share acquisition statute does not apply to certain shares, including shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or to acquisitions approved or exempted by the corporation's charter or bylaws. The Charter contains provisions which exempt from the control shares acquisition statute the issuance of Common Stock on the Effective Date and any and all future acquisitions by any person of shares of the REIT's stock. There can be no assurance that such provisions will not be eliminated at any point in the future.

     If the Charter were amended to subject the REIT to the control share acquisition statute, such amendment could have the effect of delaying, deferring or preventing a change in control, or discouraging others from acquiring shares of REIT Stock and increase the difficulty of consummating any offer to acquire such shares.

     Reference is made to the full text of the foregoing statutes for their entire terms, and the partial summary contained herein is not intended to be complete.

AMENDMENT OF CHARTER AND BYLAWS

     The provisions of the Charter relating to (a) the Board of Directors, (b) the division of Common Stock into Class A Common Stock and Class B Common Stock, and (c) voting rights of stockholders (other than super-majority voting rights), may be amended, prior to the occurrence of a Simplification Event, by the affirmative vote of two-thirds of the outstanding shares of each of Class A Common Stock and Class B Common Stock, voting separately as a class. The provisions of the Charter relating to (a) the super-majority voting rights of stockholders and (b) the substantive provisions related to the Ownership Limit and ownership by Non U.S. Persons, may be amended by two-thirds of the outstanding shares of Class A Common Stock and Class B Common Stock, voting together as a single class. Provisions of the Charter relating specifically to Apollo, Transferees (as such term is defined in the Charter) or transferees of Apollo or the Affiliates or Associates of any such Person may not be amended or modified without the written consent thereto of Apollo. The stockholders may amend the REIT's Bylaws, except for its provisions relating to indemnification of officers and directors and the right of the Board of Directors and the stockholders to amend the Bylaws, by the affirmative vote of the holders of two thirds of the outstanding shares of stock of the REIT entitled to vote. Subject to such stockholder rights, a majority of the Board of Directors may amend the Bylaws, except that provisions relating to sixty six and two thirds percent (66 2/3%) and seventy five percent (75%) super-majority voting of the Board and powers delegated to committees may only be amended by the affirmative vote of not less than sixty six and two thirds percent (66 2/3%) and seventy five percent (75%), respectively, of Directors then in office.

DISSOLUTION OF THE REIT

     The MGCL permits the dissolution of the REIT by (i) the adoption of a resolution by a majority of the entire Board of Directors, and (ii) upon proper notice, approved by the stockholders by the affirmative vote of two-thirds of all the votes entitled to be cast on the matter.

MEETINGS OF STOCKHOLDERS

     The REIT's Bylaws provide for annual meetings of stockholders to be held during the month of August in each year or at such other time and/or date as the Board of Directors shall determine. Special meetings of stockholders may be called by (i) the Chairman of the Board or the President, or (ii) the Board of Directors and must be called upon the written request of stockholders entitled to cast at least twenty five percent (25%) of all the votes entitled to be cast at the meeting.

     The REIT's Bylaws provide that any stockholder of record wishing to nominate a director or to propose any new business at an annual or special meeting of stockholders must provide written notice to the REIT relating to the nomination or proposal not less than sixty (60) days nor more than ninety
(90) days prior to the anniversary date of the prior year's annual meeting or special meeting in lieu thereof.

     The purpose of requiring stockholders to give the REIT advance notice of nominations and other business is to afford the Board of Directors a meaningful opportunity to consider the qualifications of the proposed nominees or the advisability of the other proposed business and, to the extent deemed necessary or desirable by the Board of Directors, to inform stockholders and make recommendations about the qualifications or business, as well as to provide a more orderly procedure for conducting meetings of stockholders. Although the REIT's Bylaws do not give the Board of Directors any power to disapprove stockholder nominations for the election of directors or proposals for action, they may have the effect of precluding a contest for the election of directors or the consideration of stockholder proposals if the proper procedures are not followed, and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal, without regard to whether consideration of the nominees or proposals might be harmful or beneficial to the REIT and its stockholders.

ADDITIONAL PROVISIONS RELATED TO THE BOARD OF DIRECTORS

     The Charter provides that the number of Directors initially will be nine, and, after the occurrence of a Simplification Event, may be increased or decreased from time to time by a vote of the majority of the Directors then in office; provided, however, that the total number of Directors shall not be fewer than the minimum number permitted by the MCGL nor more than nine (9). No reduction in the number of Directors shall cause the removal of any Director from office prior to the removal of such director in accordance with the charter of the Corporation or the expiration of his or her term.

     Any Director may resign from the Board of Directors or any committee thereof at any time by written notice to the Board of Directors, effective upon execution and delivery to the REIT of such notice or upon any future date specified in the notice. A Director may be removed from office, but only for cause and only at a meeting of the Stockholders called for that purpose, by the affirmative vote of the holders of not less than two-thirds of the Stock then outstanding and entitled to vote in the election of Directors (or, at any time prior to the occurrence of a Simplification Event, by the affirmative vote of the holders of not less than two-thirds of the same class of Common Stock as elected such Director). Any vacancy created by the resignation, removal or death of a Director (other than the Whitehall Director and the Oaktree Director) shall be filled by the remaining Directors (or, at any time prior to the occurrence of a Simplification Event, by the remaining Directors elected, or entitled to be elected, by the same class of Common Stock as such Director). Any vacancy created by the resignation, removal or death of a Whitehall Director or an Oaktree Director, as the case may be, prior to the expiration of the initial term of such Director and prior to the occurrence of a Simplification Event will be filled by the remaining Directors elected, or entitled to be elected, by the same class of Common Stock as such Director who will elect the nominee of Whitehall or Oaktree, as the case may be. For purposes of the Charter, the sale, transfer or other disposition by a stockholder of more than eighty percent (80%) of the shares of Common Stock distributed to such stockholder pursuant to the Plan will, among other things, constitute cause for removing a Director that receives compensation directly or indirectly from such stockholder unless after giving effect to such sale, the stockholder will continue to hold shares of Common Stock representing at least five percent (5%) of the combined voting power of all of the outstanding shares of Common Stock.

     Pursuant to the Charter, the Directors will be elected for a term of one year and serve until their successors are duly elected and qualified. Directors will receive as an annual retainer (i) Ten Thousand Dollars ($10,000) in Cash, and (ii) Four Hundred (400) shares of Common Stock of the REIT to be distributed pursuant to the Stock Option Plan. Directors will receive Seven Hundred

Fifty Dollars ($750) for each Board of Directors meeting attended. Any Director may resign from the Board of Directors at any time by written notice.

     The REIT's Bylaws provide that prior to the occurrence of a Simplification Event, the REIT may not take (or agree to take), and the Board of Directors shall not authorize the Corporation to take (or agree to take), any action regarding the following matters without the affirmative vote of sixty six and two thirds percent (66 2/3%) of the entire Board of Directors:

          (a) approval of the annual budget of the REIT, provided that, if, with respect to a proposed budget for any fiscal year, the requisite vote of directors is not obtained, the annual budget for the immediately preceding fiscal year, increased (but in no event decreased) on a line-by-line basis by the increase in the Consumer Price Index for all Urban Consumers (1982-1984 = 100 relating to New York-Northern New Jersey-Long Island Region and issued by the Bureau of Labor Statistics of the United States Department of Labor or if no longer published, or such publication is temporarily or indefinitely suspended, then any comparable index issued by the Bureau of Labor Statistics of the United States Department of Labor or by any successor agency of the United States, or any other generally recognized and accepted index for similar determinations of the cost of living, in lieu of the Index) for the period beginning in January and ending in December of the immediately preceding fiscal year, shall be the annual budget for such fiscal year;

          (b) other than expenditures for tenant improvements and building improvements in connection with any lease, any individual capital expenditure in excess of One Million Five Hundred Thousand Dollars ($1,500,000) or aggregate capital expenditures for any fiscal year in excess of Three Million Five Hundred Thousand Dollars ($3,500,000), in each case, not provided for in the REIT's annual budget;

          (c) any amendment to, modification of, or expenditure (other than capital expenditures not requiring approval pursuant to paragraph (b) above) in excess of one hundred ten percent (110%) of, any amounts included in an annual budget; provided that expenditures in excess of one hundred ten percent (110%) of budgeted amounts may be made in order to comply with the provisions of any laws, leases or other agreements to which the REIT or its properties are subject or to pay operating expenses in the ordinary course including, without limitation, debt service, real estate taxes, utilities and insurance, or to effect repairs or maintenance in an emergency and prompt notification thereof shall be given to the Board;

          (d) authorization, declaration or payment of any distributions with respect to shares of stock in the form of properties or assets of the REIT other than cash or stock;

          (e) any adoption or modification of significant accounting policies or practices or any change in the REIT's independent auditors;

          (f) termination of any property management contract between the REIT and a property management company;

          (g) refinancing of the indebtedness of the REIT or its properties (other than pursuant to a commitment letter entered into prior to the
Effective Date in connection with a financing approved by a majority of the Noteholders);

          (h) settlement of any litigation or consent to the entry of any order,in either case requiring the payment by the REIT of an uninsured amount greater than Two Million Five Hundred Thousand Dollars ($2,500,000);

          (i) entering into any lease with respect to an amount of rentable square feet of space established by the affirmative vote of seventy five percent (75%) of the directors; provided, that, if seventy five percent (75%) of the directors shall fail to establish such amount, such amount shall be one hundred fifty thousand (150,000) or more rentable square feet of space; or

          (j) any acquisition in excess of Two Million Five Hundred
      Thousand Dollars ($2,500,000) (other than in connection with the leasing, improvement and other operations of the REIT's properties or as contemplated by the annual budget with respect to such properties including, without limitation, any acquisition of, or investment in, any providers of services to such properties and any easements, air rights or appurtenances, necessary or desirable for the operation of the properties) and not subject to approval of stockholders.

     In addition, the Bylaws provide that prior to the occurrence of a Simplification Event, the REIT shall not take (or agree to take), and the Board of Directors shall not authorize the REIT to take (or agree to take), without the affirmative vote of seventy five percent (75%) of the directors, any action regarding any offering by the REIT of new equity interests in the REIT pursuant to a single transaction or series of related transactions, whether public or private, if the aggregate equity interest offered thereby exceeds twenty five percent (25%) of the equity of the REIT.
      The Bylaws provide the Board of Directors will establish an Executive Committee to oversee the day-to-day operations of the REIT and its properties. The initial Executive Committee will be comprised of two directors elected by holders of Class B Common Stock and one director with substantial experience in the real estate industry elected by holders of Class A Common Stock other than Whitehall or Oaktree. Thereafter, until the occurrence of a Simplification Event, directors appointed by holders of Class B Common Stock will elect two members of the Executive Committee and directors appointed by holders of Class A

Common Stock shall elect one member thereof. The duties and powers of the Executive Committee will be established by the vote of seventy five percent (75%) of the entire Board, at its first meeting, The members of the Executive Committee will serve one-year terms.

LIMITATION OF LIABILITY AND INDEMNIFICATION

     The MGCL permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation or its stockholders for money damages, except (i) to the extent thatit is determined that the person actually received an improper benefit or profit in money, property or services, or (ii) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding finding that the person's action or failure to act was the result of active and deliberate dishonesty material to the cause of action adjudicated in the proceeding. The Charter contains a provision which eliminates such liability to the fullest extent permitted from time to time by Maryland law. This provision does not limit the ability of the REIT or its stockholders to obtain other relief, such as an injunction or rescission.

     The REIT's Bylaws require the REIT to indemnify and to advance expenses to its directors, officers and certain other parties to the fullest extent permitted from time to time by Maryland law. The MGCL permits a corporation to indemnify its directors, officers and certain other parties against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service to or at the request of the corporation, unless it is established that the act or omission of the indemnified party was material to the matter giving rise to the proceeding and (i) the act or omission was committed in bad faith or was the result of active and deliberate dishonesty,
(ii) the indemnified party actually received an improper personal benefit, or
(iii) in the case of any criminal proceeding, the indemnified party had reasonable cause to believe that the act or omission was unlawful.

INDEMNIFICATION AGREEMENTS

     Pursuant to the Plan, the REIT will enter into indemnification agreements with its initial executive officers and directors on the Effective Date. The indemnification agreements will require, among other things, that the REIT indemnify its executive officers and directors to the fullest extent permitted by law and advance to the executive officers and directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. Under these agreements, the REIT must also indemnify and advance all expenses incurred by executive officers and directors seeking to enforce their rights under the indemnification agreements and may cover executive officers and directors under the REIT's directors' and officers' liability insurance. Although the indemnification agreements will offer substantially the same scope of coverage afforded by law, they will provide greater assurance to directors and executive officers that indemnification will be available, because, as a contract, they cannot be modified unilaterally in the future by the Board of Directors or the stockholders to eliminate the rights they provide.

     2. Formation of the Partnerships (Article XIII)

     The certificate of limited partnership of the Upper Tier Limited Partnership will be filed with the Office of the Secretary of State of the State of Delaware on or prior to the Confirmation Date. Prior to the merger of the Debtors into the Upper Tier Limited Partnership, Building Corp., as general partner, and Upper Tier GP Corp., as limited partner, will form the Upper Tier Limited Partnership pursuant to an initial limited partnership agreement and an initial certificate of limited partnership. After the merger such initial agreement will be amended to provide that all items of income, gain, loss or deduction attributable to the assumption or reduction of the 237 Excess Amount and the 1290 Excess Amount occurring on or about the date of such amendment will be allocated solely to Equityco and Building Corp. in such manner as they shall agree. The certificate of limited partnership of the Lower Tier Limited Partnership will be filed with the office of the Secretary of State of the State of Delaware on or prior to the Confirmation Date. On the Effective Date, the limited partnership agreement of the Lower Tier Limited Partnership (the 'Lower Tier Limited Partnership Agreement') will become effective with the REIT holding a ninety five percent (95%) partnership interest, as general partner, and the Upper Tier Limited Partnership holding a five percent (5%) partnership interest, as limited partner, therein. The certificates of limited partnership of the Property Owning Partnerships will be filed with the Office of the Secretary of State of the State of Delaware on or prior to the Confirmation Date. On the Effective Date, the limited partnership agreements of the Property Owning Partnerships (the 'Property Owning Partnership Agreements') will become effective with the Lower Tier Limited Partnership holding a ninety nine percent (99%) interest, as limited partner, and each of the GP Corps holding a one percent (1%) interest, as general partner, in the respective Property Owning Partnership.

ASSUMPTION OF 237 EXCESS AMOUNT

     Prior to the merger of the Debtors into the Upper Tier Limited Partnership and pursuant to the 237 Assumption and Security Agreement, (i) Building Corp. and Equityco will assume the obligation of the Debtors to repay the 237 Excess Amount, (ii) Building Corp. and Equityco will grant to the Indenture Trustee for the benefit of the holders of Senior Claims a first priority perfected security interest in and lien on their interests in the Debtors securing their obligation to repay the 237 Excess Amount and (iii) the Indenture Trustee will release the Debtors from their obligation to repay the 237 Excess Amount. The 237 Excess Amount is the portion of the Excess Amount equal to Sixty Million Dollars ($60,000,000). Pursuant to the 237 Operating Agreement Modification, the Operating Agreement for 237 LLC will be modified to provide that any income arising from the release of the 237 Excess Amount will be allocated to Building Corp. and Equityco. The foregoing description of the treatment of the 237 Excess Amount does not purport to be complete and is qualified in its entirety by reference to the 237 Assumption and Security Agreement and the 237 Operating Agreement Modification, copies of which are included in the Plan Supplement.

MERGER OF DEBTORS INTO THE UPPER TIER LIMITED PARTNERSHIP; REDEMPTION

     Initially, Building Corp. will hold a one percent (1%) partnership interest in the Upper Tier Limited Partnership as general partner and the Upper Tier GP Corp. will hold a ninety nine percent (99%) partnership interest as limited partner. Pursuant to the Merger Agreement, each of the Debtors will merge with and into the Upper Tier Limited Partnership, (i) Building Corp. will continue to be the general partner of the Upper Tier Limited Partnership and will retain its one percent (1%) general partner interest, (ii) the Upper Tier GP Corp.'s limited partnership interest will be redeemed, (iii) the Upper Tier GP Corp. will withdraw from the Upper Tier Limited Partnership as limited partner, and (iv) Building Corp., Equityco and JMB LP will receive, respectively, two and six tenths percent (2.6%), forty nine and nine tenths percent (49.9%) and forty six and five tenths percent (46.5%) limited partnership interests therein. As a result of such mergers, the Upper Tier Limited Partnership will succeed to the Debtors' ownership of the Properties. In addition, (i) Building Corp. and Equityco will assume the obligations of the Upper Tier Limited Partnership to repay the 1290 Excess Amount, (ii) Building Corp. and Equityco will grant to the Indenture Trustee for the benefit of the holders of Senior Claims a first priority perfected security interest in and lien on their interests in the Upper Tier Limited Partnership (equal in priority to the security interest granted under the 237 Assumption and Security Agreement) securing their obligations to repay the 1290 Excess Amount, and (iii) the Indenture Trustee will release the Upper Tier Limited Partnership from its obligation to repay the 1290 Excess Amount. The partnership agreement of the Upper Tier Limited Partnership which will be in effect prior to the effectiveness of the Redemption and Substitution Agreement will provide that all items of income, gain, loss or deduction attributable to the assumption or reduction of the 237 Excess Amount and the 1290 Excess Amount occurring on or about the date of such agreement will be allocated solely to Equityco and Building Corp. in such manner as they shall agree. See 'THE JOINT PLAN OF REORGANIZATION--Implementation of the Plan--Formation of the Partnerships--Description of the Limited Partnership Agreements of the Partnerships.'

     The foregoing description of the merger of the Debtors with and into the Upper Tier Limited Partnership does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, the Redemption and Substitution Agreement and Upper Tier Limited Partnership Agreement, copies of which are included in the Plan Supplement.

CAPITAL CONTRIBUTIONS TO THE PARTNERSHIPS

     Pursuant to the Noteholders Contribution and Participation Agreements, the Indenture Trustee, acting on behalf of the holders of the Senior Claims, will contribute to the REIT the Contributed Debt which is an undivided interest in Three Hundred Million Dollars ($300,000,000) principal amount of the Existing Notes or, if the Conventional Financing Alternative is consummated in an amount in excess of Four Hundred Million Dollars ($400,000,000), an undivided outstanding amount of the Existing Notes equal to Three Hundred Million Dollars ($300,000,000) less such excess. In exchange, the Disbursing Agent, will receive, subject to adjustment if the Conventional Financing Alternative is consummated, Eleven Million One Hundred Sixty Thousand (11,160,000) shares of REIT Stock and the Disbursing Agent will distribute the shares of the REIT Stock in accordance with the procedures described below. The foregoing description of the contribution of the Contributed Debt does not purport to be completeand is qualified in its entirety by reference to the Noteholders Contribution and Participation Agreement, copies of which are included in the Plan Supplement. See '--Formation of the REIT.'

     Pursuant to the Debt Contribution Agreement, the REIT will contribute the Contributed Debt to the Lower Tier Limited Partnership in exchange for a ninety five percent (95%) partnership interest, as general partner, in the Lower Tier Limited Partnership. Pursuant to the Lower Tier Limited Partnership Agreement, the REIT's partnership interest, as general partner, in the Lower Tier Limited Partnership, will entitle the REIT to receive distributions from the Lower Tier Limited Partnership as set forth below under the caption titled '--Description of the Limited Partnership Agreements of the Partnerships--Lower Tier Limited Partnership Agreement.' The foregoing description of the contributions of the Contributed Debt to the Lower Tier Limited Partnership is qualified in its entirety by reference to the Debt Contribution Agreement and the Lower Tier Limited Partnership Agreement, copies of which are included in the Plan Supplement.

     Pursuant to the Property Contribution Agreements and the Conveyancing Documents, the Lower Tier Limited Partnership will direct the Upper Tier Limited Partnership to transfer and contribute to the Property Owning Partnerships the respective Properties, and certain related personalty, in each case, subject to the lien of the Indenture securing the Existing Notes, as reduced by the Excess Amount and the Contributed Debt, as well as the right to pursue tax certiorari proceedings with respect thereto. The Upper Tier Limited Partnership will convey the Properties and other personalty to the respective Property Owning Partnership and in consideration therefor the Upper Tier Limited Partnership will receive the LP Interest. The Lower Tier Limited Partnership will contribute, subject to adjustment if the Conventional Financing is consummated in an amount in excess of Four Hundred Million Dollars ($400,000,000), One Hundred Twenty Eight Million Five Hundred Eight Thousand One Hundred Twenty Four Dollars ($128,508,124) of the Contributed Debt to 237 Park Partners, L.P. (the '237 Property Owning Partnership') and One Hundred Seventy One Million Four Hundred Ninety One Thousand Eight Hundred Seventy Six Dollars ($171,491,876) of the Contributed Debt to 1290 Partners, L.P. (the '1290 Property Owning Partnership'). In consideration for directing the Upper Tier Limited Partnership to transfer the Properties to the Property Owning Partnerships and contributing the Contributed Debt as set forth above, the Lower Tier Limited Partnership will receive a ninety nine percent (99%) partnership interest, as limited partner, in each of the Property Owning Partnerships. The Property Owning Partnerships and the Indenture Trustee will then cancel the Contributed Debt. In connection with the transfer to the Property Owning Partnerships of the right to pursue existing tax certiorari claims, the Property Owning Partnerships will retain Moroze, Sherman, Gordon & Gordon, P.C., the existing tax certiorari counsel. In addition, the Property Owning Partnerships will assume substantially all leases, contracts and other obligations related to the Properties including construction contracts and brokerage agreements. The consummation of the transfers contemplated by the Property Contribution Agreements and the Effective Date is conditioned upon the aggregate amount required to cure certain undisclosed non-permitted exceptions to title or environmental problems related to the Properties not exceeding, in the aggregate, Two Million Six Hundred Twenty Five
Thousand Dollars ($2,625,000). See 'TAX CONSEQUENCES OF THE PLAN TO HOLDERS OF SENIOR CLAIMS--Transfer Taxes' and 'THE JOINT PLAN OF REORGANIZATION--Conditions Precedent to Confirmation and Consummation--Consummation of the Plan.'

     The Property Owning Partnerships (or the Property Manager/Leasing Agent) will assume the Debtors' labor agreements with respect to the Properties'union employees. The Property Owning Partnerships (or the Property Manager/Leasing Agent) will offer employment to the non-union employees of the Properties and will continue the Debtors' current non-union employee policies relating to seniority, vacations and severance. If any non-union employee of a Property elects not to accept such offer of employment, the respective Property Owning Partnership will be obligated to make severance and accrued vacation payments to such employee in accordance with the Debtors' current non-union employee policies. The Property Owning Partnerships will not be required to make such payments if a non-union employee rejects a Property Owning Partnership's offer of employment and instead accepts employment with an O&Y (U.S.) entity.

     The Debtors estimate of the aggregate liability of the Property Owning Partnerships if all of the Properties' non-union employees elect not to accept such offers of employment is approximately One Hundred Fifty Five Thousand Dollars ($155,000).

     The foregoing description of the capital contributions to the Lower Tier Limited Partnership and the Property Owning Partnerships does not purport to be complete and is qualified in its entirety by reference to the Debt Contribution Agreement, Property Contribution Agreement, the Lower Tier Limited Partnership Agreement and Property Owning Partnership Agreements, copies of which are included in the Plan Supplement.

CANCELLATION OF EXCESS AMOUNT

     Pursuant to the Excess Amount Release, the Indenture Trustee will forgive the obligation of Building Corp. and Equityco to repay the Excess Amount and release such parties and their interest in the Upper Tier Limited Partnership from the security interest granted to the Indenture Trustee under the 237 Assumption and Security Agreement and the 1290 Assumption and Security Agreement.

REDEMPTION AND SUBSTITUTION AGREEMENT

     Pursuant to the Redemption and Substitution Agreement, (i) the Upper Tier GP Corp will be admitted to the Upper Tier Limited Partnership as a general partner, (ii) Building Corp. will withdraw as general partner, (iii) the Upper Tier GP Corp will receive a one percent (1%) general partner interest in the Upper Tier Limited Partnership, (iv) Equityco will withdraw from the Upper Tier Limited Partnership as limited partner, (v) Building Corp. will withdraw from the Upper Tier Limited Partnership as limited partner, and (vi) JMB LP will receive a ninety nine percent (99%) limited partnership interest.

GENERAL PARTNERS OF THE UPPER TIER LIMITED PARTNERSHIP AND THE PROPERTY OWNING PARTNERSHIPS

     In consideration for agreeing to serve as the general partner of the Upper Tier Limited Partnership and exposing its assets to the liabilities of the Upper Tier Limited Partnership, the Upper Tier GP Corp will receive a one percent (1%) general partnership interest in the Upper Tier Limited Partnership.

     In consideration for agreeing to serve as the general partners of the Property Owning Partnerships and exposing their respective assets to the liabilities of the Property Owning Partnerships, 237 GP Corp and 1290 GP Corp will each receive a one percent (1%) general partnership interest in the respective Property Owning Partnership.

     The certificates of incorporation of the Upper Tier GP Corp and the GP Corps were filed on May 16, 1996, in the Office of the Secretary of State of the State of Delaware and their respective by-laws were adopted on May 16, 1996. Other than as contemplated under the Plan, the REIT, the Upper Tier GP Corp and the GP Corps will not engage in any business activities and will not enter into any contracts or agreements prior to the Effective Date other than in connection with their organization.

DESCRIPTION OF THE LIMITED PARTNERSHIP AGREEMENTS OF THE PARTNERSHIPS

  Lower Tier Limited Partnership Agreement

    The description of the Lower Tier Limited Partnership Agreement set forth below, prepared by legal counsel to the Ad Hoc Committee, does not purport to be complete and is qualified in its entirety by reference to the Lower Tier Limited Partnership Agreement, a copy of which is included in the Plan Supplement.

    Pursuant to the Plan and the various Contribution Agreements, on the Effective Date, (i) the Lower Tier Limited Partnership will receive the Contributed Debt as a capital contribution from the REIT, as general partner, and as a capital contribution from the Debtors, as limited partners, the Properties and certain related personalty, subject to the lien of the Indenture, will be transferred at the direction of the Lower Tier Limited Partnership to the Property Owning Partnerships. The Lower Tier Limited Partnership Agreement does not require either the Upper Tier Limited Partnership, as limited partner, or the REIT, as general partner, to make additional capital contributions. The REIT will have overall management responsibilities and powers, as the general partner of the Lower Tier Limited Partnership. The REIT, as general partner, will be required to use its best efforts to cause the Lower Tier Limited Partnership to make adequate distributions to the REIT in order to enable the REIT to pay dividends so as to satisfy the Internal Revenue Code requirements for qualifying as a real estate investment trust. See 'TAX CONSEQUENCES OF THE
PLAN TO HOLDERS OF SENIOR CLAIMS--REIT Taxation.'

     The Lower Tier Limited Partnership Agreement provides that the aggregate Available Cash (as defined in the Lower Tier Limited Partnership Agreement), from distributions from the Property Owning Partnerships will be distributed no less frequently than quarterly to the partners of the Lower Tier Limited Partnership as follows:

     (i) one hundred percent (100%) to the REIT, as general partner, until it has received, together with all prior distributions pursuant to this clause and clauses (i) and (iv) of the succeeding paragraph, aggregate distributions equal to a cumulative compounded return, commencing on the Effective Date (or with respect to capital contributions made after the Effective Date, the date of such capital contributions), of twelve percent (12%) per annum on the sum of (x) the Contributed Debt, (y) any additional capital contributions made by the REIT, as general partner, to the Lower Tier Limited Partnership, and (z) a One Hundred Million Dollar ($100,000,000) preference amount (the 'Preference Amount') (the amounts in (x), (y) and (z), as reduced by distributions in respect of such amounts and as the same may be increased in the event the Conventional Financing
Alternative is consummated in an amount less than Four Hundred Million Dollars ($400,000,000)) or if the New Notes are refinanced for less than the then amortized principal balance thereof and preferred stock is issued in consideration therefor, referred to herein as the 'Adjusted GP Contribution');

     (ii) one hundred percent (100%) to the REIT, as general partner, until it has received in total, taking into account distributions made to it from Available Cash and sale or refinancing proceeds, the Adjusted GP Contribution; and

     (iii) the balance, ninety five (95%) to the REIT, as general partner, and five percent (5%) to the Upper Tier Limited Partnership.

     Net proceeds from any distributions from the Property Owning Partnerships related to any sale, refinancing, condemnation or insurance recovery of the Properties or any loan made to the Partnership will be distributed by the Lower Tier Limited Partnership to its partners as follows:

     (i) one hundred percent (100%) to the REIT, as general partner, until it has received, together with all prior distributions pursuant to this clause
(i) and clause (i) of the immediately preceding paragraph, aggregate distributions equal to the product of

(x) 0.5 and (y) a twelve percent (12%) per annum cumulative compounded return on the Adjusted GP Contribution from the Effective Date (or with respect to capital contributions made after the Effective Date, the date of such capital contributions);

     (ii) one hundred percent (100%) to the REIT, as general partner, until it has received, together with all prior distributions pursuant to this clause
(ii) and clause (ii) of the immediately preceding paragraph, aggregate distributions equal to the product of (x) .75 and (y) the Adjusted GP Contribution;

     (iii) from the next Five Hundred Thousand Dollars ($500,000), ninety percent (90%) to the Upper Tier Limited Partnership and ten percent (10%) to the REIT, as general partner;

     (iv) one hundred percent (100%) to the REIT, as general partner, until it has received, together with all prior distributions pursuant to this clause
(iv), clause (i) of this paragraph and clause (i) of the immediately preceding paragraph, a twelve percent (12%) per annum cumulative compounded return on the Adjusted GP Contribution commencing with respect to each capital contribution, on the date such Capital Contribution was made;

     (v) one hundred percent (100%) to the REIT, as general partner, until it has received, together with all prior distributions pursuant to this clause
(v), clause (ii) of this paragraph and clause (ii) of the immediately preceding paragraph, aggregate distributions equal to the Adjusted GP Contribution; and (vi) ninety five percent (95%) to the REIT, as general partner, and five percent (5%) to the Upper Tier Limited Partnership.

     The Lower Tier Limited Partnership Agreement provides that the Upper Tier Limited Partnership may transfer its interests in the Lower Tier Limited Partnership, as limited partner, only with the written consent of the REIT, which may be withheld in the sole and absolute discretion of the REIT. Any attempted or actual transfer by the Upper Tier Limited Partnership to any person without the approval of the REIT will be null and void ab initio and of no force and effect.

     The REIT will have the right (the 'Purchase Right'), exercisable on or after the earliest of (i) the Default Date (as hereinafter defined), (ii) January 2, 2001 and (iii) the date on which JMB LP no longer holds any partnership interest in the Upper Tier Limited Partnership, to acquire or cause its designee to acquire the partnership interest of the Upper Tier Limited Partnership, as limited partner, in the Lower Tier Limited Partnership, for an amount (the 'Upper Tier Partnership Purchase Price') equal to the greater of (x) the amount that would be distributed to the Upper Tier Limited Partnership (after taking into account existing partnership debt and the distribution priorities of the REIT, as general partner) if the Properties held by the Property Owning Partnerships were sold (and the proceeds therefrom distributed in accordance with the Lower Tier Limited Partnership Agreement and the Property Owning Partnership Agreements) for an amount equal to (a) the product of two times the Properties' net operating income (excluding extraordinary items) for the period January 1, 2000 through June 30, 2000, (b) divided by 0.12, and (y) One Hundred Dollars ($100).

     The Upper Tier Limited Partnership will have the right, exercisable at any time after the Effective Date, to require the REIT to acquire the partnership interests of the Upper Tier Limited Partnership in the Lower Tier Limited Partnership (the 'Put Right') based on the same formula described in the immediately preceding paragraph, except that the Properties' net operating income shall be for the immediately preceding calendar year and such amount shall not be multiplied by two (2) (the 'Put Price'). Pursuant to the Upper Tier Limited Partnership Agreement, JMB LP will have the right (the 'JMB Put Right') to cause the Upper Tier Limited Partnership to exercise the Put Right. In each case, JMB LP will be responsible for any transfer taxes, gains taxes and other similar costs incurred in connection with the exercise of such rights and also including any additional transfer taxes and transfer gains taxes which would be retroactively assessed with respect to the transfer of the Properties to the Property Owning Partnerships pursuant to the Plan by reason of the exercise of such rights.

     Pursuant to the Upper Tier Limited Partnership Agreement, JMB LP covenants that neither it nor any of its affiliates will intentionally interfere with (i) the exercise by the REIT of the Purchase Right, (ii) any disposition, mortgage, pledge, encumbrance, hypothecation or exchange of (a) the LP Interest by the Upper Tier Limited Partnership, (b) the Lower Tier Limited Partnership's interest in the Property Owning Partnerships by the Lower Tier Limited Partnership or (c) the Properties by either Property Owning Partnership or (iii) the merger or other combination of the Lower Tier Limited Partnership or the Property Owning Partnerships with or into another entity, in each case, in accordance with the terms of the Upper Tier Limited Partnership Agreement, the Lower Tier Limited Partnership Agreement or the Property Owning Partnership Agreements.

     Pursuant to the Lower Tier Limited Partnership Agreement, JMB LP will arrange for the delivery to the REIT of (i) a marketable treasury security, in a form reasonably satisfactory to the REIT and with a market value as of January 2, 2001 of Ten Million Dollars ($10,000,000) guaranteed by the full faith and credit of the United States of America (the 'JMB Collateral'), and
(ii) an Indemnity Agreement from JMB/Manhattan Associates, Ltd., Carlyle Real Estate Limited Partnership--XIII and Carlyle Real Estate Limited Partnership--XIV, the constituent partners of JMB LP (collectively, the 'JMB Indemnitors') in form and substance satisfactory to the REIT (the 'JMB Indemnity'). If JMB LP breaches its obligation not to engage in the acts described in the preceding paragraph beyond the expiration of applicable notice and cure periods, (i) the REIT may liquidate the JMB Collateral and distribute such proceeds free and clear of all encumbrances, and (ii) the JMB Indemnitors will be obligated to pay the REIT an amount equal to Twenty Five Million Dollars ($25,000,000) less any amounts realized by the REIT upon liquidation of the JMB Collateral. There can be no assurance that the JMB Indemnitors will have sufficient funds available to make such payment if required to do so. Furthermore, the REIT's recourse under the JMB Indemnity is limited to the assets of the JMB Indemnitors and the REIT will not have recourse against the partners of the JMB Indemnitors.

     After the expiration of the Preference Period under section 547 of the Bankruptcy Code and upon the completion of (i) any transfer of partnership interests resulting from JMB LP's exercise of the JMB Put Right, the Upper Tier Limited Partnership's exercise of the Put Right or the REIT's exercise of the Purchase Right, (ii) a permitted sale of the Properties, or (iii) a permitted transfer of the Lower Tier Limited Partnership's partnership interest in the Property Owning Partnerships, the REIT will release its security interest in and return the JMB Collateral to JMB LP provided, however, that JMB LP did not interfere with the completion of such transfers or sale.

     The Lower Tier Limited Partnership Agreement provides that, subject to certain limitations described below, the REIT, as general partner, has full power and authority to do all things deemed necessary or desirable by it to conduct the business of the Lower Tier Limited Partnership, including, without limitation, (i) the lending or borrowing of money, (ii) the acquisition or disposition of any assets of the Lower Tier Limited Partnership, and (iii) the issuance of additional partnership interests to additional limited partners. The Lower Tier Limited Partnership Agreement also provides that the REIT may transfer all or any part of its partnership interest, as general partner, in its sole discretion and without the consent of the limited partners.

     The Lower Tier Limited Partnership Agreement also provides that until the earliest of (i) January 2, 2001, (ii) the date on which the Upper Tier Limited Partnership no longer holds partnership interests in the Lower Tier Limited Partnership as a result of the authorized exercise of the Purchase Right or the Put Right or as otherwise permitted pursuant to the Upper Tier Limited Partnership Agreement, (iii) the date on which the Lower Tier Limited Partnership no longer holds partnership interests in the Property Owning Partnerships to the extent permitted by the Lower Tier Limited Partnership Agreement, (iv) the date on which JMB LP no longer holds a partnership interest in the Upper Tier Limited Partnership as a result of the authorized exercise of the JMB Put Right or as otherwise permitted pursuant to the Upper Tier Limited Partnership Agreement, and (v) the Default Date (the earliest such date, the 'Approval Right Termination Date'), the REIT, as general partner, will not, without the prior written consent of the Upper Tier Limited Partnership (which, in turn, will be subject to the prior written consent of JMB LP), cause or permit (to the extent within the REIT's reasonable control) any Adverse Transaction, provided, however, that the REIT will be under no obligation to commence litigation or to incur any expense (unless JMB LP funds such expense) in order to avoid or prevent an Adverse Transaction. Under the Upper Tier Limited Partnership Agreement, the Lower Tier Limited Partnership Agreement and the Property Owning Partnership Agreement, 'Adverse Transaction' means
(i) any sale, disposition, transfer or exchange of the Properties (or the interests of the Lower Tier Limited Partnership in the Property Owning Partnerships and the interests of the Upper Tier Limited Partnership in the Lower Tier Limited Partnership), (ii) any release, discharge or reduction of the non-recourse indebtedness of the Property Owning Partnerships (other than through payment of scheduled amortization, actions taken by a secured lender, such as application of insurance proceeds or condemnation awards or the exercise of remedies, or where the released indebtedness is concurrently being replaced with other non-recourse indebtedness complying with the last sentence of this paragraph), (iii) any distribution of the applicable Partnership assets (other than the distribution of cash and other distributions by the Upper Tier Limited Partnership, the Lower Tier Limited Partnership and the Property Owning Partnerships, in each case, in the ordinary course of business), or (iv) any other transaction or agreement to which any of the Upper Tier Limited Partnership, the Lower Tier Limited Partnership or the Property Owning Partnerships is a party, if as a result of any such transaction or agreement described in (i), (ii), (iii) or (iv), JMB LP would be required to recognize a material amount of taxable income or gain prior to the Approval Right Termination Date. Adverse Transactions specifically exclude
(A) partnership income derived in the ordinary course of the Upper Tier Limited Partnership's, the Lower Tier Limited Partnership's or the Property Owning Partnerships' business, (B) non-recourse refinancing of the Properties on commercially reasonable terms in an aggregate amount equal to not less than the lesser of Three Hundred Twenty Five Million Dollars ($325,000,000) and the amortized balance of the then existing non-recourse financing encumbering the Properties (utilizing an amortization schedule no shorter than twenty (20) years), (C) payment of amortization on non-recourse financing encumbering the Properties, provided that the outstanding balance of such financing is not reduced below Three Hundred Twenty Five Million Dollars ($325,000,000), in the aggregate, as such amount would be reduced between the Effective Date and the Approval Right Termination Date based on a twenty (20) year amortization schedule and except as otherwise provided in clause (ii) above, (D) the consummation of the transactions contemplated by the Plan (i.e., the property transfers and the issuance of the securities provided therein), (E) a transfer of the Properties pursuant to an involuntary foreclosure or similar action arising from a default by the Property Owning Partnerships with respect to their obligations under their indebtedness, and (F) a transfer of the Properties pursuant to a consensual foreclosure or similar action (including, without limitation, a deed in lieu of foreclosure) arising from a default by the Property Owning Partnerships with respect to their obligations under their indebtedness provided that in the case of a consensual foreclosure or deed in lieu of foreclosure by reason of a default under the New Notes the default is a bona fide default and the foreclosure or deed in lieu of foreclosure is not a collusive transaction between the holders of the New Notes and the GP Corps. attributable to any commonality of ownership between the beneficial ownership of the New Notes and the GP Corps.

  Upper Tier Limited Partnership Agreement

     The descriptions of the initial limited partnership agreements of the Upper Tier Limited Partnership and Upper Tier Limited Partnership Agreement set forth below, prepared by legal counsel to the Ad Hoc Committee, does not purport to be complete and, with respect to the descriptions of the Upper Tier Limited Partnership Agreement, is qualified in its entirety by reference to the Upper Tier Limited Partnership Agreement, a copy of which is included in the Plan Supplement.

     Initially, Building Corp., as general partner, and Upper Tier GP Corp., as limited partner, will form the Upper Tier Limited Partnership pursuant to an initial limited partnership agreement and an initial certificate of limited partnership. After the merger of 237 LLC and 1290 LLC into the Upper Tier Limited Partnership, such initial agreement will be amended to provide that all items of income, gain, loss or deduction attributable to the assumption or reduction of the 237 Excess Amount and the 1290 Excess Amount occurring on or about the date of such amendment will be allocated solely to Equityco and Building Corp. in such manner as they shall agree. After consummation of the transactions contemplated by the Redemption and Substitution Agreement, the limited partnership agreement will be amended and restated in its entirety and will be substantially in the form of the Upper Tier Limited Partnership Agreement included in the Plan Supplement.

     Pursuant to the Upper Tier Limited Partnership Agreement, all distributions of net cash flow will be distributed in accordance with the respective ownership interests of the partners, except that all distributions payable to JMB LP will be applied first to the prepayment of the JMB Notes and will be distributed to the REIT or its designee as participant in the JMB Notes with any remainder payable to the other participant therein (subject to the JMB Note Participation Agreement). See '-- Assignment of JMB Notes' below for a description of the JMB Notes. Until the Approval Right Termination Date, the Upper Tier GP Corp as general partner of the Upper Tier Limited Partnership, may not, on behalf of the Upper Tier Limited Partnership as a limited partner of the Lower Tier Limited Partnership, take the following actions without the consent of JMB LP: (i) consent to any Adverse Transaction pursuant to the Lower Tier Limited Partnership Agreement and the Property Owning Partnership Agreements, (ii) exercise the Upper Tier Limited Partnership's Put Right, (iii) effect a sale of the Upper Tier Limited Partnership's interest in the Lower Tier Limited Partnership if such transaction would constitute an Adverse Transaction, (iv) consent to certain amendments of the Lower Tier Limited Partnership Agreement or the Property Owning Partnership Agreements, (v) consent to the dissolution of the Lower Tier Limited Partnership or the Property Owning Partnerships pursuant to the Lower Tier Limited Partnership Agreement, or (vi) cause or permit (to the extent within the Upper Tier GP Corp's reasonable control) any Adverse Transaction; provided, however, that the Upper Tier GP Corp will be under no obligation to commence litigation or to incur any expense (unless JMB LP funds such expense) in order to avoid or prevent an Adverse Transaction.

    Subject to the provisions described below, the Upper Tier Limited Partnership Agreement provides that limited partners may not transfer their interests in the Upper Tier Limited Partnership without the prior written consent of the Upper Tier GP Corp. Such consent may be granted or withheld by the Upper Tier GP Corp in its sole discretion. Notwithstanding the foregoing provision at any time after the Effective Date JMB LP will have the right to cause the Upper Tier GP Corp to purchase or designate an entity to purchase JMB LP's partnership interest, as a limited partner, in the Upper Tier Limited Partnership, for a Cash amount calculated in the same manner as the Put Price. The Upper Tier Limited Partnership Agreement also provides that the Upper Tier GP Corp. will, at the request of JMB LP, cause the Upper Tier Limited Partnership to exercise its right under the Lower Tier Limited Partnership Agreement to cause the REIT to purchase or designate an entity to purchase the Upper Tier Limited Partnership's interest in the Lower Tier Limited Partnership. JMB LP will pay all transfer taxes, gains taxes and similar costs incurred in connection with the exercise of such rights, including any additional transfer taxes and transfer gains taxes which would be retroactively assessed with respect to the transfer of the Properties by the Debtors to the Property Owning Partnerships pursuant to the Plan by reason of the exercise of such rights.

  Property Owning Partnership Agreements

     The description of the Property Owning Partnership Agreements set forth below, prepared by the legal counsel of the Ad Hoc Committee, does not purport to be complete and is qualified in its entirety by reference to the Property Owning Partnership Agreements, copies of which are included in the PlanSupplement.

     Pursuant to the Debt Contribution Agreement and the Property Contribution Agreement, on the Effective Date (i) the Lower Tier Limited Partnership will contribute to the 1290 Property Owning Partnership One Hundred Seventy One Million Four Hundred Ninety One Thousand Eight Hundred Seventy Six Dollars ($171,491,876) of the Contributed Debt and the 1290 Property as a capital contribution in exchange for a ninety nine percent (99%) partnership interest, as limited partner, and (ii) the Lower Tier Limited Partnership will contribute to the 237 Property Owning Partnership One Hundred Twenty Eight Million Five Hundred Eight Thousand One Hundred Twenty Four Dollars ($128,508,124) of the Contributed Debt and the 237 Property as a capital contribution in exchange for a ninety nine percent (99%) partnership interest, as limited partner. The Property Owning Partnership Agreements do not require either the Lower Tier Limited Partnership, as limited partner, or the GP Corps, as general partner, to make additional capital contributions. The GP Corps, as general partners of the Property Owning Partnerships will be required to use their best efforts to cause the Property Owning Partnership to make adequate distributions to the Lower Tier Limited

Partnership so that the Lower Tier Limited Partnership may in turn make adequate distributions to the REIT in order to enable the REIT to pay dividends so as to satisfy the Internal Revenue Code requirements for qualifying as a real estate investment trust. See 'TAX CONSEQUENCES OF THE PLAN TO HOLDERS OF SENIOR CLAIMS--REIT Taxation.'

     The Property Owning Partnership Agreements provide that, except with respect to Adverse Transactions, in exercising their authority as general partners, the GP Corps may, but will be under no obligation to, take into account the tax consequences to any limited partners (and any partners thereof) of any action taken by the GP Corps, provided, that, if the GP Corps decide to refinance any outstanding indebtedness of the Property Owning Partnerships, the GP Corps will, until the Approval Right Termination Date, use commercially reasonable efforts to structure such refinancing in a manner that allows all of the Property Owning Partnerships' non-recourse indebtedness to be included in the tax basis of the limited partners' partnership interests.

     Pursuant to the Property Owning Partnership Agreements, all distributions of net cash flow will be distributed in accordance with the respective ownership interests of the partners and will be made from time to time as determined by the GP Corps but in any event not less frequently than quarterly. The Property Owning Partnership Agreements may not be amended without the written consent of both the general partner and limited partner. Until the Approval Right Termination Date, the GP Corps, as general partners of the Property Owning Partnerships, may not, without the written consent of the Lower Tier Limited Partnership cause or permit (to the extent within the GP Corps' reasonable control) any Adverse Transaction, provided, however, that the GP Corps will be under no obligation to commence litigation or to incur any expense (unless JMB LP funds such expense) in order to avoid or prevent an Adverse Transaction from occurring. All consents of the Lower Tier Limited Partnership, described in this paragraph, may only be granted with the consent of JMB LP pursuant to the Upper Tier Limited Partnership Agreement.

     The Property Owning Partnership Agreements provide that, subject to certain limitations relating to Adverse Transactions, the GP Corps, as general partners, have full power and authority to do all things deemed necessary or desirable by them to conduct the business of the respective Property Owning Partnerships, including, without limitation, (i) the lending or borrowing of money, (ii) the acquisition or disposition of any assets of the Property Owning Partnerships, and (ii) the issuance of additional partnership interests to additional limited partners. The Property Owning Partnership Agreements also provide that the GP Corps may transfer all or any part of their partnership interest, as general partner, in their sole discretion and without the consent of the limited partners.

     The Property Owning Partnership Agreements provide that the limited partners may not transfer their interests in the Property Owning Partnerships without the prior written consent of the respective GP Corps. Such consent may be granted or withheld by the GP Corps in their sole discretion.

     3.  Assignment of Tenant Notes

     O&Y Financial Company is the holder of a note issued by Robinson, Silverman, Pearce & Aronsohn ('Robinson Silverman') dated April 1, 1989 in the face amount of Six Million Five Hundred Thousand Dollars ($6,500,000), which note was executed in connection with Robinson Silverman's lease at the 1290 Property. In 1991 and 1992, Robinson Silverman claimed certain concessions regarding the payment terms of such note. Although 1290 LLC cannot locate any records evidencing an agreement to such concessions, Robinson Silverman has made payments reflecting such concessions and such payments have not been rejected by 1290 LLC. Without expressing any opinion with regard thereto, if such concessions were granted, the Robinson Silverman note would have an outstanding principal balance as of the Petition Date of Five Million Three Hundred Seventeen Thousand Six Hundred Ninety Dollars ($5,317,690), would bear interest at seven and five tenths percent (7.5%) per annum, requires level monthly payments of interest and principal of Seventy Five Thousand Dollars ($75,000) and would mature on September 1, 1999. If such concessions were not granted, then the Robinson Silverman Note would bear interest at ten percent (10%) and, based on the monthly payments of Seventy Five Thousand Dollars ($75,000) received from Robinson Silverman, the outstanding balance as of the Petition Date would be approximately Six Million Two Hundred Fifty Four Thousand One Hundred Forty Three Dollars ($6,254,143).

     Baden is the holder of a note issued by E.M. Warburg, Pincus & Co., Inc. ('Warburg Pincus'), dated August 20, 1985, in the face amount of Four Million Three Hundred Fifty Four Thousand Seven Hundred Fifty Eight Dollars and Nine Cents ($4,354,758.09), which note was executed in connection with Warburg Pincus' lease at the 237 Property. The note is payable on October 31, 1999 and does not bear interest prior to its maturity.

     On the Effective Date, pursuant to the Settlement Agreement, the O&Y Affiliates holding the Tenant Notes will, at the REIT's direction, assign and deliver to the applicable Property Owning Partnership the Tenant Notes and an amount equal to all Cash paid in respect of the Tenant Notes from and after January 1, 1996 through the Effective Date; provided, that an amount equal to Three Hundred Thousand Dollars ($300,000) may be offset against the Cash amount otherwise receivable in respect of such Tenant Notes, and paid to Devco or its designee. It is a condition to consummation of the Plan that the Bankruptcy Court in the chapter 11 cases of O&Y Financial Company and Baden approve the transfer. The Tenant Notes are unsecured and the Debtors make no representation as to the ability of Robinson Silverman and Warburg Pincus to make payments under the Tenant Notes.

     4.  Assignment of JMB Notes

     The JMB Notes were executed and delivered by JMB LP to O&Y (Delaware) Finance Corp. in 1984 in connection with the admission of JMB LP as a partner in 237 Park Avenue Associates, 1290 Associates, 2 Broadway Associates and 2 Broadway Land Company. The JMB Notes are non-recourse to the maker and are secured by a collateral assignment of JMB LP's interests in the foregoing partnerships (and their successor entities). The JMB Notes currently bear interest at the rate of twelve and seventy five hundredths percent (12.75%) per annum, compounded monthly, and all of the JMB Notes, other than one, mature on March 20, 1999 with the remaining note maturing on January 1, 2004, with interest payable solely out of distributions to JMB LP under the partnership or operating agreements of the foregoing partnerships or their successor limited liability companies. The amount outstanding on an aggregate basis under all the JMB Notes, as of April 1, 1996, was Eighty Three Million Nine Hundred Eighteen Thousand Eight Hundred Fifteen Dollars ($83,918,815).

     The JMB Notes were assigned by O&Y (Delaware) Financial Company to O&Y MFC and pledged to Citibank, N.A. as security for loan(s) made by Citibank, N.A. to O&Y (U.S.). It is a condition to the consummation of the Plan that, on the Effective Date, Citibank release its lien on the JMB Notes. O&Y MFC will assign to the REIT or its designee the JMB Notes and related security agreements. Immediately prior to such assignment, the REIT or its designee will enter into a Participation Agreement with an affiliate of JMB LP or another entity acceptable to the holders of a majority of Existing Notes pursuant to which the REIT or its designee will receive the first Seven Hundred Fifty Thousand Dollars ($750,000) of payments made pursuant to, or in respect of, the JMB Notes. Pursuant to such participation agreement, such entity will receive any additional payments made pursuant to, or in respect of, the JMB Notes. Amounts, if any, distributable to JMB LP from the Upper Tier Limited Partnership, including pursuant to the REIT's purchase option and JMB LP's put option described above, would first be applied to the prepayment of the JMB Notes. The REIT or its designee and JMB LP will thereafter enter into the JMB Notes Restatement Documents. The JMB Notes as restated will continue to be non-recourse and secured by the JMB LP interests in the Upper Tier Limited Partnership.

     5.  Transfer of Distributable Cash

     The Indenture Trustee and the Debtors will transfer, convey and assign all Distributable Cash then in their control to the REIT. Prior to such transfer, the Indenture Trustee may deduct an amount equal to any reasonable fees, costs and expenses due and owing to the Indenture Trustee under the Indenture.

     6.  Assignment of Certain Assets Related to the Sale of 2 Broadway

     1290 LLC will prior to the merger of the Debtors into the Upper Tier Limited Partnership assign to the REIT all of its rights in certain assets related to the sale of 2 Broadway (to the extent that the same have not been paid to the Indenture Trustee prior to the Effective Date), including:

          (a) the right to receive any surplus amounts in the Claim Reserve and one half of any surplus in the Utility Tax Reserve under the 2
Broadway LP Bankruptcy Plan;

          (b) the right to proceeds of certain tax certiorari proceedings existing with respect to 2 Broadway (net of costs of collections and payments to be made to tenants). See 'GENERAL INFORMATION--Principal Assets and Liabilities of the Debtors;'

          (c) the right to receive any remaining post-closing apportionments under the contract of sale pursuant to which 2 Broadway was sold; and

          (d) the right to receive dividends and distributions under certain non-transferable stock received by 2 Broadway LP in connection with the bankruptcy of Drexel Burnham Lambert, Inc. a former tenant of 2
Broadway.

     Upon the request of the REIT, 2 Broadway Associates will seek court approval to substitute the REIT for 2 Broadway Associates in the above referenced tax certiorari proceedings.

     Although all of the rights in the assets listed above were assigned to 1290 LLC pursuant to the 2 Broadway Plan, 2 Broadway LP, 2 Broadway Associates and 2 Broadway Land Company will also execute the aforesaid assignment to convey to the REIT any remaining rights they may have thereto.

     The proceeds from the foregoing assets were pledged to the Indenture Trustee pursuant to Supplemental Indenture No. 5 and will be released from the lien of the Indenture on the Effective Date. While it is difficult to value the assets listed above, the Debtors estimate the value of such assets at between One Million Dollars ($1,000,000) and Eight Million Dollars ($8,000,000) as of the Petition Date.

     7.  Description of the New Notes and the Restated Indenture

GENERAL

     Unless a Conventional Financing Alternative is consummated on the Effective Date, the New Notes will be issued, in an aggregate principal amount of Four Hundred Million Dollars ($400,000,000) pursuant to the Plan and the Restated Indenture. The following summary of certain provisions of the Restated Indenture, prepared by counsel to the Ad Hoc Committee, does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the New Notes and Restated Indenture, including the definitions therein of certain terms. A copy of the New Notes and Restated Indenture is included in the Plan Supplement.

PLEDGE OF INTEREST IN TRUST ESTATE; DELIVERY OF INDENTURE

     Pursuant to the Restated Indenture, the Property Owning Partnerships will deliver to the Indenture Trustee, among other things, the Restated Mortgage constituting a first mortgage lien on the Properties and a commitment or binder for a mortgagee title insurance policy, with a liability limit at least equal to Four Hundred Million Dollars ($400,000,000), insuring the validity of the Restated Mortgage.

NEW NOTES

     The New Notes will have a ten (10) year term and will bear interest at an annual rate equal to Two Hundred Fifty (250) basis points above the average ten-year Treasury rate over the ten business day period immediately prior to the date that is the tenth business day prior to the Effective Date. The New Notes will accrue interest from and including the date of issuance. Such interest will accrue during each calendar month (based upon a year of twelve
(12) thirty (30) day months) and be payable by the Property Owning Partnerships in arrears on the first Business Day of each calendar month and upon the redemption or maturity thereof. Payments of interest only will be made monthly for the first year. Thereafter, equal monthly payments of principal and interest will be made based on a twenty five (25) year level payment amortization schedule.

     The New Notes will be prepayable without premium or penalty during the period commencing on the Effective Date and ending on the date which is eighteen (18) months after the Effective Date. Thereafter, prepayments will require the payment of a prepayment premium calculated pursuant to the Restated Indenture to provide yield maintenance protection. Partial prepayments are permitted only in connection with a sale or refinancing of a property or if there are excess casualty or condemnation proceeds. In the latter case, no prepayment premium will be required.

     The Restated Indenture provides that, for a period of eighteen (18) months following issuance of the New Notes, the New Notes may be redeemed in full in connection with a refinancing of the Properties for an amount not less than Three Hundred Twenty Five Million Dollars ($325,000,000). In the event the net proceeds of such refinancing are less than the then outstanding principal balance of the New Notes, the holders of the New Notes will receive, in addition to their share of the net Cash proceeds of the refinancing, preferred stock issued by the REIT having a liquidation preference equal to the shortfall. The terms of such preferred stock are set forth in a Certificate of Designation annexed to the Restated Indenture, which provides generally that (i) dividends will be paid on a quarterly basis at the same rate that interest accrued on the New Notes, (ii) to the extent that the REIT does not have sufficient Cash to pay any dividend, the REIT may pay such dividend through the issuance of additional preferred stock, (iii) the REIT may redeem such preferred stock at any time, and (iv) the REIT must redeem such stock on the date which is two (2) years after the maturity date of the refinancing in connection with which the preferred stock was issued or, to the extent of available net proceeds, upon a prior sale or refinancing of a Property.

     Upon the sale or refinancing of a property and payment to the Indenture Trustee of the net proceeds of such transaction, the applicable Property will be released from the lien of the Restated Mortgage, with a minimum release price of Three Hundred Million Dollars ($300,000,000) for the 1290 Property and One Hundred Eighty Million Dollars ($180,000,000) for the 237 Property. After such a prepayment, the monthly payment under the New Notes will be adjusted to reflect the reduced outstanding principal amount and the remainder of the initial twenty five (25) year amortization term.

RESTRICTIONS ON TRANSFER

     Pursuant to the Restated Indenture, a holder of New Notes may not transfer such holder's New Notes except (i) to qualified institutional buyers in reliance on the exemption from the registration requirements of the Securities Act provided by Rule 144A, (ii) pursuant to an effective registration statement under the Securities Act and any applicable state or foreign securities laws, or (iii) upon receipt by the Property Owning Partnerships and the Indenture Trustee of an opinion of counsel reasonably acceptable to the Property Owning Partnerships and the Indenture Trustee and their counsel that such registration is not required. See 'SECURITIES ACT CONSIDERATIONS.'

     Each New Note authenticated and issued under the Restated Indenture shall bear a legend substantially as follows:

     THIS NOTE HAS BEEN ISSUED PURSUANT TO AN EXEMPTION PROVIDED BY SECTION 1145(a)(i) OF THE UNITED STATES BANKRUPTCY CODE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE 'SECURITIES ACT') OR ANY STATE SECURITIES OR 'BLUE SKY' LAWS. NOTWITHSTANDING THE FOREGOING, IN ORDER TO COMPLY WITH SECTION 304(b)(1) OF THE TRUST INDENTURE ACT OF 1939, AS AMENDED, PURSUANT TO THAT CERTAIN AMENDED AND RESTATED INDENTURE, DATED AS OF , 1996 (THE 'RESTATED INDENTURE'), REFERRED TO IN THIS NOTE, THIS NOTE SHALL BE TREATED AS A 'RESTRICTED SECURITY' WITHIN THE MEANING OF RULE 144 UNDER THE SECURITIES ACT. NO RESALE OR TRANSFER OF THIS NOTE MAY BE MADE EXCEPT (1) TO QUALIFIED INSTITUTIONAL BUYERS IN RELIANCE ON THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT PROVIDED BY RULE 144A, (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE OR FOREIGN SECURITIES LAWS OR (3) UPON RECEIPT BY 237 PARK PARTNERS, L.P. AND 1290 PARTNERS, L.P. (COLLECTIVELY, THE 'COMPANY') AND BANKERS TRUST COMPANY, AS TRUSTEE (THE 'TRUSTEE'), OF AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY AND THE TRUSTEE AND THEIR COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.
EVENTS OF DEFAULT 'Events of Default' under the Restated Indenture include:
(a) a default with respect to payment under the New Notes when due of (i) any interest or regularly scheduled payment of principal on any New Note continuing for a period of five (5) Business Days after notice thereof to the Property Owning Partnerships, (ii) any non-scheduled principal payment or prepayment premium or (iii) any other amount due and payable by the Property Owning Partnerships pursuant to the New Notes, the Restated Indenture or any Security Document and the continuation of such default for a period of fifteen
(15) days after notice thereof to the Property Owning Partnerships; (b)(i) default in the observance or performance of, or breach of, any other term, condition or covenant made in the New Notes, the Restated Indenture or any Security Document or (ii) any representation or warranty of the Property Owning Partnerships in the Restated Indenture, any certificate, report, financial statement, affidavit or other instrument delivered in connection therewith, the New Notes or any Security Document is breached, in any material respect, subject to cure rights of the Property Owning Partnerships (other than with respect to wilful misrepresentation); or (c) insolvency, voluntary or involuntary bankruptcy or other reorganization of, or the appointment of or taking possession by a custodian, receiver, liquidator, trustee, or similar official of any substantial part of, a Property Owning Partnership or any general partner thereof; or (d) the occurrence of any other Event of Default under any Security Document.

     The occurrence of any event which upon the expiration of any applicable notice and cure periods would constitute an Event of Default described in clause (a) above is referred to as a 'Monetary Default;' the occurrence of any event which upon the expiration of any applicable notice and cure periods would constitute an Event of Default described in clauses (b) and (d) above is referred to as a 'Non-Monetary Default;' and any Event of Default specified in clause (c) above is referred to as a 'Bankruptcy Default.'

NOTICES OF DEFAULT

     Upon becoming aware of the occurrence of any default under the Restated Indenture or under the New Notes or any Security Document, the Indenture Trustee will give written notice of such default to each holder of New Notes. If such default is a Bankruptcy Default, the Indenture Trustee shall also give written notice of such default to the Property Owning Partnerships.

     Upon the occurrence of a Monetary Default, holders of at least twenty five percent (25%) in Aggregate Outstanding Principal Balance of outstanding New Notes may, by written notice to the Indenture Trustee, direct the Indenture Trustee to deliver a notice of default to the Property Owning Partnerships. Upon the occurrence of a Non-Monetary Default, a majority in Aggregate Outstanding Principal Balance of holders of New Notes may, by written notice to the Indenture Trustee, direct the Indenture Trustee to deliver a notice of default to the Property Owning Partnerships. Upon the receipt of any such notice from holders of New Notes, the Indenture Trustee will give notice of the default to the Property Owning Partnerships and each holder of New Notes.

RIGHTS UPON AN EVENT OF DEFAULT

     If any Event of Default should occur and be continuing, the Indenture Trustee, upon the written request of holders of at least twenty five percent (25%) in Aggregate Outstanding Principal Balance of New Notes, will, by a notice in writing to the Property Owning Partnerships, declare all New Notes to be due and payable immediately, and upon any such declaration, the New Notes will become immediately due and payable. The Indenture Trustee may not accelerate the payment of New Notes without such direction.

     Upon the occurrence of any Bankruptcy Default, without any notice to the Property Owning Partnerships or any other act by the Indenture Trustee, or the holders of New Notes, the principal of all of the New Notes (together with accrued interest thereon) will become immediately due and payable.

     If, at any time after the acceleration of the New Notes by reason of the occurrence of a Monetary Default but before any sale of the Trust Estate, or any part thereof, has been made, all arrears of principal and interest upon the New Notes, together with all sums paid or advanced by the Indenture Trustee or the holders of New Notes under any provision of the Restated Indenture and the reasonable and proper charges, expenses and liabilities of the Indenture Trustee and its agents and counsel, and all other sums then payable by the Property Owning Partnerships under the Restated Indenture (except the principal of, and interest on, such New Notes due and payable solely by virtue of such acceleration), will either be paid by or for the account of the Property Owning Partnerships and/or collected out of the Trust Estate or provision satisfactory to the Indenture Trustee will be made for such payment, then, holders of a majority in Aggregate Outstanding Principal Balance of New Notes, by written notice to the Property Owning Partnerships and to the Indenture Trustee, may rescind and annul the acceleration of the New Notes.

     If, at any time after the acceleration of the New Notes by reason of the occurrence of a Non-Monetary Default, but before any sale of the Trust Estate, or any part thereof, will have been made, such Non-Monetary Default will either be remedied or provisions satisfactory to the Indenture Trustee will be made therefor, then, the holders of sixty six and two thirds percent (66 2/3%) in Aggregate Outstanding Principal Balance of the New Notes, by written notice to the Property Owning Partnerships and to the Indenture Trustee, may waive the Non-Monetary Default and rescind and annul the acceleration of the New Notes.

     The holders of a majority in Aggregate Outstanding Principal Balance of the New Notes will have the right, during the continuance of an Event of
Default:

          (1) to require the Indenture Trustee to proceed to enforce the Restated Indenture (to the extent permitted by law) either by judicial proceedings for the enforcement of the payment of the New Notes and the foreclosure of the Restated Indenture and (subject to the terms of the Restated Indenture) the Security Documents securing the New Notes and the sale of the Trust Estate or, at the election of the Indenture Trustee, by the exercise of the power of sale conferred by the Restated Indenture or in any Security Document; and

          (2) to the extent permitted by law, to direct the time, method and place of conducting any proceeding for any remedy available to the
Indenture Trustee or exercising any trust or power conferred upon it under the Restated Indenture or any Security Document; provided, however, that the Indenture Trustee will have the right to decline to follow any such direction if the Indenture Trustee is advised by counsel that the action or proceeding so directed may not lawfully be taken or if the Indenture Trustee in good faith determines that the action or proceeding so directed would involve the Indenture Trustee in personal liability or would be unjustly prejudicial to holders of New Notes not parties to such direction.

WAIVER OF DEFAULTS

     An Event of Default by the Property Owning Partnerships will be deemed waived under the Restated Indenture upon receipt by the Indenture Trustee of the written consent of holders of New Notes as follows: (i) a Monetary Default and a Bankruptcy Default will be deemed waived only upon the written consent of each holder of New Notes and (ii) provided that the Indenture Trustee has not, by a notice in writing to the Property Owning Partnerships, declared all New Notes to be due and payable following a Non-Monetary Default, a Non-Monetary Default will be deemed waived upon the written consent of the holders of a majority in Aggregate Outstanding Principal Balance of the New Notes.

     Upon any such waiver, such default will cease to exist, and any Event of Default arising therefrom will be deemed to have been cured for every purpose of the Restated Indenture, but no such waiver will extend to any subsequent or other default or impair any right resulting from such default or impairment.

SUPPLEMENTAL INDENTURES

     With the consent of the holders of a majority of the Aggregate Outstanding Principal Balance of the New Notes, the Property Owning Partnerships and the Indenture Trustee may enter into an indenture or indentures supplemental to the Restated Indenture for the purpose of changing the provisions of the Restated Indenture and the New Notes; provided that no such supplemental indenture may, without the consent of the holder of each New Note affected thereby, change certain material provisions of the Restated Indenture such as the interest rate and payment dates.

     The Indenture Trustee may in its discretion determine whether or not and the extent to which any New Notes would be affected by any amendment of the New Notes or the Restated Indenture or by a supplemental indenture and any such determination will be conclusive upon the holders of all New Notes. The Indenture Trustee will not be liable for any such determination made in good faith.

     In connection with the redemption in full of the New Notes, upon the Property Owning Partnerships' request, (i) the Trustee will assign the Restated Mortgage to the Property Owning Partnerships' designee, (ii) the holders of the New Notes will deliver the New Notes to the Trustee, and (iii) the Trustee will endorse such notes in accordance with the Property Owning Partnerships' direction pursuant to a power of attorney granted to the Trustee for that purpose by the holders of the New Notes under the Restated Indenture.


     In the event that the Property Owning Partnerships request the holders of New Notes to deliver their New Notes to the Trustee for endorsement to a successor mortgagee in connection with a redemption in full, the redemption price payable to any such holder which does not deliver its New Note on a timely basis may be reduced by the amount of any mortgage recording tax which may be payable with respect to the outstanding principal balance of such New Note. Themortgage recording tax currently applicable in the County of New York is two and seventy five hundredths (2.75%) percent.

     In the case of a partial redemption of the New Notes in connection with a sale or refinancing of one (but not both) of the Properties, at the Property Owning Partnerships' request:

          (i) the Property Owning Partnerships will deliver to the Trustee, with respect to each Note, one substitute note ('Substitute Note A') in the principal amount required to be purchased from each Noteholder in compliance with the release provisions of the Restated Mortgage and the Restated Indenture and a second substitute note ('Substitute Note B') in the principal amount of the then outstanding principal amount of the Note for which it is being substituted minus the principal amount of the Substitute Note A;

          (ii) the Trustee and the Property Owning Partnerships will execute a mortgage severance agreement, pursuant to which the lien of the Restated Mortgage will be severed and apportioned into two mortgage liens, which will be evidenced by two substitute mortgages one of which will encumber the Property to be released ('Substitute Mortgage A') and the other shall encumber the Property to remain subject to the Indenture ('Substitute Mortgage B'); and

          (iii) the Trustee (a) will endorse for each Noteholder each Substitute Note A at the direction of the Property Owning Partnerships pursuant to a power of attorney granted to the Trustee for that purpose by the holders of the New Notes under the Restated Indenture, (b) will assign to the Property Owning Partnerships' designee Substitute Mortgage A, and (c) will deliver to each Noteholder in substitution for its New Notes, the Substitute Notes B.

TRUST INDENTURE ACT OF 1939

     With respect to the issuance of the New Notes, the Debtors intend to satisfy the requirements for the exemption from registration under the Securities Act provided by section 4(2) thereof. On that basis, the Restated Indenture will be exempt from the indenture qualification requirements of the Trust Indenture Act of 1939 (the 'TIA') by virtue of the exemption contained in section 304(b)(1) of the TIA. Accordingly, the Restated Indenture will not satisfy all of the requirements of an indenture required to be qualified under the TIA. See 'THE JOINT PLAN OF REORGANIZATION--Risk Factors--Ownership by Apollo.'

     In connection with such exemption, each Distributee will be required to represent on its Ballot whether or not it is an 'accredited investor' under one of the categories set forth in Rule 501(a)(1) through (8) promulgated under the Securities Act and whether or not it is acquiring Plan Securities with a view to distribution. If Distributees fail to provide such information, the Debtors will, pursuant to an order of the Bankruptcy Court, undertake discovery to determine whether such persons are accredited investors. THE PROPERTY OWNING PARTNERSHIPS ENCOURAGE EACH DISTRIBUTEE WHO RECEIVES A BALLOT TO CONSIDER CAREFULLY AND CONSULT WITH HIS OR ITS OWN LEGAL ADVISOR(S) WITH RESPECT TO SUCH DISTRIBUTEE'S STATUS AS AN 'ACCREDITED INVESTOR.'

     8.  Description of the Restated Mortgage

     The following summary of certain provisions of the Restated Mortgage, prepared by legal counsel to the Ad Hoc Committee, does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Restated Mortgage, including the definition therein of certain terms. A copy of the Restated Mortgage is included in the Plan Supplement.

     The Property Owning Partnerships will be permitted to undertake leasing activity on market terms without the consent of the Indenture Trustee. The Indenture Trustee will upon the request of the Property Owning Partnerships enter into non-disturbance agreements for leases covering fifty thousand (50,000) or more rentable square feet of space at the Properties. Modifications and terminations of leases are subject to certain limitations set forth in the Restated Mortgage.

     Any transfer of a Property or any interest therein or in the Property Owning Partnerships requires the consent of the Indenture Trustee, provided that transfers of interests among direct or indirect partners in the Property Owning Partnership, of shares of stock of the REIT and interests in JMB LP and Equityco do not require Indenture Trustee consent.

     The Restated Mortgage requires the Property Owning Partnerships to maintain customary insurance with respect to the Properties. The Property Owning Partnerships are entitled to adjust and settle insurance claims without the consent of the Indenture Trustee if no Event of Default has occurred and the estimated cost of repair or restoration does not exceed Two Million Dollars ($2,000,000). The Property Owning Partnerships are required to restore any casualty affecting the Properties, whether or not sufficient proceeds are available, and the Indenture Trustee must make insurance proceeds available to pay the cost of restoration provided (i) no Event of Default shall have occurred and be continuing, (ii) the restoration can be completed on or before the earlier to occur of six months prior to the maturity date of the New Notes and a date which is twenty four months after the occurrence of the casualty, and (iii) not more than fifty percent (50%) of the improvements on the affected Property have been damaged or destroyed or Leases demising, in the aggregate, not more than fifty percent (50%) of the total net rentable square feet of space in the affected Property shall have been terminated as a result of the casualty.

     The Restated Mortgage requires the Property Owning Partnerships to maintain an escrow with the Indenture Trustee to ensure the payment of real estate taxes and insurance premiums.

     The Restated Mortgage and Restated Indenture require the Property Owning Partnerships to deliver to the Indenture Trustee copies of the rent rolls and audited financial statements with respect to the Properties within ninety (90) days after the end of each fiscal year of the Property Owning Partnerships and unaudited statements within forty five (45) days after the end of each fiscal quarter of the Property Owning Partnerships.

     The Restated Mortgage requires that the Properties be managed at all times by a prominent professional property manager and leasing agent which at the time of its engagement manages an aggregate of at least eight million (8,000,000) square feet of net rentable space in first class urban office buildings in the United States.

     The Property Owning Partnerships' obligation to repay the New Notes is, in general, without recourse to other assets of the Property Owning Partnerships or to the partners thereof.

EVENTS OF DEFAULT UNDER THE RESTATED MORTGAGE

     In addition to the Events of Default under the Restated Indenture described above, the Restated Mortgage provides that any of the following events will constitute an event of default under the Restated Mortgage:

          (1) if either Property Owning Partnership fails to pay, within fifteen (15) days after notice and demand by the Indenture Trustee, any installment then due and payable of any assessment against the Properties for local improvements which may become a lien on the Properties; or

          (2) if any of the provisions in the Restated Mortgage restricting transfers of the Properties, interests in the Properties or interests in the Property Owning Partnerships are in any way contravened; or

          (3) if any of the insurance policies required by the Restated Mortgage are not kept in full force and effect; or

          (4) if a default, beyond any applicable grace and cure periods, occurs under any other mortgage covering any part of either Property, whether superior or inferior in lien to the Restated Mortgage; or

          (5) if a default occurs and is continuing under any of the other terms, covenants or conditions of the Loan Documents for fifteen (15)
days after notice from the Indenture Trustee, in the case of any default which can be cured by the payment of a sum of money, or for thirty (30) days after notice from the Indenture Trustee in the case of any other default, provided that if such default cannot reasonably be cured within such thirty (30) day period and the Property Owning Partnerships have commenced to cure such default within such thirty (30) day period and thereafter diligently and expeditiously proceed to cure the same, such thirty (30) day period will be extended for so long as the Property Owning Partnerships in the exercise of due diligence require to cure such default, but in any event, not for more than one hundred eighty (180) days.

     9.  Cash Distribution in Lieu of New Notes; Conventional Financing
Alternative

     The holders of a majority in principal amount of Existing Notes (excluding Existing Notes held by O&Y Affiliates) may obtain a commitment for non-participating mortgage loan financing to be consummated on the Effective Date on terms acceptable to such holders from a bank, insurance company or other financial institution or pursuant to a securitized financing transaction, in either case secured by the Properties, in an amount not less than Three Hundred Twenty Five Million Dollars ($325,000,000) in lieu of issuing New Notes and on terms otherwise not less favorable than those set forth in Exhibit 6 to the Disclosure Statement.

     On May 23, 1996, the Bankruptcy Court entered an order authorizing the Debtors to pay Chase a due diligence fee equal to Two Hundred Fifty Thousand Dollars ($250,000). Such fee was paid to Chase and Chase is currently conducting due diligence and engaging in syndication efforts.

     Pursuant to a commitment letter (the 'Commitment Letter') to be issued upon Bankruptcy Court approval of the payment of fees in connection therewith dated August 5, 1996, Chase has agreed to provide the Property Owning Partnerships with a mortgage loan that will equal Four Hundred Twenty Million Dollars ($420,000,000), of which Two Hundred Forty Million Dollars ($240,000,000) will be allocated to the 1290 Property Owning Partnership and One Hundred Eighty Million Dollars ($180,000,000) will be allocated to the 237 Property Owning Partnership. The loan will have a term of five years and Chase will be the administrative agent of the loan. Chase intends to syndicate the loan to other lenders.

     The loan will require the Property Owning Partnerships to make fixed principal amortization payments equal to, in the aggregate, Forty Million Dollars ($40,000,000). However, in the event that any such scheduled payments would cause the REIT to fail to comply with any income test requirements, then the Property Owning Partnerships may, in lieu of such payment, post an irrevocable letter of credit in the amount of such payment.

     The loan will bear interest at the LIBOR Rate plus 1.565%. In addition, Chase and the other lenders will receive certain fees. The Property Owning Partnerships will be required to purchase interest rate protection product, such as an interest rate swap or interest rate cap for a fixed rate such that the LIBOR Rate (prior to the additions of the 1.565% spread) shall not exceed 7.685% for the entire principal amount of the loan.

     Under the loan, the lenders will receive as collateral (i) first fee mortgages on the land and improvements of the Properties, and (ii) assignments of leases, rents, security interests in all reserves, interest rate protection products, and personal property related to the Properties. The lenders will also receive a pledge of the Warburg Pincus Note and the Robinson Silverman Note. The loan will require the Property Owning Partnerships to enter into lock box agreements for the collection of rents and the establishment of escrow accounts for real estate taxes and insurance. Commencing thirty six
(36) months from the closing of the loan, the Property Owning Partnership will also be required to establish a reserve account pursuant to which each of the Property Owning Partnerships will deposit 50% of its monthly net cash flow into a reserve account until the combined balance of the reserve accounts is equal to Fifteen Million Dollars ($15,000,000). In lieu of any payment to such reserve account, a Property Owning Partnership may post an irrevocable letter of credit.

     The loan will require the consent of Chase for the transfer of any direct or indirect interest in the Property Owning Partnerships, except with respect to the transfer of all or any portion of the interest owned by JMB LP in the Upper Tier Partnership as to which transfer, no consent shall be required. Transfers of REIT Stock will be subject to the following restriction: at all times, not less than 30% of the shares of the REIT will be held by 'Permitted Owners.' Chase will preapprove as Permitted Owners, Apollo, Whitehall, Oaktree, Tishman Speyer and such other existing Noteholders as Chase may agree at or prior to closing of the Loan. Permitted Owners would also include real estate investors experienced in the ownership and management of major office buildings, with a current net worth of at least $100,000,000 and total assets of at least $200,000,000 and approved by Chase (not to be unreasonably withheld) and any other holder approved in its sole discretion. The Property Owning Partnerships will be required to cause the REIT's transfer agent to provide to Chase, monthly, a list of the then current stockholders of the REIT, indicating, with respect to each stockholder, the percentage of total outstanding shares owned by it. If at any time, Permitted Owners shall own less than 30% of the total outstanding shares of the REIT, the loan would be subject to acceleration if such event continued for a period of six months after notice from Chase, unless the Property Owning Partnerships shall have obtained a commitment for refinancing in form and substance acceptable to Chase during such six month period, in which case acceleration would not occur for an additional three months after the expiration of such six month period.

     The Debtors anticipate seeking Court approval of the commitment and payment of the fees thereunder on notice to all Noteholders in the immediate future. There can be no assurance that the Conventional Financing Alternative will be consummated.

GROSS PROCEEDS LESS THAN $400,000,000

     If the Conventional Financing Alternative is consummated on the Effective Date and the gross proceeds derived therefrom are less than Four Hundred Million Dollars ($400,000,000), (x) the Senior Claim Note Cap will be adjusted to an amount (as so adjusted, the 'Adjusted Note Cap') equal to ninety seven and seventy five hundredths percent (97.75%) of the gross proceeds from the consummation of the Conventional Financing Alternative and (y) the Senior Claim Equity Cap will be adjusted to an amount (as so adjusted, the 'Adjusted Equity Cap') equal to Twelve Million (12,000,000) shares less the MLL Equity Allocation. 'MLL Equity Allocation' means the number of shares calculated by multiplying Twelve Million (12,000,000) shares times a fraction, (x) the numerator of which will be Thirty Million Dollars ($30,000,000) less two and twenty five hundredths percent (2.25%) of the Conventional Financing Cash Distribution, and (y) the denominator of which is (i) Seven Hundred Million Dollars ($700,000,000) less (ii) the gross proceeds from the consummation of the Conventional Financing Alternative plus (iii) the net proceeds, if any, from such Conventional Financing Alternative above Four Hundred Million Dollars ($400,000,000). In such event, (a) the Standard Note Distribution will be recalculated to equal the product of Four Hundred Thirty Three Thousand One Hundred Ninety One Dollars and Thirty Two Cents ($433,191.32) times a fraction, the numerator of which will be the Adjusted Note Cap and the denominator of which will be the Senior Claim Note Cap, (b) the Standard Stock Distribution will be recalculated to equal the product of Twelve Thousand Three Hundred Sixty Four and Twenty Three Hundredths (12,364.23) shares of REIT

Stock times a fraction, the numerator of which will be the Adjusted Equity Cap and the denominator of which will be the Senior Claim Equity Cap and (c) the amount of New Notes and REIT Stock to be distributed to any holder of an Allowed Senior Claim electing a Non-Standard Election will be recalculated using the Adjusted Note Cap in lieu of the Senior Claim Note Cap and the Adjusted Equity Cap in lieu of the Senior Claim Equity Cap, wherever the Senior Claim Note Cap and Senior Claim Equity Cap, respectively, are used in calculating distributions to holders of Senior Claims electing Non-Standard Elections. Upon such recalculation, the holders of Allowed Senior Claims otherwise entitled to receive New Notes (whether pursuant to a Standard Election or a Non-Standard Election) will receive, in lieu of New Notes, an amount, in Cash, equal to (A) ninety seven and seventy five hundredths percent (97.75%) of the Conventional Financing Cash Distribution, multiplied by (B) a fraction, the numerator of which will be the amount of New Notes which would otherwise be distributed to such holder (after any recalculation described above) and the denominator of which will be the Adjusted Note Cap. The Morgan Loan Lenders will be entitled to receive, in lieu of New Notes, an aggregate amount, in Cash, equal to two and twenty five hundredths percent (2.25%) of the Conventional Financing Cash Distribution and in lieu of the distribution of Eight Hundred and Forty Thousand (840,000) shares of REIT Stock, a number of shares of REIT Stock equal to the MLL Equity Allocation.

GROSS PROCEEDS GREATER THAN OR EQUAL TO $400,000,000

     If the Conventional Financing Alternative is consummated on the Effective Date, and the gross proceeds derived therefrom are greater than or equal to Four Hundred Million Dollars ($400,000,000), then (A) each holder of an Allowed Senior Claim who is otherwise entitled to receive New Notes and each Morgan Loan Lender will receive, in lieu of the New Notes they would otherwise be entitled to receive, a Cash distribution in an amount equal to the product of (i) the principal amount of New Notes it would have otherwise received multiplied by (ii) a fraction, the numerator of which will be the Conventional Financing Cash Distribution (which, by definition, may not exceed Four Hundred Million Dollars ($400,000,000), and the denominator of which is Four Hundred Million Dollars ($400,000,000), (B) the Standard Stock Distribution will be recalculated to equal the product of Twelve Thousand Three Hundred Sixty Four and Twenty Three Hundredths shares of REIT Stock (12,364.23) multiplied by a fraction, the numerator of which will be the Adjusted Equity Cap and the denominator of which will be the Senior Claim Equity Cap, (C) the amount of REIT Stock to be distributed to any holder of an Allowed Senior Claim electing a Non-Standard Election will be recalculated using the Adjusted Equity Cap in lieu of the Senior Claim Equity Cap wherever the Senior Claim Equity Cap is used in calculating distributions to holders of Senior Claims electing Non-Standard Distributions, and (D) the amount of REIT Stock to be distributed to the Morgan Loan Lenders will be changed from Eight Hundred Forty Thousand (840,000) shares of REIT Stock to the MLL Equity Allocation. If the net proceeds of any mortgage loan financing consummated pursuant to the Conventional Financing Alternative are greater than Four Hundred Million Dollars ($400,000,000), such excess will be held by the Property Owning Partnerships and/or distributed in accordance with the Property Owning Partnership Documents. If the mortgage loan negotiated by the Ad Hoc Committee with Chase is consummated, there would be gross proceeds of Four Hundred Twenty Million Dollars ($420,000,000).

VCG CONVENTIONAL FINANCING FEE

     If the Conventional Financing Alternative (including the proposed mortgage loan to be provided by Chase) is consummated, VCG will be paid a fee of One Million Dollars ($1,000,000) by the REIT on the Effective Date.

     10.  Description of Registration Rights Agreement and Stock Option Plan

     The descriptions of the Registration Rights Agreement and the Stock Option Plan set forth below, prepared by legal counsel to the Ad Hoc Committee, do not purport to be complete and are qualified in their entirety by reference to the Registration Rights Agreement and the Stock Option Plan, copies of which are included in the Plan Supplement.

REGISTRATION RIGHTS AGREEMENT

     On the Effective Date, the Registration Rights Agreement, between the REIT and the holders of REIT Stock distributed under the Plan, will become effective. Pursuant to the Registration Rights Agreement, Apollo is given the right to 'demand' that the REIT register for sale its REIT Stock on three occasions and Oaktree, Whitehall and any other stockholder from whom a director of the REIT receives compensation are given the right to demand such registration on one occasion. These rights will become effective on January 1, 1997. If a holder of Registrable Securities making a 'demand' cannot dispose of at least seventy five percent (75%) of its Registrable Securities in such registered offering, such holder's demand right will be reinstated. A holder of Registrable Securities that has been granted demand rights may not exercise such rights within the twelve (12) month period immediately following the sale of Registrable Securities pursuant to a previously exercised demand if such holder did not exercise its right to cause all of its Registrable Securities to be included in such prior registered offering. Other holders of Registrable Securities are granted 'piggy-back' registration rights in connection with the sale by the REIT of its securities in a registered offering. 'Registrable Securities' means (i) the shares of REIT Stock issued pursuant to the Plan to the stockholders of the REIT and (ii) any securities issued or issuable with respect to such shares of REIT Stock by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidationor other reorganization. Any particular Registrable Securities will cease to besuch when (y) a registration statement under the Registration Rights Agreement covering such Registrable Securities has been declared effective and such Registrable Securities have been disposed of pursuant to such effective registration statement, or (z) such Registrable Securities have been distributed to the public pursuant to Rule 144 promulgated under the Securities Act. See 'RISK FACTORS--Absence of Public Market.' Holders of Registrable Securities will be subject to customary pro rata cutbacks on the number of shares they intend to sell, if, in the opinion of the underwriter, the sale of all such shares would adversely affect the offering. Expenses in connection with an offering will be paid pro rata by the holders of Registrable Securities participating in the offering.

STOCK OPTION PLAN

     On the Effective Date, the Board of Directors will adopt the Stock Option Plan, the purpose of which is to attract and retain qualified persons as directors. Pursuant to the Stock Option Plan, the Board of Directors of the REIT will have the authority to issue to members of the REIT's Board of Directors options to purchase, in the aggregate, One Hundred Thousand (100,000) shares of REIT Stock. Pursuant to the Plan and the Stock Option Plan, on the Effective Date, the initial members of the REIT's Board of Directors will be granted options entitling each director to purchase an aggregate of Three Thousand (3,000) shares of REIT Stock at an exercise price of Twenty Five Dollars ($25) per share. Thereafter, each Director who is elected or appointed after the Effective Date will be granted options to purchase Three Thousand (3,000) shares of REIT Stock on the date of the meeting of the REIT's stockholders at which a Director is first elected to the Board of Directors or the date of the Board of Directors meeting at which a Director is first appointed to the Board of Directors to fill a vacancy on the Board of Directors. Each holder of an option issued under the Stock Option Plan will be entitled to exercise the option to purchase one-third of the shares of REIT Stock covered by such option on the date of original issuance thereof, one-third on the first anniversary of such date and one-third on the second anniversary of such date, in each case, any time prior to the tenth anniversary of the Effective Date (the 'Expiration Date'). Pursuant to the Stock Option Plan, Directors will receive Four Hundred (400) shares of REIT Stock on the date of each annual meeting of the REIT's stockholders beginning with the annual meeting of stockholders in 1997.

     If the holder of an option ceases to serve as a Director of the REIT for any reason, options that have been previously granted to such holder and that have not been vested will be forfeited and options that are vested as of the date of such cessation may be exercised by such holder in accordance with and subject to the Stock Option Plan. If the holder of an option dies while serving as a director of the REIT, options that have been previously granted to such holder and that are vested as of the date of such holder's death may be exercised by such holder's legal representative in accordance with and subject to the Stock Option Plan.

     The REIT intends to file with the Securities and Exchange Commission, on or before sixty (60) days after the Effective Date, a Registration Statement on Form S-8 with respect to the shares of REIT Stock to be issued pursuant to the Stock Option Plan. Shares of REIT Stock issued to Directors pursuant to the Stock Option Plan prior to the date on which each of (a) the REIT's Registration Statement on Form 10 has been declared effective and (b) the REIT's Registration Statement on Form S-8 becomes effective will be restricted securities in the hands of the holders thereof. Shares of REIT Stock to be issued pursuant to the Stock Option Plan after the date on which the REIT's Registration Statement on Form S-8 (which will be filed by the REIT promptly after the REIT's Form 10 is declared effective) becomes effective, will be registered under the Securities Act pursuant to such Form S-8.

     11.  Issuance of Securities

     On the Effective Date, (i) the REIT will issue and deliver to the Disbursing Agent for distribution certificates representing the shares of REIT Stock to be issued pursuant to the Plan, (ii) unless the financing contemplated by the Conventional Financing Alternative is consummated, the Property Owning Partnerships will issue and, the Indenture Trustee will authenticate and deliver to the Disbursing Agent for distribution to the Distributees, New Notes, and (iii) the Debtors and the Indenture Trustee will deliver to the Disbursing Agent the Closing Cash. The Disbursing Agent will distribute the shares of REIT Stock, Closing Cash and New Notes (or Conventional Financing Cash Distribution, if the Conventional Financing Alternative is consummated) to be distributed in accordance with the Plan.

     For purposes of any distribution (but not with respect to the making of any elections in respect thereof) to holders of Allowed Senior Claims under the Plan, the Indenture Trustee will be deemed to be the sole holder of all Allowed Claims in respect of the Existing Notes issued under the Indenture.

     The Disbursing Agent will receive the REIT Stock and the New Notes on behalf of the Distributees and will, as soon as practicable, economically and administratively, in accordance with the Indenture or applicable law and the Plan, deliver such REIT Stock or New Notes to the Distributees as provided in Articles V, XI and XII of the Plan; provided, that the Disbursing Agent will not deliver any REIT Stock or New Notes to any Distributee until such Distributee has complied with the provisions of the Plan. The Property Owning Partnerships will, promptly after being billed therefor, pay the reasonable fees, costs and expenses of the Disbursing Agent incurred in connection with the distribution made by the Disbursing Agent in accordance with the Plan.

     Each holder of Existing Notes will surrender instruments representing such Existing Notes held by it to the Indenture Trustee in accordance with the instructions to be provided by the Indenture Trustee as soon as practicable after the Effective Date. Upon surrender of Existing Notes to the Indenture Trustee, the Indenture Trustee will cancel such Existing Notes. On and after the Effective Date, the Indenture Trustee will make a distribution only to holders of Existing Notes that have surrendered or are deemed to have surrendered such instruments in accordance with the instructions described above.

     Until the fifth (5th) year after the Effective Date, any property not distributed to holders of an Allowed Senior Claim will be held by the Indenture Trustee in trust for the benefit of such holders.

     Any holder of an Allowed Senior Claim that does not surrender instruments representing its Existing Notes in accordance with the instructions for surrender of Existing Notes within five (5) years after the Effective Date will receive no distributions on account of such Claim under the Plan and will be forever barred from asserting any claim thereon. In such case, the Indenture Trustee will return the New Note and shares of REIT Stock that otherwise would have been distributed to such holders of Allowed Senior Claims as well as any property being held for the benefit of such holders of Allowed Senior Claims to the REIT.

     The Disbursing Agent will withhold from any property distributed under the Plan in accordance with the express instructions of the Debtors any property which must be withheld for taxes payable by the Person entitled to such property to the extent required by applicable law. In the absence of instructions, the Disbursing Agent may conclusively assume that no property need be withheld.

     On the Effective Date, Distributees that have purchased Offered Shares pursuant to their Subscription Agreements and the Property Manager/Leasing Agent will be issued an aggregate of Nine Hundred Twenty Three Thousand Seventy Sixty (923,076) shares of REIT Stock (such number of shares to be adjusted if the Conventional Financing Alternative is consummated) against the payment to the REIT of an aggregate of Twenty Million Dollars ($20,000,000) in Cash.

     The aggregate number of shares of REIT Stock otherwise distributable to Distributees pursuant to the Plan will be reduced by Five Hundred (500) shares of REIT Stock (with distributions to each Distributee reduced on a pro rata basis) and as soon as practicable after the Effective Date, the Board of Directors of the REIT will cause donations of ten (10) shares of REIT Stock to be made to fifty (50) Entities qualifying under section 501(c)(3) of the Internal Revenue Code. These donations are intended to assist the REIT in qualifying as a real estate investment trust pursuant to the Internal Revenue Code.

  C.  MANAGEMENT OF REORGANIZED DEBTORS (ARTICLE XIII)

DIRECTORS AND OFFICERS

     The initial Directors and executive officers of the REIT, the Upper Tier GP Corp and the GP Corps will be identical and will consist of individuals designated on or prior to the Confirmation Date in a notice to be filed with the Bankruptcy Court by the Debtors, with Noteholder Consent. See 'THE JOINT PLAN OF REORGANIZATION--Implementation of the Plan--Formation of the Board of Directors.'

     The members of the Board of Directors of the REIT will each receive as an annual retainer (i) Ten Thousand Dollars ($10,000) which will be paid in Cash, and (ii) Four Hundred (400) shares of Common Stock of the REIT to be issued under the Stock Option Plan. Directors will receive an additional payment of Seven Hundred Fifty Dollars ($750) for each Board of Directors meeting attended. Upon a Director's initial election to the Board of Directors, such Director will receive options to purchase Three Thousand (3,000) shares of the REIT's common stock which will vest over two years and will be exercisable at Twenty Five Dollars ($25.00) per share. See '-- Implementation of the Plan--Description of the Registration Rights Agreement and Stock Option Plan--Stock Option Plan.'

     The REIT will purchase a directors and officers liability insurance policy in the amount of Ten Million Dollars ($10,000,000).

     The Directors and executive officers of the Upper Tier GP Corp and the GP Corps will not receive any compensation from the Upper Tier GP Corp or the GP Corps.

ASSET MANAGER

     The REIT will retain VCG to provide general oversight for the assets of the REIT. VCG will be retained initially as asset manager for the REIT for a one year term and will be paid an asset management fee of Twenty Five Thousand Dollars ($25,000) per month. The Asset Manager's retention will be on terms no less favorable to the REIT than those set forth in Exhibit 7 to this Disclosure Statement.

PROPERTY MANAGER

     Each Property Owning Partnership will retain the Property Manager/Leasing Agent to manage the day to day operations of the Properties and to act as exclusive leasing agent for the Properties. It is anticipated that Tishman Speyer Properties, L.P. ('Tishman Speyer') will be retained initially as property manager and leasing agent. The Property Manager/Leasing Agent will be retained for a term not to exceed two years and on other terms that will be no less favorable to the Property Owning Partnerships than those set forth in
Exhibit 8 to this Disclosure Statement.

  D.  PROVISIONS GOVERNING DISTRIBUTIONS; APPOINTMENT OF
      DISBURSING AGENT (ARTICLES XIV AND XV)

PROVISIONS GOVERNING DISTRIBUTIONS

     1.  Date of Distributions

     Except as otherwise provided in the Plan, all distributions will be made on the Effective Date or as soon as practicable thereafter. If any payment or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date. Distributions made within thirty
(30) days of the Effective Date will be deemed made as of the Effective Date.

     2.  Disbursing Agent

     All distributions under the Plan with respect to Classes 1, 2, 3, 4 and 5 will be made by the Indenture Trustee, as Disbursing Agent or any other Entity designated by the Limited Partner Entities as Disbursing Agent. In making distributions under the Plan, the Disbursing Agent (i) will make payments and fund reserves in accordance with the instructions of the Debtors, and (ii) will distribute New Notes or the Conventional Financing Cash Distribution, as the case may be, and REIT Stock in accordance with the instructions of the REIT. The Disbursing Agent will not be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court. If so ordered, all costs and expenses of procuring any such bond or security will be paid from Distributable Cash.

     3.  Sources of Distributions

     All Cash distributions required to be made under the Plan on or after the Effective Date will be made from Closing Cash; provided, however, that if Closing Cash is insufficient to pay all Allowed Administrative Expense Claims and Allowed Priority Tax Claims, in full, such deficiency amount will be paid by the applicable Property Owning Partnership. On the Effective Date, Closing Cash believed to be sufficient to fully fund the Claims Reserve will be transferred to the Claims Reserve. The Claims Reserve will be maintained by the Disbursing Agent in a segregated account. See '-- Disputed Claims' below.

     4.  Delivery of Distributions

     Subject to Bankruptcy Rule 9010 of the Bankruptcy Rules, distributions to holders of Allowed Claims and Allowed Equity Interests will be made at the address of each such holder as set forth on the Schedules filed with the Bankruptcy Court unless superseded by the address set forth on proofs of claim or proofs of equity interest filed by such holders (or at the last known address of such a holder if no proof of claim or proof of equity is filed or if the Debtors have been notified in writing of a change of address). If any distribution to any holder is returned as undeliverable, the Disbursing Agent will use its reasonable efforts to determine the current address of such holder, but no distribution to such holder will be made unless and until the Disbursing Agent has determined the then current address of such holder, at which time such distribution will be made to such holder without interest. Amounts in respect of any undeliverable distributions made through a Disbursing Agent will be returned to the Disbursing Agent making such distribution until such distribution is claimed. Checks issued by the Disbursing Agent on account of Allowed Claims will be null and void if not negotiated within sixty (60) days after the date of issuance thereof. Requests for reissuance of any check will be made directly to the Disbursing Agent by the holder of the Allowed Claim with respect to which such check originally was issued. Any Claim in respect of such a voided check must be made on or before the later of the second anniversary of the Effective Date or ninety
(90) days after the date of issuance of such check. After such date, all Claims in respect of void checks will be discharged and forever barred. This paragraph will not apply to distributions to Distributees.

     5.  Manner of Payment Under the Plan

     At the option of the Debtors, any Cash payment to be made by the Debtors pursuant to the Plan may be made by a check or wire transfer or as otherwise required or provided in applicable agreements.

     6.  Exculpation of Disbursing Agent

     From and after the Effective Date, the Disbursing Agent will be exculpated by all Entities, including all holders of Claims and Equity Interests and other parties in interest, from any and all claims, causes of action, and other assertions of liability (including breach of fiduciary duty) arising from or related to the discharge by the Disbursing Agent of the powers and duties conferred upon it by the Plan or any order of the Bankruptcy Court entered pursuant to or in furtherance of the Plan, or applicable law, except solely for actions or omissions arising out of the gross negligence or willful misconduct of the Disbursing Agent. No holder of a Claim or an Equity Interest or other party in interest will have or pursue any claim or cause of action against the Disbursing Agent for making distributions in accordance with the Plan or for implementing the provisions of the Plan.

     7.  Powers of the Disbursing Agent

     The Disbursing Agent will be empowered to (a) effect all actions and execute all instruments and documents necessary to perform its duties under the Plan, (b) make all distributions contemplated by the Plan, (c) comply with the Plan and the obligations thereunder, (d) employ professionals to represent it with respect to its responsibilities and (e) exercise such other powers as may be vested in the Disbursing Agent pursuant to an order of the Bankruptcy Court, pursuant to the Plan, or as deemed by the Disbursing Agent to be necessary and proper to implement the provisions of the Plan.

  E.  DISPUTED CLAIMS (ARTICLE XVI)

     1.  Prosecution of Objections

     Objections to Claims, other than Administrative Expense Claims, Tenant Reimbursement Claims and Insured Claims, must be filed on or before the Effective Date. From and after the Confirmation Date, the Property Owning Partnerships, or such other Entity as they direct, may prosecute any objections to the allowance of any Claim which may be then pending. Objections to Insured Claims may be interposed by the Upper Tier Limited Partnership in accordance with applicable non-bankruptcy law. Objections to Administrative Expense Claims under Bankruptcy Code sections 330, 331 and 503(b) may be filed by the United States Trustee and any party within the deadlines to be established by order of the Bankruptcy Court. Claims for which no objection is filed within the time so limited, and Senior Claims, will be deemed Allowed Claims, not subject to set-off, avoidance, subordination or disallowance, entitled to receive and retain distributions in respect of the full amount set forth in proofs of claim filed with the Bankruptcy Court, or, if less, as listed in the Schedules and not identified as disputed, contingent or unliquidated as to amount.

     2.  Claims Reserve

     On the Effective Date, the Disbursing Agent will transfer to one or more segregated accounts as the Claims Reserve an amount of Closing Cash required to pay or projected to be required to pay in Cash, in full, to the extent the same are not paid on the Effective Date, all Administrative Expense Claims, Priority Tax Claims (other than Priority Utility Tax Claims), Priority Non-Tax Claims, General Unsecured Claims and Other Secured Claims that are either Allowed Claims or are Disputed Claims, as if such Disputed Claims were Allowed Claims, on the Effective Date. The Cash held in the Claims Reserve will be held in trust for the benefit of holders of such Claims pending determination of their entitlement thereto. The Disbursing Agent will also hold in the Claims Reserve (a) the Net Tax Proceeds, if any, transferred to the Disbursing Agent in accordance with the Plan and (b) Distributable Cash on account of Priority Utility Tax Claims in accordance with the Plan.

     3.  Distributions After Allowance

     Payments and distributions to each holder of a Disputed Claim, to the extent that such Claim ultimately becomes an Allowed Claim, in whole or in part, will be made in accordance with the provisions of the Plan governing the Class of Claims in which such Claim is classified. As soon as practicable after the date that the order or judgment of the Bankruptcy Court allowing any Disputed Claim or any other Claim that is not an Allowed Claim becomes a Final Order, the Disbursing Agent will distribute to the holders of such Claim any payment or property that would have been distributed to such holder if the Claim had been allowed on the Effective Date, without any interest thereon, which in the case of Cash distributions shall be made from Closing Cash held in the Claims Reserve.

     4.  Remaining Funds

     In the event that any Cash held in the Claims Reserve remains after all Claims have been allowed or disallowed and distributions have been made in accordance with the Plan, such Cash will be transferred to the REIT.

     5.  Allowance and Objection to Allowance of Tenant Reimbursement Claims

     Upon realization of the proceeds, if any, of any tax certiorari proceedings which have been commenced by the Debtors for the fiscal tax years ending June 30, 1991 through June 30, 1996 with respect to the 1290 Property and the tax year ending June 30, 1996 with respect to the 237 Property, net of any amounts required to pay or reimburse the customary and reasonable third-party attorneys' fees and other reasonable out-of-pocket expenses incurred in collecting such proceeds (including such fees and expenses incurred to prepare for, institute and prosecute tax certiorari proceedings) (the 'Net Tax Proceeds'), the Property Owning Partnerships receiving such Net Tax Proceeds will cause an amount of such funds necessary, in its sole determination, to reserve in full for all Tenant
Reimbursement Claims to be transferred to the Disbursing Agent for deposit in the Claims Reserve. Within thirty (30) days after the date of such deposit, the Property Owning Partnerships will determine the entitlement of holders of Tenant Reimbursement Claims to payment of such Tenant Reimbursement Claims by reason of the receipt of such Net Tax Proceeds and, in making such determination, will be entitled to give effect to any rights of setoff, recoupment or other claims that the Property Owning Partnerships or any predecessor-in-interest may have against the holders of such Tenant Reimbursement Claims. Thereafter, the Property Owning Partnerships will transmit a copy of such determination to each holder of a Tenant Reimbursement Claim. Each holder of a Tenant Reimbursement Claim will have thirty (30) days from the date of transmission of such determination to object to the determination by the Property Owning Partnerships of the amount to which such holder of a Tenant Reimbursement Claim is entitled. If the holder of a Tenant Reimbursement Claim does not object on a timely basis to any determination by the Property Owning Partnerships of the entitlement of such holder to a payment from such Net Tax Proceeds, then, with respect to such Net Tax Proceeds, such Tenant Reimbursement Claim will be an Allowed Tenant Reimbursement Claim in the amount so determined and will then be paid from the Claims Reserve at the request of the Property Owning Partnerships, without the necessity of Bankruptcy Court approval. If the holder of a Tenant Reimbursement Claim objects on a timely basis to the determination by the Property Owning Partnerships of the entitlement of such holder to a payment from such Net Tax Proceeds, then, with respect to such Net Tax Proceeds, such Tenant Reimbursement Claim will be a Disputed Claim and no distribution will be made on account of such Tenant Reimbursement Claim until such Claim becomes an Allowed Claim, in whole or in part, by a Final Order. All remaining Net Tax Proceeds realized will be transferred by the Property Owning Partnerships to the Lower Tier Limited Partnership which will in turn transfer such Net Tax Proceeds to the REIT, provided, that, the Property Owning Partnerships retain sufficient Cash to pay all disputed Tenant Reimbursement Claims until such Claims have been allowed or disallowed.

     6.  Allowance and Objection to Allowance of Priority Utility Tax Claims

     On the Effective Date, the Disbursing Agent will deposit in the Claims Reserve an amount of Closing Cash equal to the amount claimed in any proof or proofs of claim on account of Priority Utility Tax Claims or, if no such proof or proofs of claim have been filed on or prior to the Effective Date or if proofs of claim have been filed by some but not all of the potential holders of Priority Utility Tax Claims, an amount determined by the Debtors, with the consent of the Indenture Trustee, which consent will not be unreasonably withheld or delayed, to be sufficient to pay in full any Priority Utility Tax Claims on account of which proofs of claim may be filed after the Effective Date. The Debtors will be deemed to have objected to all Priority Utility Tax Claims evidenced by a filed proof of claim. From and after the Effective Date, the Upper Tier Limited Partnership will have the exclusive right to prosecute any objection to Priority Utility Tax Claims, any litigation related to any objection to Priority Utility Tax Claims and to compromise or settle any such objection or litigation. In the event that the Upper Tier Limited Partnership compromises any objection to any Priority Utility Tax Claim, the Property Owning Partnership owning the Property in question will be deemed to have indemnified the holders of Equity Interests in the Debtor which had formerly owned the Property in question (and their successors and assigns) from all claims which may be made by the City or State of New York in respect of utility taxes, interest and penalties in connection with such Property unless such compromise includes a release of such holders from all such claims. At such time as the Priority Utility Tax Claims are disallowed or allowed, the Disbursing Agent will determine the amount of the Priority Utility Tax Claim Excess, if any. Allowed Priority Tax Claims will be paid in Cash by the Disbursing Agent from Closing Cash held in the Claims Reserve. After determining such amount, the Disbursing Agent will distribute such Priority Utility Tax Claim Excess to the REIT.

     7.  No Distributions Pending Allowance

     Notwithstanding any other provision of the Plan, if any portion of a Claim is a Disputed Claim, no payment or distribution provided hereunder will be made on account of the portion of such Claim that is a Disputed Claim unless and until such Disputed Claim becomes an Allowed Claim.

     8.  Distributions After Effective Date

     Distributions made after the Effective Date to holders of Claims that are not Allowed Claims as of the Effective Date but which later become Allowed Claims will be made without interest and will be deemed to have been made on the Effective Date.

  F.  EXECUTORY CONTRACTS AND UNEXPIRED LEASES (ARTICLE XVII)

     1.  The 1290 Ground Lease

     1290 LLC held the interests of both the lessor and the lessee in the 1290 Ground Lease which expired on May 31, 1996. Two (2) retail occupancy leases with tenants of the 1290 Property provide that if the 1290 Ground Lease was not renewed, then the terms of such occupancy leases would expire concurrently with the 1290 Ground Lease. The Debtors believe that the expiration of such retail leases will not have a material adverse effect on the 1290 Property Owning Partnership. The Plan provides that, after the expiration of the 1290 Ground Lease and prior to the Effective Date, any unexpired leases will continue as direct leases between the tenants thereunder and 1290 LLC as the fee owner of the 1290 Property pursuant to either the attornment provisions of such leases or nondisturbance agreements between 1290 LLC or its predecessors and the tenants under such leases and such leases to the extent set forth on Schedule A to this Disclosure Statement will be assigned to and assumed by the 1290 Property Owning Partnership on the Effective Date.

     2.  General Treatment

     On the Effective Date, all executory contracts and unexpired leases to which either Debtor is a party, except for any executory contract or unexpired lease that (a) has been assumed pursuant to Final Order of the Bankruptcy Court prior to the Effective Date, or (b) is specifically listed on Schedule A to this Disclosure Statement as executory contracts and unexpired leases to be assumed, will be deemed rejected. For purposes hereof, each executory contract and unexpired lease listed on Schedule A to the Disclosure Statement that relates to the use or occupancy of real property will include modifications, amendments, supplements, restatements, or other agreements made directly or indirectly by any agreement, instrument, or other document that affect such executory contract or unexpired lease. Executory contracts or unexpired leases appurtenant to the premises including easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, powers, uses, reciprocal easement agreements, vault, tunnel or bridge agreements or franchises, and any other interests in real estate or rights in rem relating to such premises will be assumed to the extent any of the foregoing items are
(i) executory contracts or unexpired leases, and (ii) are listed on Schedule A to the Disclosure Statement.

     3.  Amendments to Schedule; Effect of Amendments

     On the Effective Date, each of the Debtors will assume and, as applicable, assign to one of the Property Owning Partnerships each of the executory contracts and unexpired leases listed on Schedule A to this Disclosure Statement as executory contracts and unexpired leases to be assumed. The fact that any contract or lease is identified on such schedule will not constitute or be construed to constitute an admission by either Debtor that such contract or lease (including related things and rights) is an executory contract or unexpired lease within the meaning of section 365 of the Bankruptcy Code or that either of the Debtors, the Upper Tier Limited Partnership, the Lower Tier Limited Partnership or the Property Owning Partnerships have any liability thereunder.

     4.  Bar to Rejection Damages

     If the rejection of an executory contract or unexpired lease by either Debtor results in damages to the other party or parties to such contract or lease, a Claim for such damages, if not heretofore evidenced by a filed proof of claim, will be forever barred and will not be enforceable against the Debtors, or its properties or its interests in property or agents, successors, partners, members or assigns, unless a proof of claim is filed with the Bankruptcy Court and served upon counsel for the Debtors and the Indenture Trustee on or before the date of the Confirmation Hearing.

  G.  CONDITIONS PRECEDENT TO CONFIRMATION AND CONSUMMATION (ARTICLE XVIII)

     1.  Confirmation of the Plan

     (a) Form of Confirmation Order. The Clerk of the Bankruptcy Court will have entered the Confirmation Order of the Bankruptcy Court, either substantially in a form to be filed by the Debtors, upon Noteholder Consent, with the Bankruptcy Court not later than five (5) days prior to the commencement of the Confirmation Hearing or in such other form that does not materially and adversely affect the benefits to be received by the holders of Senior Claims as determined by Noteholder Consent. Notwithstanding the preceding sentence, such Confirmation Order shall not modify the rights of the Morgan Loan Lenders in a manner which materially and adversely affects the Morgan Loan Lenders disproportionately (in relation to the amount of their respective distributions to be received under the Plan) to its impact on other Distributees, unless the consent of the Morgan Loan Agent with respect thereto has been obtained in the exercise of its sole and absolute discretion.

     (b) Confirmation Date. The Confirmation Date shall be not later than September 15, 1996.

     2.  Consummation of the Plan

     The occurrence of the Effective Date of the Plan is subject to satisfaction of the following conditions precedent:

     (a) Finality of Confirmation Order. The Confirmation Order will have become a Final Order.

     (b) Plan Documents. All Plan Documents will have been executed and delivered in accordance with the Plan.

     (c) JMB Collateral. The JMB Collateral will have been delivered to the REIT (or its designee).

     (d) Tenant Notes. The holders of the Tenant Notes will have endorsed and assigned such notes pursuant to the Tenant Note Assignments to the applicable Property Owning Partnership, free and clear of any interest of third parties, and delivered to the applicable Property Owning Partnership an amount of Cash equal to all payments made in respect to the Tenant Notes from and after January 1, 1996.

     (e) Bankruptcy Court Approvals. The Bankruptcy Court will have entered a Final Order or Final Orders reasonably satisfactory to the holders of a majority in principal amount of the Existing Notes (excluding Existing Notes held by O&Y Affiliates), and in the case of item (i) below, reasonably satisfactory to the Morgan Loan Agent, on notice to all parties in interest who have filed requests for notice, in the chapter 11 cases of the relevant O&Y (U.S.) Entities, the Other Committee in those cases and the office of the United States Trustee approving:

    (i)  the Settlement Agreement;
   (ii) the delivery of the Tenant Notes to the applicable Property Owning Partnership;
  (iii) the assignment by Equityco to the REIT or its designee of all of its right, title and interest in and to the 2 Broadway Utility Tax Reserve;
   (iv) the forgiveness by Equityco and Devco of all unpaid asset management fees and leasing commissions;
    (v)  the CIBC Settlement (as described in paragraph (j) below);
   (vi) the assignment by 2 Broadway Associates and 2 Broadway Land Company of all of their interests, if any, in the Remaining 2 Broadway Assets (as defined in the Indenture) to the REIT;
  (vii)  the O&Y Lease Agreement; and
 (viii) the assignment by O&Y MFC of the JMB Notes to the REIT or its designee.


     (f) Delivery of JMB Notes. O&Y MFC will have endorsed and/or assigned the JMB Notes and the related security agreements to the REIT or its designee free and clear of liens or interests of third parties, including, without limitation, Citibank, N.A. which shall have delivered the Citibank Release, duly executed, to the REIT or its designee.

     (g) Execution of Documents. All other actions, documents, financing statements and instruments necessary to implement the provisions of the Plan having been, respectively, effected or executed and delivered.

     (h) Conditions to Closing in Property Contribution Agreements. The conditions to closing set forth in paragraph 2.2 of the Property Contribution Agreements will have been satisfied. The closing of the Property Contribution Agreements is conditioned upon the aggregate amount to cure certain undisclosed non-permitted exceptions to title or environmental problems related to the Properties not exceeding, in the aggregate, Two Million Six Hundred Twenty Five Thousand Dollars ($2,625,000).

     (i) Consummation of Settlement Agreement. The parties to the Settlement Agreement will have notified the Debtors that the transactions contemplated by the Settlement Agreement to be consummated on or before the Effective Date have been consummated.

     (j) Consummation of CIBC Settlement. The CIBC Settlement will have been consummated. The CIBC Settlement involves the settlement of a dispute among 237 LLC, CIBC, and Devco relating to the lease of space at the 237 Property between 237 LLC and CIBC and a sublease of such space between CIBC and Devco. At present, Devco has been in default under its sublease from June 1, 1993 through the Petition Date and CIBC has similarly been in default under its lease from June 1, 1993 through the Petition Date. The settlement of this dispute will involve a release by 237 LLC of the obligations of CIBC and Devco the payment by CIBC to 237 LLC of Four Million Five Hundred Thousand Dollars ($4,500,000), and a claim against Devco by CIBC with respect to such payment made by CIBC to 237 LLC. The leased space is currently occupied by a sub-sublessee.

     (k) Effective Date. The Effective Date will be not later than September 30, 1996.

     (l) Cap on General Unsecured Claims. Allowed Class 5 Claims (General Unsecured Claims) will not exceed an amount equal to the amount of all Allowed General Unsecured Claims relating to or arising from the operation of the Properties in the ordinary course of business, plus One Hundred Thousand Dollars ($100,000).

     3.  Waiver of Conditions Precedent

     The conditions precedent of the Plan may be waived by Noteholder Consent. Notwithstanding the preceding sentence, in order to be effective, any waiver of a condition precedent contained in the Plan, which would materially and adversely affect the Morgan Loan Lenders in amounts disproportionate (in relation to their respective distributions to be received under the Plan) to its impact on other Distributees must also be waived by the Morgan Loan Agent in the exercise of its sole and absolute discretion. Further, in order to be effective, any waiver of condition precedent contained in Sections 18.1 or 18.2(2) (to the extent applicable to the Debtors or any O&Y (U.S.) Entity),
(5)(a),(b),(c),(e),(g) and (h), and Sections (7) (to the extent applicable to the Debtors or any O&Y (U.S.) Entity), (9) and (10) of the Plan must also be waived by the Debtors in the exercise of their sole and absolute discretion. Any such waiver may be effected at any time, without leave or order of the Bankruptcy Court and without any formal action.

  H.  EFFECTS OF CONFIRMATION (ARTICLE XIX)

     Until the Effective Date, the Bankruptcy Court will retain custody and jurisdiction of the Debtors, their properties and interests in property and their operations. On the Effective Date, the Debtors, their properties and their interests in property and their operations will be released from the custody and jurisdiction of the Bankruptcy Court, except as provided in
Article XXI of the Plan.

     1.  Vesting and Liens

     On the Effective Date, the Property Owning Partnerships or the REIT, as applicable, will be vested with all of the Plan Assets in accordance with the Plan Documents. On the Effective Date, all Liens against any Plan Asset, except to the extent provided in the Plan Documents, will be deemed extinguished and discharged.

     2.  Equityco Claims

     On the Effective Date, any Claim against Equityco or its general partners asserted by or on behalf of any holder of Existing Notes arising out of the Master Cash Flow Agreement, the Existing Notes, the Indenture or instruments entered into in connection therewith will be deemed withdrawn with prejudice upon the receipt of the Plan Securities (or Cash in the event of consummation of the Conventional Financing Alternative) by the Indenture Trustee.

     3.  2 Broadway Plan

     (a) Notwithstanding the provisions of the 2 Broadway Plan, all Cash to be paid to the 'Trustee's Account' pursuant to Sections 9.5 and 9.7 of the 2 Broadway Plan will be distributed to the REIT at the same time as such Cash would have been paid to the 'Trustee's Account' in accordance with the 2 Broadway Plan.

     (b) The REIT will have all of the rights of 2 Broadway LP and Building Corp. pursuant to Sections 9.6 and 9.7 of the 2 Broadway Plan. In the event that the REIT compromises any objection to any Priority Utility Tax Claim (as defined in the 2 Broadway Plan), the REIT will be deemed to have indemnified the holders of Equity Interests (as defined in the 2 Broadway Plan) in 2 Broadway LP and their successors and assigns from all claims which may be made by the City or State of New York in respect of utility taxes, interest and penalties in connection with the real property located at 2 Broadway, New York, New York, unless such compromise includes a release of such holders from such claims.

     (c) The REIT will assume all of the obligations of 2 Broadway LP and Building Corp. under Section 9.6 of the 2 Broadway Plan.

     4.  Binding Effect

     On the Effective Date, the Plan will become binding upon all parties in interest in accordance with its terms and conditions.

I.  RELEASES, INJUNCTIONS AND WAIVER OF CLAIMS (ARTICLE XX)

     1.  Release of the O&Y Releasees

     General Release. As of the Effective Date, the Debtors are released from all Liabilities from the beginning of time. The Plan does not release the Upper Tier Limited Partnership or any other Entity from any obligations arising under the Plan or the Plan Documents which are expressly stated to survive the Effective Date or which by the nature of their terms are to be performed after the Effective Date.

     O&Y Releases. Without limiting the foregoing but subject to the second sentence of the first paragraph of this Section, as of the Effective Date, the O&Y Releasees are released from all Liabilities in any way relating to either Debtor, either Debtor in Possession, each predecessor in interest of either Debtor, the Reorganization Cases, the Plan, either Property, the Existing Notes the Indenture or the Offering Memorandum. The release of the O&Y Releasees provided in Article XX of the Plan includes a release from all Liabilities from the beginning of time relating to:

     (a) the offer, sale, purchase, resale or ownership of the Existing Notes (including any previously issued notes which were replaced by Existing Notes), the Offering Memorandum, any sales brochure, registration statement, preliminary prospectus, prospectus, appraisal, report or inspection, or any disclosure or omission related to any of the foregoing, and any engagement, underwriting, placement agency or other role of, or services rendered by, any Entity in connection with any of the foregoing;

     (b) the involvement of any of the O&Y Releasees in or with the sale of the Existing Notes (including any previously issued notes which were replaced by Existing Notes);

     (c) the ownership, management and operation of the Properties by any of the O&Y Releasees;

     (d) the preparation by any of the O&Y Releasees of financial statements in respect of either Debtor or any predecessor in interest of either Debtor or any entity obligated under the Master Cash Flow Agreement;

     (e) the actions, payments and obligations required of any of the O&Y Releasees under, among other things, the Indenture, the Cash Management Agreement, the Existing Notes (including any previously issued notes which were replaced by Existing Notes), the Master Cash Flow Agreement, the 1290 Ground Lease and all agreements, instruments and documents executed and delivered in connection with any of the foregoing or the 2 Broadway Plan;

     (f) the use of proceeds by any of the O&Y Releasees from the Existing Notes or revenues of the Properties;

     (g) the obligations under leases, subleases, licenses or other agreements regarding use and occupancy of all or any portion of the Properties, whether as landlord, sublandlord, licensor, tenant, subtenant, licensee or otherwise other than obligations of Devco under the O&Y Lease Amendment, but only to the extent not then performed;

     (h) the undertaking by the O&Y Releasees to restructure the obligations governed by the Indenture and evidenced by the Existing Notes and to restructure the obligations of the partners/members of the Debtors among themselves, including any actions taken or not taken in respect of formulating, negotiating and implementing the Plan;

     (i) all obligations or liabilities of the O&Y Releasees relating to Building Corp. being the initial general partner of the Upper Tier Limited Partnership;

     (j) all claims and causes of action arising out of the Limited Liability Company Agreement for either Debtor or the Partnership Agreements for the Debtors' predecessors in interest or any liabilities as direct or indirect partners or members thereof; and

     (k) all claims and causes of action held by parties in interest in the Reorganization Cases in their capacity as such arising out of the O&Y Releasees' acts, omissions or status as parties in interest in the chapter 11 cases of O&Y (U.S.) or as a participant in the restructuring of O&Y (U.S.), including, without limitation, claims and causes of action based upon the attempted proposal (alone or with others) of a plan of reorganization for O&Y (U.S.) and all matters raised in pleadings filed with the Bankruptcy Court or exchanged among parties in interest with respect to O&Y (U.S.)'s exclusive right to file a plan of reorganization.

     2.  Release of the Plan Releasees

     As of the Effective Date, but subject to the second sentence of the first paragraph of Section 1 above, the Plan Releasees will be released from all Liabilities from the beginning of time in any way relating to (a) either Debtor, either Debtor in Possession, each predecessor in interest of either Debtor, the Reorganization Cases, the Plan or either Property, or (b) the Existing Notes (including any previously issued notes which were replaced by Existing Notes), the Indenture or the Offering Memorandum.

Without limiting the generality of the foregoing, but subject to the second sentence of the first paragraph of Section 1 above, such release of the Plan Releasees includes a release from Liabilities from the beginning of time relating to:

     (a) the undertaking by the Plan Releasees to restructure the obligations governed by the Indenture and evidenced by the Existing Notes (including any previously issued notes which were replaced by Existing Notes), including any actions taken or not taken in respect of formulating, negotiating and implementing the Plan;

     (b) all actions taken or not taken, at any time, by any Plan Releasees under or in connection with the Existing Notes (including any previously issuednotes which were replaced by Existing Notes), the Indenture, the Master Cash Flow Agreement, the Cash Management Agreement, or the 2 Broadway Plan;

     (c) all claims and causes of action held by parties in interest in the Reorganization Cases in their capacity as such arising out of the Plan Releasees' acts, omissions or status as parties in interest in the chapter 11 cases of O&Y (U.S.) or as a participant in the restructuring of O&Y (U.S.), including without limitation claims and causes of action based upon the enforcement or attempted enforcement of creditors' remedies, the attempted proposal (alone or with others) of a plan of reorganization for O&Y (U.S.) and all matters raised in pleadings filed with the Bankruptcy Court or exchanged among parties in interest with respect to O&Y (U.S.)'s exclusive right to file a plan of reorganization; and

     (d) all waivers or releases of debt and withdrawals of claims effected pursuant to the Plan and the Settlement Agreement.

     3.  Injunction

     The Confirmation Order will be an injunction to permanently enjoin and restrain all Entities from asserting against the O&Y Releasees or the Plan Releasees, or their respective properties or interests in property, any Liabilities that are released by the Plan Releases, or from taking any of the following actions against such Entities in respect of any such Liabilities to the extent so released:

     (1) the commencement or continuation of any action or proceeding;

     (2) the enforcement, attachment, collection or recovery by any manner or means of any judgment, award, decree or order;

     (3) creating, perfecting, or enforcing any encumbrance of any kind; and

     (4) asserting any right of setoff, subrogation, or recoupment of any kind against any obligation due from any such Entity.

     4.  Avoidance and Recovery Actions

     Effective as of the Effective Date, the Debtors waive the right to prosecute and release any avoidance, subordination or recovery actions under sections 510, 544, 545, 547, 548, 549, 550, 551 and 553 of the Bankruptcy Code
or any other causes of action, or rights to payments of claims, that belong to the Debtors or Debtors in Possession, other than any such actions that may be pending on such date or that the Debtors may have on the Effective Date against the holder of a Tenant Reimbursement Claim (but in such case only with respect to any right of set off that would exist against the holder of such Tenant Reimbursement Claim). The Upper Tier Limited Partnership may retain and may prosecute any such actions that may be pending on such date.

  J.  RETENTION OF JURISDICTION AND MODIFICATION OF PLAN (ARTICLE XXI)

     The Bankruptcy Court may retain jurisdiction, and if the Bankruptcy Court exercises its retained jurisdiction, will have exclusive jurisdiction, of all matters arising out of, and related to, the Reorganization Cases and the Plan pursuant to, and for the purposes of, sections 105(a) and 1142 of the Bankruptcy Code and for, among other things, the following purposes:

     (a) to hear and determine pending applications for the assumption or rejection of executory contracts or unexpired leases, if any are pending, and the allowance of Claims resulting therefrom;

     (b) to determine any and all adversary proceedings, applications and contested matters;

     (c) to ensure that distributions to holders of Allowed Claims are accomplished as provided herein;

     (d) to hear and determine any timely objections to Administrative Expense Claims or to proofs of claim and equity interests filed, both before and after the Confirmation Date, including any objections to the classification of any Claim or Equity Interest, and to allow or disallow any Disputed Claim, in whole or in part;

     (e) to enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified, or vacated;

     (f) to issue such orders in aid of execution of the Plan, to the extent authorized by section 1142 of the Bankruptcy Code;

     (g) to consider any modifications of the Plan, to cure any defect or omission, or reconcile any inconsistency in any order of the Bankruptcy Court, including the Confirmation Order;

     (h) to hear and determine all applications for awards of compensation for services rendered and reimbursement of expenses related to implementation and consummation of the Plan;

     (i) to hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of the Plan;

     (j) to hear and determine matters concerning state, local and federal taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code including, without limitation, the New York Real Property Transfer Gains Tax,
Article 31-B of the New York Tax Law; and

     (k) to enter a final decree closing the Reorganization Cases.

     Modifications of the Plan may be proposed in writing by the Debtors at any time before confirmation, provided that (x) the Debtors have obtained Noteholder Consent, and (y) the Plan, as modified, satisfies the requirements of sections 1122 and 1123 of the Bankruptcy Code and (z) the Debtors have complied with section 1125 of the Bankruptcy Code. The Plan may be modified at any time after confirmation hereof and before substantial consummation hereof, provided that (x) the Debtors will have obtained Noteholder Consent and (y) the Plan, as modified, satisfies the requirements of sections 1122 and 1123 of the Bankruptcy Code and the Bankruptcy Court, after notice and a hearing confirms the Plan as modified under section 1129 of the Bankruptcy Code and the circumstances warrant such modifications. A holder of a Claim or Equity Interest that has accepted the Plan shall be deemed to have accepted the Plan as modified in accordance with the foregoing if the proposed modification does not materially and adversely change the treatment of the Claim or Equity Interest of such holder. Notwithstanding the foregoing, the Plan may not be amended, modified or supplemented if the proposed amendment, modification or supplement would materially and adversely affect the Morgan Loan Lenders in a manner disproportionate (in relation to the amount of their respective distributions to be received under the Plan) to its impact on other Distributees, unless the consent of the Morgan Loan Agent has been given in the exercise of its sole and absolute discretion.

  K.  RETIREE BENEFITS

     On and after the Effective Date, pursuant to section 1129(a)(13) of the Bankruptcy Code, the Property Owning Partnerships or their successors and assigns will continue to pay all retiree benefits related to the Properties (within the meaning of section 1114 of the Bankruptcy Code), at the level established in accordance with subsection (e)(1)(B) or (g) of section 1114 of the Bankruptcy Code at any time prior to the Confirmation Date for the duration of the period the Debtors have obligated themselves to provide such benefits. Newco LP will assume the liability of the Debtors with respect to the Devco Retirement Plan.

  L. ACTION BY INDENTURE TRUSTEE

     Pursuant to the Plan, whenever the Plan grants the Indenture Trustee the discretion to take any action or give any consent or direction, the Indenture Trustee will act in accordance with Noteholder Consent and, in the absence of such instruction, may act in accordance with its own discretion; provided, however, that, in the event and to the extent that Section 22.10 of the Plan conflicts with Section 7.9 of the Indenture, the provisions of Section 7.9 of the Indenture will govern; and provided, further, that wherever the Plan expressly requires the Indenture Trustee to act reasonably, the Indenture Trustee will so act notwithstanding any contrary direction from Noteholders.

  M. VCG FEES

     On the Effective Date, the REIT will distribute to VCG Five Hundred Thousand Dollars ($500,000), in Cash and Forty Thousand (40,000) shares of REIT Stock. If the Conventional Financing Alternative (including the proposed mortgage loan by Chase) is consummated, VCG will be paid a fee of One Million Dollars ($1,000,000), in Cash. If (i) a Conventional Financing Alternative is not consummated and (ii) the New Notes are refinanced on or before eighteen
(18) months after the Effective Date, the REIT shall pay VCG a fee of One Million Dollars ($1,000,000); provided, however, that, if the New Notes are partially redeemed during such period in an amount less than Three Hundred Twenty Five Million Dollars ($325,000,000) as part of the refinancing of one Property, the REIT shall pay VCG an amount to be agreed upon between the REIT and VCG. VCG will receive fees in accordance with the Asset Management Agreement.

IV. RISK FACTORS

     The holders of Claims and Equity Interests that are entitled to vote on the Plan should carefully review the following factors together with the other information contained in this Disclosure Statement prior to voting on the Plan and, with respect to holders of Senior Claims, making their elections to receive New Notes and/or REIT Stock:

     1. Ownership by Apollo

     Upon consummation of the Plan, Apollo will, assuming it makes a Standard Election, hold approximately forty percent (40%) of the outstanding REIT Stock and New Notes through a combination of its current holdings of Existing Notes, Existing Notes it will receive from other holders of Existing Notes through an exchange of claims provided for under the Settlement Agreement and the distribution it will receive as a Morgan Loan Lender. However, Apollo's actual percentage ownership of the outstanding REIT Stock and New Notes upon consummation of the Plan is dependent upon the elections for shares of REIT Stock and New Notes made by Apollo and the other holders of Senior Claims and may be less than or greater than forty percent (40%). Under certain circumstances, it is possible for Apollo to own more than fifty percent (50%) of the REIT Stock.

     Four (4) of the nine (9) initial directors of the REIT will be representatives of Apollo and until the occurrence of a Simplification Event, Apollo, as the holder of Class B Common Stock, will continue to have four (4) representatives on the Board of Directors. Apollo's reasonable approval is required as to the remaining directors until a Simplification Event occurs. Although it is expected that Apollo will hold less than fifty percent (50%) of the outstanding REIT Stock, because Apollo will be the largest single stockholder of the REIT, Apollo may have the ability to significantly influence (i) the policies of the REIT, including investment, financing and distribution policies, and (ii) the outcome of any matters submitted to the holders of REIT Stock for a vote. The exercise of such influence may or may not be consistent with the interests of other stockholders.

     As a projected holder of a significant percentage of the New Notes, Apollo is likely to be able to (i) initiate actions to be taken under the Restated Indenture requiring the consent of holders of twenty five percent (25%) in principal amount of the New Notes (including an acceleration of the New Notes), (ii) significantly influence any actions requiring the action of the holders of a majority in principal amount of the New Notes and (iii) prevent any act ions requiring the action of the holders of two-thirds in principal amount of New Notes.

     2. Conflicts of Interest

     None of the holders of REIT Stock will be limited in any manner with respect to the investments such holders may hold or make, and such holders may therefore engage in real estate activities which could be directly competitive with the Properties.

     Tishman-Speyer, which is anticipated to be retained initially as property manager and leasing agent for the Properties, is the owner or manager of numerous office buildings in midtown Manhattan, some of which may be competitive with the Properties. Tishman-Speyer or any other property manager selected to manage the Properties will agree to purchase Unsubscribed Shares of REIT Stock pursuant to the Property Manager Subscription Agent. Based upon the ownership of REIT Stock by Tishman-Speyer or such other property manager, it is expected that Tishman-Speyer's or such other property manager's interests will be more closely aligned with those of other stockholders. Similarly, VCG, the Asset Manager, will be receiving Forty Thousand (40,000) shares of REIT Stock on the Effective Date.

     To the extent that a party holds both REIT Stock and New Notes, such party may choose to exercise its rights as a holder of such instruments in a manner that may not be consistent with interests of parties who hold only one type of instrument.

     3. Accuracy of Financial Projections

     Annexed as exhibits to this Disclosure Statement are Pro Forma Balance Sheets for the REIT and the Property Owning Partnerships and Cash Flow Projections for the Properties and the REIT, each prepared by the financial advisor to the Ad Hoc Committee. The Pro Forma Balance Sheets and Cash Flow Projections, as well as the fair market value range set forth in the section entitled 'Lack of Appraisals,' below, while presented with numerical specificity, are based upon a number of estimates and assumptions which, though considered reasonable by the financial advisor to the Ad Hoc Committee, are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the control of the REIT and the Property Owning Partnerships, and upon assumptions with respect to future business strategies and decisions which are subject to change. There can be no assurance that those estimates and assumptions are accurate, that such projections will be achieved or that the value of the Properties actually falls within the range of values set forth under 'Confirmation Requirements-- Best Interests Test.' The projections and range of values were not prepared with a view toward compliance with published guidelines of the Securities and Exchange Commission, The American Institute of Certified Public Accountants, any regulatory or professional agency or body or generally accepted accounting principles ('GAAP'). The projections and range of values are necessarily speculative in nature, and it is usually the case that one or more of the assumptions underlying such projections or valuations may not materialize. Distributees are cautioned not to place undue reliance on the Pro Forma Balance Sheets, the Cash Flow Projections or the range of fair market values for the Properties set forth in the section entitled 'Lack of Appraisals,' below.

     The most significant assumptions on which the Pro Forma Balance Sheets, the Cash Flow Projections and the range of fair market values for the Properties set forth in the section entitled 'Lack of Appraisals,' below, are based relate to (a) future rental rates at the Properties, (b) the likelihood that existing tenants of the Properties will renew their leases, (c) concessions that will have to be made to new tenants in order to induce them to enter into a lease or to existing tenants in order to induce them to renew their leases, (d) the length of time it will take to find new tenants for vacant space, (e) with respect to the Properties' fair market value, the capitalization rate and discount rates, (f) interest rates and (g) the timing of various events including the Effective Date. To the extent that these or other assumptions prove too optimistic, there may be a negative impact on the value of the Plan Securities. THE CASH FLOW PROJECTIONS ASSUME THAT THE NEW NOTES ARE NOT REFINANCED. IF THE NEW NOTES ARE REFINANCED, THERE MAY BE A NEGATIVE IMPACT ON CASH FLOW FROM THE PROPERTY OWNING PARTNERSHIPS. The determination by holders of Senior Claims regarding whether to make Standard or Non-Standard Elections and the Distributees' determination regarding whether to subscribe for Offered Shares should take into account that the actual valuations of the Properties may be greater than or less than the projected values of the Properties contained or referenced herein. See '-- Lack of Appraisals.'

     4. No Limitation on Debt; Uncertainty of Ability to Refinance Debt

     No Limitation on Debt. The organizational documents of the Property Owning Partnerships and the REIT do not limit the amount of indebtedness the Property Owning Partnerships or the REIT may incur; however, the Restated Indenture provides that the Property Owning Partnerships may not incur any indebtedness other than the New Notes. On the Effective Date, the REIT will have no debt and the Properties held by the Property Owning Partnerships will be subject to the obligations under the New Notes, the Restated Indenture and the Restated Mortgage and/or the documents securing a Conventional Financing Alternative. The REIT could incur debt and, provided, that the Property Owning Partnerships are not subject to the Restated Indenture, the Property Owning Partnerships could become more highly leveraged resulting in an increased risk of default on the obligations of the Property Owning Partnerships and the REIT and an increase in debt service requirements which could adversely affect the financial condition and results of operations of the Property Owning Partnerships and the REIT, and consequently, the REIT's ability to make distributions to holders of REIT Stock.

     Inability to Pay Debt Service. Unless the Conventional Financing Alternative is consummated on the Effective Date, the Properties will be encumbered by the New Notes in an aggregate principal amount of Four Hundred Million Dollars ($400,000,000), which mature ten (10) years after the Effective Date or if the Conventional Financing Alternative is consummated, other mortgage debt. The Property Owning Partnerships will be subject to the risks normally associated with debt financing, including the risk that the Property Owning Partnerships' cash flow will be insufficient to meet required payments of principal and interest, the risk that the New Notes or such other debt cannot be refinanced or that the terms of such refinancing will not be as favorable as the terms of the New Notes or such other debt.

     Refinancing Risks. It may be necessary for the Property Owning Partnerships to refinance debt or obtain additional debt through additional debt financing or equity offerings, however, the Restated Indenture provides that the Property Owning Partnerships may not incur any indebtedness other than the New Notes. If the Property Owning Partnerships are unable to refinance their indebtedness (or obtain additional indebtedness), on acceptable terms, or at all, the Property Owning Partnerships might be forced to dispose of one or both of the Properties upon disadvantageous terms, which might result in losses to the Property Owning Partnerships, and consequently, the REIT, and might adversely affect cash available for distribution. If prevailing interest rates or other factors at the time of a refinancing result in higher interest rates, the Property Owning Partnerships' debt service would increase, which would in turn adversely affect the REIT's cash available for distribution and its ability to make distributions to its stockholders.

     5. Real Estate Investment Risks

     General Risks. The investment of the REIT in the Lower Tier Limited Partnership, the investment of the Lower Tier Limited Partnership in the Property Owning Partnerships and the investment of the Property Owning Partnerships in the Properties will be subject to the risks incident to the ownership and operation of commercial real estate, generally. Real property investments are subject to varying degrees of risk. The yields available from equity investments in real estate depend on the amount of income and capital appreciation generated by the related properties. If the Properties do not generate sufficient revenue the Property Owning Partnerships may not be able to make required principal and interest payments on the New Notes and the REIT's income and ability to make distributions to its stockholders will be adversely affected.

     The Properties' revenues and value may be adversely affected by a number of factors, including the general economic climate; local economic conditions in the New York City area such as oversupply of space or a reduction in demand for commercial rental space; the attractiveness of the Properties to tenants; competition from other available space; the ability of the Property Owning

Partnerships to provide for adequate maintenance and insurance; the ability to timely collect all rent from tenants; the expense of periodically renovating, repairing and reletting spaces; and increased operating costs. There is also the risk that as leases on the Properties expire, tenants will enter into new leases on terms that are less favorable to the Property Owning Partnerships than existing leases. Certain significant expenditures associated with investments in real estate (such as debt service payments, real estate taxes, insurance and maintenance costs) are generally not reduced when circumstances cause a reduction in rental revenues from a property. If the Property Owning Partnerships are unable to meet their debt service payments on the New Notes or any refinancing thereof, a loss could be sustained as a result of foreclosure on a Property or the exercise of other remedies by the Indenture Trustee or any refinancing creditor.

     Limited Geographic Diversification. Both the 237 Property and the 1290 Property are located in mid-town Manhattan in New York City. As a result of this geographic concentration, the performance of the commercial real estate market in the New York City area will affect the value of the Properties and, in turn, the value of the Property Owning Partnerships and of the REIT. The performance of the New York City area economy affects occupancy, market rental rates and expenses and, consequently, has an impact on the income from the Properties and their underlying values. Although the New York City area continues to experience some recovery from a severe economic downturn in commercial real estate markets that occurred in the late 1980s and early 1990s, there can be no assurance that economic conditions in the New York City area, in general, or mid-town Manhattan, in particular, will continue to improve.

     Tenant Defaults. Substantially all of the Property Owning Partnerships' income and consequently, the REIT's income, is derived from rental income from the Properties and, consequently, the Property Owning Partnerships' ability to make debt service payments on the New Notes or any refinancing thereof and the REIT's ability to make distributions to holders of the REIT Stock would be adversely affected if a significant number of tenants at the Properties failed to meet their lease obligations or the Property Owning Partnerships are unable to lease on economically favorable terms a significant amount of space in, or collect rental payments on, the Properties. In the event of a default by a lessee, the Property Owning Partnerships may experience delays in enforcing their rights as lessor and may incur substantial costs in protecting their investment in the Properties. Additionally, as a significant number of the Properties' tenants are in the financial services, legal and accounting businesses, the Property Owning Partnerships' revenues and the REIT's ability to make distributions to its stockholders could be adversely affected if these industries experience a significant economic downturn. At any time, a tenant of the Properties may also seek protection under the bankruptcy laws, which could result in rejection and termination of such tenant's lease and thereby cause a reduction in the cash available for distribution by the Property Owning Partnerships, and, consequently, the REIT. If a tenant rejects its lease, the Property Owning Partnerships' claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim. The amount of the claim would be capped at the amount owed for unpaid pre-petition lease payments unrelated to the rejection, plus the greater of the rent reserved for one year, or fifteen percent (15%) of the remaining term of the lease, not to exceed three years. No assurance can be given that the Properties will not experience significant tenant defaults in the future.

     Marketing Illiquidity. Equity real estate investments are relatively illiquid. Such illiquidity will tend to limit the ability of the REIT to sell the Properties promptly in response to changes in economic or other conditions. In addition, provisions of the Internal Revenue Code limit the REIT's ability to sell properties held for fewer than four years, which may affect the REIT's ability to sell the Properties without adversely affecting returns to holders of REIT Stock.

     Required Consent of JMB LP for the Sale of the Properties. The Property Owning Partnership Agreements provide that the Property Owning Partnerships may not until the Approval Right Termination Date cause any Adverse Transaction to occur without the consent of such Partnerships' limited partners. Pursuant to the Lower Tier Limited Partnership Agreement, the Lower Tier Limited Partnership must obtain the consent of the Upper Tier Limited Partnership prior to granting such consent to the Property Owning Partnerships and the Upper Tier Limited Partnership Agreement provides that the Upper Tier Limited Partnership must obtain the consent of JMB LP prior to granting such consent to the Lower Tier Limited Partnership. This consent requirement will limit the ability of the Property Owning Partnerships to sell the Properties prior to January 2, 2001. See 'THE JOINT PLAN OF REORGANIZATION--Implementation of the Plan--Formation of the Partnerships--Description of the Limited Partnership Agreements of the Partnerships.'

     Operating Risks. The Properties will be subject to operating risks common to commercial real estate in general, any and all of which may adversely affect occupancy or rental rates. The Properties are subject to increases in operating expenses such as cleaning; electricity; heating, ventilation and air conditioning; elevator repair and maintenance; insurance and administrative costs; and other general costs associated with security, landscaping, repairs and maintenance. A portion of such operating expense increases, but not all, may be paid by tenants under the operating expense escalation provisions in their leases. There can be no assurance that new tenants will agree to pay such expenses. If operating expenses increase, the local rental market may limit the extent to which rents may be increased to meet increased expenses without decreasing occupancy rates. If any of the foregoing risks are realized, the Property Owning Partnerships' ability to make debt service payments on the New Notes or any refinancing thereof, and, consequently, the REIT's ability to make distributions to stockholders could be adversely affected.

     Competition. Numerous office and office/service properties compete with the Properties in attracting tenants to lease space. Some of these competing properties are newer, better located or better capitalized than the Properties. The number of competitive commercial properties in the New York City area could have a material effect on the Property Owning Partnerships' ability to lease space in the Properties and on the rents charged.

     Uninsured Loss. The Property Owning Partnerships will carry comprehensive liability, fire, flood, extended coverage and rental loss insurance with respect to the Properties, with policy specifications, insured limits and deductibles customarily carried for similar properties. There are, however, certain types of extraordinary losses that are not generally insured which may be either uninsurable or not economically insurable. Should an uninsured loss or a loss in excess of insured limits occur, the Property Owning Partnerships, and, consequently, the REIT, could lose the capital invested in a Property, as well as the anticipated future revenues from such Property and may be unable to make debt service payments on the New Notes or any refinancing thereof or pay other obligations related to the Property. Any such loss would adversely affect the business of the Property Owning Partnerships, the REIT and their respective financial condition and results of operations.

     Regulation. A number of Federal, state and local laws exist, such as the Americans with Disabilities Act, may require modifications to existing buildings to improve, or restrict certain renovations by requiring, access to such buildings by disabled persons. Additional legislation may impose further requirements on owners. The costs of compliance with such laws may be substantial, and may reduce overall returns on the REIT's and the Property Owning Partnerships' investment in the Properties. The Property Manager/Leasing Agent will periodically review the Properties to determine continuing compliance with existing laws and the effects of any laws promulgated in the future affecting the Properties.

     Possible Environmental Liabilities. Under various Federal, state and local laws, ordinances and regulations, an owner or operator of real estate is liable for the costs of removal or remediation of certain hazardous or toxic substances on or in such property. Such laws often impose such liability without regard to whether the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. The presence of such substances, or the failure to properly remediate such substances, may adversely affect the owner's or operator's ability to sell or rent such property or to incur debt using such property as collateral. Persons who arrange for the disposal or treatment of hazardous or toxic substances may also be liable for the costs of removal or remediation of such substances at a disposal or treatment facility, whether or not such facility is owned or operated by such person. Certain environmental laws impose liability for release of asbestos-containing materials ('ACMs') into the air, and third parties may seek recovery from owners or operators of real properties for personal injuries associated with ACMs. In connection with the REIT's ownership of partnership interests, as general partner, in the Lower Tier Limited Partnership which owns partnership interests, as limited partner, in the Property Owning Partnerships or as owner of all of the stock of the GP Corps, the REIT may be considered an owner or operator of the Properties or as having arranged for the disposal or treatment of hazardous or toxic substances and, therefore, may be potentially liable for removal or remediation costs, as well as certain other costs, including governmental fines and injuries to persons and property.

     The Properties have been the subject of Phase I environmental site assessments by independent environmental consultants dated June 27, 1994 (which involved general inspections without soil sampling or ground water analysis). The 237 Property was subject to an update on April 15, 1996 and the 1290 Property was subject to an update on April 16, 1996. An operations and maintenance program is currently in place to manage and maintain asbestos containing materials found in certain mechanical rooms and certain other locations at the 1290 Property and the applicable Phase I environmental site assessment has concluded that such program is adequate. The Phase I environmental site assessment found no other environmentally hazardous conditions at the Properties. No assurance can be given that existing environmental studies with respect to either of the Properties reveal all environmental liabilities and that a material environmental condition does not otherwise exist as to either of the Properties. The Debtors estimate that the remediation costs related to the 1290 Property as to asbestos that is to be removed under the existing operations and maintenance plan will range between Two Million Dollars ($2,000,000) and Three Million Dollars ($3,000,000).

     6. Changes in Policies

     The investment, financing, borrowing and distribution policies of the REIT and its policies with respect to all other activities, including qualification as a real estate investment trust, growth, debt, capitalization and operations, will be determined by its Board of Directors, except certain investment decisions requiring the consent of two-thirds of the stockholders. These policies may be amended or revised at any time and from time to time at the discretion of the Board of Directors without a vote of the stockholders of the REIT. Accordingly, holders of REIT Stock generally will have no direct control over changes in strategies and policies of the REIT, and such changes may not serve the interests of the holders of the REIT Stock and could adversely affect the REIT's financial condition, results of operations or the market value of the REIT Stock. Numerous significant decisions regarding the REIT's policies and activities are subject to super-majority voting of the Board of Directors. These provisions may restrict the ability of the REIT to implement certain policies and take certain actions which a super-majority of the Board of Directors is required to approve. See 'THE JOINT PLAN OF REORGANIZATION--Implementation of the Plan-- Formation of the REIT-- Description of Stock of the REIT.'

     7. Necessity to Maintain Ownership Limit; Anti-Takeover Effect

     For the REIT to maintain its qualification as a real estate investment trust it is required to satisfy the Five or Fewer Requirement at any time during the last half of any taxable year of the REIT other than the first taxable year for which the election to be taxed as a real estate investment trust has been made and shares of capital stock must be beneficially owned by one hundred (100) or more persons during at least three hundred thirty five
(335) days of a taxable year of twelve (12) months (other than the first year) or during a proportionate part of a shorter taxable year. The Charter contains certain restrictions on the ownership and transfer of REIT Stock, described below, which are intended to prevent concentration of stock ownership. These restrictions, however, may not ensure that the REIT will be able to satisfy the Five or Fewer Requirement in all cases. If the REIT fails to satisfy such requirement, the REIT's status as a real estate investment trust will terminate, and the REIT will not be able to prevent such termination. If the REIT were to fail to qualify as a real estate investment trust in any taxable year, the REIT would be subject to Federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates, and would not be allowed a deduction in computing its taxable income for amounts distributed to its stockholders. Moreover, unless entitled to relief under certain statutory provisions, the REIT also would be ineligible for qualification as a real estate investment trust for the four (4) taxable years following the year during which qualification was lost. Such disqualification would reduce the net earnings of the REIT available for investment or distribution to its stockholders due to the additional tax liability of the REIT for the years involved. See 'TAX CONSEQUENCES OF THE PLAN TO HOLDERS OF SENIOR CLAIMS--REIT Taxation.'

     Subject to certain exceptions, the Charter does not permit any person to acquire or own (either actually or constructively under the applicable attribution rules of the Code) more than the Ownership Limit. In addition, no holder may own or acquire (either actually or constructively under the applicable attribution rules of the Code) shares of any class of REIT Stock if such ownership or acquisition (i) would cause more than fifty percent (50%) in value of the outstanding REIT Stock to be owned by five or fewer individuals or (ii) would otherwise result in the REIT failing to qualify as a real estate investment trust. The Charter provides that the foregoing ownership restrictions will not apply to persons designated by Apollo provided that the aggregate percentage by which all individuals permitted, by designation, to exceed the Ownership Limit will not be greater than ten percent (10%).

     Any attempted acquisition (actual or constructive) of REIT Stock by a person who, as a result of such acquisition, would violate certain of the limitations set forth in the Charter will cause the REIT Stock purportedly transferred to be automatically transferred to the trustee of a trust and such shares will not be entitled to voting rights or rights to distributions and the transfer resulting in such violation may be deemed void ab initio. Violations of the ownership limitations may result in a repurchase by the REIT of the shares in excess of the Ownership Limit. See 'THE JOINT PLAN OF REORGANIZATION--Implementation of the Plan--Formation of the REIT--Description of Stock of the REIT' for additional information regarding the aforementioned limits.

     Limiting the ownership of more than seven and nine tenths percent (7.9%) ofthe outstanding shares of REIT Stock may (i) discourage a change of control of the REIT, (ii) deter tender offers for REIT Stock, which offers may be attractive to the REIT's stockholders, or (iii) limit the opportunity for stockholders to receive a premium for the REIT Stock that might otherwise exist if an individual investor attempted to assemble a block of REIT Stock in excess of seven and nine tenths percent (7.9%) of the outstanding shares of REIT Stock or to effect a change of control of the REIT.

     8. Limits on Changes in Control

     General. In addition to the significant ownership of the REIT Stock by Apollo and, possibly, Oaktree and Whitehall, certain provisions contained in the Charter and Bylaws and under Maryland law may have the effect of discouraging a third party from making an acquisition proposal for the REIT and may thereby inhibit a change in control of the REIT. For example, such provisions may (i) deter tender offers for the REIT Stock, which offers may be attractive to the stockholders, or (ii) deter purchases of large blocks of the REIT Stock, thereby limiting the opportunity for stockholders to receive a premium for their REIT Stock over then-prevailing market prices.

     New Classes and Series of Stock. The Charter authorizes the board of directors to create new classes and series of securities and to establish the preferences and rights of any such classes and series without further action of the holders of the REIT Stock. The issuance of additional classes or series of capital stock may have the effect of delaying, deferring or preventing a change in control of the REIT.

     9. Lack of Appraisals

     The relative valuation of the Properties was considered by the Ad Hoc Committee. Although no formal appraisals of the Properties or any other assets related to the Properties have been obtained, the financial advisor to the Ad Hoc Committee believes that the fair market value of the Properties ranges between Six Hundred Twenty Five Million Dollars ($625,000,000) and Seven Hundred Twenty Million Dollars ($720,000,000). The financial advisor believes that in a chapter 7 liquidation the Properties would sell for less than their fair market value. No assurance can be given that such valuation of the Properties is not greater or less than the aggregate value of the Properties that might have obtained from an independent appraisal. See 'CONFIRMATION AND CONSUMMATION OF THE PLAN--Confirmation Requirements--Best Interests Test.'

     10. Restrictions Imposed by the Restated Indenture

     The Restated Indenture contains certain significant covenants that will, among other things, restrict the ability of the Property Owning Partnerships to incur debt, create liens, make certain investments or acquisitions and engage in any business other than that arising out of the ownership of the Properties. The breach of any of these covenants could result in a default under the Restated Indenture. In the event of any such default, the Indenture Trustee, at the direction of the holders of twenty five percent (25%) or more of the principal amount of New Notes, could declare the New Notes immediately due and payable. If the indebtedness under the Restated Indenture were to be accelerated, there can be no assurance that the assets of the Property Owning Partnerships would be sufficient to repay such indebtedness in full. It is anticipated that any Conventional Financing Alternative may contain similar restrictions. See 'THE JOINT PLAN OF REORGANIZATION--Implementation of the Plan--Description of the New Notes and the Restated Indenture.'

     11. Issuance of Additional Securities

     The REIT has authority to offer REIT Stock or other equity or debt securities in exchange for money, property or otherwise. Holders of the REIT Stock will have no preemptive right to acquire any such securities, and any such issuance of equity securities could result in dilution of an existing holder's investment in the REIT.

     12. Future Sales of REIT Stock and New Notes

     Upon consummation of the Plan, (i) shares of REIT Stock will be held by Distributees, the Property Manager/Leasing Agent and VCG and (ii) New Notes will be held by Distributees (unless the Conventional Financing Alternative is consummated). Under certain circumstances, sales of shares of REIT Stock received by Distributees, sales of shares of REIT Stock received by the Property Manager/Leasing Agent and VCG, and sales of any New Notes received by Distributees, may not be made in a public distribution unless registered under the Securities Act or sold pursuant to an exemption therefrom. See 'SECURITIES ACT CONSIDERATIONS.'

     13. Tax Risks

     Adverse Tax Consequences of Failure to Qualify as a REIT. The REIT intends to operate so as to qualify as a real estate investment trust under the Internal Revenue Code commencing with its taxable year ending December 31, 1996. A real estate investment trust generally is not taxed at the corporate level on income it currently distributes to stockholders so long as it distributes at least ninety five percent (95%) of its real estate investment trust taxable income. Although the REIT believes that it will be organized and will operate in such a manner so as to qualify and remain so qualified, qualification as a real estate investment trust involves the application of highly technical and complex Internal Revenue Code provisions for which there are only limited judicial or administrative interpretations. The determination of various factual matters and circumstances not entirely within the REIT's control may affect its ability to qualify and to continue to qualify as a real estate investment trust. Moreover, no assurance can be given that legislation, new regulations, administrative interpretations or court decisions will not change the tax laws with respect to qualification as a real estate investment trust or the Federal income tax consequences of such qualification. It is expected that the REIT will receive an opinion of Battle Fowler LLP, counsel to the Ad Hoc Committee, to the effect that, based on various assumptions relating to the organization and operation of the REIT and representations made by the REIT as to certain factual matters, the REIT's proposed method of operation will enable it to meet the requirements for qualification and taxation as a real estate investment trust. Such legal opinion is not binding on the Internal Revenue Service ('IRS'). See 'TAX CONSEQUENCES OF THE PLAN TO HOLDERS OF SENIOR CLAIMS--REIT Taxation.'

     Other Tax Liabilities. Even if the REIT qualifies as a real estate investment trust, it will be subject to certain taxes, such as real estate taxes, transfer taxes, utility taxes and mortgage recording taxes.

     14. Inability to Make Required Distributions to Stockholders Could Affect Real Estate Investment Trust Status; Potential Requirement to Borrow

     To obtain the favorable tax treatment accorded to a real estate investment trust under the Internal Revenue Code, the REIT generally will be required each year to distribute to its stockholders at least ninety five percent (95%) of its REIT taxable income. The REIT will be subject to income tax on any undistributed REIT taxable income and net capital gain, and to a four percent (4%) nondeductible excise tax on the amount, if any, by which certain distributions paid by it with respect to any calendar year are less than the sum of eighty five percent (85%) of its ordinary income plus ninety five percent (95%) of its capital gain net income for the calendar year, plus one hundred percent (100%) of its undistributed income from prior years.

     The REIT intends to make distributions to its stockholders to comply with the distribution provisions of the Internal Revenue Code and to avoid Federal income taxes and the nondeductible four percent (4%) excise tax. A substantial portion of the REIT's income will consist of the income of the Property Owning Partnerships and the REIT's cash flow will consist primarily of distributions from the Property Owning Partnerships through the Lower Tier Limited Partnership.

     Differences in timing between the receipt of income and the payment of expenses in arriving at taxable income (of the REIT, the Upper Tier Limited Partnership, the Lower Tier Limited Partnership or the Property Owning Partnerships), the effect of nondeductible capital expenditures, the creation of reserves or required debt amortization payments could require the REIT to borrow funds on a short-term or long-term basis to meet the distribution requirements that are necessary to continue to qualify as a real estate investment trust. In such circumstances, the REIT might need to borrow funds to avoid adverse tax consequences even if the REIT's management believes that the then prevailing market conditions generally are not favorable for such borrowings or that such borrowings are not advisable in the absence of such tax considerations. There is no assurance that the REIT will be able to continue to satisfy the annual distribution requirement so as to qualify as a real estate investment trust.

     15. Risks of Third Party Management

     The Plan contemplates that the Property Owning Partnerships will retain Tishman-Speyer as property manager and leasing agent for the Properties (although the holders of a majority in principal amount of the Existing Notes may select a different professional property manager) and the REIT will retain VCG as asset manager. Tishman-Speyer (or such other property manager) will be retained initially as property manager for a term not to exceed two (2) years and on such other terms as are no less favorable to the REIT than the terms in
Exhibit 8 to this Disclosure Statement. VCG will be retained initially as asset manager for a term of one (1) year and on such other terms as are no less favorable to the REIT than the terms described in Exhibit 7 to this Disclosure Statement. The Debtors make no representations with respect to the qualification of (i) Tishman-Speyer to act as property manager and leasing agent for the Properties and (ii) VCG to act as asset manager for the REIT.

     The REIT does not own any equity interests in Tishman-Speyer or VCG and, therefore, will not be able to influence the day-to-day decisions of such entities. As a result, Tishman-Speyer and VCG may implement business policies or decisions that would not have been implemented by persons controlled by the REIT and that are adverse to the REIT or the Property Owning Partnerships or that lead to adverse financial results which could impact the REIT's and the Property Owning Partnerships' financial condition.

     16. Effect of Market Interest Rates on Value of REIT Stock

     One of the factors that will influence the value of REIT Stock will be the annual distribution rate per share for shares of REIT Stock as compared with the rates on alternative investments. An increase in general interest rate levels may lead purchasers of REIT Stock to demand a higher annual distribution rate which could adversely affect the market price of the REIT Stock.

     17. Absence of Public Market

     The REIT does not intend to list the REIT Stock and the Property Owning Partnerships do not intend to list the New Notes on any securities exchange or to seek approval for quotation through any automated quotation systems. Accordingly, the Debtors are unable to predict whether a market for such securities will develop. In addition, holders of REIT Stock or New Notes who are deemed to be 'underwriters' as defined in subsection 1145(b) of the Bankruptcy Code, or who are otherwise deemed to be 'affiliates' of, or persons who exercise 'control' over, the REIT within the meaning of the Securities Act, will be unable to freely transfer or sell their respective securities, except pursuant to an available exemption from registration under the Securities Act and under equivalent state securities or 'blue sky' laws. See 'SECURITIES ACT CONSIDERATIONS.' In order to enable holders of REIT Stock to sell their securities in an underwritten offering, the REIT has agreed to provide the holders of REIT Stock with certain registration rights pursuant to the Registration Rights Agreements. The Charter also provides for certain transfer restrictions with respect to the REIT Stock and the Restated Indenture also provides for certain transfer restrictions with respect to the New Notes. See 'THE JOINT PLAN OF REORGANIZATION-- Implementation of the Plan--Formation of the REIT-- Description of Stock of the REIT' and '-- Description of New Notes and the Restated Indenture.'

V. SECURITIES ACT CONSIDERATIONS

     The offer and issuance of Plan Securities pursuant to the Plan are exempt from the registration requirements of the Securities Act and applicable provisions of applicable state securities or 'blue sky' laws. THE DEBTORS AND THEIR COUNSEL MAKE NO REPRESENTATION AS TO THE APPLICABILITY OF SUCH EXEMPTIONS.

     With respect to the offer and issuance of REIT Stock and New Notes to holders of Senior Claims and the issuance of REIT Stock upon the exercise of Subscription Rights, the REIT and the Property Owning Partnerships are relying upon the exemption from the registration requirements of the Securities Act provided by section 1145(a)(1) of the Bankruptcy Code. Generally, section 1145(a)(1) of the Bankruptcy Code exempts the offer and sale of securities pursuant to a plan of reorganization from the registration requirements of the Securities Act and equivalent state securities and 'blue sky' laws if the following conditions are satisfied: (i) the securities are issued by a debtor (or its affiliate or successor) under a plan of reorganization; (ii) the recipients of the securities hold a claim against, an interest in, or a claim for an administrative expense against, the debtor; and
(iii) the securities are issued entirely in exchange for the recipient's claim against or interest in the debtor, or are issued 'principally' in such exchange and 'partly' for Cash or property. Assuming an equity valuation of the shares of REIT Stock to be distributed to holders of Senior Claims under the Plan of Two Hundred Ninety Seven Million Six Hundred Thousand Dollars ($297,600,000) and a valuation of New Notes to be distributed to holders of Senior Claims under the Plan of Three Hundred Ninety One Million Dollars ($391,000,000), approximately ninety seven percent (97%) of the distribution to holders of Senior Claims of REIT Stock and New Notes are on account of Senior Claims and approximately three percent (3%) are in exchange for Cash. Accordingly, the distribution of REIT Stock and New Notes is principally in exchange for the Senior Claims and partly in exchange for Cash paid upon the exercise of Subscription Rights. Similarly, the issuance of Subscription Rights to holders of Senior Claims pursuant to Plan would be exempt from the registration requirements of the Securities Act.

     Subject to the transfer restrictions set forth in the Charter with respect to the REIT Stock and in the Restated Indenture with respect to the New Notes, the REIT Stock and New Notes issued to holders of Senior Claims pursuant to the Plan may be resold by such holders without restriction unless, as more fully described below, any such holder is deemed to be an 'underwriter' with respect to such securities, as defined in section 1145(b)(1) of the Bankruptcy Code. Generally, section 1145(b)(1) of the Bankruptcy Code defines an 'underwriter' as any person who (A) purchases a claim against, or interest in, the debtor in a bankruptcy case, with a view towards the distribution of any security to be received in exchange for such claim or interest, (B) offers to sell securities issued under a bankruptcy plan on behalf of the holders of such securities, (C) offers to buy securities issued under a bankruptcy plan from persons receiving such securities, if the offer to buy is made with a view towards distribution of such securities, or
(D) is an 'issuer,' as such term is used in section 2(11) of the Securities Act. The reference contained in section 1145(b)(1)(D) of the Bankruptcy Code to section 2(11) of the Securities Act would include as 'underwriters' all persons who, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with, an issuer of securities. 'Control' (as such term is defined in Rule 405 of Regulation C under the Securities Act) means the possession, direct or indirect, of the power to direct or cause the direction of the policies of a person, whether through the ownership of voting securities, by contract, or otherwise.

     Rule 144A, promulgated under the Securities Act, provides a non-exclusive safe harbor exemption from the registration requirements of the Securities Act for resales to certain 'qualified institutional buyers' of securities which are 'restricted securities' within the meaning of the Securities Act, irrespective of whether the seller of such securities purchased his or its securities with a view towards reselling such securities under the provisions of Rule 144A. Under Rule 144A, a 'qualified institutional buyer' is defined to include, among other Persons (e.g., 'dealers' registered as such pursuant to section 15 of the Exchange Act and 'banks' as defined in section 3(a)(2) of the Securities Act), any entity which purchases securities for its own account or for the account of another qualified institutional buyer and which (in the aggregate) owns and invests on a discretionary basis at least One Hundred Million Dollars ($100,000,000) in the securities of unaffiliated issuers. Subject to certain qualifications, Rule 144A does not exempt the offer or sale of securities which, at the time of their issuance, were securities of the same class of securities then listed on a national securities exchange (registered as such under section 6 of the Exchange Act), or quoted in a U.S. automated inter-dealer quotation system (e.g., NASDAQ). Given that none of the shares of the REIT Stock to be issued on the Effective Date will be securities of a class then listed or quoted as described above, holders of REIT Stock who are deemed to be 'underwriters' within the meaning of section 1145(b)(1) of the Bankruptcy Code or who may otherwise be deemed to be 'affiliates' of, or to exercise 'control' over, the REIT within the meaning of Rule 405 of Regulation C under the Securities Act should, assuming that all other conditions of Rule 144A are met, be entitled to avail themselves of the safe harbor resale provisions thereof.

     To the extent that Rule 144A is unavailable, holders of Senior Claims receiving REIT Stock may, under certain circumstances, be able to sell their securities pursuant to the more limited safe harbor resale provisions of Rule 144 under the Securities Act. Generally, Rule 144 provides that if certain conditions are met (e.g., two year holding period with respect to 'restricted securities,' volume limitations, manner of sale, availability of current information about the issuer, etc.), specified persons who (a) resell 'restricted securities' or (b) resell securities which are not restricted but who are 'affiliates' of the issuer of the securities sought to be resold, will not be deemed to be 'underwriters' as defined in section 2(11) of the Securities Act. Under paragraph (k) of Rule 144, the aforementioned conditions to resale will no longer apply to restricted securities sold for the account of a holder who is not an affiliate of the REIT at the time of such resale and who has not been such during the three-month period next preceding such resale, so long as a period of at least three years have elapsed since the later of (i) the Effective Date and (ii) the date on which such holder acquired his or its securities from an affiliate of the REIT.

     The issuance of Plan Securities to the Morgan Loan Lenders pursuant to the Plan is exempt from the registration requirements of the Securities Act (and equivalent state securities or 'blue sky' laws) pursuant to an exemption provided by section 4(2) of the Securities Act. The REIT Stock and New Notes held by the Morgan Loan Lenders will be restricted securities (and appropriately
                                       70

legended) that may only be sold in compliance with the Securities Act (and applicable state securities and 'blue sky' laws) or pursuant to an exemption therefrom.

     The issuance of REIT Stock to VCG pursuant to the Plan, upon consummation of the transactions contemplated by the Plan, is exempt from the registration requirements of the Securities Act (and equivalent state securities or 'blue sky' laws) pursuant to an exemption provided by section 4(2) of the Securities Act. The REIT Stock held by VCG will be restricted securities (and appropriately legended) that may only be sold in compliance with the Securities Act (and applicable state securities and 'blue sky' laws) or pursuant to an exemption therefrom.

     Pursuant to the Property Manager Subscription Agreement, on the Effective Date, the Property Manager/Leasing Agent will purchase from the REIT any Unsubscribed Shares, i.e. shares of REIT Stock not purchased by Distributees receiving Subscription Rights. The Property Manager/Leasing Agent will represent in the Property Manager Subscription Agreement that it is an 'accredited investor' under one of the categories set forth in Rule 501(a)(1) through (8) promulgated under the Securities Act. Accordingly, the issuance of REIT Stock to the Property Manager/Leasing Agent is exempt from the registration requirements of the Securities Act (and equivalent state securities or 'blue sky' laws) pursuant to the exemption provided by section 4(2) of the Securities Act. The REIT Stock held by the Property Manager/Leasing Agent will be restricted securities (and appropriately legended) that may only be sold in compliance with the Securities Act (and applicable state securities and 'blue sky' laws) or pursuant to an exemption therefrom.

     With respect to the issuance of the New Notes, the Debtors intend to satisfy the requirements for the exemption from registration under the Securities Act provided by section 4(2) thereof. On that basis, the Restated Indenture will be exempt from the indenture qualification requirements of the TIA by virtue of the exemption contained in section 304(b)(1) of the TIA. Accordingly, the Restated Indenture will not satisfy all of the requirements of an indenture required to be qualified under the TIA. See 'RISK FACTORS--Conflicts of Interest' and 'THE JOINT PLAN OF REORGANIZATION--Implementation of the Plan-- Description of the New Notes and the Restated Indenture--New Notes.'

     In connection with such exemption, each Distributee will represent on its Ballot whether or not it is an 'accredited investor' under one of the categories set forth in Rule 501(a)(1) through (8) promulgated under the Securities Act and whether or not it is acquiring Plan Securities with a view to distribution. If Distributees fail to provide such information, the Debtors will, pursuant to an order of the Bankruptcy Court, undertake discovery to determine whether such persons are accredited investors. THE PROPERTY OWNING PARTNERSHIPS ENCOURAGE EACH DISTRIBUTEE WHO RECEIVES A BALLOT TO CONSIDER CAREFULLY AND CONSULT WITH HIS OR ITS OWN LEGAL ADVISOR(S) WITH RESPECT TO SUCH DISTRIBUTEE'S STATUS AS AN 'ACCREDITED INVESTOR.'

     The REIT intends to file with the Securities and Exchange Commission, on or before sixty (60) days after the Effective Date, a Registration Statement on Form 10 with respect to the REIT Stock, pursuant to which, among other things, the REIT will become subject to the periodic reporting requirements of the Exchange Act. Such filing, together with the REIT's timely compliance with the Exchange Act's reporting requirements, will enable holders of REIT Stock to utilize the safe harbor provisions of Rule 144, as described above.

     In order to enable holders of REIT Stock to sell their securities in an underwritten offering, the REIT will agree to provide the holders of the REIT Stock with certain registration rights pursuant to the Registration Rights Agreement.

     THE FOREGOING SUMMARY DISCUSSION IS GENERAL IN NATURE AND HAS BEEN INCLUDED IN THIS DISCLOSURE STATEMENT SOLELY FOR INFORMATIONAL PURPOSES. THE DEBTORS DO NOT MAKE ANY REPRESENTATIONS CONCERNING, AND DO NOT PROVIDE ANY OPINION OR ADVICE WITH RESPECT TO, THE SECURITIES LAW AND BANKRUPTCY LAW MATTERS DESCRIBED ABOVE. THE DEBTORS ENCOURAGE EACH PERSON WHO IS TO RECEIVE REIT STOCK OR NEW NOTES PURSUANT TO THE PLAN TO CONSIDER CAREFULLY AND CONSULT WITH HIS OR ITS OWN LEGAL ADVISOR(S) WITH RESPECT TO SUCH (AND ANY RELATED) MATTERS, IN VIEW OF THE UNCERTAINTY CONCERNING THE AVAILABILITY OF EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND EQUIVALENT STATE SECURITIES AND 'BLUE SKY' LAWS TO A RECIPIENT OF REIT STOCK OR NEW NOTES WHO MAY BE DEEMED TO BE AN 'UNDERWRITER' (WITHIN THE MEANING OF SECTION 1145(B)(1) OF THE BANKRUPTCY CODE) AND/OR AN 'AFFILIATE' OF, OR A PERSON WHO EXERCISES 'CONTROL' OVER, THE REIT UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS.

VI. TAX CONSEQUENCES OF THE PLAN TO HOLDERS OF SENIOR CLAIMS

     The following discussion is a brief outline of certain federal income tax consequences of the Plan to the holders of the Senior Claims, but is not a complete discussion of all such consequences. No discussions of tax consequences to holders of Classes of Claims other than the Senior Claims is included herein. This discussion, prepared by Battle Fowler LLP as counsel for the Ad Hoc Committee, is intended only as an outline of certain probable federal income tax consequences, some of which involve issues which are very complex and capable of alternative resolutions, and is not intended to be exhaustive, nor does it constitute legal or tax advice. Federal income tax consequences will vary depending on the particular circumstances of each affected party, such as the tax characteristics of the holders of the Senior Claims (for example, whether such holders are foreign corporations, nonresidents individuals, or persons subject to special rules, such as life insurance companies and tax-exempt organizations). This discussion is limited to holders of Senior Claims who have held such debt obligations as 'capital assets' (generally, property held for investment) within the meaning of section 1221 of the Internal Revenue Code. The following discussion does not address all material tax aspects of the Plan to any affected party, nor does it address any state or local tax consequences or any federal tax consequences other than income tax consequences. Additionally, some of the issues raised by the Plan are the subject of recent amendments to the Internal Revenue Code which may be subject to conflicting interpretations, and may be the subject of regulatory projects within the IRS. The tax consequences set forth herein may be modified by administrative, legislative or judicial action at any time, retroactively or prospectively. Further, no ruling has been requested from the IRS as to any tax issue and there can be no assurance as to the interpretation the IRS will adopt as to certain of the issues raised.

     BECAUSE THE TAX CONSEQUENCES OF THE PLAN ARE HIGHLY UNCERTAIN AND IN ADDITION MAY BE BASED ON INDIVIDUAL CIRCUMSTANCES, EACH HOLDER OF A CLAIM OR AN EQUITY INTEREST IS URGED TO CONSULT ITS OWN TAX ADVISOR CONCERNING THE CONSEQUENCES OF THE PLAN UNDER FEDERAL AND APPLICABLE STATE OR LOCAL TAX LAWS. IN ADDITION, THIS SUMMARY DOES NOT ADDRESS THE TAX CONSEQUENCES OF THE PLAN TO ANY CLAIM HOLDER OTHER THAN HOLDERS OF SENIOR CLAIMS, EACH OF WHOM MUST CONSULT AND RELY UPON ITS OWN TAX ADVISORS WITH RESPECT THERETO.

     A. GENERAL

     It is expected that, on the Effective Date, Battle Fowler LLP, counsel to the Ad Hoc Committee, will render its opinion that, subject to the assumptions and conditions stated therein, for federal income tax purposes, the REIT will be treated as a real estate investment trust pursuant to section 856 et seq. of the Internal Revenue Code and each of the Property Owning Partnerships and the Lower Tier Limited Partnership will be treated as a partnership, and not as an association taxable as a corporation. Such opinion, however, will not be binding on the IRS or any court and will have no official status of any kind, and there can be no assurance that such opinion would be sustained by a court if contested by the IRS.

     B. TAXATION OF THE EXCHANGE OF SENIOR CLAIMS

     Holders of Senior Claims who receive shares of REIT Stock and New Notes in satisfaction of such claims will recognize gain or loss in an amount equal to the difference between (a) their 'amount realized,' i.e., the fair market value of the shares of REIT Stock and the issue price of the New Notes (other than amounts attributable to accrued interest) and (b) the holder's adjusted tax basis in the Senior Claim. In general, the issue price of a debt instrument that is publicly traded is based on its trading price, while the issue price of a debt instrument that is not traded on an established securities market (and is not given in exchange for publicly traded property) equals its principal amount if it bears interest at least equal to the 'applicable federal rate.' If the Property Owning Partnerships obtain conventional financing and the holders of Senior Claims receive Cash or Cash and shares of REIT Stock, instead of New Notes, the Cash received will be treated as part of the 'amount realized' by the holders of Senior Claims, except to the extent such Cash is attributable to accrued interest. If the Subscription Elections have any value, such amount will be treated as part of the 'amount realized' by the holders of Senior Claims, except to the extent such amount is attributable to accrued interest.

     Any capital gain will be long-term for holders of Senior Claims who have held such Claims for more than one year. Certain taxpayers who hold Senior Claims, such as individuals, may qualify for a reduced rate to the extent gain qualifies as long-term capital gain. A portion of any such gain may constitute ordinary income, rather than capital gain, to the extent of accrued interest and accrued market discount. If consideration received by a holder is allocable to interest accrued on the claim, a holder that is a cash method taxpayer (or who otherwise was not previously required to include such interest in income) will be required to include the fair market value of the consideration, if any, allocable to such interest in income. A holder that is an accrual method taxpayer (or who otherwise was previously required to include such interest in income) may be entitled to recognize loss to the extent that the fair market value of the consideration, if any, allocable to such interest is less than the amount previously included in income by the holder with respect to such interest.

     Holders of Senior Claims who receive shares of REIT Stock will take a tax basis in the shares of REIT Stock equal to their fair market value at the time of receipt. Holders of Senior Claims who receive New Notes will take a tax basis in the New Notes equal to their issue price at the time of receipt. The holding period for such property will commence on the day following the receipt of such property.

     C. TRANSFER TAXES

     It is intended that the Confirmation Order will provide that, pursuant to section 1146(c) of the Bankruptcy Code, all filing officers are directed to accept for recording and record the deeds effectuating the transfer of the Properties without the payment of any Transfer Taxes, including the New York State Real Estate Transfer Tax, the New York City Real Property Transfer Tax or any other stamp tax or similar tax within the meaning of section 1146(c) of the Bankruptcy Code. All of the governmental units which administer and collect the foregoing Transfer Taxes will be given due and proper notice of the Plan and the proceedings to confirm the Plan, and it is intended that the form of Confirmation Order contain an express adjudication by the Court that the transfer of the Properties is exempt from all of the foregoing Transfer Taxes pursuant to section 1146(c) of the Bankruptcy Code.

     D. MORTGAGE RECORDING TAX

     It is intended that the form of Confirmation Order will provide that the recording of the Restated Mortgages, which will secure the New Notes, will be exempt from New York State and New York City mortgage recording tax.

     E. REIT TAXATION

     The tax consequences with respect to the ownership, operation, and disposition of the Properties by the Property Owning Partnerships and of the REIT's ownership of its interest in the Lower Tier Limited Partnership are complex, and are not discussed comprehensively herein. However, in general, it is expected that, for federal income tax purposes, (a) the Property Owning Partnerships and the Lower Tier Limited Partnership will be treated as partnerships, and therefor their taxable income and tax loss will flow through to their partners, (b) items of taxable income and tax loss will be allocated by the Partnerships to their partners in accordance with the distributions to be made to the partners and the partners' capital contributions, subject to the allocation of built-in gain inherent in the Properties to the Upper Tier Limited Partnership and (c) the REIT will qualify as a real estate investment trust, and therefore will not be subject to tax to the extent it makes distributions as required by the Internal Revenue Code.

     The Internal Revenue Code defines a real estate investment trust as a corporation, trust or association (i) that is managed by one or more directors or trustees; (ii) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;
(iii) that would be taxable as a domestic corporation, but for sections 856 through 860 of the Internal Revenue Code; (iv) that is neither a financial institution nor an insurance company subject to certain provisions of the Internal Revenue Code; (v) the beneficial ownership of which is held by one hundred (100) or more persons; (vi) not more than fifty percent (50%) in value of the outstanding capital stock of which is owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) during the last half of each taxable year (the '5/50 Rule');
(vii) that makes an election to be a real estate investment trust (or has made such election for a previous taxable year) and satisfies all relevant filing and other administrative requirements established by the IRS that must be met in order to elect and to maintain real estate investment trust status; (viii) that uses a calendar year for federal income tax purposes and complies with the recordkeeping requirements of the Internal Revenue Code and Treasury Regulations promulgated thereunder; and (ix) that meets certain other tests regarding the nature of its income and assets. The Internal Revenue Code provides that conditions (i) to (iv), inclusive, must be met during the entire taxable year and that condition (v) must be met during at least three hundred thirty five (335) days of a taxable year of twelve (12) months, or during a proportionate part of a taxable year of less than twelve (12) months. Conditions (v) and (vi) will not apply until after the first taxable year for which an election is made by the REIT to be taxed as a real estate investment trust. The REIT anticipates issuing sufficient Common Stock with sufficient diversity of ownership to allow it to satisfy requirements (v) and (vi). See 'THE JOINT PLAN OF REORGANIZATION--Implementation of the Plan-- Formation of the REIT.' In addition, the Charter will provide for restrictions regarding transfer of the Common Stock that are intended to assist the REIT in continuing to satisfy the share ownership requirements described in (v) and (vi) above. Qualification as a real estate investment trust involves the application of highly technical and complex Internal Revenue Code provisions, for which there are only limited judicial and administrative interpretations. The determination of various factual matters and circumstances not entirely within the REIT's control may affect the REIT's ability to qualify as a real estate investment trust. For example, in order to qualify as a real estate investment trust, at least ninety five percent (95%) of the REIT's gross income in any year must be derived from qualifying sources, and the REIT must pay dividends to stockholders aggregating annually at least ninety five percent (95%) of its real estate investment trust taxable income (excluding capital gains). In order to ensure its continuing qualification as a real estate investment trust, the REIT may also be prevented from disposing of its interest in the Properties for at least four
(4) years.

     As long as the REIT qualifies as a real estate investment trust,distributions made to the REIT's taxable U.S. stockholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be taken into account by such U.S. stockholders as ordinary income and will not be eligible for the dividends received deduction generally available to corporations. Distributions that are designated as capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed the REIT's actual net capital gain for the taxable year) without regard to the period for which the stockholder has held his Common Stock. However, corporate stockholders may be required to treat up to twenty percent (20%) of certain capital gain dividends as ordinary income. Distributions in excess of current and accumulated earnings and profits will not be taxable to a stockholder to the extent that they do not exceed the adjusted basis of the stockholder's Common Stock, but rather will reduce the adjusted basis of such stock. To the extent that such distributions in excess of current and accumulated earnings and profits exceed the adjusted basis of a stockholder's Common Stock, such distributions will be included in income as long-term capital gain (or short-term capital gain if the Common Stock has been held for one year or less) assuming the Common Stock is a capital asset in the hands of the stockholder. In addition, any distribution declared by the REIT in October, November, or December of any year and payable to a stockholder of record on a specified date in any such month shall be treated as both paid by the REIT and received by the stockholder on December 31 of such year, provided that the distribution is actually paid by the REIT during January of the following calendar year.

     Stockholders may not include in their individual income tax returns any net operating losses or capital losses of the REIT. Instead, such losses would be carried over by the REIT for potential offset against its future income (subject to certain limitations). Taxable distributions from the REIT and gain from the disposition of the Common Stock will not be treated as passive activity income and, therefore, stockholders generally will not be able to apply any 'passive activity losses' (such as losses from certain types of limited partnerships in which the stockholder is a limited partner) against such income. In addition, taxable distributions from the REIT generally will be treated as investment income for purposes of the investment interest limitations. Capital gains from the disposition of Common Stock (or distributions treated as such) will be treated as investment income only if the stockholder so elects, in which case such capital gains will be taxed at ordinary income rates. The REIT will notify stockholders after the close of the REIT's taxable year as to the portions of the distributions attributable to that year that constitute ordinary income, return of capital, and capital gain.

     In general, any gain or loss realized upon a taxable disposition of the Common Stock by a stockholder who is not a dealer in securities will be treated as long-term capital gain or loss if the Common Stock has been held for more than one year and otherwise as short-term capital gain or loss. However, any loss upon a sale or exchange of Common Stock by a stockholder who has held such stock for six months or less (after applying certain holding period rules), will be treated as a long-term capital loss to the extent of distributions from the REIT required to be treated by such stockholder as long-term capital gain. All or a portion of any loss realized upon a taxable disposition of the Common Stock may be disallowed if other Common Stock is purchased within thirty (30) days before or after the disposition.

     F. TAXATION OF THE NEW NOTES

     The New Notes generally will be treated for federal income tax purposes as newly-originated debt instruments. In general, interest, original issue discount ('OID') and market discount on a debt instrument are treated as ordinary income to the holder, and principal payments (other than partial principal payments that do not exceed accrued market discount) will be treated as a return of capital to the extent of the holder's basis allocable thereto.

     Holders of debt instruments issued with OID generally must include OID in ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the Cash attributable to such income. The following discussion will apply if the New Notes are considered to have been issued with OID. The total amount of OID on a debt instrument is the excess of the 'stated redemption price at maturity' of the debt instrument over its 'issue price.' The issue price of a debt instrument is the price at which such instruments are first sold to a buyer. The issue price of a debt instrument generally also includes the amount paid by an initial holder of such debt instrument for accrued interest that relates to a period prior to the issue date of such debt instrument. The stated redemption price at maturity of a debt instrument is the sum of all payments provided by the debt instrument other than qualified stated interest payments. Qualified stated interest generally includes interest payable at a single fixed rate if such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation. Under a de minimis rule, OID on a debt instrument will be considered to be zero (and all stated interest will be treated as qualified stated interest) if such OID is less than twenty five hundredths percent (0.25%) of the product of the stated redemption price at maturity of the debt instrument and the number of complete years until maturity. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the debt instrument is held as a capital asset. A holder generally must include in gross income for any taxable year the sum of the daily portions of the OID, if any, on the debt instrument accrued during an accrual period for each day on which it holds the debt instrument, including the date of purchase but excluding the date of disposition.

     A subsequent purchaser of a debt instrument issued with OID at a price greater than its adjusted issue price and less than its remaining stated redemption price at maturity will be required to include in gross income the daily portions of the OID on the debt instrument reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price.

     A purchaser of a debt instrument after original issuance may be subject to the market discount rules of Internal Revenue Code sections 1276 through 1278. Under these Internal Revenue Code sections, 'market discount' is the amount by which the purchaser's original basis in the debt instrument is exceeded by the adjusted issue price of such debt instrument at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such debt instrument as distributions includable in the stated redemption price at maturity thereof are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account prepayment assumptions. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue either (i) on the basis of a constant interest rate or (ii) either in the ratio of interest accrued for the relevant period to the sum of interest accrued for such period plus the remaining interest as of the beginning of such period or in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount as of the beginning of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the debt instrument as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry the debt instrument over the interest (including original issue discount) distributable thereon. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the debt instrument for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income isrecognized or the debt instrument is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the holder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, in which case the interest deferral rule will not apply. Market discount with respect to a debt instrument will be considered to be zero if such market discount is less than twenty five hundredths percent (0.25%) of the remaining stated redemption price at maturity of such debt instrument multiplied by the weighted average maturity of the debt instrument remaining after the date of purchase.

     Debt instruments may be purchased at a premium for federal income tax purposes, i.e., at a cost greater than their remaining stated redemption price at maturity. Debt instruments may also be purchased at a premium subsequent to initial issuance. If the holder holds such a debt instrument as a 'capital asset' within the meaning of Internal Revenue Code section 1221, the holder may elect under Internal Revenue Code section 171 to amortize such premium under the constant interest method. The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Internal Revenue Code section 171 on installment obligations such as the debt instruments, although it is unclear whether the alternatives to the constant interest method described above are available. Amortizable premium will be treated as an offset to interest income on a debt instrument rather than as a separate deduction item.

     If a holder sells or exchanges a New Note, the holder will recognize gain or loss equal to the difference, if any, between the amount realized and its adjusted basis in the New Note. The adjusted basis of a New Note generally will equal the cost of the New Note to the seller, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the New Note and reduced by amounts included in the stated redemption price at maturity of the New Note that were previously received by the seller and by any amortized premium. Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a New Note realized by an investor who holds the New Note as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the debt instrument has been held for the long-term capital gain holding period (more than one year). Such gain will be treated as ordinary income if there was an 'intention to call' the New Note prior to maturity.

     G. FOREIGN INVESTORS

     The rules governing United States federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, foreign estates and foreign trusts (collectively, 'Foreign Investors') are complex, and no attempt will be made herein to provide more than a summary of such rules. Foreign Investors who hold Senior Claims should consult their own tax advisors to determine the impact of federal, state and local income tax laws on the transactions described herein, including any reporting requirements, as well as the tax treatment of the transactions described herein under their home country laws.

     The taxation of distributions by the REIT to Foreign Investors will depend upon whether such distributions are attributable to operating income or are attributable to sales or exchanges by the REIT of its United States Real Property Interests ('USRPIs'). USRPIs are generally interests in real property located in the United States and interests in domestic corporations in which the fair market value of its USRPIs exceeds a certain percentage.

     The REIT anticipates that a substantial portion of the distributions to holders of shares of Common Stock will be attributable to rents. To the extent that such distributions do not exceed the current or accumulated earnings and profits of the Company, they will be treated as dividends and will be subject to a withholding tax equal to thirty percent (30%) of the gross amount of the dividend, which tax will be withheld and remitted to the IRS by the REIT. Such thirty percent (30%) rate may be reduced by United States income tax treaties in effect with the country of residence of the Foreign Investor; however, a Foreign Investor must furnish a completed IRS Form 1001 to the REIT to secure such a reduction. Distributions in excess of the REIT's earnings and profits will be treated as a nontaxable return of capital to a Foreign Investor to the extent of the basis of his shares of Common

Stock, and any excess amount will be treated as an amount received in exchange for the sale of his shares of Common Stock and treated under the rules described below for the sale of Common Stock.

     Distributions which are attributable to net capital gains realized from the disposition of USRPIs by the REIT will be taxed as though the Foreign Investors were engaged in a trade or business in the United States and the distributions were gains effectively connected with such trade or business. Thus, a Foreign Investor would be entitled to offset its gross income by allowable deductions and would pay tax on the resulting taxable income at the graduated rates applicable to United States citizens or residents. For both individuals and corporations, the REIT must withhold a tax equal to thirty five percent (35%) of all dividends that could be designated by the REIT as capital gain dividends. To the extent that such withholding exceeds the actual tax owed by the Foreign Investor, a Foreign Investor may claim a refund from the IRS.

     The REIT or any nominee (e.g., a broker holding shares in street name) may rely on a certificate of non-foreign status on Form W-8 or Form W-9 to determine whether withholding is required on gains realized from the disposition of USRPIs.

     If the shares owned directly or indirectly by Foreign Investors will be less than fifty percent (50%) in value of the shares of Common Stock, the REIT will be a 'domestically controlled REIT.' In such case, shares of Common Stock held by Foreign Investors in the United States will not be considered USRPIs and gains on sales of such shares will not be taxed to such Foreign Investors as long as the seller is not otherwise considered to be engaged in a trade or business in the United States. (The same rule applies to gains attributable to distributions in excess of the Foreign Investor's cost for its shares, discussed above.)

     A Foreign Investor who receives and will hold New Notes should consult its own tax advisor to determine whether the receipt of New Notes is subject to taxation in the United States, whether interest received on the New Notes is exempt from withholding (either as portfolio interest or pursuant to a treaty) and whether any gain realized on the disposition of New Notes may be exempt from taxation in the United States.

VII. VOTING PROCEDURES AND REQUIREMENTS

     A. HOLDERS OF CLAIMS AND EQUITY INTERESTS

     IT IS IMPORTANT THAT THE HOLDERS OF THE CLAIMS OR EQUITY INTERESTS THAT ARE ENTITLED TO VOTE EXERCISE THEIR RIGHT TO VOTE TO ACCEPT OR REJECT THE PLAN. Each of the holders of Claims or Equity Interests who are members of Classes 1, 2, 3, 5, 6 and 7 has been sent a Ballot, together with instructions for voting, along with a copy of this Disclosure Statement. Each of those holders of Claims or Equity Interests should read the Ballot carefully and follow the instructions contained therein. Please use only the Ballot or Ballots that accompany this Disclosure Statement.

     FOR YOUR VOTE TO COUNT, YOUR BALLOT MUST BE RECEIVED BY THE BALLOT AGENT NO LATER THAN THE VOTING DEADLINE. THE VOTING DEADLINE TO ACCEPT OR REJECT THE PLAN IS 5:00 P.M., NEW YORK CITY TIME, ON SEPTEMBER 4, 1996 UNLESS EXTENDED.

     IF A BALLOT IS DAMAGED OR LOST, YOU MAY CONTACT THE BALLOT AGENT. ANY BALLOT WHICH IS EXECUTED AND RETURNED BUT WHICH DOES NOT INDICATE AN ACCEPTANCE OR REJECTION OF THE PLAN WILL BE DEEMED AN ACCEPTANCE OF THE PLAN. IF YOU HAVE ANY QUESTIONS CONCERNING VOTING PROCEDURES, YOU MAY CONTACT THE BALLOT AGENT AT THE ADDRESS OR TELEPHONE NUMBER SPECIFIED BELOW.

                           GEORGESON & COMPANY, INC.
                           WALL STREET PLAZA
                           NEW YORK, NEW YORK 10005
                           PHONE: (212) 440-9800
                           FAX: (212) 440-9009

     B. PARTIES IN INTEREST ENTITLED TO VOTE

     Any holder of a Claim against or Equity Interest in the Debtors at the date on which the order is entered approving this Disclosure Statement whose Claim or Equity Interest has not previously been disallowed by the Bankruptcy Court and has not been objected to is entitled to vote to accept or reject the Plan if such Claim or Equity Interest is impaired under the Plan and is not a member of a class that is deemed to have rejected the Plan under section 1126(g) of the Bankruptcy Code and either the Claim of such holder has been scheduled by the Debtor (and such Claim is not scheduled as disputed, contingent or unliquidated) or such holder or the Indenture Trustee on behalf of such holder has filed a proof of claim or proof of equity interest on or before the Bar Date (the last date set by the Bankruptcy Court for such filings) or, in the case of Claims based on the rejection of executory contracts and unexpired leases, the Bar Date as set by the Bankruptcy Court for such Claims. The Morgan Loan Lenders do not hold Claims against or Equity Interest in the Debtors and are not entitled to vote to accept or reject the Plan.

     Any Claim or Equity Interest as to which an objection has been filed is not entitled to vote, unless the Bankruptcy Court, upon application of the holder to whose Claim or Equity Interest an objection has been made, on or before the Voting Deadline temporarily allows such Claim or Equity Interest pursuant to Bankruptcy Rule 3018(a) to the extent that it deems proper for the purpose of accepting or rejecting the Plan.

     The following classes of Claims are impaired under the Plan: Class 1 (Priority Non-Tax Claims), Class 2 (Senior Claims), Class 3 (Other Secured Claims), Class 5 (General Unsecured Claims), Class 6 (Affiliate Unsecured Claims) and Class 7 (Equity Interests). Accordingly, the holders of Claims or Equity Interests in such Classes are entitled to vote to accept or reject the Plan. For purposes of calculating the number of Allowed Claims held by holders of Allowed Claims that have voted to accept or reject the Plan under section 1126(c) of the Bankruptcy Code, all Allowed Claims held by an Entity or any Affiliate thereof that acquired record ownership of such Allowed Claim after the Petition Date will be aggregated and treated as one Allowed Claim. Each holder of a Senior Claim will have only one vote.

     The Bankruptcy Code defines acceptance of a plan by a class of claims as acceptance by holders of at least two-thirds in dollar amount, and more than one-half in number, of the claims of that class which actually cast Ballots to vote on the plan. Accordingly, acceptance by a class of claims occurs only if at least two-thirds in amount and a majority in number of the holders of claims voting cast their Ballots in favor of acceptance. The Bankruptcy Code defines acceptance of a plan by a class of equity interests as acceptance by holders of at least two-thirds in dollar amount of that class which actually cast Ballots for acceptance of the plan. A vote may be disregarded if the Bankruptcy Court determines, after notice and a hearing, that such acceptance of rejection was not solicited or procured in good faith or in accordance with the provisions of the Bankruptcy Code.

     C. VOTING PROCEDURES

     A vote to accept or reject the Plan must be cast by using the Ballot enclosed with this Disclosure Statement. A purported vote which is cast in any other manner will not be counted. Consistent with the provisions of Rule 3018 of the Bankruptcy Rules, the Court has fixed 5:00 p.m. (New York City Time) on August 9, 1996 (the 'Record Date') as the time and date for the determination of holders of record of Claims and Equity Interests who are entitled to receive a copy of this Disclosure Statement and all of the related materials, and to vote to accept or reject the Plan. Ballots must be received by the Ballot Agent, or by such other entity designated by the Bankruptcy Court, no later than the Voting Deadline.

     The Debtors reserve the right to amend the Plan in accordance with the provisions for modification described in the Plan. See '-- Agreements Upon Furnishing Ballots--Modification of the Plan.' Amendments to the Plan which have been approved in writing in the sole and absolute discretion of a majority in principal amount of the holders of Existing Notes (excluding Existing Notes held by O&Y Affiliates) and, where required by the Plan, the Morgan Loan Agent may be approved by the Bankruptcy Court at a hearing on confirmation thereof without the necessity of resoliciting votes. However, if resolicitation is required by the Bankruptcy Court, the Ballot Agent will furnish new Ballots to those holders whose votes are required by the Bankruptcy Court to be resolicited, to be used to vote to accept or reject the Plan, as amended.

     If a Ballot is signed by a trustee, executor, administrator, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should indicate such capacity when signing and, unless otherwise determined by the Ballot Agent, must submit proper evidence satisfactory to the Ballot Agent of his or her authority to so act.

     Except as provided below, unless the Ballot being furnished is timely submitted to the Ballot Agent, or to such other entity designated by the Bankruptcy Court, on or prior to the Voting Deadline together with any other documents required by such Ballot, the Ballot Agent may, in consultation with the Debtors with Noteholder Consent, reject such Ballot as invalid and, therefore, decline to utilize it in connection with seeking confirmation of the Plan by the Bankruptcy Court.

     Unless otherwise directed by the Bankruptcy Court, a Ballot which is signed, dated and timely received, but on which a vote to accept or reject the Plan has not been indicated, will be regarded as a vote for acceptance of the Plan. In addition, unless otherwise indicated, a vote cast by such holder will constitute an acceptance of the Plan with respect to each Allowed Claim or Allowed Equity Interest held, directly or indirectly, by such holder. In the event of a dispute with respect to a Claim or Equity Interest, any vote to accept or reject the Plan cast with respect to such Claim or Equity Interest will not be counted for purposes of determining whether the Plan has been accepted or rejected, unless the Bankruptcy Court orders otherwise.

     D. NON-STANDARD ELECTION AND EXERCISE OF SUBSCRIPTION RIGHTS

     Holders of Senior Claims desiring to make a Non-Standard Election must complete and return a Ballot. HOLDERS OF SENIOR CLAIMS THAT FAIL TO COMPLETE AND RETURN BALLOTS WILL BE CONCLUSIVELY PRESUMED TO HAVE MADE A STANDARD ELECTION. HOLDERS OF SENIOR CLAIMS THAT SIGN BALLOTS, BUT FAIL TO INDICATE A VOTE TO ACCEPT OR REJECT THE PLAN, WILL BE CONCLUSIVELY PRESUMED TO HAVE VOTED TO ACCEPT THE PLAN. DISTRIBUTEES DESIRING TO EXERCISE SUBSCRIPTION RIGHTS TO PURCHASE ADDITIONAL SHARES OF REIT STOCK MUST EXECUTE AND RETURN A SUBSCRIPTION AGREEMENT. DISTRIBUTEES THAT

FAIL TO EXECUTE AND RETURN A SUBSCRIPTION AGREEMENT WILL BE CONCLUSIVELY PRESUMED TO HAVE NOT EXERCISED THEIR SUBSCRIPTION RIGHTS.

     E. AGREEMENTS UPON FURNISHING BALLOTS; MODIFICATION OF THE PLAN

     The delivery of a Ballot pursuant to one of the procedures set forth herein will constitute the agreement of such holder to accept (a) all the terms of, and conditions to, this solicitation, and (b) the terms of the Plan, subject to the provisions of the Plan relating to modifications of the Plan as set forth below.

     Modifications of the Plan may be proposed in writing by the Debtors at any time before confirmation, provided that (x) the Debtors have obtained Noteholder Consent and (y) the Plan, as modified, satisfies the requirements of sections 1122 and 1123 of the Bankruptcy Code and (z) the Debtors have complied with section 1125 of the Bankruptcy Code. The Plan may be modified at any time after confirmation hereof and before substantial consummation of the Plan, provided that (x) the Debtors have obtained Noteholder Consent and (y) the Plan, as modified, satisfies the requirements of sections 1122 and 1123 of the Bankruptcy Code and the Bankruptcy Court, after notice and a hearing, confirms the Plan as modified under section 1129 of the Bankruptcy Code and the circumstances warrant such modifications. A holder of a Claim or Equity Interest that has accepted the Plan will be deemed to have accepted the Plan as modified in accordance with the foregoing if the proposed modification does not materially and adversely change the treatment of the Claim or Equity Interest of such holder. Notwithstanding the foregoing, the Plan may not be amended, modified or supplemented if the proposed amendment, modification or supplement would materially and adversely affect the Morgan Loan Lenders in a manner disproportionate (in relation to the amount of their respective distributions to be received under the Plan) to its impact on other Distributees, unless the consent of the Morgan Loan Agent has been given in the exercise of its sole and absolute discretion.

     F. WAIVERS OF DEFECTS AND IRREGULARITIES

     Unless otherwise directed by the Bankruptcy Court, all questions as to the validity, form, eligibility (including the time of receipt), acceptance and revocation or withdrawal of Ballots will be determined by the Ballot Agent, in consultation with the Debtors with Noteholder Consent, whose determination will be final and binding. As indicated under '-- Withdrawal of Ballots; Revocation,' effective withdrawals of Ballots must be delivered to the Ballot Agent, or to such other entity designated by the Bankruptcy Court, prior to the Voting Deadline.

     The Debtors, with Noteholder Consent, reserve the right to contest the validity of any such withdrawal. The Debtors also reserve the right with Noteholder Consent to reject any and all Ballots not in proper form, the acceptance of which would, in the opinion of the Debtors or its counsel, be unlawful. The Debtors further reserve the right with Noteholder Consent to waive any defects or irregularities of delivery as to any particular Ballot. The interpretation of defects or irregularities (including the Ballot and the instructions thereto) by the Ballot Agent, in consultation with the Debtors with Noteholder Consent, unless otherwise directed by the Bankruptcy Court, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with deliveries of Ballots must be cured within such time as the Ballot Agent (or the Bankruptcy Court) determines. Neither the Ballot Agent nor any other Entity will be under any duty to provide notification of defects or irregularities with respect to deliveries of Ballots nor will any of them incur any liabilities for failure to provide such notification. Unless otherwise directed by the Bankruptcy Court, delivery of such Ballots will not be deemed to have been made until such irregularities have been cured or waived. Ballots previously furnished and as to which any irregularities have not theretofore been cured or waived will be invalidated.

     G. WITHDRAWAL OF BALLOTS; REVOCATION

     A holder of a Claim or Equity Interest who has delivered a valid Ballot for acceptance of the Plan may withdraw such vote by delivering a written notice of withdrawal to the Ballot Agent at any time prior to the Voting Deadline. As indicated, the Debtors reserve the right with Noteholder Consent to contest the validity of any such withdrawal. Unless otherwise directed by the Bankruptcy Court, a purported notice of withdrawal of a Ballot which is not received in a timely manner by the Ballot Agent will not be effective to withdraw a previously furnished Ballot.

     A holder of a Claim or Equity Interest who has previously submitted to the Ballot Agent prior to the Voting Deadline a properly completed Ballot may revoke such Ballot and change its vote by submitting to the Ballot Agent, or to such other entity designated by the Bankruptcy Court, prior to the Voting Deadline, a subsequent properly completed Ballot for acceptance or rejection of the Plan. In the case where more than one timely, properly completed Ballot is received, only the Ballot which bears the latest date will be counted for purposes of determining whether the relevant requirements for voting on the Plan have been satisfied.

VIII. CONFIRMATION AND CONSUMMATION OF THE PLAN

     A. CONFIRMATION HEARING

     Section 1128(a) of the Bankruptcy Code requires the Bankruptcy Court, after notice, to hold a hearing on confirmation of the Plan. By order of the Bankruptcy Court, the Confirmation Hearing has been scheduled for September 11, 1996 at 2:00 p.m. (New York City time), at the United States Bankruptcy Court for the Southern District of New York, Alexander Hamilton Custom House , Room 610-2, One Bowling Green, New York, New York 10004-1408. The Confirmation Hearing may be adjourned from time to time by the Bankruptcy Court without further notice except for an announcement made at the Confirmation Hearing or at any adjourned Confirmation Hearing.

     B. OBJECTIONS TO CONFIRMATION OF THE PLAN

     Section 1128(b) of the Bankruptcy Code provides that any party in interest may object to confirmation of a plan. Any objection to confirmation of the Plan must be made in writing, state that it is an objection to confirmation of the Plan, indicate the nature of the objection and the legal basis therefor, and be filed with and received by the Bankruptcy Court and served upon and received by the parties listed on the service list established in the Reorganization Cases, together with proof of service, on or before August 28, 1996 at 5:00 p.m. (New York City time).

     Without limiting the foregoing, objections must be served on the following:

                      237 Park Avenue Associates, L.L.C
                      1290 Associates, L.L.C.
                      c/o Olympia & York Companies (U.S.A.)
                      237 Park Avenue, 12th Floor
                      New York, New York 10017
                      Attn: Managing Attorney

                      Weil, Gotshal & Manges LLP
                      Attorneys for the Debtors
                      and Debtors in Possession
                      767 Fifth Avenue
                      New York, New York 10153
                      Attn: Brian S. Rosen, Esq.

                      Kelley Drye & Warren LLP
                      Attorneys for the Indenture Trustee
                      101 Park Avenue
                      New York, New York 10178
                      Attn: David E. Retter, Esq.

                      Battle Fowler LLP
                      Attorneys for the Ad Hoc
                      Committee
                      75 East 55th Street
                      New York, New York 10022
                      Attn: Douglas L. Furth, Esq.

                      Office of the United States Trustee
                      80 Broad Street--3rd Floor
                      New York, New York 10004
                      Attn: Mary Tom, Esq.

     Objections to confirmation of the Plan are governed by Bankruptcy Rule 9014. UNLESS AN OBJECTION TO CONFIRMATION IS TIMELY SERVED AND FILED, IT WILL NOT BE CONSIDERED BY THE BANKRUPTCY COURT.

     C. CONFIRMATION REQUIREMENTS

     At the Confirmation Hearing, the Bankruptcy Court will confirm the Plan only if all of the requirements of section 1129 of the Bankruptcy Code are satisfied. Among the requirements for confirmation of a plan are that the plan is (a) accepted by all impaired classes of claims and equity interests or, if rejected by an impaired class, that the plan 'does not discriminate unfairly' and is 'fair and equitable' as to such class, (b) accepted by at least one impaired class of claims, (c) feasible and (d) in the 'best interests' of holders of claims and equity interests impaired under the plan.

     1. Acceptance

     The Claims contained in Class 4 (Unimpaired Unsecured Claims) are unimpaired under the Plan and the holders thereof are conclusively presumed to have accepted the Plan under the Bankruptcy Code.

     Claims and Equity Interests contained in Class 1 (Priority Non-Tax Claims), Class 2 (Senior Claims), Class 3 (Other Secured Claims), Class 5 (General Unsecured Claims), Class 6 (Affiliated Unsecured Claims) and Equity Interests in Class 7 (Equity Interests) are impaired under the Plan. Accordingly, the holders of Claims in each of Class 1, Class 2, Class 3, Class 5, Class 6 and Class 7 are entitled to vote on the Plan. Under the Bankruptcy Code, a plan must be accepted by at least one impaired class of claims determined without including any acceptance of the plan by any insider to satisfy the confirmation requirements of section 1129. Therefore, the Plan must be accepted by holders of Claims in any of Class 1, Class 2, Class 3 or Class 5.

     2. 'Unfair Discrimination' and 'Fair and Equitable' Tests

     In the event that any impaired class does not accept the Plan, the Debtors nevertheless may seek confirmation of the Plan. To obtain confirmation, the Debtors must demonstrate to the Bankruptcy Court that the Plan 'does not discriminate unfairly' and is 'fair and equitable' with respect to such class. A plan does not discriminate unfairly if the legal rights of a dissenting class are treated in a manner consistent with the treatment of other classes whose legal rights are similar in priority to those of the dissenting class.

     The Bankruptcy Code establishes different 'fair and equitable' tests for secured creditors, unsecured creditors and equity holders as follows:

          (a) Secured Creditors. Either (i) each impaired secured creditor retains its liens securing its secured claim and receives on account of its secured claim deferred Cash payments having a present value equal to the allowed amount of its secured claim or (ii) each impaired secured creditor realizes the 'indubitable equivalent' of its allowed secured claim, or (iii) the property securing the claim is sold free and clear of Liens, with such Liens to attach to the sale proceeds and the treatment of such Liens on proceeds as provided in clause (i) or (ii) of section 1129(b)(2)(A) of the Bankruptcy Code.

          (b) Unsecured Creditors. Either (i) each impaired unsecured creditor receives or retains under the plan property of a value equal to the allowed amount of its claim, or (ii) all holders of claims and interests that are junior to the claims of the dissenting class may not receive or retain any property under the plan, subject to the possible applicability of a judicially-created exception relating to the contribution of 'new value' by holders of equity interests.

     Based upon the participation of the Noteholders serving on the Ad Hoc Committee in the development of the Plan, their expressions of support for the Plan and expressions of support of the Plan by Whitehall, and certain other Noteholders (all of the foregoing Noteholders representing, in the aggregate, approximately seventy five percent (75%) of Senior Claims), the Debtors believe that Class 2 (Senior Claims) will vote to accept the Plan. Because Class 3 (Other Secured Claims) will either be paid in full, in Cash, on the Effective Date, have their claims reinstated or receive the property securing their claims, the Debtors believe that Class 3 will vote to accept the Plan. With respect to Class 1 (Priority Non-Tax Claims) and Class 5 Claims (General Unsecured Claims), the Plan provides that the holders of such claims will be paid in full in Cash on the Effective Date and Debtors believe that Class 1 and 5 will vote to accept the Plan. Because Affiliates of the Debtors control all of the Class 6 Claims (Affiliate Unsecured Claims) the Debtors believe that Class 6 will vote to accept the Plan. Additionally, because all of the Equity Interests in Class 7 (Limited Partner Equity Interests) are either controlled by Affiliates of the Debtors or, with respect to JMB LP, have indicated their support of the Plan, the Debtors believe that Class 7 will vote to accept the Plan.

     Accordingly, the Debtors do not anticipate that any impaired class entitled to vote will vote to reject the Plan and, consequently, the Debtors do not believe that the 'unfair discrimination' and 'fair and equitable' tests will need to be satisfied. However, the Debtors reserve the right to seek confirmation of the Plan pursuant to section 1129(b)(2)(B) if any class of Claims which is impaired and entitled to vote does not vote to accept the Plan by the statutory majorities required by the Bankruptcy Code.

     3. Feasibility of the Plan

     For the Plan to be confirmed, the Bankruptcy Court must determine that it is 'feasible' as required by section 1129(a)(11) of the Bankruptcy Code. This test has been construed to mean that the Debtor will have sufficient resources to meet its obligations under the Plan on a timely basis according to its terms.

     Except for Class 2 Claims (Senior Claims) and Class 7 Interests (Equity Interests), Closing Cash will be used to satisfy all Claims under the Plan. With respect to Class 2 Claims (Senior Claims), based upon the Cash Flow Projections for the REIT and the Properties annexed hereto as Exhibit 4, VCG believes that the Property Owning Partnerships will have sufficient cash flow to pay debt service obligations in respect of the New Notes, or any indebtedness incurred pursuant to a Conventional Financing

Alternative, and to refinance such indebtedness as it matures. See 'RISK FACTORS--Accuracy of Financial Projections.' With respect to Class 7 Interests (Equity Interests), no Cash payments are required under the Plan. Based on the estimated amount of Claims and the Debtors' Cash anticipated to be on hand on the Effective Date and based on the anticipated operations of the Debtors, prior to the Effective Date, the Debtors believe that they have sufficient resources to satisfy all of its obligations under the Plan and, therefore, the Plan is feasible as required by the Bankruptcy Code.

     4. 'Best Interests' Test

     With respect to each impaired class of Claims and Equity Interests, confirmation of the Plan requires that each holder of a Claim or Equity Interest in such class either (a) vote to accept the Plan or (b) receive or retain under the Plan property of a value, as of the Effective Date of the Plan, that is not less than the value that such holder would receive or retain if the Debtors were liquidated in a hypothetical liquidation under chapter 7 of the Bankruptcy Code.

     Although no formal appraisals of the Properties or any other assets related to the Properties have been obtained, the financial advisor to the Ad Hoc Committee believes that the fair market value of the Properties ranges between Six Hundred Twenty Five Million ($625,000,000) and Seven Hundred Twenty Million Dollars ($720,000,000). The financial advisor to the Ad Hoc Committee believes that in a chapter 7 liquidation the Properties would sell for less than the fair market value of the Properties.

     Additionally, in a chapter 7 liquidation there would not be any distribution for the Claims or Equity Interests in Classes 1 (Priority Non-Tax Claims), 5 (General Unsecured Claims), 6 (Affiliate Unsecured Claims) and 7 (Equity Interests) because the Debtors have no unencumbered assets and all of the Debtors' assets would be distributed to the Indenture Trustee. Accordingly, the 'best interest' test is satisfied for such Classes. Each of the four alternative treatments for the holders of Claims in Class 3 (Other Secured Claims) provides the holders of such Claims with distributions which are equal in value to the value of their Claims. Accordingly the 'best interest' test is satisfied for Class 3. Because Class 4 (Unimpaired Unsecured Claims) is unimpaired, and is deemed to have accepted the Plan, the best interests test need not be applied to the recoveries of Class 4.

     Under the Plan, the holders of Senior Claims will receive, subject to adjustment if the Conventional Financing Alternative is consummated, (i) Eleven Million One Hundred Sixty Thousand (11,160,000) shares of REIT Stock,
(ii) Three Hundred Ninety One Million Dollars ($391,000,000) in principal amount of New Notes, and (iii) ninety three percent (93%) of the Subscription Rights. These Plan Securities, together with the Plan Securities issued to the Morgan Loan Lenders, will evidence all but a very small and difficult to quantify percentage of the economic value inherent in the Properties. In addition, the Plan Securities will evidence the same extremely high percentage of the economic value of (a) the Tenant Notes, in which the Indenture Trustee does not have a perfected security interest, and (b) Equityco's interest (estimated at up to One Million Two Hundred Thousand Dollars ($1,200,000)) in a reserve for payment of utility taxes established pursuant to the 2 Broadway Plan, which would not be available to holders of Existing Notes in a liquidation scenario. The claim against Equityco will, however, be withdrawn.

     If the Debtors were liquidated in a chapter 7 case, two significant costs would be incurred that would adversely affect the recovery of holders of Senior Claims. First, a chapter 7 liquidation would require the estate to incur the increased costs and expenses of a chapter 7 liquidation, including, possibly, commissions of up to three percent (3%) payable to a trustee in bankruptcy and professional advisors to such trustee. Second, in a chapter 7 liquidation, the holders of the Existing Notes would have to pay New York City and State real property transfer taxes of three and twenty five thousandths percent (3.025%) of the value of the Properties. Moreover, due to an inability to lease the Properties in chapter 7, the value of the Properties may decline in a chapter case of indeterminate duration. Finally, any sale in chapter 7 liquidation would likely result in a distress sales price.

     On balance, the Debtors believe that the holders of Senior Claims will receive more under the Plan than in a liquidation scenario.

     D. CONSUMMATION OF THE PLAN

     The Plan will be consummated on the Effective Date. The Effective Date will occur on the later to occur of (a) the first
Business Day which is no less than eleven (11) days after the Confirmation Date, or (b) such other date as is fixed from time to time by the Debtors, upon Noteholder Consent, by filing a notice thereof with the Bankruptcy Court, but in no event will the Effective Date occur earlier than the date on which each of the conditions precedent to the occurrence of the Effective Date contained in Section 18.2 of the Plan has been waived or satisfied in accordance with Section 18.3 of the Plan.

     The Plan is to be implemented in compliance with the provisions of the Bankruptcy Code.

IX. ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN

     The Debtors believe that the Plan provides the holders of Claims with the potential for the greatest realization on the Properties and interests in property of the Debtors and, therefor, is in the best interests of such holders. If the Plan is not confirmed, the Reorganization Cases could continue, alternative plan or plans of reorganization could be proposed and confirmed, or the estates of the Debtors could be liquidated under chapter 7 or chapter 11 of the Bankruptcy Code.

     A. CONTINUATION OF THE REORGANIZATION CASES

     If the Debtors remain in chapter 11, they may be able to continue for an unspecified period of time to operate their businesses and manage the Properties as debtors in possession, assuming that the Indenture Trustee consents to the Debtors' continued use of Cash collateral or that the Debtors could successfully assert their right to use Cash collateral. However, the Debtors would remain subject to the restrictions imposed by the Bankruptcy Code and to the operating and financial constraints associated with the bankruptcy proceedings, and would incur continuing significant expenses associated with such proceedings.

     B. ALTERNATIVE JOINT PLAN OF REORGANIZATION

     If the Plan is not confirmed, and the transactions contemplated thereunder cannot be implemented, the Debtors or any other party in interest in the Reorganization Cases could undertake to formulate, propose and solicit acceptances to an alternate plan of organization. Such an alternative plan might involve a reorganization and continuation of the business of the Debtors or a liquidation of their properties or interests in property. Any such plan may be similar in certain respects to the Plan or might involve the sale of the Properties.

     C. LIQUIDATION UNDER CHAPTER 7

     Alternatively, a liquidation of the Debtor under chapter 7 of the Bankruptcy Code could be effected, with the results described above under 'Best Interests Test.'

     D. SECTION 1129 (B)

     The Debtors reserve the right to request confirmation of the Plan in accordance with the 'cram down' provisions of section 1129(b) of the Bankruptcy Code.

X. CONCLUSION

     The Debtors believe that the Plan is in the best interests of all holders of Claims and Equity Interests and urge all holders of impaired Claims and Equity Interests to vote to accept the Plan and to evidence such acceptance by returning their Ballots so that they will be received by the Ballot Agent by the Voting Deadline.

Dated: New York, New York
       August 9, 1996

                                   Respectfully submitted,
                                   237 PARK AVENUE ASSOCIATES, L.L.C.
                                   By: O&Y NY Building Corp., its

                                Managing Member
                                   By: /s/ JOHN A.MOORE____________________
                                     Name: John A. Moore
                                     Title: Authorized Representative

                                    1290 ASSOCIATES, L.L.C.
                                By: O&Y NY Building Corp., its Managing
                                       Member
                                  By: /s/ JOHN A. MOORE____________________
                                         Name: John A. Moore
                                         Title: Authorized Representative

/s/ BRIAN S. ROSEN_____________________
Brian S. Rosen, Esq.
(BSR 0571)
WEIL, GOTSHAL & MANGES LLP
Attorneys for the Debtors
  and Debtors in Possession
767 Fifth Avenue
New York, New York 10153
(212) 310-8000
Brian S. Rosen, Esq. (BSR 0571)

                                                                       EXHIBIT
1

                     SECOND AMENDED PLAN OF REORGANIZATION

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
 ......................................................................... X

In re:
                                                    :
                                                       Chapter 11 Case Nos.
237 PARK AVENUE ASSOCIATES, L.L.C.
                                                    :  96 B 42177 (JLG) and
and 1290 ASSOCIATES, L.L.C.,                           96 B 42178 (JLG)
                                                    :
                               Debtors.             (Jointly Administered)

                                                    :


 ......................................................................... X

                          SECOND AMENDED JOINT PLAN OF
                                 REORGANIZATION
                     OF 237 PARK AVENUE ASSOCIATES, L.L.C.
                          AND 1290 ASSOCIATES, L.L.C.

                                              WEIL, GOTSHAL &
                                              MANGES LLP
                                              Attorney for the Debtors
                                              in Possession
                                              767 Fifth Avenue
                                              New York, New York 10153
                                              (212) 310-8000
                                             Brian S. Rosen, Esq. (BR0571)

                               TABLE OF CONTENTS

ARTICLE I

DEFINITIONS.............................      1

ARTICLE II

PROVISIONS FOR PAYMENT OF ADMINISTRATIVE EXPENSE CLAIMS
AND PRIORITY TAX CLAIMS...................................     11

    2.1 Expenses ofAdministration..........      2.2
        Priority Tax Claims............      2.3
        Professional Fees..............

ARTICLE  III  OF CLAIMS AND EQUITY INTERESTS...

    3.1 Classification...
    3.2 Voting.........................


                                  ARTICLE III

ARTICLE  IV PROVISIONS
    FOR TREATMENT OF PRIORITY NON-TAX CLAIMS...

    4.1 Classification...
    4.2 Treatment........


ARTICLE V PROVISIONS
    FOR TREATMENT OF SENIOR CLAIMS...
    5.1 Classification...
    5.2 Allowance..............
    5.3  Treatment...........


ARTICLE  VI PROVISIONS
    FOR TREATMENT OF OTHER SECURED CLAIMS...
    6.1 Classification...
    6.2 Treatment.....


ARTICLE VII FOR TREATMENT OF
    INSURED CLAIMS AND TENANT REIMBURSEMENT
    CLAIMS...
    7.1 Classification...
    7.2 Treatment..........

ARTICLE  VIII PROVISIONS
    FOR TREATMENT OF GENERAL UNSECURED CLAIMS...
    8.1 Classification...
    8.2 Treatment....

ARTICLE  IX PROVISIONS
    FOR TREATMENT OF AFFILIATE UNSECURED CLAIMS...
    9.1 Classification...
    9.2 Treatment.....

ARTICLE X PROVISIONS FOR TREATMENT OF EQUITY INTERESTS...
    10.1 Classification...
    10.2 Treatment.....

ARTICLE XI  DISTRIBUTIONS TO CONSUMMATE
    SETTLEMENT AGREEMENT.....

ARTICLE XII  OPTIONAL DISTRIBUTIONS....
    12.1 General Provisions Regarding Distributions
         to Distributees......
    12.2 Election Procedure..
    12.3 Standard Election...................
    12.4 Non-Standard Election..................
    12.5 Subscription Rights.................
    12.6 Fractional Shares...................

ARTICLE XIII IMPLEMENTATION OF THE PLAN...
    13.1  Delivery of Plan Documents...
    13.2  Cash Distribution in Lieu of New Notes....
    13.3  Certain Other Agreements.................
    13.4  Issuance of Securities...................
    13.5  Distributions to Indenture Trustee and Security Holders..
    13.6  Surrender of Securities.....
    13.7  Withholding of Taxes................
    13.8  Boards of Directors of REIT, GP Corps. and Upper Tier GP Corp.....
    13.9  Qualification as REIT...............
    13.10 Registration Statement...............

                                       i


ARTICLE  XIV PROVISIONS GOVERNING DISTRIBUTIONS...

ARTICLE XIV
   14.1 Date of Distributions........................
   14.2 Disbursing Agent...................
   14.3 Source of Distributions................................
   14.4 Delivery of Distributions..............................
   14.5 Time Bar to Cash Payments..................................
   14.6 Manner of Payment Under the Plan..................

ARTICLE  XV RIGHTS AND POWERS OF DISBURSING AGENT...
    15.1 Exculpation...
    15.2 Powers of the Disbursing Agent......

ARTICLE XVI RESOLVING
   AND TREATING DISPUTED CLAIMS UNDER THE PLAN...
   16.1 Prosecution of Objections...
   16.2 No Distributions Pending Allowance.........................
   16.3 Claims Reserve............................
   16.4 Distributions After Allowance........................
   16.5 Remaining Funds..........................
   16.6 Allowance and Objection to Allowance of Tenant
        Reimbursement Claims......................................
   16.7 Allowance and Objection to Allowance of Priority Utility
        Tax Claims......................................
   16.8 Distributions After Effective Date............

ARTICLE XVII EXECUTORY CONTRACTS AND UNEXPIRED LEASES...
   17.1 General Treatment...
   17.2 Amendments to Schedule; Effect of Amendments..............
   17.3 Bar to Rejection Damages.....................

ARTICLE XVIII CONDITIONS
   PRECEDENT TO CONFIRMATION OF PLAN AND TO EFFECTIVE DATE...
   18.1  Conditions Precedent to Confirmation
         of the Plan...
   18.2  Conditions Precedent to Effective Date of the
         Plan..........
   18.3  Waiver of Conditions Precedent.....................

ARTICLE XIX EFFECT OF CONFIRMATION...
   19.1  Jurisdiction...
   19.2  Vesting and Liens...................
   19.3  Equityco Claims.....................
   19.4  2 Broadway Plan..........................
   19.5  Binding Effect..........................

ARTICLE XX RELEASES,
   INJUNCTIONS AND WAIVER OF CLAIMS...
   20.1 Release of the O&Y Releasees...
   20.2 Release of the Plan Releasees.......................
   20.3 Injunction..........................................
   20.4 Avoidance and Recovery Actions.............

ARTICLE XXI RETENTION OF JURISDICTION...

   21.1 Retention of Jurisdiction...
   21.2 Modification of Plan.............................

ARTICLE XXII MISCELLANEOUS PROVISIONS...
  22.1 Payment of Statutory Fees...
  22.2 Retiree  Benefits..............................
  22.3 Dissolution of Creditors' Committee....................
  22.4 Post-Effective Date Fees and Expenses.................
  22.5 Severability of Plan Provisions.........................
  22.6 Governing Law.....................
  22.7 Time of the Essence.............................
  22.8 Reasonable Cooperation.................................
  22.9 Notices.................................
  22.10 Action By Indenture Trustee........................
  22.11 O&Y Administrative Expense Claim...
  22.12 VCG Fees...........................
  22.13 Confirmation Request.................................



                                       ii

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
 ........................................................................ X

In re:
:                            Chapter 11 Case Nos.
237 PARK AVENUE ASSOCIATES, L.L.C. 96 B 42177 (JLG) and: 96 B 42178 (JLG) and 1290 ASSOCIATES, L.L.C., (Jointly Administered)
                             : Debtors.

                             :


 ......................................................................... X

                           SECOND AMENDED JOINT PLAN
                               OF REORGANIZATION
                     OF 237 PARK AVENUE ASSOCIATES, L.L.C.
                          AND 1290 ASSOCIATES, L.L.C.

     237 Park Avenue Associates, L.L.C. and 1290 Associates, L.L.C. hereby propose the following joint plan of reorganization pursuant to sections 1121(a) and (c) of title 11 of the United States Code.

                                           WEIL, GOTSHAL & MANGES LLP
                                           Attorney for the Debtors
                                           in Possession
                                           767 Fifth Avenue
                                           New York, New York 10153
                                           (212) 310-8000
                                           Brian S. Rosen, Esq. (BR 0571)

                                   ARTICLE I
                                  DEFINITIONS

     As used in the Plan, each of the following terms shall have the respective meaning specified below and such meaning shall be equally applicable to the singular and plural forms of the terms defined. All of the definitions and provisions contained in this Article I are and shall be regarded as integral, substantive and operative provisions of the Plan.

     1.1 2 Broadway L.P.: 2 Broadway Associates, L.P., a Delaware limited partnership.

     1.2 2 Broadway Plan: The Plan of Reorganization of 2 Broadway Associates, L.P., dated June 20, 1995, in Case No. 95 B 42724 (JLG), and confirmed by order of the Bankruptcy Court, dated August 28, 1995.

     1.3 2 Broadway Tax Certiorari Proceeds: The Net Tax Proceeds remaining after payment of Allowed Tenant Reimbursement Claims, both as defined in the 2 Broadway Plan, pursuant to the 2 Broadway Plan.

     1.4  2 Broadway Utility Tax Reserve:  The reserve established pursuant to
Section 9.7 of the 2 Broadway Plan for the payment of Priority Utility Tax Claims, as defined in the 2 Broadway Plan.

     1.5 237 Assumption and Security Agreement: The Debt Assumption, Release and Security Agreement, dated as of the Effective Date, by and among the Debtors, Building Corp., Equityco and the Indenture Trustee, substantially in the form contained in the Plan Supplement.

     1.6 237 Corp.: 237 GP Corp., a Delaware corporation and a wholly-owned subsidiary of the REIT.

     1.7 237 Excess Amount: A portion of the Excess Amount equal to Sixty Million Dollars ($60,000,000).

     1.8 237 L.L.C.: 237 Park Avenue Associates, L.L.C., a New York limited liability company, formerly 237 Park Avenue Associates, a New York general partnership.

     1.9 237 Operating Agreement Modification: The Modification of Operating Agreement of 237 L.L.C., dated as of the Effective Date, by and among the JMB LP, Equityco and Building Corp., substantially in the form contained in the Plan Supplement.

     1.10 237 Park Partners, L.P.: 237 Park Partners, L.P., a Delaware limited partnership.

     1.11 237 Property: The real property and improvements commonly referred to as 237 Park Avenue, New York, New York.

     1.12 1290 Assumption and Security Agreement: The Debt Assumption, Release and Security Agreement, dated as of the Effective Date, by and among the Upper Tier Limited Partnership, Building Corp., Equityco and the Indenture Trustee, substantially in the form contained in the Plan Supplement.

     1.13 1290 Corp.: 1290 GP Corp., a Delaware corporation and a wholly-owned subsidiary of the REIT.

     1.14 1290 Excess Amount: The difference between the Excess Amount and the 237 Excess Amount.

     1.15 1290 Ground Lease: That certain Lease, dated February 25, 1959, between Martha F. Keeping, as landlord, and 91078 Corporation, as tenant, recorded in the Office of the Register of The City of New York, New York County in Liber 5068, cp. 489, as modified and amended by certain agreements recorded in the Office of the Register of the City of New York, New York County in Liber 5122, cp. 139 and Liber 5122, cp. 584 and by certain unrecorded Lease Extension Agreements, dated February 25, 1994, January 1, 1995, August 31, 1995, January 31, 1996 and March 14, 1996, and as to which the interests of landlord and tenant were assigned (following mesne assignments) to 1290 L.L.C.

     1.16 1290 L.L.C.: 1290 Associates, L.L.C., a New York limited liability company, formerly 1290 Associates, a New York general partnership.

     1.17 1290 Partners, L.P.: 1290 Partners, L.P., a Delaware limited partnership.

     1.18 1290 Property: The real property and improvements commonly referred to as 1290 Avenue of the Americas, New York, New York.

     1.19 Administrative Claims Bar Date: 4:00 p.m., New York City time, on the ninetieth (90th) day following the Effective Date.

     1.20 Administrative Expense Claim: Any claim constituting a cost or expense of administration of the Reorganization Cases asserted under section 503(b) of the Bankruptcy Code, including, without limitation, (a) any actual and necessary costs and expenses of preserving the estates of the Debtors, (b) any actual and necessary costs and expenses of operating the businesses of the Debtors in Possession, (c) any indebtedness or obligations incurred or assumed by the Debtors in Possession in connection with the conduct of their businesses or for the acquisition or lease of property or the rendition of services, (d) any costs and expenses of the Debtors in Possession for the management, maintenance, preservation, sale or other disposition of any assets, the administration and implementation of the Plan, and the prosecution or defense of claims by or against the Debtors, (e) any allowances of compensation and reimbursement of expenses to the extent allowed by Final Order under section 330 or 503 of the Bankruptcy Code, whether arising before or after the Effective Date and (f) any fees or charges assessed against the estate of either Debtor under section 1930, chapter 123, title 28, United States Code.

     1.21 Affiliate: With reference to any Entity, any other Entity that, within the meaning of Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended, 'controls,' is 'controlled by' or is under 'common control with' such Entity.

     1.22 Affiliate Unsecured Claim: Any Unsecured Claim against either of the Debtors held by an O&Y Affiliate, other than a Qualifying Affiliate Unsecured Claim and a Tenant Reimbursement Claim.

     1.23 Allowed: With reference to any Claim or Equity Interest, (i) any Claim against or Equity Interest in either Debtor allowed hereunder, (ii) any Claim against or Equity Interest in either Debtor, proof of which was filed on or before the date designated by the Bankruptcy Court in accordance with Rule 3003(c)(3) of the Bankruptcy Rules as the last date for filing proofs of claim against the Debtors or such other date as has been authorized by an order of the Bankruptcy Court, or (iii) if no proof of claim was so filed, any Claim against or Equity Interest in either Debtor which has been listed by such Debtor in its Schedules, as such Schedules may be amended from time to time in accordance with Rule 1009 of the Bankruptcy Rules, as liquidated in amount and not disputed or contingent; provided, however, that with respect to the preceding clauses (ii) and (iii) no objection to the allowance thereof has been interposed within the applicable period of limitation fixed by the Plan, the Bankruptcy Code, the Bankruptcy Rules or a Final Order or as to which an objection has been interposed, to the extent such Claim or Equity Interest has been allowed, in whole or in part, by a Final Order. For purposes of determining the amount of an 'Allowed Claim', there shall be deducted therefrom an amount equal to the amount of any claim which a Debtor may hold against the holder thereof, to the extent such claim may be set off pursuant to section 553 of the Bankruptcy Code.

     1.24 Asset Management Agreement: An agreement between the REIT and the Asset Manager, executed on or before the Effective Date, upon Noteholder Consent, providing for the general oversight of the assets of the REIT from and after the Effective Date and otherwise on terms no less favorable to the REIT than those set forth in the Disclosure Statement.

     1.25  Asset Manager:  VCG.

     1.26 Assignment of the Remaining 2 Broadway Assets: The Assignment of Remaining 2 Broadway Assets, dated as of the Effective Date, by and among 1290 L.L.C., 2 Broadway L.P., 2 Broadway Associates and 2 Broadway Land Company, substantially in the form contained in the Plan Supplement.

     1.27 Ballot: The form or forms distributed to each holder of an impaired Claim or Equity Interest on which is to be indicated acceptance or rejection of the Plan and, to the extent applicable, the election of distributions and the subscription of additional shares of REIT Stock contained in Article XII hereof.

     1.28 Ballot Agent: The Entity designated by the Debtors and approved by the Bankruptcy Court to, among other things, receive and tabulate acceptances and rejections of the Plan and the election of distributions and the subscriptions of additional shares of REIT Stock hereunder.

     1.29 Ballot Date: The date set by the Bankruptcy Court by which all Ballots for acceptance or rejection of the Plan and, to the extent applicable, the election of distributions and the subscription for additional shares of REIT Stock contained in Article XII hereof, must be received by the Ballot Agent.

     1.30 Bankruptcy Code: The Bankruptcy Reform Act of 1978, as codified under title 11 of the United States Code and as in effect on the Confirmation Date.

     1.31 Bankruptcy Court: The United States Bankruptcy Court for the Southern District of New York having jurisdiction over the Reorganization Cases.

     1.32 Bankruptcy Rules: The Federal Rules of Bankruptcy Procedure as in effect on the Confirmation Date.

     1.33 Bar Date: May 15, 1996, the date established by the Bankruptcy Court as the last date for filing proofs of claim, other than proofs of claim with respect to Administrative Expense Claims, in the Reorganization Cases.

     1.34  Building Corp.:  O&Y NY Building Corp., a Delaware corporation.

     1.35  Business Day:  Any day other than (i) a Saturday, (ii) a Sunday,
(iii) any other day on which banking institutions in New York, New York are required or authorized to be closed by law or executive order or (iv) Rosh Hashanah (first day), Yom Kippur and the Friday after Thanksgiving.

     1.36  Cash:  Legal tender of the United States of America.

     1.37 Cash Collateral Stipulation: That certain Stipulation and Order Pursuant to Sections 361 and 363 of the Bankruptcy Code and Fed. R. Bankr. P. 2002 and 4001 Authorizing Debtors to Use Cash Collateral, dated April 25, 1996, by and among the Indenture Trustee, the Debtors and O&Y Management Corp., as amended or modified.

     1.38 Cash Management Agreement: That certain Cash Management Agreement, dated June 20, 1995, by and among 1290 Associates, 237 Park Avenue Associates, NationsBank of Tennessee, N.A., as Indenture Trustee, and O&Y Management Corp., together with that certain letter agreement, dated September 18, 1995, by and among 1290 Associates, 237 Park Avenue Associates and NationsBank of Tennessee, N.A., as Indenture Trustee, as each of the foregoing has been amended to date.

     1.39 Causes of Action: Any and all actions, liabilities, obligations, rights, suits, debts, sums, of money, damages, judgments, claims and demands whatsoever, whether known or unknown, in law, equity or otherwise.

     1.40  CIBC:  The Canadian Imperial Bank of Commerce.

     1.41 CIBC Settlement: An agreement, to be entered into upon Noteholder Consent, providing for a settlement by and among 237 L.L.C., CIBC and Devco of all claims relating to or arising out of CIBC's lease of space at the 237 Property, including payment by CIBC to 237 L.L.C. of Four Million Five Hundred Thousand Dollars ($4,500,000).

     1.42 Citibank Release: A release of the lien on and any claim to the JMB Notes to be executed and delivered by Citibank, N.A., on or prior to the Effective Date, such release in form and substance satisfactory to the Indenture Trustee in the exercise of its reasonable discretion.

     1.43 Claim: Any right to payment from either Debtor, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, known or unknown or any right to an equitable remedy for breach of performance if such breach gives rise to a right of payment from either Debtor, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured.

     1.44 Claims Reserve: One or more segregated accounts in which Closing Cash shall be held for distribution in accordance with Section 16.3 hereof.

     1.45 Class: A category of holders of Claims or Equity Interests as set forth in Article III of the Plan.

     1.46 Closing Cash: The amount of Cash to be determined by the Debtors, with the consent of the Indenture Trustee, which consent shall not be unreasonably withheld or delayed, to be the amount necessary to pay all Claims and fund all reserves required to be funded on the Effective Date pursuant to the Plan.

     1.47 Collateral: Any property or interest in property of the estate of either Debtor subject to an unavoidable Lien to secure the payment or performance of a Claim.

     1.48 Confirmation Date: The date upon which the Clerk of the Bankruptcy Court enters the Confirmation Order.

     1.49 Confirmation Hearing: The hearing held by the Bankruptcy Court to consider confirmation of the Plan in accordance with section 1129 of the Bankruptcy Code, as such hearing may be adjourned or continued from time to time.

     1.50 Confirmation Order: The order of the Bankruptcy Court confirming the Plan in accordance with the provisions of chapter 11 of the Bankruptcy Code and Section 18.1 hereof.

     1.51 Contributed Debt: An undivided Three Hundred Million Dollars ($300,000,000) in outstanding principal amount of Existing Notes, or, if the Conventional Financing Alternative is consummated in an amount in excess of Four Hundred Million Dollars ($400,000,000), an undivided outstanding amount of Existing Notes equal to Three Hundred Million Dollars ($300,000,000) minus such excess, in either case (a) to be contributed by the Indenture Trustee, on behalf of the Noteholders, to the REIT pursuant to the Noteholders Contribution and Participation Agreement, (b) to be contributed by the REIT to the Lower Tier Limited Partnership and (c) to be contributed by the Lower Tier Limited Partnership to the Property Owning Partnerships and allocated between 237 Park Partners, L.P. and 1290 Partners, L.P. as set forth in the Debt Contribution Agreement.

     1.52 Conventional Financing Alternative: The mortgage loan financing which may be consummated by the Property Owning Partnerships pursuant to
Section 13.2 hereof, the net proceeds of which would be distributed in lieu of New Notes.

     1.53 Conventional Financing Cash Distribution: A distribution of Cash in accordance with Section 13.2 hereof, which distribution shall be in an amount equal to the net proceeds from the consummation of the Conventional Financing Alternative available for distribution after payment of all commitment or financing fees, legal fees, customary closing costs, recording fees and similar charges but in no event greater than Four Hundred Million Dollars ($400,000,000).

     1.54 Conveyancing Documents: The documents, substantially in the forms contained in the Plan Supplement or as Exhibits to the Property Contribution Agreements, each dated as of the Effective Date, providing for the transfer and assignment of the Properties and certain other property of the Debtors to the Property Owning Partnerships or the REIT, as the case may be, and certain agreements related thereto.

     1.55 Creditors' Committee: Any statutory unsecured creditors' committee which may be appointed by the Bankruptcy Court and the United States Trustee in the Reorganization Cases pursuant to section 1102 of the Bankruptcy Code.

     1.56 Debt Contribution Agreement: The Debt Contribution Agreement, dated as of the Effective Date, by and among the REIT, the Lower Tier Limited Partnership and the Property Owning Partnerships, substantially in the form contained in the Plan Supplement.

     1.57 Debtors: 237 L.L.C. and 1290 L.L.C., the debtors in the Reorganization Cases.

     1.58 Debtors in Possession: The Debtors in their capacity as debtors in possession under sections 1107(a) and 1108 of the Bankruptcy Code.

     1.59 Devco: O&Y (U.S.) Development Company, L.P., a Delaware limited partnership.

     1.60  Disbursing Agent:  The Indenture Trustee and/or such other
Entity as may be designated by the Property Owning Partnerships, serving in the capacity of disbursing agent. References in the Plan or any Plan Document to the Indenture Trustee in its capacity as, or in discharging the functions of, the Disbursing Agent shall be construed as references to the Indenture Trustee or such other Entity as may be acting in the capacity of disbursing agent in such context.

     1.61 Disclosure Statement: The disclosure statement related to the Plan, dated as of the date hereof, including the exhibits thereto, as the same may be amended, modified or supplemented from time to time and approved by the Bankruptcy Court in accordance with section 1125 of the Bankruptcy Code.

     1.62 Disputed Claim: A Claim against either of the Debtors which has not been Allowed hereunder, to the extent that the allowance of such Claim is the subject of a timely objection or request for estimation in accordance with the Plan, the Bankruptcy Code, or the Bankruptcy Rules or is otherwise disputed in accordance with applicable law, which objection, request for estimation or dispute has not been withdrawn or determined by Final Order; provided, however, that, for purposes of determining the aggregate amount of Disputed Claims against the Debtors' chapter 11 estates, 'Disputed Claims' shall mean the lesser of (a) Disputed Claims as filed with the Bankruptcy Court, or (b) Disputed Claims as estimated by the Bankruptcy Court pursuant to section 502(c) of the Bankruptcy Code; and provided, further, that, in the event that the Bankruptcy Court shall estimate a Disputed Claim pursuant to section 502(c) of the Bankruptcy Code, such estimation shall constitute and represent the maximum amount in which such Claim may ultimately become an Allowed Claim.

     1.63 Distributable Cash: All Cash owned by (i) the Debtors on the Effective Date, including, without limitation, amounts held by the Indenture Trustee pursuant to the Indenture, the Cash Management Agreement or the Cash Collateral Stipulation, net of Closing Cash and (ii) the Limited Partner Entities from and after the Effective Date (other than partnership distributions from the respective Property Owning Partnerships).

     1.64  Distributees:  The holders of Senior Claims and the Morgan Loan
Lenders.

     1.65 Effective Date: The later to occur of (a) the first Business Day which is no less than eleven (11) days (calculated under Rule 9006 of the Bankruptcy Rules) after the Confirmation Date, or (b) such other date as is fixed from time to time by the Debtors, upon Noteholder Consent, by filing a notice thereof with the Bankruptcy Court, but in no event shall the Effective Date occur earlier than the date on which each of the conditions precedent to the occurrence of the Effective Date contained in Section 18.2 hereof has been satisfied or waived in accordance with Section 18.3 hereof.

     1.66 Election Amount: The Nine Hundred Two Million Six Hundred Three Thousand Four Hundred Ninety Two Dollars ($902,603,492) of aggregate unpaid principal in respect of the Existing Notes.

     1.67 Entity: An individual, a corporation, a partnership, a limited liability company, an association, a joint stock company, a joint venture, an estate, a trust, an unincorporated organization, a government or any subdivision thereof or any other entity.

     1.68  Equityco:  O&Y Equity Company L.P., a Delaware limited partnership.

     1.69 Equity Election Ratio: The fraction set forth in Section 12.4(a)(ii) hereof.

     1.70 Equity Interest: Any equity interest in either of the Debtors or any interest or a right to convert into an interest or acquire any equity interest which was in existence immediately prior to the Petition Date.

     1.71 Excess Amount: The excess of (i) the full amount in the aggregate of all principal, interest, fees and charges due and owing as of the Petition Date under the Indenture, the Existing Notes and all documents and instruments related thereto, over (ii) Seven Hundred Million Dollars ($700,000,000).

     1.72 Excess Amount Release: The Release of Assumed Debt and Termination of Security Agreement, dated as of the Effective Date, by the Indenture Trustee in favor of Building Corp. and Equityco, substantially in the form contained in the Plan Supplement; provided, however, that such agreement shall not in any way impair the right of the Indenture Trustee to receive payment in full for its fees and charges as Administrative Expense Claims under the Plan.

     1.73  Exchange Act:  The Securities Exchange Act of 1934, as amended.

     1.74 Existing Notes: The notes in the aggregate original principal amount of Nine Hundred Seventy Million Dollars ($970,000,000) issued under the Indenture, the outstanding principal amount of which, as of the Petition Date, was approximately Nine Hundred Two Million Six Hundred Three Thousand Four Hundred Ninety Two Dollars ($902,603,492).

     1.75 Final Order: An order of the Bankruptcy Court as to which the time to appeal, petition for certiorari or move for reargument or rehearing has expired and as to which no appeal, petition for certiorari or other proceedings for reargument or rehearing shall then be pending; and if an appeal, writ of certiorari, reargument or rehearing thereof has been sought, such order of the Bankruptcy Court shall have been affirmed by the highest court to which such order was appealed, or certiorari shall have been denied or reargument or rehearing shall have been denied or resulted in no modification of such order, and the time to take any further appeal, petition for certiorari or move for reargument or rehearing shall have expired; provided, however, that the possibility that a motion under Rule 59 or Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules, may be but has not then been filed with respect to such order, shall not cause such order not to be a Final Order.

     1.76 General Unsecured Claim: Any Unsecured Claim (including any Qualifying Affiliate Unsecured Claim), other than an Administrative Expense Claim, a Priority Non-Tax Claim, a Priority Tax Claim, an Insured Claim, a Tenant Reimbursement Claim or an Affiliate Unsecured Claim.

     1.77  GP Corps:  237 Corp. and 1290 Corp., collectively.

     1.78 GP Corp. Documents: The certificates of incorporation and by-laws of the GP Corps, substantially in the forms contained in the Plan Supplement.

     1.79 GP Interest: A ninety five percent (95%) interest, as a general partner, in the Lower Tier Limited Partnership.

     1.80 Indemnification Agreement: The Indemnification Agreement, dated as of the Effective Date, by and among the REIT and its initial officers and directors, substantially in the form contained in the Plan Supplement.

     1.81 Indenture: That certain Mortgage Spreader and Consolidation Agreement and Trust Indenture, dated as of March 20, 1984, by and among O&Y Equity Corp., OYHC, FAME Associates, Olympia & York 2 Broadway Land Company, Olympia & York 2 Broadway Company and Manufacturers Hanover Trust Company, as Trustee, as supplemented by that certain (i) Supplemental Indenture No. 1, dated as of March 20, 1984, (ii) Supplemental Indenture No. 2, dated as of December 30, 1986, (iii) Supplemental Indenture No. 3, dated as of March 30, 1988, (iv) Instrument of Resignation, Appointment and Acceptance, dated as of October 28, 1992, by and among 2 Broadway Associates, 2 Broadway Land Company, 237 Park Avenue Associates, 1290 Associates, NationsBank of Tennessee, N.A., and Manufacturers Hanover Trust Company, (v) Supplemental Indenture No. 4, dated as of August 17, 1995, (vi) Supplemental Indenture No. 5, dated as of September 18, 1995, and (vii) Instrument of Resignation, Appointment and Acceptance, dated as of March 29, 1996, by and among the Debtors, NationsBank of Tennessee, N.A., and the Indenture Trustee, as the same may be further supplemented from time to time in accordance with the terms thereof prior to the Effective Date.

     1.82 Indenture Trustee: Bankers Trust Company, in its capacity as successor indenture trustee under the Indenture, or any successor indenture trustee to Bankers Trust Company, appointed in accordance with the terms of the Indenture.

     1.83 Initial Upper Tier LP Documents: The agreement of limited partnership and certificate of limited partnership for the Upper Tier Limited Partnership, substantially in the forms contained in the Plan Supplement.

     1.84 Insured Claim: Any Claim based on the alleged tort liability of either Debtor arising out of or in connection with events allegedly causing personal injury or property damage, which events are alleged to have occurred at or on either Property prior to the Effective Date, to the extent that such Claim is covered by an insurance policy or policies for, covering or issued to or on behalf of either Debtor.

     1.85 JMB: JMB/NYC Office Building Associates, an Illinois general partnership.

     1.86 JMB Collateral: A marketable security, acceptable upon Noteholder Consent, having a market value as of January 2, 2001 of Ten Million Dollars ($10,000,000), guaranteed by the full faith and credit of the United States of America, and to be held by the REIT to secure the obligations of JMB LP under the Lower Tier Limited Partner Documents.

     1.87 JMB Indemnitors: JMB/Manhattan Associates, Ltd., Carlyle Real Estate Limited Partnership-XIII and Carlyle Real Estate Limited
Partnership-XIV, the constituent partners of JMB LP.

     1.88 JMB Indemnity: The Indemnification Agreement to be executed by the JMB Indemnitors, dated as of the Effective Date, substantially in the form contained in the Plan Supplement.

     1.89 JMB Equity Interest: Any Equity Interest held by JMB LP or any of its Affiliates.

     1.90 JMB LP: JMB/NYC Office Building Associates, L.P., an Illinois limited partnership.

     1.91 JMB Note Assignment: The Assignment of Promissory Notes and Security Agreements, dated as of the Effective Date, substantially in the form contained in the Plan Supplement.

     1.92 JMB Notes: The (i) Promissory Note, dated July 27, 1984, reissued July 25, 1985, made by JMB to O&Y DFC in the original principal amount of $9,758,363 and the Security Agreement, dated July 27, 1984, between JMB and OYHC, as assigned by O&Y DFC to O&Y MFC pursuant to that certain Assignment and Assumption Agreement, dated September 28, 1987; (ii) Promissory Note, dated August 14, 1984, reissued July 25, 1985, made by JMB to O&Y DFC in the original principal amount of $4,514,229 and the Security Agreement, dated August 14, 1984, between JMB and OYHC, as assigned by O&Y DFC to O&Y MFC pursuant to that certain Assignment and Assumption Agreement, dated September 28, 1987; and (iii) Amended, Restated and Consolidated Promissory Note, dated May 31, 1995, between JMB LP and O&Y MFC in the original principal amount of

$78,605,779 and the Amended, Restated and Consolidated Security Agreement, dated May 31, 1995, between JMB LP and O&Y MFC.

     1.93 JMB Note Participation Agreement: The Participation Agreement, substantially in the form contained in the Plan Supplement, dated as of the Effective Date, between the REIT or its designee and an Affiliate of JMB LP or another Entity upon Noteholder Consent, which, in this instance, will not be unreasonably withheld or delayed.

     1.94 JMB Note Restatement Documents: The Second Amended, Restated and Consolidated Promissory Note and the Second Amended, Restated and Consolidated Security Agreement, each dated as of the Effective Date, substantially in the form contained in the Plan Supplement.

     1.95 Liabilities: Any and all costs, expenses, actions, causes of action, suits, controversies, damages, claims, liabilities or demands of any nature, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, liquidated or unliquidated, matured or not matured, contingent or direct, whether arising at common law, in equity, or under any statute, based in whole or in part upon any act or omission or other occurrence taking place on or prior to the Effective Date.

     1.96 Lien: Any charge against or interest in property to secure payment of a debt or performance of an obligation.

     1.97 Limited Partner Entities: The Upper Tier Limited Partnership and the Lower Tier Limited Partnership, collectively.

     1.98 Lower Tier Limited Partner Documents: The agreement of limited partnership and certificate of limited partnership for the Lower Tier Limited Partnership, substantially in the form contained in the Plan Supplement.

     1.99 Lower Tier Limited Partnership: 237/1290 Lower Tier Associates, L.P., a Delaware limited partnership.

     1.100 LP Interest: A five percent (5%) limited partnership interest in the Lower Tier Limited Partnership.

     1.101 Master Cash Flow Agreement: The Master Cash Flow Agreement, dated as of March 20, 1984, by and among O&Y Equity Corp., FAME Associates, OYHC, Olympia & York 2 Broadway Land Company, Olympia & York 2 Broadway Company and Manufacturers Hanover Trust Company, as Trustee.

     1.102 Merger Agreement: The Agreement and Plan of Merger, dated as of the Effective Date, among the Debtors and the Upper Tier Limited Partnership, substantially in the form contained in the Plan Supplement.

     1.103 Morgan Loan: The obligations of Devco and other O&Y (U.S.) Affiliates under, pursuant to or in connection with the Revolving Credit Agreement, dated as of June 21, 1991, by and among Devco, Morgan Guaranty Trust Co. of New York, as Agent, and the banks parties thereto, or their respective successors and assigns, and other related documents, instruments and agreements, each as from time to time amended, modified or supplemented.

     1.104 Morgan Loan Agent: Apollo Real Estate Investment Fund, L.P., in its capacity as agent for the Morgan Loan Lenders or any successor.

     1.105 Morgan Loan Lenders: Apollo Real Estate Investment Fund, L.P., Westdeustsche Landesbank Girozentrale, New York Branch, TCW Special Credits Fund IV, TCW Special Credits Plus Fund, TCW Special Credits Trust IV and TCW Special Credits Trust IVA, or such transferees, successors or assigns as provide notice of any transfer or assignment to the parties set forth in
Section 22.9 hereof, in their capacity as holders of a portion of the Morgan
Loan.

     1.106 Net Tax Proceeds: The proceeds, if any, of any tax certiorari proceedings which have been commenced by 1290 L.L.C. for the fiscal tax years ending June 30, 1991 through June 30, 1996 and by 237 L.L.C. for the fiscal tax year ending June 30, 1996 and, if the Effective Date is after tax certiorari proceedings have begun for fiscal tax year July 1, 1996 through June 30, 1997, such year as well, net of any amounts required to pay or reimburse the customary and reasonable third-party attorneys' fees and other reasonable out-of-pocket expenses incurred in collecting such proceeds (including such fees and expenses incurred to prepare for, institute and prosecute tax certiorari proceedings).

     1.107 Newco LP: Newco Limited Partnership, a Delaware limited partnership to be formed in accordance with that certain Second Amended Joint Plan of Reorganization, dated August 9, 1996, for O&Y (U.S.) and certain affiliates.

     1.108 New Notes: The Amended and Restated Mortgage Notes to be issued by the Property Owning Partnerships on the Effective Date in the aggregate original principal amount of Four Hundred Million Dollars ($400,000,000), substantially in the form contained in the Plan Supplement.

     1.109  Non-Standard Election:  An election of a Distributee pursuant to
Section 12.4 hereof.

     1.110  Noteholder:  Any holder of an Existing Note.

     1.111 Noteholder Consent: The written consent delivered by the holders of a majority in principal amount of the Existing Notes (excluding Existing Notes held by O&Y Affiliates), which consent may be given or withheld in the sole and absolute discretion of each holder of Existing Notes.

     1.112 Noteholders Contribution and Participation Agreement: The Noteholders Contribution and Participation Agreement, dated as of the Effective Date, between the Indenture Trustee and the REIT, substantially in the form contained in the Plan Supplement.

     1.113 O&Y Administrative Expense Claim: A Three Hundred Thousand Dollar ($300,000) Administrative Expense Claim in favor of Devco or its designee.

     1.114 O&Y Affiliate: Each of the Entities identified on Schedule 1 hereto.

     1.115  O&Y DFC:  O&Y (Delaware) Finance Corp., a Delaware corporation.

     1.116 O&Y Equity Interest: An Equity Interest held by Building Corp. and Equityco or any other O&Y Affiliate.

     1.117 O&Y Lease: The Lease, dated November 17, 1983, between O&Y Equity Corp., OYHC and FAME Associates, as landlord, and O&Y Equity Corp., as tenant, as amended by Amendment of Lease, dated August 19, 1991, letter, dated March 1, 1993 and the O&Y Lease Agreement.

     1.118 O&Y Lease Agreement: The Agreement, dated as of the Effective Date, and effective as of September 1, 1994, by and between 237 L.L.C., as Landlord, and Devco, as Tenant, substantially in the form contained in the Plan Supplement.

     1.119 O&Y MFC: Olympia & York Massachusetts Financial Company, a Massachusetts general partnership.

     1.120 O&Y Releasees: Collectively, (a) the Debtors and Debtors in Possession, (b) the O&Y Affiliates, (c) the respective successors, predecessors, assignors or assignees of any of the foregoing, (d) all current or former partners or owners of any of the foregoing (including JMB and JMB LP and all current or former owners of any direct or indirect interest in any of the foregoing) and (e) all current and former officers, directors, trustees, employees, agents, attorneys, accountants, financial advisors, investment bankers, appraisers and engineers of any of the foregoing.

     1.121 O&Y (U.S.): Any or all of the O&Y Affiliates named on the signature page of the Settlement Agreement or any Entity controlled by such signatories.

     1.122 Offered Shares: The number of shares of REIT Stock to be distributed in accordance with Section 12.5 of the Plan, which number of shares shall be computed as follows: 12,000,000 shares of REIT Stock multiplied by a fraction, the numerator of which shall be $20,000,000 and the denominator of which shall be $660,000,000 minus the lesser of $400,000,000 and the gross proceeds derived from the consummation of the Conventional Financing Alternative or, if no Conventional Financing Alternative is consummated, $400,000,000.

     1.123 Offering Memorandum: That certain offering memorandum, dated as of February 6, 1984, pursuant to which the Existing Notes were offered for sale, as the same may have been amended, modified or supplemented.

     1.124  Other Secured Claim:  Any Secured Claim, other than a Senior
Claim.

     1.125  OYHC:  Olympia & York Holdings Corporation.

     1.126 Petition Date: April 23, 1996, the date on which Equityco and Building Corp. filed involuntary petitions for relief under chapter 11 of the Bankruptcy Code against each of the Debtors.

     1.127 Plan: This Second Amended Joint Plan of Reorganization of 237 Park Avenue Associates, L.L.C. and 1290 Associates, L.L.C., including the exhibits and schedules hereto, either in their present form or as the same may be amended, modified or supplemented from time to time in accordance with the terms and provisions hereof.

     1.128 Plan Assets: All of the property of the Debtors, whether real or personal, including, without limitation, the Properties and the 2 Broadway Tax Certiorari Proceeds.

     1.129 Plan Documents: The documents listed on the Schedule of Documents attached to the Disclosure Statement.

     1.130 Plan Releasees: Collectively, (a) the Indenture Trustee, the holders of the Existing Notes, the members of the Creditors' Committee, any informal group of holders of Existing Notes as from time to time constituted, the Morgan Loan Lenders and the Limited Partner Entities (b) the respective successors, predecessors, assignors or assignees of any of the foregoing, (c) all current or former partners or owners of any of the foregoing (including current or former owners of any direct or indirect interest in any of the foregoing) and (d) all current and former officers, directors, trustees, employees, agents, attorneys, accountants, financial advisors, investment bankers, appraisers and engineers of any of the foregoing.

     1.131  Plan Releases:  The releases granted pursuant to Sections 20.1 and
20.2 hereof.

     1.132 Plan Securities: The REIT Stock, the New Notes and the Subscription Rights.

     1.133 Plan Supplement: A separate volume of agreements, exhibits and schedules to be filed with the Bankruptcy Court not later than twenty (20) days prior to the commencement of the Confirmation Hearing.

     1.134 POP LP Interests: Ninety-nine percent (99%) limited partnership interests in each of the Property Owning Partnerships.

     1.135 Priority Non-Tax Claim: Any Claim against the Debtors of a kind specified in section 507(a)(3), (4), (5), (6), (7) or (9) of the Bankruptcy Code.

     1.136 Priority Tax Claim: Any Claim against the Debtors of a governmental unit of the kind specified in section 507(a)(8) of the Bankruptcy Code.

     1.137 Priority Utility Tax Claim: A Priority Tax Claim arising from the nonpayment by either of the Debtors of New York State or New York City utility taxes.

     1.138 Priority Utility Tax Excess: The excess of (a) the Closing Cash held in the Claims Reserve on account of Priority Utility Tax Claims over (b) the aggregate amount of Allowed Priority Utility Tax Claims.

     1.139 Property: The 237 Property and/or the 1290 Property, as the case may be.

     1.140 Property Contribution Agreements: The 237 Property Contribution Agreement and the 1290 Property Contribution Agreement, each dated as of the Effective Date, by and among the Upper Tier Limited Partnership, the Lower Tier Limited Partnership and the respective Property Owning Partnership, substantially in the forms contained in the Plan Supplement.

     1.141 Property Management and Leasing Agreements: Agreements, dated as of the Effective Date, between the Property Owning Partnerships and the Property Manager/Leasing Agent, entered into upon Noteholder Consent, providing for the day-to-day management by the Property Manager/Leasing Agent of the Properties and its services as leasing agent, for a term not to exceed two years and otherwise on terms no less favorable to the Property Owning Partnerships than those set forth in the Disclosure Statement.

     1.142 Property Manager/Leasing Agent: Tishman-Speyer Properties, L.P. or such other professional property manager designated upon Noteholder Consent.

     1.143 Property Manager Subscription Agreement: A Subscription Agreement, dated as of the Effective Date, between the REIT and the Property Manager/Leasing Agent, substantially in the form contained in the Plan Supplement.

     1.144 Property Owning Partnership Documents: The Agreement of Limited Partnership and Certificate of Limited Partnership for each of the Property Owning Partnerships, substantially in the forms contained in the Plan Supplement.

     1.145 Property Owning Partnerships: 237 Park Partners, L.P. and 1290 Partners, L.P.

     1.146 Pro Rata: With respect to holders of Senior Claims, the proportion that the amount of Senior Claims held by any holder of Senior Claims bears to the aggregate amount of Senior Claims held by all holders of Senior Claims.

     1.147 Qualifying Affiliate Unsecured Claim: An Unsecured Claim against either of the Debtors held by an O&Y Affiliate which would be permitted to be paid under the Cash Collateral Stipulation if such Claim had arisen after the Petition Date.

     1.148 Redemption and Substitution Agreement: The Redemption and Substitution Agreement, dated as of the Effective Date, by and among the Upper Tier Limited Partnership, Building Corp., Equityco, JMB LP and the Upper Tier GP Corp., substantially in the form contained in the Plan Supplement.

     1.149 Registration Rights Agreement: The Registration Rights Agreement, dated as of the Effective Date, substantially in the form contained in the Plan Supplement.

     1.150 REIT: Metropolis Realty Trust, Inc., a Maryland corporation, which intends to qualify as a real estate investment trust for federal income tax purposes and which is the general partner of the Lower Tier Limited Partnership.

     1.151 REIT Documents: The certificate of incorporation and by-laws of the REIT, substantially in the forms contained in the Plan Supplement.

     1.152 REIT Stock: The shares of common stock, par value $10.00 per share, of the REIT to be issued on the Effective Date pursuant to the Plan.

     1.153 REIT Stock Option Plan: The 1996 Directors' Stock Option Plan, dated as of the Effective Date, of the REIT, substantially in the form contained in the Plan Supplement.

     1.154 Remaining 2 Broadway Assets: The meaning given to such term in the Indenture.

     1.155 Reorganization Cases: The Debtors' cases under chapter 11 of the Bankruptcy Code.

     1.156 Restated Indenture: That certain Amended and Restated Trust Indenture, dated as of the Effective Date, by and among the Property Owning Partnerships and the Indenture Trustee, substantially in the form contained in the Plan Supplement.

     1.157 Restated Mortgage: The Amended and Restated Mortgage and Security Agreement, dated as of the Effective Date, from the Property Owning Partnerships to the Indenture Trustee, substantially in the form contained in the Plan Supplement.

     1.158 Robinson Silverman Note: That certain promissory note in the face amount of $6,500,000, dated as of March 1, 1989, made by Robinson, Silverman, Pearce & Berman in connection with its lease of space at the 1290 Property.

     1.159 Schedules: The respective schedules of assets and liabilities and the statements of financial affairs filed by the Debtors under section 521 of the Bankruptcy Code and the Official Bankruptcy Forms of the Bankruptcy Rules, as such schedules and statements have been or may be supplemented or amended.

     1.160 Secured Claim: A Claim against either Debtor secured by a Lien on Collateral to the extent of the value of the Collateral or that is entitled to the benefit of setoff under section 553 of the Bankruptcy Code, as applicable, as determined in accordance with section 506(a) of the Bankruptcy Code.

     1.161 Security: The meaning ascribed to such term in section 101(49) of the Bankruptcy Code.

     1.162 Senior Claim: Any Claim against the Debtors governed by, arising under or related to the Indenture or evidenced by any of the Existing Notes.

     1.163 Senior Claim Equity Cap: Eleven Million One Hundred Sixty Thousand (11,160,000) shares of REIT Stock.

     1.164 Senior Claim Note Cap: Three Hundred Ninety One Million Dollars ($391,000,000).

     1.165 Settlement Agreement: The Settlement Agreement, dated January 12, 1996, by and among Carena Bancorp U.S., Inc., Canadian Imperial Bank of Commerce, Citibank, N.A., Battery Park Holdings, Inc., Apollo Real Estate Investment Fund, L.P. and certain O&Y Affiliates, as the same has been or may be amended from time to time.

     1.166 Standard Election: An election of a holder of a Senior Claim pursuant to Section 12.3 of the Plan to receive a Standard Note Distribution and a Standard Stock Distribution.

     1.167 Standard Note Distribution: With respect to each holder of a Senior Claim making a Standard Election in accordance with Section 12.3 of the Plan, subject to Section 13.2 hereof, for each One Million Dollars ($1,000,000) of such holder's Pro Rata share of the Election Amount, Four Hundred Thirty Three Thousand One Hundred Ninety One Dollars and Thirty Two Cents ($433,191.32) of New Notes.

     1.168 Standard Stock Distribution: With respect to each holder of a Senior Claim making a Standard Election in accordance with Section 12.3 of the Plan, subject to Sections 13.2 and 13.9 hereof, for each One Million Dollars ($1,000,000) of such holder's Pro Rata share of the Election Amount, Twelve Thousand Three Hundred Sixty-Four and Twenty-Three One-Hundredths (12,364.23) shares of REIT Stock.

     1.169 State: The meaning ascribed to such term in section 101(52) of the Bankruptcy Code.

     1.170 Subscription Agreement: The Subscription Agreement relating to the exercise by Distributees of subscription rights and the purchase of REIT Stock pursuant to Section 12.5 of the Plan, substantially in the form contained in the Plan Supplement.

     1.171 Subscription Price: The price per share of Offered Shares expressed in dollars and cents, rounded to the nearest cent, equal to a fraction, the numerator of which is Twenty Million Dollars ($20,000,000) and the denominator of which is the number of Offered Shares.

     1.172 Subscription Proceeds: Twenty Million Dollars ($20,000,000), which represents the aggregate proceeds from the sale of REIT Stock pursuant to the Subscription Agreements and the Property Manager Subscription Agreement.

     1.173 Subscription Right: An uncertificated right that entitles the holder thereof to purchase one share of REIT Stock at the Subscription Price on the terms and subject to the conditions of Section 12.5 hereof, the aggregate amount of which shall be the same as the number of Offered Shares.

     1.174 Tenant Note Assignments: Collectively, (a) the Assignment of Promissory Note, dated as of the Effective Date, by Baden Real Estate Corp. to 237 Partners, L.P. with respect to the Warburg Pincus Note and (b) the Assignment of Promissory Note, dated as of the Effective Date, by O&Y Financial Company to 1290 Partners, L.P. with respect to the Robinson Silverman Note.

     1.175  Tenant Notes:  The Robinson Silverman Note and the Warburg Pincus
Note.

     1.176 Tenant Reimbursement Claim: Unsecured Claim against the Debtors held by a current or former tenant of either Property based upon a right to payment provided in the lease of such tenant contingent upon the realization by one of the Property Owning Partnerships of Net Tax Proceeds.

     1.177 Transfer Taxes: Any and all transfer, stamp, sales or similar taxes including any interest, penalties and additions to the tax that may be required to be paid in connection with the transactions contemplated by the Plan, which taxes shall include the New York State Real Estate Transfer Taxes imposed under Article 31 of the New York State Tax Law, the New York City Real Property Transfer Taxes imposed under Title 11, Chapter 21 of the New York City Administrative Code and any mortgage recording tax imposed under Section 250 et seq. of the New York State Tax Law and Section 11-2601 of the New York City Administrative Code.

     1.178 Unimpaired Unsecured Claim: Any Insured Claim or Tenant Reimbursement Claim.

     1.179 Unsecured Claim: Any Claim against either of the Debtors that is not an Other Secured Claim or a Senior Claim.

     1.180 Unsubscribed Shares: Offered Shares (i) for which Subscription Rights have not been exercised or which have not been purchased pursuant to the Subscription Agreements and (ii) which will be purchased by the Property Manager/Leasing Agent pursuant to the Property Manager Subscription Agreement.

     1.181 Upper Tier GP Corp.: 237/1290 Upper Tier GP Corp., a Delaware corporation and a wholly-owned subsidiary of the REIT.

     1.182 Upper Tier GP Corp. Documents: The certificate of incorporation and by-laws of the Upper Tier GP Corp., substantially in the forms contained in the Plan Documents.

     1.183 Upper Tier Limited Partner Documents: The amended and restated agreement of limited partnership and amendment to certificate of limited partnership for the Upper Tier Limited Partnership, substantially in the forms contained in the Plan Supplement.

     1.184 Upper Tier Limited Partnership: 237/1290 Upper Tier Associates, L.P., a Delaware limited partnership.

     1.185 U.S. Trustee: The United States Trustee appointed under section 581, title 28, United States Code to serve in the Southern District of New York.

     1.186 VCG: The Victor Capital Group, L.P., a New York limited partnership.

     1.187 Waived Payments: All leasing commissions relating to the Properties and payments characterized as asset management fees in the Cash Management Agreement, in each case, earned by any O&Y Affiliate prior to the Effective Date and remaining unpaid as of the Effective Date.

     1.188 Warburg Pincus Note: That certain non-interest bearing promissory note, dated August 20, 1985, made by E.M. Warburg Pincus & Co., Inc. providing for the payment of $4,354,758.09 on October 31, 1999.

     1.189 Other Terms: Any term that is used in the Plan and not defined herein, but that is defined in the Bankruptcy Code or in the Bankruptcy Rules, shall have the meaning set forth therein as of the Petition Date. Any reference contained in the Plan to a particular exhibit, paragraph or article shall be deemed to be a reference to an exhibit, paragraph or article of the Plan.

     1.190  Rules of Construction:  The rules of construction set forth in section 102 of the Bankruptcy Code shall be applicable to all of the provisions of the Plan. Without in any way limiting the foregoing, as used in the Plan, the words 'includes' and 'including' are without limitation. The words 'herein,' 'hereof,' 'hereto,' 'hereunder,' and other words of similar import refer to the Plan as a whole and not to any particular section, subsection or clause contained in the Plan. Any reference to a document, agreement or instrument means such document, agreement or instrument as from time to time amended, modified or supplemented in accordance with its terms.

                                   ARTICLE II
                    PROVISIONS FOR PAYMENT OF ADMINISTRATIVE
                     EXPENSE CLAIMS AND PRIORITY TAX CLAIMS

     2.1 Expenses of Administration. On the Effective Date, the Disbursing Agent shall pay to each holder of an Allowed Administrative Expense Claim, in Cash, from Closing Cash, the full amount of such Allowed Administrative Expense Claim, or upon such other terms as may be agreed upon by and between the holder of any Administrative Expense Claim and the Debtors; provided, however, that Administrative Expense Claims incurred or assumed by the Debtors in Possession in the ordinary course of business in accordance with the Cash Collateral Stipulation and not theretofore paid pursuant to the Cash Collateral Stipulation shall be paid by the appropriate Property Owning Partnership in accordance with the terms and conditions relating thereto; and provided, further, that Administrative Expense Claims, other than those referred to above and in Section 2.3 hereof, asserted after the Administrative Claims Bar Date shall not be paid and none of the Debtors, the Property Owning Partnerships, the REIT and the Limited Partner Entities shall be liable therefor.

     2.2 Priority Tax Claims. On the Effective Date, each holder of an Allowed Priority Tax Claim shall be distributed on account of such Allowed Priority Tax Claim by the Disbursing Agent from Closing Cash an amount, in Cash, equal to the amount of such Allowed Priority Tax Claim.

     2.3 Professional Fees. All Entities that are awarded allowance of compensation or reimbursement of expenses by the Bankruptcy Court under sections 330, 503(b)(2), 503(b)(3), 503(b)(4) or 503(b)(5) of the Bankruptcy
Code shall be paid by the Disbursing Agent from Closing Cash, in full, or by the Property Owning Partnerships if Closing Cash is insufficient, in such amounts as are allowed by the Bankruptcy Court (a) upon the later of (i) the Effective Date and (ii) the date upon which the Bankruptcy Court enters an order allowing any such Administrative Expense Claim or (b) upon such other terms as may be mutually agreed upon between such holder of an Administrative Expense Claim and the Debtors.

                                  ARTICLE III
                 CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS

     3.1 Classification. Claims and Equity Interests are classified as follows:


Class 1--  Priority Non-Tax Claims
Class 2--  Senior Claims
Class 3--  Other Secured Claims
Class 4--  Unimpaired Unsecured Claims
           Subclass 4A--Insured Claims
           Subclass 4B--Tenant Reimbursement Claims
Class 5--  General Unsecured Claims
Class 6--  Affiliate Unsecured Claims
Class 7--  Equity Interests
           Subclass 7A--O&Y Equity Interests
           Subclass 7B--JMB Equity Interests


     3.2 Voting.

          (a) Claims Not Entitled to Vote. The Claims in Class 4 of the Plan are not impaired within the meaning of section 1124 of the
Bankruptcy Code. Pursuant to section 1126(f) of the Bankruptcy Code, Class 4 and the holder of any Claim in such Class is and shall be conclusively deemed to have accepted the Plan.

          (b) Claims and Equity Interests Entitled to Vote. The Claims and Equity Interests in Classes 1, 2, 3, 5, 6 and 7 are impaired within the meaning of section 1124 of the Bankruptcy Code, and the holders of Claims or Equity Interests in such Classes are entitled to vote to accept or reject the Plan. Each holder of an Allowed Claim or an Allowed Equity Interest in an impaired Class of Claims or Equity Interests shall be entitled to vote separately to accept or reject the Plan as provided in the order entered by the Bankruptcy Court governing the voting and balloting procedures applicable to the Plan. For purposes of calculating the number of Allowed Claims in a Class that has voted to accept or reject the Plan under section 1126(c) of the Bankruptcy Code, all Allowed Claims in such Class of which any Entity or any Affiliate thereof acquired record ownership after the Petition Date shall be aggregated and treated as one Allowed Claim.

          (c) Elimination of Classes. Any Class of Claims that is not occupied as of the date of the commencement of the Confirmation Hearing by an Allowed Claim or a Claim temporarily allowed under Rule 3018 of the Bankruptcy Rules shall be deemed deleted from the Plan for purposes of voting on acceptance or rejection of the Plan and for purposes of determining acceptance or rejection of the Plan by such Class pursuant to section 1129(a)(8) of the Bankruptcy Code.

                                   ARTICLE IV
              PROVISIONS FOR TREATMENT OF PRIORITY NON-TAX CLAIMS

     4.1 Classification. Class 1 shall consist of all Priority Non-Tax Claims. Claims contained in Class 1 are impaired.

     4.2 Treatment. On the Effective Date, each holder of an Allowed Priority Non-Tax Claim shall be distributed on account of such Allowed Priority Non-Tax Claim by the Disbursing Agent from Closing Cash a payment in Cash equal to the amount of its Allowed Priority Non-Tax Claim.

                                   ARTICLE V
                   PROVISIONS FOR TREATMENT OF SENIOR CLAIMS

     5.1 Classification. Class 2 shall consist of all Senior Claims. Claims contained in Class 2 are impaired.

     5.2 Allowance. On the Effective Date, the Senior Claims shall be deemed to be Allowed in the aggregate amount of all principal, interest, fees and charges due and owing as of the Petition Date under the Existing Notes and the Indenture.

     5.3 Treatment. On the Effective Date, each holder of an Allowed Senior Claim shall be entitled to receive its Pro Rata share of (a) Eleven Million One Hundred Sixty Thousand (11,160,000) shares of REIT Stock, subject to the provisions of Sections 13.2 and 13.9 hereof, (b) Three Hundred Ninety One Million Dollars ($391,000,000) of New Notes, subject to the provisions of
Section 13.2 hereof, and (c) ninety three percent (93%) of the aggregate amount of Subscription Rights issued hereunder, on account of such Allowed Senior Claim or, upon the election made in accordance with Section 12.4 hereof, distributions in accordance with Sections 12.4 and 12.5 hereof.

                                   ARTICLE VI
                PROVISIONS FOR TREATMENT OF OTHER SECURED CLAIMS

     6.1 Classification. Class 3 shall consist of all Allowed Other Secured Claims. Claims contained in Class 3 are impaired.

     6.2 Treatment. On the Effective Date, each Allowed Other Secured Claim shall be satisfied and discharged. Not later than ten (10) days prior to the Confirmation Hearing, upon the direction of the Indenture Trustee, given upon Noteholder Consent, the Debtors shall notify each holder of an Other Secured Claim whether such Other Secured Claim shall be satisfied by (i) a payment in Cash equal to the amount of its Allowed Other Secured Claim, (ii) distributing to the holder of such Allowed Other Secured Claim the Collateral securing such Claim, (iii) leaving unaltered the legal, equitable and contractual rights to which such Allowed Other Secured Claim entitles the holder thereof in accordance with section 1124(1) of the Bankruptcy Code or (iv) reinstating such Allowed Other Secured Claim in accordance with section 1124(2) of the Bankruptcy Code. In the event no direction is given by the Indenture Trustee in accordance with the preceding sentence, the Indenture Trustee will be conclusively presumed to have directed the Debtors to reinstate such Allowed Other Secured Claim in accordance with section 1124(2) of the Bankruptcy Code.

                                  ARTICLE VII
                      PROVISIONS FOR TREATMENT OF INSURED
                     CLAIMS AND TENANT REIMBURSEMENT CLAIMS

     7.1 Classification. Class 4A shall consist of all Allowed Insured Claims and Class 4B shall consist of Allowed Tenant Reimbursement Claims. Claims contained in Classes 4A and 4B are not impaired.

     7.2  Treatment.

          (a) Insured Claims. On the Effective Date, Allowed Insured Claims shall be unimpaired in accordance with section 1124(1) of the Bankruptcy Code.

          (b) Tenant Reimbursement Claims. From and after the Effective Date, Allowed Tenant Reimbursement Claims shall be unimpaired in accordance with section 1124(1) of the Bankruptcy Code and assumed by the applicable Property Owning Partnership. The allowance and payment of Tenant Reimbursement Claims shall be governed by the provisions of Section 16.6 hereof.

                                  ARTICLE VIII
              PROVISIONS FOR TREATMENT OF GENERAL UNSECURED CLAIMS

     8.1 Classification. Class 5 shall consist of General Unsecured Claims. Claims contained in Class 5 are impaired.

     8.2 Treatment. On the Effective Date, the Disbursing Agent shall pay to each holder of an Allowed General Unsecured Claim a payment, in Cash, equal to the full amount of its Allowed General Unsecured Claim.

                                   ARTICLE IX
             PROVISIONS FOR TREATMENT OF AFFILIATE UNSECURED CLAIMS

     9.1 Classification. Class 6 shall consist of all Affiliate Unsecured Claims. Claims contained in Class 6 are impaired.

     9.2 Treatment. On the Effective Date, each holder of an Allowed Affiliate Unsecured Claim shall receive $1 in respect of such Allowed Affiliate Unsecured Claim.

                                   ARTICLE X
                  PROVISIONS FOR TREATMENT OF EQUITY INTERESTS

     10.1 Classification. Class 7A shall consist of the O&Y Equity Interests and Class 7B shall consist of the JMB Equity Interests. Equity Interests contained in Classes 7A and 7B are impaired.

     10.2  Treatment.

          (a) O&Y Equity Interests. On the Effective Date, the O&Y Equity Interests shall be cancelled and Building Corp. and Equityco shall receive no distribution in respect of their Equity Interests.

          (b) JMB Equity Interests. Subject to the provisions of 10.1(a) hereof, on the Effective Date, after giving effect to the transactions described in Article XIII hereof, the holder of the JMB Equity Interests shall receive a ninety nine percent (99%) limited partnership interest in the Upper Tier Limited Partnership and become a party to the limited partnership agreement for the Upper Tier Limited Partnership, as set forth in the Upper Tier Limited Partner Documents.

                                   ARTICLE XI
                DISTRIBUTIONS TO CONSUMMATE SETTLEMENT AGREEMENT

     On the Effective Date, and in order to consummate the Settlement Agreement, the Morgan Loan Agent shall be entitled to receive, for and on behalf of the Morgan Loan Lenders for distribution in accordance with the terms and conditions of the Morgan Loan, (a) Eight Hundred Forty Thousand (840,000) shares of REIT Stock, subject to the provisions of Sections 13.2 and
13.9 hereof, (b) Nine Million Dollars ($9,000,000) of New Notes, subject to the provisions of Section 13.2 hereof, and (c) seven percent (7%) of the aggregate amount of Subscription Rights issued hereunder.

                                  ARTICLE XII
                             OPTIONAL DISTRIBUTIONS

     12.1 General Provisions Regarding Distributions to Distributees. On the Effective Date, the Disbursing Agent shall distribute to each Distributee such Distributee's share of New Notes, REIT Stock and Subscription Rights in accordance with Articles V, XI and XII hereof. Notwithstanding any other provisions hereof, distributions for the benefit of the Morgan Loan Lenders shall be made to the Morgan Loan Agent for allocation and distribution to the Morgan Loan Lenders in accordance with the terms and conditions of the Morgan Loan documents. For purposes of all distributions made under this Article XII, each holder of a Senior Claim shall be treated as holding a Pro Rata share of the Election Amount. Except as expressly set forth in this Plan or any document contained in the Plan Supplement, nothing contained in this Article XII shall grant the Morgan Loan Lenders any right to vote on the Plan or to issue any direction or consent which is to be issued by the holders of Existing Notes under the Plan or the Indenture (other than in its capacity as a registered holder of an Existing Note).

     12.2 Election Procedure. Each holder of a Senior Claim will have the opportunity to indicate on a Ballot, whether such holder wishes to make a Standard Election or a Non-Standard Election. Each holder of a Senior Claim that does not submit a Ballot or fails to mark its distribution preference on the Ballot on a timely basis in complete accordance with the instructions set forth in the Ballot shall be conclusively deemed to have exercised a Standard Election and shall receive a Standard Note Distribution and a Standard Stock Distribution. The allocation of REIT Stock and/or New Notes that a holder of a Senior Claim will receive will depend on whether a Conventional Financing Alternative is consummated as well as the stated preferences of the holders of Senior Claims on the Ballots and the proration procedures to be applied if the number of shares of REIT Stock requested exceeds Eleven Million One Hundred Sixty Thousand (11,160,000) shares or the principal amount of New Notes requested exceeds Three Hundred Ninety One Million Dollars ($391,000,000).

     12.3 Standard Election. Holders of Senior Claims who make a Standard Election will receive for each One Million Dollars ($1,000,000) of such holders' Pro Rata share of the Election Amount (i) a Standard Note Distribution subject to the provisions of Section 13.2 hereof, and (ii) subject to the provisions of Sections 13.2 and 13.9 hereof, a Standard Stock Distribution, each of the foregoing to be pro-rated if such Pro Rata share of the Election Amount is not evenly divisible by One Million Dollars ($1,000,000). The number of shares of REIT Stock and the amount of New Notes to be distributed to holders of Senior Claims who make a Standard Election will not be affected in any way by the proration procedures described in Sections 12.4(b) and (c) of the Plan.

    12.4  Non-Standard Election.

          (a)  Procedures.  Each holder of a Senior Claim who desires to make a Non-Standard Election will indicate on its Ballot the amount of its Pro Rata share of Election Amount which it wishes to allocate to New Notes, if any. The balance of such holder's Pro Rata share of Election Amount shall be deemed to be allocated to REIT Stock. Subject to the proration procedures provided in paragraphs (b) and (c) below, each holder of a Senior Claim who makes a Non-Standard Election will receive (i) New Notes having a principal amount equal to seventy (70%) percent of its Pro Rata share of Election Amount allocated to New Notes on its Ballot, subject to the provisions of Sections 13.2 hereof, and (ii) subject to the provisions of Sections 13.2 and 13.9 hereof, its portion of the Eleven Million One Hundred
Sixty Thousand (11,160,000) shares of REIT Stock (reduced by the     number of
shares allocated to holders of Senior Claims making Standard Elections), based on a fraction the numerator of which is the amount, if any, of such holder of a Senior Claim's Pro Rata share of Election Amount not allocated to New Notes and the denominator of which is the portion of the Election Amount not allocated to New Notes of all holders of Senior Claims making Non-Standard Elections.

          (b) Equity Oversubscription. In the event that there are New Notes to be distributed to holders of Senior Claims which remain unallocated following the allocation of New Notes to holders of Senior Claims making the Standard Election and the Non-Standard Election (i.e., less than Three Hundred Ninety One Million Dollars ($391,000,000) of New Notes were requested by holders of Senior Claims), then each holder of a Senior Claim which has made a Non-Standard Election will receive, in addition to the distributions to be made pursuant to Section 12.4(a) hereof, its pro rata share, based on the fraction set forth in Section 12.4(a)(ii), of the principal amount of New Notes remaining unallocated.

          (c)  Debt Oversubscription.  Subject to the provisions of Section
      13.2 hereof, in the event that holders of Senior Claims exercising Non-Standard Elections elect New Notes in an aggregate principal amount in excess of the Three Hundred Ninety One Million Dollars ($391,000,000) of New Notes available, each holder of a Senior Claim exercising a Non-Standard Election will receive (i) its portion of Three Hundred Ninety One Million Dollars ($391,000,000) of New Notes (reduced by the amount of New Notes allocated to holders of Senior Claims making Standard Elections), based on a fraction the numerator of which is the amount, if any, of such holder's Pro Rata share of the Election Amount allocated to New Notes and the denominator of which is the aggregate portion of the Election Amount allocated to New Notes of all holders of Senior Claims making Non-Standard Elections, and (ii) subject to the provisions of Section 13.9 hereof, its portion of the Eleven Million One Hundred Sixty Thousand (11,160,000) shares of REIT Stock (reduced by the number of shares allocated to holders of Senior Claims making Standard Elections), based on a fraction, the numerator of which is the amount of such holder's Pro Rata share of the Election Amount minus the product of the principal amount of New Notes allocated to such holder times 1.42857, and the denominator of which is the portion of the Election Amount represented by holders of Senior Claims making Non-Standard Elections minus the product of the principal amount of New Notes issued to all such holders times 1.42857.

     12.5 Subscription Rights. On the Effective Date, the REIT shall sell the Offered Shares for an aggregate net cash price equal to the Subscription Proceeds. Each Distributee may elect to exercise its Subscription Rights to purchase a number of shares of REIT Stock equal to its share of the Offered Shares as calculated below. If the Subscription Rights are not exercised for all of the Offered Shares, the Unsubscribed Shares shall be purchased by the Property Manager/Leasing Agent. Each election to exercise Subscription Rights shall be made by a Distributee by returning, with its Ballot, a duly executed Subscription Agreement indicating the number of Subscription Rights, if any, that such Distributee elects to exercise. Each Distributee that does not return an executed Subscription Agreement shall be conclusively deemed to have not exercised its Subscription Rights. Each Distributee shall have the right to exercise Subscription Rights for a number of shares of REIT Stock equal to the lesser of (a) the number of shares of REIT Stock such Distributee designates in its Subscription Agreement, and (b) its Pro Rata portion of ninety-three percent (93%) of all Offered Shares, with respect to the holders of Senior Claims, and each Morgan Loan Lender's share (as determined by the Morgan Loan Agent) of seven percent (7%) of all Offered Shares. As soon as practicable after the Confirmation Date, the Debtors shall send a notice by overnight delivery service to each Distributee that has timely executed and returned a Subscription Agreement, setting forth the maximum amount to be paid to an escrow agent (selected by the Debtors upon Noteholder Consent) identified in such notice and otherwise in accordance with the instructions (approved by order of the Bankruptcy Court) set forth in such notice, which amount shall be equal to its Pro Rata share of ninety-three percent (93%) of $20,000,000 for holders of Senior Claims and with respect to each Morgan Loan Lender, its share (as determined by the Morgan Loan Agent) of seven percent (7%) of $20,000,000. Within ten (10) days of the date of such notice, each Distributee shall deliver the aggregate purchase price to the escrow agent. Each Distributee that fails to timely deliver an amount of Cash provided in the instructions set forth in the notice shall be conclusively deemed to have not purchased such Offered Shares and such Offered Shares shall become Unsubscribed Shares to be purchased by the Property Manager/Leasing Agent pursuant to the Property Manager Subscription Agreement. Any election hereunder shall be binding on the Distributee making such election and such Distributee's successors and assigns; provided, however, that no Distributee may transfer Subscription Rights pending exercise thereof other than in connection with a transfer of such Distributee's Senior Claim or share of the Morgan Loan, as the case may be. All funds held in escrow for any Distributee pursuant to this Section 12.5 shall be deemed held for any successor or assign of such Distributee, if applicable. On the Effective Date, the escrow agent shall pay to the REIT all Cash held in the escrow account, other than amounts to be refunded to Distributees as provided below. The REIT shall deliver to the Disbursing Agent the number of shares for which the Subscription Price has been received by such escrow agent for distribution to Distributees that have timely exercised their Subscription Rights and paid for their share of Offered Shares. A number of shares of REIT Stock equal to the difference between (x) the number of Offered Shares and (y) the number of shares of REIT Stock which are acquired by the Distributees pursuant to this Section 12.5 shall be purchased for Cash on the Effective Date by the Property Manager/Leasing Agent for an amount equal to the product of the Subscription Price times the number of Unsubscribed Shares. The Debtors and their agents may rely upon the advice of the Morgan Loan Agent as to the allocation of REIT Stock, Subscription Rights and Offered Shares among the Morgan Loan Lenders. When the actual number of Offered Shares (and the Subscription Price therefor) to be issued is finally determined, the escrow agent will refund to each Distributee any excess amount deposited with the escrow agent by any Distributee which has executed a Subscription Agreement attributable to the excess, if any, of (x) with respect to each holder of a Senior Claim, the fraction represented by its Pro Rata portion of the Election Amount and, with respect to each Morgan Loan Lender, its share of the Morgan Loan as determined by the Morgan Loan Agent, in the case of a holder of a Senior Claim, multiplied by ninety-three percent (93%) of the number of Offered Shares and, in the case of a Morgan Loan Lender, multiplied by seven percent (7%) of the number of

Offered Shares, over (y) the number of shares of REIT Stock such Distributee designates in its Subscription Agreement, multiplied by the Subscription Price.

     12.6 Fractional Shares. The REIT will not issue fractional shares of REIT Stock. Each Distributee will receive a number of shares of REIT Stock equal to the first whole number which is less than the number of shares of REIT Stock to which such Distributee would otherwise be entitled to receive if fractional shares of REIT Stock were to be distributed.

                                  ARTICLE XIII
                           IMPLEMENTATION OF THE PLAN

     13.1 Delivery of Plan Documents. On the Effective Date, the following actions will take place in the following order (except as specifically set forth) to implement the Plan:

          (a) Formation of Entities. To the extent not previously formed, the REIT, the Property Owning Partnerships, the Upper Tier Limited
Partnership, the Lower Tier Limited Partnership, the GP Corps and the Upper Tier GP Corp. shall be formed pursuant to the REIT Documents, the Property Owning Partnership Documents, the Initial Upper Tier Limited Partner Documents, the Lower Tier Limited Partner Documents, the GP Corp. Documents and the Upper Tier GP Corp. Documents, respectively.

          (b)  Modification of 237 Operating Agreement.  Pursuant to the
      237 Operating Agreement Modification, the operating agreement for 237 L.L.C. will be modified to provide that any income arising from the release of the 237 Excess Amount will be allocated to Building Corp. and Equityco.

          (c) Assumption of 237 Excess Amount. Pursuant to the 237 Assumption and Security Agreement, (i) Building Corp. and Equityco shall assume the obligations of the Debtors to repay the 237 Excess Amount, (ii) Building Corp. and Equityco shall grant to the Indenture Trustee for the benefit of the Noteholders a first priority perfected security interest in and lien on their interests in the Debtors securing their obligation to repay the 237 Excess Amount, and (iii) the Indenture Trustee shall release the Debtors from their obligation to repay the 237 Excess Amount.

          (d) Merger of Debtors with and into the Upper Tier Limited Partnership and Assumption of Certain Indebtedness. The Debtors will merge with and into the Upper Tier Limited Partnership pursuant to the Merger Agreement and Building Corp. shall be the initial general partner of the Upper Tier Limited Partnership. Each of the Debtors and the Upper Tier Limited Partnership will file Certificates of Merger with the Secretary of State of the State of Delaware. Upon consummation of the mergers, the Upper Tier Limited Partnership will succeed to all of the remaining assets of the Debtors. Pursuant to the 1290 Assumption and Security Agreement, (i) Building Corp. and Equityco shall assume the obligation of the Upper Tier Limited Partnership to repay the 1290 Excess Amount, (ii) Building Corp. and Equityco shall grant to the Indenture Trustee for the benefit of the Noteholders a first priority perfected security interest in and lien on their interests in the Upper Tier Limited Partnership (equal in priority with the security interest granted under the 237 Assumption and Security Agreement) securing its obligation to repay the 1290 Excess Amount, and (iii) the Indenture Trustee shall release the Upper Tier Limited Partnership from its obligation to repay the 1290 Excess Amount. Initially, Building Corp., as general partner, and Upper Tier GP Corp., as limited partner, will form the Upper Tier Limited Partnership pursuant to an initial limited partnership agreement and an initial certificate of incorporation. After the merger of the Debtors into the Upper Tier Limited Partnership, such initial partnership agreement will be amended to provide that any income arising from the release of the 1290 Excess Amount will be allocated to Building Corp. and Equityco.

          (e)  Contribution of the Properties to Property Owning
      Partnerships. Pursuant to the Property Contribution Agreements and the Conveyancing Documents, the Lower Tier Limited Partnership will direct the Upper Tier Limited Partnership to transfer and contribute the Properties and certain other property to the Property Owning Partnerships subject to the lien of the Indenture securing the Existing Notes and, in consideration therefor
(i) the Upper Tier Limited Partnership will receive the LP Interest and (ii) the Lower Tier Limited Partnership will receive the POP LP Interests (which also reflects the contribution to the Property Owning Partnerships of the Contributed Debt as provided for in Section 13.1(f) hereof).

          (f) Contribution by Holders of Existing Notes to REIT. Pursuant to the terms of the Noteholders Contribution and Participation
Agreement, the Indenture Trustee, acting on behalf of the holders of the Existing Notes, will contribute to the REIT, on a pro rata basis, an undivided interest in Three Hundred Million Dollars ($300,000,000) of Existing Notes and will receive shares of REIT Stock to be distributed to the holders of Senior Claims by the Disbursing Agent in accordance with Articles V and XII hereof.

          (g) Contribution of the Contributed Debt to Property Owning Partnerships. Pursuant to the terms of the Debt Contribution Agreement,
(i) the REIT will contribute the Contributed Debt to the Lower Tier Limited Partnership and will receive the GP Interest in consideration therefore and
(ii) the Lower Tier Limited Partnership will contribute such Contributed

      Debt to the Property Owning Partnerships. Upon receipt of the Contributed Debt by the Property Owning Partnerships, the Contributed Debt will be extinguished. In consideration for agreeing to serve as the general partner of 237 Park Partners, L.P. and exposing its assets to the liabilities thereof, 237 Corp. will receive a one percent (1%) interest as general partner in 237 Park Partners, L.P. In consideration for agreeing to serve as the general partner of 1290 Partners, L.P. and exposing its assets to the liabilities thereof, 1290 Corp. will receive a one percent (1%) interest as general partner in 1290 Partners, L.P.

          (h) Cancellation of Excess Amount. Pursuant to the Excess Amount Release, the Indenture Trustee shall forgive the obligation of Building Corp. and Equityco to repay the Excess Amount and release such parties and their interests in the Upper Tier Limited Partnership from the security interests granted to the Indenture Trustee under the 237 Assumption and Security Agreement and the 1290 Assumption and
      Security Agreement.

          (i) Redemption of O&Y, Substitution of General Partners and Restatement of Upper Tier Limited Partnership Agreement. Pursuant to
the Redemption and Substitution Agreement, and subject to the provisions of
Section 10.2 hereof, (i) the Upper Tier GP Corp will be admitted to the Upper Tier Limited Partnership as a general partner, (ii) Building Corp. will withdraw as general partner, (iii) the Upper Tier GP Corp. will receive a one percent (1%) general partnership interest in the Upper Tier Limited Partnership, (iv) Equityco's and Building Corp.'s limited partner interests will be redeemed and Equity Co. and Building Corp. will withdraw from the Upper Tier Limited Partnership as limited partners, and (v) JMB LP will receive a ninety-nine percent (99%) limited partnership interest. Thereafter, the Upper Tier GP Corp. and JMB LP will enter into the Upper Tier Limited Partner Documents.

          (j)  Delivery of JMB Indemnity and JMB Collateral to the REIT.
      The JMB Indemnity will be executed by the JMB Indemnitors and delivered to the REIT and JMB LP will deliver the JMB Collateral to the REIT.

          (k) Restatement of Existing Notes and Indenture/Issuance of New Notes. Subject to Section 13.2 hereof, the Indenture will be amended and restated by the Property Owning Partnerships and the Indenture Trustee as the Restated Indenture and the Restated Mortgage. Subject to Section 13.2 hereof, the Existing Notes will be amended and restated by the Property Owning Partnerships and the Indenture Trustee in the aggregate principal amount of Four Hundred Million Dollars ($400,000,000) as the New Notes.

          (l)  Treatment of Other Assets and Liabilities:

               (i) Assignment of Tenant Notes. Pursuant to the Settlement Agreement, the O&Y Affiliates holding the Tenant Notes will, at the REIT's direction, assign and deliver to the applicable Property Owning Partnership, pursuant to the Tenant Note Assignments, the Tenant Notes and an amount equal to all Cash paid in respect of the Tenant Notes from and after January 1, 1996; provided, however, that the O&Y Administrative Expense Claim may constitute a setoff against such Cash payment.

               (ii) Assignment and Amendment of JMB Notes. Citibank, N.A. will release its lien on the JMB Notes. O&Y MFC will assign to the
REIT or its designee the JMB Notes and security agreements pursuant to the JMB Note Assignment. Immediately prior to such assignments, the REIT (or its designee) and the other party thereto will enter into the Note Participation Agreement. The REIT (or its designee) and JMB LP will thereafter enter into the JMB Note Restatement Documents.

               (iii)  Transfer of Distributable Cash.  The Indenture
            Trustee and the Debtors will transfer, convey and assign all Distributable Cash then in their control to the REIT. Prior to such transfer, the Indenture Trustee may deduct an amount equal to any reasonable fees, costs and expenses due and owing to the Indenture Trustee under the Indenture.

          (m)  Contribution of Subscription Proceeds.  On the Effective
      Date, Distributees that have entered into a Subscription Agreement and, to the extent applicable, the Property Manager/Leasing Agent shall be issued in accordance with Section 12.5 hereof the Offered Shares against the payment to the REIT by the escrow agent referenced in Section 12.5 and the Property Manager/Leasing Agent of an aggregate amount of Cash equal to the Subscription Proceeds.

          (n) Management of REIT and the Properties. The REIT will enter into the Asset Management Agreement with the Asset Manager. Each of the
Property Owning Partnerships will enter into a Property Management and Leasing Agreement with the Property Manager/Leasing Agent.

          (o) Remaining 2 Broadway Assets. Prior to the merger described in paragraph 13.1(d) above, the Assignment of the Remaining 2 Broadway
Assets shall be executed and delivered by the parties thereto. The Indenture Trustee shall take all actions necessary, including executing UCC-3's and a release of such assets from the lien of the Indenture, to release any Lien held by it on the Remaining 2 Broadway Assets.

     13.2 Cash Distribution in Lieu of New Notes. The holders of a majority in amount of Existing Notes (excluding Existing Notes held by O&Y may obtain a commitment for non-participating mortgage loan to be
                                       16

consummated on the Effective Date on terms acceptable to such holders from a insurance company or other financial institution or pursuant to a financing transaction, in either case secured by the Properties, in amount not less than Three Hundred Twenty Five Million Dollars ($325,000,000) lieu of issuing New Notes and on terms otherwise not less favorable than set forth in the Disclosure Statement.

          (a) Gross Proceeds Less than $400,000,000. If the Conventional Financing Alternative is consummated on the Effective Date and the gross proceeds from the consummation of the Conventional Financing Alternative are less than $400,000,000, (x) the Senior Claim Note Cap will be adjusted to an amount (as so adjusted, the 'Adjusted Note Cap') equal to 97.75% of the gross proceeds from the consummation of the Conventional Financing Alternative and
(y) the Senior Claim Equity Cap will be adjusted to an amount (as so adjusted, the 'Adjusted Equity Cap') equal to 12,000,000 shares less the MLL Equity Allocation. For purposes of the Plan, 'MLL Equity Allocation' shall mean the number of shares calculated by multiplying 12,000,000 shares times a fraction,
(x) the numerator of which shall be $30,000,000 less 2.25% of the Conventional Financing Alternative, and (y) the denominator of which is (i) $700,000,000 less (ii) the gross proceeds from the consummation of the Conventional Financing Alternative plus (iii) the net proceeds, if any, from such Conventional Financing Alternative above $400,000,000. In such event, (a) the Standard Note Distribution shall be recalculated to equal the product of Four Hundred Thirty Three Thousand One Hundred Ninety One Dollars and Thirty-Two Cents ($433,191.32) times a fraction, the numerator of which will be the Adjusted Note Cap and the denominator of which will be the Senior Claim Note Cap, (b) the Standard Stock Distribution shall be recalculated to equal the product of Twelve Thousand Three Hundred Sixty Four and Twenty-Three Hundredths (12,364.23) shares of REIT Stock times a fraction, the numerator of which will be the Adjusted Equity Cap and the denominator of which will be the Senior Claim Equity Cap and (c) the amount of New Notes and REIT Stock to be distributed to any holder of an Allowed Senior Claim electing a Non-Standard Election shall be recalculated using the Adjusted Note Cap in lieu of the Senior Claim Note Cap and the Adjusted Equity Cap in lieu of the Senior Claim Equity Cap, wherever the Senior Claim Note Cap and Senior Claim Equity Cap, respectively, are used in calculating distributions to holders of Senior Claims electing Non-Standard Elections. Upon such recalculation, the holders of Allowed Senior Claims otherwise entitled to receive New Notes (whether pursuant to a Standard Election or a Non-Standard Election) will receive, in lieu of New Notes, an amount, in Cash, equal to (A) 97.75% of the Conventional Financing Cash Distribution, multiplied by (B) a fraction, the numerator of which shall be the amount of New Notes which would otherwise be distributed to
such holder (after any   recalculation described above) and the denominator of
which shall be the Adjusted Note Cap. The Morgan Loan Lenders will be entitled to receive, in lieu of New Notes, an aggregate amount, in Cash, equal to 2.25% of the Conventional Financing Cash Distribution and in lieu of the distribution of 840,000 shares of REIT Stock, a number of shares of REIT Stock equal to the MLL Equity Allocation.

          (b) Gross Proceeds Greater Than or Equal to $400,000,000. If the Conventional Financing Alternative is consummated, and the gross proceeds derived therefrom are greater than or equal to Four Hundred Million Dollars ($400,000,000), then (A) each holder of an Allowed Senior Claim who is otherwise entitled to receive New Notes and each Morgan Loan Lender will receive, in lieu of the New Notes they would otherwise be entitled to receive, a Cash distribution in an amount equal to the product of (i) the principal amount of New Notes it would have otherwise received multiplied by (ii) a fraction, the numerator of which will be the lesser of Four Hundred Million Dollars ($400,000,000) and the Conventional Financing Cash Distribution and the denominator of which is Four Hundred Million Dollars ($400,000,000), (B) the Standard Stock Distribution shall be recalculated to equal the product of Twelve Thousand Three Hundred Sixty Four and Twenty-Three Hundredths shares of REIT Stock (12,364.23) multiplied by a fraction, the numerator of which will be the Adjusted Equity Cap and the denominator of which will be the Senior Claim Equity Cap, (C) the amount of REIT Stock to be distributed to any holder of an Allowed Senior Claim electing a Non-Standard Election shall be recalculated using the Adjusted Equity Cap in lieu of the Senior Claim Equity Cap wherever the Senior Claim Equity Cap is used in calculating distributions to holders of Senior Claims electing Non-Standard Distributions, and (D) the amount of REIT Stock to be distributed to the Morgan Loan Lenders will be changed from 840,000 shares of REIT Stock to the MLL Equity Allocation. If the net proceeds of any mortgage loan financing consummated pursuant to the Conventional Financing Alternative are greater than Four Hundred Million Dollars ($400,000,000), such excess will be held by the Property Owning Partnerships and/or distributed in accordance with the Property Owning Partnership Documents.

     In connection with the consummation of any Conventional Financing Alternative, the Debtors and the Indenture Trustee shall take such actions and shall execute and deliver such documents and instruments as may be reasonably required to effect an assignment of the Indenture and the Existing Notes to a mortgagee in accordance with the provisions of the Indenture relating In the event that a Conventional Financing Alternative is consummated, shall be paid a fee of One Million Dollars ($1,000,000) by the REIT on the Date.

     13.3 Certain Other Agreements. On the Effective Date, (1) the Registration Rights Agreement shall become effective in accordance with its terms, (2) the REIT Stock Option Plan will become effective in accordance with its terms, (3) the REIT will execute and deliver the Indemnification Agreement its officers and directors and (4) in accordance with the REIT Stock Option the REIT will issue stock options entitling each director to purchase of REIT Stock.
                                       17

     13.4 Issuance of Securities. On the Effective Date, (i) the REIT will and deliver to the Disbursing Agent certificates representing the shares REIT Stock to be issued hereunder; (ii) unless the financing contemplated by Conventional Financing Alternative is consummated, the Property Owning will issue and the Indenture Trustee will authenticate and deliver the Disbursing Agent for distribution to the Distributees, New Notes in an principal amount of Four Hundred Million Dollars ($400,000,000), (iii) Debtors will deliver the portion of the Closing Cash not then held by the Trustee to the Disbursing Agent, and (iv) the Indenture Trustee, if the Disbursing Agent, will deliver to the Disbursing Agent the Closing Cash held by the Indenture Trustee. The Disbursing Agent will distribute the of REIT Stock, Closing Cash and New Notes (or if the Conventional Alternative is consummated, the Conventional Financing Cash
Distribution) to be distributed in accordance with the Plan.

     13.5  Distributions to Indenture Trustee and Security Holders.

          (a) For purposes of any distribution to holders of Allowed Senior Claims under the Plan, the Indenture Trustee shall be deemed to be the sole holder of all Allowed Claims in respect of an Existing Note issued under the Indenture.

          (b) The Disbursing Agent will receive the REIT Stock and the New Notes on behalf of the Distributees and will, as soon as practicable, economically and administratively, in accordance with the Indenture or applicable law and the Plan, deliver such REIT Stock or New Notes to the Distributees as provided in Articles V, XI and XII of the Plan; provided, however, that the Disbursing Agent will not deliver any REIT Stock or New Notes to any holder of an Allowed Senior Claim until such Distributee shall have complied with the provisions of Section 13.6 hereof. The Property Owning Partnerships will, promptly after being billed therefor, pay the reasonable fees, costs and expenses of the Disbursing Agent incurred in connection with the distribution made by such Disbursing Agent in accordance with this Article XIII.

     13.6  Surrender of Securities.

          (a) Each holder of Existing Notes will surrender instruments representing such Existing Notes held by it to the Indenture Trustee in accordance with the instructions to be provided by the Indenture Trustee as soon as practicable after the Effective Date. Upon surrender of Existing Notes to the Indenture Trustee, the Indenture Trustee shall cancel such Existing Notes. On and after the Effective Date, the Indenture Trustee shall make a distribution to holders of Existing Notes only if they have surrendered or are deemed to have surrendered such instruments or such certificates in accordance with the instruction provided pursuant to this Section 13.6(a).

          (b) Until the fifth (5th) year after the Effective Date, any property not distributed to holders of an Allowed Senior Claim will be held by the Indenture Trustee in trust for the benefit of the holders of such Allowed Senior Claim entitled to receive such property.

          (c) Any holder of an Allowed Senior Claim that does not surrender or is not deemed to have surrendered instruments or certificates representing its Existing Notes in accordance with the instructions for surrender of Existing Notes within five (5) years after the Effective Date shall receive no distributions on account of such Claim under the Plan and shall be forever barred from asserting any claim thereon. In such case, the Indenture Trustee for the holders of such Claims shall return the New Note, and shares of REIT Stock that otherwise would have been distributed to such holder of Existing Notes as well as any property being held for the benefit of such holder of Existing Notes to the REIT.

     13.7 Withholding of Taxes. The Disbursing Agent shall withhold from any distributed under the Plan, in accordance with the express instructions the Debtors, any property which must be withheld for taxes payable by the entitled to such property to the extent required by applicable law. In absence of instructions, the Disbursing Agent may conclusively presume that no property need be withheld.

     13.8 Boards of Directors of REIT, GP Corps. and Upper Tier GP Corp. On Effective Date, the Boards of Directors of the REIT, the GP Corps. and the Tier GP Corp. shall consist of the individuals designated on or prior to Confirmation Date in a notice filed with the Bankruptcy Court by the Debtors Noteholder Consent.

     13.9 Qualification as REIT. The aggregate number of shares of REIT Stock distributable to Distributees pursuant to the Plan will be reduced by hundred (500) shares (with distributions to each Distributee reduced on a rata basis) and, as soon as practicable after the Effective Date, the Board Directors of the REIT will cause donations of ten (10) shares of REIT Stock to be made to fifty (50) Entities qualifying under section 501(c)(3) of the United States Internal Revenue Code with the number of Entities to receive such donations to be determined by the Board of Directors.

     13.10 Registration Statement. The REIT will file with the Securities and Commission on or before the date which is sixty (60) days after the Date, a Registration Statement on Form 10 with respect to the REIT pursuant to which, among other things, the REIT will become subject to the reporting requirements of the Exchange Act.

                                  ARTICLE XIV
                       PROVISIONS GOVERNING DISTRIBUTIONS

     14.1 Date of Distributions. Except as expressly provided herein, any distributions and deliveries to be made hereunder shall be made on the Effective or as soon as practicable thereafter. If any payment or act under the Plan required to be made or performed on a date that is not a Business Day, then making of such payment or the performance of such act may be completed on next succeeding Business Day, but shall be deemed to have been completed as of the required date. Distributions made within thirty (30) days of the Effective Date shall be deemed made as of the Effective Date.

     14.2 Disbursing Agent. All distributions under the Plan in respect of 1, 2, 3, 4 and 5 shall be made by the Disbursing Agent. In making hereunder, the Disbursing Agent shall (i) make payments and fund in accordance with the instructions of the Debtors and (ii) shall New Notes, or the Conventional Financing Cash Distribution, as the case may be, and REIT Stock in accordance with the instructions of the REIT. The Disbursing Agent shall not be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court; if so otherwise ordered, all costs and expenses of procuring any such bond or surety shall be paid from the Distributable Cash.

     14.3 Source of Distributions. All Cash distributions required to be made under the Plan on and after the Effective Date shall be made from Closing Cash; provided, however, that if Closing Cash is insufficient to pay all Allowed Expenses Claims, in full, such deficiency amount shall be paid by applicable Property Owning Partnership. On the Effective Date, Closing Cash to fully fund the Claims Reserve as provided in Section 16.3 hereof be transferred to the Claims Reserve. The Claims Reserve shall be by the Disbursing Agent in a separate account.

     14.4 Delivery of Distributions. Subject to Bankruptcy Rule 9010, distributions to holders of Allowed Claims and Allowed Equity Interests shall be at the address of each such holder as set forth on the Schedules filed with Bankruptcy Court unless superseded by the address set forth on proofs of or proofs of equity interest filed by such holders (or at the last known of such a holder if no proof of claim or proof of equity interest is or if the Debtors have been notified in writing of a change of address). any distribution to any holder is returned as undeliverable, the Disbursing shall use reasonable efforts to determine the current address of such but no distribution to such holder shall be made unless and until the Disbursing Agent has determined the then current address of such holder, at which time such distribution shall be made to such holder without interest. Amounts in respect of any undeliverable distributions made through a Disbursing shall be returned to the Disbursing Agent making such distribution until distribution is claimed. If no proofs of claim are filed and the Schedules with the Bankruptcy Court fail to state addresses for holders of Allowed such Allowed Claims shall be deemed unclaimed property under section of the Bankruptcy Code at the expiration of one year from the Effective After such date, all unclaimed property shall be delivered to the REIT and claims of any holders to such property shall be discharged and forever This Section 14.4 shall not apply to distributions to Distributees.

     14.5 Time Bar to Cash Payments. Checks issued by the Disbursing Agent on of Allowed Claims shall be null and void if not negotiated within sixty days after the date of issuance thereof. Requests for reissuance of any shall be made directly to the Disbursing Agent by the holder of the Claim with respect to which such check originally was issued. Any claim respect of such a voided check shall be made on or before the later of the anniversary of the Effective Date or ninety (90) days after the date of of such check. After such date, all claims in respect of void checks be discharged and forever barred.

     14.6 Manner of Payment Under the Plan. At the option of the Debtors, any Cash payment to be made by the Debtors pursuant to the Plan may be made by a check or wire transfer or as otherwise required or provided in applicable agreements.

                                   ARTICLE XV
                     RIGHTS AND POWERS OF DISBURSING AGENT

     15.1 Exculpation. The Disbursing Agent, from and after the Effective Date, is hereby exculpated by all Entities, including all holders of Claims and Interests and other parties in interest, from any and all claims, causes action and other assertions of liability (including breach of fiduciary duty) out of the discharge by the Disbursing Agent of the powers and duties upon it by the Plan or any order of the Bankruptcy Court entered to or in furtherance of the Plan, or applicable law, except solely for or omissions arising out of the gross negligence or willful misconduct the Disbursing Agent. No holder of a Claim or an Equity Interest or other in interest shall have or pursue any claim or cause of action against the Disbursing Agent for making distributions in accordance with the Plan or for implementing the provisions of the Plan.

     15.2 Powers of the Disbursing Agent. The Disbursing Agent shall be empowered to (a) effect all actions and execute all instruments and documents necessary to perform its duties under the Plan, (b) make all distributions contemplated by the Plan, (c) comply with the Plan and the obligations thereunder, (d) employ professionals to represent it with respect to its responsibilities and (e) exercise such other powers as may be vested in the Disbursing Agent pursuant to an order of the Bankruptcy Court, pursuant to the Plan, or as deemed by the Disbursing Agent to be necessary and proper to implement the provisions of the Plan.

                                  ARTICLE XVI
                      PROCEDURE FOR RESOLVING AND TREATING
                         DISPUTED CLAIMS UNDER THE PLAN

     16.1 Prosecution of Objections. Objections to Claims, other than Administrative Expense Claims, Tenant Reimbursement Claims and Insured Claims, be filed on or before the Effective Date. From and after the Confirmation the Property Owning Partnerships, or such other Entity as they direct, may any objections to the allowance of any Claim which may be then Objections to Tenant Reimbursement Claims and Priority Utility Tax shall be governed by the provisions of Sections 16.7 and 16.8 hereof. to Insured Claims may be interposed by the Upper Tier Limited in accordance with applicable non-bankruptcy law. Objections to Expense Claims under Bankruptcy Code sections 330, 331 and 503(b) be filed by the United States Trustee and any party within the deadlines to established by order of the Court. Claims for which no objection is filed the time so limited, and Senior Claims, shall be deemed Allowed Claims, subject to set-off, avoidance, subordination or disallowance, entitled to and retain distributions in respect of the full amount set forth in of claim filed with the Bankruptcy Court, or, if less, as listed in the and not identified as disputed, contingent or unliquidated as to


     16.2 No Distributions Pending Allowance. Notwithstanding any other provision hereof, if any portion of a Claim is a Disputed Claim, no payment or provided hereunder shall be made on account of the portion of such that is a Disputed Claim unless and until such Disputed Claim becomes an Claim.

     16.3 Claims Reserve. On the Effective Date, the Disbursing Agent shall to one or more segregated accounts as the Claims Reserve an amount of Cash held by the Indenture Trustee or transferred to the Disbursing and required to pay or projected to be required to pay in Cash, in full, the extent the same are not paid on the Effective Date, all Administrative
Expense Claims, Priority Tax Claims (other than Priority Utility Tax Claims), Non-Tax Claims, General Unsecured Claims and Other Secured Claims that either Allowed Claims or are Disputed Claims, as if such Disputed Claims Allowed Claims, on the Effective Date. The Cash held in the Claims Reserve be held in trust for the benefit of holders of such Claims pending determination of their entitlement thereto. The Disbursing Agent shall also hold the Claims Reserve (a) the Net Tax Proceeds, if any, transferred to the Agent in accordance with Section 16.6 hereof and (b) Distributable on account of Priority Utility Tax Claims in accordance with Section 16.7 hereof.

     16.4 Distributions After Allowance. Payments and distributions to each of a Disputed Claim, to the extent that such Claim ultimately becomes an Claim, in whole or in part, shall be made in accordance with the of the Plan governing the Class of Claims in which such Claim is As soon as practicable after the date that the order or judgment of Bankruptcy Court allowing any Disputed Claim or any other Claim that is not Allowed Claim becomes a Final Order, the Disbursing Agent shall distribute to holders of such Claim any payment or property that would have been to such holder if the Claim had been allowed on the Effective Date, any interest thereon, which in the case of Cash distributions shall be from Closing Cash held in the Claims Reserve.

     16.5 Remaining Funds. In the event that any Cash held in the Claims Reserve remains after all Claims have been allowed or disallowed and distributions have been made in accordance with this Article XVI, such Cash shall be transferred to the REIT.

     16.6 Allowance and Objection to Allowance of Tenant Reimbursement Claims. Upon realization of the Net Tax Proceeds, the Property Owning Partnership receiving such Net Tax Proceeds shall cause an amount of such funds in its sole determination, to reserve in full for all Tenant Claims to be transferred to the Disbursing Agent for deposit in Claims Reserve. Within thirty (30) days after the date of such deposit, such Owning Partnership shall determine the entitlement of holders of Tenant
Reimbursement Claims to payment of such Tenant Reimbursement Claims by reason of receipt of such Net Tax Proceeds and, in making such determination, shall be to give effect to any rights of setoff, recoupment or other claims that Property Owning Partnership or any predecessor-in-interest may have against holders of such Tenant Reimbursement Claims. Thereafter, such Property Partnership shall transmit a copy of such determination to each holder of Tenant Reimbursement Claim. Each holder of a Tenant Reimbursement Claim shall thirty (30) days from the date of transmission of such determination to to the determination by such Property Owning Partnership of the amount to such holder of a Tenant Reimbursement Claim is entitled. If the holder of Tenant Reimbursement Claim does not object on a timely basis to any by such Property Owning Partnership of the entitlement of such to a payment from such Net Tax Proceeds, then, with respect to such Net
Tax Proceeds, such Tenant Reimbursement Claim shall be an Allowed Tenant Reimbursement Claim in the amount so determined and shall then be paid from the Reserve at the request of the Property Owning Partnership, without the of further Bankruptcy Court approval. If the holder of a Tenant Claim objects on a timely basis to the determination by such Owning Partnership of the entitlement of such holder to a payment from Net Tax Proceeds, then, with respect to such Net Tax Proceeds, such Tenant Claim shall be a Disputed Claim and no distribution shall be made account of such Tenant Reimbursement Claim until such Claim becomes an Claim, in whole or in part, by a Final Order. All remaining Net Tax realized shall be transferred by the applicable Property Owning to the Lower Tier Limited Partnership which will in turn transfer Net Tax Proceeds to the REIT;

provided, however, that such Property Owning Partnership shall retain sufficient to pay all disputed Tenant Reimbursement Claims until such Claims have been or disallowed.

     16.7 Allowance and Objection to Allowance of Priority Utility Tax Claims. On the Effective Date, the Disbursing Agent shall deposit in the Claims an amount of Closing Cash equal to the amount claimed in any proof or of claim on account of Priority Utility Tax Claims or, if no such proof proofs of claim have been filed on the Effective Date or if proofs of claim been filed by some but not all of the potential holders of Priority Utility Claims, an amount determined by the Debtors, with the consent of the Trustee, which consent shall not be unreasonably withheld or delayed, be sufficient to pay in full any Priority Utility Tax Claims on account of proofs of claim may be filed after the Effective Date. The Debtors shall be deemed to have objected to all Priority Utility Tax Claims evidenced by a proof of claim. From and after the Effective Date, the Upper Tier Limited shall have the exclusive right to prosecute any objection to Utility Tax Claims, any litigation related to any objection to Priority Tax Claims and to compromise or settle any such objection or litigation. the event that the Upper Tier Limited Partnership compromises any objection any Priority Utility Tax Claim, the Property Owning Partnership owning the in question shall be deemed to have indemnified the holders of Equity in the Debtor which had formerly owned the Property in question (and successors and assigns) from all claims which may be made by the City or of New York in respect of utility taxes, interest and penalties in with such Property unless such compromise includes a release of such from all such claims. At such time as the Priority Utility Tax Claims disallowed or allowed, the Disbursing Agent shall determine the amount of Priority Utility Tax Claim Excess, if any. Allowed Priority Tax Claims shall paid in Cash by the Disbursing Agent from Closing Cash held in the Claims After determining such amount, the Disbursing Agent shall distribute such Priority Utility Tax Excess to the REIT.

     16.8 Distributions After Effective Date. Distributions made after the Date to holders of Claims that are not Allowed Claims as of the Date but which later become Allowed Claims shall be made without interest and shall be deemed to have been made on the Effective Date.

                                  ARTICLE XVII
                    EXECUTORY CONTRACTS AND UNEXPIRED LEASES

     17.1 General Treatment. On the Effective Date, all executory contracts unexpired leases to which either Debtor is a party, except for any executory or unexpired lease that (a) has been assumed pursuant to Final Order of Bankruptcy Court prior to the Effective Date, or (b) is specifically listed the Schedule of Executory Contracts to Be Assumed attached to the Disclosure hereto shall be deemed rejected; provided, however, that (x) 1290 shall neither assume nor reject the 1290 Ground Lease which shall expire its own terms and the attornment provisions contained in all then unexpired and related non-disturbance agreements with 1290 L.L.C. or its in interest as fee owner of the 1290 Property which are not shall be deemed to be effective, and
(y) all unexpired leases with of either Property shall be assumed. For purposes hereof, each executory and unexpired lease listed on the Schedule of Executory Contracts to Be attached to the Disclosure Statement that relates to the use or of real property shall include (a) modifications, amendments, restatements, or other agreements made directly or indirectly by agreement, instrument, or other document that affect such executory contract unexpired lease and (b) executory contracts or unexpired leases appurtenant the premises including easements, licenses, permits, rights, privileges, options, rights of first refusal, powers, uses, usufructs, easement agreements, vault, tunnel or bridge agreements or and any other interests in real estate or rights in rem relating to premises to the extent any of the foregoing items described in this clause are (i) executory contracts or unexpired leases, and (ii) are listed on the of Executory Contracts to Be Assumed to be attached as an Exhibit to the Disclosure Statement.

     17.2 Amendments to Schedule; Effect of Amendments. On the Effective Date, of the Debtors shall assume and, as applicable, assign to one of the Owning Partnerships each of the executory contracts and unexpired listed on the Schedule of Executory Contracts to Be Assumed attached to Disclosure Statement; provided, however, that, either Debtor may at any time or before five (5) Business Days prior to the Confirmation Date amend the of Executory Contracts to Be Assumed attached to the Disclosure to delete therefrom or add thereto any executory contract or unexpired thereto, in which event such executory contract or unexpired lease shall deemed to be rejected or assumed, respectively, as of the Effective Date; and further, that any such amendment shall be subject to Noteholder The Debtors shall provide notice of any such amendments to the parties the executory contracts or unexpired leases affected thereby and to parties the primary service list or master service list, as applicable. The fact that contract or lease is listed on the Schedule of Executory Contracts to Be attached to the Disclosure Statement shall not constitute or be to constitute an admission by either Debtor that such contract or (including related things and rights) is an executory contract or lease within the meaning of section 365 of the Bankruptcy Code or that Debtor or Limited Partner Entity has any liability thereunder. 17.3 Bar to Rejection Damages. If the rejection of an executory contract unexpired lease by either Debtor results in damages to the other party or to such contract or lease, a Claim for such damages shall be forever and shall not be enforceable against the Debtor, or its properties or its interests in property or agents, successors, partners, members or assigns, unless a proof of claim is filed with the Bankruptcy Court and served upon counsel for the Debtors and the Indenture Trustee on or before the date of the Confirmation Hearing.

                                 ARTICLE XVIII
                  CONDITIONS PRECEDENT TO CONFIRMATION OF PLAN
                             AND TO EFFECTIVE DATE

     18.1 Conditions Precedent to Confirmation of the Plan. Confirmation of the Plan is subject to satisfaction of the following conditions precedent:

          (a)   Form of Confirmation Order.  The Clerk of the Bankruptcy
      Court shall have entered the Confirmation Order either substantially in a form to be filed by the Debtors, upon Noteholder Consent, with the Bankruptcy Court not later than five (5) days prior to the commencement of the Confirmation Hearing or in such other form that does not materially and adversely affect the benefits to be received by the holders of Senior Claims, as determined by Noteholder Consent. Notwithstanding the preceding sentence, such Confirmation Order shall not modify the rights of the Morgan Loan Lenders in a manner which materially and adversely affects the Morgan Loan Lenders disproportionately (in relation to the amount of their respective distributions to be received under the Plan) to its impact on other Distributees, unless the consent of the Morgan Loan Agent with respect thereto has been obtained in the exercise of its sole and absolute discretion.

          (b) Confirmation Date. The Confirmation Date shall be no later than September 15, 1996.

     18.2 Conditions Precedent to Effective Date of the Plan. The occurrence the Effective Date of the Plan is subject to satisfaction of the following precedent:

          (a) Finality of Confirmation Order. The Confirmation Order shall have become a Final Order.

          (b) Plan Documents. All Plan Documents shall have been executed and delivered in accordance with the Plan.

          (c) JMB Collateral. The JMB Collateral shall have been delivered to the REIT.

          (d) Tenant Notes. The holders of the Tenant Notes shall have endorsed and assigned such notes, pursuant to the Tenant Note
Assignments, to the applicable Property Owning Partnership free and clear of any interest of third parties and delivered to the applicable Property Owning Partnership an amount of Cash equal to all payments made in respect of the Tenant Notes from and after January 1, 1996; provided, however, that the O&Y Administrative Expense Claim may constitute a setoff against such Cash payment.

          (e) Bankruptcy Court Approvals. The Bankruptcy Court shall have entered a Final Order or Final Orders reasonably satisfactory to the holders of a majority in principal amount of the Existing Notes (excluding Existing Notes held by O&Y Affiliates), and in the case of item 1 below reasonably satisfactory to the Morgan Loan Agent, on notice to all parties in interest who have filed requests for notice in the chapter 11 cases of the relevant O&Y (U.S.) Entities, the creditors' committee in those cases and the Office of the United States Trustee approving:

               (1) the Settlement Agreement;

               (2) the delivery of the Tenant Notes to the applicable
            Property Owning Partnership;

               (3) the assignment by Equityco to the REIT or its designee of all of its right, title and interest in and to the 2 Broadway Utility Tax Reserve;

               (4) the forgiveness by Equityco and Devco of all Waived
                  Payments;

               (5) the CIBC Settlement;

               (6) the assignment by 2 Broadway Associates and 2 Broadway
            Land Company of all of their interests, if any, in the Remaining 2 Broadway Assets (as defined in the Indenture) to the REIT;

               (7) the O&Y Lease Agreement; and

               (8) the assignment by O&Y MFC of the JMB Notes to the REIT or its designee.

          (f) Delivery of JMB Notes. O&Y MFC shall have endorsed and/or assigned the JMB Notes and the related security agreements to the REIT or its designee free and clear of liens or interests of third parties, including, without limitation, Citibank, N.A. which shall have delivered the Citibank, N.A. Release, duly executed, to the REIT or its designee.

          (g) Execution of Documents. All other actions, documents, financing statements and instruments necessary to implement the provisions of the Plan having been, respectively, effected or executed and delivered.

          (h) Conditions to Closing in Property Contribution Agreements. The conditions to closing set forth in paragraph 2.2 of the Property
Contribution Agreements shall have been satisfied.

          (i) Consummation of Transactions. The parties to the Settlement Agreement shall have notified the Debtors that the transactions contemplated by the Settlement Agreement to be consummated on or before the Effective Date have been consummated.

          (j) Consummation of CIBC Settlement. The CIBC Settlement shall have been consummated.

          (k) Effective Date. The Effective Date shall be not later than September 30, 1996.

          (l) Cap on General Unsecured Claims. Allowed Class 5 Claims (General Unsecured Claims) shall not exceed an amount equal to the amount of all Allowed General Unsecured Claims relating to or arising from the operation of the Properties in the ordinary course of business, plus One Hundred Thousand Dollars ($100,000).

     18.3  Waiver of Conditions Precedent.

     The conditions precedent contained in Sections 18.1 and 18.2 hereof may be by Noteholder Consent. Notwithstanding the preceding sentence, in order be effective, any waiver of a condition precedent contained in Sections 18.2(e)(l) or 18.2(i) or any other condition precedent contained in Section
18.1 or 18.2 hereof which would materially and adversely affect Morgan Loan Lenders in amounts disproportionate (in relation to the amount their respective distributions to be received under the Plan) to its impact other Distributees must also be waived by the Morgan Loan Agent in the of its sole and absolute discretion. Further, in order to be effective, any waiver of the conditions precedent contained in Sections 18.1 or 18.2(2) (to extent applicable to the Debtors or any O&Y (U.S.) Entity), (e)(1), (2),
(5), (7) and (8), (g) (to the extent applicable to the Debtors or any O&Y Entity), (i) and (j) hereof must also be waived by the Debtors in the of their sole and absolute discretion. Any waiver contemplated by this 18.3 may be effected at any time, without leave or order of the Bankruptcy Court and without any formal action.

                                  ARTICLE XIX
                             EFFECT OF CONFIRMATION

     19.1 Jurisdiction. Until the Effective Date, the Bankruptcy Court shall custody and jurisdiction of the Debtors, their properties and interests property and their operations. On the Effective Date, the Debtors, their and their interests in property and their operations shall be from the custody and jurisdiction of the Bankruptcy Court, except as provided in Article XXI hereof.

     19.2 Vesting and Liens. On the Effective Date, the Property Owning Partnerships or the REIT, as applicable, shall be vested with all of the Plan in accordance with the Plan Documents. On the Effective Date, all Liens any Plan Asset, except to the extent provided in the Plan Documents, be deemed extinguished and discharged.

     19.3 Equityco Claims. On the Effective Date, any Claim against Equityco its general partners asserted by any holder of Existing Notes arising out of Master Cash Flow Agreement, the Existing Notes, the Indenture or instruments into in connection therewith shall be deemed withdrawn with prejudice the receipt of the Plan Securities (or Cash in the event of consummation of Conventional Financing Alternative) by the Indenture Trustee.

     19.4  2 Broadway Plan.

          (a) Notwithstanding the provisions of the 2 Broadway Plan, all Cash to be paid to the 'Trustee's Account' pursuant to Sections 9.5 and
9.7 of the 2 Broadway Plan shall be distributed to the REIT at the same time as such Cash would have been paid to the 'Trustee's Account' in accordance with the 2 Broadway Plan.

          (b) The REIT shall have all of the rights of 2 Broadway, L.P. pursuant to Sections 9.6 and 9.7 of the 2 Broadway Plan. In the event that the REIT compromises any objection to any Priority Utility Tax Claim (as defined in the 2 Broadway Plan), the REIT shall be deemed to have indemnified the holders of Equity Interests (as defined in the 2 Broadway Plan) in 2 Broadway L.P. and their successors and assigns from all claims which may be made by the City or State of New York in respect of utility taxes, interest and penalties in connection with the real property located at 2 Broadway, New York, New York unless such compromise includes a release of such holders from such claims.

          (c) The REIT will assume all of the obligations of 2 Broadway, L.P. and O&Y NY Building Corp. under Section 9.6 of the 2 Broadway Plan and 2 Broadway, L.P. and O&Y NY Building Corp. shall have no further obligations thereunder.

     19.5 Binding Effect. On the Effective Date, the Plan shall become binding upon parties in interest in accordance with its terms and conditions.

                                   ARTICLE XX
                   RELEASES, INJUNCTIONS AND WAIVER OF CLAIMS

     20.1  Release of the O&Y Releasees.

     (a) General Release. As of the Effective Date, the Debtors are released all Liabilities from the beginning of time. Notwithstanding the provisions this Section 20.1 or any release contained in Section 20.2 of the Plan, the does not release the Upper Tier Limited Partnership or any other Entity any obligations arising under the Plan or the Plan Documents which are stated to survive the Effective Date or which by the nature of their terms are to be performed after the Effective Date.

     (b) O&Y Releases. Without limiting the release provided in Section 20.1(a) as of the Effective Date, the O&Y Releasees are released from all in any way relating to either Debtor, either Debtor in Possession, predecessor in interest of either Debtor, the Reorganization Cases, the either Property, the Existing Notes, the Indenture or the Offering The release of the O&Y Releasees provided in this Section 20.2(b) includes a release from all Liabilities from the beginning of time relating to:

               (1) the offer, sale, purchase, resale or ownership of the
            Existing Notes (including any previously issued notes which were replaced by Existing Notes), the Offering Memorandum, any sales brochure, registration statement, preliminary prospectus, prospectus, appraisal, report or inspection, or any disclosure or omission related to any of the foregoing, and any engagement, underwriting, placement agency or other role of, or services rendered by, any Entity in connection with any of the foregoing;

               (2) the involvement of any of the O&Y Releasees in or with the sale of the Existing Notes (including any previously issued notes which were replaced by Existing Notes);

               (3) the ownership, management and operation of the
            Properties by any of the O&Y Releasees;

               (4) the preparation by any of the O&Y Releasees of financial statements in respect of either Debtor or any predecessor in interest of either Debtor or any entity obligated under the Master Cash Flow Agreement;

               (5) the actions, payments and obligations required of any of the O&Y Releasees under, among other things, the Indenture, the Cash Management Agreement, the Existing Notes (including any previously issued notes which were replaced by Existing Notes), the Master Cash Flow Agreement, the 1290 Ground Lease and all agreements, instruments and documents executed and delivered in connection with any of the foregoing or the 2 Broadway Plan;

               (6) the use of proceeds by any of the O&Y Releasees from the
            Existing Notes or revenues of the Property;

               (7) the obligations under leases, subleases, licenses or
            other agreement regarding use and occupancy of all or any portion of the Properties whether, as landlord, sublandlord, licensor, tenant, subtenant, licensee or otherwise other than obligations of Devco under the O&Y Lease Amendment, but only to the extent not then performed;

               (8) the undertaking by the O&Y Releasees to restructure the obligations governed by the Indenture and evidenced by the Existing Notes and to restructure the obligations of the partners/members of the Debtors among themselves, including any actions taken or not taken in respect of formulating, negotiating and implementing the Plan;

               (9) all obligations or liabilities of the O&Y Releasees
            relating to Building Corp. being the initial general partner of the Upper Tier Limited Partnership;

               (10) all claims and causes of action arising out of the
            Limited Liability Company Agreement for either Debtor or the Partnership Agreements for the Debtors' predecessors in interest or any liabilities as direct or indirect partners or members thereof; and

               (11) all claims and causes of action held by parties in
            interest in the Reorganization Cases in their capacity as such arising out of the O&Y Releasees' acts, omissions or status as parties in interest in the chapter 11 cases of O&Y (U.S.) or as a participant in the restructuring of O&Y (U.S.), including, without limitation, claims and causes of action based upon the attempted proposal (alone or with others) of a plan of reorganization for O&Y (U.S.) and all matters raised in pleadings filed with the Bankruptcy Court or exchanged among parties in interest with respect to O&Y (U.S.)'s exclusive right to file a plan of reorganization.

     20.2 Release of the Plan Releasees. As of the Effective Date, the Plan shall be released from all Liabilities from the beginning of time in way relating to (a) either Debtor, either Debtor in Possession, each in interest of either Debtor, the Reorganization Cases, the Plan or Property, or (b) the Existing Notes (including any previously issued which were replaced by Existing Notes), the Indenture or the Offering Without limiting the generality of the foregoing, the release of the Releasees provided herein includes a release from Liabilities from the beginning of time relating to:

          (a) the undertaking by the Plan Releasees to restructure the obligations governed by the Indenture and evidenced by the Existing
Notes (including any previously issued notes which were replaced by Existing Notes), including any actions taken or not taken in respect of formulating, negotiating and implementing the Plan;

          (b) all actions taken or not taken, at any time, by any Plan Releasee under or in connection with the Existing Notes (including any previously issued notes which were replaced by Existing Notes), the Indenture, the Master Cash Flow Agreement or the Cash Management Agreement or the 2 Broadway Plan;

          (c) all claims and causes of action held by parties in interest in the Reorganization Cases in their capacity as such arising out of the
Plan Releasees' acts, omissions or status as parties in interest in the chapter 11 cases of O&Y (U.S.) or as a participant in the restructuring of O&Y (U.S.), including, without limitation, claims and causes of action based upon the attempted proposal (alone or with others) of a plan of reorganization for O&Y (U.S.) and all matters raised in pleadings filed with the Bankruptcy Court or exchanged among parties in interest with respect to O&Y (U.S.)'s exclusive right to file a plan of reorganization; and

          (d) all waivers or releases of debt and withdrawals of claims effected pursuant to the Plan and the Settlement Agreement.

     20.3 Injunction. The Confirmation Order shall be an injunction to permanently enjoin and restrain all Entities from asserting against the O&Y Releasees or the Plan Releasees, or their respective properties or interests in property, any Liabilities that are released by the Plan Releases, or from taking any of the following actions against such Entities in respect of any such Liabilities to the extent so released:

          (a) the commencement or continuation of any action or proceeding;

          (b) the enforcement, attachment, collection or recovery by any manner or means of any judgment, award, decree or order;

          (c) creating, perfecting, or enforcing any encumbrance of any kind; and

          (d) asserting any right of setoff, subrogation, or recoupment of any kind against any obligation due from any such Entity.

     20.4 Avoidance and Recovery Actions. Effective as of the Effective Date, Debtors waive the right to prosecute and release any avoidance, or recovery actions under sections 510, 544, 545, 547, 548, 549, 551 and 553 of the Bankruptcy Code or any other causes of action, or rights payments of claims, that belong to the Debtors or Debtors in Possession, than any such actions that may be pending on such date or that the Debtors have on the Effective Date against the holder of a Tenant Reimbursement (but in such case only with respect to any right of setoff that would against the holder of such Tenant Reimbursement Claim). The Upper Tier Limited Partnership shall retain and may prosecute any such actions that may be pending on such date.

                                  ARTICLE XXI
                           RETENTION OF JURISDICTION

     21.1 Retention of Jurisdiction. The Bankruptcy Court may retain jurisdiction, and if the Bankruptcy Court exercises its retained jurisdiction, have exclusive jurisdiction, of all matters arising out of, and related the Reorganization Cases and the Plan pursuant to, and for the purposes of, 105(a) and 1142 of the Bankruptcy Code and for, among other things, the following purposes:

          (a) To hear and determine pending applications for the assumption or rejection of executory contracts or unexpired leases, if any are pending, and the allowance of Claims resulting therefrom;

          (b) To determine any and all adversary proceedings, applications and contested matters;

          (c) To ensure that distributions to holders of Allowed Claims are accomplished as provided herein;

          (d) To hear and determine any timely objections to Administrative Expense Claims or to proofs of claim and equity interests filed, both before and after the Confirmation Date, including any objections to the classification of any Claim or Equity Interest, and to allow or disallow any Disputed Claim, in whole or in part;

          (e) To enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified, or vacated;

          (f) To issue such orders in aid of execution of the Plan, to the extent authorized by section 1142 of the Bankruptcy Code;

          (g) To consider any modifications of the Plan, to cure any defect or omission, or reconcile any inconsistency in any order of the
Bankruptcy Court, including the Confirmation Order;

          (h) To hear and determine all applications for awards of compensation for services rendered and reimbursement of expenses related to implementation and consummation of the Plan;

          (i) To hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of the Plan;

          (j) To hear and determine matters concerning state, local and federal taxes in accordance with sections 346, 505 and 1146 of the
Bankruptcy Code including, without limitation, the New York Real Property Transfer Gains Tax, Article 31-B of the New York Tax Law; and

          (k) To enter a final decree closing the Reorganization Cases.

     21.2 Modification of Plan. Modifications of the Plan may be proposed in by the Debtors at any time before confirmation, provided that (x) the have obtained Noteholder Consent, and (y) this Plan, as modified, the requirements of sections 1122 and 1123 of the Bankruptcy Code and the Debtors have complied with section 1125 of the Bankruptcy Code. The Plan be modified at any time after confirmation hereof and before substantial hereof, provided that (x) the Debtors shall have obtained Consent and (y) the Plan, as modified, satisfies the requirements of 1122 and 1123 of the Bankruptcy Code and the Bankruptcy Court, after and a hearing, confirms this Plan as modified under section 1129 of the Code and the circumstances warrant such modifications. A holder of a or

Equity Interest that has accepted the Plan shall be deemed to have accepted the as modified in accordance with the foregoing if the proposed modification not materially and adversely change the treatment of the Claim or Equity of such holder. Notwithstanding the foregoing, the Plan may not be modified or supplemented if the proposed amendment, modification or would materially and adversely affect the Morgan Loan Lenders in a disproportionate (in relation to the amount of their respective to be received under the Plan) to its impact on other unless the consent of the Morgan Loan Agent shall have been given in the exercise of its sole and absolute discretion.

                                  ARTICLE XXII
                            MISCELLANEOUS PROVISIONS

     22.1 Payment of Statutory Fees. All fees payable pursuant to section 1930, title 28, United States Code shall be paid on the Effective Date.

     22.2  Retiree Benefits.  On and after the Effective Date, pursuant to section 1129(a)(13) of the Bankruptcy Code, the Property Owning Partnerships or successors and assigns shall continue to pay all retiree benefits (within meaning of section 1114 of the Bankruptcy Code), at the level established in with subsection (e)(1)(B) or (g) of section 1114 of the Bankruptcy at any time prior to the Confirmation Date for the duration of the period Debtors have obligated themselves to provide such benefits; provided, that nothing herein or elsewhere in this Plan shall be construed as an on the part of the Property Owning Partnerships, the Limited Partner or the REIT to assume any obligation relating to properties other than the Properties with respect to retiree benefits. Newco LP will assume the liability of the Debtors with respect to the Devco Retirement Plan.

     22.3 Dissolution of Creditors' Committee. The Creditors' Committee, if any, shall be dissolved on the Effective Date.

     22.4 Post-Effective Date Fees and Expenses. Except as may otherwise be or been ordered by the Bankruptcy Court, the Indenture Trustee, the Disbursing and all professionals seeking payment from the Upper Tier Limited the REIT or the Property Owning Partnerships for reasonable fees expenses incurred after the Effective Date in connection with the of the Plan shall transmit a written invoice of such request to Property Owning Partnerships and the Disbursing Agent. If no written to the payment of such fees and expenses is received by the Disbursing within ten (10) days of the transmission of such request, the Disbursing shall pay from the Closing Cash held in the Claims Reserve or if Closing is insufficient the Property Owning Partnership shall pay such fees and If an objection to the payment of such fees and expenses is received the Disbursing Agent within such 10-day period, the Disbursing Agent shall such fees and expenses only upon order of the Bankruptcy Court or the of such objection.

     22.5 Severability of Plan Provisions. If, prior to the Confirmation Date, term or provision of the Plan is held by the Bankruptcy Court to be invalid, or unenforceable, the Bankruptcy Court shall have the power to alter and such term or provision to make it valid or enforceable to the maximum practicable, consistent with the original purpose of the term or held to be invalid, void or unenforceable, and such term or provision then be applicable as altered or interpreted; provided, however, that the Court shall not have the power to alter the Plan in a manner which materially and adversely affects the benefits to be received by holders of Notes without Noteholder Consent, or
(b) materially and adversely the benefits to be received by the Morgan Loan Lenders in a manner (in relation to the amount of their respective distributions to received under the Plan) to its impact on other Distributees, unless the of the Morgan Loan Agent has been obtained in the exercise of its sole absolute discretion. Notwithstanding any such holding, alteration or the remainder of the terms and provisions of the Plan shall in full force and effect and shall in no way be affected, impaired or by such holding, alteration or interpretation. The Confirmation shall constitute a judicial determination and shall provide that each term provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

     22.6 Governing Law. Except to the extent that the Bankruptcy Code or other federal law is applicable, or to the extent an Exhibit hereto provides the rights, duties and obligations arising under the Plan shall be by, and construed and enforced in accordance with, the laws of the of New York.

     22.7 Time of the Essence. Time shall be of the essence with respect to all dates and deadlines set forth herein.

     22.8 Reasonable Cooperation. On and after the Effective Date, each of the and their Affiliates shall, at the sole expense of the Property Owning reasonably cooperate with the GP Corps., the Upper Tier GP Corp., Upper Tier Limited Partnership, the Lower Tier Limited Partnership, the Owning Partnerships, the REIT, the Property Manager/Leasing Agent and Asset Manager
(i) to assure the consummation of the Plan, (ii) to assist objections to claims, (iii) to facilitate the transfer of the Properties to Property Owning Partnerships without disruption to any tenants of the and (iv) to enable the REIT to prepare the Registration Statement provided for in Section 13.10 above, including, without limitation, the of audited financial statements which may be required in connection Such cooperation shall include delivery to the Property Owning Partnerships of (X) all leases and executory contracts assumed pursuant to Article XVII hereof and (Y) all of the books and records of the Debtors and 2 Associates, L.P. and their affiliated predecessors in interest in each then in such Debtor's or such Affiliate's possession, custody or control.

     22.9 Notices. All notices, requests, and demands to be effective shall be writing (including by facsimile transmission) and, unless otherwise expressly herein, shall be deemed to have been duly given or made when actually or, in the case of notice by facsimile transmission, when received and confirmed, addressed as follows:

     If to the Debtor:

             237 Park Avenue Associates, L.L.C.
             1290 Associates, L.L.C.
             c/o Olympia & York Companies (U.S.A.)
             237 Park Avenue, 12th Floor
             New York, New York 10017
             Attn: Managing Attorney
             Telephone: (212) 850-9600
             Telecopier: (212) 850-9872

     and

             Weil, Gotshal & Manges LLP
             767 Fifth Avenue
             New York, New York 10153
             Attn: Brian S. Rosen, Esq.
             Telephone: (212) 310-8000
             Telecopier: (212) 310-8007

     and

             Fried, Frank, Harris, Shriver & Jacobson
             One New York Plaza
             New York, New York 10004
             Attn: Joshua Mermelstein, Esq.
                 Joel London, Esq.
             Telephone: (212) 859-8000
             Telecopier: (212) 859-4000

     If to the Indenture Trustee:

             Bankers Trust Company
             Four Albany Street, 4th Floor
             New York, New York 10006
             Attn: Stanley Burg
             Corporate Market Services
             Telephone: 250-6526
             Telecopier: 250-0392

     and

             Kelley, Drye & Warren LLP
             101 Park Avenue
             New York, New York 10178
             Attn: David Retter, Esq.
                   Susan Carney, Esq.
             Telephone: 808-7576
             Telecopier: 808-7897

     If to the Limited Partner Entities, the Property Owning Partnerships or the
REIT:

             Battle Fowler LLP
             75 East 55th Street
             New York, New York 10022
             Attn: Douglas L. Furth, Esq.
                   Kenneth J. Friedman, Esq.
             Telephone: (212) 856-7000
             Telecopier: (212) 856-7807 and
                         (212) 856-7802
     and

             Victor Capital Group
             885 Third Avenue, Suite 1240
             New York, New York 10022
             Attn: John Klopp
                   Jeremy FitzGerald
             Telephone: (212) 593-5400
             Telecopier: (212) 593-0316

     All notices, requests, and demands to be provided to any Creditors' Committee that may be appointed in the Reorganization Cases shall be made to the attorneys of record for such Creditors' Committee.

     22.10 Action By Indenture Trustee. Whenever the provisions of the Plan the Indenture Trustee the discretion to take any action or give any or direction, the Trustee shall act in accordance with Noteholder and, in the absence of such instruction, may act in accordance with its discretion; provided, however, that, in the event and to the extent that Section 22.10 conflicts with the provisions of Section 7.9 of the the provisions of Section
7.9 of the Indenture shall govern; and further, that wherever the Plan expressly requires the Trustee to act the Trustee shall so act notwithstanding any contrary direction from any Noteholders.

     22.11 O&Y Administrative Expense Claim. On the Effective Date, the O&Y Administrative Expense Claim shall be deemed Allowed and paid in full or pursuant to the terms of Sections 13.1(l) and 18.2(d) hereof.

     22.12 VCG Fees. On the Effective Date, the REIT shall distribute to VCG Hundred Thousand Dollars ($500,000), in Cash and Forty Thousand (40,000) of REIT stock. If the Conventional Financing Alternative is consummated, shall also receive the Cash fee referenced in Section 13.2 hereof. In the that (i) a Conventional Financing Alternative is not consummated and (ii) New Notes are refinanced on or before eighteen (18) months after the Date, the REIT shall pay VCG a fee of One Million Dollars provided, however, that, if the New Notes are partially redeemed such period in an amount less than Three Hundred Twenty Five Million ($325,000,000) as part of the refinancing of one Property, the REIT pay VCG an amount to be agreed upon between the REIT and VCG. VCG will fees in accordance with the Asset Management Agreement.

     22.13 Confirmation Request. The Debtors reserve the right to request confirmation of the Plan under section 1129(b) of the Bankruptcy Code if any impaired Class does not accept the Plan.

Dated: New York, New York
      August 9, 1996

                                       Respectfully submitted,

                                       237 Park Avenue Associates, L.L.C.
                                        By: O&Y NY Building Corp., its
                                        Authorized Member

                                   By: /s/_JOHN A.MOORE____________________
                                          Name: John A. Moore
                                          Title: Authorized Representative

                                       1290 ASSOCIATES, L.L.C.
                                       By: O&Y NY Building Corp., its
                                        Authorized Member

                                 By: /s/_JOHN A. MOORE____________________
                                         Name: John A. Moore
                                         Title: Authorized Representative

WEIL, GOTSHAL & MANGES LLP
Attorneys for the Debtors
  in Possession
767 Fifth Avenue
New York, New York
(212) 310-8000
Brian S. Rosen, Esq. (BR 0571)

                               SCHEDULE 1 TO PLAN

                           SCHEDULE OF O&Y AFFILIATES

     O&Y Affiliates means the following Entities and any other Entity that controls, is controlled by, or is under common control with such Entities:



   1.  Amland Properties Corp.
   2.  Olympia & York and Andrews Associates Venture
   3.  Baden Real Estate Corp.
   4.  Brunswash Development Corporation
   5.  Olympia & York Bryan Holding Company
   6.  Cabot Estate Development Company
   7.  Olympia & York Cherry Creek Company
   8.  Chicago-Superior Associates
   9.  Olympia & York Co., Inc.
  10.  Olympia & York Colorado Development Corp.
  11.  Olympia & York Communications, Inc.
  12.  Olympia & York Companies (U.S.A.), Inc.
  13.  O&Y Concord 60 Broad Street Company
  14.  O&Y Construction Corp.
  15.  Olympia & York Cypress Corp.
  16.  O&Y Cypress Florida Inc.
  17.  O&Y Dalland Corp.
  18.  Olympia & York Denver Properties Corp.
  19.  Devco--11601-A, L.P.
  20.  Devco--11601-B, L.P.
  21.  Dev GP 53 Holding Corp.
  22.  O&Y Devcon, Inc.
  23.  O&Y Development Holding Corp.
  24.  Olympia & York Development (Seattle) Company
  25.  O&Y Equity (Canada) Ltd.
  26.  O&Y Equity Company, L.P.
  27.  O&Y Equity General Partner Corp.
  28.  Olympia & York FCA Inc.
  29.  O&Y FEC Corp.
  30.  O&Y FEC Corp. Venture
  31.  Federal Center Associates
  32.  O&Y Financial Company
  33.  Financial Plaza Trust
  34.  O&Y Fiscal Corporation
  35.  Olympia & York Florida Equity Corp.
  36.  Forum Properties Corp.
  37.  Olympia & York Fountain Plaza Company
  38.  Olympia & York Grampian Corp.
  39.  Hartford Park Associates
  40.  Olympia & York Homes Corporation
  41.  O&Y Hope Street, Inc.
  42.  O&Y I/S Guide Inc.
  43.  Izzard Corp.
  44.  Olympia & York Jefferson Street Company
  45.  Olympia & York KOIN Center Company




  46.  O&Y Liberty Plaza Company
  47.  Olympia & York Maiden Lane Company
  48.  Olympia & York Maiden Lane Finance Corp.
  49.  O&Y Maintenance Corp.
  50.  O&Y Management Corp.
  51.  Olympia & York Mass. Investment Corp.
  52.  Olympia & York Massachusetts Financial Company
  53.  Miami Center Joint Venture
  54.  NH Corp.
  55.  O&Y NY Building Corp.
  56.  O&Y OCP Corp.
  57.  Olympia & York OLP Company
  58.  Olympia/Roberts Company
  59.  Olympia Centre Holding Company, L.P.
  60.  One Commercial Plaza (Unnamed Co-Tenancy)
  61.  One Financial Plaza (Unnamed Joint Venture)
  62.  Orion Limited Partnership
  63.  OYCI Video, Inc.
  64.  Pennland Properties Corp.
  65.  Perkins Realty Trust
  66.  O&Y Plaza Corp.
  67.  Olympia & York Properties (Portland) Company
  68.  Olympia & York Real Estate (USA) Inc.
  69.  Olympia & York Realty Corp.
  70.  Olympia & York Residential Corp.
  71.  O&Y REUSA TALP Subsidiary Corp.
  72.  Senior Associates
  73.  Olympia & York SF Holdings Corporation
  74.  South Brunswick Industrial Properties Limited Partnership
  75.  Brunswash Development Corporation
  76.  Olympia (U.S.) Development Subsidiary Corp.
  77.  Olympia & York Southeast Equity Corp.
  78.  Olympia & York State Limited Partnership
  79.  Olympia & York State Street Company
  80.  SYR Mall Corp.
  81.  O&Y Tower A Holding Company
  82.  O&Y Tower A Limited Partnership
  83.  Olympia & York Tower B Company
  84.  O&Y Tower B Holding Company I
  85.  Olympia & York Tower B Lease Company
  86.  O&Y Tower D Holding Company I
  87.  O&Y Tower D Holding Company II
  88.  Trinity Place Company
  89.  O&Y (U.S.) Development Canada Ltd.
  90.  O&Y (U.S.) Development Company, L.P.
  91.  O&Y (U.S.) Development General Partner Corp.
  92.  O&Y (U.S.) Financial Company
  93.  O&Y Venture Corp.
  94.  Olympia & York Water Street Company


                                       2



  95.  West 31st Street Associates
  96.  O&Y WFC Maintenance Corp.
  97.  Olympia & York WFC Retail Company
  98.  WFC Tower A Company
  99.  O&Y WFC Tower Corp.
 100.  WFC Tower D Company
 101.  Olympia & York World Financial Center Finance Corp.
 102.  O&Y YBG Corp.
 103.  O&Y YBG L.P.
 104.  Yerba Buena Gardens, L.P.
 105.  York Venture Co.
 106.  2 Broadway Associates
 107.  2 Broadway Land Company
 108.  O&Y 7 Hanover Leasing Company, L.P.
 109.  O&Y 53 Finance Corp.
 110.  53 Holding Company, L.P.
 111.  53 State Street Corp.
 112.  O&Y 55 WS Lease Co., L.P.
 113.  60 Broad Street Management Corp.
 114.  125 Broad Street Company
 115.  O&Y 233 Park South Company, L.P.
 116.  237 Park Avenue Associates, L.L.C.
 117.  O&Y 245 Corp.
 118.  Olympia & York 245 Lease Company
 119.  245 Park Avenue Company
 120.  Olympia & York 245 Park Avenue Holding Company, L.P.
 121.  Olympia & York 320 G.O.T. Company
 122.  Olympia & York 320 Park Company
 123.  O&Y 320 Park Corp.
 124.  1290 Associates, L.L.C.
 125.  1999 Bryan Street Ltd.
 126.  11601 Holding Corp.
 127.  11601 Holdings, L.P.
 128.  11601 Wilshire Associates


                                       3

                                                                       EXHIBIT
2

                    ORDER APPROVING THE DISCLOSURE STATEMENT
                           AND NOTICE OF CONFIRMATION

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

 ........................................................................ X


In re:
                                                    :
                                                       Chapter 11 Case Nos.
237 PARK AVENUE ASSOCIATES, L.L.C.
                                                    :  96 B 42177 (JLG) and
and 1290 ASSOCIATES, L.L.C.,                           96 B 42178 (JLG)
                                                    :
                               Debtors.             (Jointly Administered)

                                                    :


 ...................................................................... X

    ORDER (A) PURSUANT TO SECTION 1125 OF THE BANKRUPTCY CODE AND BANKRUPTCY RULE 3017(B) APPROVING THE DEBTORS' DISCLOSURE STATEMENT, (B) PURSUANT TO BANKRUPTCY RULE 3017(C) FIXING TIME WITHIN WHICH CLAIM HOLDERS AND EQUITY INTEREST HOLDERS MAY ACCEPT OR REJECT THE DEBTORS' PLAN OF REORGANIZATION, (C) APPROVING THE EMPLOYMENT OF GEORGESON & COMPANY INC. AS BALLOT SOLICITATION AGENT AND VOTE TABULATION AGENT, (D) PURSUANT TO BANKRUPTCY RULE 3017(C) FIXING DATE, TIME AND PLACE OF HEARING ON CONFIRMATION OF THE DEBTORS' PLAN OF REORGANIZATION, (E) APPROVING FORM OF BALLOT, (F) APPROVING NOTICE OF (I) THE LAST DAY FOR RECEIPT OF BALLOTS WITH RESPECT TO THE PLAN OF REORGANIZATION,
(II) THE LAST DAY FOR FILING OBJECTIONS TO CONFIRMATION OF THE DEBTORS' PLAN OF REORGANIZATION, AND (III) THE HEARING ON CONFIRMATION OF THE DEBTORS' PLAN OF REORGANIZATION, AND (G) ESTABLISHING PROCEDURES FOR SOLICITATION AND TABULATION OF VOTES TO ACCEPT OR REJECT THE JOINT PLAN OF REORGANIZATION, ELECTION OF DISTRIBUTIONS WITH RESPECT THERETO AND SUBSCRIPTION OF ADDITIONAL SHARES OF REIT STOCK THEREUNDER
--------------------------------------------------------------------------

     Upon the record of the hearing held on May 20, 1996 (the 'Disclosure Hearing') to consider the request of 237 Park Avenue Associates, L.L.C. and 1290 L.L.C., the debtors in the above-captioned chapter 11 cases the 'Debtors'), for approval of the Debtors' proposed Disclosure for the Amended Joint Plan of Reorganization of 237 Park Avenue L.L.C. and 1290 Associates, L.L.C., dated May 20, 1996 (the 'May Statement'); and the Debtors having filed the Second Amended Joint of Reorganization of 237 Park Avenue Associates, L.L.C. and 1290 L.L.C., dated August 9, 1996 (the 'Joint Plan') and a related statement (the 'August Disclosure Statement')1, which reflects, among things, the resolution of certain issues; and the Court having found that of the Disclosure Statement and the Disclosure Hearing has been provided the Debtors as directed by the Court pursuant to an order, dated April 25, (i) fixing the date, time and place for a hearing to consider (a) approval Debtors' Disclosure Statement And Solicitation Procedures, and (b) of the Debtors' Joint Plan, (iii) fixing the date, time and place voting on the Debtors' Joint Plan, and (iii) prescribing the form and manner notice therefor (the 'Scheduling Order'), and it appearing that no further need be given; and an objection with respect to the May Disclosure having been filed by Coopers & Lybrand OYDL Inc. (the 'Objection'); the Objection having been overruled by the Court or rendered moot by reason modifications made to the May Disclosure Statement; and it appearing that the Disclosure Statement does not materially differ from the May Disclosure except to further describe structural changes of the Joint Plan and Debtors as reorganized; and the Court having determined after due that the August Disclosure Statement contains adequate information as such term is defined in section 1125 of the Bankruptcy Code; and sufficient cause appearing therefor, it is

     ORDERED that, in accordance with section 1125 of the Bankruptcy Code and Rule 3017(b), (a) the August Disclosure Statement (and all exhibits schedules thereto), as the same may be amended and modified from time to to incorporate any modifications that the Debtors determine to be and which do not materially change the Disclosure Statement or affect any rights of a party in interest, and (b) the cover letters the August Disclosure Statement from the Debtors and the Ad Hoc Committee of Million Noteholders, substantially in the form of the letters annexed as Exhibit 'A' (collectively, the 'Letters'), be, and each of them hereby is, approved as containing 'adequate information' within the meaning of section 1125(a) of the Bankruptcy Code; and it is further

     ORDERED that a hearing (the 'Confirmation Hearing') to consider confirmation of the Joint Plan and any amendments thereto shall be held before the Court in Room 610-2 of the United States Bankruptcy Court, Alexander Hamilton Custom House, One Bowling Green, New York, New York on September 11, 1996 at 2:00 p.m., or as soon thereafter as counsel may be heard; and it is further

------------------
1 Unless otherwise defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Joint Plan.

                                       1

     ORDERED that ballots for (a) accepting or rejecting the Joint Plan, (b) forms of distribution under the Joint Plan and (c) subscribing for shares of REIT Stock, substantially in the form annexed hereto as 'B' (the 'Ballots'), be, and each of them hereby is, approved in all pursuant to Bankruptcy Rule 3018(c) as conforming with Official Form No. 14; and it is further

     ORDERED that, pursuant to Bankruptcy Rule 3018(a) and the Joint Plan, the date for determining the holders of Claims and Equity Interests who may to accept or reject the Joint Plan shall be August 9, 1996 (the 'Record and it is further

     ORDERED that, on or prior to August 12, 1996, the Indenture Trustee shall provide the Debtors with a list of holders of Senior Claims as of the Record Date; and it is further

     ORDERED that only the holders of Claims and Equity Interests as of the Record Date that are impaired under the Joint Plan may vote to accept or reject the Joint Plan by indicating their acceptance or rejection of the Joint Plan on the Ballots provided therefor; and it is further

     ORDERED that, pursuant to Bankruptcy Rule 3017(c), in order to be considered as acceptances or rejections of the Joint Plan, all Ballots must be completed, executed, marked and received by Georgeson & Company Inc., Street Plaza, New York, New York 10005 on or before 5:00 p.m. (New York Time) on September 4, 1996 (the 'Voting Deadline'); and it is further

     ORDERED that, pursuant to Bankruptcy Rule 3017(d), the form of the notice 'Notice') of, among other things, the Voting Deadline, the Objection as defined below, and the Confirmation Hearing, substantially in the annexed hereto as Exhibit 'C', be, and it hereby is, approved in all respects; and it is further

     ORDERED that, the Debtors be, and they hereby are, authorized and directed mail, or cause to be mailed, by first-class mail, no later than August 16, a copy of the Notice and the August Disclosure Statement and all exhibits attachments thereto (collectively, the 'Disclosure Package'), to the persons or entities, unless such person or entity shall receive a Package, as hereinafter defined, pursuant to this Order: (1) all or entities that have filed proofs of claim or equity interests with the on or before the Record Date, other than any person or entity that has with the Court a notice (or notices) of transfer of claim under Bankruptcy 3001(e) on or before the Record Date reflecting the transfer of all of such Claims; (2) all persons or entities listed in the Schedules and lists Equity Interest holders and all amendments thereto through the Record Date, than any person or entity that has filed with the Court a notice (or of transfer of claim under Bankruptcy Rule 3001(e) on or before the Date reflecting the transfer of all of such holder's claims; (3) all known holders of record of Claims against or Equity Interests in the if any, as of the Record Date; (4) all persons or entities that have a Claim pursuant to a notice of the transfer of a claim under Rule 3001(e) filed with the Court on or before the Record Date; (5) parties in interest that have filed a notice pursuant to Bankruptcy Rule in the Debtors' chapter 11 cases on or before the Record Date; (6) the Trustee; and (7) any other party as may be entitled to notice in accordance with Bankruptcy Rule 2002; and it is further

     ORDERED that, the Debtors be, and they hereby are, authorized and directed mail, or cause to be mailed, by first-class mail, no later than August 16, to the holders of record on the Record Date of all Claims and Equity that are entitled to vote on the Joint Plan as specified herein in with Bankruptcy Rule 3018(a), and such other entities entitled to forms of distributions under the Joint Plan and subscribe for additional of REIT Stock, including, without limitation, the Morgan Loan Agent for on behalf of the Morgan Loan Lenders, (a) the Notice, (b) the August Statement and all exhibits and attachments thereto, (c) an form of Ballot, and (d) the Letters (collectively, a 'Solicitation provided, however, that Solicitation Packages for (i) holders of against or Equity Interests in any Debtor placed within a class under the Plan that is deemed to accept or reject the Joint Plan under section or 1126(g) of the Bankruptcy Code and (ii) holders of Claims or Equity that have been objected to for voting purposes in accordance with the Order and who have not filed a Temporary Allowance Motion (as defined the Scheduling Order) on or prior to the Temporary Allowance Motion Deadline defined in the Scheduling Order) shall not include a Ballot and a Ballot envelope; and it is further

     ORDERED that, notwithstanding anything contained herein to the contrary, Debtors shall file the Plan Supplement with the Court on or before the date
(20) days prior to the commencement of the Confirmation Hearing; however, that the Debtors shall be under no obligation to serve the Supplement in accordance with the preceding decretal paragraphs; and, further,that the Plan Supplement shall be available for review in the Office of the Clerk of the Bankruptcy Court during normal business hours; and it is further

     ORDERED that, upon the written request of any party in interest, the Debtors shall provide a copy of the Plan Supplement; and it is further

                                       2

     ORDERED that, for purposes of calculating the number of Claims in a class vote to accept or reject the Joint Plan, all Claims in a class held by one or any affiliate thereof (as defined in the Securities Act of 1933 and rules and regulations promulgated thereunder), including any entity that record ownership of such Claims after April 23, 1996, the Petition be, and they hereby are, aggregated and treated as one Claim in such class for voting purposes; and it is further

     ORDERED that, the Debtors' appointment of the firm of Georgeson & Company ('Georgeson') as the Debtors' ballot solicitation agent (the 'Ballot Agent') in connection with (i) the accommodation of requests for concerning the Joint Plan, the August Disclosure Statement, the the Ballots or other related matters; (ii) the distribution of copies of the Joint Plan, the August Disclosure Statement, the Letters, the Ballots and this Order; and (iii) the solicitation of Ballots in respect of the Joint Plan, in a reasonable and customary manner, is hereby approved; and it is further

     ORDERED that, the Debtors' appointment of Georgeson as the Debtors' vote agent (the 'Tabulation Agent') in connection with the review, of validity, and tabulation of (i) votes for acceptance and of the Joint Plan, (ii) elections of Standard Elections and Non-Standard Elections, and (iii) subscription for additional shares of REIT Stock, Offered Shares, as well as reporting with respect thereto, in a reasonable and customary manner, is hereby approved; and it is further

     ORDERED that, pursuant to Bankruptcy Rule 3017(e), in the event that the of holders of Senior Claims to be provided by the Indenture Trustee the 'record' rather than the 'beneficial' holder of a Senior Claim, the shall mail, or cause to be mailed, by first-class mail, by August 16, a Solicitation Package(s) to the 'record' holder(s) of such Senior Claims the 'record' holder(s) thereof are hereby directed to (i) distribute such Packages to the 'beneficial' holders of such Senior Claims, and to the extent that a 'beneficial' holder returns its respective Ballot to 'record' holder thereof, return such Ballots, or replacement Ballots in the name of the 'record' holder thereof, to the Tabulation Agent by the Voting Deadline; and it is further

     ORDERED that, any Ballot that is properly completed, executed and timely to the Tabulation Agent, but does not indicate an acceptance or a of the Joint Plan be, and it hereby is, deemed to be a vote to accept Joint Plan; and it is further

     ORDERED that, notwithstanding the provisions of Bankruptcy Rule 3018(a), in event a holder of a Claim or Equity Interest holder casts more than one voting the same Claim or Equity Interest, as applicable, prior to the Deadline, the subsequently-dated Ballot, if received by the Tabulation prior to the Voting Deadline, shall be deemed to reflect such holder's and thus supersede any prior Ballots received by the Tabulation Agent;
and it is further

     ORDERED that, any holder of a Senior Claim that does not submit a Ballot or its election preference (Standard or Non-Standard) on the Ballot on a basis shall conclusively be deemed to have executed a Standard Election shall receive a Standard Note Distribution and a Standard Stock and it is further

     ORDERED that, in order for a subscription of additional REIT Stock to be each holder of a Senior Claim or Morgan Loan Lender electing to subscribe additional shares of REIT Stock must properly (i) execute and deliver to the Agent a Ballot electing to subscribe to purchase a portion of shares of REIT Stock, and (ii) execute and deliver to the Tabulation a Subscription Agreement; and it is further

     ORDERED that, any properly executed Ballot of a holder of a Senior Claim or Loan Lender which is timely received, but which does not indicate an to subscribe to purchase a portion of additional REIT Stock or fails to an executed Subscription Agreement, shall be deemed to constitute an election to not purchase a portion of additional REIT Stock; and it is further

     ORDERED that objections, if any, to confirmation of the Joint Plan must be writing, state the name and address of the objecting party and the nature of claim or interest of such party, state with particularity the basis and of each objection and the specific grounds therefor and be filed, with proof of service, with the Court (with a copy to Chambers ) and so that such objections are received no later than August 28, 1996 at 5:00 p.m., (New York City Time) (the 'Objection Deadline'), by the Court, Chambers and the following parties:

                            WEIL, GOTSHAL & MANGES LLP
                            767 Fifth Avenue
                            New York, NY 10153
                            Attn: Brian S. Rosen, Esq.
                            Attorneys for the Debtors

                                       3

                            BATTLE FOWLER LLP
                            75 East 55th Street
                            New York, NY 10022
                            Attn: Douglas Furth, Esq.
                            Attorneys for the Ad Hoc Committee of
                              $970 Million Noteholders

                            237 PARK AVENUE ASSOCIATES, L.L.C.
                            1290 ASSOCIATES, L.L.C.
                            c/o Olympia & York Companies (USA)
                            237 Park Avenue
                            New York, NY 10017
                            Attn: Andrew P. Seidman, Esq.

                            OFFICE OF THE UNITED STATES TRUSTEE
                            80 Broad Street
                            New York, NY 10004
                            Attn: Mary Tom, Esq.

     ; and it is further

     ORDERED that responses to objections, if any, to confirmation of the Joint by any party in interest be filed with the Court together with proof of and served in a manner so as to be received on or before 5:00 p.m. (New City
Time) on September 6, 1996 by the Abbreviated Service List; and it is

     ORDERED that the Confirmation Hearing may be adjourned from time to time prior notice to holders of Claims, holders of Equity Interests or in interest other than the announcement of the adjourned hearing date at Confirmation Hearing; and it is further

     ORDERED that, the Debtors be, and they hereby are, directed to cause the to be published one time no later than twenty-five (25) days prior to the of the Confirmation Hearing in The Wall Street Journal (National Edition) The Toronto Globe and Mail; and it is further

     ORDERED that the provisions of notice in accordance with the procedures set in this Order shall be deemed good and sufficient notice of the Hearing, the time fixed for filing objections to the Joint Plan and time within which holders of Claims and Equity Interests may vote to accept reject the Joint Plan, elect distributions thereunder and subscribe for additional shares of REIT Stock; and it is further

     ORDERED that the Debtors be, and hereby are, authorized and empowered to take such steps and perform such acts as may be necessary to implement and effectuate this Order.

Dated: New York, New York
      August 9, 1996

                                       _____/s/_JAMES L. GARRITY, JR._____
                                            United States Bankruptcy Judge

                                       4

                 EXHIBIT C TO ORDER APPROVING DISCLOSURE STATEMENT

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
 ......................................................................... x


In re:                                                           :
Chapter 11 Case Nos.
237 PARK AVENUE ASSOCIATES, L.L.C.: 96 B 42177 and 1290 ASSOCIATES, L.L.C. 96 B 42178 (JLG)
                                                                 :
Debtors.
(Jointly Administered)


 ........................................................................ x

           NOTICE OF (A) HEARING TO CONSIDER CONFIRMATION OF
           DEBTORS' JOINT PLAN OF REORGANIZATION AND (B) DEADLINE FOR
           (I) VOTING ON DEBTORS' JOINT PLAN OF REORGANIZATION, ELECTING FORMS OF DISTRIBUTIONS THEREUNDER AND SUBSCRIBING FOR ADDITIONAL SHARES OF REIT STOCK AND (II) OBJECTING TO CONFIRMATION OF THE JOINT PLAN OF REORGANIZATION

NOTICE IS HEREBY GIVEN THAT:

     1. A hearing to consider confirmation of that certain Second Amended Joint of Reorganization of 237 Park Avenue Associates, L.L.C. and 1290 Associates dated August 9, 1996 (the 'Joint Plan') and any objections or proposed thereto and any other matter that may properly come before the Court be held before the Honorable James L. Garrity, Jr., United States Judge in Room 610-2 of the United States Bankruptcy Court, Alexander Hamilton Custom House, One Bowling Green, New York, New York 10004-1408, on September 11, 1996, at 2:00 p.m., or such later date and time determined by the Court.

     2. Any objection to confirmation of the Joint Plan must be made in writing, state that it is an objection to confirmation of the Joint Plan, indicate the nature of the objection and the legal basis therefor, and be filed and received by the Bankruptcy Court, with two (2) copies to chambers, and upon and received by the parties listed below, together with proof of on or before August 28, 1996 at 5:00 p.m. (Eastern Daylight Time):

                                       WEIL, GOTSHAL & MANGES LLP
                                       767 Fifth Avenue
                                       New York, NY 10153
                                       Attn: Brian S. Rosen, Esq.
                                       Attorneys for the Debtors
                                       BATTLE FOWLER LLP
                                       75 East 55th Street
                                       New York, NY 10022
                                       Attn: Douglas Furth, Esq.
                                       Attorneys for the Ad Hoc Committee
                                       of $970  Million Noteholders
                                       237 PARK AVENUE ASSOCIATES, L.L.C.
                                       1290 ASSOCIATES, L.L.C.
                                       c/o Olympia & York Companies (USA)
                                       237 Park Avenue
                                       New York, NY 10017
                                       Attn: Andrew P. Seidman
                                       OFFICE OF THE UNITED STATES TRUSTEE
                                       80 Broad Street
                                       New York, NY 10004
                                       Attn: Mary Tom, Esq.

UNLESS AN OBJECTION IS TIMELY SERVED AND FILED IN ACCORDANCE WITH THIS NOTICE, SUCH OBJECTION WILL NOT BE CONSIDERED BY THE BANKRUPTCY COURT.

                                       1

     3. The date and time fixed as the last date to (i) vote to accept or reject the Joint Plan, (ii) electing forms of distributions under the Joint Plan (iii) subscribing for additional shares of REIT Stock is September 4, 1996 5:00 p.m., New York City time (the 'Voting Deadline'). In order to be ballots must be received by the Voting Deadline by Georgeson & Company Wall Street Plaza, New York, New York 10005. Any requests for the Joint and/or a ballot should be made to Georgeson & Company Inc. at the above-listed address or (212) 440-9800.

Dated: New York, New York
      August 9, 1996

                                                 BY ORDER OF THE COURT
                                            ___/s/_JAMES L. GARRITY, JR.___
                                            United States Bankruptcy Judge

WEIL, GOTSHAL & MANGES LLP
Attorneys for the Debtors
  and Debtors in Possession
767 Fifth Avenue
New York, New York 10153
(212) 310-8000

                                       2

BALLOT NO. 1
UNITED STATES BANKRUPTCY COURT
FOR THE SOUTHERN DISTRICT OF NEW YORK
 ........................................................................ x

In re:
                                                    :
                                                       Chapter 11 Case Nos.
237 PARK AVENUE ASSOCIATES, L.L.C.
                                                    :  96 B 42177 (JLG) and
and 1290 ASSOCIATES, L.L.C.,                           96 B 42178 (JLG)
                                                    :
                               Debtors.             (Jointly Administered)

                                                    :


 ......................................................................... x


      BALLOT FOR ACCEPTING OR REJECTING THE DEBTORS' AMENDED JOINT PLAN OF REORGANIZATION PURSUANT TO CHAPTER 11 OF THE UNITED STATES BANKRUPTCY CODE
                        CLASS 1: PRIORITY NON-TAX CLAIMS

THE DATE AND TIME BY WHICH YOUR BALLOT MUST BE ACTUALLY RECEIVED BY THE BALLOT AGENT IS 5:00 P.M., NEW YORK CITY TIME, ON SEPTEMBER 4, 1996 OR YOUR BALLOT WILL NOT BE COUNTED

     This Ballot is submitted to you to solicit your vote to accept or reject certain Second Amended Joint Plan of Reorganization of 237 Park Avenue L.L.C. and 1290 Associates, L.L.C., dated August 9, 1996 (the 'Joint described in the accompanying disclosure statement, dated August 9, 1996 'Disclosure Statement'). PLEASE READ THE VOTING INFORMATION AND INSTRUCTIONS ON THE REVERSE SIDE BEFORE COMPLETING THIS BALLOT.

     The Joint Plan can be confirmed by the Bankruptcy Court and thereby made upon you if it is accepted by the holders of at least two-thirds in and more than one-half in number of the Claims in each impaired Class vote on the Joint Plan, and if it otherwise satisfies the requirements of 1129(a) of the Bankruptcy Code. If the requisite acceptances are not the Bankruptcy Court may nonetheless confirm the Joint Plan if it that the Joint Plan provides fair and equitable treatment to, and does not unfairly against, the Class or Classes rejecting it, and otherwise the requirements of section 1129(b) of the Bankruptcy Code. To have vote counted, you must complete, sign and return this Ballot to: GEORGESON COMPANY INC., WALL STREET PLAZA, NEW YORK, NEW YORK 10005. COMPLETE ITEMS 1, 2 AND 3. IF NEITHER THE 'ACCEPT' NOR 'REJECT' BOX IS IN ITEM 2, THIS BALLOT, IF SIGNED, WILL BE COUNTED AS AN ACCEPTANCE. IF BALLOT IS NOT SIGNED ON THE APPROPRIATE LINES BELOW, THIS BALLOT WILL NOT VALID OR COUNTED AS HAVING BEEN CAST.

     ITEM 1. VOTING CLASSIFICATION AND AMOUNT. The undersigned is a holder of (as defined in the Joint Plan) against the Debtors, which Claims are in Class 1 (Priority Non-Tax Claims) under the Joint Plan, in the unpaid principal amount of $________________________.

     ITEM 2. VOTE. The undersigned votes all of its Claims in Class 1 as described in Item 1 above (check one box):

    / / to ACCEPT the Joint Plan.
    / / to REJECT the Joint Plan.

     ITEM 3. ACKNOWLEDGMENTS. By signing this Ballot, the undersigned acknowledges receipt of the Disclosure Statement and other applicable solicitation materials and certifies that the undersigned is the claimant or has power and authority to vote to accept or reject the Joint Plan on behalf of claimant. The undersigned understands that if this Ballot is validly but does not indicate either acceptance or rejection of the Joint Plan, this Ballot will be counted as an acceptance.

PRINT OR TYPE NAME OF CLAIMANT:_________________

SOCIAL SECURITY OR FEDERAL TAX I.D. NO.

(OPTIONAL):_____________________________________

SIGNATURE:______________________________________

IF BY AUTHORIZED AGENT, NAME AND TITLE:_________

NAME OF INSTITUTION:____________________________

STREET ADDRESS:_________________________________

CITY, STATE, ZIP CODE:__________________________

TELEPHONE NUMBER:_______________________________

DATE COMPLETED:_________________________________

                                       2

                           IMPORTANT TAX INFORMATION

Under federal income tax laws, you (as payee) are required by law to provide 237 Avenue Associates, L.L.C. and 1290 Associates, L.L.C. (collectively, the your correct taxpayer identification number ('TIN'). If you are an your TIN is your social security number. If the Debtors are not with your correct TIN, you may be subject to a $50 penalty imposed by Internal Revenue Service. In addition, payments and distributions to be made you pursuant to that certain Second Amended Joint Plan of Reorganization of Park Avenue Associates, L.L.C. and 1290 Associates, L.L.C., dated August 9, (the 'Joint Plan'), may be subject to 'backup withholding' for federal income tax purposes.

Each holder generally is required to provide the Debtors with its correct TIN on Form W-9 below. Certain holders (including, among others, all and certain foreign individuals) are not subject to these backup and reporting requirements. Exempt holders must still provide the with their TIN on Substitute Form W-9, and should indicate their exempt by writing 'EXEMPT' in
Part III of the Substitute Form W-9. In order for foreign individual to qualify as an exempt recipient, that holder must submit statement, signed under penalties of perjury, attesting to that individual's status. Forms for such statement can be obtained from the Debtors. See enclosed 'Guidelines for Certification of Taxpayer Identification Number on Form W-9' for additional information.

If backup withholding applies, the Debtors are required to withhold 31% of any dividends or other reportable payments made to you. Backup withholding not an additional federal income tax. Rather, the federal income tax of a holder subject to backup withholding will be reduced by the withheld. If withholding results in an overpayment of taxes, a refund may obtained from the Internal Revenue Service. IT IS POSSIBLE THAT THE CASH OF THE DISTRIBUTIONS TO BE MADE TO YOU UNDER THE PLAN MAY BE TO SATISFY THE AMOUNT REQUIRED TO BE WITHHELD. IN SUCH EVENT, THE WILL HOLD BACK THE ENTIRE DISTRIBUTION PENDING THE SALE OF A SUFFICIENT PORTION OF THE NON-CASH DISTRIBUTION, OR THE RECEIPT FROM YOU OF CASH, SUFFICIENT TO ALLOW THE DEBTORS TO SATISFY ITS WITHHOLDING OBLIGATION IN RESPECT OF DISTRIBUTIONS TO BE MADE TO YOU.

COMPLETING SUBSTITUTE FORM W-9

To prevent backup federal income tax withholding in connection with distributions to be received pursuant to the Plan, you must provide the Debtors your correct TIN by completing the Substitute Form W-9 below, certifying the TIN provided on Substitute Form W-9 is correct and that either
(1) you not been notified by the Internal Revenue Service that you are subject to withholding or (2) the Internal Revenue Service has notified you that you no longer subject to backup withholding. If you are an exempt holder, you also provide the Debtors with your correct TIN by completing the Substitute W-9, and should indicate your exempt status by writing 'EXEMPT' in Part III the Substitute Form W-9. If you are subject to backup withholding, please out Item Number 2 in Part IV of the Substitute Form W-9. If you have not issued a TIN and have applied for one, or if you intend to apply for one in near future, please check the box in Part II of the Substitute Form W-9, and and date both the Substitute Form W-9 and the 'Certificate of Taxpayer Identification Number'. Please return the Substitute Form W-9 with your to the Ballot Agent by 5:00 p.m., New York City Time, on September 4, If you fail to do so, the Debtors will withhold 31% from any payments and made to you thereafter until a TIN and new Substitute Form W-9 are provided to the Debtors.

                                       3

WHAT TAXPAYER IDENTIFICATION NUMBER TO PROVIDE

     You are required to provide the Debtors the social security number or employer identification number of the record holder of the Claim held by you. If Claim is in more than one name or is not in the name of the actual owner, the enclosed 'Guidelines for Certification of Taxpayer Identification on Substitute Form W-9' for additional guidance on which number to report.


SUBSTITUTE PART I--TIN--PLEASE PROVIDE YOUR TIN
PART II--AWAITING TIN--IF YOU HAVE NOT BEEN FORM W-9 IN THE SPACE PROVIDED AND CERTIFY BY ISSUED A TIN BUT HAVE APPLIED FOR ONE, OR INTEND TO DEPARTMENT OF THE TREASURY SIGNING AND DATING BELOW. APPLY FOR ONE IN THE NEAR FUTURE, PLEASE CHECK THE INTERNAL REVENUE SERVICE BOX PROVIDED AND CERTIFY BY SIGNING AND DATING PART PAYER'S REQUEST FOR TAXPAYER SOCIAL SECURITY NUMBER OR IV AND THE 'CERTIFICATE OF TAXPAYER IDENTIFICATION NUMBER (TIN) EMPLOYER IDENTIFICATION NUMBER AWAITING IDENTIFICATION NUMBER'.

  / / AWAITING TIN

PART III--EXEMPT HOLDERS--If you are an exempt holder, you must still certify your TIN by completing Part I and by signing and dating below. Please indicate your exempt status by writing 'EXEMPT' in the space provided to the right.

PART IV--CERTIFICATION--Under penalties of perjury, I certify that:

(1) The number shown on this form is my correct TIN (or I am waiting for a number to be issued to me), and

(2) I am not subject to backup withholding either because I have not been notified by the Internal Revenue Service ('IRS') that I am subject to backup withholding as a result of failure to report all interest or dividends, or the IRS has notified me that I am no longer subject to backup withholding.

            Certification Instructions--You must cross out item (2) above if you have been notified by the IRS that you are subject to backup withholding because of underreporting interest or dividends on your tax return. However, if you have since been notified by the IRS that you are no longer subject to back-up withholding, do not cross out item (2).

SIGNATURE                      DATE


NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 31% OF ANY PAYMENTS AND DISTRIBUTIONS TO BE MADE TO YOU PURSUANT TO THE PLAN. PLEASE REVIEW THE ENCLOSED 'GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9'.

     YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX IN
                      PART II OF SUBSTITUTE FORM W-9 ABOVE

             CERTIFICATE OF TAXPAYER AWAITING IDENTIFICATION NUMBER

      I CERTIFY, UNDER PENALTIES OF PERJURY, THAT A TAXPAYER IDENTIFICATION NUMBER HAS NOT BEEN ISSUED TO ME, AND THAT I MAILED OR DELIVERED AN APPLICATION TO RECEIVE A TAXPAYER IDENTIFICATION NUMBER TO THE APPROPRIATE INTERNAL REVENUE SERVICE CENTER OR SOCIAL SECURITY ADMINISTRATION OFFICE (OR I INTEND TO MAIL OR DELIVER AN APPLICATION IN THE NEAR FUTURE). I UNDERSTAND THAT IF I DO NOT PROVIDE A TAXPAYER IDENTIFICATION NUMBER TO THE DEBTORS BY 5:00 P.M., NEW YORK CITY TIME, ON SEPTEMBER 4, 1996, THE DEBTORS ARE REQUIRED TO WITHHOLD 31% OF ALL REPORTABLE PAYMENTS THEREAFTER MADE TO ME UNTIL I PROVIDE A NUMBER.

SIGNATURE                      DATE


                                       4

                      VOTING INFORMATION AND INSTRUCTIONS
                           FOR COMPLETING THE BALLOT

1. THIS BALLOT IS SUBMITTED TO YOU TO SOLICIT YOUR VOTE TO ACCEPT OR REJECT THE DEBTORS' SECOND AMENDED JOINT PLAN OF REORGANIZATION OF 237 PARK AVENUE ASSOCIATES, L.L.C. AND 1290 ASSOCIATES, L.L.C., DATED AUGUST 9, 1996 (THE 'JOINT PLAN'), DESCRIBED IN THE
       ACCOMPANYING DISCLOSURE STATEMENT, DATED AUGUST 9, 1996
       (THE'DISCLOSURE STATEMENT').

2. PLEASE INDICATE ACCEPTANCE OR REJECTION OF THE JOINT PLAN IN THE BOX INDICATED. COMPLETE THE BALLOT BY PROVIDING ALL OF THE INFORMATION REQUESTED AND SIGN, DATE AND RETURN THIS BALLOT BY MAIL OR OVERNIGHT COURIER TO THE BALLOT AGENT (THE 'BALLOT AGENT'), AT THE FOLLOWING
       ADDRESSES:

PLAN BALLOTS
                             GEORGESON & COMPANY INC.
                             WALL STREET PLAZA
                             NEW YORK, NEW YORK 10005

      BALLOTS MUST BE ACTUALLY RECEIVED BY 5:00 P.M., NEW YORK CITY TIME, ON SEPTEMBER 4, 1996 (THE 'VOTING DEADLINE'). IF A BALLOT IS RECEIVED AFTER THE VOTING DEADLINE, IT WILL NOT BE COUNTED. AN ENVELOPE ADDRESSED TO THE BALLOT AGENT IS ENCLOSED FOR YOUR CONVENIENCE.

3. YOU MUST VOTE ALL OF YOUR CLAIMS WITHIN A SINGLE CLASS UNDER THE JOINT PLAN TO EITHER ACCEPT OR REJECT THE JOINT PLAN. ACCORDINGLY, A BALLOT THAT PARTIALLY REJECTS AND PARTIALLY ACCEPTS THE JOINT PLAN WILL NOT BE COUNTED.

4. THE BALLOT DOES NOT CONSTITUTE AND SHALL NOT BE DEEMED A PROOF OF CLAIM OR EQUITY INTEREST OR AN ASSERTION OF A CLAIM OR EQUITY INTEREST.

                     PLEASE RETURN YOUR BALLOT PROMPTLY TO:

PLAN BALLOTS
                             GEORGESON & COMPANY INC.
                             WALL STREET PLAZA
                             NEW YORK, NEW YORK 10005

                           THE BALLOT AGENT WILL NOT
                    ACCEPT BALLOTS BY FACSIMILE TRANSMISSION

     IF YOU RECEIVED A DAMAGED BALLOT OR LOST YOUR BALLOT, OR IF YOU HAVE ANY QUESTIONS CONCERNING THE DISCLOSURE STATEMENT, THE JOINT PLAN, THIS BALLOT OR THE VOTING PROCEDURES, PLEASE CALL THE BALLOT AGENT AT (212) 440-9800.

                                       5

                             BALLOT NO. 2

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
 ........................................................................ x

In re:
                                                    :
                                                       Chapter 11 Case Nos.
237 PARK AVENUE ASSOCIATES, L.L.C.
                                                    :  96 B 42177 (JLG) and
and 1290 ASSOCIATES, L.L.C.,                           96 B 42178 (JLG)
                                                    :
                               Debtors.             (Jointly Administered)

                                                    :


 ................................................................... x


              BALLOT FOR (A) ACCEPTING OR REJECTING THE DEBTORS' SECOND AMENDED JOINT PLAN OF REORGANIZATION PURSUANT TO CHAPTER 11 OF THE UNITED STATES BANKRUPTCY CODE,
              (B) ELECTION OF DISTRIBUTIONS THEREUNDER AND
              (C) SUBSCRIBING FOR ADDITIONAL SHARES OF REIT STOCK

                             CLASS 2: SENIOR CLAIMS

THE DATE AND TIME BY WHICH YOUR BALLOT MUST BE ACTUALLY RECEIVED BY THE BALLOT AGENT IS 5:00 P.M., NEW YORK CITY TIME, ON SEPTEMBER 4, 1996 OR YOUR BALLOT WILL NOT BE COUNTED

     This Ballot is submitted to you to (a) solicit your vote to accept or reject that certain Second Amended Joint Plan of Reorganization of 237 Park Avenue Associates, L.L.C. and 1290 Associates, L.L.C., dated August 9, 1996 (the Plan'), described in the accompanying disclosure statement, dated August 1996 (the 'Disclosure Statement'), (b) elect the form of distribution and (c) subscribe for additional shares of REIT Stock. Unless otherwise defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Joint Plan. PLEASE READ THE VOTING INFORMATION AND INSTRUCTIONS ON THE REVERSE SIDE BEFORE COMPLETING THIS BALLOT.

     The Joint Plan can be confirmed by the Bankruptcy Court and thereby made upon you if it is accepted by the holders of at least two-thirds in and more than one-half in number of the Claims in each impaired Class vote on the Joint Plan, and if it otherwise satisfies the requirements of 1129(a) of the Bankruptcy Code. If the requisite acceptances are not the Bankruptcy Court may nonetheless confirm the Joint Plan if it that the Joint Plan provides fair and equitable treatment to, and does not unfairly against, the Class or Classes rejecting it, and otherwise the requirements of section 1129(b) of the Bankruptcy Code. To have your vote counted, you must complete, sign and return this Ballot to: GEORGESON & COMPANY INC., WALL STREET PLAZA, NEW YORK, NEW YORK, 10005.

PLEASE COMPLETE ITEMS 1, 2, 3, 4, 5, 6 AND 7. IF NEITHER THE 'ACCEPT' NOR 'REJECT' BOX IS CHECKED IN ITEM 2, THIS BALLOT, IF SIGNED, WILL BE COUNTED AS AN ANY HOLDER THAT DOES NOT SUBMIT A BALLOT OR MARK ITS ELECTION ON THE BALLOT ON A TIMELY BASIS WILL BE DEEMED TO HAVE EXERCISED A ELECTION ' AND SHALL RECEIVE A 'STANDARD NOTE DISTRIBUTION' AND A STOCK DISTRIBUTION.' ANY EXECUTED BALLOTS WHICH ARE TIMELY RECEIVED WHICH DO NOT INDICATE AN ELECTION TO PURCHASE A PORTION OF ADDITIONAL REIT PURSUANT TO SECTION 12.5 OF THE JOINT PLAN SHALL BE DEEMED TO CONSTITUTE ELECTION TO NOT PURCHASE A PORTION OF ADDITIONAL REIT STOCK. IF THIS BALLOT NOT SIGNED ON THE APPROPRIATE LINES BELOW, THIS BALLOT WILL NOT BE VALID OR AS HAVING BEEN CAST.

     ITEM 1. VOTING CLASSIFICATION AND AMOUNT. The undersigned is a holder of (as defined in the Joint Plan) against the Debtors, which Claims are in Class 2 (Senior Claims) under the Joint Plan, in the aggregate principal amount of $___________ (the 'Election Amount'). SUCH ELECTION MAY BE DETERMINED BY (A) MULTIPLYING (i) THE FACE AMOUNT OF THE EXISTING NOTES WHICH YOU HOLD, TIMES
(ii) $902,603,492.00 AND (B) DIVIDING SUCH AMOUNT BY $970,000,000.00.

     ITEM 2. VOTE. The undersigned votes all of its Claims in Class 2 as described in Item 1 above (check one box):

        / / to ACCEPT the Joint Plan.       / / to REJECT the Joint Plan.

                                       2

     ITEM 3. ELECTION. The undersigned hereby chooses


/ / A STANDARD ELECTION.
/ / A NON-STANDARD ELECTION.

 IF YOU CHOOSE A NON-STANDARD ELECTION, YOU MUST COMPLETE ITEM 4,
 BELOW.


     ITEM 4. AMOUNT OF NEW NOTE ALLOCATION. The undersigned chooses to allocate of its Election Amount (as calculated in Item 1 above) to New Notes. The of the undersigned's Election Amount, if any, will be deemed to be to REIT Stock.

     ITEM 5. REIT STOCK SUBSCRIPTION. The undersigned chooses


/ / to ELECT to purchase a portion of additional REIT Stock.
/ / Not to ELECT to purchase a portion of additional REIT

If you choose to purchase a portion of additional REIT Stock.
Stock, Offered Shares, YOU MUST RETURN A DULY EXECUTED SUBSCRIPTION AGREEMENT WITH YOUR BALLOT.


     ITEM 6. ACKNOWLEDGMENTS. By signing this Ballot, the undersigned acknowledges receipt of the Disclosure Statement and other applicable solicitation materials and certifies that the undersigned is the claimant or has power and authority to vote to accept or reject the Joint Plan on behalf of claimant. The undersigned understands that if this Ballot is validly but does not indicate either acceptance or rejection of the Joint Plan, this Ballot will be counted as an acceptance.

     ITEM 7. ACCREDITED INVESTOR. In order to receive New Notes and shares of Stock, each holder must be an 'accredited investor.' By checking the box, the undersigned has read the instructions contained in paragraph with respect to the parties recognized by the Securities and Exchange Commission as 'accredited investors' and acknowledges that the undersigned is an accredited investor.

            / / The undersigned is an 'ACCREDITED INVESTOR,' as defined in Regulation D of the Securities Act of 1933, as amended.

PRINT OR TYPE NAME OF CLAIMANT: _____________________

SOCIAL SECURITY OR FEDERAL TAX I.D. NO.
(OPTIONAL): _________________________________________

SIGNATURE: __________________________________________

IF BY AUTHORIZED AGENT, NAME AND TITLE: _____________

NAME OF INSTITUTION: ________________________________

STREET ADDRESS: _____________________________________

CITY, STATE, ZIP CODE: ______________________________

TELEPHONE NUMBER: ___________________________________

DATE COMPLETED: _____________________________________

                                       3

                           IMPORTANT TAX INFORMATION

Under federal income tax laws, you (as payee) are required by law to provide 237 Avenue Associates, L.L.C. and 1290 Associates, L.L.C. (collectively, the your correct taxpayer identification number ('TIN'). If you are an your TIN is your social security number. If the Debtors are not with your correct TIN, you may be subject to a $50 penalty imposed by Internal Revenue Service. In addition, payments and distributions to be made you pursuant to that certain Second Amended Joint Plan of Reorganization of Park Avenue Associates, L.L.C. and 1290 Associates, L.L.C., dated August 9, (the 'Joint Plan'), may be subject to 'backup withholding' for federal income tax purposes.

Each holder generally is required to provide the Debtors with its correct TIN on Form W-9 below. Certain holders (including, among others, all and certain foreign individuals) are not subject to these backup and reporting requirements. Exempt holders must still provide the with their TIN on Substitute Form W-9, and should indicate their exempt by writing 'EXEMPT' in
Part III of the Substitute Form W-9. In order for foreign individual to qualify as an exempt recipient, that holder must submit statement, signed under penalties of perjury, attesting to that individual's status. Forms for such statement can be obtained from the Debtors. See the enclosed 'Guidelines for Certification of Taxpayer Identification Number on
Substitute Form W-9' for additional information.

If backup withholding applies, the Debtors are required to withhold 31% of any dividends or other reportable payments made to you. Backup withholding not an additional federal income tax. Rather, the federal income tax of a holder subject to backup withholding will be reduced by the withheld. If withholding results in an overpayment of taxes, a refund may obtained from the Internal Revenue Service. IT IS POSSIBLE THAT THE CASH OF THE DISTRIBUTIONS TO BE MADE TO YOU UNDER THE PLAN MAY BE TO SATISFY THE AMOUNT REQUIRED TO BE WITHHELD. IN SUCH EVENT, THE WILL HOLD BACK THE ENTIRE DISTRIBUTION PENDING THE SALE OF A SUFFICIENT PORTION OF THE NON-CASH DISTRIBUTION, OR THE RECEIPT FROM YOU OF CASH, SUFFICIENT TO ALLOW THE DEBTORS TO SATISFY ITS WITHHOLDING OBLIGATION IN RESPECT OF DISTRIBUTIONS TO BE MADE TO YOU.

COMPLETING SUBSTITUTE FORM W-9

To prevent backup federal income tax withholding in connection with distributions to be received pursuant to the Plan, you must provide the Debtors your correct TIN by completing the Substitute Form W-9 below, certifying the TIN provided on Substitute Form W-9 is correct and that either
(1) you not been notified by the Internal Revenue Service that you are subject to withholding or (2) the Internal Revenue Service has notified you that you no longer subject to backup withholding. If you are an exempt holder, you also provide the Debtors with your correct TIN by completing the Substitute W-9, and should indicate your exempt status by writing 'EXEMPT' in Part III the Substitute Form W-9. If you are subject to backup withholding, please cross out Item Number 2 in Part IV of the Substitute Form W-9. If you have not been issued a TIN and have applied for one, or if you intend to apply for one in the near future, please check the box in Part II of the Substitute Form W-9, and sign and date both the Substitute Form W-9 and the 'Certificate of Taxpayer Identification Number'. Please return the Substitute Form W-9 with your to the Ballot Agent by 5:00 p.m., New York City Time, on September 4, If you fail to do so, the Debtors will withhold 31% from any payments and made to you thereafter until a TIN and new Substitute Form W-9 are provided to the Debtors.

                                       4

WHAT TAXPAYER IDENTIFICATION NUMBER TO PROVIDE

     You are required to provide the Debtors the social security number or employer identification number of the record holder of the Claim held by you. If Claim is in more than one name or is not in the name of the actual owner, the enclosed 'Guidelines for Certification of Taxpayer Identification on Substitute Form W-9' for additional guidance on which number to SUBSTITUTE
PART I--TIN--PLEASE PROVIDE YOUR TIN PART II--AWAITING TIN--IF YOU HAVE NOT
BEEN FORM W-9 IN THE SPACE PROVIDED AND CERTIFY BY      ISSUED A TIN BUT HAVE
APPLIED FOR ONE, OR INTEND TO DEPARTMENT OF THE TREASURY SIGNING AND DATING BELOW. APPLY FOR ONE IN THE NEAR FUTURE, PLEASE CHECK THE INTERNAL REVENUE SERVICE BOX PROVIDED AND CERTIFY BY SIGNING AND DATING PART PAYER'S REQUEST FOR TAXPAYER SOCIAL SECURITY NUMBER OR IV AND THE 'CERTIFICATE OF TAXPAYER IDENTIFICATION NUMBER (TIN) EMPLOYER IDENTIFICATION NUMBER AWAITING IDENTIFICATION NUMBER'.

 / / AWAITING TIN

PART III--EXEMPT HOLDERS--If you are an exempt holder, you must still certify your TIN by completing Part I and by signing and dating below. Please indicate your exempt status by writing 'EXEMPT' in the space provided to the right.

PART IV--CERTIFICATION--Under penalties of perjury, I certify that:

(1) The number shown on this form is my correct TIN (or I am waiting for a number to be issued to me), and

(2) I am not subject to backup withholding either because I have not been notified by the Internal Revenue Service ('IRS') that I am subject to backup withholding as a result of failure to report all interest or dividends, or the IRS has notified me that I am no longer subject to backup withholding.

            Certification Instructions--You must cross out item (2) above if you have been notified by the IRS that you are subject to backup withholding because of underreporting interest or dividends on your tax return. However, if you have since been notified by the IRS that you are no longer subject to back-up withholding, do not cross out item (2).

SIGNATURE                         DATE


NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 31% OF ANY PAYMENTS AND DISTRIBUTIONS TO BE MADE TO YOU PURSUANT TO THE PLAN. PLEASE REVIEW THE ENCLOSED 'GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9'.

     YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX IN
                      PART II OF SUBSTITUTE FORM W-9 ABOVE

             CERTIFICATE OF TAXPAYER AWAITING IDENTIFICATION NUMBER

   I CERTIFY, UNDER PENALTIES OF PERJURY, THAT A TAXPAYER IDENTIFICATION NUMBER HAS NOT BEEN ISSUED TO ME, AND THAT I MAILED OR DELIVERED AN APPLICATION TO RECEIVE A TAXPAYER IDENTIFICATION NUMBER TO THE APPROPRIATE INTERNAL REVENUE SERVICE CENTER OR SOCIAL SECURITY ADMINISTRATION OFFICE (OR I INTEND TO MAIL OR DELIVER AN APPLICATION IN THE NEAR FUTURE). I UNDERSTAND THAT IF I DO NOT PROVIDE A TAXPAYER IDENTIFICATION NUMBER TO THE DEBTORS BY 5:00 P.M., NEW YORK CITY TIME, ON SEPTEMBER 4, 1996, THE DEBTORS ARE REQUIRED TO WITHHOLD 31% OF ALL REPORTABLE PAYMENTS THEREAFTER MADE TO ME UNTIL I PROVIDE A NUMBER.


SIGNATURE                         DATE


                                       5

                      VOTING INFORMATION AND INSTRUCTIONS
                           FOR COMPLETING THE BALLOT

1. This Ballot is submitted to you to solicit (i) your vote to accept or reject the Debtors' Second Amended Joint Plan of Reorganization of 237 Park Avenue Associates, L.L.C. and 1290 Associates, L.L.C., dated August 9, 1996 (the 'Joint Plan'), described in the accompanying disclosure statement, dated August 9, 1996 (the 'Disclosure Statement'), (ii) whether you elect a Standard or Non-Standard Election, and if you elect a Non-Standard Election, the amount of New Notes you elect to allocate and (iii) whether you elect to subscribe to purchase a portion of additional REIT Stock, Offered Shares.

2. PLEASE INDICATE ACCEPTANCE OR REJECTION OF THE JOINT PLAN IN THE BOX INDICATED. IN ADDITION, PLEASE INDICATE WHETHER YOU ELECT TO RECEIVE A STANDARD ELECTION OR A NON-STANDARD ELECTION AND IF YOU ELECT A NON-STANDARD ELECTION, THE AMOUNT OF NEW NOTES YOU ELECT TO ALLOCATE (SEE INSTRUCTION 4 BELOW). FURTHER, PLEASE INDICATE WHETHER OR NOT YOU ELECT TO SUBSCRIBE TO PURCHASE A PORTION OF ADDITIONAL REIT STOCK (SEE INSTRUCTION 5 BELOW). COMPLETE THE BALLOT BY PROVIDING ALL OF THE INFORMATION REQUESTED AND SIGN, DATE AND RETURN THIS BALLOT BY MAIL OR OVERNIGHT COURIER TO THE BALLOT AGENT (THE 'BALLOT AGENT'), AT THE FOLLOWING ADDRESSES:

                              PLAN BALLOTS
                              GEORGESON & COMPANY INC.
                              WALL STREET PLAZA
                              NEW YORK, NEW YORK 10005

   BALLOTS MUST BE ACTUALLY RECEIVED BY 5:00 P.M., NEW YORK CITY TIME, ON SEPTEMBER 4, 1996 (THE 'VOTING DEADLINE'). IF A BALLOT IS RECEIVED AFTER THE VOTING DEADLINE, IT WILL NOT BE COUNTED. AN ENVELOPE ADDRESSED TO THE BALLOT AGENT IS ENCLOSED FOR YOUR CONVENIENCE.

3. You must vote all of your Claims within a single Class under the Joint Plan to either accept or reject the Joint Plan. Accordingly, a Ballot that partially rejects and partially accepts the Joint Plan will not be counted.

4. Under the Joint Plan, each holder of a Senior Claim entitled to vote may elect a Standard Election or a Non-Standard Election. If a Non-Standard Election is elected, such holder of a Senior Claim should indicate the amount of its Election Amount it wishes to allocate to New Notes. The balance of such holder's Election Amount, if any, will be deemed to be allocated to REIT Stock. EACH HOLDER THAT DOES NOT SUBMIT A BALLOT OR MARK ITS ELECTION PREFERENCE ON THE BALLOT ON A TIMELY BASIS IN COMPLETE ACCORDANCE WITH THESE INSTRUCTIONS WILL BE CONCLUSIVELY DEEMED TO HAVE EXERCISED A STANDARD ELECTION AND SHALL RECEIVE A STANDARD NOTE DISTRIBUTION AND A STANDARD STOCK DISTRIBUTION.

5. In addition, each holder of a Senior Claim entitled to vote may elect to subscribe to purchase a portion of additional REIT Stock equal to the product of such holder's pro rata share of the Senior Claim Election Amount (i.e., the amount set forth in Item 1 of the Ballot divided by $902,603,492) multiplied by 923,076, as modified to the extent and the amount of a Conventional Financing Alternative. The price per share of additional REIT Stock will be calculated on the Confirmation Date and each holder of a Senior Claim subscribing to additional shares of REIT Stock will receive a notice on or after the Confirmation Date setting forth such price per share. ANY EXECUTED
BALLOTS WHICH ARE TIMELY RECEIVED BUT WHICH DO NOT INDICATE AN   ELECTION TO
PURCHASE ADDITIONAL REIT STOCK PURSUANT TO SECTION 12.5 OF THE JOINT PLAN SHALL BE DEEMED TO CONSTITUTE AN ELECTION TO NOT PURCHASE ADDITIONAL REIT STOCK.

6. The Securities and Exchange Commission recognizes the following parties as accredited investors, capable of understanding and attending the financial risks associated with acquisition of unregistered securities: (i) financial institutions such as banks, savings and loan associations, insurance companies, registered investment companies, broker/dealer organizations, employee benefit/retirement plans, business development companies, or small business investment companies; (ii) directors, officers or general partners of the issuer, (iii) individuals who alone, or with a spouse, have net worths of over $1 million; (iv) individuals who alone had income in excess of $200,000 in the past two years (or with a spouse, in excess of $300,000) and had a reasonable expectation of doing as well in the current year, (v) trusts or business partnerships, with assets in excess of $5 million, that weren't formed for the purpose of acquiring the unregistered securities; and (vi) entities wholly owned by accredited investors. Please indicate if you are such an accredited investor by checking the appropriate box on the Ballot. The Ballot does not constitute and shall not be deemed a proof of Claim or Equity Interest or an assertion of a Claim or Equity Interest.

                                       6

                     PLEASE RETURN YOUR BALLOT PROMPTLY TO:

                              PLAN BALLOTS
                              GEORGESON & COMPANY INC.
                              WALL STREET PLAZA
                              NEW YORK, NEW YORK 10005

                           THE BALLOT AGENT WILL NOT
                    ACCEPT BALLOTS BY FACSIMILE TRANSMISSION

            IF YOU RECEIVED A DAMAGED BALLOT OR LOST YOUR BALLOT, OR
         IF YOU HAVE ANY QUESTIONS CONCERNING THE DISCLOSURE STATEMENT,
       THE JOINT PLAN, THIS BALLOT OR THE VOTING PROCEDURES, PLEASE CALL
                      THE BALLOT AGENT AT (212) 440-9800.

                                       7

                                BALLOT NO. 3

UNITED STATES BANKRUPTCY COURT
FOR THE SOUTHERN DISTRICT OF NEW YORK
 ................................................................... x

In re:
                                                    :
                                                       Chapter 11 Case Nos.
237 PARK AVENUE ASSOCIATES, L.L.C.
                                                    :  96 B 42177 (JLG) and
and 1290 ASSOCIATES, L.L.C.,                           96 B 42178 (JLG)
                                                    :
                               Debtors.             (Jointly Administered)

                                                    :

 ....................................................................... x


  BALLOT FOR ACCEPTING OR REJECTING THE DEBTORS' SECOND AMENDED JOINT PLAN OF REORGANIZATION PURSUANT TO CHAPTER 11 OF THE UNITED STATES BANKRUPTCY CODE
                         CLASS 3: OTHER SECURED CLAIMS

THE DATE AND TIME BY WHICH YOUR BALLOT MUST BE ACTUALLY RECEIVED BY THE BALLOT AGENT IS 5:00 P.M., NEW YORK CITY TIME, ON SEPTEMBER 4, 1996 OR YOUR BALLOT WILL NOT BE COUNTED.

     This Ballot is submitted to you to solicit your vote to accept or reject certain Second Amended Joint Plan of Reorganization of 237 Park Avenue L.L.C. and 1290 Associates, L.L.C., dated August 9, 1996 (the 'Joint described in the accompanying disclosure statement, dated August 9, 1996 'Disclosure Statement'). PLEASE READ THE VOTING INFORMATION AND
INSTRUCTIONS ON THE REVERSE SIDE BEFORE COMPLETING THIS BALLOT.

     The Joint Plan can be confirmed by the Bankruptcy Court and thereby made upon you if it is accepted by the holders of at least two-thirds in and more than one-half in number of the Claims in each impaired Class vote on the Joint Plan, and if it otherwise satisfies the requirements of 1129(a) of the Bankruptcy Code. If the requisite acceptances are not the Bankruptcy Court may nonetheless confirm the Joint Plan if it that the Joint Plan provides fair and equitable treatment to, and does not unfairly against, the Class or Classes rejecting it, and otherwise the requirements of section 1129(b) of the Bankruptcy Code. To have your vote counted, you must complete, sign and return this Ballot to: GEORGESON & COMPANY INC., WALL STREET PLAZA, NEW YORK, NEW YORK 10005.

PLEASE COMPLETE ITEMS 1, 2 AND 3. IF NEITHER THE 'ACCEPT' NOR 'REJECT' BOX IS IN ITEM 2, THIS BALLOT, IF SIGNED, WILL BE COUNTED AS AN ACCEPTANCE. IF BALLOT IS NOT SIGNED ON THE APPROPRIATE LINES BELOW, THIS BALLOT WILL NOT VALID OR COUNTED AS HAVING BEEN CAST.

     ITEM 1. VOTING CLASSIFICATION AND AMOUNT. The undersigned is a holder of Claims (as defined in the Joint Plan) against the Debtors, which Claims are classified in Class 3 (Other Secured Claims) under the Joint Plan, in the aggregate unpaid principal amount of $____________________________________.

     ITEM 2. VOTE. The undersigned votes all of its Claims in Class 3 as described in Item 1 above (check one box):

/ /  to ACCEPT the Joint Plan.
/ /  to REJECT the Joint
                                     Plan.

     ITEM 3. ACKNOWLEDGMENTS. By signing this Ballot, the undersigned acknowledges receipt of the Disclosure Statement and other applicable solicitation materials and certifies that the undersigned is the claimant or has power and authority to vote to accept or reject the Joint Plan on behalf of claimant. The undersigned understands that if this Ballot is validly but does not indicate either acceptance or rejection of the Joint Plan, this Ballot will be counted as an acceptance.

PRINT OR TYPE NAME OF CLAIMANT:_________________

SOCIAL SECURITY OR FEDERAL TAX I.D. NO.

(OPTIONAL):_____________________________________

SIGNATURE:______________________________________

IF BY AUTHORIZED AGENT, NAME AND TITLE:_________

NAME OF INSTITUTION:____________________________

STREET ADDRESS:_________________________________

CITY, STATE, ZIP CODE:__________________________

TELEPHONE NUMBER:_______________________________

DATE COMPLETED:_________________________________

                                       2

                           IMPORTANT TAX INFORMATION

     Under federal income tax laws, you (as payee) are required by law to provide 237 Park Avenue Associates, L.L.C. and 1290 Associates, L.L.C. (collectively, the 'Debtors') your correct taxpayer identification number ('TIN'). If you are an individual, your TIN is your social security number. If Debtors are not provided with your correct TIN, you may be subject to a $50 imposed by the Internal Revenue Service. In addition, payments and to be made to you pursuant to that certain Second Amended Joint of Reorganization of 237 Park Avenue Associates, L.L.C. and 1290 Associates, L.L.C., dated August 9, 1996 (the 'Joint Plan'), may be subject to 'backup withholding' for federal income tax purposes.

     Each holder generally is required to provide the Debtors with its correct on Substitute Form W-9 below. Certain holders (including, among others, all and certain foreign individuals) are not subject to these backup and reporting requirements. Exempt holders must still provide the with their TIN on Substitute Form W-9, and should indicate their exempt by writing 'EXEMPT' in
Part III of the Substitute Form W-9. In order for foreign individual to qualify as an exempt recipient, that holder must submit statement, signed under penalties of perjury, attesting to that individual's status. Forms for such statement can be obtained from the Debtors. See the enclosed 'Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9' for additional information.

     If backup withholding applies, the Debtors are required to withhold 31% of interest, dividends or other reportable payments made to you. Backup is not an additional federal income tax. Rather, the federal income liability of a holder subject to backup withholding will be reduced by the withheld. If withholding results in an overpayment of taxes, a refund may obtained from the Internal Revenue Service. IT IS POSSIBLE THAT THE CASH OF THE DISTRIBUTIONS TO BE MADE TO YOU UNDER THE PLAN MAY BE TO SATISFY THE AMOUNT REQUIRED TO BE WITHHELD. IN SUCH EVENT, THE WILL HOLD BACK THE ENTIRE DISTRIBUTION PENDING THE SALE OF A SUFFICIENT PORTION OF THE NON-CASH DISTRIBUTION, OR THE RECEIPT FROM YOU OF CASH, SUFFICIENT TO ALLOW THE DEBTORS TO SATISFY ITS WITHHOLDING OBLIGATION IN RESPECT OF DISTRIBUTIONS TO BE MADE TO YOU.

COMPLETING SUBSTITUTE FORM W-9

     To prevent backup federal income tax withholding in connection with distributions to be received pursuant to the Plan, you must provide the Debtors your correct TIN by completing the Substitute Form W-9 below, certifying the TIN provided on Substitute Form W-9 is correct and that either
(1) you not been notified by the Internal Revenue Service that you are subject to withholding or (2) the Internal Revenue Service has notified you that you no longer subject to backup withholding. If you are an exempt holder, you also provide the Debtors with your correct TIN by completing the Substitute W-9, and should indicate your exempt status by writing 'EXEMPT' in Part III the Substitute Form W-9. If you are subject to backup withholding, please out Item Number 2 in Part IV of the Substitute Form W-9. If you have not issued a TIN and have applied for one, or if you intend to apply for one in near future, please check the box in Part II of the Substitute Form W-9, and and date both the Substitute Form W-9 and the 'Certificate of Taxpayer Identification Number'. Please return the Substitute Form W-9 with your to the Ballot Agent by 5:00 p.m., New York City Time, on September 4, If you fail to do so, the Debtors will withhold 31% from any payments and made to you thereafter until a TIN and new Substitute Form W-9 are provided to the Debtors.

                                       3

WHAT TAXPAYER IDENTIFICATION NUMBER TO PROVIDE

     You are required to provide the Debtors the social security number or employer identification number of the record holder of the Claim held by you. If Claim is in more than one name or is not in the name of the actual owner, the enclosed 'Guidelines for Certification of Taxpayer Identification on Substitute Form W-9' for additional guidance on which number to report.

SUBSTITUTE PART I--TIN--PLEASE PROVIDE YOUR TIN PART II--AWAITING TIN--IF YOU HAVE NOT BEEN FORM W-9 IN THE SPACE PROVIDED AND CERTIFY BY ISSUED A TIN BUT
HAVE APPLIED FOR ONE, OR INTEND TO DEPARTMENT OF THE TREASURY     SIGNING AND
DATING BELOW. APPLY FOR ONE IN THE NEAR FUTURE, PLEASE CHECK THE INTERNAL REVENUE SERVICE BOX PROVIDED AND CERTIFY BY SIGNING AND DATING PART PAYER'S REQUEST FOR TAXPAYER SOCIAL SECURITY NUMBER OR IV AND THE 'CERTIFICATE OF TAXPAYER IDENTIFICATION NUMBER (TIN) EMPLOYER IDENTIFICATION NUMBER AWAITING IDENTIFICATION NUMBER'.

 / / AWAITING TIN

PART III--EXEMPT HOLDERS--If you are an exempt holder, you must still certify your TIN by completing Part I and by signing and dating below. Please indicate your exempt status by writing 'EXEMPT' in the space provided to the right.

PART IV--CERTIFICATION--Under penalties of perjury, I certify that:

(1) The number shown on this form is my correct TIN (or I am waiting for a number to be issued to me), and

(2) I am not subject to backup withholding either because I have not been notified by the Internal Revenue Service ('IRS') that I am subject to backup withholding as a result of failure to report all interest or dividends, or the IRS has notified me that I am no longer subject to backup withholding.

            Certification Instructions--You must cross out item (2) above if you have been notified by the IRS that you are subject to backup withholding because of underreporting interest or dividends on your tax return. However, if you have since been notified by the IRS that you are no longer subject to back-up withholding, do not cross out item (2).

SIGNATURE                         DATE


NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 31% OF ANY PAYMENTS AND DISTRIBUTIONS TO BE MADE TO YOU PURSUANT TO THE PLAN. PLEASE REVIEW THE ENCLOSED 'GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9'.

     YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX IN
                      PART II OF SUBSTITUTE FORM W-9 ABOVE

             CERTIFICATE OF TAXPAYER AWAITING IDENTIFICATION NUMBER

   I CERTIFY, UNDER PENALTIES OF PERJURY, THAT A TAXPAYER IDENTIFICATION NUMBER HAS NOT BEEN ISSUED TO ME, AND THAT I MAILED OR DELIVERED AN APPLICATION TO RECEIVE A TAXPAYER IDENTIFICATION NUMBER TO THE APPROPRIATE INTERNAL REVENUE SERVICE CENTER OR SOCIAL SECURITY ADMINISTRATION OFFICE (OR I INTEND TO MAIL OR DELIVER AN APPLICATION IN THE NEAR FUTURE). I UNDERSTAND THAT IF I DO NOT PROVIDE A TAXPAYER IDENTIFICATION NUMBER TO THE DEBTORS BY 5:00 P.M., NEW YORK CITY TIME, ON SEPTEMBER 4, 1996, THE DEBTORS ARE REQUIRED TO WITHHOLD 31% OF ALL REPORTABLE PAYMENTS THEREAFTER MADE TO ME UNTIL I PROVIDE A NUMBER.



SIGNATURE                         DATE


                                       4

                      VOTING INFORMATION AND INSTRUCTIONS
                           FOR COMPLETING THE BALLOT

1. This Ballot is submitted to you to solicit your vote to accept or reject the Debtors' Second Amended Joint Plan of Reorganization of 237 Park Avenue Associates, L.L.C. and 1290 Associates, L.L.C., dated August 9, 1996 (the 'Joint Plan'), described in the accompanying disclosure statement, dated August 9, 1996 (the 'Disclosure Statement').

2. PLEASE INDICATE ACCEPTANCE OR REJECTION OF THE JOINT PLAN IN THE BOX INDICATED. COMPLETE THE BALLOT BY PROVIDING ALL OF THE INFORMATION REQUESTED AND SIGN, DATE AND RETURN THIS BALLOT BY MAIL OR OVERNIGHT COURIER TO THE BALLOT AGENT (THE 'BALLOT AGENT'), AT THE FOLLOWING
    ADDRESSES:

                              PLAN BALLOTS
                              GEORGESON & COMPANY INC.
                              WALL STREET PLAZA
                              NEW YORK, NEW YORK 10005

   BALLOTS MUST BE ACTUALLY RECEIVED BY 5:00 P.M., NEW YORK CITY TIME, ON SEPTEMBER 4, 1996 (THE 'VOTING DEADLINE'). IF A BALLOT IS RECEIVED AFTER THE VOTING DEADLINE, IT WILL NOT BE COUNTED. AN ENVELOPE ADDRESSED TO THE BALLOT AGENT IS ENCLOSED FOR YOUR CONVENIENCE.

3. You must vote all of your Claims within a single Class under the Joint Plan to either accept or reject the Joint Plan. Accordingly, a Ballot that partially rejects and partially accepts the Joint Plan will not be counted.

4. The Ballot does not constitute and shall not be deemed a proof of Claim or Equity Interest or an assertion of a Claim or Equity Interest.

          PLEASE RETURN YOUR BALLOT PROMPTLY TO:

                              PLAN BALLOTS
                              GEORGESON & COMPANY INC.
                              WALL STREET PLAZA
                              NEW YORK, NEW YORK 10005

                           THE BALLOT AGENT WILL NOT
                    ACCEPT BALLOTS BY FACSIMILE TRANSMISSION

     IF YOU RECEIVED A DAMAGED BALLOT OR LOST YOUR BALLOT, OR IF YOU HAVE ANY CONCERNING THE DISCLOSURE STATEMENT,THE JOINT PLAN, THIS BALLOT OR THE PROCEDURES, PLEASE CALL THE BALLOT AGENT AT (212) 440-9800.

                                       5

                                BALLOT NO. 4

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
 .................................................................. x

In re:
                                                    :
                                                       Chapter 11 Case Nos.
237 PARK AVENUE ASSOCIATES, L.L.C.
                                                    :  96 B 42177 (JLG) and
and 1290 ASSOCIATES, L.L.C.,                           96 B 42178 (JLG)
                                                    :
                               Debtors.             (Jointly Administered)

                                                    :
 ........................................................................ x


  BALLOT FOR ACCEPTING OR REJECTING THE DEBTORS' SECOND AMENDED JOINT PLAN OF REORGANIZATION PURSUANT TO CHAPTER 11 OF THE UNITED STATES BANKRUPTCY CODE
                       CLASS 5: GENERAL UNSECURED CLAIMS

THE DATE AND TIME BY WHICH YOUR BALLOT MUST BE ACTUALLY RECEIVED BY THE BALLOT AGENT IS 5:00 P.M., NEW YORK CITY TIME, ON SEPTEMBER 4, 1996 OR YOUR BALLOT WILL NOT BE COUNTED.

     This Ballot is submitted to you to solicit your vote to accept or reject certain Second Amended Joint Plan of Reorganization of 237 Park Avenue L.L.C. and 1290 Associates, L.L.C., dated August 9, 1996 (the 'Joint described in the accompanying disclosure statement, dated August 9, 1996 'Disclosure Statement'). PLEASE READ THE VOTING INFORMATION AND INSTRUCTIONS ON THE REVERSE SIDE BEFORE COMPLETING THIS BALLOT.

     The Joint Plan can be confirmed by the Bankruptcy Court and thereby made upon you if it is accepted by the holders of at least two-thirds in and more than one-half in number of the Claims in each impaired Class vote on the Joint Plan, and if it otherwise satisfies the requirements of 1129(a) of the Bankruptcy Code. If the requisite acceptances are not the Bankruptcy Court may nonetheless confirm the Joint Plan if it finds that the Joint Plan provides fair and equitable treatment to, and does not unfairly against, the Class or Classes rejecting it, and otherwise the requirements of section 1129(b) of the Bankruptcy Code. To have vote counted, you must complete, sign and return this Ballot to: GEORGESON
& COMPANY INC., WALL STREET PLAZA, NEW YORK, NEW YORK 10005.

PLEASE COMPLETE ITEMS 1, 2 AND 3. IF NEITHER THE 'ACCEPT' NOR 'REJECT' BOX IS IN ITEM 2, THIS BALLOT, IF SIGNED, WILL BE COUNTED AS AN ACCEPTANCE. IF BALLOT IS NOT SIGNED ON THE APPROPRIATE LINES BELOW, THIS BALLOT WILL NOT VALID OR COUNTED AS HAVING BEEN CAST.

     ITEM 1. VOTING CLASSIFICATION AND AMOUNT. The undersigned is a holder of (as defined in the Joint Plan) against the Debtors, which Claims are in Class 5 (General Unsecured Claims) under the Joint Plan, in the aggregate unpaid principal amount of $____________________________________.

     ITEM 2. VOTE. The undersigned votes all of its Claims in Class 5 as described in Item 1 above (check one box):

/ /  to ACCEPT the Joint Plan.
/ /  to REJECT the Joint
                                     Plan.

     ITEM 3. ACKNOWLEDGMENTS. By signing this Ballot, the undersigned acknowledges receipt of the Disclosure Statement and other applicable solicitation materials and certifies that the undersigned is the claimant or has the power and authority to vote to accept or reject the Joint Plan on behalf of the claimant. The undersigned understands that if this Ballot is validly executed but does not indicate either acceptance or rejection of the Joint Plan, this Ballot will be counted as an acceptance.

PRINT OR TYPE NAME OF CLAIMANT:_________________

SOCIAL SECURITY OR FEDERAL TAX I.D. NO.

(OPTIONAL):_____________________________________

SIGNATURE:______________________________________

IF BY AUTHORIZED AGENT, NAME AND TITLE:_________

NAME OF INSTITUTION:____________________________

STREET ADDRESS:_________________________________

CITY, STATE, ZIP CODE:__________________________

TELEPHONE NUMBER:_______________________________

DATE COMPLETED:_________________________________

                           IMPORTANT TAX INFORMATION

     Under federal income tax laws, you (as payee) are required by law to provide 237 Park Avenue Associates, L.L.C. and 1290 Associates, L.L.C. (collectively, the 'Debtors') your correct taxpayer identification number ('TIN'). If you are an individual, your TIN is your social security number. If Debtors are not provided with your correct TIN, you may be subject to a $50 imposed by the Internal Revenue Service. In addition, payments and to be made to you pursuant to that certain Second Amended Joint of Reorganization of 237 Park Avenue Associates, L.L.C. and 1290 Associates, L.L.C., dated August 9, 1996 (the 'Joint Plan'), may be subject to 'backup withholding' for federal income tax purposes.

     Each holder generally is required to provide the Debtors with its correct on Substitute Form W-9 below. Certain holders (including, among others, all and certain foreign individuals) are not subject to these backup and reporting requirements. Exempt holders must still provide the with their TIN on Substitute Form W-9, and should indicate their exempt by writing 'EXEMPT' in
Part III of the Substitute Form W-9. In order for foreign individual to qualify as an exempt recipient, that holder must submit statement, signed under penalties of perjury, attesting to that individual's status. Forms for such statement can be obtained from the Debtors. See the enclosed 'Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9' for additional information.

     If backup withholding applies, the Debtors are required to withhold 31% of interest, dividends or other reportable payments made to you. Backup is not an additional federal income tax. Rather, the federal income liability of a holder subject to backup withholding will be reduced by the withheld. If withholding results in an overpayment of taxes, a refund may obtained from the Internal Revenue Service. IT IS POSSIBLE THAT THE CASH OF THE DISTRIBUTIONS TO BE MADE TO YOU UNDER THE PLAN MAY BE TO SATISFY THE AMOUNT REQUIRED TO BE WITHHELD. IN SUCH EVENT, THE WILL HOLD BACK THE ENTIRE DISTRIBUTION PENDING THE SALE OF A SUFFICIENT PORTION OF THE NON-CASH DISTRIBUTION, OR THE RECEIPT FROM YOU OF CASH, SUFFICIENT TO ALLOW THE DEBTORS TO SATISFY ITS WITHHOLDING OBLIGATION IN RESPECT OF DISTRIBUTIONS TO BE MADE TO YOU.

COMPLETING SUBSTITUTE FORM W-9

     To prevent backup federal income tax withholding in connection with distributions to be received pursuant to the Plan, you must provide the Debtors your correct TIN by completing the Substitute Form W-9 below, certifying the TIN provided on Substitute Form W-9 is correct and that either
(1) you not been notified by the Internal Revenue Service that you are subject to withholding or (2) the Internal Revenue Service has notified you that you no longer subject to backup withholding. If you are an exempt holder, you also provide the Debtors with your correct TIN by completing the Substitute W-9, and should indicate your exempt status by writing 'EXEMPT' in Part III the Substitute Form W-9. If you are subject to backup withholding, please out Item Number 2 in Part IV of the Substitute Form W-9. If you have not issued a TIN and have applied for one, or if you intend to apply for one in near future, please check the box in Part II of the Substitute Form W-9, and and date both the Substitute Form W-9 and the 'Certificate of Taxpayer Identification Number'. Please return the Substitute Form W-9 with your to the Ballot Agent by 5:00 p.m., New York City Time, on September 4, If you fail to do so, the Debtors will withhold 31% from any payments and made to you thereafter until a TIN and new Substitute Form W-9 are provided to the Debtors.

WHAT TAXPAYER IDENTIFICATION NUMBER TO PROVIDE

     You are required to provide the Debtors the social security number or employer identification number of the record holder of the Claim held by you. If Claim is in more than one name or is not in the name of the actual owner, the enclosed 'Guidelines for Certification of Taxpayer Identification on Substitute Form W-9' for additional guidance on which number to SUBSTITUTE
PART I--TIN--PLEASE PROVIDE YOUR TIN PART II--AWAITING TIN--IF YOU HAVE NOT BEEN FORM W-9 IN THE SPACE PROVIDED AND CERTIFY BY ISSUED A TIN BUT HAVE APPLIED FOR ONE, OR INTEND TO DEPARTMENT OF THE TREASURY SIGNING AND DATING
BELOW.   APPLY FOR ONE IN THE NEAR FUTURE, PLEASE CHECK THE INTERNAL REVENUE
SERVICE  BOX PROVIDED AND CERTIFY BY SIGNING AND DATING PART PAYER'S REQUEST
FOR TAXPAYER   SOCIAL SECURITY NUMBER OR IV AND THE 'CERTIFICATE OF TAXPAYER
IDENTIFICATION NUMBER (TIN) EMPLOYER IDENTIFICATION NUMBER AWAITING IDENTIFICATION NUMBER'.

 / / AWAITING TIN

PART III--EXEMPT HOLDERS--If you are an exempt holder, you must still certify your TIN by completing Part I and by signing and dating below. Please indicate your exempt status by writing 'EXEMPT' in the space provided to the right.

PART IV--CERTIFICATION--Under penalties of perjury, I certify that:

(1) The number shown on this form is my correct TIN (or I am waiting for a number to be issued to me), and

(2) I am not subject to backup withholding either because I have not been notified by the Internal Revenue Service ('IRS') that I am subject to backup withholding as a result of failure to report all interest or dividends, or the IRS has notified me that I am no longer subject to backup withholding.

            Certification Instructions--You must cross out item (2) above if you have been notified by the IRS that you are subject to backup withholding because of underreporting interest or dividends on your tax return. However, if you have since been notified by the IRS that you are no longer subject to back-up withholding, do not cross out item (2).

SIGNATURE                                   DATE


NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 31% OF ANY PAYMENTS AND DISTRIBUTIONS TO BE MADE TO YOU PURSUANT TO THE PLAN. PLEASE REVIEW THE ENCLOSED 'GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9'.

     YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX IN
                      PART II OF SUBSTITUTE FORM W-9 ABOVE

             CERTIFICATE OF TAXPAYER AWAITING IDENTIFICATION NUMBER

   I CERTIFY, UNDER PENALTIES OF PERJURY, THAT A TAXPAYER IDENTIFICATION NUMBER HAS NOT BEEN ISSUED TO ME, AND THAT I MAILED OR DELIVERED AN APPLICATION TO RECEIVE A TAXPAYER IDENTIFICATION NUMBER TO THE APPROPRIATE INTERNAL REVENUE SERVICE CENTER OR SOCIAL SECURITY ADMINISTRATION OFFICE (OR I INTEND TO MAIL OR DELIVER AN APPLICATION IN THE NEAR FUTURE). I UNDERSTAND THAT IF I DO NOT PROVIDE A TAXPAYER IDENTIFICATION NUMBER TO THE DEBTORS BY 5:00 P.M., NEW YORK CITY TIME, ON SEPTEMBER 4, 1996, THE DEBTORS ARE REQUIRED TO WITHHOLD 31% OF ALL REPORTABLE PAYMENTS THEREAFTER MADE TO ME UNTIL I PROVIDE A NUMBER.

SIGNATURE                                   DATE

                      VOTING INFORMATION AND INSTRUCTIONS
                           FOR COMPLETING THE BALLOT

1. This Ballot is submitted to you to solicit your vote to accept or reject the Debtors' Second Amended Joint Plan of Reorganization of 237 Park Avenue Associates, L.L.C. and 1290 Associates, L.L.C., dated August 9, 1996 (the 'Joint Plan'), described in the accompanying disclosure statement, dated August 9, 1996 (the 'Disclosure Statement').

2. PLEASE INDICATE ACCEPTANCE OR REJECTION OF THE JOINT PLAN IN THE BOX INDICATED. COMPLETE THE BALLOT BY PROVIDING ALL OF THE INFORMATION REQUESTED AND SIGN, DATE AND RETURN THIS BALLOT BY MAIL OR OVERNIGHT COURIER TO THE BALLOT AGENT (THE 'BALLOT AGENT'), AT THE FOLLOWING
    ADDRESSES:

                             PLAN BALLOTS
                             GEORGESON & COMPANY INC.
                             WALL STREET PLAZA
                             NEW YORK, NEW YORK 10005

   BALLOTS MUST BE ACTUALLY RECEIVED BY 5:00 P.M., NEW YORK CITY TIME, ON SEPTEMBER 4, 1996 (THE 'VOTING DEADLINE'). IF A BALLOT IS RECEIVED AFTER
THE VOTING DEADLINE, IT WILL NOT BE COUNTED. AN ENVELOPE ADDRESSED TO THE BALLOT AGENT IS ENCLOSED FOR YOUR CONVENIENCE.

3. You must vote all of your Claims within a single Class under the Joint Plan to either accept or reject the Joint Plan. Accordingly, a Ballot that partially rejects and partially accepts the Joint Plan will not be counted.

4. The Ballot does not constitute and shall not be deemed a proof of Claim or Equity Interest or an assertion of a Claim or Equity Interest.

          PLEASE RETURN YOUR BALLOT PROMPTLY TO:

                             PLAN BALLOTS
                             GEORGESON & COMPANY INC.
                             WALL STREET PLAZA
                             NEW YORK, NEW YORK 10005

                           THE BALLOT AGENT WILL NOT
                    ACCEPT BALLOTS BY FACSIMILE TRANSMISSION

     IF YOU RECEIVED A DAMAGED BALLOT OR LOST YOUR BALLOT, OR IF YOU HAVE ANY QUESTIONS CONCERNING THE DISCLOSURE STATEMENT, THE JOINT PLAN, THIS BALLOT OR THE VOTING PROCEDURES, PLEASE CALL THE BALLOT AGENT AT (212) 440-9800.

                            BALLOT NO. 5

UNITED STATES BANKRUPTCY COURT
FOR THE SOUTHERN DISTRICT OF NEW YORK
 ......................................................................... x

In re:
                                                    :
                                                       Chapter 11 Case Nos.
237 PARK AVENUE ASSOCIATES, L.L.C.
                                                    :  96 B 42177 (JLG) and
and 1290 ASSOCIATES, L.L.C.,                           96 B 42178 (JLG)
                                                    :
                               Debtors.             (Jointly Administered)

                                                    :

 ................................................................... x


  BALLOT FOR ACCEPTING OR REJECTING THE DEBTORS' SECOND AMENDED JOINT PLAN OF REORGANIZATION PURSUANT TO CHAPTER 11 OF THE UNITED STATES BANKRUPTCY CODE

                      CLASS 6: AFFILIATE UNSECURED CLAIMS

THE DATE AND TIME BY WHICH YOUR BALLOT MUST BE ACTUALLY RECEIVED BY THE BALLOTING AGENT IS 5:00 P.M., NEW YORK CITY TIME, ON SEPTEMBER 4, 1996 OR YOUR BALLOT WILL NOT BE COUNTED.

     This Ballot is submitted to you to solicit your vote to accept or reject certain Second Amended Joint Plan of Reorganization of 237 Park Avenue L.L.C. and 1290 Associates, L.L.C., dated August 9, 1996 (the 'Joint described in the accompanying disclosure statement, dated August 9, 1996 'Disclosure Statement'). PLEASE READ THE VOTING INFORMATION AND
INSTRUCTIONS ON THE REVERSE SIDE BEFORE COMPLETING THIS BALLOT.
     The Joint Plan can be confirmed by the Bankruptcy Court and thereby made upon you if it is accepted by the holders of at least two-thirds in and more than one-half in number of the Claims in each impaired Class vote on the Joint Plan, and if it otherwise satisfies the requirements of 1129(a) of the Bankruptcy Code. If the requisite acceptances are not the Bankruptcy Court may nonetheless confirm the Joint Plan if it that the Joint Plan provides fair and equitable treatment to, and does not unfairly against, the Class or Classes rejecting it, and otherwise the requirements of section 1129(b) of the Bankruptcy Code. To have your vote counted, you must complete, sign and return this Ballot to: GEORGESON & COMPANY INC., WALL STREET PLAZA, NEW YORK, NEW YORK 10005.

PLEASE COMPLETE ITEMS 1, 2 AND 3. IF NEITHER THE 'ACCEPT' NOR 'REJECT' BOX IS IN ITEM 2, THIS BALLOT, IF SIGNED, WILL BE COUNTED AS AN ACCEPTANCE. IF BALLOT IS NOT SIGNED ON THE APPROPRIATE LINES BELOW, THIS BALLOT WILL NOT VALID OR COUNTED AS HAVING BEEN CAST.

     ITEM 1. VOTING CLASSIFICATION AND AMOUNT. The undersigned is a holder of Claims (as defined in the Joint Plan) against the Debtors, which Claims are classified in Class 6 (Affiliate Unsecured Claims) under the Joint Plan, in the aggregate unpaid principal amount of $________________________.

     ITEM 2. VOTE. The undersigned votes all of its Claims in Class 7 as described in Item 1 above (check one box):

/ /  to ACCEPT the Joint Plan.
/ /  to REJECT the Joint
                                     Plan.

     ITEM 3. ACKNOWLEDGMENTS. By signing this Ballot, the undersigned acknowledges receipt of the Disclosure Statement and other applicable solicitation materials and certifies that the undersigned is the claimant or has power and authority to vote to accept or reject the Joint Plan on behalf of claimant. The undersigned understands that if this Ballot is validly but does not indicate either acceptance or rejection of the Joint Plan, this Ballot will be counted as an acceptance.

PRINT OR TYPE NAME OF CLAIMANT:_________________

SOCIAL SECURITY OR FEDERAL TAX I.D. NO.

(OPTIONAL):_____________________________________

SIGNATURE:______________________________________

IF BY AUTHORIZED AGENT, NAME AND TITLE:_________

NAME OF INSTITUTION:____________________________

STREET ADDRESS:_________________________________

CITY, STATE, ZIP CODE:__________________________

TELEPHONE NUMBER:_______________________________

DATE COMPLETED:_________________________________

                                       2

                           IMPORTANT TAX INFORMATION

     Under federal income tax laws, you (as payee) are required by law to provide 237 Park Avenue Associates, L.L.C. and 1290 Avenue Associates, L.L.C. the 'Debtors') your correct taxpayer identification number If you are an individual, your TIN is your social security number. If Debtors are not provided with your correct TIN, you may be subject to a $50 imposed by the Internal Revenue Service. In addition, payments and to be made to you pursuant to that certain Second Amended Joint of Reorganization of 237 Park Avenue Associates, L.L.C. and 1290 L.L.C., dated August 9, 1996 (the 'Joint Plan'), may be subject to 'backup withholding' for federal income tax purposes.

     Each holder generally is required to provide the Debtors with its correct on Substitute Form W-9 below. Certain holders (including, among others, all and certain foreign individuals) are not subject to these backup and reporting requirements. Exempt holders must still provide the with their TIN on Substitute Form W-9, and should indicate their exempt by writing 'EXEMPT' in
Part III of the Substitute Form W-9. In order for foreign individual to qualify as an exempt recipient, that holder must submit statement, signed under penalties of perjury, attesting to that individual's status. Forms for such statement can be obtained from the Debtors. See enclosed 'Guidelines for Certification of Taxpayer Identification Number on Form W-9' for additional information.

     If backup withholding applies, the Debtors are required to withhold 31% of interest, dividends or other reportable payments made to you. Backup is not an additional federal income tax. Rather, the federal income liability of a holder subject to backup withholding will be reduced by the withheld. If withholding results in an overpayment of taxes, a refund may obtained from the Internal Revenue Service. IT IS POSSIBLE THAT THE CASH OF THE DISTRIBUTIONS TO BE MADE TO YOU UNDER THE PLAN MAY BE TO SATISFY THE AMOUNT REQUIRED TO BE WITHHELD. IN SUCH EVENT, THE WILL HOLD BACK THE ENTIRE DISTRIBUTION PENDING THE SALE OF A SUFFICIENT PORTION OF THE NON-CASH DISTRIBUTION, OR THE RECEIPT FROM YOU OF CASH, SUFFICIENT TO ALLOW THE DEBTORS TO SATISFY ITS WITHHOLDING OBLIGATION IN RESPECT OF DISTRIBUTIONS TO BE MADE TO YOU.

COMPLETING SUBSTITUTE FORM W-9

     To prevent backup federal income tax withholding in connection with distributions to be received pursuant to the Plan, you must provide the Debtors your correct TIN by completing the Substitute Form W-9 below, certifying the TIN provided on Substitute Form W-9 is correct and that either
(1) you not been notified by the Internal Revenue Service that you are subject to withholding or (2) the Internal Revenue Service has notified you that you no longer subject to backup withholding. If you are an exempt holder, you also provide the Debtors with your correct TIN by completing the Substitute W-9, and should indicate your exempt status by writing 'EXEMPT' in Part III the Substitute Form W-9. If you are subject to backup withholding, please out Item Number 2 in Part IV of the Substitute Form W-9. If you have not issued a TIN and have applied for one, or if you intend to apply for one in near future, please check the box in Part II of the Substitute Form W-9, and and date both the Substitute Form W-9 and the 'Certificate of Taxpayer Identification Number'. Please return the Substitute Form W-9 with your to the Ballot Agent by 5:00 p.m., New York City Time, on September 4, If you fail to do so, the Debtors will withhold 31% from any payments and made to you thereafter until a TIN and new Substitute Form W-9 are provided to the Debtors.

                                       3

WHAT TAXPAYER IDENTIFICATION NUMBER TO PROVIDE

     You are required to provide the Debtors the social security number or employer identification number of the record holder of the Claim held by you. If Claim is in more than one name or is not in the name of the actual owner, the enclosed 'Guidelines for Certification of Taxpayer Identification on Substitute Form W-9' for additional guidance on which number to report.


SUBSTITUTE PART I--TIN--PLEASE PROVIDE YOUR TIN
PART II--AWAITING TIN--IF YOU HAVE NOT BEEN FORM W-9 IN
THE SPACE PROVIDED AND CERTIFY BY ISSUED A TIN BUT HAVE APPLIED FOR ONE, OR INTEND TO DEPARTMENT OF THE TREASURY SIGNING AND DATING BELOW.
APPLY FOR ONE IN THE NEAR FUTURE, PLEASE CHECK THE INTERNAL REVENUE SERVICE BOX PROVIDED AND CERTIFY BY SIGNING AND DATING PART PAYER'S REQUEST FOR
TAXPAYER   SOCIAL SECURITY NUMBER OR IV AND THE 'CERTIFICATE OF TAXPAYER
IDENTIFICATION NUMBER (TIN) EMPLOYER IDENTIFICATION NUMBER            AWAITING
IDENTIFICATION NUMBER'.

/ / AWAITING TIN

PART III--EXEMPT HOLDERS--If you are an exempt holder, you must still certify your TIN by completing Part I and by signing and dating below. Please indicate your exempt status by writing 'EXEMPT' in the space provided to the right.

PART IV--CERTIFICATION--Under penalties of perjury, I certify that:

(1) The number shown on this form is my correct TIN (or I am waiting for a number to be issued to me), and

(2) I am not subject to backup withholding either because I have not been notified by the Internal Revenue Service ('IRS') that I am subject to backup withholding as a result of failure to report all interest or dividends, or the IRS has notified me that I am no longer subject to backup withholding.

            Certification Instructions--You must cross out item (2) above if you have been notified by the IRS that you are subject to backup withholding because of underreporting interest or dividends on your tax return. However, if you have since been notified by the IRS that you are no longer subject to back-up withholding, do not cross out item (2).

SIGNATURE                                                                DATE


NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 31% OF ANY PAYMENTS AND DISTRIBUTIONS TO BE MADE TO YOU PURSUANT TO THE PLAN. PLEASE REVIEW THE ENCLOSED 'GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9'.

     YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX IN
                      PART II OF SUBSTITUTE FORM W-9 ABOVE

             CERTIFICATE OF TAXPAYER AWAITING IDENTIFICATION NUMBER

   I CERTIFY, UNDER PENALTIES OF PERJURY, THAT A TAXPAYER IDENTIFICATION NUMBER HAS NOT BEEN ISSUED TO ME, AND THAT I MAILED OR DELIVERED AN APPLICATION TO RECEIVE A TAXPAYER IDENTIFICATION NUMBER TO THE APPROPRIATE INTERNAL REVENUE SERVICE CENTER OR SOCIAL SECURITY ADMINISTRATION OFFICE (OR I INTEND TO MAIL OR DELIVER AN APPLICATION IN THE NEAR FUTURE). I UNDERSTAND THAT IF I DO NOT PROVIDE A TAXPAYER IDENTIFICATION NUMBER TO THE DEBTORS BY 5:00 P.M., NEW YORK CITY TIME, ON SEPTEMBER 4, 1996, THE DEBTORS ARE REQUIRED TO WITHHOLD 31% OF ALL REPORTABLE PAYMENTS THEREAFTER MADE TO ME UNTIL I PROVIDE A NUMBER.


SIGNATURE                      DATE


                                       4

                      VOTING INFORMATION AND INSTRUCTIONS
                           FOR COMPLETING THE BALLOT

1. This Ballot is submitted to you to solicit your vote to accept or reject the Debtors' Second Amended Joint Plan of Reorganization of 237 Park Avenue Associates, L.L.C. and 1290 Associates, L.L.C., dated August 9, 1996 (the 'Joint Plan'), described in the accompanying disclosure statement, dated August 9, 1996 (the 'Disclosure Statement').

2. PLEASE INDICATE ACCEPTANCE OR REJECTION OF THE JOINT PLAN IN THE BOX INDICATED. COMPLETE THE BALLOT BY PROVIDING ALL OF THE INFORMATION REQUESTED AND SIGN, DATE AND RETURN THIS BALLOT BY MAIL OR OVERNIGHT COURIER TO THE BALLOT AGENT (THE 'BALLOT AGENT'), AT THE FOLLOWING
    ADDRESSES:

                             PLAN BALLOTS
                             GEORGESON & COMPANY INC.
                             WALL STREET PLAZA
                             NEW YORK, NEW YORK 10005

   BALLOTS MUST BE ACTUALLY RECEIVED BY 5:00 P.M., NEW YORK CITY TIME, ON SEPTEMBER 4, 1996 (THE 'VOTING DEADLINE'). IF A BALLOT IS RECEIVED AFTER THE VOTING DEADLINE, IT WILL NOT BE COUNTED. AN ENVELOPE ADDRESSED TO THE BALLOT AGENT IS ENCLOSED FOR YOUR CONVENIENCE.

3. You must vote all of your Claims within a single Class under the Joint Plan to either accept or reject the Joint Plan. Accordingly, a Ballot that partially rejects and partially accepts the Joint Plan will not be counted.

4. The Ballot does not constitute and shall not be deemed a proof of Claim or Equity Interest or an assertion of a Claim or Equity Interest.

          PLEASE RETURN YOUR BALLOT PROMPTLY TO:

                             PLAN BALLOTS
                             GEORGESON & COMPANY INC.
                             WALL STREET PLAZA
                             NEW YORK, NEW YORK 10005

                           THE BALLOT AGENT WILL NOT
                    ACCEPT BALLOTS BY FACSIMILE TRANSMISSION

     IF YOU RECEIVED A DAMAGED BALLOT OR LOST YOUR BALLOT, OR IF YOU HAVE ANY CONCERNING THE DISCLOSURE STATEMENT,THE JOINT PLAN, THIS BALLOT OR THE PROCEDURES, PLEASE CALL THE BALLOT AGENT AT (212) 440-9800.

                                       5

                                                                    BALLOT NO.
6
UNITED STATES BANKRUPTCY COURT
FOR THE SOUTHERN DISTRICT OF NEW YORK
 ........................................................... x


In re:                                                           :
Chapter 11 Case No.
237 PARK AVENUE ASSOCIATES, L.L.C.,:  96 B 42177 (JLG) and
and 1290 ASSOCIATES, L.L.C., 96 B 42178 (JLG)
                                                                 :
                                    Debtors.                        (Jointly
Administered)

                                                                 :


 ....................................................................... x


  BALLOT FOR ACCEPTING OR REJECTING THE DEBTORS' SECOND AMENDED JOINT PLAN OF REORGANIZATION PURSUANT TO CHAPTER 11 OF THE UNITED STATES BANKRUPTCY CODE
                           CLASS 7: EQUITY INTERESTS

THE DATE AND TIME BY WHICH YOUR BALLOT MUST BE ACTUALLY RECEIVED BY THE BALLOT AGENT IS 5:00 P.M., NEW YORK CITY TIME, ON SEPTEMBER 4, 1996 OR YOUR BALLOT WILL NOT BE COUNTED.

     This Ballot is submitted to you to solicit your vote to accept or reject certain Second Amended Joint Plan of Reorganization of 237 Park Avenue L.L.C. and 1290 Associates, L.L.C., dated August 9, 1996 (the 'Joint described in the accompanying disclosure statement, dated August 9, 1996
(the 'Disclosure Statement'). PLEASE READ THE VOTING INFORMATION AND INSTRUCTIONS ON THE REVERSE SIDE BEFORE COMPLETING THIS BALLOT.

     The Joint Plan can be confirmed by the Bankruptcy Court and thereby made upon you if it is accepted by the holders of at least two-thirds in and more than one-half in number of the Claims in each impaired Class vote on the Joint Plan, and if it otherwise satisfies the requirements of 1129(a) of the Bankruptcy Code. If the requisite acceptances are not the Bankruptcy Court may nonetheless confirm the Joint Plan if it that the Joint Plan provides fair and equitable treatment to, and does not unfairly against, the Class or Classes rejecting it, and otherwise the requirements of section 1129(b) of the Bankruptcy Code. To have your vote counted, you must complete, sign and return this Ballot to: GEORGESON & COMPANY INC., WALL STREET PLAZA, NEW YORK, NEW YORK 10005.

PLEASE COMPLETE ITEMS 1, 2 AND 3. IF NEITHER THE 'ACCEPT' NOR 'REJECT' BOX IS IN ITEM 2, THIS BALLOT, IF SIGNED, WILL BE COUNTED AS AN ACCEPTANCE. IF BALLOT IS NOT SIGNED ON THE APPROPRIATE LINES BELOW, THIS BALLOT WILL NOT VALID OR COUNTED AS HAVING BEEN CAST.

     ITEM 1. VOTING CLASSIFICATION AND AMOUNT. The undersigned is a holder of Interests (as defined in the Joint Plan) against the Debtors, which Interests are classified in Class 7 (Equity Interests) under the Joint in the aggregate unpaid principal amount of $________________________.

     ITEM 2. VOTE. The undersigned votes all of its Equity Interests in Class 7 as described in Item 1 above (check one box):

    / / to ACCEPT the Joint Plan.
    / / to REJECT the Joint Plan.

ITEM 3. ACKNOWLEDGMENTS. By signing this Ballot, the undersigned acknowledges of the Disclosure Statement and other applicable solicitation materials certifies that the undersigned is the claimant or has the power and authority to vote to accept or reject the Joint Plan on behalf of the claimant. The undersigned understands that if this Ballot is validly executed but does not indicate either acceptance or rejection of the Joint Plan, this Ballot will be counted as an acceptance.

PRINT OR TYPE NAME OF CLAIMANT:_________________

SOCIAL SECURITY OR FEDERAL TAX I.D. NO.

(OPTIONAL):_____________________________________

SIGNATURE:______________________________________

IF BY AUTHORIZED AGENT, NAME AND TITLE:_________

NAME OF INSTITUTION:____________________________

STREET ADDRESS:_________________________________

CITY, STATE, ZIP CODE:__________________________

TELEPHONE NUMBER:_______________________________

DATE COMPLETED:_________________________________

                                       2

                           IMPORTANT TAX INFORMATION

Under federal income tax laws, you (as payee) are required by law to provide 237 Avenue Associates, L.L.C. and 1290 Associates, L.L.C. (collectively, the your correct taxpayer identification number ('TIN'). If you are an your TIN is your social security number. If the Debtors are not with your correct TIN, you may be subject to a $50 penalty imposed by Internal Revenue Service. In addition, payments and distributions to be made you pursuant to that certain Second Amended Joint Plan of Reorganization of Park Avenue Associates, L.L.C. and 1290 Associates, L.L.C., dated August 9, (the 'Joint Plan'), may be subject to 'backup withholding' for federal income tax purposes.

Each holder generally is required to provide the Debtors with its correct TIN on Form W-9 below. Certain holders (including, among others, all and certain foreign individuals) are not subject to these backup and reporting requirements. Exempt holders must still provide the with their TIN on Substitute Form W-9, and should indicate their exempt by writing 'EXEMPT' in
Part III of the Substitute Form W-9. In order for foreign individual to qualify as an exempt recipient, that holder must submit statement, signed under penalties of perjury, attesting to that individual's status. Forms for such statement can be obtained from the Debtors. See the enclosed 'Guidelines for Certification of Taxpayer Identification Number on
Substitute Form W-9' for additional information.

If backup withholding applies, the Debtors are required to withhold 31% of any dividends or other reportable payments made to you. Backup withholding not an additional federal income tax. Rather, the federal income tax of a holder subject to backup withholding will be reduced by the withheld. If withholding results in an overpayment of taxes, a refund may obtained from the Internal Revenue Service. IT IS POSSIBLE THAT THE CASH OF THE DISTRIBUTIONS TO BE MADE TO YOU UNDER THE PLAN MAY BE TO SATISFY THE AMOUNT REQUIRED TO BE WITHHELD. IN SUCH EVENT, THE WILL HOLD BACK THE ENTIRE DISTRIBUTION PENDING THE SALE OF A SUFFICIENT PORTION OF THE NON-CASH DISTRIBUTION, OR THE RECEIPT FROM YOU OF CASH, SUFFICIENT TO ALLOW THE DEBTORS TO SATISFY ITS WITHHOLDING OBLIGATION IN RESPECT OF DISTRIBUTIONS TO BE MADE TO YOU.

COMPLETING SUBSTITUTE FORM W-9

To prevent backup federal income tax withholding in connection with distributions to be received pursuant to the Plan, you must provide the Debtors your correct TIN by completing the Substitute Form W-9 below, certifying the TIN provided on Substitute Form W-9 is correct and that either
(1) you not been notified by the Internal Revenue Service that you are subject to withholding or (2) the Internal Revenue Service has notified you that you no longer subject to backup withholding. If you are an exempt holder, you also provide the Debtors with your correct TIN by completing the Substitute W-9, and should indicate your exempt status by writing 'EXEMPT' in Part III the Substitute Form W-9. If you are subject to backup withholding, please out Item Number 2 in Part IV of the Substitute Form W-9. If you have not issued a TIN and have applied for one, or if you intend to apply for one in near future, please check the box in Part II of the Substitute Form W-9, and and date both the Substitute Form W-9 and the 'Certificate of Taxpayer Identification Number'. Please return the Substitute Form W-9 with your to the Ballot Agent by 5:00 p.m., New York City Time, on September 4, If you fail to do so, the Debtors will withhold 31% from any payments and made to you thereafter until a TIN and new Substitute Form W-9 are provided to the Debtors.

                                       3

WHAT TAXPAYER IDENTIFICATION NUMBER TO PROVIDE

     You are required to provide the Debtors the social security number or employer identification number of the record holder of the Claim held by you. If Claim is in more than one name or is not in the name of the actual owner, the enclosed 'Guidelines for Certification of Taxpayer Identification on Substitute Form W-9' for additional guidance on which number to report.


SUBSTITUTE PART I--TIN--PLEASE PROVIDE YOUR TIN
PART II--AWAITING TIN--IF YOU HAVE NOT BEEN
FORM W-9 IN THE SPACE PROVIDED AND CERTIFY BY ISSUED A TIN BUT HAVE APPLIED FOR ONE, OR INTEND TO
DEPARTMENT OF THE TREASURY  SIGNING AND DATING BELOW.  APPLY
FOR ONE IN THE NEAR FUTURE, PLEASE CHECK THE
INTERNAL REVENUE SERVICE BOX PROVIDED AND CERTIFY BY SIGNING AND DATING PART
PAYER'S REQUEST FOR TAXPAYER   SOCIAL SECURITY NUMBER OR IV AND
THE 'CERTIFICATE OF TAXPAYER IDENTIFICATION NUMBER (TIN)
EMPLOYER IDENTIFICATION NUMBER AWAITING IDENTIFICATION NUMBER'.

 / / AWAITING TIN

PART III--EXEMPT HOLDERS--If you are an exempt holder, you must still certify your TIN by completing Part I and by signing and dating below. Please indicate your exempt status by writing 'EXEMPT' in the space provided to the right.

PART IV--CERTIFICATION--Under penalties of perjury, I certify that:

(1) The number shown on this form is my correct TIN (or I am waiting for a number to be issued to me), and

(2) I am not subject to backup withholding either because I have not been notified by the Internal Revenue Service ('IRS') that I am subject to backup withholding as a result of failure to report all interest or dividends, or the IRS has notified me that I am no longer subject to backup withholding.

            Certification Instructions--You must cross out item (2) above if you have been notified by the IRS that you are subject to backup withholding because of underreporting interest or dividends on your tax return. However, if you have since been notified by the IRS that you are no longer subject to back-up withholding, do not cross out item (2).

SIGNATURE                                                                DATE


NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 31% OF ANY PAYMENTS AND DISTRIBUTIONS TO BE MADE TO YOU PURSUANT TO THE PLAN. PLEASE REVIEW THE ENCLOSED 'GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9'.

     YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX IN
                      PART II OF SUBSTITUTE FORM W-9 ABOVE

             CERTIFICATE OF TAXPAYER AWAITING IDENTIFICATION NUMBER

   I CERTIFY, UNDER PENALTIES OF PERJURY, THAT A TAXPAYER IDENTIFICATION NUMBER HAS NOT BEEN ISSUED TO ME, AND THAT I MAILED OR DELIVERED AN APPLICATION TO RECEIVE A TAXPAYER IDENTIFICATION NUMBER TO THE APPROPRIATE INTERNAL REVENUE SERVICE CENTER OR SOCIAL SECURITY ADMINISTRATION OFFICE (OR I INTEND TO MAIL OR DELIVER AN APPLICATION IN THE NEAR FUTURE). I UNDERSTAND THAT IF I DO NOT PROVIDE A TAXPAYER IDENTIFICATION NUMBER TO THE DEBTORS BY 5:00 P.M., NEW YORK CITY TIME, ON SEPTEMBER 4, 1996, THE DEBTORS ARE REQUIRED TO WITHHOLD 31% OF ALL REPORTABLE PAYMENTS THEREAFTER MADE TO ME UNTIL I PROVIDE A NUMBER.


SIGNATURE                       DATE


                                       4

                      VOTING INFORMATION AND INSTRUCTIONS
                           FOR COMPLETING THE BALLOT

1. This Ballot is submitted to you to solicit your vote to accept or reject the Debtors' Second Amended Joint Plan of Reorganization of 237 Park Avenue Associates, L.L.C. and 1290 Associates, L.L.C., dated August 9, 1996 (the 'Joint Plan'), described in the accompanying disclosure statement, dated August 9, 1996 (the 'Disclosure Statement'). PLEASE INDICATE ACCEPTANCE OR REJECTION OF THE JOINT PLAN IN THE BOX INDICATED. COMPLETE THE BALLOT BY PROVIDING ALL OF THE INFORMATION REQUESTED AND SIGN, DATE AND RETURN THIS BALLOT BY MAIL OR OVERNIGHT COURIER TO THE BALLOT AGENT (THE 'BALLOT AGENT'), AT THE FOLLOWING ADDRESSES:

                            PLAN BALLOTS
                            GEORGESON & COMPANY INC.
                            WALL STREET PLAZA
                            NEW YORK, NEW YORK 10005

   BALLOTS MUST BE ACTUALLY RECEIVED BY 5:00 P.M., NEW YORK CITY TIME, ON SEPTEMBER 4, 1996 (THE 'VOTING DEADLINE'). IF A BALLOT IS RECEIVED AFTER THE VOTING DEADLINE, IT WILL NOT BE COUNTED. AN ENVELOPE ADDRESSED TO THE BALLOT AGENT IS ENCLOSED FOR YOUR CONVENIENCE.

3. You must vote all of your Claims within a single Class under the Joint Plan to either accept or reject the Joint Plan. Accordingly, a Ballot that partially rejects and partially accepts the Joint Plan will not be counted.

4. The Ballot does not constitute and shall not be deemed a proof of Claim or Equity Interest or an assertion of a Claim or Equity Interest.

                     PLEASE RETURN YOUR BALLOT PROMPTLY TO:

                            PLAN BALLOTS
                            GEORGESON & COMPANY INC.
                            WALL STREET PLAZA
                            NEW YORK, NEW YORK 10005

                            THE BALLOT AGENT WILL NOT
                    ACCEPT BALLOTS BY FACSIMILE TRANSMISSION

     IF YOU RECEIVED A DAMAGED BALLOT OR LOST YOUR BALLOT, OR IF YOU HAVE ANY CONCERNING THE DISCLOSURE STATEMENT, THE JOINT PLAN, THIS BALLOT OR VOTING PROCEDURES, PLEASE CALL THE BALLOT AGENT AT (212) 440-9800.

                                       5


                            BALLOT NO. 7

UNITED STATES BANKRUPTCY COURT
FOR THE SOUTHERN DISTRICT OF NEW YORK
 .................................................................. x

In re:
                                                    :
                                                       Chapter 11 Case Nos.
237 PARK AVENUE ASSOCIATES, L.L.C.
                                                    :  96 B 42177 (JLG) and
and 1290 ASSOCIATES, L.L.C.,                           96 B 42178 (JLG)
                                                    :
                               Debtors.             (Jointly Administered)

                                                    :

 ......................................................................... x


           BALLOT FOR SUBSCRIBING FOR ADDITIONAL SHARES OF REIT STOCK
         UNDER THE DEBTORS' SECOND AMENDED JOINT PLAN OF REORGANIZATION
          PURSUANT TO CHAPTER 11 OF THE UNITED STATES BANKRUPTCY CODE

                              MORGAN LOAN LENDERS

THE DATE AND TIME BY WHICH YOUR BALLOT MUST BE ACTUALLY RECEIVED BY THE BALLOT AGENT IS 5:00 P.M., NEW YORK CITY TIME, ON SEPTEMBER 4, 1996 OR YOUR BALLOT WILL NOT BE COUNTED

     This Ballot is submitted to you for subscription of additional shares of Stock pursuant to that certain Second Amended Joint Plan of Reorganization 237 Park Avenue Associates, L.L.C. and 1290 Associates, L.L.C., dated August 1996 (the 'Joint Plan'), described in the accompanying disclosure statement, August 9, 1996 (the 'Disclosure Statement'). Unless otherwise defined capitalized terms used herein shall have the meaning ascribed to them in the Joint Plan. PLEASE READ THE VOTING INFORMATION AND INSTRUCTIONS ON THE REVERSE SIDE BEFORE COMPLETING THIS BALLOT.

PLEASE COMPLETE ITEMS 1, 2, 3, AND 4. ANY HOLDER THAT DOES NOT SUBMIT A BALLOT WHICH DOES NOT INDICATE AN ELECTION TO PURCHASE A PORTION OF ADDITIONAL REIT PURSUANT TO SECTION 12.5 OF THE JOINT PLAN SHALL BE DEEMED TO CONSTITUTE ELECTION TO NOT PURCHASE A PORTION OF ADDITIONAL REIT STOCK. IF THIS BALLOT NOT SIGNED ON THE APPROPRIATE LINES BELOW, THIS BALLOT WILL NOT BE VALID OR AS HAVING BEEN CAST.

     ITEM 1. ELECTION CLASSIFICATION AND AMOUNT. The undersigned is a holder of an election amount in the aggregate unpaid principal amount of $________________________ (the 'Election Amount').

     ITEM 2. REIT STOCK SUBSCRIPTION. The undersigned chooses / / to ELECT to purchase a portion of additional REIT Stock. If you / / Not to ELECT to purchase a choose to purchase a portion of additional REIT Stock, Offered portion of additional REIT Shares, YOU MUST RETURN A DULY EXECUTED SUBSCRIPTION AGREEMENT WITH Stock. YOUR BALLOT.


     ITEM 3. ACKNOWLEDGMENTS. By signing this Ballot, the undersigned acknowledges receipt of the Disclosure Statement and other applicable solicitation materials and certifies that the undersigned is a Morgan Loan Lender.

     ITEM 4. ACCREDITED INVESTOR. In order to receive New Notes and shares of REIT Stock, each holder must be an 'accredited investor.' By checking the following box, the undersigned has read the instructions contained in paragraph 6 with respect to the parties recognized by the Securities and Exchange Commission as 'accredited investors' and acknowledges that the undersigned is an accredited investor.

/ / The undersigned is an 'ACCREDITED INVESTOR,' as defined in Regulation D of the Securities Act of 1933, as amended.


PRINT OR TYPE NAME OF CLAIMANT:_________________

SOCIAL SECURITY OR FEDERAL TAX I.D. NO.

(OPTIONAL):_____________________________________

SIGNATURE:______________________________________

IF BY AUTHORIZED AGENT, NAME AND TITLE:_________

NAME OF INSTITUTION:____________________________

STREET ADDRESS:_________________________________

CITY, STATE, ZIP CODE:__________________________

TELEPHONE NUMBER:_______________________________

DATE COMPLETED:_________________________________

                           IMPORTANT TAX INFORMATION

Under federal income tax laws, you (as payee) are required by law to provide 237 Avenue Associates, L.L.C. and 1290 Associates, L.L.C. (collectively, the your correct taxpayer identification number ('TIN'). If you are an your TIN is your social security number. If the Debtors are not with your correct TIN, you may be subject to a $50 penalty imposed by Internal Revenue Service. In addition, payments and distributions to be made you pursuant to that certain Second Amended Joint Plan of Reorganization of Park Avenue Associates, L.L.C. and 1290 Associates, L.L.C., dated August 9, (the 'Joint Plan'), may be subject to 'backup withholding' for federal income tax purposes.

Each holder generally is required to provide the Debtors with its correct TIN on Form W-9 below. Certain holders (including, among others, all and certain foreign individuals) are not subject to these backup and reporting requirements. Exempt holders must still provide the with their TIN on Substitute Form W-9, and should indicate their exempt by writing 'EXEMPT' in
Part III of the Substitute Form W-9. In order for foreign individual to qualify as an exempt recipient, that holder must submit statement, signed under penalties of perjury, attesting to that individual's status. Forms for such statement can be obtained from the Debtors. See the enclosed 'Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9' for additional information.

If backup withholding applies, the Debtors are required to withhold 31% of any interest, dividends or other reportable payments made to you. Backup withholding not an additional federal income tax. Rather, the federal income tax of a holder subject to backup withholding will be reduced by the withheld. If withholding results in an overpayment of taxes, a refund may obtained from the Internal Revenue Service. IT IS POSSIBLE THAT THE CASH OF THE DISTRIBUTIONS TO BE MADE TO YOU UNDER THE PLAN MAY BE TO SATISFY THE AMOUNT REQUIRED TO BE WITHHELD. IN SUCH EVENT, THE WILL HOLD BACK THE ENTIRE DISTRIBUTION PENDING THE SALE OF A SUFFICIENT OF THE NON-CASH DISTRIBUTION, OR THE RECEIPT FROM YOU OF CASH, SUFFICIENT TO ALLOW THE DEBTORS TO SATISFY ITS WITHHOLDING OBLIGATION IN RESPECT
OF DISTRIBUTIONS TO BE MADE TO YOU.

COMPLETING SUBSTITUTE FORM W-9

To prevent backup federal income tax withholding in connection with distributions to be received pursuant to the Plan, you must provide the Debtors your correct TIN by completing the Substitute Form W-9 below, certifying the TIN provided on Substitute Form W-9 is correct and that either
(1) you not been notified by the Internal Revenue Service that you are subject to withholding or (2) the Internal Revenue Service has notified you that you no longer subject to backup withholding. If you are an exempt holder, you also provide the Debtors with your correct TIN by completing the Substitute W-9, and should indicate your exempt status by writing 'EXEMPT' in Part III the Substitute Form W-9. If you are subject to backup withholding, please out Item Number 2 in Part IV of the Substitute Form W-9. If you have not issued a TIN and have applied for one, or if you intend to apply for one in near future, please check the box in Part II of the Substitute Form W-9, and and date both the Substitute Form W-9 and the 'Certificate of Taxpayer Identification Number'. Please return the Substitute Form W-9 with your to the Ballot Agent by 5:00 p.m., New York City Time, on September 4, If you fail to do so, the Debtors will withhold 31% from any payments and made to you thereafter until a TIN and new Substitute Form W-9 are provided to the Debtors.

WHAT TAXPAYER IDENTIFICATION NUMBER TO PROVIDE

     You are required to provide the Debtors the social security number or employer identification number of the record holder of the Claim held by you. If Claim is in more than one name or is not in the name of the actual owner, the enclosed 'Guidelines for Certification of Taxpayer Identification on Substitute Form W-9' for additional guidance on which number to


SUBSTITUTE PART I--TIN--PLEASE PROVIDE YOUR TIN
PART II--AWAITING TIN--IF YOU HAVE NOT BEEN
FORM W-9 IN THE SPACE PROVIDED AND CERTIFY BY ISSUED A TIN BUT HAVE APPLIED FOR ONE, OR INTEND TO DEPARTMENT OF THE TREASURY SIGNING AND DATING BELOW. APPLY FOR ONE IN THE NEAR FUTURE, PLEASE CHECK THE
INTERNAL REVENUE SERVICE BOX PROVIDED AND CERTIFY BY SIGNING AND DATING PART PAYER'S REQUEST FOR TAXPAYER SOCIAL SECURITY NUMBER OR IV AND THE 'CERTIFICATE OF TAXPAYER IDENTIFICATION NUMBER (TIN) EMPLOYER IDENTIFICATION NUMBER AWAITING IDENTIFICATION NUMBER'.

/ / AWAITING TIN

PART III--EXEMPT HOLDERS--If you are an exempt holder, you must still certify your TIN by completing Part I and by signing and dating below. Please indicate your exempt status by writing 'EXEMPT' in the space provided to the right.

PART IV--CERTIFICATION--Under penalties of perjury, I certify that:

(1) The number shown on this form is my correct TIN (or I am waiting for a number to be issued to me), and

(2) I am not subject to backup withholding either because I have not been notified by the Internal Revenue Service ('IRS') that I am subject to backup withholding as a result of failure to report all interest or dividends, or the IRS has notified me that I am no longer subject to backup withholding.

            Certification Instructions--You must cross out item (2) above if you have been notified by the IRS that you are subject to backup withholding because of underreporting interest or dividends on your tax return. However, if you have since been notified by the IRS that you are no longer subject to back-up withholding, do not cross out item (2).

SIGNATURE                       DATE


NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 31% OF ANY PAYMENTS AND DISTRIBUTIONS TO BE MADE TO YOU PURSUANT TO THE PLAN. PLEASE REVIEW THE ENCLOSED 'GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9'.

     YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX IN
                      PART II OF SUBSTITUTE FORM W-9 ABOVE

             CERTIFICATE OF TAXPAYER AWAITING IDENTIFICATION NUMBER

   I CERTIFY, UNDER PENALTIES OF PERJURY, THAT A TAXPAYER IDENTIFICATION NUMBER HAS NOT BEEN ISSUED TO ME, AND THAT I MAILED OR DELIVERED AN APPLICATION TO RECEIVE A TAXPAYER IDENTIFICATION NUMBER TO THE APPROPRIATE INTERNAL REVENUE SERVICE CENTER OR SOCIAL SECURITY ADMINISTRATION OFFICE (OR I INTEND TO MAIL OR DELIVER AN APPLICATION IN THE NEAR FUTURE). I UNDERSTAND THAT IF I DO NOT PROVIDE A TAXPAYER IDENTIFICATION NUMBER TO THE DEBTORS BY 5:00 P.M., NEW YORK CITY TIME, ON SEPTEMBER 4, 1996, THE DEBTORS ARE REQUIRED TO WITHHOLD 31% OF ALL REPORTABLE PAYMENTS THEREAFTER MADE TO ME UNTIL I PROVIDE A NUMBER.


 SIGNATURE                              DATE

                      VOTING INFORMATION AND INSTRUCTIONS
                           FOR COMPLETING THE BALLOT

1. This Ballot is submitted to you to solicit whether you elect to subscribe to purchase a portion of additional REIT Stock, Offered Shares, under the Debtors' Second Amended Joint Plan of Reorganization of 237 Park Avenue Associates, L.L.C. and 1290 Associates, L.L.C., dated August 9, 1996 (the 'Joint Plan'), described in the accompanying disclosure statement, dated August 9, 1996 (the 'Disclosure Statement'). PLEASE INDICATE WHETHER OR NOT YOU ELECT TO SUBSCRIBE TO PURCHASE A PORTION OF ADDITIONAL REIT STOCK (SEE INSTRUCTION 3 BELOW). COMPLETE THE BALLOT BY PROVIDING ALL OF THE INFORMATION REQUESTED AND SIGN, DATE AND RETURN THIS BALLOT BY MAIL OR OVERNIGHT COURIER TO THE BALLOT AGENT (THE 'BALLOT AGENT'), AT THE FOLLOWING ADDRESSES:

PLAN BALLOTS
                             GEORGESON & COMPANY INC.
                             WALL STREET PLAZA
                             NEW YORK, NEW YORK 10005

      BALLOTS MUST BE ACTUALLY RECEIVED BY 5:00 P.M., NEW YORK CITY TIME, ON SEPTEMBER 4, 1996 (THE 'VOTING DEADLINE'). IF A BALLOT IS RECEIVED AFTER THE VOTING DEADLINE, IT WILL NOT BE COUNTED. AN ENVELOPE ADDRESSED TO THE BALLOT AGENT IS ENCLOSED FOR YOUR CONVENIENCE. Under the Joint Plan, each Morgan Loan Lender may elect to subscribe to purchase a portion of additional REIT Stock equal to the product of such holder's pro rata share of the Morgan Loan Election Amount (i.e., the amount set forth in Item 1 of the Ballot divided by $902,603,492) multiplied by 923,076, as modified to the extent and the amount of a Conventional Financing Alternative. The price per share of additional REIT Stock will be calculated on the Confirmation Date and each Morgan Loan Lender subscribing to additional shares of REIT Stock will receive a notice on or after the Confirmation Date setting forth such price per share. ANY EXECUTED BALLOTS WHICH ARE TIMELY RECEIVED BUT WHICH DO NOT INDICATE AN ELECTION TO PURCHASE ADDITIONAL REIT STOCK PURSUANT TO SECTION 12.5 OF THE JOINT PLAN SHALL BE DEEMED TO CONSTITUTE AN ELECTION TO NOT PURCHASE ADDITIONAL REIT STOCK.

4. The Securities and Exchange Commission recognizes the following parties as accredited investors, capable of understanding and attending the financial
risks associated with acquisition of unregistered securities:    (i) financial
institutions such as banks, savings and loan associations, insurance companies, registered investment companies, broker/dealer organizations, employee benefit/retirement plans, business development companies, or small business investment companies; (ii) directors, officers or general partners of the issuer, (iii) individuals who alone, or with a spouse, have net worths of over $1 million; (iv) individuals who alone had income in excess of $200,000 in the past two years (or with a spouse, in excess of $300,000) and had a reasonable expectation of doing as well in the current year, (v) trusts or business partnerships, with assets in excess of $5 million, that weren't formed for the purpose of acquiring the unregistered securities; and (vi) entities wholly owned by accredited investors. Please indicate if you are such an accredited investor by checking the appropriate box on the Ballot.

5. The Ballot does not constitute and shall not be deemed a proof of Claim or Equity Interest or an assertion of a Claim or Equity Interest.

                     PLEASE RETURN YOUR BALLOT PROMPTLY TO:

PLAN BALLOTS
                             GEORGESON & COMPANY INC.
                             WALL STREET PLAZA
                             NEW YORK, NEW YORK 10005

                           THE BALLOT AGENT WILL NOT
                    ACCEPT BALLOTS BY FACSIMILE TRANSMISSION

            IF YOU RECEIVED A DAMAGED BALLOT OR LOST YOUR BALLOT, OR
         IF YOU HAVE ANY QUESTIONS CONCERNING THE DISCLOSURE STATEMENT,
       THE JOINT PLAN, THIS BALLOT OR THE VOTING PROCEDURES, PLEASE CALL
                      THE BALLOT AGENT AT (212) 440-9800.

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
 .................................................................... x


In re:
                                                    :
                                                       Chapter 11 Case Nos.
237 PARK AVENUE ASSOCIATES, L.L.C.
                                                    :  96 B 42177 (JLG) and
and 1290 ASSOCIATES, L.L.C.,                           96 B 42178 (JLG)
                                                    :
                               Debtors.             (Jointly Administered)

                                                    :


 ...................................................................... x

               NOTICE OF (A) HEARING TO CONSIDER CONFIRMATION OF
           DEBTORS' JOINT PLAN OF REORGANIZATION AND (B) DEADLINE FOR
              (I) VOTING ON DEBTORS' JOINT PLAN OF REORGANIZATION,
           ELECTING FORMS OF DISTRIBUTIONS THEREUNDER AND SUBSCRIBING
           FOR ADDITIONAL SHARES OF REIT STOCK AND (II) OBJECTING TO
                CONFIRMATION OF THE JOINT PLAN OF REORGANIZATION

NOTICE IS HEREBY GIVEN THAT:

          1. A hearing to consider confirmation of that certain Second Amended Joint Plan of Reorganization of 237 Park Avenue Associates, L.L.C. and 1290 Associates L.L.C., dated August 9, 1996 (the 'Joint Plan') and any objections or proposed amendments thereto and any other matter that may properly come before the Court will be held before the Honorable James L. Garrity, Jr., United States Bankruptcy Judge in Room 610-2 of the United States Bankruptcy Court, Alexander Hamilton Custom House, One Bowling
Green, New York, New York 10004-1408, on September 11, 1996, at 2:00 p.m., or such later date and time determined by the Court.

          2. Any objection to confirmation of the Joint Plan must be made in writing, state that it is an objection to confirmation of the Joint Plan, indicate the nature of the objection and the legal basis therefor, and be filed with and received by the Bankruptcy Court, with two (2) copies to chambers, and served upon and received by the parties listed below, together with proof of service, on or before August 28, 1996 at 5:00 p.m. (Eastern Daylight Time): WEIL, GOTSHAL & MANGES LLP

                            767 Fifth Avenue
                            New York, NY 10153
                            Attn: Brian S. Rosen, Esq.
                            Attorneys for the Debtors
                            BATTLE FOWLER LLP
                            75 East 55th Street
                            New York, NY 10022
                            Attn: Douglas Furth, Esq.
                            Attorneys for the Ad Hoc Committee of
                            $970 Million Noteholders
                            237 PARK AVENUE ASSOCIATES, L.L.C.
                            1290 ASSOCIATES, L.L.C.
                            c/o Olympia & York Companies (U.S.A.)
                            237 Park Avenue
                            New York, NY 10017
                            Attn: Andrew P. Seidman
                            OFFICE OF THE UNITED STATES TRUSTEE
                            80 Broad Street
                            New York, NY 10004
                            Attn: Mary Tom, Esq.

UNLESS AN OBJECTION IS TIMELY SERVED AND FILED IN ACCORDANCE WITH THIS NOTICE, SUCH OBJECTION WILL NOT BE CONSIDERED BY THE BANKRUPTCY COURT.

          3. The date and time fixed as the last date to (i) vote to accept or reject the Joint Plan, (ii) electing forms of distributions under the Joint Plan and (iii) subscribing for additional shares of REIT Stock is September 4, 1996 by 5:00 p.m., New York City time (the 'Voting Deadline'). In order to be counted, ballots must be received by the Voting Deadline by Georgeson & Company Inc., Wall Street Plaza, New York, New York 10005. Any requests for the Joint Plan and/or a ballot should be made to Georgeson & Company Inc. at the above-listed address or (212) 440-9800.

Dated: New York, New York
      August 9, 1996

                                              BY ORDER OF THE COURT

                                        ____/S/ JAMES L. GARRITY, JR.____
                                         UNITED STATES BANKRUPTCY JUDGE

WEIL, GOTSHAL & MANGES LLP
Attorneys for the Debtors
  and Debtors in Possession
767 Fifth Avenue
New York, New York 10153
(212) 310-8000

                                       2

                                                                       EXHIBIT
3

                            PRO FORMA BALANCE SHEETS

             EXECUTORY CONTRACTS AND UNEXPIRED LEASES TO BE ASSUMED

           NAME OF OTHER PARTIES TO LEASE OR CONTRACT

   DESCRIPTIONS OF CONTRACT OR LEASE
  Equitable Real Estate Investment Management                        Brokerage
Agreement dated 7/20/95 re: The Equitable Life
  787 Seventh Avenue                                                 Assurance
Society of the United States. $971,941 is due on
  New York, NY 10019  3/1/99.
  Kenneth D. Laub & Company, Inc.                                    Brokerage
Agreement dated 8/8/75 re: Amchuck, Inc. (Simco
  163 East 64th Street Stores). Commission due on options to extend in the lease New York, NY 10021 computed at 1%/year.
  Joseph P. Hilton & Associates, Inc.                                Brokerage
Agreement dated 7/2/90 re: Straight Arrow Publishers
  444 Madison Avenue
Inc. Additional commission due if tenant leases additional
  New York, NY space on 2nd floor by 11/30/98 not pursuant to any right in the lease.
  Jones, Lang Wootten USA                                            Brokerage
Agreement dated 1/15/96 re: Warner Communications
  101 E. 52nd Street
Inc. contingent broker commission.
  New York, NY 10022
  Madison Cleaning Services Group                                    Service
Contract for: Cleaning
  36-31 38th Street
  Long Island City, NY 11101
  Madison Cleaning Services Group                                    Service
Contract for: Exterminating
  36-31 38th Street
  Long Island City, NY 11101
  Madison Cleaning Services Group                                    Service
Contract for: Window Cleaning
  36-31 38th Street
  Long Island City, NY 11101
  Petrocelli Electric                                                Service
Contract for: Light Maintenance
  12-12 43 Avenue
  Long Island City, NY 11101
  USA Waste of New York City                                         Service
Contract for: Rubbish Removal
  2 North Fifth Street
  Brooklyn, NY 11211
  Nielsen-Elefante                                                   Service
Contract for: Exterior Landscaping
  660 Pine Brook Road
  Lincoln Park, NJ 07035
  Nielsen-Elefante                                                   Service
Contract for: Interior Landscaping
  660 Pine Brook Road
  Lincoln Park, NJ 07035
  East Coast Industrial Uniform Corp.
Open purchase order for: Elevator Department Uniforms
  39 Skillman Street
  Brooklyn, NY 11205
  W.H. Christian & Sons
Open purchase order for: Engineering Department Uniforms
  P.O. Box 229030
  Brooklyn, NY 11222
  FRCM Case-Acme                                                     Service
Contract for: Class E System Security
  39-27 59th Street
  Woodside, NY

           NAME OF OTHER PARTIES TO LEASE OR CONTRACT

   DESCRIPTIONS OF CONTRACT OR LEASE
  AFA Protection Systems                                             Service
contract for: Central Station
  155 Michael Drive
  Syosset, NY 11791
  Drew Water Service                                                 Service
Contract for: Water Treatment
  P.O. Box 371709M
  Pittsburgh, PA 15251
  Paging Network of New York                                         Service
Contract for: Paging Services
  Two World Trade Center
  Suite 1428
  New York, NY 10048
  Filtered Water Service                                             Service
Contract for: Equipment Rental
  419-421 W. 55th Street
  New York, NY 10019
  Filtered Water Service                                             Service
Contract for: Building Office Water
  419-421 W. 55th Street
  New York, NY 10019
  Realty Advisory Board on Labor Relations
Membership Dues
  292 Madison Avenue
  New York, NY 10017
  AT&T Wireless                                                      Service
Contract for: Portable Phone Service
  P.O. Box 35005
  Newark, NJ 07193
  Consolidated Edison                                                Service
Contract for: Electric Services
  4 Irving Plaza
  New York, NY 10003
  Consolidated Edison                                                Service
Contract for: Steam Services
  4 Irving Plaza
  New York, NY 10003
  NYNEX                                                              Service
Contract for: Telephone Services
  P.O. Box 100
  Albany, NY 12250
  Mulligan Security Corp.                                            Service
Contract for: Security Guards
  11 Penn Plaza
  New York, NY 10012
  Healthy Buildings International                                    Service
Contract for: Air Quality Testing
  10378 Democracy Lane
  Fairfax, VA 22030
  Commercial Building Agreement between Local 32B-32J, SEIU, Health Fund
  AFL-CIO and the Realty Advisors Board on Labor Relations, Inc.,    Pension
Fund effective 1/1/96 through 12/31/98. (Debtor is employer of union Training, Scholarship and Safety Fund workers covered under collective bargaining agreement) Group Prepaid Legal Fund Training Fund

           NAME OF OTHER PARTIES TO LEASE OR CONTRACT

   DESCRIPTIONS OF CONTRACT OR LEASE
  Craft Agreement between the Maintenance Division of the Health Fund
  Building and Construction Trades Council of Greater New York Pension Fund
  and Realty Advisors Board on Labor Relations, Inc., effective      Training,
Scholarship and Safety Fund
  1/1/93 through 12/31/95. (Debtor is employer of union workers      Group
Prepaid Legal Fund
  covered under collective bargaining agreement)                     Training
Fund
  Budd Looms                                                         Service
Contract for: new carpeting in lobby
  306 East 61st Street
  New York, NY 10021
  Ferran Enterprises                                                 Open
purchase order for: Replacement Pavers
  44-05 55th Avenue
  Maspeth, NY 11378
  Industrial Sales & Service                                         Service
Contract for: emergency installations in domestic water
  P.O. Box 1578
  W. Babylon, NY 11704
  Simplex Time Recorder                                              Open
purchase order for: Racks for time cards
  Department CH 10320
  Palatine, IL 60055
  Ludwig Datene                                                      Service
Contract for: Art exhibit
  525 Linda Avenue
  Thornwood, NY 10504
  Alliance                                                           Service
Contract for: Welding
  23 Van Siclen Avenue
  Floral Park, NY 11001
  Brookside Contracting Co., Inc.                                    General
Contracting
  475 Fifth Avenue
  Pelham, NY 10605
  Coleman Electric Open purchase order for: Electrical Parts
  P.O. Box 9190
  Plainview, NY 11805
  Honeywell Open purchase order for: Control Parts
  75-20 Astoria Boulevard
  Jackson Heights, NY 11570
  James Ruderman Open purchase order for: Professional Services
  15 West 36th Street
  New York, NY 10018
  Multiplex Electrical Service Open purchase order for: Class E Equipment
  25 East 21st Street
  New York, NY 10010
  New York Replacement Parts Open purchase order for: Plumbing Parts
  19 School Street
  Yonkers, NY 10701
  Pneutech Inc. Open purchase order for: Pneutech Controls
  901 Huguenot Avenue
  Staten Island, NY 10512

           NAME OF OTHER PARTIES TO LEASE OR CONTRACT

   DESCRIPTIONS OF CONTRACT OR LEASE
  Remco Maintenance                                                  Service
contract for: Metal Maintenance
  900 Tenth Avenue
  New York, NY 10018
  Triangle Maintenance                                               Service
contract for: Cleaning Company
  830 Third Avenue
  New York, NY 10057
  Zee Medical  Open purchase order for: First Aid Supplies
  6 Westchester Plaza
  Elmsford, NY 10525
  Tishman Interiors Construction                                     Service
contract for: Lobby Renovations
  666 Fifth Avenue
  New York, NY 10103
  Triangle Maintenance                                               Service
contract for: Cleaning
  830 Third Avenue
  New York, NY 10057
  Triangle Maintenance                                               Service
Contract for: Window Cleaning
  830 Third Avenue
  New York, NY 10057
  Petrocelli Electric                                                Service
Contract for: Light Maintenance
  12-12 43 Avenue
  Long Island City, NY 11101
  B.F.I.                                                             Service
Contract for: Rubbish Removal
  72 Scott Avenue
  Brooklyn, NY 11237
  East Coast Industrial Uniform Corp. Open purchase order for: Engineers
Uniforms
  39 Skillman Street
  Brooklyn, NY 11205
  East Coast Industrial Uniform Corp. Open purchase order for: Elevator Department Uniforms
  39 Skillman Street
  Brooklyn, NY 11205
  Multiplex Electrical Service                                       Service
Contract for: Class E Services
  25 East 21st Street
  New York, NY 10010
  ADT Security Systems                                               Central
Station
  P.O. Box 371968M
  Pittsburgh, PA 15250
  Drew Water Service                                                 Service
Contract for: Water Treatment (Main)
  P.O. Box 371709M
  Pittsburgh, PA 15251
  Drew Water Service                                                 Service
Contract for: Water Treatment (Ten)
  P.O. Box 371709M
  Pittsburgh, PA 15251

           NAME OF OTHER PARTIES TO LEASE OR CONTRACT

   DESCRIPTIONS OF CONTRACT OR LEASE
  Paging Network of New York                                         Service
Contract for: Paging Services
  Two World Trade Center
  Suite 1428
  New York, NY 10048
  Realty Advisory Board on Labor Relations
Membership Dues
  292 Madison Avenue
  New York, NY 10017
  Great Bear Spring Water                                            Service
Contract for: Building Office Water
  P.O. Box 85071
  Louisville, KY 40285-5071
  N.Y. Supply & Inspection                                           Electric
Rent Inclusion
  225 West 57th Street
  New York, NY 10019
  Hillman Environmental Co.                                          Service
Contract for: Air Quality Testing
  1089 Cedar Avenue
  P.O. Box 1597
  Union, NJ 07083
  AT&T                                                               Service
Contract for: Portable Phone Service
  P.O. Box 371302
  Pittsburgh, PA 15250
  Consolidated Edison                                                Service
Contract for: Electric Services
  4 Irving Place
  New York, NY 10003
  Consolidated Edison                                                Service
Contract for: Steam Services
  4 Irving Place
  New York, NY 10003
  NYNEX                                                              Service
Contract for: Local Telephone Service
  P.O. Box 100
  Albany, NY 12250
  AT&T                                                               Service
Contract for: Long Distance Telephone Service
  P.O. Box 371302
  Pittsburgh, PA 15250
  Engineering Agreement between Local 94-94A-94B, 100E, AFL-CIO Health and Benefit Fund and the Realty Advisory Board on Labor Relations, Inc., Central Pension Fund effective 1/1/95 through 12/31/97. (Debtor is employer of union Annuity Fund workers covered under collective bargaining agreement) Sick Pay Fund Training Fund
  Commercial Building Agreement between Local 32B-32J, SEIU, Health Fund AFL-CIO and the Realty Advisory Board on Labor Relations, Inc., Pension Fund
effective 1/1/96 through 12/31/98. (Debtor is employer of union    Training,
Scholarship and Safety Fund workers covered under collective bargaining agreement) Group Prepaid Legal Fund
                                                                     Annuity
Fund
  NYC Water Board                                                    Service
Contract for: Water Services
  P.O. Box 410
  Church Street Station
  New York, NY 10008

           NAME OF OTHER PARTIES TO LEASE OR CONTRACT

   DESCRIPTIONS OF CONTRACT OR LEASE
  Craft Agreement between the Maintenance Division of the Health Fund Building and Construction Trades Council of Greater New York Pension Fund and Realty Advisory Board on Labor Relations, Inc., effective Training,
Scholarship and Safety Fund 1/1/93 through 12/31/95. (Debtor is employer of union workers Group Prepaid Legal Fund covered under collective bargaining agreement) Annuity Fund
  Healthy Buildings International                                    Service
Contract for: Air Quality Test
  10378 Democracy Lane
  Fairfax, VA 22030
  Mulligan Security Corp.                                            Service
Contract for: Security Guards
  11 Penn Plaza
  New York, NY 10001
  Alex Brown
Debtor is Lessor; Lease is for Nonresidential Real Property
  P.O. Box 515
  Baltimore, MD 21202-160
  Lease Dated 11/11/94
  Americas Office Products Inc.
  Debtor is Lessor; Lease is for Nonresidential Real Property
  52 West 52nd Street
  New York, NY 10019
  Lease Dated 07/02/84
  Americas Office Products Inc.
  Debtor is Lessor; Lease is for Nonresidential Real Property
  52 West 52nd Street
  New York, NY 10019
  Lease Dated 07/01/94
  Americas Office Products Inc.
  Debtor is Lessor; Lease is for Nonresidential Real Property
  52 West 52nd Street
  New York, NY 10019
  Lease Dated 08/01/93
  AT&T Global Information Solutions
  Debtor is Lessor; Lease is for Nonresidential Real Property
  Lease # 2C1A69149-NY7390
  1290 Avenue of the Americas
  Lease Dated 12/01/83
  New York, NY 10104
  Li's Instant Cakes, Inc.
  Debtor is Lessor; Lease is for Nonresidential Real Property
  1290 Avenue of the Americas
  New York, NY 10104
  The Tom James Company
  Debtor is Lessor; Lease is for Nonresidential Real Property
  1290 Avenue of the Americas
  New York, NY 10104
  The Ardis Company
  Debtor is Lessor; Lease is for Nonresidential Real Property
  1290 Avenue of the Americas
  New York, NY 10104
  Bolt, Beranek & Newman, Inc.
  Debtor is Lessor; Lease is for Nonresidential Real Property
  Accounts Payable Department
  P.O. Box 9186
  Lease Dated 03/30/87
  Cambridge, MA 02139-9183
  Brothers Gourmet Coffees Inc.
  Debtor is Lessor; Lease is for Nonresidential Real Property
  2255 Glades Road
  Boca Raton, FL 33431
  Lease Dated 10/31/94

           NAME OF OTHER PARTIES TO LEASE OR CONTRACT

   DESCRIPTIONS OF CONTRACT OR LEASE
  Bank of New York
  Debtor is Lessor; Lease is for Nonresidential Real Property
  48 Wall Street
  24th Floor
  Lease Dated 05/01/93
  New York, NY 10286
  The Bank of New York
  Debtor is Lessor; Lease is for Nonresidential Real Property Property Management A-Level
  One Wall Street
  Lease Dated 04/23/87
  New York, NY 10286
  Bank of New York
  Debtor is Lessor; Lease is for Nonresidential Real Property 1290 Avenue of the Americas
  New York, NY 10104
  Lease Dated 07/01/93
  Cosmopolitan Decorating Co.
  Debtor is Lessor; Lease is for Nonresidential Real Property 1290 Avenue of the Americas
  New York, NY 10104
  Lease Dated 01/01/93
  Cosmopolitan Decorating
  Debtor is Lessor; Lease is for Nonresidential Real Property 1290 Avenue of the Americas
  New York, NY 10104
  Lease Dated 07/01/93
  Duane Reade
  Debtor is Lessor; Lease is for Nonresidential Real Property
  49-29 30th Place
  Long Island City, NY 11101
  Lease Dated 05/10/90
  EMI Entertainment World, Inc.
  Debtor is Lessor; Lease is for Nonresidential Real Property
  810 Seventh Avenue
  36th Floor
  Lease Dated 03/31/88
  New York, NY 10019
  EMI Entertainment World, Inc.
  Debtor is Lessor; Lease is for Nonresidential Real Property 1290 Avenue of the Americas
  New York, NY 10104
  Lease Dated 10/05/95
  EMI Entertainment World, Inc.
  Debtor is Lessor; Lease is for Nonresidential Real Property 1290 Avenue of the Americas
  New York, NY 10104
  Lease Dated 02/28/92
  EMI Entertainment World, Inc.
  Debtor is Lessor; Lease is for Nonresidential Real Property 1290 Avenue of the Americas
  New York, NY 10104
  Lease Dated 05/04/92
  EMI Entertainment World, Inc.
  Debtor is Lessor; Lease is for Nonresidential Real Property 1290 Avenue of the Americas
  New York, NY 10104
  Lease Dated 05/04/93
  EMI Entertainment World, Inc.
  Debtor is Lessor; Lease is for Nonresidential Real Property 1290 Avenue of the Americas
  New York, NY 10104
  Lease Dated 04/01/93
  EMI Entertainment World, Inc.
  Debtor is Lessor; Lease is for Nonresidential Real Property
  810 Seventh Avenue
  36th Floor
  Lease Dated 03/31/88
  New York, NY 10019

           NAME OF OTHER PARTIES TO LEASE OR CONTRACT

   DESCRIPTIONS OF CONTRACT OR LEASE
  The Equitable Life Assurance Debtor is Lessor;
  Lease is for Nonresidential Real Property Society of the United States 1290 Avenue of the Americas
  Lease Dated 07/20/95
  New York, NY 10104
  French Broadcasting Co.
  Debtor is Lessor; Lease is for Nonresidential Real Property
  1290 Avenue of the Americas
  New York, NY 10104
  Lease Dated 05/01/88
  Federal Express Corp.
  Debtor is Lessor; Lease is for Nonresidential Real Property
  Lease #80-0540
  Lease Dated 05/01/90
  2003 Corporate--2nd Flr
  Memphis, TN 38134
  Honda North America, Inc.
  Debtor is Lessor; Lease is for Nonresidential Real Property
  700 Vanness Avenue
  Torrance, CA
  Lease Dated 03/25/88
  International Paper Company
  Debtor is Lessor; Lease is for Nonresidential Real Property
  1290 Avenue of the Americas
  9th Floor
  Lease Dated 01/23/87
  New York, NY 10104
  John Blair Communications
  Debtor is Lessor; Lease is for Nonresidential Real Property
  1290 Avenue of the Americas
  New York, NY 10104
  Lease Dated 07/01/94
  Local Area Telecommunications
  Debtor is Lessor; Lease is for Nonresidential Real Property
  17 Battery Place
  Suite 1200
  Lease Dated 07/03/90
  New York, NY
  MCI Metro Access Transmission Services, Inc.
  Debtor is Lessor; Lease is for Nonresidential Real Property
  2250 Lakeside Boulevard
  Richardson, TX
  Lease Dated 07/15/95
  Morrison & Foerster
  Debtor is Lessor; Lease is for Nonresidential Real Property
  1290 Avenue of the Americas
  New York, NY 10104
  Lease Dated 11/28/89
  Morrison & Foerster Debtor is Lessor; Lease is for Nonresidential Real
  Property
  1290 Avenue of the Americas
  New York, NY 10104
  Lease Dated 09/01/88
  Deutsche Bank Financial
  Debtor is Lessor; Lease is for Nonresidential Real Property
  1290 Avenue of the Americas
  New York, NY 10104
  Lease Dated 08/15/94
  Deutsche Bank Financial Products Corporation
  Debtor is Lessor; Lease is for Nonresidential Real Property
  1290 Avenue of the Americas
  New York, NY 10104
  Lease Dated 07/12/94
  Deutsche Bank Financial Product Corp.
  Debtor is Lessor; Lease is for Nonresidential Real Property
  1290 Avenue of the Americas
  New York, NY 10104
  Lease Dated 07/01/88

           NAME OF OTHER PARTIES TO LEASE OR CONTRACT

   DESCRIPTIONS OF CONTRACT OR LEASE
  Morgan Grenfell Finance Inc.
  Debtor is Lessor; Lease is for Nonresidential Real Property 1290 Avenue of the Americas
  New York, NY 10104
  Lease Dated 04/01/89
  Deutsche Bank Financial Products Corporation
  Debtor is Lessor; Lease is for Nonresidential Real Property 1290 Avenue of the Americas
  New York, NY 10104
  Lease Dated 12/19/90
  Metropolitan Fiber System of NY
  Debtor is Lessor; Lease is for Nonresidential Real Property c/o Metropltn Fiber Systm, Inc.
  One Tower Lane
  Lease Dated 04/23/91
  Oakbrook Terrace, IL 60181
  Metro Southworth, Inc.
  Debtor is Lessor; Lease is for Nonresidential Real Property c/o Hunger-Southworth, Inc.
  10 Post Office Square
  Lease Dated 07/14/94
  Boston, MA 02109
  AT&T Global Information Soluti
  Debtor is Lessor; Lease is for Nonresidential Real Property AT&T Global Real Estate, U.S.AR
  Caldwell & Brown Streets, EMD4Lease Dated 08/31/88
  Dayton, OH 45429-0001
  AT&T Global Information Soluti
  Debtor is Lessor; Lease is for Nonresidential Real Property AT&T Global Real Estate, U.S.
  Caldwell & Brown Streets, EMD4
  Lease Dated 04/01/95
  Dayton, OH 45429
  AT&T Global Information Soluti
  Debtor is Lessor; Lease is for Nonresidential Real Property AT&T Global Real Estate, U.S.AR
  Caldwell & Brown Streets, EMD4
  Lease Dated 08/12/88
  Dayton, OH 45429-0001
  AT&T Global Information Solutions
  Debtor is Lessor; Lease is for Nonresidential Real Property 1290 Avenue of the Americas
  New York, NY 10104
  Lease Dated 04/01/91
  Phillips-Van Heusen Corp.
  Debtor is Lessor; Lease is for Nonresidential Real Property 1290 Avenue of the Americas
  New York, NY 10104
  Lease Dated 07/01/94
  Pasqua, Inc.
  Debtor is Lessor; Lease is for Nonresidential Real Property 75 Broadway, First Floor
  San Francisco, CA 94111-1428
  Lease Dated 04/05/93
  Prudential Bache Securities Inc.
  Debtor is Lessor; Lease is for Nonresidential Real Property
  One Seaport Plaza
  New York, NY 10292-0123
  Lease Dated 11/01/93
  Rockefeller Brothers Fund
  Debtor is Lessor; Lease is for Nonresidential Real Property 1290 Avenue of the Americas
  New York, NY 10104
  Lease Dated 09/16/90
  Rockefeller Brothers Fund
  Debtor is Lessor; Lease is for Nonresidential Real Property 1290 Avenue of the Americas
  New York, NY 10104
  Lease Dated 01/01/89

           NAME OF OTHER PARTIES TO LEASE OR CONTRACT

   DESCRIPTIONS OF CONTRACT OR LEASE
  Rockefeller Brothers Fund
  Debtor is Lessor; Lease is for Nonresidential Real Property 1290 Avenue of the Americas
  New York, NY 10104
  Lease Dated 09/15/78
  Alphagraphics: Affiliate of R.R. Donnelley
  Debtor is Lessor; Lease is for Nonresidential Real Property 1290 Avenue of the Americas
  New York, NY 10104
  Lease Dated 02/12/91
  Robinson, Silverman, Pearce,
  Debtor is Lessor; Lease is for Nonresidential Real Property
  Aronsohn & Berman
  1290 Avenue of the Americas
  Lease Dated 04/04/89
  New York, NY 10104
  Robinson, Silverman, Pearce,
  Debtor is Lessor; Lease is for Nonresidential Real Property
  Aronsohn & Berman
  1290 Avenue of the Americas
  Lease Dated 04/13/89
  New York, NY 10104
  Robinson, Silverman, Pearce,
  Debtor is Lessor; Lease is for Nonresidential Real Property
  Aronsohn & Berman
  1290 Avenue of the Americas
  Lease Dated 06/01/90
  New York, NY 10104
  Robinson, Silverman, Pearce,
  Debtor is Lessor; Lease is for Nonresidential Real Property
  Aronsohn & Berman
  1290 Avenue of the Americas
  Lease Dated 01/01/90
  New York, NY 10104
  Recordtown Inc.
  Debtor is Lessor; Lease is for Nonresidential Real Property
  38 Corporate Circle
  Albany, NY 12203
  Lease Dated 03/02/93
  Straight Arrow Publishers
  Debtor is Lessor; Lease is for Nonresidential Real Property 1290 Avenue of the Americas
  New York, NY 10104
  Lease Dated 11/01/93
  Sedgwick James of New York Inc.
  Debtor is Lessor; Lease is for Nonresidential Real Property 1290 Avenue of the Americas
  New York, NY 10104
  Lease Dated 05/20/94
  Sedgwick James
  Debtor is Lessor; Lease is for Nonresidential Real Property 1290 Avenue of the Americas
  New York, NY 10104
  Lease Dated 10/01/86
  Sweet-Orr, Inc.
  Debtor is Lessor; Lease is for Nonresidential Real Property 1290 Avenue of the Americas
  New York, NY 10104
  Lease Dated 09/01/88
  Tri-M Construction
  Debtor is Lessor; Lease is for Nonresidential Real Property 1290 Avenue of the Americas
  New York, NY 10104
  Lease Dated 10/28/95
  Tri-M Construction
  Debtor is Lessor; Lease is for Nonresidential Real Property 1290 Avenue of the Americas
  New York, NY 10104
  Lease Dated 11/01/93

  NAME OF OTHER PARTIES TO LEASE OR CONTRACT
  DESCRIPTIONS OF CONTRACT OR LEASE
  47th St. United Empire Dining
  Debtor is Lessor; Lease is for Nonresidential Real Property
  D/B/A YIPS
  1290 Avenue of the Americas
  Lease Dated 08/01/95
  New York, NY 10104-6103
  Unisys Corporation
  Debtor is Lessor; Lease is for Nonresidential Real Property
  P.O. Box 500
  Blue Bell, PA 19424
  Lease Dated 01/01/87
  United Parcel Service
  Debtor is Lessor; Lease is for Nonresidential Real Property
  643 West 43rd Street
  New York, NY 10036
  Lease Dated 01/01/93
  Warner Communications
  Debtor is Lessor; Lease is for Nonresidential Real Property
  75 Rockefeller Plaza
  New York, NY 10019
  Lease Dated 02/01/96
  Warner Communications, Inc.
  Debtor is Lessor; Lease is for Nonresidential Real Property
  75 Rockefeller Plaza
  New York, NY 10019
  Lease Dated 04/19/89
  Warner Communications, Inc.
  Debtor is Lessor; Lease is for Nonresidential Real Property
  75 Rockefeller Plaza
  New York, New York 10019
  Lease Dated 06/01/89
  Warner Communications, Inc.
  Debtor is Lessor; Lease is for Nonresidential Real Property
  75 Rockefeller Plaza
  New York, NY 10019
  Lease Dated 09/04/89
  Warner Communications, Inc.
  Debtor is Lessor; Lease is for Nonresidential Real Property
  75 Rockefeller Plaza
  New York, NY 10019
  Lease Dated 03/22/90
  Warner Communications, Inc.
  Debtor is Lessor; Lease is for Nonresidential Real Property
  75 Rockefeller Plaza
  New York, NY 10019
  Lease Dated 06/01/91
  Warner Communications, Inc.
  Debtor is Lessor; Lease is for Nonresidential Real Property
  75 Rockefeller Plaza
  New York, New York 10019
  Lease Dated 07/24/91
  Warner Communications, Inc.
  Debtor is Lessor; Lease is for Nonresidential Real Property
  75 Rockefeller Plaza
  New York, NY 10019
  Lease Dated 03/06/92
  Warner Communications, Inc.
  Debtor is Lessor; Lease is for Nonresidential Real Property
  75 Rockefeller Plaza
  New York, NY 10019
  Lease Dated 03/20/90
  Warner Communications, Inc.
  Debtor is Lessor; Lease is for Nonresidential Real Property
  75 Rockefeller Plaza
  New York, NY 10019
  Lease Dated 06/19/95
  Warner Communications, Inc.
  Debtor is Lessor; Lease is for Nonresidential Real Property
  75 Rockefeller Plaza
  New York, New York 10019
  Lease Dated 01/09/95

  NAME OF OTHER PARTIES TO LEASE OR CONTRACT
  DESCRIPTIONS OF CONTRACT OR LEASE
  Warner Communications, Inc.
  Debtor is Lessor; Lease is for Nonresidential Real Property
  75 Rockefeller Plaza
  New York, NY 10019
  Lease Dated 03/31/95
  Weight Watchers North America, Inc.
  Debtor is Lessor; Lease is for Nonresidential Real Property
  P.O. Box 649
  Jericho, NY 11753
  Lease Dated 06/14/89
  Yasuda Kasai Intnl (USA) Inc.
  Debtor is Lessor; Lease is for Nonresidential Real Property c/o Brinson Partners Inc.
  209 South Las Sale Street
  Lease Dated 05/02/88
  Chicago, IL 60604
  Hatsuhana
  Debtor is Lessor; Lease is for Nonresidential Real Property 237 Park Avenue, Suite Id: 0101
  New York, NY 10017
  International News & Candy
  Debtor is Lessor; Lease is for Nonresidential Real Property 237 Park Avenue, Suite Id: 0103
  New York, NY 10017
  Colors Restaurant
  Debtor is Lessor; Lease is for Nonresidential Real Property 237 Park Avenue, Suite Id: 0105
  New York, NY 10017
  Colors Restaurant
  Debtor is Lessor; Lease is for Nonresidential Real Property 237 Park Avenue, Suite Id: 0106
  New York, NY 10017
  California Burritos
  Debtor is Lessor; Lease is for Nonresidential Real Property 237 Park Avenue, Suite Id: 0107
  New York, NY 10017
  The Market Basket
  Debtor is Lessor; Lease is for Nonresidential Real Property 237 Park Avenue, Suite Id: 0107
  New York, NY 10017
  Ottomanelli's Cafe
  Debtor is Lessor; Lease is for Nonresidential Real Property 237 Park Avenue, Suite Id: 0108
  New York, NY 10017
  Ottomanelli's Cafe
  Debtor is Lessor; Lease is for Nonresidential Real Property 237 Park Avenue, Suite Id: 0109
  New York, NY 10017
  J. Walter Thompson
  Debtor is Lessor; Lease is for Nonresidential Real Property 237 Park Avenue, Suite Id: 0201
  New York, NY 10017
  J. Walter Thompson
  Debtor is Lessor; Lease is for Nonresidential Real Property 237 Park Avenue, Suite Id: 0301
  New York, NY 10017
  J. Walter Thompson
  Debtor is Lessor; Lease is for Nonresidential Real Property 237 Park Avenue, Suite Id: 0401
  New York, NY 10017

          NAME OF OTHER PARTIES TO LEASE OR CONTRACT

   DESCRIPTIONS OF CONTRACT OR LEASE
  J. Walter Thompson
  Debtor is Lessor; Lease is for Nonresidential Real Property 237 Park Avenue, Suite Id: 0501
  New York, NY 10017
  J. Walter Thompson
  Debtor is Lessor; Lease is for Nonresidential Real Property 237 Park Avenue, Suite Id: 0601
  New York, NY 10017
  J. Walter Thompson
  Debtor is Lessor; Lease is for Nonresidential Real Property 237 Park Avenue, Suite Id: 0701
  New York, NY 10017
  J. Walter Thompson
  Debtor is Lessor; Lease is for Nonresidential Real Property 237 Park Avenue, Suite Id: 0801
  New York, NY 10017
  J. Walter Thompson
  Debtor is Lessor; Lease is for Nonresidential Real Property 237 Park Avenue, Suite Id: 0901
  New York, NY 10017
  Warburg Pincus & Co.
  Debtor is Lessor; Lease is for Nonresidential Real Property 237 Park Avenue, Suite Id: 1001
  New York, NY 10017
  Korn/Ferry International
  Debtor is Lessor; Lease is for Nonresidential Real Property 237 Park Avenue, Suite Id: 1101
  New York, NY 10017
  Warburg Pincus & Co.
  Debtor is Lessor; Lease is for Nonresidential Real Property 237 Park Avenue, Suite Id: 1103
  New York, NY 10017
  Warburg Pincus & Co.
  Debtor is Lessor; Lease is for Nonresidential Real Property 237 Park Avenue, Suite Id: 1104
  New York, NY 10017
  O&Y (US) Development Co.
  Debtor is Lessor; Lease is for Nonresidential Real Property 237 Park Avenue, Suite Id: 1201
  New York, NY 10017
  Swiss RE America
  Debtor is Lessor; Lease is for Nonresidential Real Property 237 Park Avenue, Suite Id: 1301
  New York, NY 10017
  Swiss RE America
  Debtor is Lessor; Lease is for Nonresidential Real Property 237 Park Avenue, Suite Id: 1401
  New York, NY 10017
  Swiss RE America
  Debtor is Lessor; Lease is for Nonresidential Real Property 237 Park Avenue, Suite Id: 1501
  New York, NY 10017
  Swiss RE America
  Debtor is Lessor; Lease is for Nonresidential Real Property 237 Park Avenue, Suite Id: 1601
  New York, NY 10017

          NAME OF OTHER PARTIES TO LEASE OR CONTRACT

   DESCRIPTIONS OF CONTRACT OR LEASE
  Swiss RE America
  Debtor is Lessor; Lease is for Nonresidential Real Property 237 Park Avenue, Suite Id: 1701
  New York, NY 10017
  Jennison Associates
  Debtor is Lessor; Lease is for Nonresidential Real Property 237 Park Avenue, Suite Id: 1801
  New York, NY 10017
  Jennison Associates
  Debtor is Lessor; Lease is for Nonresidential Real Property 237 Park Avenue, Suite Id: 1802
  New York, NY 10017
  Haythe & Curley
  Debtor is Lessor; Lease is for Nonresidential Real Property 237 Park Avenue, Suite Id: 1901
  New York, NY 10017
  Atrium Card
  Debtor is Lessor; Lease is for Nonresidential Real Property 237 Park Avenue, Suite Id: 1L01
  New York, NY 10017
  General Nutrition Center
  Debtor is Lessor; Lease is for Nonresidential Real Property 237 Park Avenue, Suite Id: 1L03
  New York, NY 10017
  Zaro's Bread Basket
  Debtor is Lessor; Lease is for Nonresidential Real Property 237 Park Avenue, Suite Id: 1L04
  New York, NY 10017
  Colors Restaurant
  Debtor is Lessor; Lease is for Nonresidential Real Property 237 Park Avenue, Suite Id: 1L05
  New York, NY 10017
  The Market Basket
  Debtor is Lessor; Lease is for Nonresidential Real Property 237 Park Avenue, Suite Id: 1L06
  New York, NY 10017
  Ottomanelli's Cafe
  Debtor is Lessor; Lease is for Nonresidential Real Property 237 Park Avenue, Suite Id: 1L07
  New York, NY 10017
  Eastside Luggage Shop
  Debtor is Lessor; Lease is for Nonresidential Real Property 237 Park Avenue, Suite Id: 1L08
  New York, NY 10017
  Haythe & Curley
  Debtor is Lessor; Lease is for Nonresidential Real Property 237 Park Avenue, Suite Id: 2001
  New York, NY 10017
  Executive Office Network
  Debtor is Lessor; Lease is for Nonresidential Real Property 237 Park Avenue, Suite Id: 2101
  New York, NY 10017
  Metro, Fiber Systems of New York
  Debtor is Lessor; Lease is for Nonresidential Real Property 237 Park Avenue, Suite Id: 9902
  New York, NY 10017

                         METROPOLIS REALTY TRUST, INC.
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 1996
                                    (000'S)



ASSETS

PROPERTY......................................................   $677,000
CASH..........................................................     20,299
RESTRICTED CASH...............................................     11,261
NOTES RECEIVABLE..............................................      9,456
ACCOUNTS RECEIVABLE AND PREPAID EXPENSES......   .............      8,219
                                                                 --------
      TOTAL ASSETS............................................   $726,235
                                                                 --------
LIABILITIES AND PARTNERS' EQUITY
LIABILITIES:
  Secured Notes.............................................   $400,000
  Accounts payable and accrued expenses.....................      5,750
  Security deposits for tenants.............................        485
                                                               --------
TOTAL LIABILITIES......................,,,..................    406,235
                                                               --------
PARTNERS' EQUITY............................................    320,000
                                                               --------
    TOTAL LIABILITIES AND PARTNERS' EQUITY..................   $726,235
                                                               --------

                                       1

                            237 PARK PARTNERS, L.P.
                            PRO FORMA BALANCE SHEET
                               SEPTEMBER 30, 1996
                                    (000'S)



ASSETS

PROPERTY.....................................................   $290,000
CASH.........................................................     11,839
RESTRICTED CASH..............................................      2,850
NOTES RECEIVABLE.............................................      4,366
ACCOUNTS RECEIVABLE AND PREPAID EXPENSES.....................      2,836
                                                                --------
     TOTAL ASSETS............................................   $311,891
                                                                --------

LIABILITIES AND PARTNERS' EQUITY
LIABILITIES:
  Secured Notes.................................................   $171,344
  Accounts payable and accrued expenses.........................        380
  Security deposit for tenants..................................        303
                                                                   --------
TOTAL LIABILITIES...............................................    172,027
                                                                   --------
PARTNERS' EQUITY...............................................    139,864
                                                                  --------
     TOTAL LIABILITIES AND PARTNERS' EQUITY....................   $311,891
                                                                  --------

                                       2

                              1290 PARTNERS, L.P.
                            PRO FORMA BALANCE SHEET
                               SEPTEMBER 30, 1996
                                    (000'S)



ASSETS

PROPERTY........................................................   $387,000
CASH............................................................      8,460
RESTRICTED CASH.................................................      5,592
NOTES RECEIVABLE.................................,..............      5,090
ACCOUNTS RECEIVABLE AND PREPAID EXPENSES........................      5,383
                                                                   --------
     TOTAL ASSETS...............................................   $411,525
                                                                   --------
LIABILITIES AND PARTNERS' EQUITY
LIABILITIES:
  Secured Notes.......  ........................................   $228,656
  Accounts payable and accrued expenses.........................      2,551
  Security deposits for tenants.................................        182
                                                                   --------
TOTAL LIABILITIES...............................................    231,389
                                                                   --------
PARTNERS' EQUITY................................................    180,136
                                                                   --------
     TOTAL LIABILITIES AND PARTNERS' EQUITY.....................   $411,525
                                                                   --------

                                       3

                         METROPOLIS REALTY TRUST, INC.
                        NOTES TO PRO FORMA BALANCE SHEET
                               SEPTEMBER 30, 1996
                                (000'S OMITTED)

1. ORGANIZATION

The accompanying unaudited pro forma balance sheets were prepared by Victor Capital Group, L.P., advisors to the Metropolis Realty Trust, Inc. ('Metropolis'), and represent the projected pro forma information as of September 30, 1996, the assumed confirmation date. The pro forma balance sheets include the consolidated pro forma balance sheet of Metropolis, and two Property Owning Limited Partner Entities: 237 Park Partners, L.P. and Partners, L.P. ('Property Owning Partnerships'). Assets and liabilities not to a specific property have been allocated to the Property Owning based upon the properties' estimated fair values. The pro forma balance sheets represent estimates of value; however, the actual information may differ and the differences may be significant.

2. BASIS OF PRESENTATION

The pro forma balance sheets have been prepared using 'fresh start' accounting in accordance with AICPA Statement of Position No. 90-7.

3. REAL ESTATE

Real Estate includes the land, building, tenant improvements and building equipment of the properties of the Property Owning Partnerships located at 237 Avenue and 1290 Avenue of the Americas in New York City. The real estate is at its estimated fair value as determined by the Victor Capital Group, These values were not the result of appraisals. The estimates and opinions made based upon information and assumptions considered by Victor Capital L.P. to be adequate and appropriate in the circumstances; however, they are not subject to precise quantification or verification and may change as economic and market factors change.

4. CASH AND RESTRICTED CASH

Cash represents estimated cash and cash equivalents as of September 30, 1996, assured confirmation date, and assumes that certain transaction costs have paid, settlement proceeds have been received and $20,000 in proceeds from subscription rights offering has been received. Restricted cash includes $3,474 of cash reserves for payment of utility tax claims and amounts for tenant security deposits, real estate tax escrows and other reserves.

5. NOTES RECEIVABLE

Included in Notes Receivable are the estimated fair value of two tenant notes of $9,418. The first note (Robinson Silverman Note), dated April 1, with a face amount of $6,500, has been valued at $5,063, based on certain claimed by the tenant regarding its payment terms. The concessions include an interest rate of 7.5%, a level monthly payment of thousand to be applied first to interest and with the remainder to and a maturity date of September 1, 1999. The second note ('Warburg Note') dated August 20, 1985, has been valued at its face amount of The Warburg Pincus Note does not bear interest and is payable on October 31, 1999.

6. LONG-TERM DEBT

Long-term debt consists of the fair value of new mortgage notes cross collateralized by the underlying properties ('New Notes'). The New Notes have a year term and are expected to bear interest at an annual rate equal to two fifty (250) basis points above a defined average of the ten (10) year rate. The annual rate at September 30, 1996 is estimated at 9.28%. of interest only will be made monthly for the first year. Thereafter, monthly payments of principal and interest will be made based on a twenty five (25) year level payment amortization schedule.

7. ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts Payable and Accrued Expenses includes funded reserves for utility tax totaling approximately $3,474. $2,474 pertains to claims for the 2 building, a property disposed of prior to September 30, 1996. $1,000 to the property located at 1290 Avenue of the Americas. In addition to reserves for utility tax claims, amounts include, other reserves, tenant deposits and a provision for estimated property operating expenses payable at September 30, 1996.

8. PARTNERS EQUITY

Partners Equity includes 12,040 shares of common stock with a par value of ten per share and additional shares of 923 purchased as part of a rights offering for $20,000. The subscription rights offering is to have occurred prior to September 30, 1996.

                                       4

                                                                       EXHIBIT
4
                             CASH FLOW PROJECTIONS

Attached are Cash Flow Projections for the REIT and the underlying Properties Pro Forma Balance Sheets for the REIT and the underlying Property Owning each prepared by Victor Capital Group, L.P. ('VCG'). The Cash Flow and Pro Forma Balance Sheets, while presented with numerical are based upon a number of estimates and assumptions which, though reasonable by VCG, are inherently subject to significant business, and competitive uncertainties and contingencies, many of which are the control of the REIT and the Property Owning Partnerships, and upon with respect to future business strategies and decisions which are to change. There can be no assurance that those estimates and are accurate or that such Cash Flow Projections will be achieved. Cash Flow Projections were not prepared with a view toward compliance with guidelines of the Securities and Exchange Commission, the American of Certified Public Accountants, any regulatory or professional agency body or generally accepted accounting principles ('GAAP'). The Cash Flow are necessarily speculative in nature, and it is usually the case one or more of the assumptions underlying such projections or valuations not materialize. Distributees are cautioned not to place undue reliance on Cash Flow Projections or the Pro Forma Balance Sheets.

The most significant assumptions on which the Cash Flow Projections and the Pro Balance Sheets are based relate to (a) future rental rates at the (b) the likelihood that existing tenants of the Properties will their leases, (c) concessions that will have to be made to new tenants in to induce them to enter into a lease or to existing tenants in order to them to renew their leases, (d) the length of time it will take to find tenants for vacant space,
(e) with respect to the Properties' fair market the capitalization and discount rates, (f) interest rates, and (g) the of various events including the effective date of the Plan. To the extent these or other assumptions prove too optimistic, there may be a negative on the value of the Plan Securities. THE CASH FLOW PROJECTIONS ASSUME
THAT THE NEW NOTES ARE NOT REFINANCED. IF THE NEW NOTES ARE REFINANCED, THERE BE A NEGATIVE IMPACT ON CASH FLOW. The determination by holders of Senior regarding whether to make Standard or Non-Standard Elections and the determination regarding whether to subscribe for Offered Shares take into account that the actual valuations of the Properties may be than or less than the projected values of the Properties contained or referenced herein.

                                       1

                         METROPOLIS REALTY TRUST, INC.
                        SUMMARY OF CASH FLOW ASSUMPTIONS

     The attached projections reflect a consolidation of the cash flows of the properties underlying the REIT: 1290 Avenue of the Americas and 237 Park The REIT Cash Flow Projections include REIT administrative expenses and debt service component.

REIT Administrative Expense    --   Projected expenses include accounting,
legal, directors' compensation, directors' and officers' insurance, offsite property management reimbursables, asset management fees and a reserve.

Debt Service    --   Assumes New Notes are issued and bear interest at an
annual rate equal to 250 basis points above the 10 year Treasury Rate. The projections assume an interest rate of 9.28% based upon the 10 year Treasury Rate as of 7/19/96 of 6.78%. The New Notes are interest only for the first year and thereafter, equal monthly payments of principal and interest are based on a 25 year level payment amortization schedule. The projected balance at maturity of the New Notes (9/30/06) is $342,857,779 and is assumed to be refinanced at 9% interest only.


                                       2

                         METROPOLIS REALTY TRUST, INC.
                                    (000'S)


                                       OCT-DEC
1996    1997     1998     1999    2000     2001     2002     2003   2004
-----  -------  ------  -------  ------  ------  -------  ------  --------



REVENUE:
  Base Rent........................... $20,208  $87,510  $104,497  $102,528
$110,566  $108,479  $101,565  $115,802  $117,246
  Escalations/Other...................  5,768    21,790    24,293    26,723
28,332    27,766    23,706    25,388    22,694
  Tenant Loan Repayment...............    225       900       900     8,403

   --        --        --        --        --
  Contingency.........................   (303 )  (1,386)   (1,668)   (1,675)
(1,814)   (1,796)   (1,678)   (1,850)   (1,826)
                                       -------  -------  --------  --------
--------  --------  --------  --------  --------
Total Revenue......................... 25,898   108,814   128,022   135,980
137,084   134,449   123,593   139,340   138,113
EXPENSES:
  Operating Expenses..................  4,900    21,582    22,517    23,459
24,493    25,343    26,303    27,522    28,488
  Real Estate Taxes...................     --    26,280    24,924    26,688
28,540    29,252    30,275    31,271    31,491
  Property Management Fee.............    385     1,619     1,907     1,914

2,056     2,017     1,854     2,090     2,072
                                       -------  -------  --------  --------
--------  --------  --------  --------  --------
Total Expenses........................  5,285    49,481    49,347    52,060
55,089    56,612    58,432    60,884    62,051
NET OPERATING INCOME.................. 20,613    59,333    78,674    83,920
81,995    77,837    65,161    78,457    76,063
OTHER EXPENDITURES:
  Leasing Commissions.................     --     2,320     1,917     4,443

  940    11,445     7,461     1,380     6,658
  Tenant Improvements.................     --       695     4,947     6,504

3,441       133    13,639     5,529     6,187
  Capital Improvements................    826     1,417     2,116     1,659

4,453     2,735     2,170     1,753     2,256
                                       -------  -------  --------  --------
--------  --------  --------  --------  --------
TOTAL OTHER EXPENDITURES..............    826     4,432     8,980    12,607

8,834    14,314    23,270     8,663    15,100
PROPERTY NET CASH FLOW................ 19,787    54,901    69,695    71,313
73,161    63,523    41,890    69,794    60,963
                                       -------  -------  --------  --------
--------  --------  --------  --------  --------
                                       -------  -------  --------  --------
--------  --------  --------  --------  --------
REIT ADMINISTRATIVE EXPENSES..........    375     1,500     1,500     1,500

1,500     1,500     1,500     1,500     1,500
DEBT SERVICE:
  Interest............................  9,280    37,112    36,842    36,419
35,956    35,447    34,890    34,278    33,607
  Principal...........................     --     1,029     4,364     4,786

5,250     5,758     6,316     6,928     7,599
                                       -------  -------  --------  --------
--------  --------  --------  --------  --------
NET CASH FLOW......................... $10,132  $15,259  $ 26,989  $ 28,607  $
30,455  $ 20,817  $   (815) $ 27,088  $ 18,257
                                       -------  -------  --------  --------
--------  --------  --------  --------  --------
                                       -------  -------  --------  --------
--------  --------  --------  --------  --------



                                          2005      2006
                                        --------  --------

REVENUE:
  Base Rent...........................  $125,024  $121,316
  Escalations/Other...................    24,056    22,449
  Tenant Loan Repayment...............        --        --
  Contingency.........................    (1,930)   (1,890)
                                        --------  --------
Total Revenue.........................   147,149   141,875
EXPENSES:
  Operating Expenses..................    29,739    30,758
  Real Estate Taxes...................    31,387    31,994
  Property Management Fee.............     2,192     2,128
                                        --------  --------
Total Expenses........................    63,318    64,880
NET OPERATING INCOME..................    83,831    76,995
OTHER EXPENDITURES:
  Leasing Commissions.................       673    18,884
  Tenant Improvements.................       273       511
  Capital Improvements................     1,878     2,833
                                        --------  --------
TOTAL OTHER EXPENDITURES..............     2,823    22,229
PROPERTY NET CASH FLOW................    81,008    54,766
                                        --------  --------
                                        --------  --------
REIT ADMINISTRATIVE EXPENSES..........     1,500     1,500
DEBT SERVICE:
  Interest............................    32,871    31,842
  Principal...........................     8,335     6,777
                                        --------  --------
NET CASH FLOW.........................  $ 38,302  $ 14,647
                                        --------  --------
                                        --------  --------


                                       3

                          1290 AVENUE OF THE AMERICAS
                             CASH FLOW ASSUMPTIONS



REVENUE:
                                       --
Base Rent
                                       --
                                       --


REVENUE:
Base rent is projected based upon the March 1996 Rent Roll.
Base Rent At 4/1/96, the building is 97% leased.
Rent-Up Assumptions
The projection assumes the following lease-up of currently available space (50,751 RSF):

LEASE
COMMENCEMENT     RSF
-------------  ------

7/1/97          50,751

 --

 The assumed market rents for available space and future rollovers for calendar 1996 are as

 FLOORS              $/RSF
------------------   -----
  2-7                $ 31
  8-13                 33
  14-16                34
  17-23                36
  24-29                38
  30-39                40
  40-43                42
 Retail 6th
 Avenue               104
 Retail Side Street    52
                       --

Market rents are assumed to increase as follows:

1996           0%
1997           5%
1998           7%
1999 & Beyond  4%
               --
               --


The projection assumes 15 year terms for office leases and 10 year terms for retail leases.

Except for the leases listed below, upon rollover blended rates for vacancy, free rent and tenant improvements are projected based upon a 75% renewal probability. The following tenants are assumed to vacate at lease expiration:


TENANT                   RSF        EXPIRATION
---------------------   ------      ----------
RR Donnelly
 (Alphagraphics)        1,799        8/31/96
Cosmopolitan Decor      1,414       12/31/96
Simco (Amchuck)         9,737       12/31/96
LI's Instant Cakes        848       12/31/96
Unisys                 44,914       12/31/96
1290 Operating Inc.     2,900       12/31/96
International Paper    26,074        7/31/97
Bolt, Beranek           5,178        9/31/97
Honda North America     2,625        9/31/97
Yasuda Kasai
 International          2,553        9/31/97
Deutsche Bank          43,760       12/31/97
Bank of New York       24,380        5/31/98
Phillips-Van Heusen    79,288       12/31/98
John Blair & Co.       16,914       12/31/98
                         --             --
Vacancy Period: 6 months Free Rent:

NEW
LEASES       RENEWALS
----------    --------
 1996
 12 mos.         6 mos
 1997 and after
  9 mos.         4.5 mos
   --

  Equitable will lease 79,288 sf of space as it is vacated by Phillips-Van Heusen at lease

                                       4

                          1290 AVENUE OF THE AMERICAS
                       CASH FLOW ASSUMPTIONS--(CONTINUED)

                                       --
                                       --
                                       --
Escalations
                                       --
                                       --
Contingency
                                       --
Tenant Loan
EXPENSES:
                                       --
Building Operations Expense
                                       --
                                       --
Property Management Fee
                                       --
Real Estate Taxes
OTHER EXPENDITURES:
                                       --
Commissions


   Warner Music will lease 24,380 sf of space as it is vacated by Bank of New York at lease expiration on 5/31/98.

   In November of 1997 Robinson Silverman is assumed to lease 10,356 sf of space as it is vacated by the current tenants. (Bolt, Beranek, Honda North America and Yasuda Kasai International).

   Escalations reflect the pass through to tenants of the estimated operating expenses and real estate taxes in excess of the tenant's base year costs. Operating escalations have been calculated on a calendar year basis and real estate tax escalations on a fiscal (July-June) year basis. Respective base year amounts for projected tenants are assumed to be costs of the calendar or fiscal year of move-in. For pass-through purposes, certain expenses are grossed-up to represent full occupancy. Escalations
Certain tenants pay operating escalations based on the Porter Wage rate, which was $14.337 without fringe benefits and $23.4199 with fringe benefits in 1995. Succeeding years are assumed to increase 4% per annum. The projection assumes a contingency of 1.5% on gross revenues.

Contingency

 The projection assumes proceeds of $75,000 per month through 8/99 and a $3,447,666 balloon payment at maturity (9/1/99) of the Robinson Silverman tenant loan.

Tenant Loan

EXPENSES:
   Expenses are based upon historical experience and the current contracts in effect and generally include a 4% inflation factor. Electric and cleaning expenses have been adjusted reflect occupancy levels.

Building Operations Expense
   Maintenance and repairs includes estimated non-recurring major repairs. Fees are based on 1.5% of gross tenant revenue on new and existing leases. Property Management Fee Real estate taxes are based on New York City's tax methodology. Increases or decreases in assessed values are phased in over a five year period to arrive at a transitional value. The transitional value (or assessed value if lower) is multiplied by the tax rate.

Real Estate Taxes
OTHER EXPENDITURES:
  The projection assumes a commission based on a sliding scale over a 15 year lease term, applied to base rent plus rent steps plus CPI escalations as follows:

Commissions

     Year 1             6.88%
     Year 2             5.50%
     Years 3-5          4.81%
     Years 6-10         3.44%
     Years 11-15        2.75%
                         --
                         --
Tenant Improvements

  The rate includes a 'full' commission to the outside broker and '3/8' commission to the The projection assumes that commissions will be paid on the lease commencement date. The projection reflects payment of current outstanding liabilities. In addition, projected tenant improvement allowances have been calculated based on the following assumptions.
These rates are blended for rollover space using the building's turnover rate. Projected tenant improvements are assumed to be paid six months after the lease commences.

Tenant Improvements

         OFFICE                       RETAIL
       -------------              -------------
      New Leases 1996                 $45.00
      New Leases                      $50.00
      New Leases 1997                 $40.00
      Renewals 1996                   $50.00
      Renewals 1996                   $22.50
      Renewals 1997                   $45.00
      Renewals 1997                   $20.00
      Renewals 1998                   $40.00
      Renewals 1999                   $35.00
            --                          --
Capital Improvements
            --


   Tenant improvements are assumed to remain constant for the remainder of the projection. Capital improvements includes costs for asbestos removal in mechanical rooms; elevator conversions; lobby renovation; electrical capacity upgrades and C.F.C. code compliance.

   Additionally, a capital reserve is included to provide for future capital expenditures that may be required.

Capital Improvements

   The capital budget also includes certain landlord's work for tenant spaces as they become available.



                                       5

                          1290 AVENUE OF THE AMERICAS
                                    (000'S)


                                         OCT-DEC
1996    1997    1998    1999     2000     2001     2002     2003    2004
----   -----    -----   -----    -----    -----    -----    -----   -----

REVENUE
  Base Rent........
$11,864   $53,126   $68,658   $67,548   $74,975   $75,809   $73,515   $74,749

$76,293
  Escalations/Other....................    2,517     7,287     9,170    10,745

  11,874    12,989    14,033    15,271    12,176
  Tenant Loan Repayment................      225       900       900     4,048

      --        --        --        --        --
  Contingency..........................     (141)     (894)   (1,155)
(1,162)   (1,289)   (1,318)   (1,299)   (1,335)   (1,311)
                                         -------   -------   -------   -------

 -------   -------   -------   -------   -------
Total Revenue..........................   14,465    60,418    77,572    81,179

  85,559    87,480    86,249    88,685    87,157

EXPENSES
  Operating Expenses...................    3,733    16,294    17,032    17,767

  18,574    19,293    19,959    20,874    21,576
  Real Estate Taxes....................       --    16,175    14,746    16,069

  17,356    17,628    18,590    19,654    19,805
  Property Management Fee..............      214       893     1,150     1,157

   1,283     1,312     1,294     1,330     1,307
                                         -------   -------   -------   -------

 -------   -------   -------   -------   -------
Total Expenses.........................    3,947    33,361    32,928    34,992

  37,213    38,233    39,843    41,859    42,688
NET OPERATING INCOME...................   10,518    27,056    44,645    46,186

  48,345    49,247    46,406    46,826    44,469

OTHER EXPENDITURES
  Leasing Commissions..................       --     2,171     1,639     3,631

     836     2,426     7,461     1,311     5,849
  Tenant Improvements..................       --       410     4,947     5,708

   3,307        62     2,418     5,450     5,697
  Capital Improvements.................      819     1,132     1,911     1,423

   1,249     1,794     1,600     1,160     1,416
                                         -------   -------   -------   -------

 -------   -------   -------   -------   -------

TOTAL OTHER EXPENDITURES...............      819     3,714     8,498    10,762

   5,392     4,282    11,479     7,921    12,962
NET CASH FLOW..........................    9,699    23,343    36,147    35,424

  42,954    44,965    34,927    38,906    31,507
                                         -------   -------   -------   -------

 -------   -------   -------   -------   -------

                                          2005      2006
                                         -------   -------
REVENUE
  Base Rent............................  $82,892   $82,177
  Escalations/Other....................   13,009    13,499
  Tenant Loan Repayment................       --        --
  Contingency..........................   (1,407)   (1,418)
                                         -------   -------
Total Revenue..........................   94,494    94,258
EXPENSES
  Operating Expenses...................   22,546    23,382
  Real Estate Taxes....................   19,632    20,170
  Property Management Fee..............    1,402     1,414
                                         -------   -------
Total Expenses.........................   43,580    44,966
NET OPERATING INCOME...................   50,914    49,292
OTHER EXPENDITURES
  Leasing Commissions..................      673     2,674
  Tenant Improvements..................       52       511
  Capital Improvements.................    1,078     1,265
                                         -------   -------
TOTAL OTHER EXPENDITURES...............    1,803     4,451
NET CASH FLOW..........................   49,111    44,841
                                         -------   -------


                                       6

                                237 PARK AVENUE
                             CASH FLOW ASSUMPTIONS

REVENUE:
Base Rent
REVENUE:
Base Rent
   Base rent is projected based upon the March 1996 Rent Roll.
   At 4/1/96, the building is 98% leased.
   Rent-Up Assumptions
   The projection assumes the following lease-up of currently available space (23,899 RSF):

LEASE
COMMENCEMENT           RSF
------------         ------
  1/1/97             5,700
  1/1/98            18,199

   The assumed market rents for available space and future rollovers for calendar

FLOORS                    $/RSF
--------------            ------
 2-11                     $36.50
 12-21                     38.50
 Retail Park Lane          47.00
 Retail Lexington          75.00
 Atrium Space              25.00



  Market rents are assumed to increase as follows:

  1996               0%
  1997               5%
  1998               7%
  1999 & Beyond      4%

  The projection assumes 15 year terms for office leases and 10 year terms for

   Upon rollover blended rates for vacancy, free rent and tenant improvements are projected based upon a 75% renewal probability.

   Vacancy Period: 6 months

   Free Rent:

NEW LEASES         RENEWALS
-----------        ---------
  1996             12 Mos.
                    6 Mos.
  1997 and after    9 Mos.
                    4.5 Mos.


Escalations


     The twelfth floor (56,243 sf) serves as headquarters of the US operations of North American Reinsurance Co. (279,906 sf) is projected to vacate at lease expiration (8/31/01). The space is assumed to be released with 6 months downtime at market rates.

Escalations

     Escalations reflect the pass through to tenants of the estimated operating expenses and real estate taxes in excess of the tenant's base year costs.

     Operating escalations have been calculated on a calendar year basis and real estate tax escalations on a fiscal (July-June) year basis. Respective base year amounts for projected tenants are assumed to be costs of the calendar or fiscal year of move-in. For pass-through purposes, certain expenses are grossed-up to represent full occupancy.


                                       7




Contingency
Tenant Loan
EXPENSES:
Building Operating Expenses

Property Management Fee
Real Estate Taxes
OTHER EXPENDITURES:
Commissions


     Certain tenants pay operating escalations based on the Porter Wage rate, which was $14.337 without fringe benefits and $23.4199 with fringe benefits in 1995.

     Succeeding years are assumed to increase 4% per annum.

     Contingency

     The projection assumes a contingency of 1% on gross revenues.

Tenant Loan

     The projection assumes proceeds of $4,354,758 at maturity (10/31/99) of Warburg Pincus tenant loan.

EXPENSES:
Building Operating Expenses

     Expenses are based upon historical experience and the current contracts in effect and generally include a 4% inflation factor. Electric and cleaning expenses have been adjusted to reflect occupancy levels.

      Maintenance and repairs includes estimated non-recurring major repairs.

Property Management Fee

     Fees are based on 1.5% of gross tenant revenue on new and existing leases.

Real Estate Taxes

     Real estate taxes are based on New York City's tax methodology. Increases or decreases in assessed values are phased in over a five year period to arrive at a transitional value. The transitional value (or assessed value if lower) is multiplied by the tax rate.

OTHER EXPENDITURES:
Commissions
     The projection assumes a commission based on a sliding scale over a 15 year lease term, applied to base rent plus rent steps plus CPI escalations as follows:

Year 1          6.88%
Year 2          5.50%
Years 3-5       4.81%
Years 6-10      3.44%
Years 11-15     2.75%



Tenant Improvements

     The rate includes a 'full' commission to the outside broker and '3/8'

     The projection assumes that commissions will be paid on the lease commencement date.

Tenant Improvements

     The projection reflects payment of current outstanding liabilities. In addition, projected tenant improvement allowances have been calculated based on the following assumptions. These rates are blended for rollover space using the building's turnover rate. Projected tenant improvements are assumed to be paid six months after the lease commences.


OFFICE                       RETAIL
----------------             --------------

New Leases 1996    $45.00     New Leases       $50.00
New Leases 1997    $40.00     Renewals 1996    $50.00
Renewals 1996      $22.50     Renewals 1997    $45.00
Renewals 1997      $20.00     Renewals 1998    $40.00
Renewals 1999      $35.00


Capital Improvement

     Tenant improvements are assumed to remain constant for the remainder of the Capital Improvement

     Capital improvements includes costs for electrical capacity upgrades and C.F.C. code compliance. Additionally, a capital reserve is included to provide for uture capital expenditures that may be required.

     The capital budget also includes certain landlord's work for tenant spaces as they become available.

                                237 PARK AVENUE
                                    (000'S)


                               OCT-DEC
                               1996      1997      1998      1999      2000      2001      2002     2003
                               -----   -------   -------   -------   -------   -------   -------  -------
REVENUE
  Base Rent.................  $8,344    $34,384   $35,839   $34,980   $35,591   $32,670   $28,050  $41,053
  Escalations/Other.........   3,251     14,503    15,123    15,979    16,458    14,777     9,673   10,116
  Tenant Loan Repayment.....    --         --        --       4,355      --        --        --        --
  Contingency...............    (162)      (492)     (513)     (513)     (524)     (478)     (380)    (514)
                              -------   -------   -------   -------   -------   -------   -------  -------
Total Revenue...............   11,433    48,396    50,449    54,801    51,525    46,968    37,343   50,655
EXPENSES
    Operating Expenses......    1,167     5,288     5,485     5,692     5,919     6,050     6,344    6,648
    Real Estate Taxes.......     --      10,106    10,178    10,619    11,184    11,624    11,685   11,617
    Property Management Fee..     171       726       757       757       773       705       560      760
                              -------   -------   -------   -------   -------   -------   -------  -------
Total Expenses..............    1,338    16,119    16,419    17,068    17,876    18,379    18,589   19,025
NET OPERATING INCOME.........  10,095    32,277    34,030    37,733    33,650    28,590    18,754   31,630
OTHER EXPENDITURES
    Leasing Commissions.......   --         149       278       812       104     9,019      --         70
    Tenant Impovements........   --         285       --        796       134        71    11,221       79
    Capital Improvements......      7       285       204       236     3,205       941       570      593
                              -------   -------   -------   -------   -------   -------   -------  -------
TOTAL OTHER EXPENDITURES......      7       719       482     1,845     3,442    10,031    11,791      742
                              -------   -------   -------   -------   -------   -------   -------  -------
NET CASH FLOW.................$10,088   $31,558   $33,548   $35,889   $30,207   $18,559   $ 6,963  $30,888
                              -------   -------   -------   -------   -------   -------   -------  -------

/TABLE

                                               2004      2005      2006
                                              -------   -------   -------
REVENUE
    Base Rent...............................  $40,954   $42,132   $39,139
    Escalations/Other.......................   10,517    11,046     8,950
    Tenant Loan Repayment...................       --        --        --
    Contingency.............................     (515)     (523)     (472)
                                              -------   -------   -------
Total Revenue...............................   50,956    52,655    47,617
EXPENSES
    Operating Expenses......................    6,913     7,193     7,375
    Real Estate Taxes.......................   11,686    11,755    11,825
    Property Management Fee.................      764       790       714
                                              -------   -------   -------
Total Expenses..............................   19,363    19,738    19,914
NET OPERATING INCOME........................   31,594    32,917    27,703
OTHER EXPENDITURES
    Leasing Commissions.....................      808        --    16,210
    Tenant Impovements......................      490       221        --
    Capital Improvements....................      840       800     1,568
                                              -------   -------   -------
TOTAL OTHER EXPENDITURES....................    2,138     1,021    17,778
                                              -------   -------   -------
NET CASH FLOW...............................  $29,456   $31,897   $ 9,925
                                              -------   -------   -------
                                              -------   -------   -------


                                       9

EXHIBIT 5
                         PROPERTY TENANT STACKING PLANS
                       AND SCHEDULE OF LEASE EXPIRATIONS

EXHIBIT 6

                       CONVENTIONAL FINANCING ALTERNATIVE
                       CONVENTIONAL FINANCING ALTERNATIVE

Debt
     Indebtedness secured by first mortgage liens on the Properties and related assets. The debt may take the form of: (i) one or more direct loans held by a single institutional lender or group of lenders, (ii) one or more classes of securities issued by an affiliate of the REIT or third-party issuer, or (iii) such other form as may be appropriate.

Amount
     In aggregate, not less than $325,000,000.

Maturity
     Not less than 5 years from closing.

Interest Rate
     A fixed interest rate (or floating interest rate with interest rate protection) not greater than the rate on U.S. Treasury securities with a remaining term closest to the maturity of the debt plus 2.50%.

Amortization
     Cumulative principal amortization over the term of the debt not greater than that which would have been paid under an assumed 15 year self-liquidating amortization schedule.

Financing Fees
     Financing fees (payable to the provider of the debt) of not more than 2.0% of the debt amount.


                                       2


EXHIBIT 7

                        ASSET MANAGEMENT AGREEMENT TERMS

     o VCG acts as 'Owner's Representative,' monitoring and managing the activities of the Property Manager/Leasing Agent on behalf of the Board.

     o $25,000 per month plus out-of-pocket expenses.

     o 1 year contract, automatically renewed if not cancelled by the Board.

                                       2

EXHIBIT 8

                      PROPERTY MANAGEMENT AGREEMENT TERMS

o          Property Manager/ Leasing Agent

o          Term

o          Annual Management Fee

o          Reimbursables/Off-Sites

o          Leasing Overrides

o          Termination

o          Annual Budgets

o          Leasing Guidelines

o          Affiliate Contracts

o          Subscription Obligations


           Tishman Speyer Properties, L.P.
           2 years.
o
           1.50% of Gross Revenues (as defined), payable monthly.
o
           Per Annual Budget, subject to Owner approval.
o
           37.5% of a Full Commission (as defined), payable 50% upon lease execution and 50% upon rent commencement.
o
           Contract is terminable at any time without penalty in the event of a sale of the properties or the REIT. Also terminable 'for cause'.
o
           Manager will submit a detailed Annual Operating and Capital Budget to Owner for approval. Variances from budget subject to approval by Owner.
o
           Manager will submit detailed annual leasing guidelines to Owner for approval.
           Specific leases will be subject to approval by Owner.
o
           Service contracts (if any) with affiliates of Tishman Speyer (e.g., cleaning, metal and marble maintenance, security) subject to approval of Owner (sole discretion).
o
           Manager to subscribe for Unsubscribed Shares. Management agreement conditional on performance under Subscription Agreement.
o


                                       2

SCHEDULE A

                       EXECUTORY CONTRACTS AND UNEXPIRED
                              LEASES TO BE ASSUMED

                          1290 AVENUE OF THE AMERICAS
                              TENANT STACKING PLAN



     FLOOR              RSF                               TENANT

           43            16,554      EMI Entertainment World, Inc.
           42            25,123      EMI Entertainment World, Inc.
           41            25,158      Morrison & Foerster
           40            25,158      Morrison & Foerster
           39            25,158      EMI Entertainment World, Inc.
           38            25,158      EMI Entertainment World, Inc.
           37            25,158      EMI Entertainment World, Inc.
           36            25,158      Prudential Bache
           35            25,374      EMI Entertainment World, Inc.
           34             4,397      French Broadcasting
           34             4,115      Sweet Orr & Co.
           34            15,573      Rockefeller Brothers
           34             1,156      Available
           33             5,178      Bolt, Beranek & Newman
           33             2,625      Honda North America
           33            14,885      Robinson, Silverman
           33             2,553      Yasuda Kasai
           32            25,238      Robinson, Silverman
           31            23,825      Robinson, Silverman
           30            23,850      Robinson, Silverman
           29            24,380      Warner Music
                                     (Bank of New York until 5/31/98)
           28            24,281      Warner Music
           27            24,281      Warner Music
           26            24,281      Warner Music
           25            11,606      Warner Music
           24            24,281      Warner Music
           23            24,281      Warner Music
           22            24,281      Equitable Life
           21            24,281      Equitable Life
           20            23,035      Equitable Life
           19            24,380      Equitable Life
           18            24,380      Equitable Life
           17            23,051      Equitable Life
           16            47,903      Equitable Life
           15            48,453      Equitable Life
           14            47,900      Equitable Life
           13            63,505      Equitable Life
                                     (Deutsche Bank until 6/30/96)
           12            72,023      Equitable Life
                                     (Deutsche Bank until 6/30/96)


                                       1



     FLOOR              RSF                               TENANT

           11            79,288      Equitable Life (Phil. Van-Heusen until
                                     12/31/98)
           10            78,008      Alex. Brown & Sons
            9            23,399      Deutsche Bank
            9            26,074      International Paper
            9            28,056      Warner Communications
            9                25      Available
            8            20,361      Deutsche Bank
            8            16,914      John Blair & Co.
            8               372      John Blair & Co.
            8             3,396      Tri-M Construction
            8             9,487      Available
            7            91,684      John Blair & Co.
            6            96,700      Sedgwick James of NY, Inc.
            5            48,917      AT&T Global Information
            5            44,914      Unisys
            5             6,298      Available
            4            23,324      AT&T Global Information
            4            76,708      Warner Communications
            4               127      Mechanical Space
            3           100,159      The Bank of New York
            2             1,624      Simco (Amchuck)
            2            88,610      Straight Arrow Publishers
            2             7,032      The Bank of New York
            0            25,807      The Bank of New York
            0            31,915      Various
            0             2,915      Available
   Sublevel-1            10,574      Equitable Life
   Sublevel-1            11,188      The Bank of New York
   Sublevel-1             2,139      Building Space
   Sublevel-1            33,153      Various
   Sublevel-1            21,681      Available
   Sublevel-2             4,500      Building Space
   Sublevel-2            16,769      Various
   Sublevel-2             9,603      Available
        TOTAL         1,963,698


                                       2

                                237 PARK AVENUE
                              TENANT STACKING PLAN



     FLOOR              RSF                               TENANT

      21                 25,080      Executive Office Network
      20                 55,400      Champion International
      19                 55,400      Champion International
      18                 28,930      Jennison Associates
      18                 27,110      Jennison Associates
      17                 56,010      North American Reinsurance Co.
      16                 56,042      North American Reinsurance Co.
      15                 56,042      North American Reinsurance Co.
      14                 55,905      North American Reinsurance Co.
      13                 55,907      North American Reinsurance Co.
      12                 56,243      Warburg, Pincus (O&Y until 10/31/96)
      11                 19,591      Korn Ferry International
      11                 36,652      Warburg, Pincus
      10                 55,302      Warburg, Pincus
       9                 55,302      J. Walter Thompson
       8                 55,305      J. Walter Thompson
       7                 54,889      J. Walter Thompson
       6                 54,889      J. Walter Thompson
       5                 60,294      J. Walter Thompson
       4                 60,191      J. Walter Thompson
       3                 60,258      J. Walter Thompson
       2                 55,004      J. Walter Thompson
       1                    713      California Burrito
       1                  4,000      Cobtro, Inc.
       1                  3,000*     Cobtro, Inc.
       1                  1,693      Hatsuhana Park, Inc.
       1                    900      International News
       1                  1,400      O&Y Building Office
       1                  1,840      Ottomanelli's Cafe
       1                 17,980      Available
       0                  1,000      Cobtro Inc.
       0                    650      Eastside Luggage
       0                  3,450      JAI International, Inc.
       0                    150*     Ottomanelli's Cafe
       0                  2,050      Vitamin Quota
       0                  3,372      Zaro Lexington, Inc.
       0                  5,700      Available
       0                    219      Available
     TOTAL            1,140,713


                                       3

BALLOT NO. 1
                         UNITED STATES BANKRUPTCY COURT
                     FOR THE SOUTHERN DISTRICT OF NEW YORK
 ........................................................................ X



IN RE:                                   :
CHAPTER 11 CASE NO.
237 PARK AVENUE ASSOCIATES, L.L.C.,
                                         :  96 B 42177 (JLG) AND
AND 1290 ASSOCIATES, L.L.C.,                96 B 42178 (JLG)
                                         :
DEBTORS. (JOINTLY ADMINISTERED)


 ........................................................................

 BALLOT FOR ACCEPTING OR REJECTING THE DEBTORS' AMENDED JOINT PLAN OF REORGANIZATION PURSUANT TO CHAPTER 11 OF THE UNITED STATES BANKRUPTCY CODE

                    CLASS 1: PRIORITY NON-TAX CLAIMS

THE DATE AND TIME BY WHICH YOUR BALLOT MUST BE ACTUALLY RECEIVED BY THE BALLOT AGENT IS 5:00 P.M., NEW YORK CITY TIME, ON SEPTEMBER 4, 1996 OR YOUR BALLOT WILL NOT BE COUNTED

     This Ballot is submitted to you to solicit your vote to accept or reject that certain Second Amended Joint Plan of Reorganization of 237 Park Avenue Associates, L.L.C. and 1290 Associates, L.L.C., dated August 9, 1996 (the 'Joint Plan'), described in the accompanying disclosure statement, dated August 9, 1996 (the 'Disclosure Statement'). PLEASE READ THE VOTING INFORMATION AND INSTRUCTIONS ON THE REVERSE SIDE BEFORE COMPLETING THIS BALLOT.

     The Joint Plan can be confirmed by the Bankruptcy Court and thereby made binding upon you if it is accepted by the holders of at least two-thirds in amount and more than one-half in number of the Claims in each impaired Class that vote on the Joint Plan, and if it otherwise satisfies the requirements of section 1129(a) of the Bankruptcy Code. If the requisite acceptances are not obtained, the Bankruptcy Court may nonetheless confirm the Joint Plan if it finds that the Joint Plan provides fair and equitable treatment to, and does not discriminate unfairly against, the Class or Classes rejecting it, and otherwise satisfies the requirements of section 1129(b) of the Bankruptcy Code. To have your vote counted, you must complete, sign and return this Ballot to: GEORGESON
& COMPANY INC., WALL STREET PLAZA, NEW YORK, NEW YORK 10005.

PLEASE COMPLETE ITEMS 1, 2 AND 3. IF NEITHER THE 'ACCEPT' NOR 'REJECT' BOX IS CHECKED IN ITEM 2, THIS BALLOT, IF SIGNED, WILL BE COUNTED AS AN ACCEPTANCE. IF THIS BALLOT IS NOT SIGNED ON THE APPROPRIATE LINES BELOW, THIS BALLOT WILL NOT BE VALID OR COUNTED AS HAVING BEEN CAST.

     ITEM 1. VOTING CLASSIFICATION AND AMOUNT. The undersigned is a holder of Claims (as defined in the Joint Plan) against the Debtors, which Claims are classified in Class 1 (Priority Non-Tax Claims) under the Joint Plan, in the aggregate unpaid principal amount of $________________________.

     ITEM 2. VOTE. The undersigned votes all of its Claims in Class 1 as described in Item 1 above (check one box):

    / / to ACCEPT the Joint Plan.
    / / to REJECT the Joint Plan.

     ITEM 3. ACKNOWLEDGMENTS. By signing this Ballot, the undersigned acknowledges receipt of the Disclosure Statement and other applicable solicitation materials and certifies that the undersigned is the claimant or has the power and authority to vote to accept or reject the Joint Plan on behalf of the claimant. The undersigned understands that if this Ballot is validly executed but does not indicate either acceptance or rejection of the Joint Plan, this Ballot will be counted as an acceptance.

PRINT OR TYPE NAME OF CLAIMANT:_________________
SOCIAL SECURITY OR FEDERAL TAX I.D. NO.

(OPTIONAL):_____________________________________

SIGNATURE:______________________________________
IF BY AUTHORIZED AGENT, NAME AND TITLE:_________
NAME OF INSTITUTION:____________________________
                                STREET
ADDRESS:_________________________________
CITY, STATE, ZIP CODE:__________________________
TELEPHONE NUMBER:_______________________________
DATE COMPLETED:_________________________________

                           IMPORTANT TAX INFORMATION

Under federal income tax laws, you (as payee) are required by law to provide 237 Park Avenue Associates, L.L.C. and 1290 Associates, L.L.C. (collectively, the 'Debtors') your correct taxpayer identification number ('TIN'). If you are an individual, your TIN is your social security number. If the Debtors are not provided with your correct TIN, you may be subject to a $50 penalty imposed by the Internal Revenue Service. In addition, payments and distributions to be made to you pursuant to that certain Second Amended Joint Plan of Reorganization of 237 Park Avenue Associates, L.L.C. and 1290 Associates, L.L.C., dated August 9, 1996 (the 'Joint Plan'), may be subject to 'backup withholding' for federal income tax purposes.

Each holder generally is required to provide the Debtors with its correct TIN on Substitute Form W-9 below. Certain holders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. Exempt holders must still provide the Debtors with their TIN on Substitute Form W-9, and should indicate their exempt status by writing 'EXEMPT' in Part III of the Substitute Form W-9. In order for a foreign individual to qualify as an exempt recipient, that holder must submit a statement, signed under penalties of perjury, attesting to that individual's exempt status. Forms for such statement can be obtained from the Debtors. See the enclosed 'Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9' for additional information.

If backup withholding applies, the Debtors are required to withhold 31% of any interest, dividends or other reportable payments made to you. Backup withholding is not an additional federal income tax. Rather, the federal income tax liability of a holder subject to backup withholding will be reduced by the amount withheld. If withholding results in an overpayment of taxes, a refund may be obtained from the Internal Revenue Service. IT IS POSSIBLE THAT THE CASH PORTION OF THE DISTRIBUTIONS TO BE MADE TO YOU UNDER THE PLAN MAY BE INSUFFICIENT TO SATISFY THE AMOUNT REQUIRED TO BE WITHHELD. IN SUCH EVENT, THE DEBTORS WILL HOLD BACK THE ENTIRE DISTRIBUTION PENDING THE SALE OF A SUFFICIENT PORTION OF THE NON-CASH DISTRIBUTION, OR THE RECEIPT FROM YOU OF CASH, SUFFICIENT TO ALLOW THE DEBTORS TO SATISFY ITS WITHHOLDING OBLIGATION IN RESPECT OF DISTRIBUTIONS TO BE MADE TO YOU.

COMPLETING SUBSTITUTE FORM W-9

To prevent backup federal income tax withholding in connection with distributions to be received pursuant to the Plan, you must provide the Debtors with your correct TIN by completing the Substitute Form W-9 below, certifying that the TIN provided on Substitute Form W-9 is correct and that either (1) you have not been notified by the Internal Revenue Service that you are subject to backup withholding or (2) the Internal Revenue Service has notified you that you are no longer subject to backup withholding. If you are an exempt holder, you must also provide the Debtors with your correct TIN by completing the Substitute Form W-9, and should indicate your exempt status by writing 'EXEMPT' in Part III of the Substitute Form W-9. If you are subject to backup withholding, please cross out Item Number 2 in
Part IV of the Substitute Form W-9. If you have not been issued a TIN and have applied for one, or if you intend to apply for one in the near future, please check the box in Part II of the Substitute Form W-9, and sign and date both the Substitute Form W-9 and the 'Certificate of Taxpayer Awaiting Identification Number'. Please return the Substitute Form W-9 with your ballot to the Ballot Agent by 5:00 p.m., New York City Time, on September 4, 1996. If you fail to do so, the Debtors will withhold 31% from any payments and distributions made to you thereafter until a TIN and new Substitute Form W-9 are provided to the Debtors.

                                       2

WHAT TAXPAYER IDENTIFICATION NUMBER TO PROVIDE

     You are required to provide the Debtors the social security number or employer identification number of the record holder of the Claim held by you. If the Claim is in more than one name or is not in the name of the actual owner, consult the enclosed 'Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9' for additional guidance on which number to report.

SUBSTITUTE
     PART I--TIN--PLEASE PROVIDE YOUR TIN
     PART II--AWAITING TIN--IF YOU HAVE NOT BEEN
FORM W-9
     IN THE SPACE PROVIDED AND CERTIFY BY ISSUED A TIN BUT HAVE APPLIED FOR ONE, OR INTEND TO DEPARTMENT OF THE TREASURY SIGNING AND DATING BELOW. APPLY FOR ONE IN THE NEAR FUTURE, PLEASE CHECK THE INTERNAL REVENUE SERVICE

BOX PROVIDED AND CERTIFY BY SIGNING AND DATING PART PAYER'S REQUEST FOR
TAXPAYER   SOCIAL SECURITY NUMBER OR IV AND THE 'CERTIFICATE OF TAXPAYER
IDENTIFICATION NUMBER (TIN) EMPLOYER IDENTIFICATION NUMBER
AWAITING IDENTIFICATION NUMBER'.
/ / AWAITING TIN

PART III--EXEMPT HOLDERS--If you are an exempt holder, you must still certify your TIN by completing Part I and by signing and dating below. Please indicate your exempt status by writing 'EXEMPT' in the space provided to the right.

PART IV--CERTIFICATION--Under penalties of perjury, I certify that:

(1) The number shown on this form is my correct TIN (or I am waiting for a number to be issued to me), and

(2) I am not subject to backup withholding either because I have not been notified by the Internal Revenue Service ('IRS') that I am subject to backup withholding as a result of failure to report all interest or dividends, or the IRS has notified me that I am no longer subject to backup withholding.

     Certification Instructions--You must cross out item (2) above if you have been notified by the IRS that you are subject to backup withholding because of underreporting interest or dividends on your tax return. However, if you have since been notified by the IRS that you are no longer subject to back-up withholding, do not cross out item (2).

SIGNATURE DATE


NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 31% OF ANY PAYMENTS AND DISTRIBUTIONS TO BE MADE TO YOU PURSUANT TO THE PLAN. PLEASE REVIEW THE ENCLOSED 'GUIDELINES FOR
CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9'.

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX IN PART II OF SUBSTITUTE FORM W-9 ABOVE

CERTIFICATE OF TAXPAYER AWAITING IDENTIFICATION NUMBER

I CERTIFY, UNDER PENALTIES OF PERJURY, THAT A TAXPAYER IDENTIFICATION NUMBER HAS NOT BEEN ISSUED TO ME, AND THAT I MAILED OR DELIVERED AN APPLICATION TO RECEIVE A TAXPAYER IDENTIFICATION NUMBER TO THE APPROPRIATE INTERNAL REVENUE SERVICE CENTER OR SOCIAL SECURITY ADMINISTRATION OFFICE (OR I INTEND TO MAIL OR DELIVER AN APPLICATION IN THE NEAR FUTURE). I UNDERSTAND THAT IF I DO NOT PROVIDE A TAXPAYER IDENTIFICATION NUMBER TO THE DEBTORS BY 5:00 P.M., NEW YORK CITY TIME, ON SEPTEMBER 4, 1996, THE DEBTORS ARE REQUIRED TO WITHHOLD 31% OF ALL REPORTABLE PAYMENTS THEREAFTER MADE TO ME UNTIL I PROVIDE A NUMBER.

 SIGNATURE    DATE


                                       3

                      VOTING INFORMATION AND INSTRUCTIONS
                           FOR COMPLETING THE BALLOT

1. THIS BALLOT IS SUBMITTED TO YOU TO SOLICIT YOUR VOTE TO ACCEPT OR REJECT THE DEBTORS' SECOND AMENDED JOINT PLAN OF REORGANIZATION OF 237 PARK AVENUE ASSOCIATES, L.L.C. AND 1290 ASSOCIATES, L.L.C., DATED AUGUST 9,
1996 (THE 'JOINT PLAN'), DESCRIBED IN THE ACCOMPANYING DISCLOSURE
STATEMENT, DATED AUGUST 9, 1996 (THE 'DISCLOSURE STATEMENT').

2. PLEASE INDICATE ACCEPTANCE OR REJECTION OF THE JOINT PLAN IN THE BOX INDICATED. COMPLETE THE BALLOT BY PROVIDING ALL OF THE INFORMATION REQUESTED AND SIGN, DATE AND RETURN THIS BALLOT BY MAIL OR OVERNIGHT COURIER TO THE BALLOT AGENT (THE 'BALLOT AGENT'), AT THE FOLLOWING
ADDRESSES:

PLAN BALLOTS
                             GEORGESON & COMPANY INC.
                             WALL STREET PLAZA
                             NEW YORK, NEW YORK 10005

      BALLOTS MUST BE ACTUALLY RECEIVED BY 5:00 P.M., NEW YORK CITY TIME, ON SEPTEMBER 4, 1996 (THE 'VOTING DEADLINE'). IF A BALLOT IS RECEIVED AFTER THE VOTING DEADLINE, IT WILL NOT BE COUNTED. AN ENVELOPE ADDRESSED TO THE BALLOT AGENT IS ENCLOSED FOR YOUR CONVENIENCE.

3. YOU MUST VOTE ALL OF YOUR CLAIMS WITHIN A SINGLE CLASS UNDER THE JOINT PLAN TO EITHER ACCEPT OR REJECT THE JOINT PLAN. ACCORDINGLY, A BALLOT THAT PARTIALLY REJECTS AND PARTIALLY ACCEPTS THE JOINT PLAN WILL NOT BE COUNTED.

4. THE BALLOT DOES NOT CONSTITUTE AND SHALL NOT BE DEEMED A PROOF OF CLAIM OR EQUITY INTEREST OR AN ASSERTION OF A CLAIM OR EQUITY INTEREST.

      PLEASE RETURN YOUR BALLOT PROMPTLY TO:

PLAN BALLOTS
                             GEORGESON & COMPANY INC.
                             WALL STREET PLAZA
                             NEW YORK, NEW YORK 10005

                           THE BALLOT AGENT WILL NOT
                    ACCEPT BALLOTS BY FACSIMILE TRANSMISSION

     IF YOU RECEIVED A DAMAGED BALLOT OR LOST YOUR BALLOT, OR IF YOU HAVE ANY QUESTIONS CONCERNING THE DISCLOSURE STATEMENT, THE JOINT PLAN, THIS BALLOT OR THE VOTING PROCEDURES, PLEASE CALL THE BALLOT AGENT AT (212) 440-9800.

                                       4

BALLOT NO. 2

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
 ........................................................................


IN RE:                        :
                              CHAPTER 11 CASE NO.
237 PARK AVENUE ASSOCIATES, L.L.C.
                              :  96 B 42177 (JLG) AND
AND 1290 ASSOCIATES, L.L.C.,     96 B 42178 (JLG)
                              :
DEBTORS.                        (JOINTLY ADMINISTERED)
                              :


 .........................................................................

               BALLOT FOR (A) ACCEPTING OR REJECTING THE DEBTORS'
              SECOND AMENDED JOINT PLAN OF REORGANIZATION PURSUANT TO CHAPTER 11 OF THE UNITED STATES BANKRUPTCY CODE,
              (B) ELECTION OF DISTRIBUTIONS THEREUNDER AND
              (C) SUBSCRIBING FOR ADDITIONAL SHARES OF REIT STOCK

                             CLASS 2: SENIOR CLAIMS

THE DATE AND TIME BY WHICH YOUR BALLOT MUST BE ACTUALLY RECEIVED BY THE BALLOT AGENT IS 5:00 P.M., NEW YORK CITY TIME, ON SEPTEMBER 4, 1996 OR YOUR BALLOT WILL NOT BE COUNTED

     This Ballot is submitted to you to (a) solicit your vote to accept or reject that certain Second Amended Joint Plan of Reorganization of 237 Park Avenue Associates, L.L.C. and 1290 Associates, L.L.C., dated August 9, 1996 (the 'Joint Plan'), described in the accompanying disclosure statement, dated August 9, 1996 (the 'Disclosure Statement'), (b) elect the form of distribution thereunder and (c) subscribe for additional shares of REIT Stock. Unless otherwise defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Joint Plan. PLEASE READ THE VOTING INFORMATION AND INSTRUCTIONS ON THE REVERSE SIDE BEFORE COMPLETING THIS BALLOT.

     The Joint Plan can be confirmed by the Bankruptcy Court and thereby made binding upon you if it is accepted by the holders of at least two-thirds in amount and more than one-half in number of the Claims in each impaired Class that vote on the Joint Plan, and if it otherwise satisfies the requirements of section 1129(a) of the Bankruptcy Code. If the requisite acceptances are not obtained, the Bankruptcy Court may nonetheless confirm the Joint Plan if it finds that the Joint Plan provides fair and equitable treatment to, and does not discriminate unfairly against, the Class or Classes rejecting it, and otherwise satisfies the requirements of section 1129(b) of the Bankruptcy Code. To have your vote counted, you must complete, sign and return this Ballot to: GEORGESON & COMPANY INC., WALL STREET PLAZA, NEW YORK, NEW YORK, 10005.

PLEASE COMPLETE ITEMS 1, 2, 3, 4, 5, 6 AND 7. IF NEITHER THE 'ACCEPT' NOR 'REJECT' BOX IS CHECKED IN ITEM 2, THIS BALLOT, IF SIGNED, WILL BE COUNTED AS AN ACCEPTANCE. ANY HOLDER THAT DOES NOT SUBMIT A BALLOT OR MARK ITS ELECTION PREFERENCE ON THE BALLOT ON A TIMELY BASIS WILL BE DEEMED TO HAVE EXERCISED A 'STANDARD ELECTION ' AND SHALL RECEIVE A 'STANDARD NOTE DISTRIBUTION' AND A 'STANDARD STOCK DISTRIBUTION.' ANY EXECUTED BALLOTS WHICH ARE TIMELY RECEIVED BUT WHICH DO NOT INDICATE AN ELECTION TO PURCHASE A PORTION OF ADDITIONAL REIT STOCK PURSUANT TO SECTION 12.5 OF THE JOINT PLAN SHALL BE DEEMED TO CONSTITUTE AN ELECTION TO NOT PURCHASE A PORTION OF ADDITIONAL REIT STOCK. IF THIS BALLOT IS NOT SIGNED ON THE APPROPRIATE LINES BELOW, THIS BALLOT WILL NOT BE VALID OR COUNTED AS HAVING BEEN CAST.

     ITEM 1. VOTING CLASSIFICATION AND AMOUNT. The undersigned is a holder of Claims (as defined in the Joint Plan) against the Debtors, which Claims are classified in Class 2 (Senior Claims) under the Joint Plan, in the aggregate unpaid principal amount of $___________ (the 'Election Amount'). SUCH ELECTION AMOUNT MAY BE DETERMINED BY (A) MULTIPLYING (i) THE FACE AMOUNT OF THE EXISTING NOTES WHICH YOU HOLD, TIMES (ii) $902,603,492.00 AND
(B) DIVIDING SUCH AMOUNT BY $970,000,000.00.

     ITEM 2. VOTE. The undersigned votes all of its Claims in Class 2 as described in Item 1 above (check one box):

        / / to ACCEPT the Joint Plan.
       / / to REJECT the Joint Plan.

     ITEM 3. ELECTION. The undersigned hereby chooses

/ / A STANDARD ELECTION.
/ / A NON-STANDARD ELECTION. IF YOU CHOOSE A
    NON-STANDARD ELECTION, YOU MUST COMPLETE ITEM 4,
    BELOW.

     ITEM 4. AMOUNT OF NEW NOTE ALLOCATION. The undersigned chooses to allocate $______ of its Election Amount (as calculated in Item 1 above) to New Notes. The balance of the undersigned's Election Amount, if any, will be deemed to be allocated to REIT Stock.

     ITEM 5. REIT STOCK SUBSCRIPTION. The undersigned chooses

/ / to ELECT to purchase a portion of additional REIT Stock. / / Not to ELECT to purchase a portion of additional REIT
If you choose to purchase a portion of additional REIT
Stock.
Stock, Offered Shares, YOU MUST RETURN A DULY EXECUTED SUBSCRIPTION AGREEMENT WITH YOUR BALLOT.

     ITEM 6. ACKNOWLEDGMENTS. By signing this Ballot, the undersigned acknowledges receipt of the Disclosure Statement and other applicable solicitation materials and certifies that the undersigned is the claimant or has the power and authority to vote to accept or reject the Joint Plan on behalf of the claimant. The undersigned understands that if this Ballot is validly executed but does not indicate either acceptance or rejection of the Joint Plan, this Ballot will be counted as an acceptance.

     ITEM 7. ACCREDITED INVESTOR. In order to receive New Notes and shares of REIT Stock, each holder must be an 'accredited investor.' By checking the following box, the undersigned has read the instructions contained in paragraph 6 with respect to the parties recognized by the Securities and Exchange Commission as 'accredited investors' and acknowledges that the undersigned is an accredited investor.

            / / The undersigned is an 'ACCREDITED INVESTOR,' as defined in Regulation D of the Securities Act of 1933, as amended.

PRINT OR TYPE NAME OF CLAIMANT: _____________________

SOCIAL SECURITY OR FEDERAL TAX I.D. NO.
(OPTIONAL): _________________________________________

SIGNATURE: __________________________________________

IF BY AUTHORIZED AGENT, NAME AND TITLE: _____________

NAME OF INSTITUTION: ________________________________

STREET ADDRESS: _____________________________________

CITY, STATE, ZIP CODE: ______________________________

TELEPHONE NUMBER: ___________________________________

DATE COMPLETED: _____________________________________

                                       2

                           IMPORTANT TAX INFORMATION

Under federal income tax laws, you (as payee) are required by law to provide 237 Park Avenue Associates, L.L.C. and 1290 Associates, L.L.C. (collectively, the 'Debtors') your correct taxpayer identification number ('TIN'). If you are an individual, your TIN is your social security number. If the Debtors are not provided with your correct TIN, you may be subject to a $50 penalty imposed by the Internal Revenue Service. In addition, payments and distributions to be made to you pursuant to that certain Second Amended Joint Plan of Reorganization of 237 Park Avenue Associates, L.L.C. and 1290 Associates, L.L.C., dated August 9, 1996 (the 'Joint Plan'), may be subject to 'backup withholding' for federal income tax purposes.

Each holder generally is required to provide the Debtors with its correct TIN on Substitute Form W-9 below. Certain holders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. Exempt holders must still provide the Debtors with their TIN on Substitute Form W-9, and should indicate their exempt status by writing 'EXEMPT' in Part III of the Substitute Form W-9. In order for a foreign individual to qualify as an exempt recipient, that holder must submit a statement, signed under penalties of perjury, attesting to that individual's exempt status. Forms for such statement can be obtained from the Debtors. See the enclosed 'Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9' for additional information.

If backup withholding applies, the Debtors are required to withhold 31% of any interest, dividends or other reportable payments made to you. Backup withholding is not an additional federal income tax. Rather, the federal income tax liability of a holder subject to backup withholding will be reduced by the amount withheld. If withholding results in an overpayment of taxes, a refund may be obtained from the Internal Revenue Service. IT IS POSSIBLE THAT THE CASH PORTION OF THE DISTRIBUTIONS TO BE MADE TO YOU UNDER THE PLAN MAY BE INSUFFICIENT TO SATISFY THE AMOUNT REQUIRED TO BE WITHHELD. IN SUCH EVENT, THE DEBTORS WILL HOLD BACK THE ENTIRE DISTRIBUTION PENDING THE SALE OF A SUFFICIENT PORTION OF THE NON-CASH DISTRIBUTION, OR THE RECEIPT FROM YOU OF CASH, SUFFICIENT TO ALLOW THE DEBTORS TO SATISFY ITS WITHHOLDING OBLIGATION IN RESPECT OF DISTRIBUTIONS TO BE MADE TO YOU.

COMPLETING SUBSTITUTE FORM W-9

To prevent backup federal income tax withholding in connection with distributions to be received pursuant to the Plan, you must provide the Debtors with your correct TIN by completing the Substitute Form W-9 below, certifying that the TIN provided on Substitute Form W-9 is correct and that either (1) you have not been notified by the Internal Revenue Service that you are subject to backup withholding or (2) the Internal Revenue Service has notified you that you are no longer subject to backup withholding. If you are an exempt holder, you must also provide the Debtors with your correct TIN by completing the Substitute Form W-9, and should indicate your exempt status by writing 'EXEMPT' in Part III of the Substitute Form W-9. If you are subject to backup withholding, please cross out Item Number 2 in
Part IV of the Substitute Form W-9. If you have not been issued a TIN and have applied for one, or if you intend to apply for one in the near future, please check the box in Part II of the Substitute Form W-9, and sign and date both the Substitute Form W-9 and the 'Certificate of Taxpayer Awaiting Identification Number'. Please return the Substitute Form W-9 with your ballot to the Ballot Agent by 5:00 p.m., New York City Time, on September 4, 1996. If you fail to do so, the Debtors will withhold 31% from any payments and distributions made to you thereafter until a TIN and new Substitute Form W-9 are provided to the Debtors.

                                       3

WHAT TAXPAYER IDENTIFICATION NUMBER TO PROVIDE

     You are required to provide the Debtors the social security number or employer identification number of the record holder of the Claim held by you. If the Claim is in more than one name or is not in the name of the actual owner, consult the enclosed 'Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9' for additional guidance on which number to report.


SUBSTITUTE
     PART I--TIN--PLEASE PROVIDE YOUR TIN
     PART II--AWAITING TIN--IF YOU HAVE NOT BEEN FORM W-9 IN THE SPACE PROVIDED AND CERTIFY BY ISSUED A TIN BUT HAVE APPLIED FOR ONE, OR INTEND TO DEPARTMENT OF THE TREASURY SIGNING AND DATING BELOW. APPLY FOR ONE IN THE NEAR FUTURE, PLEASE CHECK THE INTERNAL REVENUE SERVICE BOX PROVIDED AND CERTIFY BY SIGNING AND DATING PART PAYER'S REQUEST FOR TAXPAYER SOCIAL SECURITY NUMBER OR IV AND THE 'CERTIFICATE OF TAXPAYER IDENTIFICATION NUMBER (TIN) EMPLOYER IDENTIFICATION NUMBER AWAITING IDENTIFICATION NUMBER'.
/ / AWAITING TIN

PART III--EXEMPT HOLDERS--If you are an exempt holder, you must still certify your TIN by completing Part I and by signing and dating below. Please indicate your exempt status by writing 'EXEMPT' in the space provided to the right.

PART IV--CERTIFICATION--Under penalties of perjury, I certify that:

(1) The number shown on this form is my correct TIN (or I am waiting for a number to be issued to me), and (2) I am not subject to backup withholding either because I have not been notified by the Internal Revenue Service ('IRS') that I am subject to backup withholding as a result of failure to report all interest or dividends, or the IRS has notified me that I am no longer subject to backup withholding.

            Certification Instructions--You must cross out item (2) above if you have been notified by the IRS that you are subject to backup withholding because of underreporting interest or dividends on your tax return. However, if you have since been notified by the IRS that you are no longer subject to back-up withholding, do not cross out item (2).

SIGNATURE               DATE


NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 31% OF ANY PAYMENTS AND DISTRIBUTIONS TO BE MADE TO YOU PURSUANT TO THE PLAN. PLEASE REVIEW THE ENCLOSED 'GUIDELINES FOR
CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9'.

     YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX IN
PART II OF SUBSTITUTE FORM W-9 ABOVE

   CERTIFICATE OF TAXPAYER AWAITING IDENTIFICATION NUMBER

   I CERTIFY, UNDER PENALTIES OF PERJURY, THAT A TAXPAYER IDENTIFICATION NUMBER HAS NOT BEEN ISSUED TO ME, AND THAT I MAILED OR DELIVERED AN APPLICATION TO RECEIVE A TAXPAYER IDENTIFICATION NUMBER TO THE APPROPRIATE INTERNAL REVENUE SERVICE CENTER OR SOCIAL SECURITY ADMINISTRATION OFFICE (OR I INTEND TO MAIL OR DELIVER AN APPLICATION IN THE NEAR FUTURE). I UNDERSTAND THAT IF I DO NOT PROVIDE A
   TAXPAYER IDENTIFICATION NUMBER TO THE DEBTORS BY 5:00 P.M., NEW YORK CITY TIME, ON SEPTEMBER 4, 1996, THE DEBTORS ARE REQUIRED TO WITHHOLD 31% OF ALL REPORTABLE PAYMENTS THEREAFTER MADE TO ME UNTIL I PROVIDE A NUMBER.



 SIGNATURE           DATE


                                       4

                      VOTING INFORMATION AND INSTRUCTIONS
                           FOR COMPLETING THE BALLOT

1. This Ballot is submitted to you to solicit (i) your vote to accept or reject the Debtors' Second Amended Joint Plan of Reorganization of 237 Park Avenue Associates, L.L.C. and 1290 Associates, L.L.C., dated August 9, 1996 (the 'Joint Plan'), described in the accompanying disclosure statement, dated August 9, 1996 (the 'Disclosure Statement'), (ii) whether you elect a Standard or Non-Standard Election, and if you elect a Non-Standard Election, the amount of New Notes you elect to allocate and (iii) whether you elect to subscribe to purchase a portion of additional REIT Stock, Offered Shares.

2. PLEASE INDICATE ACCEPTANCE OR REJECTION OF THE JOINT PLAN IN THE BOX INDICATED. IN ADDITION, PLEASE INDICATE WHETHER YOU ELECT TO RECEIVE A STANDARD ELECTION OR A NON-STANDARD ELECTION AND IF YOU ELECT A NON-STANDARD ELECTION, THE AMOUNT OF NEW NOTES YOU ELECT TO ALLOCATE (SEE INSTRUCTION 4 BELOW). FURTHER, PLEASE INDICATE WHETHER OR NOT YOU ELECT TO SUBSCRIBE TO PURCHASE A PORTION OF ADDITIONAL REIT STOCK (SEE INSTRUCTION 5 BELOW).
   COMPLETE THE BALLOT BY PROVIDING ALL OF THE INFORMATION REQUESTED AND SIGN, DATE AND RETURN THIS BALLOT BY MAIL OR OVERNIGHT COURIER TO THE BALLOT AGENT (THE 'BALLOT AGENT'), AT THE FOLLOWING ADDRESSES:

                              PLAN BALLOTS
                              GEORGESON & COMPANY INC.
                              WALL STREET PLAZA
                              NEW YORK, NEW YORK 10005

   BALLOTS MUST BE ACTUALLY RECEIVED BY 5:00 P.M., NEW YORK CITY TIME, ON SEPTEMBER 4, 1996 (THE 'VOTING DEADLINE'). IF A BALLOT IS RECEIVED AFTER THE VOTING DEADLINE, IT WILL NOT BE COUNTED. AN ENVELOPE ADDRESSED TO THE BALLOT AGENT IS ENCLOSED FOR YOUR CONVENIENCE.

3. You must vote all of your Claims within a single Class under the Joint Plan to either accept or reject the Joint Plan. Accordingly, a Ballot that partially rejects and partially accepts the Joint Plan will not be counted.

4. Under the Joint Plan, each holder of a Senior Claim entitled to vote may elect a Standard Election or a Non-Standard Election. If a Non-Standard Election is elected, such holder of a Senior Claim should indicate the amount of its Election Amount it wishes to allocate to New Notes. The balance of such holder's Election Amount, if any, will be deemed to be allocated to REIT Stock. EACH HOLDER THAT DOES NOT SUBMIT A BALLOT OR MARK ITS ELECTION PREFERENCE ON THE BALLOT ON A TIMELY BASIS IN COMPLETE ACCORDANCE WITH THESE INSTRUCTIONS WILL BE CONCLUSIVELY DEEMED TO HAVE EXERCISED A STANDARD ELECTION AND SHALL RECEIVE A STANDARD NOTE DISTRIBUTION AND A STANDARD STOCK DISTRIBUTION.

5. In addition, each holder of a Senior Claim entitled to vote may elect to subscribe to purchase a portion of additional REIT Stock equal to the product of such holder's pro rata share of the Senior Claim Election Amount (i.e., the amount set forth in Item 1 of the Ballot divided by $902,603,492) multiplied by 923,076, as modified to the extent and the amount of a Conventional Financing Alternative. The price per share of additional REIT Stock will be calculated on the Confirmation Date and each holder of a Senior Claim subscribing to additional shares of REIT Stock will receive a notice on or after the Confirmation Date setting forth such price per share. ANY EXECUTED BALLOTS WHICH ARE TIMELY RECEIVED BUT WHICH DO NOT INDICATE AN ELECTION TO PURCHASE ADDITIONAL REIT STOCK PURSUANT TO
SECTION 12.5 OF THE JOINT PLAN SHALL BE DEEMED TO CONSTITUTE AN ELECTION TO NOT PURCHASE ADDITIONAL REIT STOCK.

6. The Securities and Exchange Commission recognizes the following parties as accredited investors, capable of understanding and attending the financial risks associated with acquisition of unregistered securities: (i) financial institutions such as banks, savings and loan associations, insurance companies, registered investment companies, broker/dealer organizations, employee benefit/retirement plans, business development companies, or small business investment companies; (ii) directors, officers or general partners of the issuer, (iii) individuals who alone, or with a spouse, have net worths of over $1 million; (iv) individuals who alone had income in excess of $200,000 in the past two years (or with a spouse, in excess of $300,000) and had a reasonable expectation of doing as well in the current year, (v) trusts or business partnerships, with assets in excess of $5 million, that weren't formed for the purpose of acquiring the unregistered securities; and (vi) entities wholly owned by accredited investors. Please indicate if you are such an accredited investor by checking the appropriate box on the Ballot.

7. The Ballot does not constitute and shall not be deemed a proof of Claim or Equity Interest or an assertion of a Claim or Equity Interest.

                                       5

                     PLEASE RETURN YOUR BALLOT PROMPTLY TO:

                              PLAN BALLOTS
                              GEORGESON & COMPANY INC.
                              WALL STREET PLAZA
                              NEW YORK, NEW YORK 10005

                           THE BALLOT AGENT WILL NOT
                    ACCEPT BALLOTS BY FACSIMILE TRANSMISSION

            IF YOU RECEIVED A DAMAGED BALLOT OR LOST YOUR BALLOT, OR
         IF YOU HAVE ANY QUESTIONS CONCERNING THE DISCLOSURE STATEMENT,
       THE JOINT PLAN, THIS BALLOT OR THE VOTING PROCEDURES, PLEASE CALL
                      THE BALLOT AGENT AT (212) 440-9800.

                                       6

BALLOT NO. 3

UNITED STATES BANKRUPTCY COURT
FOR THE SOUTHERN DISTRICT OF NEW YORK
 ...........................................................................


IN RE:                                       :
                                               CHAPTER 11 CASE NO.
                                             :
237 PARK AVENUE ASSOCIATES, L.L.C.              96 B 42177 (JLG) AND
AND 1290 ASSOCIATES, L.L.C.,                    96 B 42178 (JLG)
                                             :  (JOINTLY ADMINISTERED)
DEBTORS.
                                             :


 ..........................................................................

  BALLOT FOR ACCEPTING OR REJECTING THE DEBTORS' SECOND AMENDED JOINT PLAN OF REORGANIZATION PURSUANT TO CHAPTER 11 OF THE UNITED STATES BANKRUPTCY CODE CLASS 3: OTHER SECURED CLAIMS

THE DATE AND TIME BY WHICH YOUR BALLOT MUST BE ACTUALLY RECEIVED BY THE BALLOT AGENT IS 5:00 P.M., NEW YORK CITY TIME, ON SEPTEMBER 4, 1996 OR YOUR BALLOT WILL NOT BE COUNTED.

     This Ballot is submitted to you to solicit your vote to accept or reject that certain Second Amended Joint Plan of Reorganization of 237 Park Avenue Associates, L.L.C. and 1290 Associates, L.L.C., dated August 9, 1996 (the 'Joint Plan'), described in the accompanying disclosure statement, dated August 9, 1996 (the 'Disclosure Statement'). PLEASE READ THE VOTING INFORMATION AND INSTRUCTIONS ON THE REVERSE SIDE BEFORE COMPLETING THIS BALLOT.

     The Joint Plan can be confirmed by the Bankruptcy Court and thereby made binding upon you if it is accepted by the holders of at least two-thirds in amount and more than one-half in number of the Claims in each impaired Class that vote on the Joint Plan, and if it otherwise satisfies the requirements of section 1129(a) of the Bankruptcy Code. If the requisite acceptances are not obtained, the Bankruptcy Court may nonetheless confirm the Joint Plan if it finds that the Joint Plan provides fair and equitable treatment to, and does not discriminate unfairly against, the Class or Classes rejecting it, and otherwise satisfies the requirements of section 1129(b) of the Bankruptcy Code. To have your vote counted, you must complete, sign and return this Ballot to: GEORGESON
& COMPANY INC., WALL STREET PLAZA, NEW YORK, NEW YORK 10005.

PLEASE COMPLETE ITEMS 1, 2 AND 3. IF NEITHER THE 'ACCEPT' NOR 'REJECT' BOX IS CHECKED IN ITEM 2, THIS BALLOT, IF SIGNED, WILL BE COUNTED AS AN ACCEPTANCE. IF THIS BALLOT IS NOT SIGNED ON THE APPROPRIATE LINES BELOW, THIS BALLOT WILL NOT BE VALID OR COUNTED AS HAVING BEEN CAST.

     ITEM 1. VOTING CLASSIFICATION AND AMOUNT. The undersigned is a holder of Claims (as defined in the Joint Plan) against the Debtors, which Claims are classified in Class 3 (Other Secured Claims) under the Joint Plan, in the aggregate unpaid principal amount of $____________________________________.

     ITEM 2. VOTE. The undersigned votes all of its Claims in Class 3 as described in Item 1 above (check one box):

/ /  to ACCEPT the Joint Plan.
/ /  to REJECT the Joint Plan.

     ITEM 3. ACKNOWLEDGMENTS. By signing this Ballot, the undersigned acknowledges receipt of the Disclosure Statement and other applicable solicitation materials and certifies that the undersigned is the claimant or has the power and authority to vote to accept or reject the Joint Plan on behalf of the claimant. The undersigned understands that if this Ballot is validly executed but does not indicate either acceptance or rejection of the Joint Plan, this Ballot will be counted as an acceptance.

PRINT OR TYPE NAME OF CLAIMANT:_________________
SOCIAL SECURITY OR FEDERAL TAX I.D. NO.

(OPTIONAL):_____________________________________

SIGNATURE:______________________________________
IF BY AUTHORIZED AGENT, NAME AND TITLE:_________
NAME OF INSTITUTION:____________________________
STREET ADDRESS:_________________________________
CITY, STATE, ZIP CODE:__________________________
TELEPHONE NUMBER:_______________________________
DATE COMPLETED:_________________________________

                           IMPORTANT TAX INFORMATION

     Under federal income tax laws, you (as payee) are required by law to provide 237 Park Avenue Associates, L.L.C. and 1290 Associates, L.L.C. (collectively, the 'Debtors') your correct taxpayer identification number ('TIN'). If you are an individual, your TIN is your social security number. If the Debtors are not provided with your correct TIN, you may be subject to a $50 penalty imposed by the Internal Revenue Service. In addition, payments and distributions to be made to you pursuant to that certain Second Amended Joint Plan of Reorganization of 237 Park Avenue Associates, L.L.C. and 1290 Associates, L.L.C., dated August 9, 1996 (the 'Joint Plan'), may be subject to 'backup withholding' for federal income tax purposes.

     Each holder generally is required to provide the Debtors with its correct TIN on Substitute Form W-9 below. Certain holders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. Exempt holders must still provide the Debtors with their TIN on Substitute Form W-9, and should indicate their exempt status by writing 'EXEMPT' in Part III of the Substitute Form W-9. In order for a foreign individual to qualify as an exempt recipient, that holder must submit a statement, signed under penalties of perjury, attesting to that individual's exempt status. Forms for such statement can be obtained from the Debtors. See the enclosed 'Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9' for additional information.

     If backup withholding applies, the Debtors are required to withhold 31% of any interest, dividends or other reportable payments made to you. Backup withholding is not an additional federal income tax. Rather, the federal income tax liability of a holder subject to backup withholding will be reduced by the amount withheld. If withholding results in an overpayment of taxes, a refund may be obtained from the Internal Revenue Service. IT IS POSSIBLE THAT THE CASH PORTION OF THE DISTRIBUTIONS TO BE MADE TO YOU UNDER THE PLAN MAY BE INSUFFICIENT TO SATISFY THE AMOUNT REQUIRED TO BE WITHHELD. IN SUCH EVENT, THE DEBTORS WILL HOLD BACK THE ENTIRE DISTRIBUTION PENDING THE SALE OF A SUFFICIENT PORTION OF THE NON-CASH DISTRIBUTION, OR THE RECEIPT FROM YOU OF CASH, SUFFICIENT TO ALLOW THE DEBTORS TO SATISFY ITS WITHHOLDING OBLIGATION IN RESPECT OF DISTRIBUTIONS TO BE MADE TO YOU.

COMPLETING SUBSTITUTE FORM W-9

     To prevent backup federal income tax withholding in connection with distributions to be received pursuant to the Plan, you must provide the Debtors with your correct TIN by completing the Substitute Form W-9 below, certifying that the TIN provided on Substitute Form W-9 is correct and that either (1) you have not been notified by the Internal Revenue Service that you are subject to backup withholding or (2) the Internal Revenue Service has notified you that you are no longer subject to backup withholding. If you are an exempt holder, you must also provide the Debtors with your correct TIN by completing the Substitute Form W-9, and should indicate your exempt status by writing 'EXEMPT' in Part III of the Substitute Form W-9. If you are subject to backup withholding, please cross out Item Number 2 in
Part IV of the Substitute Form W-9. If you have not been issued a TIN and have applied for one, or if you intend to apply for one in the near future, please check the box in Part II of the Substitute Form W-9, and sign and date both the Substitute Form W-9 and the 'Certificate of Taxpayer Awaiting Identification Number'. Please return the Substitute Form W-9 with your ballot to the Ballot Agent by 5:00 p.m., New York City Time, on September 4, 1996. If you fail to do so, the Debtors will withhold 31% from any payments and distributions made to you thereafter until a TIN and new Substitute Form W-9 are provided to the Debtors.


              2

WHAT TAXPAYER IDENTIFICATION NUMBER TO PROVIDE

     You are required to provide the Debtors the social security number or employer identification number of the record holder of the Claim held by you. If the Claim is in more than one name or is not in the name of the actual owner, consult the enclosed 'Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9' for additional guidance on which number to report.


SUBSTITUTE
PART I--TIN--PLEASE PROVIDE YOUR TIN
PART II--AWAITING TIN--IF YOU HAVE NOT BEEN
FORM W-9
IN THE SPACE PROVIDED AND CERTIFY BY
ISSUED A TIN BUT HAVE APPLIED FOR ONE, OR INTEND TO
DEPARTMENT OF THE TREASURY
SIGNING AND DATING BELOW.
APPLY FOR ONE IN THE NEAR FUTURE, PLEASE CHECK THE
INTERNAL REVENUE SERVICE
BOX PROVIDED AND CERTIFY BY SIGNING AND DATING PART
PAYER'S REQUEST FOR TAXPAYER   SOCIAL SECURITY NUMBER OR
IV AND THE 'CERTIFICATE OF TAXPAYER
IDENTIFICATION NUMBER (TIN)    EMPLOYER IDENTIFICATION NUMBER
AWAITING IDENTIFICATION NUMBER'.
/ / AWAITING TIN

PART III--EXEMPT HOLDERS--If you are an exempt holder, you must still certify your TIN by completing Part I and by signing and dating below. Please indicate your exempt status by writing 'EXEMPT' in the space provided to the right.

PART IV--CERTIFICATION--Under penalties of perjury, I certify that:

(1) The number shown on this form is my correct TIN (or I am waiting for a number to be issued to me), and

(2) I am not subject to backup withholding either because I have not been notified by the Internal Revenue Service ('IRS') that I am subject to backup withholding as a result of failure to report all interest or dividends, or the IRS has notified me that I am no longer subject to backup withholding.

     Certification Instructions--You must cross out item (2) above if you have been notified by the IRS that you are subject to backup withholding because of underreporting interest or dividends on your tax return. However, if you have since been notified by the IRS that you are no longer subject to back-up withholding, do not cross out item (2).

SIGNATURE       DATE


NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 31% OF ANY PAYMENTS AND DISTRIBUTIONS TO BE MADE TO YOU PURSUANT TO THE PLAN. PLEASE REVIEW THE ENCLOSED 'GUIDELINES FOR
CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9'.

     YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX IN
PART II OF SUBSTITUTE FORM W-9 ABOVE

             CERTIFICATE OF TAXPAYER AWAITING IDENTIFICATION NUMBER
   I CERTIFY, UNDER PENALTIES OF PERJURY, THAT A TAXPAYER IDENTIFICATION NUMBER HAS NOT BEEN ISSUED TO ME, AND THAT I MAILED OR DELIVERED AN APPLICATION TO RECEIVE A TAXPAYER IDENTIFICATION NUMBER TO THE APPROPRIATE INTERNAL REVENUE SERVICE CENTER OR SOCIAL SECURITY ADMINISTRATION OFFICE (OR I INTEND TO MAIL OR DELIVER AN APPLICATION IN THE NEAR FUTURE). I UNDERSTAND THAT IF I DO NOT PROVIDE A TAXPAYER IDENTIFICATION NUMBER TO THE DEBTORS BY 5:00 P.M., NEW YORK CITY TIME, ON SEPTEMBER 4, 1996, THE DEBTORS ARE REQUIRED TO WITHHOLD 31% OF ALL REPORTABLE PAYMENTS THEREAFTER MADE TO ME UNTIL I PROVIDE A NUMBER.



 SIGNATURE           DATE


                                       3

                      VOTING INFORMATION AND INSTRUCTIONS
                           FOR COMPLETING THE BALLOT

1. This Ballot is submitted to you to solicit your vote to accept or reject the Debtors' Second Amended Joint Plan of Reorganization of 237 Park Avenue Associates, L.L.C. and 1290 Associates, L.L.C., dated August 9, 1996 (the 'Joint Plan'), described in the accompanying disclosure statement, dated August 9, 1996 (the 'Disclosure Statement').

2. PLEASE INDICATE ACCEPTANCE OR REJECTION OF THE JOINT PLAN IN THE BOX INDICATED. COMPLETE THE BALLOT BY PROVIDING ALL OF THE INFORMATION REQUESTED AND SIGN, DATE AND RETURN THIS BALLOT BY MAIL OR OVERNIGHT COURIER TO THE BALLOT AGENT (THE 'BALLOT AGENT'), AT THE FOLLOWING
ADDRESSES:

                              PLAN BALLOTS
                              GEORGESON & COMPANY INC.
                              WALL STREET PLAZA
                              NEW YORK, NEW YORK 10005

   BALLOTS MUST BE ACTUALLY RECEIVED BY 5:00 P.M., NEW YORK CITY TIME, ON SEPTEMBER 4, 1996 (THE 'VOTING DEADLINE'). IF A BALLOT IS RECEIVED AFTER THE VOTING DEADLINE, IT WILL NOT BE COUNTED. AN ENVELOPE ADDRESSED TO THE BALLOT AGENT IS ENCLOSED FOR YOUR CONVENIENCE.

3. You must vote all of your Claims within a single Class under the Joint Plan to either accept or reject the Joint Plan. Accordingly, a Ballot that partially rejects and partially accepts the Joint Plan will not be counted.

4. The Ballot does not constitute and shall not be deemed a proof of Claim or Equity Interest or an assertion of a Claim or Equity Interest.

          PLEASE RETURN YOUR BALLOT PROMPTLY TO:

                              PLAN BALLOTS
                              GEORGESON & COMPANY INC.
                              WALL STREET PLAZA
                              NEW YORK, NEW YORK 10005

                           THE BALLOT AGENT WILL NOT
                    ACCEPT BALLOTS BY FACSIMILE TRANSMISSION

     IF YOU RECEIVED A DAMAGED BALLOT OR LOST YOUR BALLOT, OR IF YOU HAVE ANY QUESTIONS CONCERNING THE DISCLOSURE STATEMENT,THE JOINT PLAN, THIS BALLOT OR THE VOTING PROCEDURES, PLEASE CALL THE BALLOT AGENT AT (212) 440-9800.

                                       4

BALLOT NO. 4

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
 .........................................................................



IN RE:                           :
                                   CHAPTER 11 CASE NO.
                                 :
237 PARK AVENUE ASSOCIATES, L.L.C. 96 B 42177 (JLG) AND
AND 1290 ASSOCIATES, L.L.C.,       96 B 42178 (JLG)
                                 :  (JOINTLY ADMINISTERED)
                                    DEBTORS.
                                 :


 ....................................................................

  BALLOT FOR ACCEPTING OR REJECTING THE DEBTORS' SECOND AMENDED JOINT PLAN OF REORGANIZATION PURSUANT TO CHAPTER 11 OF THE UNITED STATES BANKRUPTCY CODE CLASS 5: GENERAL UNSECURED CLAIMS THE DATE AND TIME BY WHICH YOUR BALLOT MUST BE ACTUALLY RECEIVED BY THE BALLOT AGENT IS 5:00 P.M., NEW YORK CITY TIME, ON SEPTEMBER 4, 1996 OR YOUR BALLOT WILL NOT BE COUNTED.

     This Ballot is submitted to you to solicit your vote to accept or reject that certain Second Amended Joint Plan of Reorganization of 237 Park Avenue Associates, L.L.C. and 1290 Associates, L.L.C., dated August 9, 1996 (the 'Joint Plan'), described in the accompanying disclosure statement, dated August 9, 1996 (the 'Disclosure Statement'). PLEASE READ THE VOTING INFORMATION AND INSTRUCTIONS ON THE REVERSE SIDE BEFORE COMPLETING THIS BALLOT.

     The Joint Plan can be confirmed by the Bankruptcy Court and thereby made binding upon you if it is accepted by the holders of at least two-thirds in amount and more than one-half in number of the Claims in each impaired Class that vote on the Joint Plan, and if it otherwise satisfies the requirements of section 1129(a) of the Bankruptcy Code. If the requisite acceptances are not obtained, the Bankruptcy Court may nonetheless confirm the Joint Plan if it finds that the Joint Plan provides fair and equitable treatment to, and does not discriminate unfairly against, the Class or Classes rejecting it, and otherwise satisfies the requirements of section 1129(b) of the Bankruptcy Code. To have your vote counted, you must complete, sign and return this Ballot to: GEORGESON
& COMPANY INC., WALL STREET PLAZA, NEW YORK, NEW YORK 10005.

PLEASE COMPLETE ITEMS 1, 2 AND 3. IF NEITHER THE 'ACCEPT' NOR 'REJECT' BOX IS CHECKED IN ITEM 2, THIS BALLOT, IF SIGNED, WILL BE COUNTED AS AN ACCEPTANCE. IF THIS BALLOT IS NOT SIGNED ON THE APPROPRIATE LINES BELOW, THIS BALLOT WILL NOT BE VALID OR COUNTED AS HAVING BEEN CAST.

     ITEM 1. VOTING CLASSIFICATION AND AMOUNT. The undersigned is a holder of Claims (as defined in the Joint Plan) against the Debtors, which Claims are classified in Class 5 (General Unsecured Claims) under the Joint Plan, in the aggregate unpaid principal amount of $____________________________________.

     ITEM 2. VOTE. The undersigned votes all of its Claims in Class 5 as described in Item 1 above (check one box):

/ /  to ACCEPT the Joint Plan.
/ /  to REJECT the Joint Plan.

     ITEM 3. ACKNOWLEDGMENTS. By signing this Ballot, the undersigned acknowledges receipt of the Disclosure Statement and other applicable solicitation materials and certifies that the undersigned is the claimant or has the power and authority to vote to accept or reject the Joint Plan on behalf of the claimant. The undersigned understands that if this Ballot is validly executed but does not indicate either acceptance or rejection of the Joint Plan, this Ballot will be counted as an acceptance.

PRINT OR TYPE NAME OF CLAIMANT:_________________
SOCIAL SECURITY OR FEDERAL TAX I.D. NO.

(OPTIONAL):_____________________________________

SIGNATURE:______________________________________
IF BY AUTHORIZED AGENT, NAME AND TITLE:_________
NAME OF INSTITUTION:____________________________
STREET ADDRESS:_________________________________
CITY, STATE, ZIP CODE:__________________________
TELEPHONE NUMBER:_______________________________
DATE COMPLETED:_________________________________

                           IMPORTANT TAX INFORMATION

     Under federal income tax laws, you (as payee) are required by law to provide 237 Park Avenue Associates, L.L.C. and 1290 Associates, L.L.C. (collectively, the 'Debtors') your correct taxpayer identification number ('TIN'). If you are an individual, your TIN is your social security number. If the Debtors are not provided with your correct TIN, you may be subject to a $50 penalty imposed by the Internal Revenue Service. In addition, payments and distributions to be made to you pursuant to that certain Second Amended Joint Plan of Reorganization of 237 Park Avenue Associates, L.L.C. and 1290 Associates, L.L.C., dated August 9, 1996 (the 'Joint Plan'), may be subject to 'backup withholding' for federal income tax
purposes.        Each holder generally is required to provide the Debtors
with its correct TIN on Substitute Form W-9 below. Certain holders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. Exempt holders must still provide the Debtors with their TIN on Substitute Form W-9, and should indicate their exempt status by writing 'EXEMPT' in
Part III of the Substitute Form W-9. In order for a foreign individual to qualify as an exempt recipient, that holder must submit a statement, signed under penalties of perjury, attesting to that individual's exempt status. Forms for such statement can be obtained from the Debtors. See the enclosed 'Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9' for additional information.

     If backup withholding applies, the Debtors are required to withhold 31% of any interest, dividends or other reportable payments made to you. Backup withholding is not an additional federal income tax. Rather, the federal income tax liability of a holder subject to backup withholding will be reduced by the amount withheld. If withholding results in an overpayment of taxes, a refund may be obtained from the Internal Revenue Service. IT IS POSSIBLE THAT THE CASH PORTION OF THE DISTRIBUTIONS TO BE MADE TO YOU UNDER THE PLAN MAY BE INSUFFICIENT TO SATISFY THE AMOUNT REQUIRED TO BE WITHHELD. IN SUCH EVENT, THE DEBTORS WILL HOLD BACK THE ENTIRE DISTRIBUTION PENDING THE SALE OF A SUFFICIENT PORTION OF THE NON-CASH DISTRIBUTION, OR THE RECEIPT FROM YOU OF CASH, SUFFICIENT TO ALLOW THE DEBTORS TO SATISFY ITS WITHHOLDING OBLIGATION IN RESPECT OF DISTRIBUTIONS TO BE MADE TO YOU.

COMPLETING SUBSTITUTE FORM W-9

     To prevent backup federal income tax withholding in connection with distributions to be received pursuant to the Plan, you must provide the Debtors with your correct TIN by completing the Substitute Form W-9 below, certifying that the TIN provided on Substitute Form W-9 is correct and that either (1) you have not been notified by the Internal Revenue Service that you are subject to backup withholding or (2) the Internal Revenue Service has notified you that you are no longer subject to backup withholding. If you are an exempt holder, you must also provide the Debtors with your correct TIN by completing the Substitute Form W-9, and should indicate your exempt status by writing 'EXEMPT' in Part III of the Substitute Form W-9. If you are subject to backup withholding, please cross out Item Number 2 in
Part IV of the Substitute Form W-9. If you have not been issued a TIN and have applied for one, or if you intend to apply for one in the near future, please check the box in Part II of the Substitute Form W-9, and sign and date both the Substitute Form W-9 and the 'Certificate of Taxpayer Awaiting Identification Number'. Please return the Substitute Form W-9 with your ballot to the Ballot Agent by 5:00 p.m., New York City Time, on September 4, 1996. If you fail to do so, the Debtors will withhold 31% from any payments and distributions made to you thereafter until a TIN and new Substitute Form W-9 are provided to the Debtors.


                                       2



WHAT TAXPAYER IDENTIFICATION NUMBER TO PROVIDE

     You are required to provide the Debtors the social security number or employer identification number of the record holder of the Claim held by you. If the Claim is in more than one name or is not in the name of the actual owner, consult the enclosed 'Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9' for additional guidance on which number to report.

SUBSTITUTE
PART I--TIN--PLEASE PROVIDE YOUR TIN
PART II--AWAITING TIN--IF YOU HAVE NOT BEEN FORM W-9
IN THE SPACE PROVIDED AND CERTIFY BY
ISSUED A TIN BUT HAVE APPLIED FOR ONE, OR INTEND TO
DEPARTMENT OF THE TREASURY
SIGNING AND DATING BELOW.
APPLY FOR ONE IN THE NEAR FUTURE, PLEASE CHECK THE
INTERNAL REVENUE SERVICE
BOX PROVIDED AND CERTIFY BY SIGNING AND DATING PART
PAYER'S REQUEST FOR TAXPAYER   SOCIAL SECURITY NUMBER OR
IV AND THE 'CERTIFICATE OF TAXPAYER
IDENTIFICATION NUMBER (TIN)
EMPLOYER IDENTIFICATION NUMBER
AWAITING IDENTIFICATION NUMBER'.
/ / AWAITING TIN

PART III--EXEMPT HOLDERS--If you are an exempt holder, you must still certify your TIN by completing Part I and by signing and dating below. Please indicate your exempt status by writing 'EXEMPT' in the space provided to the right.

PART IV--CERTIFICATION--Under penalties of perjury, I certify that:

(1) The number shown on this form is my correct TIN (or I am waiting for a number to be issued to me), and

(2) I am not subject to backup withholding either because I have not been notified by the Internal Revenue Service ('IRS') that I am subject to backup withholding as a result of failure to report all interest or dividends, or the IRS has notified me that I am no longer subject to backup withholding.

     Certification Instructions--You must cross out item (2) above if you have been notified by the IRS that you are subject to backup withholding because of underreporting interest or dividends on your tax return. However, if you have since been notified by the IRS that you are no longer subject to back-up withholding, do not cross out item (2).

SIGNATURE       DATE


NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 31% OF ANY PAYMENTS AND DISTRIBUTIONS TO BE MADE TO YOU PURSUANT TO THE PLAN. PLEASE REVIEW THE ENCLOSED 'GUIDELINES FOR
CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9'.

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX IN PART II OF SUBSTITUTE FORM W-9 ABOVE CERTIFICATE OF TAXPAYER AWAITING
IDENTIFICATION NUMBER

I CERTIFY, UNDER PENALTIES OF PERJURY, THAT A TAXPAYER IDENTIFICATION NUMBER HAS NOT BEEN ISSUED TO ME, AND THAT I MAILED OR DELIVERED AN APPLICATION TO RECEIVE A TAXPAYER IDENTIFICATION NUMBER TO THE APPROPRIATE INTERNAL REVENUE SERVICE CENTER OR SOCIAL SECURITY ADMINISTRATION OFFICE (OR I INTEND TO MAIL OR DELIVER AN APPLICATION IN THE NEAR FUTURE). I UNDERSTAND THAT IF I DO NOT PROVIDE A TAXPAYER IDENTIFICATION NUMBER TO THE DEBTORS BY 5:00 P.M., NEW YORK CITY TIME, ON SEPTEMBER 4, 1996, THE DEBTORS ARE REQUIRED TO WITHHOLD 31% OF ALL REPORTABLE PAYMENTS THEREAFTER MADE TO ME UNTIL I PROVIDE A NUMBER.



 SIGNATURE                DATE


                                       3

                      VOTING INFORMATION AND INSTRUCTIONS
                           FOR COMPLETING THE BALLOT

1. This Ballot is submitted to you to solicit your vote to accept or reject the Debtors' Second Amended Joint Plan of Reorganization of 237 Park Avenue Associates, L.L.C. and 1290 Associates, L.L.C., dated August 9, 1996 (the 'Joint Plan'), described in the accompanying disclosure statement, dated August 9, 1996 (the 'Disclosure Statement').

2. PLEASE INDICATE ACCEPTANCE OR REJECTION OF THE JOINT PLAN IN THE BOX INDICATED. COMPLETE THE BALLOT BY PROVIDING ALL OF THE INFORMATION REQUESTED AND SIGN, DATE AND RETURN THIS BALLOT BY MAIL OR OVERNIGHT COURIER TO THE BALLOT AGENT (THE 'BALLOT AGENT'), AT THE FOLLOWING
ADDRESSES:

                             PLAN BALLOTS
                             GEORGESON & COMPANY INC.
                             WALL STREET PLAZA
                             NEW YORK, NEW YORK 10005

   BALLOTS MUST BE ACTUALLY RECEIVED BY 5:00 P.M., NEW YORK CITY TIME, ON SEPTEMBER 4, 1996 (THE 'VOTING DEADLINE'). IF A BALLOT IS RECEIVED AFTER THE VOTING DEADLINE, IT WILL NOT BE COUNTED. AN ENVELOPE ADDRESSED TO THE BALLOT AGENT IS ENCLOSED FOR YOUR CONVENIENCE.

3. You must vote all of your Claims within a single Class under the Joint Plan to either accept or reject the Joint Plan. Accordingly, a Ballot that partially rejects and partially accepts the Joint Plan will not be counted.

4. The Ballot does not constitute and shall not be deemed a proof of Claim or Equity Interest or an assertion of a Claim or Equity Interest.

          PLEASE RETURN YOUR BALLOT PROMPTLY TO:

                             PLAN BALLOTS
                             GEORGESON & COMPANY INC.
                             WALL STREET PLAZA
                             NEW YORK, NEW YORK 10005

                           THE BALLOT AGENT WILL NOT
                    ACCEPT BALLOTS BY FACSIMILE TRANSMISSION

     IF YOU RECEIVED A DAMAGED BALLOT OR LOST YOUR BALLOT, OR IF YOU HAVE ANY CONCERNING THE DISCLOSURE STATEMENT, THE JOINT PLAN, THIS BALLOT OR THE VOTING PROCEDURES, PLEASE CALL THE BALLOT AGENT AT (212) 440-9800.

                                       4

BALLOT NO. 5
                         UNITED STATES BANKRUPTCY COURT
                     FOR THE SOUTHERN DISTRICT OF NEW YORK
 .....................................................................



IN RE:                                    :
                                            CHAPTER 11 CASE NO.
237 PARK AVENUE ASSOCIATES, L.L.C.,
                                          :  96 B 42177 (JLG) AND
AND 1290 ASSOCIATES, L.L.C.,                 96 B 42178 (JLG)
                                          :
DEBTORS.
(JOINTLY ADMINISTERED)


 ......................................................................

BALLOT FOR ACCEPTING OR REJECTING THE DEBTORS' SECOND AMENDED JOINT PLAN OF REORGANIZATION PURSUANT TO CHAPTER 11 OF THE UNITED STATES BANKRUPTCY CODE CLASS 6: AFFILIATE UNSECURED CLAIMS THE DATE AND TIME BY WHICH YOUR BALLOT MUST BE ACTUALLY RECEIVED BY THE BALLOTING AGENT IS 5:00 P.M., NEW YORK CITY TIME, ON SEPTEMBER 4, 1996 OR YOUR BALLOT WILL NOT BE COUNTED.

     This Ballot is submitted to you to solicit your vote to accept or reject that certain Second Amended Joint Plan of Reorganization of 237 Park Avenue Associates, L.L.C. and 1290 Associates, L.L.C., dated August 9, 1996 (the 'Joint Plan'), described in the accompanying disclosure statement, dated August 9, 1996 (the 'Disclosure Statement'). PLEASE READ THE VOTING INFORMATION AND INSTRUCTIONS ON THE REVERSE SIDE BEFORE COMPLETING THIS BALLOT.

     The Joint Plan can be confirmed by the Bankruptcy Court and thereby made binding upon you if it is accepted by the holders of at least two-thirds in amount and more than one-half in number of the Claims in each impaired Class that vote on the Joint Plan, and if it otherwise satisfies the requirements of section 1129(a) of the Bankruptcy Code. If the requisite acceptances are not obtained, the Bankruptcy Court may nonetheless confirm the Joint Plan if it finds that the Joint Plan provides fair and equitable treatment to, and does not discriminate unfairly against, the Class or Classes rejecting it, and otherwise satisfies the requirements of section 1129(b) of the Bankruptcy Code. To have your vote counted, you must complete, sign and return this Ballot to: GEORGESON & COMPANY INC., WALL STREET PLAZA, NEW YORK, NEW YORK 10005.

PLEASE COMPLETE ITEMS 1, 2 AND 3. IF NEITHER THE 'ACCEPT' NOR 'REJECT' BOX IS CHECKED IN ITEM 2, THIS BALLOT, IF SIGNED, WILL BE COUNTED AS AN ACCEPTANCE. IF THIS BALLOT IS NOT SIGNED ON THE APPROPRIATE LINES BELOW, THIS BALLOT WILL NOT BE VALID OR COUNTED AS HAVING BEEN CAST.

     ITEM 1. VOTING CLASSIFICATION AND AMOUNT. The undersigned is a holder of Claims (as defined in the Joint Plan) against the Debtors, which Claims are classified in Class 6 (Affiliate Unsecured Claims) under the Joint Plan, in the aggregate unpaid principal amount of $________________________.

     ITEM 2. VOTE. The undersigned votes all of its Claims in Class 7 as described in Item 1 above (check one box):

/ /  to ACCEPT the Joint Plan.
/ /  to REJECT the Joint Plan.

     ITEM 3. ACKNOWLEDGMENTS. By signing this Ballot, the undersigned acknowledges receipt of the Disclosure Statement and other applicable solicitation materials and certifies that the undersigned is the claimant or has the power and authority to vote to accept or reject the Joint Plan on behalf of the claimant. The undersigned understands that if this Ballot is validly executed but does not indicate either acceptance or rejection of the Joint Plan, this Ballot will be counted as an acceptance.

PRINT OR TYPE NAME OF CLAIMANT:_________________
SOCIAL SECURITY OR FEDERAL TAX I.D. NO.

(OPTIONAL):_____________________________________

SIGNATURE:______________________________________
IF BY AUTHORIZED AGENT, NAME AND TITLE:_________
NAME OF INSTITUTION:____________________________
STREET ADDRESS:_________________________________
CITY, STATE, ZIP CODE:__________________________
TELEPHONE NUMBER:_______________________________
DATE COMPLETED:_________________________________

                           IMPORTANT TAX INFORMATION

     Under federal income tax laws, you (as payee) are required by law to provide 237 Park Avenue Associates, L.L.C. and 1290 Avenue Associates, L.L.C. (collectively, the 'Debtors') your correct taxpayer identification number ('TIN'). If you are an individual, your TIN is your social security number. If the Debtors are not provided with your correct TIN, you may be subject to a $50 penalty imposed by the Internal Revenue Service. In addition, payments and distributions to be made to you pursuant to that certain Second Amended Joint Plan of Reorganization of 237 Park Avenue Associates, L.L.C. and 1290 Associates, L.L.C., dated August 9, 1996 (the 'Joint Plan'), may be subject to 'backup withholding' for federal income tax purposes.

     Each holder generally is required to provide the Debtors with its correct TIN on Substitute Form W-9 below. Certain holders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. Exempt holders must still provide the Debtors with their TIN on Substitute Form W-9, and should indicate their exempt status by writing 'EXEMPT' in Part III of the Substitute Form W-9. In order for a foreign individual to qualify as an exempt recipient, that holder must submit a statement, signed under penalties of perjury, attesting to that individual's exempt status. Forms for such statement can be obtained from the Debtors. See the enclosed 'Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9' for additional information.

     If backup withholding applies, the Debtors are required to withhold 31% of any interest, dividends or other reportable payments made to you. Backup withholding is not an additional federal income tax. Rather, the federal income tax liability of a holder subject to backup withholding will be reduced by the amount withheld. If withholding results in an overpayment of taxes, a refund may be obtained from the Internal Revenue Service. IT IS POSSIBLE THAT THE CASH PORTION OF THE DISTRIBUTIONS TO BE MADE TO YOU UNDER THE PLAN MAY BE INSUFFICIENT TO SATISFY THE AMOUNT REQUIRED TO BE WITHHELD. IN SUCH EVENT, THE
DEBTORS WILL HOLD BACK THE ENTIRE DISTRIBUTION PENDING THE SALE OF A
SUFFICIENT
PORTION OF THE NON-CASH DISTRIBUTION, OR THE RECEIPT FROM YOU OF CASH, SUFFICIENT TO ALLOW THE DEBTORS TO SATISFY ITS WITHHOLDING OBLIGATION IN RESPECT
OF DISTRIBUTIONS TO BE MADE TO YOU.

COMPLETING SUBSTITUTE FORM W-9

     To prevent backup federal income tax withholding in connection with distributions to be received pursuant to the Plan, you must provide the Debtors with your correct TIN by completing the Substitute Form W-9 below, certifying that the TIN provided on Substitute Form W-9 is correct and that either (1) you have not been notified by the Internal Revenue Service that you are subject to backup withholding or (2) the Internal Revenue Service has notified you that you are no longer subject to backup withholding. If you are an exempt holder, you must also provide the Debtors with your correct TIN by completing the Substitute
Form W-9, and should indicate your exempt status by writing 'EXEMPT' in
Part III
of the Substitute Form W-9. If you are subject to backup withholding, please cross out Item Number 2 in Part IV of the Substitute Form W-9. If you have not been issued a TIN and have applied for one, or if you intend to apply for one in the near future, please check the box in Part II of the Substitute Form W-9, and sign and date both the Substitute Form W-9 and the 'Certificate of Taxpayer Awaiting Identification Number'. Please return the Substitute Form W-9 with your ballot to the Ballot Agent by 5:00 p.m., New York City Time, on September 4,
1996. If you fail to do so, the Debtors will withhold 31% from any payments and distributions made to you thereafter until a TIN and new Substitute Form W-9 are provided to the Debtors.

                                       2

WHAT TAXPAYER IDENTIFICATION NUMBER TO PROVIDE

     You are required to provide the Debtors the social security number or employer identification number of the record holder of the Claim held by you. If the Claim is in more than one name or is not in the name of the actual owner, consult the enclosed 'Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9' for additional guidance on which number to report.

SUBSTITUTE
PART I--TIN--PLEASE PROVIDE YOUR TIN
PART II--AWAITING TIN--IF YOU HAVE NOT BEEN
FORM W-9
IN THE SPACE PROVIDED AND CERTIFY BY
ISSUED A TIN BUT HAVE APPLIED FOR ONE, OR INTEND TO
DEPARTMENT OF THE TREASURY
SIGNING AND DATING BELOW.
APPLY FOR ONE IN THE NEAR FUTURE, PLEASE CHECK THE
INTERNAL REVENUE SERVICE  BOX PROVIDED AND CERTIFY BY SIGNING AND DATING
PART
PAYER'S REQUEST FOR TAXPAYER
SOCIAL SECURITY NUMBER OR
IV AND THE 'CERTIFICATE OF TAXPAYER
IDENTIFICATION NUMBER (TIN)
EMPLOYER IDENTIFICATION NUMBER
AWAITING IDENTIFICATION NUMBER'.
                                                                         /
/ AWAITING TIN

PART III--EXEMPT HOLDERS--If you are an exempt holder, you must still certify your TIN by completing Part I and by signing and dating below. Please indicate your exempt status by writing 'EXEMPT' in the space provided to the right.

PART IV--CERTIFICATION--Under penalties of perjury, I certify that:

(1) The number shown on this form is my correct TIN (or I am waiting for a number to be issued to me), and

(2) I am not subject to backup withholding either because I have not been notified by the Internal Revenue Service ('IRS') that I am subject to backup withholding as a result of failure to report all interest or dividends, or the IRS has notified me that I am no longer subject to backup withholding.

     Certification Instructions--You must cross out item (2) above if you have been notified by the IRS that you are subject to backup withholding because of underreporting interest or dividends on your tax return. However, if you have since been notified by the IRS that you are no longer subject to back-up withholding, do not cross out item (2).

SIGNATURE                   DATE


NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 31% OF ANY PAYMENTS AND DISTRIBUTIONS TO BE MADE TO YOU PURSUANT TO THE PLAN. PLEASE REVIEW THE ENCLOSED 'GUIDELINES FOR
CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9'.

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX IN PART II OF SUBSTITUTE FORM W-9 ABOVE

CERTIFICATE OF TAXPAYER AWAITING IDENTIFICATION NUMBER

I CERTIFY, UNDER PENALTIES OF PERJURY, THAT A TAXPAYER IDENTIFICATION NUMBER HAS NOT BEEN ISSUED TO ME, AND THAT I MAILED OR DELIVERED AN APPLICATION TO RECEIVE A TAXPAYER IDENTIFICATION NUMBER TO THE APPROPRIATE INTERNAL REVENUE SERVICE CENTER OR SOCIAL SECURITY ADMINISTRATION OFFICE (OR I INTEND TO MAIL OR DELIVER AN APPLICATION IN THE NEAR FUTURE). I UNDERSTAND THAT IF I DO NOT PROVIDE A TAXPAYER IDENTIFICATION NUMBER TO THE DEBTORS BY 5:00 P.M., NEW YORK CITY TIME, ON SEPTEMBER 4, 1996, THE DEBTORS ARE REQUIRED TO WITHHOLD 31% OF ALL REPORTABLE PAYMENTS THEREAFTER MADE TO ME UNTIL I PROVIDE A NUMBER.



 SIGNATURE             DATE


                                       3

                      VOTING INFORMATION AND INSTRUCTIONS
                           FOR COMPLETING THE BALLOT

1. This Ballot is submitted to you to solicit your vote to accept or reject the Debtors' Second Amended Joint Plan of Reorganization of 237 Park Avenue Associates, L.L.C. and 1290 Associates, L.L.C., dated August 9, 1996 (the 'Joint Plan'), described in the accompanying disclosure statement, dated August 9, 1996 (the 'Disclosure Statement').

2. PLEASE INDICATE ACCEPTANCE OR REJECTION OF THE JOINT PLAN IN THE BOX INDICATED. COMPLETE THE BALLOT BY PROVIDING ALL OF THE INFORMATION REQUESTED AND SIGN, DATE AND RETURN THIS BALLOT BY MAIL OR OVERNIGHT COURIER TO THE BALLOT AGENT (THE 'BALLOT AGENT'), AT THE FOLLOWING
ADDRESSES:

                             PLAN BALLOTS
                             GEORGESON & COMPANY INC.
                             WALL STREET PLAZA
                             NEW YORK, NEW YORK 10005

   BALLOTS MUST BE ACTUALLY RECEIVED BY 5:00 P.M., NEW YORK CITY TIME, ON SEPTEMBER 4, 1996 (THE 'VOTING DEADLINE'). IF A BALLOT IS RECEIVED AFTER THE VOTING DEADLINE, IT WILL NOT BE COUNTED. AN ENVELOPE ADDRESSED TO THE BALLOT AGENT IS ENCLOSED FOR YOUR CONVENIENCE.

3. You must vote all of your Claims within a single Class under the Joint Plan to either accept or reject the Joint Plan. Accordingly, a Ballot that partially rejects and partially accepts the Joint Plan will not be counted.

4. The Ballot does not constitute and shall not be deemed a proof of Claim or Equity Interest or an assertion of a Claim or Equity Interest.

          PLEASE RETURN YOUR BALLOT PROMPTLY TO:

                             PLAN BALLOTS
                             GEORGESON & COMPANY INC.
                             WALL STREET PLAZA
                             NEW YORK, NEW YORK 10005

                           THE BALLOT AGENT WILL NOT
                    ACCEPT BALLOTS BY FACSIMILE TRANSMISSION

     IF YOU RECEIVED A DAMAGED BALLOT OR LOST YOUR BALLOT, OR IF YOU HAVE ANY QUESTIONS CONCERNING THE DISCLOSURE STATEMENT,THE JOINT PLAN, THIS BALLOT OR THE VOTING PROCEDURES, PLEASE CALL THE BALLOT AGENT AT (212) 440-9800.

                                       4

BALLOT NO. 6
                         UNITED STATES BANKRUPTCY COURT
                     FOR THE SOUTHERN DISTRICT OF NEW YORK
 .........................................................................



IN RE:                                 :
                                         CHAPTER 11 CASE NO.
237 PARK AVENUE ASSOCIATES, L.L.C.,
                                       :  96 B 42177 (JLG) AND
AND 1290 ASSOCIATES, L.L.C.,              96 B 42178 (JLG)
                                       :
DEBTORS.
(JOINTLY ADMINISTERED)


 ...................................................................

  BALLOT FOR ACCEPTING OR REJECTING THE DEBTORS' SECOND AMENDED JOINT PLAN OF REORGANIZATION PURSUANT TO CHAPTER 11 OF THE UNITED STATES BANKRUPTCY CODE CLASS 7: EQUITY INTERESTS

THE DATE AND TIME BY WHICH YOUR BALLOT MUST BE ACTUALLY RECEIVED BY THE BALLOT AGENT IS 5:00 P.M., NEW YORK CITY TIME, ON SEPTEMBER 4, 1996 OR YOUR BALLOT WILL NOT BE COUNTED.

     This Ballot is submitted to you to solicit your vote to accept or reject that certain Second Amended Joint Plan of Reorganization of 237 Park Avenue Associates, L.L.C. and 1290 Associates, L.L.C., dated August 9, 1996 (the 'Joint Plan'), described in the accompanying disclosure statement, dated August 9, 1996 (the 'Disclosure Statement'). PLEASE READ THE VOTING INFORMATION AND INSTRUCTIONS ON THE REVERSE SIDE BEFORE COMPLETING THIS BALLOT.

     The Joint Plan can be confirmed by the Bankruptcy Court and thereby made binding upon you if it is accepted by the holders of at least two-thirds in amount and more than one-half in number of the Claims in each impaired Class that vote on the Joint Plan, and if it otherwise satisfies the requirements of section 1129(a) of the Bankruptcy Code. If the requisite acceptances are not obtained, the Bankruptcy Court may nonetheless confirm the Joint Plan if it finds that the Joint Plan provides fair and equitable treatment to, and does not discriminate unfairly against, the Class or Classes rejecting it, and otherwise satisfies the requirements of section 1129(b) of the Bankruptcy Code. To have your vote counted, you must complete, sign and return this Ballot to: GEORGESON
& COMPANY INC., WALL STREET PLAZA, NEW YORK, NEW YORK 10005.

PLEASE COMPLETE ITEMS 1, 2 AND 3. IF NEITHER THE 'ACCEPT' NOR 'REJECT' BOX IS CHECKED IN ITEM 2, THIS BALLOT, IF SIGNED, WILL BE COUNTED AS AN ACCEPTANCE. IF THIS BALLOT IS NOT SIGNED ON THE APPROPRIATE LINES BELOW, THIS BALLOT WILL NOT BE VALID OR COUNTED AS HAVING BEEN CAST.

     ITEM 1. VOTING CLASSIFICATION AND AMOUNT. The undersigned is a holder of Equity Interests (as defined in the Joint Plan) against the Debtors, which Equity Interests are classified in Class 7 (Equity Interests) under the Joint Plan, in the aggregate unpaid principal amount of $________________________.

     ITEM 2. VOTE. The undersigned votes all of its Equity Interests in Class 7 as described in Item 1 above (check one box):

/ / to ACCEPT the Joint Plan.
/ / to REJECT the Joint Plan.

ITEM 3. ACKNOWLEDGMENTS. By signing this Ballot, the undersigned acknowledges receipt of the Disclosure Statement and other applicable solicitation materials and certifies that the undersigned is the claimant or has the power and authority to vote to accept or reject the Joint Plan on behalf of the claimant. The undersigned understands that if this Ballot is validly executed but does not indicate either acceptance or rejection of the Joint Plan, this Ballot will be counted as an acceptance.

PRINT OR TYPE NAME OF CLAIMANT:_________________
SOCIAL SECURITY OR FEDERAL TAX I.D. NO.

(OPTIONAL):_____________________________________

SIGNATURE:______________________________________
IF BY AUTHORIZED AGENT, NAME AND TITLE:_________
NAME OF INSTITUTION:____________________________
STREET ADDRESS:_________________________________
CITY, STATE, ZIP CODE:__________________________
TELEPHONE NUMBER:_______________________________
DATE COMPLETED:_________________________________

                           IMPORTANT TAX INFORMATION

Under federal income tax laws, you (as payee) are required by law to provide 237 Park Avenue Associates, L.L.C. and 1290 Associates, L.L.C. (collectively, the 'Debtors') your correct taxpayer identification number ('TIN'). If you are an individual, your TIN is your social security number. If the Debtors are not provided with your correct TIN, you may be subject to a $50 penalty imposed by the Internal Revenue Service. In addition, payments and distributions to be made to you pursuant to that certain Second Amended Joint Plan of Reorganization of 237 Park Avenue Associates, L.L.C. and 1290 Associates, L.L.C., dated August 9, 1996 (the 'Joint Plan'), may be subject to 'backup withholding' for federal income tax purposes.

Each holder generally is required to provide the Debtors with its correct TIN on Substitute Form W-9 below. Certain holders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. Exempt holders must still provide the Debtors with their TIN on Substitute Form W-9, and should indicate their exempt status by writing 'EXEMPT' in Part III of the Substitute Form W-9. In order for a foreign individual to qualify as an exempt recipient, that holder must submit a statement, signed under penalties of perjury, attesting to that individual's exempt status. Forms for such statement can be obtained from the Debtors. See the enclosed 'Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9' for additional information.

If backup withholding applies, the Debtors are required to withhold 31% of any interest, dividends or other reportable payments made to you. Backup withholding is not an additional federal income tax. Rather, the federal income tax liability of a holder subject to backup withholding will be reduced by the amount withheld. If withholding results in an overpayment of taxes, a refund may be obtained from the Internal Revenue Service. IT IS POSSIBLE THAT THE CASH PORTION OF THE DISTRIBUTIONS TO BE MADE TO YOU UNDER THE PLAN MAY BE INSUFFICIENT TO SATISFY THE AMOUNT REQUIRED TO BE WITHHELD. IN SUCH EVENT, THE DEBTORS WILL HOLD BACK THE ENTIRE DISTRIBUTION PENDING THE SALE OF A SUFFICIENT PORTION OF THE NON-CASH DISTRIBUTION, OR THE RECEIPT FROM YOU OF CASH, SUFFICIENT TO ALLOW THE DEBTORS TO SATISFY ITS WITHHOLDING OBLIGATION IN RESPECT OF DISTRIBUTIONS TO BE MADE TO YOU.

COMPLETING SUBSTITUTE FORM W-9

To prevent backup federal income tax withholding in connection with distributions to be received pursuant to the Plan, you must provide the Debtors with your correct TIN by completing the Substitute Form W-9 below, certifying that the TIN provided on Substitute Form W-9 is correct and that either (1) you have not been notified by the Internal Revenue Service that you are subject to backup withholding or (2) the Internal Revenue Service has notified you that you are no longer subject to backup withholding. If you are an exempt holder, you must also provide the Debtors with your correct TIN by completing the Substitute Form W-9, and should indicate your exempt status by writing 'EXEMPT' in Part III of the Substitute Form W-9. If you are subject to backup withholding, please cross out Item Number 2 in
Part IV of the Substitute Form W-9. If you have not been issued a TIN and have applied for one, or if you intend to apply for one in the near future, please check the box in Part II of the Substitute Form W-9, and sign and date both the Substitute Form W-9 and the 'Certificate of Taxpayer Awaiting Identification Number'. Please return the Substitute Form W-9 with your ballot to the Ballot Agent by 5:00 p.m., New York City Time, on September 4, 1996. If you fail to do so, the Debtors will withhold 31% from any payments and distributions made to you thereafter until a TIN and new Substitute Form W-9 are provided to the Debtors.

                                       2

WHAT TAXPAYER IDENTIFICATION NUMBER TO PROVIDE

     You are required to provide the Debtors the social security number or employer identification number of the record holder of the Claim held by you. If the Claim is in more than one name or is not in the name of the actual owner, consult the enclosed 'Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9' for additional guidance on which number to report.

SUBSTITUTE
PART I--TIN--PLEASE PROVIDE YOUR TIN
PART II--AWAITING TIN--IF YOU HAVE NOT BEEN
FORM W-9
IN THE SPACE PROVIDED AND CERTIFY BY
ISSUED A TIN BUT HAVE APPLIED FOR ONE, OR INTEND TO
DEPARTMENT OF THE TREASURY
SIGNING AND DATING BELOW.
APPLY FOR ONE IN THE NEAR FUTURE, PLEASE CHECK THE
INTERNAL REVENUE SERVICE
BOX PROVIDED AND CERTIFY BY SIGNING AND DATING PART
PAYER'S REQUEST FOR TAXPAYER   SOCIAL SECURITY NUMBER OR
IV AND THE 'CERTIFICATE OF TAXPAYER
IDENTIFICATION NUMBER (TIN)
EMPLOYER IDENTIFICATION NUMBER
AWAITING IDENTIFICATION NUMBER'.
/ / AWAITING TIN

PART III--EXEMPT HOLDERS--If you are an exempt holder, you must still certify your TIN by completing Part I and by signing and dating below. lease indicate your exempt status by writing 'EXEMPT' in the space provided to the right.

PART IV--CERTIFICATION--Under penalties of perjury, I certify that:

(1) The number shown on this form is my correct TIN (or I am waiting for a number to be issued to me), and

(2) I am not subject to backup withholding either because I have not been notified by the Internal Revenue Service ('IRS') that I am subject to backup withholding as a result of failure to report all interest or dividends, or the IRS has notified me that I am no longer subject to backup withholding.

     Certification Instructions--You must cross out item (2) above if you have been notified by the IRS that you are subject to backup withholding because of underreporting interest or dividends on your tax return. However, if you have since been notified by the IRS that you are no longer subject to back-up withholding, do not cross out item (2).

SIGNATURE       DATE


NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 31% OF ANY PAYMENTS AND DISTRIBUTIONS TO BE MADE TO YOU PURSUANT TO THE PLAN. PLEASE REVIEW THE ENCLOSED 'GUIDELINES FOR
CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9'.

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX IN
PART II OF SUBSTITUTE FORM W-9 ABOVE

CERTIFICATE OF TAXPAYER AWAITING IDENTIFICATION NUMBER

I CERTIFY, UNDER PENALTIES OF PERJURY, THAT A TAXPAYER IDENTIFICATION NUMBER HAS NOT BEEN ISSUED TO ME, AND THAT I MAILED OR DELIVERED AN APPLICATION TO RECEIVE A TAXPAYER IDENTIFICATION NUMBER TO THE APPROPRIATE INTERNAL REVENUE SERVICE CENTER OR SOCIAL SECURITY ADMINISTRATION OFFICE (OR I INTEND TO MAIL OR DELIVER AN APPLICATION IN THE NEAR FUTURE). I UNDERSTAND THAT IF I DO NOT PROVIDE A TAXPAYER IDENTIFICATION NUMBER TO THE DEBTORS BY 5:00 P.M., NEW YORK CITY TIME, ON SEPTEMBER 4, 1996, THE DEBTORS ARE REQUIRED TO WITHHOLD 31% OF ALL REPORTABLE PAYMENTS THEREAFTER MADE TO ME UNTIL I PROVIDE A NUMBER.



 SIGNATURE             DATE


                                       3

                      VOTING INFORMATION AND INSTRUCTIONS
                           FOR COMPLETING THE BALLOT

1. This Ballot is submitted to you to solicit whether you elect to subscribe to purchase a portion of additional REIT Stock, Offered Shares, under the Debtors' Second Amended Joint Plan of Reorganization of 237 Park Avenue Associates, L.L.C. and 1290 Associates, L.L.C., dated August 9, 1996 (the 'Joint Plan'), described in the accompanying disclosure statement, dated August 9, 1996 (the 'Disclosure Statement').

2. PLEASE INDICATE WHETHER OR NOT YOU ELECT TO SUBSCRIBE TO PURCHASE A PORTION OF ADDITIONAL REIT STOCK (SEE INSTRUCTION 3 BELOW). COMPLETE THE BALLOT BY PROVIDING ALL OF THE INFORMATION REQUESTED AND SIGN, DATE AND RETURN THIS BALLOT BY MAIL OR OVERNIGHT COURIER TO THE BALLOT AGENT (THE 'BALLOT AGENT'), AT THE FOLLOWING ADDRESSES:

PLAN BALLOTS
                             GEORGESON & COMPANY INC.
                             WALL STREET PLAZA
                             NEW YORK, NEW YORK 10005

      BALLOTS MUST BE ACTUALLY RECEIVED BY 5:00 P.M., NEW YORK CITY TIME, ON SEPTEMBER 4, 1996 (THE 'VOTING DEADLINE'). IF A BALLOT IS RECEIVED AFTER THE VOTING DEADLINE, IT WILL NOT BE COUNTED. AN ENVELOPE ADDRESSED TO THE BALLOT AGENT IS ENCLOSED FOR YOUR CONVENIENCE.

3. Under the Joint Plan, each Morgan Loan Lender may elect to subscribe to purchase a portion of additional REIT Stock equal to the product of such holder's pro rata share of the Morgan Loan Election Amount (i.e., the amount set forth in Item 1 of the Ballot divided by $902,603,492) multiplied by 923,076, as modified to the extent and the amount of a Conventional Financing Alternative. The price per share of additional REIT Stock will be calculated on the Confirmation Date and each Morgan Loan Lender subscribing to additional shares of REIT Stock will receive a notice on or after the Confirmation Date setting forth such price per share. ANY EXECUTED BALLOTS WHICH ARE TIMELY RECEIVED BUT WHICH DO NOT INDICATE AN ELECTION TO PURCHASE ADDITIONAL REIT STOCK PURSUANT TO SECTION 12.5 OF THE JOINT PLAN SHALL BE DEEMED TO CONSTITUTE AN ELECTION TO NOT PURCHASE ADDITIONAL REIT STOCK.

4. The Securities and Exchange Commission recognizes the following parties as accredited investors, capable of understanding and attending the financial risks associated with acquisition of unregistered securities:

       (i) financial institutions such as banks, savings and loan associations, insurance companies, registered investment companies, broker/dealer organizations, employee benefit/retirement plans, business development companies, or small business investment companies; (ii) directors, officers or general partners of the issuer, (iii) individuals who alone, or with a spouse, have net worths of over $1 million; (iv) individuals who alone had income in excess of $200,000 in the past two years (or with a spouse, in excess of $300,000) and had a reasonable expectation of doing as well in the current year, (v) trusts or business partnerships, with assets in excess of $5 million, that weren't formed for the purpose of acquiring the unregistered securities; and (vi) entities wholly owned by accredited investors. Please indicate if you are such an accredited investor by checking the appropriate box on the Ballot.

5. The Ballot does not constitute and shall not be deemed a proof of Claim or Equity Interest or an assertion of a Claim or Equity Interest.

                     PLEASE RETURN YOUR BALLOT PROMPTLY TO:

PLAN BALLOTS
                             GEORGESON & COMPANY INC.
                             WALL STREET PLAZA
                             NEW YORK, NEW YORK 10005

                           THE BALLOT AGENT WILL NOT
                    ACCEPT BALLOTS BY FACSIMILE TRANSMISSION

            IF YOU RECEIVED A DAMAGED BALLOT OR LOST YOUR BALLOT, OR
         IF YOU HAVE ANY QUESTIONS CONCERNING THE DISCLOSURE STATEMENT,
       THE JOINT PLAN, THIS BALLOT OR THE VOTING PROCEDURES, PLEASE CALL
                      THE BALLOT AGENT AT (212) 440-9800.

                                       4

BALLOT NO. 7
                         UNITED STATES BANKRUPTCY COURT
                     FOR THE SOUTHERN DISTRICT OF NEW YORK
 ......................................................................


IN RE:                         :
                                 CHAPTER 11 CASE NO.
237 PARK AVENUE ASSOCIATES, L.L.C.,
                               :  96 B 42177 (JLG) AND
AND 1290 ASSOCIATES, L.L.C.,      96 B 42178 (JLG)
                               :
DEBTORS.
(JOINTLY ADMINISTERED)


 ...............................................................

           BALLOT FOR SUBSCRIBING FOR ADDITIONAL SHARES OF REIT STOCK
         UNDER THE DEBTORS' SECOND AMENDED JOINT PLAN OF REORGANIZATION
          PURSUANT TO CHAPTER 11 OF THE UNITED STATES BANKRUPTCY CODE

                              MORGAN LOAN LENDERS

THE DATE AND TIME BY WHICH YOUR BALLOT MUST BE ACTUALLY RECEIVED BY THE BALLOT AGENT IS 5:00 P.M., NEW YORK CITY TIME, ON SEPTEMBER 4, 1996 OR YOUR BALLOT WILL NOT BE COUNTED

     This Ballot is submitted to you for subscription of additional shares of REIT Stock pursuant to that certain Second Amended Joint Plan of Reorganization of 237 Park Avenue Associates, L.L.C. and 1290 Associates, L.L.C., dated August 9, 1996 (the 'Joint Plan'), described in the accompanying disclosure statement, dated August 9, 1996 (the 'Disclosure Statement'). Unless otherwise defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Joint Plan. PLEASE READ THE VOTING INFORMATION AND INSTRUCTIONS ON THE REVERSE SIDE BEFORE COMPLETING THIS BALLOT.

PLEASE COMPLETE ITEMS 1, 2, 3, AND 4. ANY HOLDER THAT DOES NOT SUBMIT A BALLOT OR WHICH DOES NOT INDICATE AN ELECTION TO PURCHASE A PORTION OF ADDITIONAL REIT STOCK PURSUANT TO SECTION 12.5 OF THE JOINT PLAN SHALL BE DEEMED TO CONSTITUTE AN ELECTION TO NOT PURCHASE A PORTION OF ADDITIONAL REIT STOCK. IF THIS BALLOT IS NOT SIGNED ON THE APPROPRIATE LINES BELOW, THIS BALLOT WILL NOT BE VALID OR COUNTED AS HAVING BEEN CAST.

     ITEM 1. ELECTION CLASSIFICATION AND AMOUNT. The undersigned is a holder of an election amount in the aggregate unpaid principal amount of $________________________ (the 'Election Amount').

     ITEM 2. REIT STOCK SUBSCRIPTION. The undersigned chooses

/ / to ELECT to purchase a portion of additional REIT Stock. If you / / Not to ELECT to purchase a choose to purchase a portion of additional REIT Stock, Offered portion of additional REIT Shares, YOU MUST RETURN A DULY EXECUTED SUBSCRIPTION AGREEMENT WITH Stock.
    YOUR BALLOT.


     ITEM 3. ACKNOWLEDGMENTS. By signing this Ballot, the undersigned acknowledges receipt of the Disclosure Statement and other applicable solicitation materials and certifies that the undersigned is a Morgan Loan Lender.

     ITEM 4. ACCREDITED INVESTOR. In order to receive New Notes and shares of REIT Stock, each holder must be an 'accredited investor.' By checking the following box, the undersigned has read the instructions contained in paragraph 6 with respect to the parties recognized by the Securities and Exchange Commission as 'accredited investors' and acknowledges that the undersigned is an accredited investor.

/ / The undersigned is an 'ACCREDITED INVESTOR,' as defined in Regulation D of the Securities Act of 1933, as amended.


PRINT OR TYPE NAME OF CLAIMANT:_________________
SOCIAL SECURITY OR FEDERAL TAX I.D. NO.

(OPTIONAL):_____________________________________

SIGNATURE:______________________________________
IF BY AUTHORIZED AGENT, NAME AND TITLE:_________
NAME OF INSTITUTION:____________________________
STREET ADDRESS:_________________________________
CITY, STATE, ZIP CODE:__________________________
TELEPHONE NUMBER:_______________________________
DATE COMPLETED:_________________________________

                           IMPORTANT TAX INFORMATION

Under federal income tax laws, you (as payee) are required by law to provide 237 Park Avenue Associates, L.L.C. and 1290 Associates, L.L.C. (collectively, the 'Debtors') your correct taxpayer identification number ('TIN'). If you are an individual, your TIN is your social security number. If the Debtors are not provided with your correct TIN, you may be subject to a $50 penalty imposed by the Internal Revenue Service. In addition, payments and distributions to be made to you pursuant to that certain Second Amended Joint Plan of Reorganization of 237 Park Avenue Associates, L.L.C. and 1290 Associates, L.L.C., dated August 9, 1996 (the 'Joint Plan'), may be subject to 'backup withholding' for federal income tax purposes.

Each holder generally is required to provide the Debtors with its correct TIN on Substitute Form W-9 below. Certain holders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. Exempt holders must still provide the Debtors with their TIN on Substitute Form W-9, and should indicate their exempt status by writing 'EXEMPT' in Part III of the Substitute Form W-9. In order for a foreign individual to qualify as an exempt recipient, that holder must submit a statement, signed under penalties of perjury, attesting to that individual's exempt status. Forms for such statement can be obtained from the Debtors. See the enclosed 'Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9' for additional information.

If backup withholding applies, the Debtors are required to withhold 31% of any interest, dividends or other reportable payments made to you. Backup withholding is not an additional federal income tax. Rather, the federal income tax liability of a holder subject to backup withholding will be reduced by the amount withheld. If withholding results in an overpayment of taxes, a refund may be obtained from the Internal Revenue Service. IT IS POSSIBLE THAT THE CASH PORTION OF THE DISTRIBUTIONS TO BE MADE TO YOU UNDER THE PLAN MAY BE INSUFFICIENT TO SATISFY THE AMOUNT REQUIRED TO BE WITHHELD. IN SUCH EVENT, THE DEBTORS WILL HOLD BACK THE ENTIRE DISTRIBUTION PENDING THE SALE OF A SUFFICIENT PORTION OF THE NON-CASH DISTRIBUTION, OR THE RECEIPT FROM YOU OF CASH, SUFFICIENT TO ALLOW THE DEBTORS TO SATISFY ITS WITHHOLDING OBLIGATION IN RESPECT OF DISTRIBUTIONS TO BE MADE TO YOU.

COMPLETING SUBSTITUTE FORM W-9

To prevent backup federal income tax withholding in connection with distributions to be received pursuant to the Plan, you must provide the Debtors with your correct TIN by completing the Substitute Form W-9 below, certifying that the TIN provided on Substitute Form W-9 is correct and that either (1) you have not been notified by the Internal Revenue Service that you are subject to backup withholding or (2) the Internal Revenue Service has notified you that you are no longer subject to backup withholding. If you are an exempt holder, you must also provide the Debtors with your correct TIN by completing the Substitute Form W-9, and should indicate your exempt status by writing 'EXEMPT' in Part III of the Substitute Form W-9. If you are subject to backup withholding, please cross out Item Number 2 in
Part IV of the Substitute Form W-9. If you have not been issued a TIN and have applied for one, or if you intend to apply for one in the near future, please check the box in Part II of the Substitute Form W-9, and sign and date both the Substitute Form W-9 and the 'Certificate of Taxpayer Awaiting Identification Number'. Please return the Substitute Form W-9 with your ballot to the Ballot Agent by 5:00 p.m., New York City Time, on September 4, 1996. If you fail to do so, the Debtors will withhold 31% from any payments and distributions made to you thereafter until a TIN and new Substitute Form W-9 are provided to the Debtors.

                                       2

WHAT TAXPAYER IDENTIFICATION NUMBER TO PROVIDE

     You are required to provide the Debtors the social security number or employer identification number of the record holder of the Claim held by you. If the Claim is in more than one name or is not in the name of the actual owner, consult the enclosed 'Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9' for additional guidance on which number to report.

SUBSTITUTE
PART I--TIN--PLEASE PROVIDE YOUR TIN
PART II--AWAITING TIN--IF YOU HAVE NOT BEEN
FORM W-9
IN THE SPACE PROVIDED AND CERTIFY BY
ISSUED A TIN BUT HAVE APPLIED FOR ONE, OR INTEND TO
DEPARTMENT OF THE TREASURY
SIGNING AND DATING BELOW.
APPLY FOR ONE IN THE NEAR FUTURE, PLEASE CHECK THE
INTERNAL REVENUE SERVICE
BOX PROVIDED AND CERTIFY BY SIGNING AND DATING PART
PAYER'S REQUEST FOR TAXPAYER   SOCIAL SECURITY NUMBER OR
IV AND THE 'CERTIFICATE OF TAXPAYER
IDENTIFICATION NUMBER (TIN)
EMPLOYER IDENTIFICATION NUMBER
AWAITING IDENTIFICATION NUMBER'.
/ / AWAITING TIN

PART III--EXEMPT HOLDERS--If you are an exempt holder, you must still certify your TIN by completing Part I and by signing and dating below. Please indicate your exempt status by writing 'EXEMPT' in the space provided to the right.

PART IV--CERTIFICATION--Under penalties of perjury, I certify that:

(1) The number shown on this form is my correct TIN (or I am waiting for a number to be issued to me), and

(2) I am not subject to backup withholding either because I have not been notified by the Internal Revenue Service ('IRS') that I am subject to backup withholding as a result of failure to report all interest or dividends, or the IRS has notified me that I am no longer subject to backup withholding.

     Certification Instructions--You must cross out item (2) above if you have been notified by the IRS that you are subject to backup withholding because of underreporting interest or dividends on your tax return. However, if you have since been notified by the IRS that you are no longer subject to back-up withholding, do not cross out item (2).

SIGNATURE              DATE


NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 31% OF ANY PAYMENTS AND DISTRIBUTIONS TO BE MADE TO YOU PURSUANT TO THE PLAN. PLEASE REVIEW THE ENCLOSED 'GUIDELINES FOR
CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9'.

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX IN
PART II OF SUBSTITUTE FORM W-9 ABOVE

             CERTIFICATE OF TAXPAYER AWAITING IDENTIFICATION NUMBER

   I CERTIFY, UNDER PENALTIES OF PERJURY, THAT A TAXPAYER IDENTIFICATION NUMBER HAS NOT BEEN ISSUED TO ME, AND THAT I MAILED OR DELIVERED AN APPLICATION TO RECEIVE A TAXPAYER IDENTIFICATION NUMBER TO THE APPROPRIATE INTERNAL REVENUE SERVICE CENTER OR SOCIAL SECURITY ADMINISTRATION OFFICE (OR I INTEND TO MAIL OR DELIVER AN APPLICATION IN THE NEAR FUTURE). I UNDERSTAND THAT IF I DO NOT PROVIDE A TAXPAYER IDENTIFICATION NUMBER TO THE DEBTORS BY 5:00 P.M., NEW YORK CITY TIME, ON SEPTEMBER 4, 1996, THE DEBTORS ARE REQUIRED TO WITHHOLD 31% OF ALL REPORTABLE PAYMENTS THEREAFTER MADE TO ME UNTIL I PROVIDE A NUMBER.



 SIGNATURE              DATE


                                       3

                      VOTING INFORMATION AND INSTRUCTIONS
                           FOR COMPLETING THE BALLOT

1. This Ballot is submitted to you to solicit your vote to accept or reject the Debtors' Second Amended Joint Plan of Reorganization of 237 Park Avenue Associates, L.L.C. and 1290 Associates, L.L.C., dated August 9, 1996 (the 'Joint Plan'), described in the accompanying disclosure statement, dated August 9, 1996 (the 'Disclosure Statement').

2. PLEASE INDICATE ACCEPTANCE OR REJECTION OF THE JOINT PLAN IN THE BOX INDICATED. COMPLETE THE BALLOT BY PROVIDING ALL OF THE INFORMATION REQUESTED AND SIGN, DATE AND RETURN THIS BALLOT BY MAIL OR OVERNIGHT COURIER TO THE BALLOT AGENT (THE 'BALLOT AGENT'), AT THE FOLLOWING
ADDRESSES:

                            PLAN BALLOTS
                            GEORGESON & COMPANY INC.
                            WALL STREET PLAZA
                            NEW YORK, NEW YORK 10005

   BALLOTS MUST BE ACTUALLY RECEIVED BY 5:00 P.M., NEW YORK CITY TIME, ON SEPTEMBER 4, 1996 (THE 'VOTING DEADLINE'). IF A BALLOT IS RECEIVED AFTER THE VOTING DEADLINE, IT WILL NOT BE COUNTED. AN ENVELOPE ADDRESSED TO THE BALLOT AGENT IS ENCLOSED FOR YOUR CONVENIENCE.

3. You must vote all of your Claims within a single Class under the Joint Plan to either accept or reject the Joint Plan. Accordingly, a Ballot that partially rejects and partially accepts the Joint Plan will not be counted.

4. The Ballot does not constitute and shall not be deemed a proof of Claim or Equity Interest or an assertion of a Claim or Equity Interest.

                     PLEASE RETURN YOUR BALLOT PROMPTLY TO:

                            PLAN BALLOTS
                            GEORGESON & COMPANY INC.
                            WALL STREET PLAZA
                            NEW YORK, NEW YORK 10005

                            THE BALLOT AGENT WILL NOT
                    ACCEPT BALLOTS BY FACSIMILE TRANSMISSION

     IF YOU RECEIVED A DAMAGED BALLOT OR LOST YOUR BALLOT, OR IF YOU HAVE ANY CONCERNING THE DISCLOSURE STATEMENT, THE JOINT PLAN, THIS BALLOT OR THE VOTING PROCEDURES, PLEASE CALL THE BALLOT AGENT AT (212) 440-9800.

                                       4

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
 .........................................................................


IN RE:                                      :
                                              CHAPTER 11 CASE NOS.
237 PARK AVENUE ASSOCIATES, L.L.C.
                                            : 96 B 42177 AND
AND 1290 ASSOCIATES, L.L.C.                   96 B 42178 (JLG)
                                            :
DEBTORS.
(JOINTLY ADMINISTERED)

 ........................................................................

               NOTICE OF (A) HEARING TO CONSIDER CONFIRMATION OF
           DEBTORS' JOINT PLAN OF REORGANIZATION AND (B) DEADLINE FOR
              (I) VOTING ON DEBTORS' JOINT PLAN OF REORGANIZATION,
           ELECTING FORMS OF DISTRIBUTIONS THEREUNDER AND SUBSCRIBING
           FOR ADDITIONAL SHARES OF REIT STOCK AND (II) OBJECTING TO
                CONFIRMATION OF THE JOINT PLAN OF REORGANIZATION

NOTICE IS HEREBY GIVEN THAT:

          1. A hearing to consider confirmation of that certain Second Amended Joint Plan of Reorganization of 237 Park Avenue Associates, L.L.C. and 1290 Associates L.L.C., dated August 9, 1996 (the 'Joint Plan') and any objections or proposed amendments thereto and any other matter that may properly come before the Court will be held before the Honorable James L. Garrity, Jr., United States Bankruptcy Judge in Room 610-2 of the United States Bankruptcy Court, Alexander Hamilton Custom House, One Bowling Green, New York, New York 10004-1408, on September 11, 1996, at 2:00 p.m., or such later date and time determined by the Court.

          2. Any objection to confirmation of the Joint Plan must be made in writing, state that it is an objection to confirmation of the Joint Plan, indicate the nature of the objection and the legal basis therefor, and be filed with and received by the Bankruptcy Court, with two (2) copies to chambers, and served upon and received by the parties listed below, together with proof of service, on or before August 28, 1996 at 5:00 p.m. (Eastern Daylight Time):

                           WEIL, GOTSHAL & MANGES LLP
                            767 Fifth Avenue
                            New York, NY 10153
                            Attn: Brian S. Rosen, Esq.
                            Attorneys for the Debtors
                            BATTLE FOWLER LLP
                            75 East 55th Street
                            New York, NY 10022
                            Attn: Douglas Furth, Esq.
                            Attorneys for the Ad Hoc Committee of
                            $970 Million Noteholders
                            237 PARK AVENUE ASSOCIATES, L.L.C.
                            1290 ASSOCIATES, L.L.C.
                            c/o Olympia & York Companies (U.S.A.)
                            237 Park Avenue
                            New York, NY 10017
                            Attn: Andrew P. Seidman
                            OFFICE OF THE UNITED STATES TRUSTEE
                            80 Broad Street
                            New York, NY 10004
                            Attn: Mary Tom, Esq.

UNLESS AN OBJECTION IS TIMELY SERVED AND FILED IN ACCORDANCE WITH THIS NOTICE, SUCH OBJECTION WILL NOT BE CONSIDERED BY THE BANKRUPTCY COURT.

          3. The date and time fixed as the last date to (i) vote to accept or reject the Joint Plan, (ii) electing forms of distributions under the Joint Plan and (iii) subscribing for additional shares of REIT Stock is September 4, 1996 by 5:00 p.m., New York City time (the 'Voting Deadline'). In order to be counted, ballots must be received by the Voting Deadline by Georgeson & Company Inc., Wall Street Plaza, New York, New York 10005. Any requests for the Joint Plan and/or a ballot should be made to Georgeson & Company Inc. at the above-listed address or (212) 440-9800.

Dated: New York, New York
       August 9, 1996

                                 BY ORDER OF THE COURT

                                 ____/S/ JAMES L. GARRITY, JR.____
                                 UNITED STATES BANKRUPTCY JUDGE

WEIL, GOTSHAL & MANGES LLP
Attorneys for the Debtors
  and Debtors in Possession
767 Fifth Avenue
New York, New York 10153
(212) 310-8000

                                       2

                             SUBSCRIPTION AGREEMENT
                                 (DISTRIBUTEES)

     SUBSCRIPTION AGREEMENT (this 'Agreement'), dated as of               ,
1996 by and between Metropolis Realty Trust, Inc., a Maryland corporation (the 'Company') and a ('Purchaser'). Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Second Amended Joint Plan of Reorganization of 237 Park Avenue Associates, L.L.C. and 1290 Associates, L.L.C. filed under title 11 of the United States Code, 11 U.S.C. Sections 101 et seq. (the 'Plan').

                                R E C I T A L S:

     WHEREAS, pursuant to the Plan, the Company has distributed Subscription Rights to Distributees, entitling such Distributees to exercise such Subscription Rights to purchase up to an aggregate number of shares (the 'Offered Shares') of the Company's common stock, par value $10.00 per share (the 'Common Stock') equal to the product of (x) 12,000,000 shares of REIT Stock, multiplied by (y) a fraction, the numerator of which is $20,000,000 and the denominator of which is $660,000,000 minus the gross proceeds from the consummation of the Conventional Financing Alternative (or, if the Conventional Financing Alternative is not consummated, $400,000,000), for a fixed exercise price per share equal to $20,000,000 divided by the number of Offered Shares (the 'Subscription Price'), pursuant to the terms and conditions of the Plan;

     WHEREAS, Purchaser is a Distributee under the Plan; and

     WHEREAS, Purchaser desires to exercise Subscription Rights to purchase from the Company, and the Company desires to issue and sell to Purchaser, the number of shares of Common Stock (the 'Shares') for which Distributee has exercised Subscription Rights.

     NOW, THEREFORE, in consideration of the mutual covenants and on the terms and conditions contained herein, and for other good, valid and binding consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

  1. Exercise of Subscription Rights and Purchase of Shares

     1.1. Exercise of Subscription Rights for Shares by the Purchaser. Upon the terms and subject to the conditions of this Agreement, Purchaser hereby exercises Subscription Rights for and agrees to purchase, and the Company hereby agrees to issue and sell to Purchaser, at the Closing (as hereinafter defined) the number of Shares for which Purchaser has elected to exercise Subscription Rights as set forth in this Section 1.1 for an aggregate purchase price (the 'Purchase Price') equal to the number of Shares for which Purchaser has elected to exercise Subscription Rights as set forth in this Section 1.1, multiplied by the Subscription Price; provided, that (i) if the Purchaser is a holder of a Senior Claim, the Company shall not be required to sell to Purchaser a number of Shares greater than an amount equal to the Offered Shares multiplied by such Purchaser's Pro Rata portion of the Election Amount, and (ii) if the Purchaser is a Morgan Loan Lender, the Company shall not be required to sell to Purchaser a number of Shares greater than an amount equal to the Offered Shares multiplied by such Purchaser's share of the Morgan Loan, as determined by the Morgan Loan Agent. The maximum number of shares (determined in the manner set forth in clause (i) or clause (ii), as applicable, of the immediately preceding sentence) that the Company is required to sell to a Purchaser is hereinafter referred to as the 'Maximum Share Number.'

     CHECK ONE BOX ONLY. IF YOU CHECK THE FIRST BOX, FILL IN THE BLANK ON THE FIRST LINE OPPOSITE SUCH BOX.

     / / Purchaser hereby exercises Subscription Rights to purchase Shares of Common Stock. (If you enter a number of Shares of Common Stock greater than the Maximum Share Number, you will only be entitled to purchase, and the Company will only be required to sell to you, a number of Shares of Common Stock equal to the Maximum Share Number.)

     / / If Purchaser is a holder of a Senior Claim, Purchaser hereby exercises Subscription Rights to purchase a number of Shares equal to 93% of the Offered Shares multiplied by such Purchaser's Pro Rata portion of the Election Amount.

     / / If Purchaser is a Morgan Loan Lender, Purchaser hereby exercises Subscription Rights to purchase a number of Shares equal to 7% of the Offered Shares multiplied by such Purchaser's share of the Morgan Loan, as determined by the Morgan Loan Agent.

     1.2. Closing; Deliveries.

     (a) As soon as practicable after the Confirmation Date, the Company shall cause a notice to be sent by overnight delivery service to Purchaser, setting forth the maximum amount of cash that Purchaser is required to pay for Shares subject to its Subscription Rights (assuming for purposes of determining the amount of cash to be delivered to the Escrow Agent (as hereinafter defined) that Purchaser is to receive the Maximum Share Number). Within ten (10) Business Days after the date of such notice, Purchaser shall deliver such amount to an escrow agent (selected by the Debtors upon Noteholder Consent) identified in such notice (the 'Escrow Agent') and otherwise in accordance with the instructions (approved by order of the Bankruptcy Court) set forth in such notice. If Purchaser fails to deliver such amount in accordance with the instructions set forth in the notice, Purchaser shall be conclusively deemed not to have purchased such Shares and such Shares shall become Unsubscribed Shares to be purchased by the Property Manager/Leasing Agent pursuant to the Property Manager Subscription Agreement. All funds held in escrow by the Escrow Agent, as agent for the Purchaser, pursuant to the Plan shall be deemed held for any successor or assign of Purchaser. When the actual number of Offered Shares to be issued (and the Subscription Price therefor) is finally determined, the Escrow Agent will refund to Purchaser any amount deposited with the Escrow Agent by Purchaser in excess of the Purchase Price.

     (b) The closing (the 'Closing') of the transactions contemplated by this Agreement shall take place at the offices of Battle Fowler LLP, 75 East 55th Street, New York, New York 10022 or such other place as may be agreed to by the parties at 9:00 A.M. New York City Time on the Effective Date. The date of such Closing is hereinafter referred to as the 'Closing Date.'

     (c) At the Closing, the Escrow Agent, as agent for the Purchaser, shall deliver to the Company, against delivery of a stock certificate or stock certificates (the 'Stock Certificates') representing the number of Shares purchased by Purchaser hereunder, an amount in cash (payable by wire transfer or intrabank transfer to the Company to a bank account to be designated by the Company at least two Business Days prior to the Closing) equal to the Purchase Price.

     (d) At the Closing, the Company shall deliver to the Escrow Agent, as agent for the Purchaser, against delivery by the Escrow Agent, as agent for the Purchaser, of the Purchase Price, a duly issued Stock Certificate or Stock Certificates, representing the number of Shares for which Purchaser has elected to exercise Subscription Rights as set forth in Section 1.1 hereof.

  2. Representations, Warranties and Acknowledgments of Purchaser.

     Purchaser hereby represents, warrants and acknowledges to the Company as follows:

     2.1. Execution, Delivery and Performance. Purchaser has full right, power and authority to execute and deliver this Agreement and to perform Purchaser's obligations hereunder. This Agreement has been duly authorized, executed and delivered by or on behalf of Purchaser and is valid, binding and enforceable against Purchaser in accordance with its terms subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect and affecting creditors' rights generally and to general equity principles.

     2.2. Investment and Other Representations.

     (a) Purchaser is acquiring the Shares solely for investment for Purchaser's account and not with a view to, or for resale in connection with, the distribution or other disposition thereof, except for such distributions and dispositions which are effected in compliance with (i) the Securities Act of 1933, as amended (the 'Securities Act'), and the rules and regulations of the Securities and Exchange Commission promulgated thereunder and (ii) applicable state securities laws.

     (b) Purchaser understands that (i) the purchase of the Shares involves a high degree of risk of loss of Purchaser's investment therein, (ii) there are substantial restrictions on the transferability of the Shares under the provisions of the Securities Act and applicable state securities laws, and
(iii) on the Closing Date and for an indeterminate period following the Closing there will be no public market readily available to liquidate Purchaser's investment in the Shares.

     (c) Purchaser has been given the opportunity to examine all documents which the Company has delivered to or made available for inspection by Purchaser related to and, if applicable, to be entered into by the Company in connection with the transactions contemplated by this Agreement, including, without limitation, (a) the articles of incorporation of the Company as filed with the Department of Assessments and Taxation of the State of Maryland and the form of by-laws adopted by the board of directors of the Company and (b) a copy of all documents annexed as Exhibits to the Plan. The Company has also provided Purchaser with the opportunity to ask questions of, and receive answers from, the Company and its representatives concerning the terms and conditions of the purchase of the Shares and to obtain any additional information necessary to verify the information contained in the aforementioned documents.

     (d) Purchaser is an 'accredited investor' under one of the categories set forth in Rule 501(a)(1) through (8) (inclusive) promulgated under the Securities Act.

     2.3. Shares Unregistered. Purchaser acknowledges that Purchaser has been advised that: (i) the Shares have not been registered under the Securities Act, (ii) a transfer of the Shares will require the availability of an exemption under the Securities Act (it being understood that Rule 144 promulgated under the Securities Act is not presently available with respect to the sales of any securities of the Company, and when and if the Shares may be disposed of without registration in reliance on Rule 144, such disposition can be made only in limited amounts in accordance with the terms and conditions of such Rule), (iii) restrictive legends in the form set forth in Section 5.1 hereof shall be placed on the certificates and
(iv) a notation shall be made in the appropriate records of the Company indicating that the Shares are subject to restrictions on transfer and, if the Company should at some time in


                                       2

the future engage the service of a securities transfer agent, appropriate stop-transfer instructions will be issued to such transfer agent with respect to the Shares.

  3. Representations and Warranties of the Company

     The Company represents and warrants to the Purchaser as follows:

     3.1 Execution, Delivery and Performance. The Company has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly authorized, executed and delivered by the Company and is valid, binding and enforceable against the Company in accordance with its terms.

     3.2. Shares Duly Authorized. The Shares to be issued to Purchaser pursuant to this Agreement, when issued and delivered in accordance with the terms of this Agreement and upon receipt by the Company of the Purchase Price from Escrow Agent, as agent for the Purchaser, will be duly and validly issued and will be fully paid and non-assessable.

     3.3. No Conflict. Neither the execution and delivery nor the performance of this Agreement by the Company will conflict with the Company's articles of incorporation or by-laws or result in a breach of any terms or provisions of, or constitute a default under, the Plan, or any contract, agreement or instrument to which the Company is a party or by which the Company is bound.

     3.4. Capitalization. The Company is authorized to issue 50,000,000 shares of Common Stock. After giving effect to the transactions contemplated by the Plan, this Agreement and all other agreements (the 'Other Subscription Agreements'), with the other purchasers (the 'Other Purchasers') pursuant to which the Company will issue shares of Common Stock, 12,000,000 shares of Common Stock plus the Offered Shares will be issued and outstanding. Except as described above and except for the transactions contemplated by this Agreement and the Other Subscription Agreements, the Company will not (a) have outstanding any capital stock or securities convertible into or exchangeable for any shares of its capital stock and no person will have any right to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance of, any calls, commitments or other claims relating to, any capital stock or any stock or securities convertible into or exchangeable for any capital stock of the Company or (b) be subject to any obligation to repurchase or otherwise acquire or retire any shares of its capital stock or any convertible securities, rights or options of the type described in clause (i) above.

  4. Conditions to Closing

     The obligations of each party hereto to effect the transactions contemplated by this Agreement are subject to the fulfillment at or prior to the Closing of the following conditions:

     4.1. Representations and Warranties. The representations and warranties of the Company and Purchaser contained in this Agreement shall be true and correct in all material respects when made and at and as of the Closing.

     4.2. Concurrent Sales. The Company shall have contemporaneously delivered to the Escrow Agent, as agent for the Other Purchasers, and sold to Purchaser and each Other Purchaser the shares of Common Stock to be purchased by such Other Purchasers pursuant to the Other Subscription Agreements and shall have received payment therefor in full.

     4.3. Compliance with Securities Laws. The offering and sale of the Shares to be issued at the Closing under this Agreement shall have complied with all applicable requirements of Federal and state securities law.

     4.4. Effective Date. The Effective Date shall have occurred on or prior to the Closing Date.

  5. Miscellaneous

     5.1. Legend. Each Stock Certificate issued to Purchaser hereunder shall bear the restrictive legend set forth in this Section 5.1:

     'THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, ASSIGNED, OR OTHERWISE TRANSFERRED OR DISPOSED OF EXCEPT IN COMPLIANCE WITH SUCH ACT AND THE APPLICABLE RULES AND REGULATIONS THEREUNDER.'

     5.2. Survival of Representations and Warranties. All covenants, agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement and delivery of the Shares and payment therefor and, notwithstanding any investigation heretofore or hereafter made by Purchaser or on Purchaser's behalf, shall continue in full force and effect.

     5.3. Entire Agreement. This Agreement contains the entire agreement between the parties hereto in respect of the subject matter contained herein and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

                                       3

     5.4. Binding Effect, Benefits. This Agreement and all the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     5.5. Amendment, Modification and Waiver. This Agreement may be amended or modified, or any provision hereof may be waived, provided that such amendment or waiver is set forth in a writing executed by the Company and Purchaser. No course of dealing between or among any parties to this Agreement will be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any party hereto.

     5.6. Headings. The headings of the sections of this Agreement are inserted for convenience only and shall not constitute a part hereof.

     5.7. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

     5.8. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the conflicts of law provisions thereof.

     5.9. Further Assurances. Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated thereby.

     5.10. Termination. Purchaser may terminate this Agreement, upon written notice to the Company, at any time after December 15, 1996.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by an officer duly authorized and Purchaser has caused this Agreement to be executed by a duly authorized signatory or officer in each case as of the date first above written.

                       METROPOLIS REALTY TRUST, INC.

                       By:______________________________________
                       Name:
                       Title:

                       PURCHASER
                       By:______________________________________
                       Name:
                       Title: